THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS SUBJECT TO COMPLETION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO PURCHASE BE ACCEPTED PRIOR TO THE TIME A FINAL PROSPECTUS SUPPLEMENT IS DELIVERED. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO PURCHASE THESE SECURITIES, NOR WILL THERE BE ANY SALE OF THESE SECURITIES, IN ANY JURISDICTION WHERE THAT OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION DATED NOVEMBER 10, 2003
           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 10, 2003
                                  $822,999,000
                                  (Approximate)
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-C5
              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    depositor

                             COLUMN FINANCIAL, INC.
                         PNC BANK, NATIONAL ASSOCIATION
                          KEYBANK NATIONAL ASSOCIATION
                              mortgage loan sellers

                                   ----------

     We, Credit Suisse First Boston Mortgage Securities Corp., intend to establish a trust fund. The primary assets of that trust fund will consist of a segregated pool of commercial and multifamily mortgage loans. The trust fund will issue 24 classes of certificates, 8 of which are being offered by this prospectus supplement, as listed below. The trust fund will pay interest and/or principal monthly, commencing in January 2004. The offered certificates represent obligations of the trust fund only and do not represent obligations of or interests in us or any of our affiliates. We do not intend to list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

     The underwriters have agreed to purchase the offered certificates from us at a price of % of the total initial principal balance of the offered certificates plus accrued interest from December 1, 2003. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-33 OF THIS PROSPECTUS SUPPLEMENT.

                          APPROXIMATE        INITIAL
                         TOTAL INITIAL     PASS-THROUGH     ASSUMED FINAL        RATED FINAL      EXPECTED RATINGS
OFFERED CLASS          PRINCIPAL BALANCE       RATE       DISTRIBUTION DATE   DISTRIBUTION DATE      S&P/FITCH
-------------          -----------------   ------------   -----------------   -----------------   ----------------
Class A-1...........     $    58,211,000              %       June 2008         December 2036         AAA/AAA
Class A-2...........     $   174,823,000              %    September 2008       December 2036         AAA/AAA
Class A-3...........     $   115,604,000              %      March 2013         December 2036         AAA/AAA
Class A-4...........     $   370,304,000              %     November 2013       December 2036         AAA/AAA
Class B.............     $    39,416,000              %     November 2013       December 2036          AA/AA
Class C.............     $    15,766,000              %     November 2013       December 2036         AA-/AA-
Class D.............     $    31,532,000              %     November 2013       December 2036           A/A
Class E.............     $    17,343,000              %     December 2013       December 2036          A-/A-

     Delivery of the offered certificates, in book-entry form only, will be made
on or about December   , 2003.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Credit Suisse First Boston LLC will act as lead and book running manager.

CREDIT SUISSE FIRST BOSTON
            PNC CAPITAL MARKETS, INC.
                        McDONALD INVESTMENTS
                           A KEYCORP COMPANY
                                     WaMu CAPITAL CORP.
                                                MERRILL LYNCH & CO.

          The date of this prospectus supplement is November   , 2003.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

IMPORTANT NOTICE ABOUT INFORMATION
    PRESENTED IN THIS PROSPECTUS SUPPLEMENT
    AND THE ACCOMPANYING PROSPECTUS....................................S-4
NOTICE TO RESIDENTS OF THE UNITED KINGDOM..............................S-4
SUMMARY OF PROSPECTUS SUPPLEMENT.......................................S-5
RISK FACTORS..........................................................S-33
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT..................S-53
FORWARD-LOOKING STATEMENTS............................................S-53
DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS..........................S-53
DESCRIPTION OF THE OFFERED CERTIFICATES..............................S-114
YIELD AND MATURITY CONSIDERATIONS....................................S-134
THE POOLING AND SERVICING AGREEMENT..................................S-138
FEDERAL INCOME TAX CONSEQUENCES......................................S-164
ERISA CONSIDERATIONS.................................................S-166
LEGAL INVESTMENT.....................................................S-169
CERTAIN LEGAL ASPECTS................................................S-170
USE OF PROCEEDS......................................................S-170
UNDERWRITING.........................................................S-171
LEGAL MATTERS........................................................S-172
RATING...............................................................S-172
GLOSSARY.............................................................S-174

                        SCHEDULE TO PROSPECTUS SUPPLEMENT

SCHEDULE I   --  RATES USED IN DETERMINATION OF CLASS A-SP AND CLASS A-X
                 PASS-THROUGH RATES

                        EXHIBITS TO PROSPECTUS SUPPLEMENT

EXHIBIT A-1  --  CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND THE
                 RELATED MORTGAGED REAL PROPERTIES

EXHIBIT A-2  --  MORTGAGE POOL INFORMATION

EXHIBIT A-3  --  TERM SHEET

EXHIBIT B    --  FORM OF TRUSTEE REPORT

EXHIBIT C    --  DECREMENT TABLES FOR THE OFFERED CERTIFICATES

EXHIBIT D    --  GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

                                   PROSPECTUS

IMPORTANT NOTICE ABOUT THE INFORMATION
    PRESENTED IN THIS PROSPECTUS ........................................3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE........................3
SUMMARY OF PROSPECTUS....................................................4
RISK FACTORS............................................................12
CAPITALIZED TERMS USED IN THIS PROSPECTUS...............................29
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.....................29
USE OF PROCEEDS.........................................................29
DESCRIPTION OF THE TRUST ASSETS.........................................30
YIELD AND MATURITY CONSIDERATIONS.......................................53
DESCRIPTION OF THE CERTIFICATES.........................................59
DESCRIPTION OF THE GOVERNING DOCUMENTS..................................67
DESCRIPTION OF CREDIT SUPPORT...........................................77
LEGAL ASPECTS OF MORTGAGE LOANS.........................................79
FEDERAL INCOME TAX CONSEQUENCES.........................................90
STATE AND OTHER TAX CONSEQUENCES.......................................124
ERISA CONSIDERATIONS...................................................124
LEGAL INVESTMENT.......................................................127
PLAN OF DISTRIBUTION...................................................129
LEGAL MATTERS..........................................................130
FINANCIAL INFORMATION..................................................130
RATING.................................................................130
GLOSSARY...............................................................132

                                   ----------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

     UNTIL FEBRUARY    , 2004 (90 DAYS AFTER THE COMMENCEMENT OF THE OFFERING),
ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail--

     - the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

     - this prospectus supplement, which describes the specific terms of the offered certificates.

You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at: the midwest regional office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and the northeast regional office, 233 Broadway, New York, New York 10279. Copies of these materials can also be obtained electronically through the SEC's internet web site (http://www.sec.gov).

     The photographs of mortgaged real properties included in this prospectus supplement are not representative of all the mortgaged real properties that secure the mortgage loans expected to back the offered certificates or of any particular type of mortgaged real property.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Table of Contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The certificates may only be sold or offered to, and this prospectus supplement and any other invitation or inducement to buy or participate in the certificates may only be communicated to, persons who (i) are outside the United Kingdom; or (ii) have professional experience of participating in unregulated collective investment schemes and of matters relating to investments falling within both Article 14(5) of the Financial Services Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (the "CIS Order") and
Article 19(5) of the Financial Services and Markets Act (Financial Promotion) Order 2000 (the "FP Order"); or (iii) are persons falling within Article 22(2)(a) to (d) ("high net worth companies, unincorporated in associations, etc.") of the CIS Order and Article 49(2) of the FP Order (such persons together referred to as "Relevant Persons"). The certificates to which this prospectus supplement relates are available only to Relevant Persons and this prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this communication relates is available only to the Relevant Persons and will be engaged in only with Relevant Persons. Any underwriter communicating any information relating to this prospectus supplement or the certificates in the United Kingdom should be responsible for compliance with all applicable provisions of the Financial Services and Markets Act 2000 and any regulations made thereunder in so doing.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

     To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

     This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

                              TRANSACTION OVERVIEW

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2003-C5 Commercial Mortgage Pass-Through Certificates. The series 2003-C5 certificates will consist of 24 classes. The table below identifies and specifies various characteristics for 21 of those classes.

                                         APPROXIMATE
                                            % OF                                           ASSUMED
                        INITIAL TOTAL       TOTAL                     PASS-     INITIAL    WEIGHTED
           EXPECTED       PRINCIPAL        INITIAL     APPROXIMATE  THROUGH      PASS-     AVERAGE    ASSUMED    ASSUMED FINAL
            RATINGS       BALANCE OR      PRINCIPAL      CREDIT       RATE      THROUGH     LIFE     PRINCIPAL   DISTRIBUTION
 CLASS     S&P/FITCH   NOTIONAL AMOUNT     BALANCE       SUPPORT   DESCRIPTION   RATE      (YEARS)     WINDOW        DATE
------    -----------  ---------------   -----------   ----------- -----------  -------    --------  ---------   -------------
A-1         AAA/AAA    $    58,211,000       4.62%        16.00%                %            2.4     1/04-6/08     June 2008
A-2         AAA/AAA    $   174,823,000      13.86%        16.00%                %            4.6    6/08- 9/08   September 2008
A-3         AAA/AAA    $   115,604,000       9.17%        16.00%                %            6.7    9/08- 3/13     March 2013
A-4         AAA/AAA    $   370,304,000      29.36%        16.00%                %            9.6    3/13- 11/13  November 2013
B            AA/AA     $    39,416,000       3.13%        12.88%                %            9.9    11/13-11/13  November 2013
C           AA-/AA-    $    15,766,000       1.25%        11.63%                %            9.9    11/13-11/13  November 2013
D             A/A      $    31,532,000       2.50%         9.13%                %            9.9    11/13-11/13  November 2013
E            A-/A-     $    17,343,000       1.38%         7.75%                %            9.9    11/13-12/13  December 2013
A-1-A       AAA/AAA    $   340,549,000      27.00%        16.00%                %            N/A        N/A           N/A
F          BBB+/BBB+   $    17,343,000       1.38%         6.38%                %            N/A        N/A           N/A
G           BBB/BBB    $    14,190,000       1.13%         5.25%                %            N/A        N/A           N/A
H          BBB-/BBB-   $    14,189,000       1.12%         4.13%                %            N/A        N/A           N/A
J           BB+/BB+    $     9,460,000       0.75%         3.38%                %            N/A        N/A           N/A
K            BB/BB     $     6,307,000       0.50%         2.88%                %            N/A        N/A           N/A
L           BB-/BB-    $     6,306,000       0.50%         2.38%                %            N/A        N/A           N/A
M            B+/B+     $     7,883,000       0.62%         1.75%                %            N/A        N/A           N/A
N             B/B      $     1,577,000       0.13%         1.63%                %            N/A        N/A           N/A
O            B-/B-     $     4,730,000       0.38%         1.25%                %            N/A        N/A           N/A
P            NR/NR     $    15,766,490       1.25%         0.00%                %            N/A        N/A           N/A
A-X         AAA/AAA    $ 1,261,299,490     100.00%          N/A    Variable IO  %            N/A        N/A           N/A
A-SP        AAA/AAA    $ 1,149,463,000      91.13%          N/A    Variable IO  %            N/A        N/A           N/A

     In reviewing the foregoing table, please note that:

     - Only the class A-1, A-2, A-3, A-4, B, C, D and E certificates are offered by this prospectus supplement.

     - The ratings shown in the foregoing table are those of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc., respectively. "NR" means not rated.

     - Subject to the discussion under "Rating" in this prospectus supplement, the ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. The rated final distribution date for each class of offered certificates is the distribution date in December 2036. That is the first distribution date that is at least three (3) years after the end of the amortization term for the mortgage loan with the longest remaining amortization term as of the date of the issuance of the offered certificates.

     - All of the classes identified in the foregoing table, except the class A-X and A-SP certificates, will have principal balances.

     - For purposes of calculating the accrual of interest, the class A-X certificates will, as of any date of determination, have a total notional amount equal to the then total principal balance of the class A-1, A-2, A-3, A-4, A-1-A, B, C, D, E, F, G, H, J, K, L, M, N, O and P
          certificates.

     - For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

          1. during the period from the date of initial issuance of the series 2003-C5 certificates through and including the distribution date
               in     , the sum of (a) the lesser of $   and the total principal
               balance of the class certificates outstanding from time to time,
               (b) the lesser of $    and the total principal balance of the
               class certificates outstanding from time to time and (c) the
               total principal balance of the class   ,  ,  ,  ,  , and
               certificates outstanding from time to time;

          2.   during the period following the distribution date in      through
               and including the distribution date in     , the sum of (a) the
               lesser of $     and the total principal balance of the class
               certificates outstanding from time to time, (b) the lesser of
               $      and the total principal balance of the class certificates
               outstanding from time to time and (c) the total principal balance
               of the class   ,  ,  ,  ,  , and certificates outstanding
               from time to time;

          3.   during the period following the distribution date in      through
               and including the distribution date in     , the sum of (a) the
               lesser of $      and the total principal balance of the class
               certificates outstanding from time to time, (b) the lesser of
               $     and the total principal balance of the class certificates
               outstanding from time to time and (b) the total principal balance
               of the class   ,  ,  ,  , and certificates outstanding from time
               to time;

          4.   during the period following the distribution date in      through
               and including the distribution date in      , the sum of (a) the
               lesser of $     and the total principal balance of the class
               certificates outstanding from time to time, (b) the lesser of
               $    and the total principal balance of the class certificates
               outstanding from time to time and (b) the total principal balance of the class , , , , and certificates outstanding from time to time;

          5.   during the period following the distribution date in     through
               and including the distribution date in    , the sum of (a) the
               lesser of $    and the total principal balance of the class
               certificates outstanding from time to time, (b) the lesser of
               $     and the total principal balance of the class certificates
               outstanding from time to time and (c) the total principal balance of the class , , , and certificates;

          6.   during the period following the distribution date in     through
               and including the distribution date in     , the sum of (a) the
               lesser of $     and the total principal balance of the class
               certificates outstanding from time to time, (b) the lesser of
               $    and the total principal balance of the class certificates
               outstanding from time to time, (c) the total principal balance of
               the class   , and certificates outstanding from time to time and
               (d) the lesser of $    and the total principal balance of the
               class certificates outstanding from time to time;

          7.   during the period following the distribution date in      through
               and including the distribution date in    , the sum of (a) the
               lesser of $    and the total principal balance of the class
               certificates outstanding from time to time, (b) the lesser of
               $    and the total principal balance of the class certificates
               outstanding from time to time, (c) the total principal balance of the class and certificates outstanding from time to time and (d)
               the lesser of $     and the total principal balance of the class
               certificates outstanding from time to time;

          8.   following the distribution date in    , $0.

     - The total initial principal balance or the total initial notional amount of any class shown in the table on page S-5 may be larger or smaller depending on, among other things, the actual initial mortgage pool balance, which may be 5% more or less than the amount shown in this prospectus supplement.

     - Each class identified in the table on page S-5 as having a "Fixed" pass-through rate has a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in that table. See

          "Description of the Offered Certificates--Distributions --Calculation of Pass-Through Rates" in this prospectus supplement.

     - Each class identified in the table on page S-5 as having a "WAC" pass-through rate has a variable pass-through rate equal to a weighted average coupon derived from net interest rates on the mortgage loans.

     - Each class identified in the table on page S-5 as having a "WAC Cap" pass-through rate has a variable pass-through rate equal to the lesser of--

          1.   the initial pass-through rate shown for that class in that table
               (or, in the case of the class      certificates,    % per annum),
               and

          2. a weighted average coupon derived from the net interest rates on the underlying mortgage loans.

          See "Description of the Offered Certificates--Distributions --Calculation of Pass-Through Rates" in this prospectus supplement.

     - The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2003-C5 principal balance certificates. In general, the total principal balance of each class of series 2003-C5 principal balance certificates will constitute a separate component of the total notional amount of the class A-X certificates. However, if a portion, but not all, of the total principal balance of any particular class of series 2003-C5 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent a separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the interest accrual period, on any particular component of the total notional amount of the class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

          1. if such particular component consists of the entire total principal balance of any class of series 2003-C5 principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the reference rate specified on Schedule I to this prospectus supplement with respect to the related distribution date;

          2. if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2003-C5 principal balance certificates, and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal to the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the reference rate specified on Schedule I hereto with respect to the related distribution date;

          3. if such particular component consists of the entire total principal balance of any class of series 2003-C5 principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2003-C5 principal balance certificates; and

          4. if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2003-C5 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2003-C5 principal balance certificates.

          For purposes of accruing interest on the class A-X certificates during
          each interest accrual period subsequent to the      interest accrual
          period, the total principal balance of each class of series 2003-C5 principal balance certificates will constitute one separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2003-C5 principal balance certificates whose principal balance makes up such component.

     -    The pass-through rate for the class A-SP certificates, for each
          interest accrual period through and including the     interest accrual
          period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2003-C5 principal balance certificates. If the entire total principal balance of any class of series 2003-C5 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2003-C5 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2003-C5 principal balance certificates will represent one separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the interest accrual period, on any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

          1. the lesser of (a) the reference rate specified on Schedule I hereto with respect to the related distribution date and (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over

          2. the pass-through rate in effect during the subject interest accrual period for the class of series 2003-C5 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

          Following the     interest accrual period, the class A-SP certificates
          will cease to accrue interest. In connection therewith, the class A-SP
          certificates will have a 0% pass-through rate for the        interest
          accrual period and for each interest accrual period thereafter.

     - The references to "net interest rates on the underlying mortgage loans" in the preceding bullets mean, as to any particular mortgage loan in the trust fund, an interest rate that is generally equal to in the case of each mortgage loan in the trust fund, the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of the annual rates at which the related master servicing fee, including the primary servicing fee, and the trustee fee are calculated; provided that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, then, in some months, the foregoing rate for that mortgage loan will be converted to an annual rate that would generally produce an equivalent amount of interest on the basis of an assumed 360-day year consisting of twelve 30-day months.

          See "Description of the Offered Certificates--Distributions --Calculation of Pass-Through Rates" in this prospectus supplement.

     - As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life, the assumed principal window and the assumed final distribution date have been calculated assuming, among other things, that--

          1. Seven (7) of the underlying mortgage loans will be repaid in full on their respective anticipated repayment dates,

          2. there are otherwise no voluntary or involuntary prepayments with respect to the underlying mortgage loans, and

          3. there are no defaults with respect to the underlying mortgage loans.

     - As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the payment of each dollar of principal on that class.

     - As to any given class of offered certificates shown in the table on page S-5, the assumed principal window is the period during which holders of that class would receive distributions of principal.

     - As to any given class of offered certificates shown in the table on page S-5, the assumed final distribution date is the distribution date on which the last distribution of principal is assumed to be made on that class.

     - The class R, LR and V certificates are not represented in the table on page S-5. They do not have principal balances, notional amounts or pass-through rates.

     The document that will govern the issuance of the series 2003-C5 certificates, the creation of the related trust fund and the servicing and administration of the underlying mortgage loans will be a pooling and servicing agreement to be dated as of December 1, 2003, between us, as depositor, and a trustee, a master servicer and a special servicer.

     The series 2003-C5 certificates will evidence the entire beneficial ownership of a trust fund that we intend to establish. The primary assets of that trust fund will be a segregated pool of commercial and multifamily mortgage loan. Those mortgage loans will provide for monthly debt service payments and, except as described under "--The Underlying Mortgage Loans" below, will have fixed mortgage interest rates in the absence of default. We will acquire those mortgage loans, for deposit in the trust fund, from three separate mortgage loan sellers.

     The pool of mortgage loans that we intend to include in the trust fund will have the following general characteristics as of their respective due dates in December 2003. All percentages are approximate. To better understand the following information, see the discussion under "--The Underlying Mortgage Loans" below.

     Initial mortgage pool balance........................................................    $ 1,261,299,491
     Number of mortgage loans.............................................................                153
     Number of mortgaged real properties..................................................                156

     Largest cut-off date principal balance...............................................    $    85,405,532
     Smallest cut-off date principal balance..............................................    $       585,529
     Average cut-off date principal balance...............................................    $     8,243,788

     Highest mortgage interest rate.......................................................              8.120%
     Lowest mortgage interest rate........................................................              3.108%
     Weighted average mortgage interest rate..............................................              5.453%

     Longest original term to maturity or anticipated repayment date(1)...................                240
     Shortest original term to maturity or anticipated repayment date(1)..................                 60
     Weighted average original term to maturity or anticipated repayment date(1)..........                110

     Longest remaining term to maturity or anticipated repayment date(1)..................                234
     Shortest remaining term to maturity or anticipated repayment date(1).................                 50
     Weighted average remaining term to maturity or anticipated repayment date(1).........                105

     Highest debt service coverage ratio, based on underwritten net cash flow.............               3.48x
     Lowest debt service coverage ratio, based on underwritten net cash flow..............               1.23x
     Weighted average debt service coverage ratio, based on underwritten net cash flow....               1.75x

     Highest cut-off date loan-to-value ratio.............................................               81.6%
     Lowest cut-off date loan-to-value ratio..............................................               37.0%
     Weighted average cut-off date loan-to-value ratio....................................               68.9%

----------
     (1)  Shown in months.

     In reviewing the foregoing table, please note that the underwritten net cash flow for any mortgaged real property is an estimated number based on numerous assumptions that may not necessarily reflect recent historical performance and may not ultimately prove to be an accurate prediction of future performance.

     For purposes of calculating distributions on the respective classes of the series 2003-C5 certificates, the underlying mortgage loans will be divided into the following two loan groups:

     - Loan group no. 1, which will consist of all of the mortgage loans that are secured by property types other than multifamily and manufactured housing, together with five (5) mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 1 will consist of 94 mortgage loans, with an initial loan group no. 1 balance of $920,750,128, representing approximately 73.00% of the initial mortgage pool balance.

     - Loan group no. 2, which will consist of all but five (5) of the mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 2 will consist of 59 mortgage loans, with an initial loan group no. 2 balance of $340,549,363, representing approximately 27.00% of the initial mortgage pool balance.

     Exhibit A-1 to this prospectus supplement identifies which mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                                RELEVANT PARTIES

TRUST FUND.......................  CSFB Commercial Mortgage Trust 2003-C5, a New York common law trust, will issue the series
                                   2003-C5 certificates. The primary assets of the issuing trust fund will be the mortgage loans that we are acquiring from the respective mortgage loan sellers.

DEPOSITOR........................  Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation and an affiliate of one of the mortgage loan sellers and one of the underwriters. Our principal executive office is located at Eleven Madison Avenue, New York, New York 10010. All references to "we," "us" and
                                   "our" in this prospectus supplement and the accompanying prospectus are intended to mean Credit
                                   Suisse First Boston Mortgage Securities Corp. See "Credit Suisse First Boston Mortgage
                                   Securities Corp." in the accompanying prospectus.

MASTER SERVICER..................  Midland Loan Services, Inc., a Delaware corporation, and an affiliate of PNC Bank, National
                                   Association, one of the mortgage loan sellers. Midland's primary servicing offices are located at 10851 Mastin Street, Suite 700, Overland Park, Kansas 66210. See "The Pooling and Servicing
                                   Agreement--The Master Servicer" in this prospectus supplement.

SPECIAL SERVICER.................  Clarion Partners, LLC will act as the special servicer with respect to the mortgage loans. The special servicer will be responsible for servicing and administering:

                                   -    Mortgage loans that, in general, are in default or as to which default is imminent; and

                                   -    Any real estate acquired by the trust fund upon foreclosure of a related mortgage loan.

                                   See  "The Pooling and Servicing Agreement--The Special Servicer" in this prospectus supplement.

PRIMARY SERVICER.................  Midland Loan Services, Inc. will act as primary servicer with respect to one hundred forty-seven (147) of the mortgage loans representing 85.38% of the initial mortgage pool balance. KeyCorp Real Estate Capital Markets, Inc. ("KRECM") will act as primary servicer with respect to three (3) of the mortgage loans representing 13.52% of the initial mortgage pool balance. Certain other parties will act as primary servicer with respect to three (3) mortgage loans, representing 1.10% of the initial mortgage pool balance. See "The Pooling and Servicing
                                   Agreement--Servicing Under the Pooling and Servicing Agreement" and "--Servicing and Other
                                   Compensation and Payment of Expenses."

TRUSTEE..........................  Wells Fargo Bank Minnesota, N.A., a national banking association. The trustee maintains an office at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. See "The Pooling and
                                   Servicing Agreement--The Trustee" in this prospectus supplement.

MAYFAIR MALL LOAN,
MASTER SERVICER AND SPECIAL
SERVICER.........................  Notwithstanding the foregoing, the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Mayfair Mall will be serviced and administered pursuant to the series 2003-C4 pooling and servicing agreement (the governing document for the Credit Suisse First Boston
                                   Mortgage Securities Corp. series 2003-C4 commercial mortgage securitization), which provides for servicing arrangements that are similar but not identical to those under the series 2003-C5 pooling and servicing agreement. In that regard--

                                   -    Wells Fargo Bank Minnesota, N.A., which is the trustee under the series 2003-C4 pooling and servicing agreement, will, in that capacity, be the mortgagee of record for the mortgage loan secured by the Mayfair Mall mortgaged real property;

                                   -    KeyCorp Real Estate Capital Markets, Inc., which is the master servicer under the series
                                        2003-C4 pooling and servicing agreement, will, in that capacity, be the master servicer for the Mayfair Mall loan; and

                                   -    Lennar Partners, Inc., which is the special servicer under the series 2003-C4 pooling and servicing agreement, will, in that capacity, be the special servicer of the Mayfair Mall loan.

                                   The special servicer under the series 2003-C4 pooling and servicing agreement can be replaced, with or without cause, solely in respect of the Mayfair Mall total loan, consisting of the
                                   Mayfair Mall loan and the three Mayfair Mall companion loans, by the holder or holders of such mortgage loans comprising the Mayfair Mall total loan as then represent more than 50% of the total outstanding principal balance of the entire Mayfair Mall total loan; provided that any such holder of a mortgage loan comprising a portion of the Mayfair Mall total loan may delegate or assign its rights in respect of the foregoing to a representative or designee and, in the case of the Mayfair Mall loan included in this trust, that designee will be the series 2003-C5 directing certificateholder.

                                   References in this prospectus supplement, however, to the trustee, the master servicer and the special servicer will mean the trustee, the master servicer and the special servicer under the series 2003-C5 pooling and servicing agreement unless the context clearly indicates otherwise.
                                   See "Description of the Underlying Mortgage Loans--The Mayfair Mall Loan" in this prospectus supplement.

CONTROLLING CLASS OF SERIES
2003-C5 CERTIFICATEHOLDERS.......  At any time of determination, the holders of the most subordinate of the classes of series
                                   2003-C5 certificates (other than class A-X, A-SP, R, LR and V certificates) that has a total principal balance at least equal to 25% of the total initial principal balance of that class, will be the controlling class of series 2003-C5 certificates. If none of those classes of series 2003-C5 certificates has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2003-C5 certificateholders will be the holders of the most subordinate of those classes of series
                                   2003-C5 certificates that has a total principal balance greater than zero. See "The Pooling and
                                   Servicing Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

                                   If any mortgage loan in the trust fund becomes delinquent as to any balloon payment or becomes
                                   60 days delinquent as to any other monthly debt service payment (in each case without giving effect to any applicable grace period) or becomes a specially serviced mortgage loan as a result of any non-monetary event of default, then the directing certificateholder, a certificateholder of the series 2003-C5 controlling class selected by holders of certificates representing greater than 50% of the total principal balance of the series 2003-C5 controlling class, may, at its option, purchase that mortgage loan from the trust fund at the price and on the terms described under "The Pooling and Servicing Agreement--Realization Upon Mortgage
                                   Loans" in this prospectus supplement.

                                   Subject to the conditions described under "The Pooling and Servicing Agreement--Realization
                                   Upon Mortgage Loans" and "--Replacement of the Special Servicer" in this prospectus supplement, the directing certificateholder may direct the special servicer with respect to various special servicing matters involving the mortgage loans, except that the series 2003-C5 directing certificateholder will be entitled to provide such direction with respect to the Mayfair Mall total loan, consisting of the Mayfair Mall loan and the Mayfair Mall companion loans, only in conjunction with the holder or holders of such Mayfair Mall companion loans, that when combined with the Mayfair Mall loan, represent more than 50% of the total outstanding principal balance of the entire Mayfair Mall total loan.

                                   Following the occurrence of the particular change-of-control event in respect of the Mayfair
                                   Mall loan referred to under "--The Mayfair Mall Loan," the series 2003-C5 directing certificateholder will be entitled to--

                                   -    consult with - but, except as contemplated by the prior paragraph, not direct - the special servicer of the Mayfair Mall loan under the series 2003-C4 pooling and servicing agreement to various servicing matters involving the Mayfair Mall loan and the Mayfair
                                        Mall companion loans,

                                   -    purchase the Mayfair Mall loan and/or all three of the Mayfair Mall companion loans under various default scenarios, and

                                   -    cure defaults with respect to the Mayfair Mall loan and the Mayfair Mall companion loans.

                                   With respect to the loan identified on Exhibit A-1 to this prospectus supplement as Stanford
                                   Shopping Center, the directing certificateholder will not be entitled to direct the special servicer with respect to various special servicing matters relating to the Stanford Shopping
                                   Center loan. Rather, pursuant to the Stanford Shopping Center intercreditor agreement, the holders of more than 50% of the outstanding principal balance of the Stanford Shopping Center total loan will be entitled to direct the special servicer with respect to various special servicing matters relating to the Stanford Shopping Center loan. The Stanford Shopping Center directing certificateholder will also be permitted to remove the special servicer solely for the Stanford Shopping Center loan.

UNDERWRITERS.....................  Credit Suisse First Boston LLC, McDonald Investments Inc., WaMu Capital Corp., Merrill Lynch,
                                   Pierce, Fenner & Smith Incorporated and PNC Capital Markets, Inc. are the underwriters with respect to this offering. Credit Suisse First Boston LLC will be lead and bookrunning manager.
                                   Credit Suisse First Boston LLC is an affiliate of us and Column Financial, Inc., one of the mortgage loan sellers. McDonald Investments Inc. is an affiliate of KeyBank National
                                   Association, one of the mortgage loan sellers, and of KRECM, the primary servicer of the
                                   Mayfair Mall loan under the series 2003-C4 pooling and servicing agreement. PNC Capital
                                   Markets, Inc. is an affiliate of PNC Bank, National Association, one of the mortgage loan sellers and an affiliate of Midland Loan Services, Inc., a primary servicer and the master servicer.

MORTGAGE LOAN SELLERS............  We will acquire the mortgage loans that are to back the offered certificates from three separate mortgage loan sellers:

                                   -    Column Financial, Inc., a Delaware corporation and an affiliate of us and one of the underwriters. Column maintains an office at 3414 Peachtree Road, N.E., Suite 1140,
                                        Atlanta, Georgia 30326.

                                   -    PNC Bank, National Association, a national banking association and an affiliate of PNC
                                        Capital Markets, Inc., one of the underwriters and an affiliate of Midland Loan Services,
                                        Inc., a primary servicer and the master servicer. PNC Bank maintains an office at 249
                                        Fifth Avenue, One PNC Plaza, Pittsburgh, Pennsylvania 15222.

                                   -    KeyBank National Association, a national banking association and an affiliate of McDonald
                                        Investments Inc., one of the underwriters and of KRECM, the primary servicer of three (3)
                                        mortgage loans in the trust fund, including the Mall at Fairfield Commons loan and the
                                        Mayfair Mall loan. KeyBank National Association maintains an office at Key Tower, 127
                                        Public Square, Cleveland, Ohio 44114.

                                   See  "Description of the Underlying Mortgage Loans--The Mortgage Loan Sellers" in this prospectus supplement.

                          SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE.....................  The underlying mortgage loans will be considered part of the trust fund as of their respective due dates in December 2003. All payments and collections received on each of the underlying mortgage loans after its due date in December 2003, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust fund. The respective due dates for the underlying mortgage loans in December 2003 are individually and collectively considered the cut-off date for the trust fund.

ISSUE DATE.......................  The date of initial issuance for the series 2003-C5 certificates will be on or about December ,
                                   2003.

DUE DATES........................  Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and/or interest will be due on the underlying mortgage loans are as follows:

                                                                                    % OF INITIAL
                                                               NUMBER OF           MORTGAGE POOL
                                        DUE DATE            MORTGAGE LOANS            BALANCE
                                   ------------------  ------------------------  ------------------
                                           1st                      36                 33.48%
                                          11th                     117                 66.52%

DETERMINATION DATE...............  The monthly cut-off for collections on the underlying mortgage loans that are to be distributed, and information regarding the underlying mortgage loans that is to be reported, to the holders of the series 2003-C5 certificates on any distribution date will be the close of business on the determination date in the same month as that distribution date. The determination date will be the 11th calendar day of each month, commencing with January 2004, or, if the 11th calendar day of that month is not a business day, then the next succeeding business day.

DISTRIBUTION DATE................  Distributions on the series 2003-C5 certificates are scheduled to occur monthly, commencing in
                                   January 2004. During any given month, the distribution date will be the fourth business day following the determination date in that month.

RECORD DATE......................  The record date for each monthly distribution on a series 2003-C5 certificate will be the last business day of the prior calendar month. The registered holders of the series 2003-C5 certificates at the close of business on each record date will be entitled to receive any distribution on those certificates on the following distribution date, except that the final distribution on any offered certificate will only be made upon presentation and surrender of that certificate.

COLLECTION PERIOD................  Amounts available for distribution on the series 2003-C5 certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period--

                                   -    will relate to a particular distribution date,

                                   -    will begin when the prior collection period ends or, in the case of the first collection period, will begin as of the issue date, and

                                   -    will end at the close of business on the determination date that occurs in the same month as the related distribution date.

INTEREST ACCRUAL PERIOD..........  The amount of interest payable with respect to the interest-bearing classes of the series
                                   2003-C5 certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

                            THE OFFERED CERTIFICATES

GENERAL..........................  The series 2003-C5 certificates offered by this prospectus supplement are the class A-1, A-2,
                                   A-3, A-4, B, C, D and E certificates. Each class of offered certificates will have the initial total principal balance and pass-through rate set forth in the table on page S-5 or otherwise described under "--Transaction Overview" above. There are no other securities offered by this prospectus supplement.

DISTRIBUTIONS

A. GENERAL.......................  Funds collected or advanced on the underlying mortgage loans will be distributed on each distribution date, net of specified trust fund expenses including servicing fees, trustee fees and related compensation.

B. PRIORITY OF DISTRIBUTIONS.....  The trustee will make distributions of interest and, if and when applicable, principal, to the following classes of series 2003-C5 certificateholders, in the following order:

                                                 DISTRIBUTION ORDER                       CLASS
                                           ------------------------------    --------------------------------
                                                        1st                   A-1, A-2, A-3, A-4, A-1-A, A-X
                                                                                      and A-SP
                                                        2nd                               B
                                                        3rd                               C
                                                        4th                               D
                                                        5th                               E
                                                     Thereafter               The Other Non-Offered Classes,
                                                                               Exclusive of the R, LR and V
                                                                                        Classes

                                   Allocation of interest distributions among the class A-1, A-2, A-3, A-4, A-1-A, A-X and A-SP certificates are to be made concurrently:

                                        -    in the case of the A-1, A-2, A-3 and A-4 classes, on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes of certificates from available funds attributable to loan group no. 1;

                                        -    in the case of the A-1-A class, from available funds attributable to loan group
                                             no. 2;

                                        -    in the case of the A-X and A-SP classes, on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes, from available funds attributable to loan group no. 1 and/or loan group no. 2;

                                   provided that, if the foregoing would result in a shortfall in the interest distributions on any of the A-1, A-2, A-3, A-4, A-1-A, A-X and/or A-SP classes, then distributions of interest will be made on those classes of series 2003-C5

                                   certificates, on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes, from available funds attributable to the entire mortgage pool.

                                   Allocation of principal distributions among the A-1, A-2, A-3, A-4 and A-1-A classes is described under "--Distributions--Principal Distributions" below. The class A-X, A-SP, R, LR and V certificates do not have principal balances and do not entitle holders to distributions of principal.

                                   See "Description of the Offered Certificates--Distributions--Priority of Distributions" in this prospectus supplement.

C. INTEREST DISTRIBUTIONS........  Each class of series 2003-C5 certificates, other than the class R, LR and V certificates, will bear interest. With respect to each interest-bearing class of series 2003-C5 certificates, that interest will accrue during each interest accrual period based upon:

                                   -    the pass-through rate with respect to that class for that interest accrual period;

                                   -    the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

                                   -    the assumption that each year consists of twelve 30-day months;

                                   provided that the class A-SP certificates will not accrue interest beyond the interest accrual period.

                                   A whole or partial prepayment on an underlying mortgage loan may not be accompanied by the amount of one (1) full month's interest on the prepayment. These shortfalls (to the extent not covered by the master servicer as described under "The Pooling and Servicing
                                   Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement) will be allocated to reduce the amount of accrued interest otherwise payable to the holders of the offered certificates PRO RATA, based on the respective amounts of interest payable on all interest-bearing classes of series 2003-C5 certificates. See "Description of the
                                   Offered Certificates--Distributions--Interest Distributions" in this prospectus supplement.

                                   On each distribution date, subject to available funds and the distribution priorities described under "Distributions--Priority of Distributions" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                                   See "Description of the Offered Certificates--Distributions--Interest Distributions" and
                                   "--Distributions--Priority of Distributions" in this prospectus supplement.

D. PRINCIPAL DISTRIBUTIONS.......  Subject to--

                                   -    available funds,

                                   -    the distribution priorities described under "Distributions--Priority of Distributions"
                                        above, and

                                   -    the reductions to principal balances described under "--Allocation of Collateral Support
                                        Deficits" below,

                                   the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

                                   However, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise distributable on the series 2003-C5 certificates, prior to being deemed reimbursed out of payments and other collections of interest otherwise distributable on the series 2003-C5 certificates.

                                   Additionally, in the event that any advance (including any interest accrued thereon) with respect to a defaulted mortgage loan remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the master servicer or trustee will be entitled to reimbursement for such advance (even though such advance is not deemed non-recoverable) out of payments and other collections of principal on the mortgage loans remaining following reimbursement of any nonrecoverable advances therefrom, as described in the preceding paragraph, prior to any distributions of principal on the series 2003-C5 certificates.

                                   The trustee must make principal distributions in a specified sequential order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to the mortgage loans in loan group no. 1 or mortgage loans in loan group no. 2 such that:

                                   -    no principal distributions will be made to the holders of any non-offered certificates until the total principal balance of the offered certificates and the class A-1-A certificates is reduced to zero;

                                   -    no principal distributions will be made to the holders of the class B, C, D or E certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates and the class A-1-A certificates is reduced to zero;

                                   -    except as described in the following paragraph, no principal distributions with respect to loan group no. 1 will be made to the holders of the class A-1-A certificates until the total principal balance of the class A-1, A-2, A-3 and/or A-4 certificates is reduced to zero;

                                   -    except as described in the following paragraph, no distributions of principal with respect to loan group no. 2 will be made to the holders of the class A-1, A-2, A-3 and/or A-4 certificates until the total principal balance of the class A-1-A certificates is reduced to zero;

                                   -    except as described in the following paragraph, no distributions of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero;

                                   -    except as described in the following paragraph, no distributions of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero; and

                                   -    except as described in the following paragraph, no distributions of principal will be made to the holders of the class A-2 certificates until

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
                                        the total principal balance of the class A-1 certificates is reduced to zero.

                                   Because of the losses on the underlying mortgage loans and/or default-related or other unanticipated trust fund expenses, the total principal balance of the class B, C, D, E, F, G,
                                   H, J, K, L, M, N, O and P certificates could be reduced to zero at a time when the class A-1,
                                   A-2, A-3, A-4 and A-1-A certificates remain outstanding. Under those circumstances, any principal distributions on the class A-1, A-2, A-3, A-4 and A-1-A certificates will be made on a PRO RATA basis in accordance with the relative sizes of the respective total principal balances of those five classes at the time of the distribution.

                                   The total distributions of principal to be made on the series 2003-C5 certificates on any distribution date will be a function of--

                                   -    the amount of scheduled payments of principal due or, in some cases, deemed due, on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee, as applicable, and

                                   -    the amount of any prepayments, including in the form of accelerated amortization on any mortgage loan that remains outstanding past any applicable anticipated repayment date, and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                                   The class A-X, A-SP, R, LR and V certificates do not have principal balances. They do not entitle holders to any distributions of principal.

                                   See "Description of the Offered Certificates--Distributions--Principal Distributions" and
                                   "--Distributions--Priority of Distributions" in this prospectus supplement.

E. DISTRIBUTIONS OF PREPAYMENT
   PREMIUMS AND YIELD
   MAINTENANCE CHARGES...........  Any prepayment premium or yield maintenance charge collected in respect of any of the underlying mortgage loans will be distributed, in the proportions described under "Description of the Offered Certificates--Distributions--Distributions of Static Prepayment Premiums and
                                   Yield Maintenance Charges" in this prospectus supplement, to the holders of the class A-X and/or A-SP certificates and/or any holders of class A-1, A-2, A-3, A-4, A-1-A, B, C, D, E, F,
                                   G or H certificates that are then entitled to receive a portion of the subject principal prepayment.

ALLOCATION OF COLLATERAL
SUPPORT DEFICITS.................  As and to the extent described under "Description of the Offered Certificates--Allocation of
                                   Collateral Support Deficits" in this prospectus supplement, losses on, and default-related or other unanticipated trust fund expenses attributable to, the underlying mortgage loans will, in general, be allocated to reduce the principal balances of the following classes of series
                                   2003-C5 certificates in the following order:

                                                     REDUCTION ORDER                   CLASS
                                              ---------------------------   ------------------------------
                                                           1st                            P
                                                           2nd                            O
                                                           3rd                            N
                                                           4th                            M
                                                           5th                            L
                                                           6th                            K
                                                           7th                            J
                                                           8th                            H
                                                           9th                            G
                                                           10th                           F
                                                           11th                           E
                                                           12th                           D
                                                           13th                           C
                                                           14th                           B
                                                           15th               A-1, A-2, A-3, A-4 and A-1-A

                                   Any reduction of the principal balances of the class A-1, A-2, A-3, A-4 and A-1-A certificates will be made on a PRO RATA basis in accordance with the relative sizes of those principal balances at the time of the reduction.

ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS............  Except as described in the next two paragraphs, the master servicer will be required to make advances with respect to any delinquent scheduled monthly payments, other than balloon payments, of principal and/or interest due on the underlying mortgage loans. The master servicer will be required to make advances for those balloon loans that become defaulted upon their maturity dates on the same amortization schedule as if the maturity date had not occurred. In addition, the trustee must make any of those advances that the master servicer fails to make. As described under "Description of the Offered Certificates--Advances of
                                   Delinquent Monthly Debt Service Payments" in this prospectus supplement, any party that makes an advance (including the master servicer with respect to the Mayfair Mall loan) will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                                   Neither the master servicer nor the trustee will advance master servicing fees, primary servicing fees or workout fees.

                                   Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any advance that it determines will not be recoverable from proceeds of the related mortgage loan.

                                   In addition, if any of the adverse events or circumstances that we refer to under "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, occur or exist with respect to any underlying mortgage loan or the related mortgaged real property, the special servicer will generally be obligated to obtain a new appraisal or, in cases involving mortgage loans with principal balances of $2,000,000 or less, conduct an internal valuation of that property. If, based on that appraisal or other valuation, it is determined that--

                                   -    the principal balance of, and other delinquent amounts due under, the subject mortgage loan, exceed

                                   -    an amount equal to--

                                        1.   90% of the new appraised/estimated value of that real property, minus

                                        2.   any liens on that real property that are prior to the lien of the subject mortgage loan, plus

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
                                        3.   the amount of related escrow payments, reserve funds and letters of credit which are posted as additional security for payments due on the mortgage loans,

                                   then the amount otherwise required to be advanced with respect to interest on the subject mortgage loan will be reduced. That reduction will be in the same proportion that the excess bears to the stated principal balance of the subject mortgage loan. Due to the distribution priorities, any reduction will first reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2003-C5 certificates outstanding.

                                   Furthermore, with respect to the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Mayfair Mall, the amount required to be advanced may be reduced based on an appraisal performed by the special servicer under, and in accordance with, the series 2003-C4 pooling and servicing agreement, which reduction will be calculated with respect to the Mayfair
                                   Mall loan in a manner similar to the calculation described in the preceding paragraph.

                                   See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service
                                   Payments" and "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement. See also "Description of the Certificates--Advances" in the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS....  On each distribution date, the trustee will provide or make available to the registered holders of the offered certificates a monthly report substantially in the form of Exhibit B to this prospectus supplement. The trustee's report will detail, among other things, the distributions made to the series 2003-C5 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties. The trustee will also make available to the registered holders of the offered certificates, via its website, any report posted thereon by the depositor.

                                   You may also review via the trustee's website or, upon reasonable prior notice, at the trustee's offices during normal business hours, a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties for those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                                   See "Description of the Offered Certificates--Reports to Certificateholders; Available
                                   Information" in this prospectus supplement.

OPTIONAL TERMINATION.............  The following parties will each in turn, according to the order listed below, have the option to purchase all of the mortgage loans and all other property remaining in the trust fund on any distribution date on which the total principal balance of the underlying mortgage loans from the perspective of the series 2003-C5 certificateholders, based on collections and advances of principal on those mortgage loans previously distributed, and losses on those mortgage loans previously allocated, to the series 2003-C5 certificateholders, is less than 1.0% of the initial mortgage pool balance:

                                   -    any single holder or group of holders of the majority of the total outstanding principal balance of certificates of the series 2003-C5 controlling class;

                                   -    the master servicer; and

                                   -    the special servicer.

                                      S-20
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
                                   In the event that any party above exercises this option, the trust fund will terminate and all outstanding offered certificates will be retired, as described in more detail in this prospectus supplement.

                                   Following the date on which the total principal balance of the offered certificates and class
                                   A-1-A, F, G and H certificates is reduced to zero, the trust fund may also be terminated in connection with an exchange of all the remaining series 2003-C5 certificates for all the mortgage loans and foreclosure properties in the trust fund at the time of the exchange.

DENOMINATIONS....................  The offered certificates will be issuable in registered form, in the following denominations:

                                                                             MULTIPLES IN EXCESS
                                                             MINIMUM              OF MINIMUM
                                          CLASS           DENOMINATION           DENOMINATION
                                   ------------------  --------------------  ----------------------
                                           A-1               $ 10,000                 $ 1
                                           A-2               $ 10,000                 $ 1
                                           A-3               $ 10,000                 $ 1
                                           A-4               $ 10,000                 $ 1
                                            B                $ 10,000                 $ 1
                                            C                $ 10,000                 $ 1
                                            D                $ 10,000                 $ 1
                                            E                $ 10,000                 $ 1

CLEARANCE AND SETTLEMENT.........  You will initially hold your offered certificates through The Depository Trust Company, in the
                                   United States, or Clearstream Banking, societe anonyme or The Euroclear System, in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement and
                                   "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX CONSEQUENCES..  The trustee or its agent will make elections to treat designated portions of the assets of the trust fund as multiple real estate mortgage investment conduits in a tiered structure under
                                   Sections 860A through 860G of the Internal Revenue Code of 1986.

                                   Any assets not included in a REMIC will constitute a grantor trust for federal income tax purposes.

                                   The offered certificates will be treated as regular interests in a REMIC. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust referred to above.

                                   The class    , class   , class   , class   , class and class certificates will not be issued
                                   with more than a DE MINIMIS amount of original issue discount.

                                   When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

                                      S-21
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
                                   -    the underlying mortgage loans with anticipated repayment dates will, in each case, be paid in full on that anticipated repayment date,

                                   -    no underlying mortgage loan will otherwise be prepaid prior to maturity, and

                                   -    there will be no extension of maturity for any underlying mortgage loan.

                                   However, no representation is made as to the actual rate at which the underlying mortgage loans will prepay, if at all.

                                   For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS.............  The acquisition of an offered certificate by an employee benefit plan or other plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or to
                                   Section 4975 of the Internal Revenue Code of 1986, as amended, could, in some instances, result in a prohibited transaction or other violation of the fiduciary responsibility provisions of these laws.

                                   We anticipate, however, that, subject to satisfaction of the conditions referred to under
                                   "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                                   -    Title I of ERISA, or

                                   -    Section 4975 of the Internal Revenue Code,

                                   will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon individual prohibited transaction exemptions granted to Credit
                                   Suisse First Boston LLC and PNC Capital Markets, Inc. by the U.S. Department of Labor.

                                   If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code or any materially similar provisions of applicable federal, state or local law, you should consult your own legal advisors to determine whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or Section 4975 of the Internal Revenue
                                   Code or applicable similar law. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT.................  None of the certificates will constitute "mortgage related securities" for purposes of the
                                   Secondary Mortgage Market Enhancement Act of 1984, as amended.

                                   You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS........  The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                                      S-22
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
                                   Holders of the class A-1, A-2, A-3 and A-4 certificates will be affected by the rate and timing of payments and other collections of principal of the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in loan group no. 2.

                                   The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

                                   See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

                          THE UNDERLYING MORTGAGE LOANS

GENERAL..........................  We intend to include the one hundred fifty-three (153) mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust fund for the offered certificates. With respect to the mortgage loans identified on Exhibit A-1 to this prospectus supplement as Mayfair Mall,
                                   Stanford Shopping Center, Mall at Fairfield Commons, Cambridge Village Apartments, Northgate
                                   Village Apartments, Hearthstone Apartments and Jefferson at Montfort, references to mortgage loans in this prospectus supplement include only the Mayfair Mall loan (and not the Mayfair
                                   Mall companion loans), the Stanford Shopping Center loan (and not the Stanford Shopping Center companion loans), the Mall at Fairfield Commons loan (and not the Mall at Fairfield Commons companion loan), the Cambridge Village Apartments loan (and not the corresponding B loan), the
                                   Northgate Village Apartments loan (and not the corresponding B loan), the Hearthstone
                                   Apartments loan (and not the corresponding B loan) and the Jefferson at Montfort loan (and not the Jefferson at Montfort B loan), respectively. In this section, "--The Underlying Mortgage
                                   Loans," we provide summary information with respect to those mortgage loans. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                   -    "Description of the Underlying Mortgage Loans,"

                                   -    "Description of the Underlying Mortgage Loans--The Mayfair Mall Loan," "--The Stanford
                                        Shopping Center Loan," "--The Mall at Fairfield Commons Loan," "--The A/B Loans" and
                                        "--The Jefferson at Montfort Loan,"

                                   -    "Risk Factors--Risks Related to the Underlying Mortgage Loans,"

                                   -    Exhibit A-1--Characteristics of the Underlying Mortgage Loans and the Related Mortgaged
                                        Real Properties, and

                                   -    Exhibit A-2--Mortgage Pool Information.

                                   For purposes of calculating distributions on the respective classes of series 2003-C5 certificates, the pool of mortgage loans backing the offered certificates will be divided into the following two loan groups:

                                        -    Loan group no. 1, which will consist of all of the mortgage loans that are secured by property types other than multifamily and manufactured housing, together with five
                                             (5) mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 1 will consist of 94 mortgage loans, with an initial loan group
                                             no. 1 balance of

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
                                             $920,750,128, representing approximately 73.00% of the initial mortgage pool balance.

                                        -    Loan group no. 2, which will consist of all but five (5) of the mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 2 will consist of 59 mortgage loans, with an initial loan group no. 2 balance of
                                             $340,549,363, representing approximately 27.00% of the initial mortgage pool balance.

                                   Exhibit A-1 to this prospectus supplement identifies which mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                                   When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to back the offered certificates, please note that--

                                   -    All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

                                   -    All weighted average information provided with respect to the mortgage loans or any sub-group of those mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust fund. We show the cut-off date principal balance for each of the mortgage loans on Exhibit A-1 to this prospectus supplement. References in this prospectus supplement to the initial mortgage pool balance are to the total cut-off date principal balance of the mortgage loans.

                                   -    In calculating the cut-off date principal balances of the mortgage loans, we have assumed that--

                                        1.   all scheduled payments of principal and/or interest due on the mortgage loans on or before their respective due dates in December 2003 are timely made, and

                                        2.   there are no prepayments or other unscheduled collections of principal with respect to any of the mortgage loans during the period from its due date in November 2003 up to and including its due date in December 2003.

                                   -    Whenever we refer to the following terms in this prospectus supplement, we intend for them to have the respective meanings specified below:

                                             1.   initial mortgage pool balance -- the total cut-off date principal balance of the entire mortgage pool;

                                             2.   initial loan group no. 1 balance -- the total cut-off date principal balance of all of loan group no. 1; and

                                             3.   initial loan group no. 2 balance -- the total cut-off date principal balance of all of loan group no. 2.

                                   -    When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance or the initial loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related mortgage loans.

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
                                   -    Some of the mortgage loans are cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund. Except as otherwise indicated, when a mortgage loan is cross-collateralized and cross-defaulted with another mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "Description of the Underlying Mortgage Loans--The Mayfair Mall Loan,"
                                        "--The Stanford Shopping Center Loan," "--The Mall at Fairfield Commons Loan," "--The A/B
                                        Loans" and "--The Jefferson at Montfort Loan," none of the mortgage loans in the trust fund will be cross-collateralized with any loan that is not in the trust fund.

                                   -    In some cases, an individual mortgage loan is secured by multiple mortgaged real properties. For purposes of providing property-specific information, we have allocated each of those mortgage loans among the related mortgaged real properties based upon--

                                        1.   relative appraised values,

                                        2.   relative underwritten net cash flow, or

                                        3.   prior allocations reflected in the related loan documents.

                                   -    If a mortgage loan is secured by multiple parcels of real property and the operation or management of those parcels so warranted, we treat those parcels as a single parcel of real property.

                                   -    Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement.

                                   -    Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

                                   -    The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no.
                                        1 or loan group no. 2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each of those loan groups should also be analyzed when making an investment decision. See "--Additional Statistical Information"
                                        below.

SOURCE OF THE UNDERLYING
MORTGAGE LOANS...................  We are not the originator of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from three separate sellers. Each of the mortgage loans that will comprise the trust fund was originated or acquired by--

                                   -    the related mortgage loan seller from whom we are acquiring the mortgage loan,

                                   -    an affiliate of the related mortgage loan seller, or

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
                                   -    a correspondent in the related mortgage loan seller's or its affiliate's conduit lending program.

                                   The following table sets forth the number of underlying mortgage loans, and the percentage of initial mortgage pool balance, that we will have acquired from each of the mortgage loan sellers:

                                                                            NUMBER OF            % OF INITIAL
                                           MORTGAGE LOAN SELLER           MORTGAGE LOANS     MORTGAGE POOL BALANCE
                                   ------------------------------------  ----------------   -----------------------
                                   Column Financial, Inc..............          121                   71.71%
                                   PNC Bank, National Association.....           30                   21.07%
                                   KeyBank National Association.......            2                    7.23%
                                                                          --------------    -----------------------
                                   TOTAL                                        153                  100.00%
                                                                          ==============    =======================

PAYMENT AND OTHER TERMS..........  Each of the mortgage loans that we intend to include in the trust fund is the obligation of a borrower to repay a specified sum with interest.

                                   Repayment of each of the mortgage loans is secured by a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will be a first priority lien, except for limited permitted encumbrances, which we refer to under "Description of the Underlying Mortgage
                                   Loans--General" in, and describe in the glossary to, this prospectus supplement.

                                   Most of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, nonrecourse. Even where a mortgage loan that we intend to include in the trust fund is fully recourse, we have not always evaluated the creditworthiness of the subject obligor.
                                   Accordingly, all mortgage loans that we will include in the trust fund should be considered nonrecourse.

                                   None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                                   Each of the mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on Exhibit A-1 to this prospectus supplement. Except as otherwise described below with respect to mortgage loans that have anticipated repayment dates, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the loan.

BALLOON LOANS....................  One hundred forty-three (143) of the mortgage loans that we intend to include in the trust fund, representing 90.02% of the initial mortgage pool balance, of which 85 mortgage loans are in loan group no. 1, representing 86.50% of the initial loan group no. 1 balance, and 58 mortgage loans are in loan group no. 2, representing 99.52% of the initial loan group no. 2 balance, are balloon loans that provide for:

                                   -    an amortization schedule that is significantly longer than its remaining term to stated
                                        maturity or for no amortization prior to stated maturity;

                                   -    in certain cases, payments of interest only for the entire term of the related mortgage loan; and

                                   -    in either case above, a substantial payment of principal on its maturity date.

LOANS WITH ANTICIPATED REPAYMENT
DATES............................  Seven (7) of the mortgage loans that we intend to include in the trust fund, representing 9.15%
                                   of the initial mortgage pool balance, of which all such mortgage loans are in loan group no. 1, representing 12.53% of the initial loan group no. 1 balance, provide material incentives to, but do not require, the related borrower to pay the mortgage loan in full by a specified date prior to

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
                                   stated maturity. We consider that date to be the anticipated repayment date for the mortgage loan. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The incentives generally include the following:

                                   -    Commencing on the related anticipated repayment date, the subject mortgage loan will accrue interest in excess of interest at the initial mortgage interest rate. The additional interest will--

                                        1.   be deferred,

                                        2.   in some cases, compound,

                                        3.   be payable only after the outstanding principal balance of the mortgage loan is paid in full; and

                                        4.   be payable only to the holders of the class V certificates, which are not offered by this prospectus supplement.

                                   -    Commencing no later than the related anticipated repayment date, the subject mortgage loan may be freely prepaid.

                                   -    Commencing no later than the related anticipated repayment date, cash flow from the related mortgaged real property will be deposited into a lockbox under the control of the master servicer.

                                   -    Commencing on the related anticipated repayment date, cash flow from the related mortgaged real property that is not otherwise applied to pay the normal monthly debt service payment or to pay or escrow for the payment of various expenses, will be applied to pay down the principal balance of the subject mortgage loan.

FULLY AMORTIZING LOANS...........  Three (3) of the mortgage loans that we intend to include in the trust fund, representing 0.84%
                                   of the initial mortgage pool balance, of which 2 mortgage loans are in loan group no. 1, representing 0.97% of the initial loan group no. 1 balance, and 1 mortgage loan is in loan group no. 2, representing 0.48% of the initial loan group no. 2 balance, have in each case a payment schedule that provides for the payment of the mortgage loan in full or substantially in full by the maturity date. None of those three (3) mortgage loans, however, has any of the repayment incentives referred to for loans with anticipated repayment dates.

LOANS WITH INTEREST ONLY PERIODS.  Eleven (11) of the balloon mortgage loans, representing 20.77% of the initial mortgage pool balance, of which 7 mortgage loans are in loan group no. 1, representing 21.04% of the initial loan group no. 1 balance, and 4 mortgage loans are in loan group no. 2, representing 20.05% of the initial loan group no. 2 balance, also provide for payments of interest only for various interest only periods. See "--Additional Amortization Periods" below.

CROSSED LOANS....................  The trust fund will include two (2) groups of mortgage loans that are cross-collateralized and cross-defaulted within such group. The table below identifies those crossed loans.

                                                                                                      % OF INITIAL
                                                                                     NUMBER OF          MORTGAGE
                                                    LOAN NAMES                       PROPERTIES       POOL BALANCE
                                   --------------------------------------------   ----------------  -------------------
                                   1.  Coast Family Medical Center and Anaheim
                                       Professional Center....................            2               1.20%
                                   2.  Magnolia Village, Blue Jay Mobile Home
                                       Park, Candlelight Manor and Elmwood
                                       Mobile Home Park.......................            4               0.90%

                                   In reviewing the foregoing table, you should note that individual related mortgaged real properties may be released subject to property performance criteria. See "Description of the
                                   Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans
                                   and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

MULTI-PROPERTY LOANS.............  The trust fund will include three (3) mortgage loans that are, in each such case, secured by multiple real properties. The table below identifies those multi-property loans.

                                                                                                   % OF INITIAL
                                                                                   NUMBER OF         MORTGAGE
                                                 LOAN NAMES                       PROPERTIES       POOL BALANCE
                                   ---------------------------------------------  ----------     ----------------
                                   1.  Mayfair Mall and Office Complex..........       2               6.29%
                                   2.  MeriStar Hotel Portfolio.................       2               4.03%
                                   3.  Evergreen - Beverly Plaza & Park Plaza...       2               0.42%

                                   In reviewing the foregoing table, you should note that individual related mortgaged real properties may be released subject to property performance criteria or upon certain permitted property substitutions. See "Description of the Underlying Mortgage Loans--Cross-Collateralized
                                   Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

DEFEASANCE LOANS.................  One hundred thirty-eight (138) of the mortgage loans that we intend to include in the trust fund, representing 89.31% of the initial mortgage pool balance, of which 84 mortgage loans are in loan group no. 1, representing 90.66% of the initial loan group no. 1 balance, and 54 mortgage loans are in loan group no. 2, representing 85.66% of the initial loan group no. 2 balance, permit the borrower to obtain the release of the related mortgaged real property, or, in the case of some of the crossed loans or multi-property loans, of one or more of the related mortgaged real properties, from the lien of the related mortgage instrument(s) upon the pledge to the trustee of certain noncallable government securities. The government securities must provide for payments that equal or exceed scheduled interest and principal payments due under the related mortgage note.

ADDITIONAL COLLATERAL LOANS......  Six (6) mortgage loans, representing 8.27% of the initial mortgage pool balance, of which 5 mortgage loans are in loan group no. 1, representing 11.07% of the initial loan group no. 1 balance, and 1 mortgage loan is in loan group no. 2, representing 0.70% of the initial loan group no. 2 balance, are secured by cash reserves and/or letters of credit that in each such case will:

                                   -    be released to the related borrower upon satisfaction by the related borrower of certain operating performance related conditions, such as meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

                                   -    at the discretion of the lender, may be applied to prepay a portion of the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

                                   The total amount of the additional collateral is $5,515,000.

                                   See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the
                                   Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

LOCKBOX TERMS....................  Thirty (30) mortgage loans that we intend to include in the trust fund, representing 53.53% of the initial mortgage pool balance, of which 24 mortgage loans are in loan group no. 1, representing 61.20% of the initial loan group no. 1 balance, and 6 mortgage loans are in loan group no. 2, representing 32.81% of

                                   the initial loan group no. 2 balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below:

                                   HARD LOCKBOX. Income (or some portion thereof sufficient to fund debt service payments) is paid directly to a lockbox account controlled by the applicable master servicer on behalf of the trust fund, except that with respect to multifamily rental properties, income (or some portion thereof sufficient to fund debt service payments) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

                                   SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

                                   -    a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

                                   -    a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

                                   -    a failure to meet a specified debt service coverage ratio; or

                                   -    an event of default under the mortgage.

                                   For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower (but to be under the sole control of the lender)
                                   upon the occurrence of the triggering event.

                                   MODIFIED LOCKBOX. Income (or some portion thereof sufficient to fund debt service payments) is collected by the property manager (or, in some cases, the borrower) of the mortgaged real property other than multifamily and hospitality properties and is deposited into the lockbox account within one day of receipt. The borrower has no direct access to the lockbox account.

                                   The above-referenced thirty (30) mortgage loans provide for the following types of lockbox accounts:

                                                                                       % OF INITIAL
                                                                     NUMBER OF           MORTGAGE
                                       TYPE OF LOCKBOX            MORTGAGE LOANS       POOL BALANCE
                                   -------------------------  ---------------------- -----------------
                                   Springing................           23                 35.80%
                                   Hard.....................            6                 14.18%
                                   Modified.................            1                  3.56%

PREPAYMENT CHARACTERISTICS
OF THE MORTGAGE LOANS............  Each mortgage loan restricts voluntary prepayments in one or more of the following ways:

                                   -    by prohibiting any voluntary prepayments for a specified period of time after the mortgage loan is originated; and/or

                                   -    by prohibiting any voluntary prepayments for a specified period of time after the mortgage loan is originated, although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased; and/or

                                   -    by requiring that any voluntary principal prepayment made during a specified period of time be accompanied by a prepayment premium or yield maintenance charge.

                                   However, as described under "--Additional Collateral Loans" above, some mortgage loans may require partial principal prepayments during the related lock-out period.

                                   In addition, the holder of the Mayfair Mall companion loans, the holder of the Stanford
                                   Shopping Center companion loan, the holder of the Mall at Fairfield Commons companion loan, with respect to the Cambridge Village Apartments, Hearthstone Apartments and Northgate Village
                                   Apartments loans, the respective holders of the corresponding B loan, and the holder of the
                                   Jefferson at Montfort B loan will have the right to purchase the related mortgage loan under certain circumstances following a default under such mortgage, which would have the same effect on the offered certificates as a prepayment in full of such loan, except that such purchase will not be accompanied by any prepayment premium or yield maintenance charge. See "Certain
                                   Characteristics of the Mortgage Loans--Mayfair Mall Loan," "--The Stanford Shopping Center
                                   Loan," "--The Mall at Fairfield Commons Loan," "--The A/B Loans" and "--The Jefferson at
                                   Montfort Loan" in this prospectus supplement.

                                   Furthermore, if one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt, following a default under the related mortgage loan, the holder of the mezzanine loan will have the right to purchase the related mortgage loan, which generally would have the same effect on the offered certificates as a prepayment in full of the related mortgage loan, except that such purchase will not be accompanied by any prepayment premium or yield maintenance charge.

                                   As of the cut-off date, all of the mortgage loans that we intend to include in the trust fund were within their respective lock-out periods, and the weighted average of the remaining lock-out and/or defeasance periods was 93 months. All of the mortgage loans in the trust fund that provide for a yield maintenance charge also provide that such yield maintenance charge will not be less than a fixed percentage of the amount prepaid. See "Description of the
                                   Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage
                                   Loans--Prepayment Provisions" in this prospectus supplement.

DELINQUENCY STATUS...............  None of the mortgage loans that we intend to include in the trust fund was 30 days or more delinquent in respect of any monthly debt service payment--

                                   -    as of the related due date in December 2003, or

                                   -    at any time during the 12-month period preceding the related due date in December 2003.

ADDITIONAL STATISTICAL INFORMATION

A.  GENERAL CHARACTERISTICS......  The pool of mortgage loans that we intend to include in the trust fund will have the following general characteristics as of their respective due dates in December 2003:

                                                                     MORTGAGE POOL     LOAN GROUP NO. 1   LOAN GROUP NO. 2
                                                                    ---------------    ----------------   ----------------

      Initial mortgage pool balance/loan group..................... $ 1,261,299,491     $   920,750,128   $   340,549,363
      Number of mortgage loans.....................................             153                  94                59
      Number of mortgaged real properties..........................             156                  97                59

      Largest cut-off date principal balance....................... $    85,405,532     $    85,405,532   $    35,000,000
      Smallest cut-off date principal balance...................... $       585,529     $       585,529   $       596,740
      Average cut-off date principal balance....................... $     8,243,788     $     9,795,214   $     5,772,023

      Highest mortgage interest rate...............................           8.120%              7.600%            8.120%
      Lowest mortgage interest rate................................           3.108%              3.108%            4.400%
      Weighted average mortgage interest rate......................           5.453%              5.473%            5.400%

      Longest original term to maturity or anticipated
       repayment date(1).........................................               240                 180               240
      Shortest original term to maturity or anticipated
       repayment date(1).........................................                60                  60                60
      Weighted average original term to maturity or
       anticipated repayment date(1).............................               110                 111               109

      Longest remaining term to maturity or anticipated
       repayment date(1).........................................               234                 175               234
      Shortest remaining term to maturity or anticipated
       repayment date(1).........................................                50                  54                50
      Weighted average remaining term to maturity or
       anticipated repayment date(1).............................               105                 105               152

      Highest debt service coverage ratio, based on
       underwritten net cash flow................................              3.48x               3.48x             2.53x
      Lowest debt service coverage ratio, based on
       underwritten net cash flow................................              1.23x               1.23x             1.23x
      Weighted average debt service coverage ratio, based on
       underwritten net cash flow................................              1.75x               1.84x             1.50x

      Highest cut-off date loan-to-value ratio.....................            81.6%               81.6%             79.9%
      Lowest cut-off date loan-to-value ratio......................            37.0%               37.0%             39.8%
      Weighted average cut-off date loan-to-value ratio............            68.9%               66.7%             75.1%

----------------
      (1)   Shown in months.

                                   In reviewing the foregoing table, please note that the underwritten net cash flow for any mortgaged real property is an estimated number based on numerous assumptions that may not necessarily reflect recent historical performance and may not ultimately prove to be an accurate prediction of future performance.

B. GEOGRAPHIC CONCENTRATION......  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated states:

                                                                                         % OF INITIAL
                                                                     NUMBER OF             MORTGAGE
                                            STATE                   PROPERTIES           POOL BALANCE
                                   --------------------------  --------------------  ----------------------
                                   1.  California...........            29                   26.17%
                                   2.  Texas................            27                   14.84%
                                   3.  Ohio.................             5                    7.82%
                                   4.  Wisconsin............             3                    6.48%
                                   5.  Florida..............            16                    5.98%
                                   6.  Arizona..............             5                    5.14%

                                   The remaining mortgaged real properties with respect to the mortgage pool are located throughout twenty-six other states and the District of Columbia. No more than 5% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other states. In circumstances where a particular pooled mortgage loan is secured by multiple mortgaged real properties located in two or more states, the foregoing information reflects the allocated loan amounts for those properties.

C. PROPERTY TYPES................  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                                                                         % OF INITIAL
                                                                      NUMBER OF             MORTGAGE
                                        PROPERTY TYPE                PROPERTIES          POOL BALANCE
                                   -------------------------   --------------------  ----------------------
                                   Retail..................              46                 39.25%
                                   Multifamily.............              64                 30.81%
                                   Office..................              25                 16.50%
                                   Hotel...................               4                  5.81%
                                   Industrial..............               9                  3.74%
                                   Mixed Use...............               5                  3.31%
                                   Self Storage............               3                  0.56%

D. ENCUMBERED INTERESTS..........  The table below shows the number and percentage of the initial mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated:

                                       ENCUMBERED INTEREST                               % OF INITIAL
                                        IN THE MORTGAGED              NUMBER OF          NET MORTGAGE
                                          REAL PROPERTY              PROPERTIES          POOL BALANCE
                                   -------------------------    --------------------   ------------------
                                   Fee......................             150                86.86%
                                   Leasehold                               4                 8.35%
                                   Fee/Leasehold............               2                 4.79%

E. SIGNIFICANT MORTGAGE LOANS....  The ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the trust fund have--

                                   -    cut-off date principal balances that range from $28,295,760 to $85,905,532, and

                                   -    a total cut-off date principal balance of $503,265,075, which represents 39.90% of the initial mortgage pool balance.

                                   See "Description of the Underlying Mortgage Loans--Significant Mortgage Loans" in this prospectus supplement.

                                  RISK FACTORS

     The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors," summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans is provided on an approximate basis.

     RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     COMMERCIAL AND MULTIFAMILY LENDING SUBJECTS YOUR INVESTMENT TO SPECIAL RISKS THAT ARE NOT ASSOCIATED WITH SINGLE-FAMILY RESIDENTIAL LENDING. The mortgage loans that we intend to include in the trust fund are secured by the following income-producing property types:

     -    anchored, including shadow anchored, and unanchored retail properties;

     -    multifamily properties;

     -    office properties;

     -    industrial properties;

     -    limited service and full service hotel properties;

     -    mixed-use properties;

     -    manufactured housing properties; and

     -    self storage properties.

     Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

     Furthermore, the risks associated with lending on commercial and multifamily properties are inherently different from those associated with lending on the security of single-family residential properties. For example, repayment of each of the underlying mortgage loans will be dependent on the performance and/or value of the related mortgaged real property.

     There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the respective mortgaged real properties that secure the mortgage loans that are to back the offered certificates. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from those mortgaged real properties that is required to ensure timely distributions on your offered certificates.

     THE SOURCE OF REPAYMENT ON YOUR OFFERED CERTIFICATES WILL BE LIMITED TO PAYMENTS AND OTHER COLLECTIONS ON THE UNDERLYING MORTGAGE LOANS. The offered certificates will represent interests solely in the trust fund. The primary assets of the trust fund will be a segregated pool of commercial and multifamily mortgage loans. Accordingly, repayment of the offered certificates will be limited to payments and other collections on the underlying mortgage loans.

     The mortgage loans will not be an obligation of, or be insured or guaranteed by:

     -    any governmental entity;

     -    any private mortgage insurer;

     -    us;

     -    any mortgage loan seller;

     -    the master servicer;

     -    the special servicer;

     -    any sub-servicer of the master servicer or the special servicer;

     -    the trustee; or

     -    any of their respective affiliates.

     REPAYMENT OF EACH OF THE UNDERLYING MORTGAGE LOANS WILL BE DEPENDENT ON THE CASH FLOW PRODUCED BY THE RELATED MORTGAGED PROPERTY, WHICH CAN BE VOLATILE AND INSUFFICIENT TO ALLOW TIMELY DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES, AND ON THE VALUE OF THE RELATED MORTGAGED PROPERTY, WHICH MAY FLUCTUATE OVER TIME. All of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, or should be considered non-recourse loans. If there is a default with respect to any of the underlying mortgage loans, there will generally only be recourse against the specific real property or properties that secure the defaulted mortgage loan and other assets that have been pledged to secure that mortgage loan. Even if a mortgage loan provides for recourse to a borrower or any of its affiliates, it is unlikely the trust fund will ultimately recover any amounts in addition to the liquidation proceeds from the related mortgaged real property or properties.

     Repayment of loans secured by commercial and multifamily properties typically depends on the cash flow produced by those properties. The ratio of net cash flow to debt service of a mortgage loan secured by an income-producing property is an important measure of the risk of default on the loan.

     Payment on each mortgage loan that will back the offered certificates will be primarily dependent on:

     -    the net operating income of the related mortgaged real property;

     - with respect to balloon loans and loans with anticipated repayment dates, the ability of the related borrower to sell the related mortgaged real property or refinance the subject mortgage loan, whether at scheduled maturity or on the anticipated repayment date, in an amount sufficient to repay the subject mortgage loan; and/or

     - in the event of a default under the subject mortgage loan and a subsequent sale of the related mortgaged real property upon the acceleration of such mortgage loan's maturity, the amount of the sale proceeds, taking into account any adverse effect of a foreclosure proceeding on those sale proceeds.

     In general, if a mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

     One hundred forty-three (143) of the mortgage loans that we intend to include in the trust fund, representing 90.02% of the initial mortgage pool balance, of which 85 mortgage loans are in loan group no. 1, representing 86.50% of the initial loan group no. 1 balance, and 58 mortgage loans are in loan group no. 2, representing 99.52% of the initial loan group no. 2 balance, are balloon loans; and seven (7) of the mortgage loans that we intend to include in the trust fund, representing 9.15% of the initial mortgage pool balance, of which all seven (7) of those mortgage loans are in loan group no. 1, representing 12.53% of the initial loan group no. 1 balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. One hundred twenty-nine (129) of these mortgage loans, representing 66.30% of the initial mortgage pool balance, 62.46% of the initial loan group no. 1 balance and 76.62% of the initial loan group no. 2 balance, respectively, have balloon payments that are scheduled to be due or anticipated repayment dates that are to occur, in each case, during the 12 month period from January 1, 2013 to and including December 31, 2013. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan.

     The cash flows from the operation of commercial and multifamily real properties are volatile and may be insufficient to cover debt service on the related mortgage loan and pay operating expenses at any given time. This may cause the value of a property to decline. Cash flows and property values generally affect:

     -    the ability to cover debt service;

     - the ability to pay a mortgage loan in full with sales or refinance proceeds; and

     -    the amount of proceeds recovered upon foreclosure.

     Cash flows and property values depend upon a number of factors, including:

     -    national, regional and local economic conditions;

     - local real estate conditions, such as an oversupply of space similar to the space at the related mortgaged real property;

     - changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged real property;

     - the nature of expenses of the related mortgaged real property, such as whether expenses are fixed or vary with revenue;

     - the nature of income from the related mortgaged real property, such as whether rents are fixed or vary with tenant revenues;

     - the level of required capital expenditures for proper maintenance and improvements demanded by tenants at the related mortgaged real property;

     - the number and type of tenants at the related mortgaged real property and the duration of their respective leases;

     -    demographic factors;

     - retroactive changes in building or similar codes that require modifications to the related mortgaged real property;

     - capable management and adequate maintenance for the related mortgaged real property;

     -    location of the related mortgaged real property;

     - if the mortgaged real property has uses subject to significant regulation or changes in applicable laws;

     - perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the related mortgaged real property;

     - the age, construction quality and design of the related mortgaged real property; and

     - whether the related mortgaged real property is readily convertible to alternative uses.

     ONE OF THE MORTGAGE LOANS THAT WE INTEND TO INCLUDE IN THE TRUST FUND IS BEING SERVICED AND ADMINISTERED PURSUANT TO THE SERVICING ARRANGEMENTS FOR A DIFFERENT SECURITIZATION; THEREFORE, THE SERIES 2003-C5 CERTIFICATEHOLDERS WILL HAVE LIMITED ABILITY TO CONTROL THE SERVICING OF THAT POOLED MORTGAGE LOAN. The mortgage loan identified on Exhibit A-1 to this prospectus supplement as Mayfair Mall is secured on a PARI PASSU basis with three other mortgage loans by a single mortgage instrument encumbering the Mayfair Mall mortgaged real property. The other three mortgage loans will not be included in the trust fund. One of those mortgage loans secured by the Mayfair Mall mortgaged real property has been separately securitized and directly backs the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4. An intercreditor agreement governs the relationship between the holders of the four Mayfair Mall mortgage loans and generally provides that all of those mortgage loans will be serviced and administered pursuant to the series 2003-C4 pooling and servicing agreement (the governing document for the Credit Suisse First Boston Mortgage Securities Corp. series 2003-C4 commercial mortgage securitization). Neither the series 2003-C5 certificateholders nor the trustee on their behalf will have any right, title or interest in or to, or any other claim to any asset of the series 2003-C4 trust fund, including as security for or in satisfaction of any claim it might have arising from the performance or failure of performance by any party under the series 2003-C4 pooling and servicing agreement, except as related to the trust's rights to receive payments of principal and interest on the Mayfair Mall Loan included in the trust fund and certain rights to payments of servicing fees and to reimbursement for advances. However, the trust fund, as the holder of the Mayfair Mall Loan, is a third-party beneficiary of the series 2003-C4 pooling and servicing agreement. Furthermore, the master servicer, the special servicer and trustee under the series 2003-C5 pooling and servicing agreement may not independently exercise remedies following a default with respect to the Mayfair Mall Loan. The holders of the Mayfair Mall Total Loan representing more than 50% of the total unpaid principal balance of the Mayfair Mall Total Loan will be entitled to direct the servicing parties under the series 2003-C4 pooling and servicing agreement with respect to various servicing matters involving the Mayfair Mall Total Loan. The master servicer and special servicer under the series 2003-C4 pooling and servicing agreement are required to service the Mayfair Mall Total Loan in accordance with the servicing standard set forth in the series 2003-C4 pooling and servicing agreement on behalf of the series 2003-C4 certificateholders, the series 2003-C5 certificateholders and the holders of the other two portions of the Mayfair Mall Total Loan, as a collective whole.

     See "Description of the Underlying Mortgage Loans--The Mayfair Mall Loan" in this prospectus supplement.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY MULTIFAMILY RENTAL PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF MULTIFAMILY RENTAL PROPERTIES. Sixty-four (64) mortgaged real properties, securing mortgage loans that represent 30.81% of the initial mortgage pool balance, are primarily used for multifamily rental purposes. A number of factors may adversely affect the value and successful operation of a multifamily rental property. Some of these factors include:

     - the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single-family homes;

     - the physical condition and amenities of the subject building in relation to competing buildings;

     -    the subject property's reputation;

     - applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

     -    local factory or other large employer closings;

     - the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing;

     - compliance with and continuance of any government housing rental subsidiary programs from which the subject property receives benefits;

     -    distance from employment centers and shopping areas; and

     -    the financial condition of the owner of the subject property.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.

     In addition, multifamily rental properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing in a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single-family housing.

     Some of the multifamily rental properties that will secure pooled mortgage loans are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

     Some mortgaged real properties entitle their owners to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code. Section 42 of the Internal Revenue Code provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency. At the time the multifamily rental property is "placed in service," the property owner must make an irrevocable election of one of two set-aside rules: either--

     - at least 20% of the units must be rented to tenants with incomes of 50% or less of the median income, or

     - at least 40% of the units must be rented to tenants with incomes of 60% or less of the median income.

     The total amount of tax credits to which the property owner is entitled, is based upon the percentage of total units made available to qualified tenants. Median income is determined by the United States Department of Housing and Urban Development for each metropolitan area or county in the United States and is adjusted annually.

     The tax credit provisions require that gross rent for each low-income unit not exceed 30% of the annual United States Department of Housing and Urban Development median income, adjusted for household size based on the number of bedrooms in the particular unit. The gross rent charged for a unit must take into account an allowance for utilities. If utilities are paid by the tenant, then the maximum allowable tax credit rent is reduced according to utility allowances, as provided in regulations of the Internal Revenue Service.

     Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period. In addition, agreements governing the multifamily rental property may require an "extended use period," which has the effect of extending the income and rental restrictions for an additional period.

     In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of the noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with such tax credit restrictions and to fund any property operating defects.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY RETAIL PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF RETAIL PROPERTIES. Forty-six (46) mortgaged real properties, securing mortgage loans that represent 39.25% of the initial mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

     -    the strength, stability, number and quality of the tenants;

     -    tenants' sales;

     -    tenant mix;

     -    whether the subject property is in a desirable location;

     - the physical condition and amenities of the subject building in relation to competing buildings;

     - competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

     - whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

     -    the financial condition of the owner of the subject property.

     We consider twenty-one (21) of the subject retail properties, securing 32.42% of the initial mortgage pool balance, to be anchored, including shadow anchored, and twenty-five (25) of the subject retail properties, securing 6.83% of the initial mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is proportionately larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY OFFICE PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF OFFICE PROPERTIES. Twenty-five (25) mortgaged real properties, securing mortgage loans that represent 16.50% of the initial mortgage pool balance, are primarily used for office purposes. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

     -    the strength, stability, number and quality of the tenants;

     -    accessibility from surrounding highways/streets;

     - the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility with current business wiring requirements;

     - whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

     -    the financial condition of the owner of the subject property.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

     FIVE PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY HOTEL PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF HOTEL PROPERTIES. Four (4) mortgaged real properties, securing mortgage loans that represent 5.81% of the initial mortgage pool balance, are primarily used for hotel purposes. A number of factors may adversely affect the value and successful operation of a hotel property. Some of these factors include:

     -    general economic conditions;

     -    level of business and leisure travel;

     -    the management ability of the property managers;

     -    competition; and

     -    desirability of particular locations.

     The mortgaged real properties' success in their markets will, in large part, be dependent upon their ability to compete on the basis of access, location, quality of accommodations and room rate structure. The terrorist attacks on September 11, 2001 in New York City, the Washington D.C. area and in Pennsylvania and the United States' implementation of full-scale military operations to combat terrorism have resulted and may continue to result in diminished business and leisure travel throughout the United States. Further, current adverse economic conditions have, and are anticipated to continue, to adversely affect business and leisure demand for hotel accommodations.

     THREE PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY INDUSTRIAL PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF INDUSTRIAL Properties. Nine (9) mortgaged real properties, securing mortgage loans that represent 3.74% of the initial mortgage pool balance, are primarily used for industrial purposes. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on-

     - location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     - building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     - the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     PROPERTY MANAGEMENT IS IMPORTANT TO THE SUCCESSFUL OPERATION OF THE MORTGAGED REAL PROPERTY. The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

     -    operating the property and providing building services;

     -    establishing and implementing the rental structure;

     -    managing operating expenses;

     -    responding to changes in the local market; and

     - advising the borrower with respect to maintenance and capital improvements.

     Properties deriving revenues primarily from short-term sources, such as hotels and self storage facilities, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

     A good property manager, by controlling costs, providing necessary services to tenants and overseeing and performing maintenance or improvements on the property, can improve cash flow, reduce vacancies, reduce leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

     Neither we nor any of the mortgage loan sellers make any representation or warranty as to the skills of any present or future property managers with respect to the mortgaged real properties that will secure the underlying mortgage loans. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged real properties are managed by affiliates of the applicable borrower. If a mortgage loan is in default or undergoing special servicing, this could disrupt the management of the mortgaged real property and may adversely affect cash flow.

     RELIANCE ON A SINGLE TENANT MAY INCREASE THE RISK THAT CASH FLOW WILL BE INTERRUPTED. Five (5) mortgaged real properties, representing 3.66% of the initial mortgage pool balance, are, in each case, leased by a single tenant. In addition, twelve (12) other mortgaged real properties, securing 5.48% of the initial mortgage pool balance, have, in each case, a single tenant that occupies 50% or more, but less than 100%, of the space at the particular property. Reliance on a single or major tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay its mortgage loan.

     LOSSES ON LARGER LOANS MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR CERTIFICATES. Certain of the mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the trust fund have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, these concentrations can result in losses that are more severe than would be the case if the total principal balance of the mortgage loans backing the offered certificates were more evenly distributed. The following chart lists the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans that are to be included in the trust fund.

   TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

                                                                                                    % OF INITIAL
                                                                                CUT-OFF DATE          MORTGAGE
                     PROPERTY/PORTFOLIO NAME                                  PRINCIPAL BALANCE     POOL BALANCE
     --------------------------------------------------------------       -----------------------   ------------
     Mall at Fairfield Commons.....................................             $ 85,405,532            6.77%
     Mayfair Mall and Office Complex...............................             $ 79,343,515            6.29%
     Stanford Shopping Center......................................             $ 75,000,000            5.95%
     MeriStar Hotel Portfolio......................................             $ 50,881,109            4.03%
     Paramount Plaza...............................................             $ 44,876,466            3.56%
     Montalvo Square...............................................             $ 42,300,000            3.35%
     Jefferson at Montfort.........................................             $ 35,000,000            2.77%
     EastBridge Landing............................................             $ 33,689,997            2.67%
     East Thunderbird Square North.................................             $ 28,472,696            2.26%
     Janss Court...................................................             $ 28,295,760            2.24%

     MORTGAGE LOANS TO RELATED BORROWERS MAY RESULT IN MORE SEVERE LOSSES ON YOUR OFFERED CERTIFICATES. Certain groups of the mortgage loans that we intend to include in the trust fund were made to the same borrower or to borrowers under common ownership. In some cases, the mortgage loans in any of those groups are not cross-collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

     - financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and

     - the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

     The following table identifies each of those groups of two or more mortgage loans that represent 1.0% or more of the initial mortgage pool balance and that have the same borrower or related borrowers:

                             RELATED BORROWER LOANS

                                                                                             % OF INITIAL
                                                                          CUT-OFF DATE          MORTGAGE
            GROUP                   PROPERTY/PORTFOLIO NAME             PRINCIPAL BALANCE    POOL BALANCE
     --------------------    --------------------------------------  ----------------------  ------------
             A               Serrano Apartments....................        $ 26,450,000          2.10%
                             Villages of Deerfield Apartments......          16,641,062          1.32
                                                                     ----------------------  ------------
           TOTAL                                                           $ 43,091,062          3.42%
                                                                     ======================  ============

             B               Anaheim Professional Center...........        $  9,365,667          0.74%
                             Coast Family Medical Center...........           5,719,224          0.45
                                                                     ----------------------  ------------
           TOTAL                                                           $ 15,084,891          1.19%
                                                                     ======================  ============

     ENFORCEABILITY OF CROSS-COLLATERALIZATION PROVISIONS MAY BE CHALLENGED AND THE BENEFITS OF THESE PROVISIONS MAY OTHERWISE BE LIMITED. Five (5) groups of either cross-collateralized or multi-property mortgage loans that we intend to include in the trust fund, representing 12.84% of the initial mortgage pool balance, are secured by multiple real properties, through cross-collateralization with other mortgage loans that are to be included in the trust fund or otherwise. These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower could be challenged as a fraudulent conveyance if:

     - one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

     - the related borrower did not receive fair consideration or reasonably equivalent value in exchange for allowing its mortgaged real property to be encumbered; and

     -    at the time the lien was granted, the borrower was:

          1.   insolvent;

          2.   inadequately capitalized; or

          3.   unable to pay its debts.

     Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Moreover, five (5) groups of either cross-collateralized or multi-property mortgage loans and multi-property mortgage loans that we intend to include in the trust fund, representing 12.84% of the initial mortgage pool balance, are secured by mortgaged real properties located in six (6) different states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

     A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO OPERATE AND MAINTAIN THE RELATED MORTGAGED REAL PROPERTY OR MAY INTERFERE WITH THE TRUST FUND'S RIGHTS UNDER THE RELATED UNDERLYING MORTGAGE LOAN, THEREBY ADVERSELY AFFECTING DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, some mortgaged real properties securing the underlying mortgage loans have been or may be encumbered by, or may allow, subordinate debt. In addition, subject, in some cases, to certain limitations relating to maximum amounts, borrowers generally may incur trade, operational debt or other unsecured debt and enter into equipment and other personal property and fixture financing and leasing arrangements in connection with the ordinary operation and maintenance of the related mortgaged real property.

     The existence of other debt could:

     - adversely affect the financial viability of a borrower by reducing the cash flow available to the borrower to operate and maintain the related mortgaged real property;

     - adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

     -    complicate bankruptcy proceedings; and

     -    delay foreclosure on the related mortgaged real property.

     The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Mall at Fairfield Commons, representing 6.77% of the initial mortgage pool balance, also secures the Mall at Fairfield Commons Companion Loan on a PARI PASSU basis with the Mall at Fairfield Commons Loan. See "Description of the Underlying Mortgage Loans--The Mall at Fairfield Commons Loan."

     The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as the Mayfair Mall, representing 6.29% of the initial mortgage pool balance, also secures the Mayfair Mall Companion Loans on a PARI PASSU basis with the Mayfair Mall Loan. See "Description of the Underlying Mortgage Loans--The Mayfair Mall Loan."

     The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Stanford Shopping Center, representing 5.95% of the initial mortgage pool balance, also secures the Stanford Shopping Center Companion Loans on a PARI PASSU basis with the Stanford Shopping Center Loan. See "Description of the Underlying Mortgage Loans--The Stanford Shopping Center Loan."

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Montalvo Shopping Center, representing 3.35% of the initial mortgage pool balance, the related mortgage loan documents permit future mezzanine financing only from a mezzanine lender acceptable to the lender and if certain other conditions are satisfied. See "Description of the Underlying Mortgage Loans--Montalvo Square Shopping Center."

     The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Jefferson at Montfort, representing 2.77% of the initial mortgage pool balance, also secures the Jefferson at Montfort B Loan on a subordinated basis with the Jefferson at Montfort Loan. See "Description of the Underlying Mortgage Loans--The Jefferson at Montfort."

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as EastBridge Landing, representing 2.67% of the initial mortgage pool balance, the borrower was permitted to maintain $46,200,000 in subordinate debt that is secured by the related mortgaged real property. See "Description of the Underlying Mortgage Loans--EastBridge Landing."

     The mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Cambridge Village Apartments, Northgate Village Apartments and Hearthstone Apartments, representing in the aggregate 1.84% of the initial mortgage pool balance, also secure the respective Corresponding B Loan on a subordinated basis with the related A Loan. See "Description of the Underlying Mortgage Loans--The A/B Loans."

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Sands Point Cove Apartments, representing 0.22% of the initial mortgage pool balance, the borrower was permitted to maintain $570,000 in subordinate debt that is secured by the related mortgaged real property. See "--Additional Secured Financing" below.

     MEZZANINE DEBT CAN ACT AS A DISINCENTIVE TO THE PRINCIPALS OF A BORROWER. If any of the principals in a borrower under one of the mortgage loans that we intend to include in the trust fund pledges its equity interest in that borrower to secure a debt, frequently called mezzanine debt, then:

     - depending on the use of the proceeds from that loan, the equity interest of that principal in that borrower will be reduced and, further, depending on its remaining equity interest, that principal could be less inclined to infuse that borrower with additional funds in the event that the performance and/or value of the related mortgaged real property declines; and

     - if that equity interest is foreclosed upon following a default under the mezzanine debt, there could be a change in control of that borrower.

     As described under "Description of the Underlying Mortgage
Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, we are aware of certain mortgage loans that we intend to include in the trust fund as to which mezzanine financing exists or is permitted to be incurred.

     SOME BORROWERS UNDER THE UNDERLYING MORTGAGE LOANS WILL NOT BE LIMITED TO OWNING THEIR RESPECTIVE MORTGAGED REAL PROPERTIES, THEREBY INCREASING THE RISK OF BORROWER BANKRUPTCY. The business activities of the borrowers under the mortgage loans may not be limited to owning their respective mortgaged real properties. Accordingly, the financial success of these borrowers may be affected by the performance of their other business activities, including other real estate interests. Those other business activities increase the possibility that the borrower may become bankrupt or insolvent.

     CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT. If you purchase any class B, C, D and/or E certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1, class A-2, class A-3 or class A-4 certificates.

     THE OPERATION OF A MORTGAGED REAL PROPERTY UPON FORECLOSURE OF AN UNDERLYING MORTGAGE LOAN MAY AFFECT THE TAX STATUS OF THE TRUST FUND AND ADVERSELY AFFECT THE OFFERED CERTIFICATES. If the trust fund were to acquire a mortgaged real property pursuant to a foreclosure or delivery of a deed in lieu of foreclosure, the special servicer may be required to retain an independent contractor to operate and manage the mortgaged real property. Any net income from the operation or management of the property other than qualifying "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code would subject the trust fund to federal tax on this income at the highest marginal federal corporate tax rate, which is currently 35%, and possibly state or local tax. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of operating businesses, such as hospitality properties. This would reduce net proceeds available for distribution to the series 2003-C5 certificateholders. Rents from real property do not include any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. In addition, if the trust fund were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged real properties the trust fund may, in certain jurisdictions (particularly in New York), be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2003-C5 certificateholders.

     GEOGRAPHIC CONCENTRATION OF THE MORTGAGED REAL PROPERTIES MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. The concentration of mortgaged real properties in a specific state or region will make the performance of the mortgage loan pool, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged real properties are concentrated:

     -    economic conditions, including real estate market conditions;

     -    changes in governmental rules and fiscal policies;

     -    acts of God, which may result in uninsured losses; and

     -    other factors that are beyond the control of the borrowers.

     The mortgaged real properties are located in thirty-two (32) states and the District of Columbia. The table below sets forth the states in which a significant percentage of the mortgaged real properties are located. Except as set forth below, no state contains more than 5%, by cut-off date principal balance or allocated loan amount, of the mortgaged real properties that secure the underlying mortgage loans.

       SIGNIFICANT GEOGRAPHIC CONCENTRATIONS OF MORTGAGED REAL PROPERTIES

                                                   % OF INITIAL
                                        NUMBER OF    MORTGAGE
                      STATE            PROPERTIES  POOL BALANCE
           --------------------------  ----------  ------------
           1.  California............       29        26.17%
           2.  Texas.................       27        14.84%
           3.  Ohio..................        5         7.82%
           4.  Wisconsin.............        3         6.48%
           5.  Florida...............       16         5.98%
           6.  Arizona...............        5         5.14%

     SOME REMEDIES MAY NOT BE AVAILABLE FOLLOWING A MORTGAGE LOAN DEFAULT. The mortgage loans that we intend to include in the trust fund contain "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the holder of a mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged real property or its interest in the mortgaged real property in violation of the terms of the mortgage. All of the mortgage loans that we intend to include in the trust fund also include a debt-acceleration clause that permits the related lender to accelerate the debt upon specified monetary or non-monetary defaults of the related borrower.

     The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged real property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

     Each of the mortgage loans that we intend to include in the trust fund is secured by an assignment of leases and rents from the related borrower, which assignment may be contained within the mortgage instrument. However, in many cases, the related borrower generally may collect rents for so long as there is no default. As a result, the trust fund's rights to these rents will be limited because:

     - the trust fund may not have a perfected security interest in the rent payments until the master servicer or special servicer collects them;

     - the master servicer or special servicer may not be entitled to collect the rent payments without court action; and

     - the bankruptcy of the related borrower could limit the ability of the master servicer or special servicer to collect the rents.

     LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS. Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at or emanating from, the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the total assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

     Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos-containing materials when the asbestos-containing materials are in poor condition or when a property with asbestos-containing materials undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury or property damage associated with exposure to asbestos, lead, radon, polychlorinated biphenyl compounds and any other contaminants.

     As described in this prospectus supplement under "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Assessments," a third-party environmental consultant conducted some form of environmental investigation with respect to substantially all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund. In the case of one hundred thirteen (113) mortgaged real properties, securing 93.93% of the initial mortgage pool balance, a Phase I environmental site assessment that states that it meets ASTM standards or an update (which may have been performed pursuant to a database or transaction screen update) of a previously conducted assessment was conducted during the 12-month period ending on December 11, 2003 and in the case of one hundred fifteen (115) mortgaged real properties, securing 94.76% of the initial mortgage pool balance, such an assessment or update was conducted within a 16-month period ending on December 11, 2003. In the case of forty-one (41) mortgaged real properties, securing 5.24% of the initial mortgage pool balance and covered by environmental insurance, the environmental investigation was limited to only testing for asbestos-containing materials, lead-based paint and/or radon. The environmental insurance policies have coverage limits and do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos and lead based paint. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property. The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this test was warranted under the circumstances.

     In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund, then:

     - an environmental consultant investigated those conditions and recommended no further investigations or remediation;

     - an operations and maintenance plan was required or an escrow reserve was established to cover the estimated costs of obtaining that plan;

     -    those conditions were remediated or abated prior to the closing date;

     - a letter was obtained from the applicable regulatory authority stating that no further action was required;

     - the expenditure of funds reasonably estimated to be necessary to remediate the conditions is not greater than 2% of the outstanding principal balance of the related mortgage loan or an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility or an indemnity from a responsible party other than the related borrower was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

     - in some cases in which it is known that an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party other than the related borrower has been identified under applicable law, and either--

          1. that condition is not known to have affected the mortgaged real property,

          2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation or provided an indemnity or guaranty to the borrower or the mortgagee/lender, or

          3.   an environmental insurance policy was obtained; or

     - in some cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the identified adverse environmental condition.

     In many cases, the environmental investigation described above identified the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents generally required, the establishment of an operations and maintenance plan to address the issue or, in some cases involving asbestos-containing materials and/or lead-based paint, an abatement or removal program. In a few cases, the particular asbestos-containing materials and/or lead-based paint was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, asbestos-containing materials, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing. In general, testing was done for lead based paint only in the case of a multifamily property built prior to 1978, for asbestos-containing materials only in the case of a property built prior to 1981 and for radon gas only in the case of a multifamily property.

     There can be no assurance that--

     - the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     - the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

     - any of the environmental escrows established with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the recommended remediation or other action, or

     - an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

     In some cases, the originator of the related mortgage loan--

     - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

     - required a secured creditor impaired property policy because of a specific environmental issue with respect to the particular mortgaged real property.

     See "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Insurance" in this prospectus supplement.

     APPRAISALS AND MARKET STUDIES MAY INACCURATELY REFLECT THE VALUE OF THE MORTGAGED REAL PROPERTIES. In connection with the origination of each of the mortgage loans that we intend to include in the trust fund, the related mortgaged real property was appraised by an independent appraiser.

     Appraisals are not guarantees, and may not be fully indicative, of present or future value because:

     - they represent the analysis and opinion of the appraiser at the time the appraisal is conducted;

     - there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged real property; and

     - appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.

     PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN MANAGING MULTIPLE PROPERTIES. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

     - a substantial number of those mortgaged real properties are managed by property managers affiliated with the respective borrowers;

     - the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; and

     - affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     THE MASTER SERVICER AND THE SPECIAL SERVICER MAY EXPERIENCE CONFLICTS OF INTEREST. The master servicer and the special servicer will service loans other than those included in the trust fund in the ordinary course of their businesses. These other loans may be similar to the mortgage loans in the trust fund. The mortgaged real properties securing these other loans may--

     - be in the same markets as mortgaged real properties securing mortgage loans in the trust fund, and/or

     - have owners, obligors and/or property managers in common with mortgaged real properties securing mortgage loans in the trust fund.

     In these cases, the interests of the master servicer or the special servicer, as applicable, and their other clients may differ from and compete with the interests of the trust fund and these activities may adversely affect the amount and timing of collections on the mortgage loans in the trust fund. Under the pooling and servicing agreement, the master servicer and the special servicer are each required to service the mortgage loans in the trust fund for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or the portfolios of third parties.

     THE DIRECTING CERTIFICATEHOLDER AND CERTIFICATEHOLDERS MAY EXPERIENCE CONFLICTS OF INTEREST. In the case of certain actions taken by the master servicer or special servicer on behalf of the trust, the directing certificateholder may have the ability to direct and/or approve such certain actions which may result in a conflict of interest between the directing certificateholder and the certificateholders because:

     - the directing certificateholder may have interests that are adverse to or different from the certificateholders; and

     - as a result, it is possible that the master servicer or special servicer may take actions that are adverse to certain of the certificateholders.

     The directing certificateholder will have no liability to any certificateholder for any action that it directs or consents to.

     MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY BE SUBJECT TO TERMS OF THE GROUND LEASE AND ARE THEREFORE RISKIER THAN MORTGAGE LOANS SECURED BY FEE ESTATES. Six (6) of the mortgage loans, representing 13.14% of the initial mortgage pool balance, are secured in whole or in material part by leasehold interests with respect to which the related owner of the fee estate has not mortgaged the corresponding fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, when the ground lessee and ground lessor are both parties to the related mortgage instrument, or have each entered into a mortgage instrument encumbering their respective estates, the interest in the related mortgaged real property has been categorized as a fee simple estate. Additionally, in those cases where the ground lessor has subjected its fee interest to the related mortgage instrument, we have identified the subject underlying mortgage loan as being secured by a fee mortgage. However, a ground lessor's execution of a mortgage over its fee interest to secure the ground lessee's debt may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of any such lien may focus on the benefits realized by the ground lessor from the related mortgage loan. If a court concluded that the ground lessor's granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the certificates, including under certain circumstances, invalidating the mortgage over the ground lessor's fee interest and leaving the mortgage loan secured only by the leasehold interest in the related mortgaged real property.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to continue or terminate the ground lease. Pursuant to section 365(h) of the federal bankruptcy code, a ground lessee whose ground lease is terminated by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term of the ground lease, including any renewals, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the ground lease could be terminated.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537
(2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

     Because the possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

     CHANGES IN ZONING LAWS MAY AFFECT ABILITY TO REPAIR OR RESTORE A MORTGAGED REAL PROPERTY. Due to changes in applicable building and zoning ordinances and codes affecting several of the mortgaged real properties that are to secure the underlying mortgage loans, which changes occurred after the construction of the improvements on these properties, these mortgaged real properties may not comply fully with current zoning laws because of:

     -    density;

     -    use;

     -    parking;

     -    set-back requirements; or

     -    other building related conditions.

     These changes will not interfere with the current use of the mortgaged real property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the borrower to meet its mortgage loan obligations from cash flow. Generally, mortgage loans secured by mortgaged real properties which no longer conform to current zoning ordinances and codes will require, or contain provisions which allow the lender in its reasonable discretion to require, the borrower to maintain "law and ordinance" coverage which, subject to the terms and conditions of such coverage, will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off the mortgage loan in full. In addition, if the mortgaged real property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before repair or restoration.

     LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY CONDITION. All of the mortgaged real properties securing mortgage loans in the trust fund were inspected by engineering firms. However, in the case of five (5) of those mortgaged real properties, securing 1.35% of the initial mortgage pool balance, those inspections were conducted more than 12 months prior to December 11, 2003. The scope of those inspections included an assessment of--

     - the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     - the general condition of the site, buildings and other improvements located at each property.

At certain of those properties, the inspections identified conditions requiring escrows to be established for repairs or replacements. In many of these cases, the related originator, if the identified repairs or replacements were deemed material, required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover the costs of these repairs or replacements. While the aforementioned escrows, when required, were based on recommendations in an engineering report, there can be no assurance that the reserves or letters of credit or other instruments will be sufficient to cover the repairs or replacements. Additionally, there can be no assurance that all conditions requiring repair or replacement have been identified in these inspections.

     AVAILABILITY OF CASUALTY INSURANCE COVERING DAMAGE FROM TERRORIST ACTS MAY BE LIMITED AND MAY RESULT IN ADDITIONAL COSTS TO BORROWERS. With respect to each of the mortgaged real properties securing a mortgage loan, the related borrower is required under the related mortgage loan documents to maintain comprehensive all-risk casualty insurance or extended coverage insurance (with special form coverage) (which may be provided under a blanket insurance policy as further discussed below) but may not specify the nature of the specific risks required to be covered by such insurance policies. In light of the terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania you should be aware that coverage for acts of terrorism may be available only at rates significantly higher than other types of insurance. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" below.

     The master servicer will use reasonable efforts to cause the borrower to maintain or, if the borrower does not so maintain, the master servicer will maintain all-risk casualty insurance (the cost of which will be payable as a servicing advance) which does not contain any carve-out for terrorist or similar acts to the extent not prohibited by the terms of the related note and mortgage. The master servicer will not be required to call a default under a mortgage loan if the related borrower fails to maintain such insurance, and the master servicer will not be required to maintain such insurance, if the special servicer has determined in accordance with the Servicing Standard that either--

     - such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

     -    such insurance is not available at any rate.

If the related loan documents do not expressly require insurance against acts of terrorism, but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     In the event that any mortgaged real property securing a mortgage loan sustains damage as a result of an uninsured terrorist or similar act, a default on the related mortgage loan may result and such damaged mortgaged real property may not provide adequate collateral to satisfy all amounts owing under such mortgage loan, which could result in losses on some classes of the certificates.

     If a borrower is required under the circumstances described above to maintain such insurance for terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real properties.

     COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL COSTS TO BORROWERS. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent a mortgaged real property does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

     CERTAIN LOANS MAY REQUIRE PRINCIPAL PAYDOWNS WHICH MAY REDUCE THE YIELD ON YOUR OFFERED CERTIFICATES. Some of the mortgage loans that we intend to include in the trust fund may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the mortgage loan is in its lock-out period. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns."

     LITIGATION MAY ADVERSELY AFFECT PROPERTY PERFORMANCE. There may be pending or, from time to time, threatened legal proceedings against the borrowers under the mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     ONE ACTION RULES MAY LIMIT REMEDIES. Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that are secured by mortgaged real properties located where the rule could be applicable. In the case of either a cross-collateralized mortgage loan or a multi-property loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where the "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

     RISKS RELATED TO THE OFFERED CERTIFICATES

     THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON YOUR OFFERED CERTIFICATES. If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

     THE CLASS B, C, D AND E CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, THE CLASS A-1, A-2, A-3, A-4, A-1-A, A-X AND A-SP CERTIFICATES. If you purchase class B, C, D or E certificates, then your offered certificates will provide credit support to other more senior classes of offered certificates, as well as the class A-1-A, A-X and A-SP certificates. As a result, you will receive distributions after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of offered certificates.

     In addition, if losses and/or shortfalls relating to the trust fund exceed amounts payable out of collections on the trust fund, then the holders of the offered certificates may suffer shortfalls and losses, to the extent the subordination of the class F, G, H, J, K, L, M, N, O and P certificates is not sufficient to bear such shortfalls or losses.

     When making an investment decision, you should consider, among other things--

     - the distribution priorities of the respective classes of the series 2003-C5 certificates,

     - the order in which the principal balances of the respective classes of the series 2003-C5 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

     -    the characteristics and quality of the underlying mortgage loans.

     THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY. The yield on your offered certificates will depend on, among other things--

     -    the price you paid for your offered certificates, and

     - the rate, timing and amount of distributions on your offered certificates.

     The rate, timing and amount of distributions on your offered certificates will depend on--

     - the pass-through rate for, and the other payment terms of, your offered certificates,

     - the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

     - the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

     - the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2003-C5 certificates, and

     - servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

     These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     In the absence of significant losses, holders of the class A-1, A-2, A-3 and A-4 certificates should be concerned with the factors described in the second, third, fourth and fifth bullets of the second preceding paragraph primarily insofar as they relate to the mortgage loans in loan group no. 1.

     If you purchase your offered certificates at a premium, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Holders of the class A-1, A-2, A-3 and A-4 certificates will be affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2.

     The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with higher mortgage interest rates pay principal faster than the mortgage loans with lower mortgage interest rates.

     Generally speaking, a borrower is less likely to prepay if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, yield maintenance charge provisions or prepayment premium provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods, with lower yield maintenance charges or prepayment premiums. None of the master servicer, the special servicer or the trustee will be required to advance any yield maintenance charges or prepayment premiums.

     Delinquencies on the underlying mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the underlying mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the underlying mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining underlying mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans in the trust fund.

     Provisions requiring prepayment consideration may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a prepayment premium or yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the prepayment premium or yield maintenance charge in connection with an involuntary prepayment. In general, prepayment premiums and yield maintenance charges will be among the last items payable out of foreclosure proceeds. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the series 2003-C5 certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a yield maintenance charge which may be unenforceable or usurious under applicable law.

     THE RIGHT OF THE MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE TO RECEIVE INTEREST ON ADVANCES MAY RESULT IN ADDITIONAL LOSSES TO THE TRUST FUND. The master servicer, the special servicer and the trustee (and the series 2003-C4 master servicer, special servicer and trustee with respect to the Mayfair Mall Loan) will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

     IF THE MASTER SERVICER OR THE SPECIAL SERVICER PURCHASES SERIES 2003-C5 CERTIFICATES, A CONFLICT OF INTEREST COULD ARISE BETWEEN THEIR DUTIES AND THEIR INTERESTS IN THE SERIES 2003-C5 CERTIFICATES. The master servicer or the special servicer or an affiliate thereof may purchase any class of series 2003-C5 certificates. It is anticipated that the special servicer may purchase all or a portion of the class A-X, A-SP, J, K, L, M, N, O, P and V certificates. However, there can be no assurance that the special servicer or an affiliate of the special servicer will purchase any certificates. The purchase of series 2003-C5 certificates by the master servicer or the special servicer could cause a conflict between its duties under the pooling and servicing agreement and its interest as a holder of a series 2003-C5 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2003-C5 certificates.

     THE INTERESTS OF THE HOLDERS OF CERTIFICATES OF THE SERIES 2003-C5 CONTROLLING CLASS MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders of certificates representing a majority interest in the controlling class of series 2003-C5 certificates will be entitled to appoint a representative having the various rights and powers, described under "The Pooling and Servicing Agreement--Specially Serviced Mortgage Loans" and "--Replacement of the Special Servicer" in this prospectus supplement. Among other things, the Directing Certificateholder may remove the series 2003-C5 special servicer for the mortgage loans (other than for the Mayfair Mall Loan and Stanford Shopping Center Loan), with or without cause, and appoint a successor special servicer chosen by it without the consent of the holders of any series 2003-C5 certificates, the trustee, the master servicer or the special servicer, provided that, among other things, each rating agency confirms in writing that the removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2003-C5 certificates. With respect to the Mayfair Mall Total Loan, the series 2003-C4 special servicer may be removed, with or without cause, by the holders of the Mayfair Mall Total Loan that represent more than 50% of the outstanding principal balance of the Mayfair Mall Total Loan in which case such holders may appoint a successor special servicer chosen by them without the consent of the holders of any series 2003-C5 certificates, the trustee, the master servicer or the special servicer. With respect to the Stanford Shopping Center Total Loan, the special servicer may be removed, with or without cause, by the holders of the Stanford Shopping Center Total Loan that represent more than 50% of the outstanding principal balance of the Stanford Shopping Center Total Loan in which case such holders may appoint a successor special servicer chosen by them without the consent of the holders of any series 2003-C5 certificates, the trustee, the master servicer or the special servicer. With respect to the Mall at Fairfield Commons Total Loan, the Directing Certificateholder may remove the special servicer with or without cause; provided that, if the Directing Certificateholder does not exercise such option, upon an event of default of the special servicer, the Mall at Fairfield Commons Companion Lender may remove the special servicer and appoint a successor special servicer chosen by them with respect to the Mall at Fairfield Commons Total Loan only, without the consent of the holders of any series 2003-C5 certificates, the trustee, the master servicer or the special servicer. In addition, subject to the various conditions, the

Directing Certificateholder can direct various servicing actions by the special servicer with respect to the mortgage loans; provided that with respect to the Stanford Shopping Center Total Loan, the Stanford Shopping Center Control Group will be the party directing the servicing actions by the special servicer with respect to the Stanford Shopping Center Total Loan. You should expect that the Directing Certificateholder will exercise its rights and powers on behalf of the series 2003-C5 controlling class certificateholders, and it will not be liable to any other class of series 2003-C5 certificateholders for doing so.

     The series 2003-C5 controlling class will initially be a non-offered class of series 2003-C5 certificates. The series 2003-C5 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates.

     BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES MAY REQUIRE YOU TO EXERCISE YOUR RIGHTS THROUGH THE DEPOSITORY TRUST Company. Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder," you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company and its participating organizations. See "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement.

     As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement and notices only through the facilities of The Depository Trust Company and its respective participants or from the trustee, if you have certified to the trustee that you are a beneficial owner of offered certificates using the form annexed to the pooling and servicing agreement. Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.

     YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2003-C5 CERTIFICATEHOLDERS. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2003-C5 certificates will be required to direct, consent to or approve certain actions, including amending the pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2003-C5 certificates.

     LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR OFFERED CERTIFICATES. There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

     POTENTIAL DEFAULTS UNDER CERTAIN MORTGAGE LOANS MAY AFFECT THE TIMING AND/OR PAYMENT ON YOUR OFFERED CERTIFICATES. Any defaults that may occur under the mortgage loans may result in shortfalls in the payments on these mortgage loans. Even if these defaults are non-monetary, the master servicer or special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2003-C5 certificateholders.

     THE AFTERMATH OF THE TERRORIST ATTACKS ON SEPTEMBER 11, 2001 AND THE MILITARY OPERATIONS IN IRAQ MAY ADVERSELY AFFECT THE VALUE OF YOUR OFFERED CERTIFICATES AND PAYMENTS ON THE UNDERLYING MORTGAGE LOANS

     On September 11, 2001, terrorist attacks destroyed the World Trade Center Twin Towers in New York City and caused material damage to the Pentagon Building in the Washington, D.C. area. The collapse of the World Trade Center Twin Towers and resulting fires also destroyed much of the remaining structures that comprised the World Trade Center complex and severely damaged several other surrounding buildings.

     In March 2003 the government of the United States implemented full-scale military operations in Iraq. In addition, the government of the United States has stated that future acts of terrorism may take place.

     It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities (either domestically or internationally), the military operations in Iraq and/or any consequent actions on the part of the United States Government and others will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the underlying mortgage loans. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     These disruptions and uncertainties could affect the borrowers' abilities to make payments under the mortgage loans, the ability of each transaction party to perform its respective obligations under the transaction documents to which it is a party, the value of the certificates and the ability of an investor to resell the certificates. As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Limited Liquidity of Your Certificates May Have An Adverse Impact on Your Ability To Sell Your Offered Certificates," "--The Market Value of Your Certificates Will Be Sensitive to Factors Unrelated to the Performance of Your Certificates and the Underlying Mortgage Assets" and "--Risks Associated with Commercial or Multifamily Mortgage Loans" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement. A capitalized term used throughout this prospectus supplement will have the meaning assigned to it in the "Glossary" to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects," "intends," "anticipates," "estimates," and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS

     GENERAL

     We intend to include the one hundred fifty-three (153) mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust fund. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $1,261,299,491. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     For purposes of calculating distributions on the respective classes of the series 2003-C5 certificates, the mortgage loans will be divided into the following two loan groups:

     - Loan group no. 1, which will consist of all of the mortgage loans that are secured by property types other than multifamily and manufactured housing, together with five (5) mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 1 will consist of 94 mortgage loans, with an initial loan group no. 1 balance of $920,750,128, representing approximately 73.00% of the initial mortgage pool balance.

     - Loan group no. 2, which will consist of all but five (5) of the mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 2 will consist of 59 mortgage loans, with an initial loan group no. 2 balance of $340,549,363, representing approximately 27.00% of the initial mortgage pool balance.

     Exhibit A-1 to this prospectus supplement identifies which mortgage loans are included in each of loan group no. 1 and loan group no. 2.

     The initial mortgage pool balance will equal the total cut-off date principal balance of all the underlying mortgage loans, the initial loan group no. 1 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 1, and the initial loan group no. 2 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 2. The cut-off date principal balance of any mortgage loan included in the trust fund is equal to its unpaid principal balance as of its due date in December 2003, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement.

     Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the mortgage loans to be a non-recourse obligation of the related borrower. You should assume that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that--

     - All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     - All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans reflects a weighting by their respective cut-off date principal balances.

     - In calculating the cut-off date principal balances of the mortgage loans, we have assumed that--

          1. all scheduled payments of principal and/or interest due on the mortgage loans on or before their respective due dates in December 2003 are timely made, and

          2. there are no prepayments or other unscheduled collections of principal with respect to any of the mortgage loans during the period from its due date in November 2003 up to and including its due date in December 2003.

     - When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial mortgage pool balance, the initial loan group no. 1 balance, or the initial loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related mortgage loans.

     - If a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund, we have presented the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "Description of the Underlying Mortgage Loans--The Mayfair Mall Loan," "--The Mall at Fairfield Commons," "--The A/B Loans," "--The Stanford Shopping Center Loan" and "--The Jefferson at Montfort Loan," none of the mortgage loans that we intend to include in the trust fund is cross-collateralized with any loan outside of the trust fund.

     - In some cases, multiple mortgaged real properties secure a single mortgage loan. For purposes of providing property-specific information, we have allocated that mortgage loan among those properties based upon--

          1.   relative appraised values,

          2.   relative underwritten net cashflow, or

          3.   prior allocations reflected in the related loan documents.

     - If multiple parcels of real property secure a single mortgage loan and the operation or management of those parcels so warrant, we treat those parcels as a single real property.

     - Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement.

     - Statistical information regarding the mortgage loans that we intend to include in the trust fund may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

     CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include five (5) groups of mortgage loans that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the trust fund.

     The table below identifies each group of cross-collateralized mortgage loans that we intend to include in the trust fund.

                                                                  NUMBER OF STATES WHERE     % OF INITIAL MORTGAGE
                       PROPERTY/PORTFOLIO NAMES                   PROPERTIES ARE LOCATED         POOL BALANCE
        ----------------------------------------------------  -----------------------------  ----------------------
        1. Coast Family Medical Center and Anaheim
           Professional Center..............................                1                        1.20%
        2. Magnolia Village, Blue Jay Mobile Home Park,
           Candlelight Manor and Elmwood Mobile Home Park...                1                        0.90%

     With respect to the group of crossed-collateralized mortgage loans identified on Exhibit A-1 to this prospectus supplement as Coast Family Medical Center and Anaheim Professional Center, the related borrower under the Coast Family Medical Center loan is entitled to obtain a release of the related mortgaged real property upon the payment in full of such loan, notwithstanding that the Anaheim Professional Center loan has not been paid in full.

     The table below identifies each group of mortgaged real properties that secure an individual multi-property mortgage loan that we intend to include in the trust fund.

                                                               NUMBER OF STATES WHERE     % OF INITIAL MORTGAGE
                    PROPERTY/PORTFOLIO NAMES                   PROPERTIES ARE LOCATED         POOL BALANCE
     ----------------------------------------------------  -----------------------------  ----------------------
     1. Mayfair Mall and Office Complex..................                1                       6.29%
     2. MeriStar Hotel Portfolio.........................                2                       4.03%
     3. Evergreen - Beverly Plaza & Park Plaza...........                1                       0.42%

     The table below shows each group of mortgaged real properties that--

     -    have the same or affiliated borrowers, and

     - secure two or more non-cross-collateralized mortgage loans or groups of mortgage loans that we intend to include in the trust fund, which mortgage loans have a total cut-off date principal balance equal to at least 1.0% of the initial mortgage pool balance.

                             RELATED BORROWER LOANS

                                                                                          % OF INITIAL
                                                                      CUT-OFF DATE          MORTGAGE
           GROUP             PROPERTY/PORTFOLIO NAME                PRINCIPAL BALANCE     POOL BALANCE
     -----------------  --------------------------------------  -----------------------  -------------
             A          Serrano Apartments....................        $  26,450,000           2.10%
                        Villages of Deerfield Apartments......           16,641,062           1.32
                                                                -----------------------  -------------
           TOTAL                                                      $  43,091,062           3.42%
                                                                =======================  =============

             B          Anaheim Professional Center...........        $   9,365,667           0.74%
                        Coast Family Medical Center...........            5,719,224           0.45
                                                                -----------------------  -------------
           TOTAL                                                      $  15,084,891           1.19%
                                                                =======================  =============

     PARTIAL RELEASES OF PROPERTY

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Mayfair Mall, representing 6.29% of the initial mortgage pool balance, the borrower has the right to obtain a release of one or more vacant, non-income producing and unimproved (or improved only by surface parking areas) parcels or outlots proposed to be transferred to a third party in connection with the expansion or other development of the mortgaged real property, without payment of any consideration or repayment of any principal, subject to satisfaction of stipulated conditions including, delivery to the lender of evidence that would be satisfactory to a prudent lender acting reasonably that the parcel to be released has been legally subdivided from the remaining mortgaged real property, the parcel to be released and the remaining mortgaged real property are each a separate tax lot, and the parcel to be released is not necessary for the remaining mortgaged real property to comply with any zoning, building, land use or parking or other legal requirements applicable to the remaining mortgaged real property. In addition, the borrower must deliver (a) an opinion of counsel that would be acceptable to a prudent lender acting reasonably that the trust fund will not fail to maintain its status as a REMIC solely as a result of the release and (b) rating agency confirmation that the release will not result in a downgrade, withdrawal or qualification of the then current rating assigned to any class of the series 2003-C4 certificates or class of the series 2003-C5 certificates.

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as East Thunderbird Square Shopping Center, representing 2.26% of the initial mortgage pool balance, the related borrower may obtain a release of an undeveloped portion of the related mortgaged real property without a partial defeasance or payment of a release price upon satisfaction of various specified criteria, including creation of separate tax parcels, compliance with zoning laws, creation of acceptable cross easements and providing a title policy endorsement.

     In the case of the mortgage loans identified on Exhibit A-1 to this prospectus supplement as West Highlands Shopping Center and Kroger Retail Center, representing 0.45% and 0.21%, respectively, of the initial mortgage pool balance, the related borrower may obtain a release of an undeveloped portion of the related mortgaged real property without a partial defeasance or payment of a release price upon satisfaction of various specified criteria, including creation of separate tax parcels, compliance with zoning laws, creation of acceptable cross easements and with respect to Kroger Retail Center, providing evidence that the debt service coverage ratio of the remaining property meets specified requirements.

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Northwood Plaza Shopping Center, representing 0.20% of the initial mortgage pool balance, the related borrower may obtain a release of an undeveloped portion of the related mortgaged real property upon the payment of $250,000 plus required yield maintenance, and upon satisfaction of various specified criteria, including creation of separate tax parcels, compliance with zoning laws and creation of acceptable cross easements.

     CERTAIN TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     DUE DATES. Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and interest will be due on the underlying mortgage loans are as follows:

                                                                  % OF INITIAL
                                       NUMBER OF                    MORTGAGE
            DUE DATE                 MORTGAGE LOANS               POOL BALANCE
         ---------------        ----------------------     --------------------------
              1st                         36                         33.48%
             11th                        117                         66.52%

     MORTGAGE RATES; CALCULATIONS OF INTEREST. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described under "--ARD Loans" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 3.108% per annum to 8.120% per annum, and the weighted average of those mortgage interest rates was 5.453% per annum.

     Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

     One hundred forty-nine (149) of the mortgage loans that we intend to include in the trust fund, representing 93.98% of the initial net mortgage pool balance, accrue interest on an Actual/360 Basis. Four (4) of the mortgage loans that we intend to include in the trust fund, representing 6.02% of the initial net mortgage pool balance, accrue interest on a 30/360 Basis.

     BALLOON LOANS. One hundred forty-three (143) of the mortgage loans that we intend to include in the trust fund, representing 90.02% of the initial mortgage pool balance, of which 85 mortgage loans are in loan group no. 1, representing 86.50% of the initial loan group no. 1 balance, and 58 mortgage loans are in loan group no. 2, representing 99.52% of the initial loan group no. 2 balance, are balloon loans that provide for:

     - an amortization schedule that is significantly longer than its remaining term to stated maturity or for no amortization prior to stated maturity;

     - in certain cases, payments of interest only for the entire term of the related mortgage loan; and

     - in either case above, a substantial payment of principal on its maturity date.

     ARD LOANS. Seven (7) of the mortgage loans that we intend to include in the trust fund, representing 9.15% of the initial mortgage pool balance, of which all seven (7) of those mortgage loans are in loan group no. 1, representing 12.53% of the initial loan group no. 1 balance, are balloon loans that provide for:

     - A maturity date that is generally 25 to 30 years following origination.

     - The designation of an anticipated repayment date that is generally 10 to 12 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Exhibit A-1 to this prospectus supplement.

     - The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a yield maintenance charge, at any time on or after a date that is generally one (1) to six (6) months prior to the related anticipated repayment date.

     - Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     - From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is no less than two percentage points over its initial mortgage interest rate.

     - The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Excess Interest may, in some cases, compound at the new revised mortgage interest rate. Any Excess Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     - From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Excess Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     FULLY AMORTIZING LOANS. Three (3) of the mortgage loans that we intend to include in the trust fund, representing 0.84% of the initial mortgage pool balance, of which 2 mortgage loans are in loan group no. 1, representing 0.97% of the initial loan group no. 1 balance, and 1 mortgage loan is in loan group no. 2, representing 0.48% of the initial loan group no. 2 balance, are balloon loans that provide for:

     - a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date, but

     - none of the incentives to repayment on a date prior to maturity associated with an ARD Loan.

     ADDITIONAL AMORTIZATION CONSIDERATIONS. Four (4) of the mortgage loans, representing 8.57% of the initial mortgage pool balance, of which 3 mortgage loans are in loan group no. 1, representing 8.87% of the initial loan group no. 1 balance, and 1 mortgage loan is in loan group no. 2, representing 7.77% of the initial loan group no. 2 balance, also provides for an initial interest only period of up to 12 months after the loan's origination date.

     Three (3) mortgage loans representing 3.32% of the initial mortgage pool balance, of which each of those three (3) mortgage loans are in loan group no. 2, representing 12.28% of the initial loan group no. 2 balance, provide for initial interest only periods of between 13 to 24 months after the loan's origination date.

     Four (4) mortgage loans representing 8.89% of the initial mortgage pool balance, of which each of those four (4) mortgage loans are in loan group no. 1, representing 12.17% of the initial loan group no. 1 balance, provide for initial interest only periods of between 60 and 84 months.

     Some of the pooled mortgage loans will provide, in each case, for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     PREPAYMENT PROVISIONS.  As of origination:

     - One hundred thirty-eight (138) of the mortgage loans that we intend to include in the trust fund, representing 89.31% of the initial mortgage pool balance, of which 84 mortgage loans are in loan group no. 1, representing 90.66% of the initial loan group no. 1 balance, and 54 mortgage loans are in loan group no. 2, representing 85.66% of the initial loan group no. 2 balance, provided for--

          1. a prepayment lock-out period and/or a defeasance period, during which voluntary principal prepayments are prohibited although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased, followed by

          2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

     - Fourteen (14) of the mortgage loans that we intend to include in the trust fund, representing 8.02% of the initial mortgage pool balance, of which 9 mortgage loans are in loan group no. 1, representing 5.68% of the initial loan group no. 1 balance, and 5 mortgage loans are in loan group no. 2, representing 14.34% of the initial loan group no. 2 balance, provided for--

          1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

          2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Yield Maintenance Charge, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration; and

     - One (1) of the mortgage loans that we intend to include in the trust fund, representing 2.67% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1, representing 3.66% of the initial loan group no. 1 balance, provided for--

          1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

          2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Static Prepayment Premium, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration.

     The open prepayment period, if any, for any mortgage loan may begin seven
(7) or fewer payments prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below.

     The prepayment terms of the mortgage loans that we intend to include in the trust fund are more particularly described in Exhibit A-2 to this prospectus supplement.

     For the purposes of this prospectus supplement and the statistical information presented in this prospectus supplement--

     - the entire principal balance of each Additional Collateral Loan is deemed to be subject to a prepayment lock-out period for the related remaining prepayment lock-out period set forth on Exhibit A-1 hereto, notwithstanding that required prepayments could occur under that Additional Collateral Loan during that prepayment lock-out period, and

     - it is assumed that each ARD Loan prepays on the related anticipated repayment date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to that anticipated repayment date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge.

     PREPAYMENT LOCK-OUT PERIODS. All of the mortgage loans that we intend to include in the trust fund, representing 100% of the initial mortgage pool balance, provide for prepayment lock-out periods as of their respective due dates in December 2003. With respect to those mortgage loans, and taking into account periods during which a defeasance can occur so long as the mortgage loan cannot be voluntarily prepaid:

     - the maximum remaining prepayment lock-out/defeasance period as of the related due date in December 2003 is two hundred twenty-eight (228) months with respect to the entire mortgage pool, one hundred sixty-nine (169) months with respect to loan group no. 1 and two hundred twenty-eight (228) months with respect to loan group no. 2;

     - the minimum remaining prepayment lock-out/defeasance period as of the related due date in December 2003 is thirty-two (32) months with respect to the entire mortgage pool, thirty-five (35) months with respect to loan group no. 1 and thirty-two (32) months with respect to loan group no. 2; and

     - the weighted average remaining prepayment lock-out/defeasance period as of the related due date in December 2003 is ninety-three (93) months with respect to the entire mortgage pool, ninety-five (95) months with respect to loan group no. 1 and eighty-seven (87) months with respect to loan group no. 2.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below.

     PREPAYMENT CONSIDERATION PERIODS. Fifteen (15) of the mortgage loans that we intend to include in the trust fund, representing 10.69% of the initial mortgage pool balance, of which 10 mortgage loans are in loan group no. 1, representing 9.34% of the initial loan group no. 1 balance, and 5 mortgage loans are in loan group no. 2, representing 14.34% of the initial loan group no. 2 balance, provide for a prepayment consideration period during some portion of their respective loan terms and, in some cases, following an initial prepayment lock-out and/or defeasance period. The relevant prepayment consideration will generally consist of the following:

     - In the case of all of the mortgage loans with Yield Maintenance Periods, other than the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Ravine Development, representing 2.10% of the initial mortgage pool balance, the related Yield Maintenance Charge will generally equal the greater of (1) a specified percentage of the principal balance of the mortgage loan being prepaid, and (2) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payments) or, in the case of an ARD Loan, the anticipated repayment date (including the principal balance scheduled to be due on the related anticipated repayment date), determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The term "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity or anticipated repayment date. If Release H.15 is no longer published, the lender will select a comparable publication to determine the Treasury Rate.

     - In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Ravine Development, representing 2.10% of the initial mortgage pool balance, the related Yield Maintenance Charge will generally equal the greater of (A) one percent (1%) of the outstanding principal balance of the mortgage loan being prepaid or
          (B) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payments), determined by discounting such payments at the stated yield to maturity of a United States Treasury bond and/or note having a similar duration as reported in the Wall Street Journal (eastern edition) five (5) business days prior to the prepayment date, less the outstanding principal balance of the mortgage loan (including all accrued and unpaid interest) calculated as of the prepayment date.

     - In the case of one (1) of the mortgage loans that we intend to include in the trust fund, representing 2.77% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1, representing 3.66% of the initial loan group no. 1 balance, a Static Prepayment Premium in an amount equal to a specified percentage of the amount prepaid.

     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related mortgaged real property is considerably higher than the current outstanding principal balance of that mortgage loan, due to an increase in the value of the mortgaged real property or otherwise, the prepayment consideration may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged real property. The prepayment consideration provision of a mortgage loan creates an economic disincentive for the borrower to prepay that mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that mortgage loan.

     However, there can be no assurance that the imposition of a Static Prepayment Premium or Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Even if a borrower does elect to pay a Static Prepayment Premium or Yield Maintenance Charge, the pooling and servicing agreement will provide that amounts received from borrowers will be applied to payments of principal and interest then due and payable on the underlying mortgage loans being prepaid prior to being distributed as prepayment consideration.

     The mortgage loans generally provide that in the event of an involuntary prepayment made after an event of default has occurred, a Static Prepayment Premium or Yield Maintenance Charge will be due. The enforceability of provisions providing for payments comparable to the prepayment consideration upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Static Prepayment Premium or Yield Maintenance Charge is required to be made on any of the underlying mortgage loans in connection with an involuntary prepayment, the obligation to pay that Static Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law. See "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the provision of any mortgage loan requiring the payment of a Static Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Static Prepayment Premium or Yield Maintenance Charge.

     CASUALTY AND CONDEMNATION. In the event of a condemnation or casualty at the mortgaged real property securing any of the mortgage loans, the borrower will generally be required to restore that mortgaged real property. However, the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the underlying mortgage loans, will not require payment of any prepayment consideration.

     Several of the mortgage loans that we intend to include in the trust fund provide that if casualty or condemnation proceeds are applied to the loan (either because the lender elects and is entitled to such application or, in certain cases of substantial casualty or condemnation, the borrower elects to make a full prepayment of the loan), the borrower will be permitted, subject to conditions specified in the loan documents, to supplement those proceeds with an amount sufficient to prepay all or a portion of the remaining principal balance of the mortgage loan without any prepayment consideration. Some mortgage loans that we intend to include in the trust fund provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant monthly debt service payment may be reduced based on the remaining amortization period, the mortgage interest rate and the outstanding principal balance.

     MORTGAGE LOANS WHICH MAY REQUIRE PRINCIPAL PAYDOWNS. Six (6) of the mortgage loans that we intend to include in the trust fund, representing 8.27% of the initial mortgage pool balance, of which 5 mortgage loans are in loan group no. 1, representing 11.07% of the initial loan group no. 1 balance, and 1 mortgage loan is in loan group no. 2, representing 0.70% of the initial loan group no. 2 balance, are secured by cash reserves and/or letters of credit that in each such case:

     - will be released to the related borrower upon satisfaction by the related borrower of certain operating performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

     - will or, at the discretion of the lender, may be applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

     The total amount of that additional collateral is $5,515,000.

     DEFEASANCE LOANS. One hundred thirty-eight (138) of the mortgage loans that we intend to include in the trust fund, representing 89.31% of the initial mortgage pool balance, of which 84 mortgage loans are in loan group no. 1, representing 90.66% of the initial loan group no. 1 balance, and 54 mortgage loans are in loan group no. 2, representing 85.66% of the initial loan group no. 2 balance, permit the borrower to deliver direct, noncallable U.S. government obligations as substitute collateral.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of direct, non-callable U.S. government obligations and obtain a full or partial release of the mortgaged real property. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any mortgage loan must provide for a series of payments that--

     - will be made prior, but as closely as possible, to all successive due dates through and including the maturity date, and

     - will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date.

For purposes of determining the defeasance collateral for an ARD Loan, however, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

     If fewer than all of the real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to the defeased loan amount.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust fund a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. The related borrower will be required to pay all costs and expenses with respect to a defeasance.

     None of the mortgage loans that we intend to include in the trust fund may be defeased prior to the second anniversary of the date of initial issuance of the offered certificates.

     Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the defeasance provisions of any mortgage loan.

     LOCKBOXES. Thirty (30) of the mortgage loans that we intend to include in the trust fund, representing approximately 53.53% of the initial mortgage pool balance, of which 24 mortgage loans are in loan group no. 1, representing 61.20% of the initial loan group no. 1 balance, and 6 mortgage loans are in loan group no. 2, representing 32.81% of the initial loan group no. 2 balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

     - HARD LOCKBOX. Income (or some portion thereof sufficient to fund debt service payments) is paid directly to a lockbox account controlled by the applicable master servicer on behalf of the trust fund, except that with respect to multifamily properties, income (or some portion thereof sufficient to fund debt service payments) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account;

     - SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

          1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

          2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

          3.   a failure to meet a specified debt service coverage ratio; or

          4.   an event of default under the mortgage.

          For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the trigger event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the trigger event.

     - MODIFIED LOCKBOX. Income (or some portion thereof sufficient to fund debt service payments) is collected by the property manager (or, in some cases, the borrower) of the mortgaged real property (other than multifamily and hospitality properties) and is deposited into a lender-controlled lockbox account on a regular basis.

The thirty (30) mortgage loans referred to above provide for lockbox accounts as follows:

                                                             % OF INITIAL
                                            NUMBER OF          MORTGAGE
                  TYPE OF LOCKBOX        MORTGAGE LOANS      POOL BALANCE
               -----------------------  ---------------     --------------
               Springing..............         23                 35.80%
               Hard...................          6                 14.18%
               Modified...............          1                  3.56%

     For any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager or borrower, notwithstanding requirements to the contrary. Mortgage loans whose terms call for the establishment of a lockbox account require that amounts paid to the property manager or borrower of the related mortgaged real property or "over-the-counter" will be deposited into a lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

     ESCROW AND RESERVE ACCOUNTS. Many of the mortgage loans that we intend to include in the trust fund provide for the establishment of escrow and/or reserve accounts for the purpose of holding amounts required to be on deposit as reserves for--

     -    taxes and insurance,

     -    capital improvements,

     -    furniture, fixtures and equipment, and/or

     -    various other purposes.

As of the date of initial issuance of the offered certificates, these accounts will be under the sole control of the master servicer or a primary servicer under the direction of the master servicer. In the case of most of the mortgage loans as to which there is this type of account, the account will be funded out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

     TAX AND INSURANCE ESCROWS. In the case of one hundred forty-six (146) of the mortgage loans that we intend to include in the trust fund, representing 82.17% of the initial mortgage pool balance, of which 87 mortgage loans are in loan group no. 1, representing 75.58% of the initial loan group no. 1 balance, and 59 mortgage loans are in loan group no. 2, representing 100% of the initial loan group no. 2 balance, escrows were established for taxes and, in the case of one hundred thirty-nine (139) of the mortgage loans that we intend to include in the trust fund, representing 66.76% of the initial mortgage pool balance, of which 80 mortgage loans are in loan group no. 1, representing 54.47% of the initial loan group no. 1 balance, and 59 mortgage loans are in loan group no. 2, representing 100% of the initial loan group no. 2 balance, escrows were established for insurance, in each case either as separate accounts or, if applicable, as sub-accounts of another account. In those cases, the related borrower is generally required to deposit on a monthly basis an amount equal to--

     -    one-twelfth of the annual real estate taxes and assessments, and/or

     - one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain.

     If an escrow was established, the funds will be applied by the master servicer to pay for items such as taxes, assessments and insurance premiums at the mortgaged real property.

     Under some of the other mortgage loans, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the mortgaged real property, or the related borrower pays the premium directly.

     In still other cases, no escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the real estate taxes and assessments and/or insurance premiums directly.

     RECURRING REPLACEMENT AND TI&LC RESERVES. The table titled "Engineering Reserves, Recurring Replacement Reserves and TI&LC Reserves" on Exhibit A-1 to this prospectus supplement shows for each applicable mortgage loan the reserve deposits that the related borrower has been or is required to make into a separate account or, if applicable, a sub-account of another account for--

     - capital replacements, repairs and furniture, fixtures and equipment, or

     -    leasing commissions and tenant improvements.

     In the case of most of the mortgaged real properties that will secure a mortgage loan that we intend to include in the trust fund, those reserve deposits are initial amounts and may vary over time. In these cases, the related mortgage instrument and/or other related loan documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under some of the mortgage loans that we intend to include in the trust fund, the related borrowers are permitted to deliver letters of credit from third parties in lieu of establishing and funding the reserve accounts.

     ENGINEERING RESERVES. The table titled "Engineering Reserves, Recurring Replacement Reserves and TI&LC Reserves" on Exhibit A-1 to this prospectus supplement shows the engineering reserves established at the origination of the corresponding mortgage loans for deferred maintenance items that are required to be corrected within 12 months from origination. In most cases, the engineering reserve is 100% to 125% of the estimated cost to make the required repairs. In some cases, however, the engineering reserve for a mortgaged real property is less than the cost estimate in the related inspection report because--

     - the related originator may not have considered various items identified in the related inspection report significant enough to require a reserve, and/or

     - various items identified in the related inspection report may have been corrected.

     In the case of several mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the engineering reserve was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. In the case of some mortgaged real properties acquired with the proceeds of the related mortgage loan, the related borrower escrowed an amount substantially in excess of the cost estimate set forth in the related inspection report because it contemplated completing repairs in addition to those shown in the related inspection report. No engineering reserve is required to be replenished. We cannot provide any assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amounts will be sufficient to cover the entire cost of the required work.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS. Most of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph and subject to the discussion under "--Additional Loan and Property Information--Additional Secured Financing" below, these clauses either--

     - permit the holder of the related mortgage instrument to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

     - prohibit the borrower from doing so without the consent of the holder of the mortgage.

     Some of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

     - transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include--

          1. confirmation in writing by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2003-C5 certificates, or

          2.   the reasonable acceptability of the transferee to the lender;

     - a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the related borrower;

     - involuntary transfers caused by the death of any owner, general partner or manager of the related borrower;

     - transfers of the corresponding mortgaged real property or ownership interests in the related borrower to specified persons, entities or types of persons or entities;

     - issuance by the borrower of new partnership or membership interests, provided this does not result in a change of control of the related borrower;

     -    a transfer of ownership interests for estate planning purposes;

     - changes in ownership between existing partners and members of the related borrower;

     - a transfer of non-controlling ownership interests in the related borrower; or

     -    other transfers similar in nature to the foregoing.

     HAZARD, LIABILITY AND OTHER INSURANCE. The loan documents for each of the mortgage loans that we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage:

     - hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--

          1.   the outstanding principal balance of the mortgage loan, and

          2. the full insurable replacement cost of the improvements located on the insured property;

     - if any portion of the subject property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

          1.   the outstanding principal balance of the related mortgage loan,

          2. the replacement cost or the full insurable value of the insured property, and

          3. the maximum amount of insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994;

     - comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence; and

     - business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue from the insured property for at least 12 months or, alternatively, in a specified dollar amount.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks. In the case of those properties located in California other than those that are manufactured housing communities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss equal to or greater than 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

     -    obtain earthquake insurance, or

     - establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant.

     With respect to each of the mortgaged real properties securing a mortgage loan, the master servicer will use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents. If the related borrower fails to do so, the master servicer must maintain that insurance coverage, to the extent--

     -    the trustee has an insurable interest,

     - the insurance coverage is available at commercially reasonable rates as determined by the Directing Certificateholder, and

     - any related servicing advance is deemed by the master servicer to be recoverable from collections on the related mortgage loan.

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     Where insurance coverage at the mortgaged real property for any mortgage loan is left to the lender's discretion, the master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance comparable to that required under other mortgage loans with express provisions governing such matters.

     With respect to each of the mortgaged real properties securing a mortgage loan, the related borrower is required under the related mortgage loan documents to maintain comprehensive all-risk casualty insurance or extended coverage insurance (with special form coverage) (which may be provided under a blanket insurance policy as further discussed below) but may not specify the nature of the specific risks required to be covered by such insurance policies. In light of the recent terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, you should be aware that coverage for terrorist acts may only be available at rates significantly higher than other types of insurance.

     To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002, the Terrorism Risk Insurance Act of 2002 was passed, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2004 (with a potential to extend to December 31, 2005) will provide some financial assistance from the United States government to insurers in the event of another terrorist attack that was the subject of an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government.

     The Treasury Department will establish procedures for the program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury shall determine whether mandatory participation should be extended through December 2005. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

     There can be no assurance that upon its expiration subsequent terrorism insurance legislation will be passed. Furthermore, because this program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance. Because it is a temporary program, there is no assurance that it will create any long-term changes in the availability and cost of such insurance.

     The master servicer is required to use reasonable efforts to cause the borrower to maintain or, if the borrower does not so maintain, the master servicer will maintain all-risk casualty insurance or extended coverage insurance (with special form coverage) (the cost of which will be payable as a servicing advance) which does not contain any carve-out for terrorist or similar acts to the extent not prohibited by the terms of the related note or mortgage. The master servicer will not be required to call a default under a mortgage loan if the related borrower fails to maintain such insurance and the master servicer will not be required to maintain such insurance, to the extent, if any, that the cost of such insurance exceeds the maximum cost that the related borrower is required to incur under the related loan documents, or if the special servicer has determined in accordance with the Servicing Standard that either--

     - such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

     -    such insurance is not available at any rate.

     Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing a mortgage loan, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust fund. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust fund.

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     The mortgage loans that we intend to include in the trust fund generally provide that insurance and condemnation proceeds in excess of minimum thresholds specified in the related mortgage loan documents are to be applied either--

     - to restore the mortgaged real property (with any balance paid to the borrower), or

     -    towards payment of the mortgage loan.

     If any mortgaged real property is acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same insurance coverage, to the extent available at commercially reasonable rates (as determined by the Directing Certificateholder), as was previously required under the mortgage instrument that had covered the property.

     The master servicer and the special servicer may each satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master force placed policy insuring against hazard losses on all of the mortgage loans and/or REO Properties for which it is responsible. If any blanket insurance policy or master force placed policy maintained by the master servicer or special servicer contains a deductible clause, however, the master servicer or the special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

     -    are not paid because of the deductible clause, and

     - exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

     THE MAYFAIR MALL LOAN

     The mortgage loan identified on Exhibit A-1 to this prospectus supplement as Mayfair Mall (referred to herein as the "Mayfair Mall Loan") is secured, on a PARI PASSU basis with three other notes (the "Mayfair Mall Companion Loans"), by the related mortgaged real property (the "Mayfair Mall Property"). The Mayfair Mall Loan together with the Mayfair Mall Companion Loans are referred to herein as the "Mayfair Mall Total Loan" and the holders of the Mayfair Mall Companion Loans are referred to herein as the "Mayfair Mall Companion Lenders." Each of the Mayfair Mall Companion Loans has the same interest rate, maturity date and amortization term as the Mayfair Mall Loan. The Mayfair Mall Companion Loans have, as of the cut-off date, an aggregate outstanding principal balance of $119,015,273.

     The Mayfair Mall Companion Loans are not included in the trust fund. One of the Mayfair Mall Companion Loans has been separately securitized (the "Mayfair Mall Securitized Companion Loan") and directly backs the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C4. Legal title to the other two Mayfair Mall Companion Loans that have not been securitized (the "Mayfair Mall Non-Securitized Companion Loans") will initially be held by Column Financial, Inc., which may, at any time, sell or transfer such Mayfair Mall Companion Loans subject to compliance with the requirements of the Mayfair Mall Intercreditor Agreement (as defined below). Column Financial, Inc., as holder of the Mayfair Mall Loan and the Mayfair Mall Non-Securitized Companion Loans, and the series 2003-C4 trust as holder of the Mayfair Mall Securitized Companion Loan, are parties to an intercreditor agreement (the "Mayfair Mall Intercreditor Agreement").

     The Mayfair Mall Total Loan will be serviced pursuant to the series 2003-C4 pooling and servicing agreement.

     MAYFAIR MALL INTERCREDITOR AGREEMENT. The Mayfair Mall Intercreditor Agreement, provides, among other things, that all amounts received in respect of the Mayfair Mall Total Loan will be paid PRO RATA to the holder of the Mayfair Mall Loan and to each holder of a Mayfair Mall Companion Loan.

     Pursuant to the Mayfair Mall Intercreditor Agreement, the holders (acting together) of such mortgage loans comprising the Mayfair Mall Total Loan that, as of the relevant time, represent more than 50% of the total outstanding principal balance of the entire Mayfair Mall Total Loan, will be entitled--

     - to replace the special servicer under the series 2003-C4 pooling and servicing agreement, with or without cause, solely in respect of the Mayfair Mall Total Loan; and

     - to direct the special servicer under the series 2003-C4 pooling and servicing agreement with respect to various servicing matters involving the Mayfair Mall Total Loan;

provided that any holder of a mortgage loan comprising the Mayfair Mall Total Loan may delegate or assign its rights in respect of the foregoing to a representative or designee and, in the case of the Mayfair Mall Loan, that designee will be the Directing Certificateholder. In the case of the Mayfair Mall Securitized Companion Loan, that representative will be the series 2003-C4 directing certificateholder.

     In addition, also pursuant to the Mayfair Mall Intercreditor Agreement, each of the holders of a Mayfair Mall Companion Loan and the Directing Certificateholder (as designee of the trust as holder of the Mayfair Mall Loan) will be entitled (acting individually), directly or through a representative or designee, to--

     - consult with--but (except as contemplated by the prior paragraph), not direct--the special servicer under the series 2003-C4 pooling and servicing agreement with respect to various servicing matters involving the Mayfair Mall Total Loan;

     - purchase the other mortgage loans comprising the Mayfair Mall Total Loan under various default scenarios; provided that the first holder of a portion of the Mayfair Mall Total Loan to exercise such right will be the holder that will be entitled to purchase such other mortgage loans comprising the Mayfair Mall Total Loan; and

     - cure defaults with respect to the other mortgage loans comprising the Mayfair Mall Total Loan;

provided that the purchase option of any holder of a portion of the Mayfair Mall Total Loan described in the second bullet above will generally be subject to the right of the holder of the Mayfair Mall Securitized Companion Loan or its designee to purchase the Mayfair Mall Loan and the Mayfair Mall Non-Securitized Companion Loans.

     THE MAYFAIR MALL COMPANION LENDERS

     CERTAIN RIGHTS AND POWERS OF THE MAYFAIR MALL COMPANION LENDERS. The special servicer under the series 2003-C4 pooling and servicing agreement (the "Mayfair Mall Special Servicer") will be required to notify the master servicer, among others, of its intention to take, or consent to the taking by the series 2003-C4 master servicer (the "Mayfair Mall Master Servicer") of any Mayfair Mall Specially Designated Servicing Action in respect of the Mayfair Mall Total Loan or any related REO Property. The Directing Certificateholder and the Mayfair Mall Companion Lenders will have 10 business days after having been notified in writing of, and having been provided with all reasonably requested information with respect to, the particular action to contact and consult with the Mayfair Mall Special Servicer regarding any Mayfair Mall Specially Designated Servicing Action; provided that, unless the Directing Certificateholder and the Mayfair Mall Companion Lenders (or their designees) are acting as part of the Mayfair Mall Control Group, the Mayfair Mall Special Servicer will not be required to follow any advice of any such holder with respect to any Mayfair Mall Specially Designated Servicing Actions or otherwise. In general, the Mayfair Mall Special Servicer will not be permitted to take any of the Mayfair Mall Specially Designated Servicing Actions with respect to the Mayfair Mall Total Loan or any REO Property as to which a Mayfair Mall Control Group has objected, in writing, within 10 business days of having been notified in writing of, and having been provided with all reasonably requested information with respect to, the particular action; provided that, in the event that the Mayfair Mall Special Servicer determines that immediate action is necessary to protect the interests of the series 2003-C4 certificateholders, the series 2003-C5 certificateholders and the other Mayfair Mall Companion Lenders (as a collective whole), the Mayfair Mall Special Servicer may take, or consent to the Mayfair Mall Master Servicer's taking, a Mayfair Mall Specially Designated Servicing Action with respect to the Mayfair Mall Total Loan or any related REO Property without waiting for the response of any holder of a portion of the Mayfair Mall Total Loan or any other person or entity.

     In addition, a Mayfair Mall Control Group may direct the Mayfair Mall Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the Mayfair Mall Total Loan (if it is being specially serviced) or any related REO Property that such Mayfair Mall Control Group may consider advisable or as to which provision is otherwise made in the series 2003-C4 pooling and servicing agreement.

     Notwithstanding the foregoing, no such advice, direction or objection of any Mayfair Mall Control Group contemplated by the foregoing paragraphs may--

     - require or cause the Mayfair Mall Special Servicer or Mayfair Mall Master Servicer to violate any applicable law;

     - require or cause the Mayfair Mall Special Servicer or Mayfair Mall Master Servicer to violate the provisions of the series 2003-C4 pooling and servicing agreement, including those requiring the Mayfair Mall Special Servicer and Mayfair Mall Master Servicer to act in accordance with the servicing standard under the Series 2003-C4 pooling and servicing agreement and not to impair the status of any REMIC created pursuant to the series 2003-C4 pooling and servicing agreement;

     - result in any adverse tax consequences with respect to any REMIC or grantor trust created in connection with the series 2003-C4 securitization, this securitization or any securitization involving another Mayfair Mall Companion Loan;

     - require or cause the Mayfair Mall Special Servicer or Mayfair Mall Master Servicer to violate the terms of a mortgage loan or any applicable intercreditor, co-lender or similar agreement; and

     - expose the Mayfair Mall Special Servicer or Mayfair Mall Master Servicer, the series 2003-C4 depositor, mortgage loan sellers, trust fund, trustee or their affiliates, officers, directors, employees or agents to any claim, suit or liability or materially expand the scope of Mayfair Mall Special Servicer's or Mayfair Mall Master Servicer's responsibilities under the series 2003-C4 pooling and servicing agreement.

     Neither the Mayfair Mall Special Servicer or Mayfair Mall Master Servicer will follow any such direction if given by a Mayfair Mall Control Group or initiate any such actions.

     The "Mayfair Mall Control Group" means the holders of more than 50% of the outstanding principal balance of the Mayfair Mall Total Loan (acting together). The Directing Certificateholder may act in concert with one or more of the Mayfair Mall Companion Lenders to form a Mayfair Mall Control Group or the holders of the Mayfair Mall Companion Loans may form a Mayfair Mall Control Group, which excludes the Directing Certificateholder.

     PURCHASE OPTION. Prior to entering into any modification of the Mayfair Mall Total Loan that would materially affect the monetary terms of the Mayfair Mall Total Loan, the Mayfair Mall Special Servicer or Mayfair Mall Master Servicer, as applicable, must provide the trust fund, as holder of the Mayfair Mall Loan and the holders of the Mayfair Mall Non-Securitized Companion Loans with notice thereof and with all information that the Mayfair Mall Special Servicer or Mayfair Mall Master Servicer, as applicable, considers material, but in any case including a draft of the agreement, if any, that sets forth such proposed modification. The Directing Certificateholder (as designee of the trust as holder of the Mayfair Mall Loan) and each holder of a Mayfair Mall Non-Securitized Companion Loan will have the right to purchase the Mayfair Mall Securitized Companion Loan at the same purchase price as if it were being repurchased by the related mortgage loan seller for a material breach of representation or warranty made by such mortgage loan seller with respect to the Mayfair Mall Securitized Companion Loan (exclusive of any applicable liquidation fee), if it notifies the Mayfair Mall Special Servicer or Mayfair Mall Master Servicer, within five business days of receipt of the materials described in the preceding sentence, that it intends to exercise such purchase option; provided that such purchase option will terminate at the end of that five business day period or upon receipt of notice by the Mayfair Mall Special Servicer that the Mayfair Mall Securitized Companion Loan will otherwise be sold pursuant to the series 2003-C4 pooling and servicing agreement; and provided, further, that in connection with any such purchase of the Mayfair Mall Securitized Companion Loan, the purchaser would be required to reimburse parties to the series 2003-C4 pooling and servicing agreement for amounts owing to them with respect to the Mayfair Mall Loan and the Mayfair Mall Non-Securitized Companion Loans that are not otherwise covered by the purchase price. In the event that any party entitled to do so elects to exercise such purchase option, that party will be required to purchase all the mortgage loans that comprise the Mayfair Mall Total Loan and deliver the applicable purchase price to the Mayfair Mall Master Servicer within three business days after the end of the five business day period referred to in the prior sentence.

     Under the series 2003-C4 pooling and servicing agreement and the Mayfair Mall Intercreditor Agreement, the Directing Certificateholder and/or one or more of the holders of the Mayfair Mall Non-Securitized Companion Loans will have the right, by written notice to the Mayfair Mall Special Servicer or Mayfair Mall Master Servicer delivered (a) during any Mayfair Mall Cure Period for which any such party is entitled to make a Mayfair Mall Cure Payment (as described below under "--Cure Rights") or (b) at any time that the Mayfair Mall Securitized Companion Loan is being specially serviced and provided that the Mayfair Mall Securitized Companion Loan is then in default or a default with respect thereto is reasonably foreseeable, to purchase the Mayfair Mall Securitized Companion Loan in whole but not in part at the same purchase price as if it were being repurchased by the related mortgage loan seller for a material breach of representation or warranty made by such mortgage loan seller with respect to the Mayfair Mall Securitized Companion Loan (exclusive of any applicable liquidation fee); provided that in connection with any such purchase of the Mayfair Mall Securitized Companion Loan, the purchaser would be required to reimburse parties to the series 2003-C4 pooling and servicing agreement for amounts owing to them with respect to the Mayfair Mall Loan and the Mayfair Mall Non-Securitized Companion Loans that are not otherwise covered by the purchase price. Upon the delivery of such notice to the Mayfair Mall Master Servicer and the Mayfair Mall Special Servicer, the relevant party is required to purchase the Mayfair Mall Securitized Companion Loan at the relevant purchase price, on a date not less than five business days nor more than ten business days after the date of the required notice, which will be established by the Mayfair Mall Special Servicer. The right of any party to purchase the Mayfair Mall Securitized Companion Loan under clause (a) of the first sentence of this paragraph will automatically terminate upon the expiration of the applicable Mayfair Mall Cure Period. The right of any party to purchase the Mayfair Mall Securitized Companion Loan under clause (b) of the first sentence of this paragraph will terminate at such time as it is liquidated, is converted to REO Property or ceases to be specially serviced.

     The right of the Directing Certificateholder or the holders of the Mayfair Mall Non-Securitized Companion Loans to purchase the Mayfair Mall Securitized Companion Loan under either of the prior paragraphs will, in all cases, be subject to the right of the applicable directing certificateholder under the series 2003-C4 pooling and servicing agreement to purchase the Mayfair Mall Loan and the Mayfair Mall Non-Securitized Companion Loans. If the applicable directing certificateholder under the series 2003-C4 pooling and servicing agreement elects to purchase the Mayfair Mall Loan and the Mayfair Mall Non-Securitized Companion Loans, such purchase will be in the same manner and under the same circumstances as set forth above in the prior two paragraphs.

     CURE RIGHTS. The Mayfair Mall Master Servicer or the Mayfair Mall Special Servicer (depending on whether the Mayfair Mall Securitized Companion Loan is being specially serviced) will be required to deliver to the trust fund as holder of the Mayfair Mall Loan and the holders of the Mayfair Mall Non-Securitized Companion Loans, notice of any monetary or, to the extent the Mayfair Mall Master Servicer or the Mayfair Mall Special Servicer, as the case may be, is aware of it, any material non-monetary default with respect to the Mayfair Mall Securitized Companion Loan. Upon receipt of such notice, the trust fund as holder of the Mayfair Mall Loan and/or the holders of the Mayfair Mall Non-Securitized Companion Loans will have the right to cure defaults with respect to the Mayfair Mall Total Loan during the Mayfair Mall Cure Period; provided, however, that no single cure event can continue for a period of more than 90 consecutive days, nor may all applicable cure events (without double counting concurrent periods) continue for more than 120 days, in the aggregate, in any 365-day period. In the event that such party elects to cure a default that can be cured by making a Mayfair Mall Cure Payment, that party is required to make such Mayfair Mall Cure Payment to the Mayfair Mall Master Servicer. The Mayfair Mall Master Servicer is required to apply such funds to reimburse itself for any advances, together with interest thereon, made in respect of the default so cured and any related trust fund expenses of the series 2003-C4 trust fund. The right of the curing party to be reimbursed for any Mayfair Mall Cure Payment (including the reimbursement of a previous advance and interest thereon made by the Mayfair Mall Master Servicer, the Mayfair Mall Special Servicer or the trustee under the series 2003-C4 pooling and servicing agreement) will be subordinate to the payment of all other amounts due with respect to the Mayfair Mall Total Loan.

     Any rights described in the foregoing four paragraphs that require approval to be given or action to be taken by the trust fund, as the holder of the Mayfair Mall Loan, will be exercisable by the Directing Certificateholder after the special servicer reviews the action to be taken and recommends that such approval be given or action be taken and the Directing Certificateholder approves of such recommendation.

     THE MALL AT FAIRFIELD COMMONS LOAN

     The mortgage loan identified on Exhibit A-1 to this prospectus supplement as Mall at Fairfield Commons (referred to herein as the "Mall at Fairfield Commons Loan") is secured, on a PARI PASSU basis with one other note (the "Mall at Fairfield Commons Companion Loan"), by the related mortgaged real property (the "Mall at Fairfield Commons Property"). The Mall at Fairfield Commons Loan together with the Mall at Fairfield Commons Companion Loan is referred to herein as the "Mall at Fairfield Commons Total Loan" and the holder of the Mall at Fairfield Commons Companion Loan is referred to herein as the "Mall at Fairfield Commons Companion Lender." The Mall at Fairfield Commons Companion Loan has the same interest rate, maturity date and amortization term as the Mall at Fairfield Commons Loan. The Mall at Fairfield Commons Companion Loan has, as of the cut-off date, an aggregate outstanding principal balance of $28,468,511.

     The Mall at Fairfield Commons Companion Loan is not included in the trust fund. The Mall at Fairfield Commons Companion Loan is expected to be separately securitized and will directly back the Merrill Lynch Mortgage Trust 2003-KEY1 certificates. KeyBank National Association, in its separate capacities as the initial holder of the Mall at Fairfield Commons Loan and as the initial holder of the Mall at Fairfield Commons Companion Loan, has entered into an intercreditor agreement (the "Mall at Fairfield Commons Intercreditor Agreement").

     MALL AT FAIRFIELD COMMONS INTERCREDITOR AGREEMENT. The Mall at Fairfield Commons Intercreditor Agreement, provides, among other things, that all amounts received in respect of the Mall at Fairfield Commons Total Loan will be paid PRO RATA to the holder of the Mall at Fairfield Commons Loan and the holder of the Mall at Fairfield Commons Companion Loan.

     Pursuant to the Mall at Fairfield Commons Intercreditor Agreement, the holder of the Mall at Fairfield Commons Companion Loan will be entitled, directly or through a representative or designee, to--

     - contact and consult with--but not direct--the special servicer with respect to various servicing matters involving the Mall at Fairfield Commons Total Loan;

     - purchase the Mall at Fairfield Commons Loan under various default scenarios; and

     - cure defaults with respect to the other mortgage loan comprising the Mall at Fairfield Commons Total Loan.

     THE MALL AT FAIRFIELD COMMONS COMPANION LENDER

     CERTAIN RIGHTS AND POWERS OF THE MALL AT FAIRFIELD COMMONS COMPANION LENDER. The special servicer will be required to notify the Mall at Fairfield Commons Companion Lender, among others, of its intention to take, or consent to the master servicer's taking, any Mall at Fairfield Commons Specially Designated Servicing Action in respect of the Mall at Fairfield Commons Total Loan or any related REO Property. The Mall at Fairfield Commons Companion Lender will then have 10 business days following such notice in which to contact and consult with the special servicer. The special servicer will be permitted to take any of the Mall at Fairfield Commons Specially Designated Servicing Actions with respect to the Mall at Fairfield Commons Total Loan or any REO Property even if the Mall at Fairfield Commons Companion Lender has objected. Additionally, in the event that the special servicer determines that immediate action is necessary to protect the interests of the series 2003-C5 certificateholders and the series 2003-KEY1 certificateholders (as a collective whole), the special servicer may take, or consent to the master servicer's taking, a Mall at Fairfield Commons Specially Designated Servicing Action with respect to the Mall at Fairfield Commons Total Loan or any related REO Property without waiting for the response of the Mall at Fairfield Commons Companion Lender or any other person or entity.

     PURCHASE OPTION. Prior to entering into any modification of the Mall at Fairfield Commons Total Loan that would materially affect the monetary terms of the Mall at Fairfield Commons Total Loan, the special servicer or master servicer, as applicable, must provide the Directing Certificateholder and the Mall at Fairfield Commons Companion Lender with notice thereof and with all information that the special servicer or master servicer, as applicable, considers material, but in any case including a draft of the agreement, if any, that sets forth such proposed modification. The Mall at Fairfield Commons Companion Lender will have the right to purchase the Mall at Fairfield Commons Loan and the Directing Certificateholder (as designee of the trust as holder of the Mall at Fairfield Commons Loan) will have the right to purchase the Mall at Fairfield Commons Companion Loan, in each case, at the same purchase price as if it were being repurchased by the related mortgage loan seller for a material breach of representation or warranty made by such mortgage loan seller with respect to the Mall at Fairfield Commons Total Loan (exclusive of any applicable liquidation fee), if any such party notifies the special servicer or master servicer, as applicable, within five business days of receipt of the materials described in the preceding sentence, that it intends to exercise such purchase option. Each purchase option will terminate at the end of that five business day period, and, in addition, the Mall at Fairfield Commons Companion Lender's purchase option will terminate upon receipt of notice by the master servicer or the special servicer that the Mall at Fairfield Commons Loan will otherwise be sold pursuant to the series 2003-C5 pooling and servicing agreement. In connection with such purchase of the Mall at Fairfield Commons Loan, the purchaser would be required to reimburse parties to the series 2003-C5 pooling and servicing agreement for amounts owing to them with respect to the Mall at Fairfield Commons Companion Loan that are not otherwise covered by the purchase price. In the event that any party entitled to do so elects to exercise such purchase option, that party must deliver the applicable purchase price to the master servicer within three business days after the end of the five business day period referred to in the prior sentence.

     Under the series 2003-C5 pooling and servicing agreement and the Mall at Fairfield Commons Intercreditor Agreement, the Mall at Fairfield Commons Companion Lender will have the right, by written notice to the special servicer or master servicer delivered (a) during any Mall at Fairfield Commons Cure Period for which the Mall at Fairfield Commons Companion Lender is entitled to make a Mall at Fairfield Commons Cure Payment (as described below under "--Cure Rights") or (b) at any time that the Mall at Fairfield Commons Loan is being specially serviced and provided that the Mall at Fairfield Commons Loan is then in default or a default with respect thereto is reasonably foreseeable, to purchase the Mall at Fairfield Commons Loan in whole but not in part and the Directing Certificateholder (as designee of the trust as holder of the Mall at Fairfield Commons Loan) will have the right to purchase the Mall at Fairfield Commons Companion Loan, in each case, at the same purchase price as if it were being repurchased by the related mortgage loan seller for a material breach of representation or warranty made by such mortgage loan seller with respect to the Mall at Fairfield Commons Total Loan (exclusive of any applicable liquidation fee); provided that in connection with any such purchase of the Mall at Fairfield Commons Loan, the purchaser would be required to reimburse parties to the series 2003-C5 pooling and servicing agreement for amounts owing to them with respect to the Mall at Fairfield Commons Companion Loan that are not otherwise covered by

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the purchase price. Upon the delivery of such notice to the special servicer or master servicer, the Mall at Fairfield Commons Companion Lender is required to purchase the Mall at Fairfield Commons Loan or the Directing Certificateholder (as designee of the trust as holder of the Mall at Fairfield Commons Loan) is required to purchase the Mall at Fairfield Commons Companion Loan, in each case, at the relevant purchase price, on a date not less than five business days nor more than ten business days after the date of the required notice, which will be established by the special servicer. The right of the Mall at Fairfield Commons Companion Lender to purchase the Mall at Fairfield Commons Loan under clause (a) of the first sentence of this paragraph will automatically terminate upon the expiration of the applicable Mall at Fairfield Commons Cure Period. The right of the Mall at Fairfield Commons Companion Lender to purchase the Mall at Fairfield Commons Loan under clause (b) of the first sentence of this paragraph will terminate at such time as it is liquidated, is converted to REO Property or ceases to be specially serviced.

     The right of the Directing Certificateholder (as designee of the trust as holder of the Mall at Fairfield Commons Loan) to purchase the Mall at Fairfield Commons Companion Loan under either of the prior paragraphs will, in all cases, be superior to the right of the Mall at Fairfield Commons Companion Lender to purchase the Mall at Fairfield Commons Loan.

     CURE RIGHTS. The master servicer or special servicer (depending on whether the Mall at Fairfield Commons Loan is being specially serviced) will be required to deliver to the Directing Certificateholder and the Mall at Fairfield Commons Companion Lender, notice of any monetary or, to the extent the master servicer or special servicer, as the case may be, is aware of it, any material non-monetary default with respect to the Mall at Fairfield Commons Total Loan. Upon receipt of such notice, the Directing Certificateholder and the Mall at Fairfield Commons Companion Lender will have the right to cure defaults with respect to the Mall at Fairfield Commons Total Loan during the Mall at Fairfield Commons Cure Period; provided, however, that no single cure event can continue for a period of more than 90 consecutive days, nor may all applicable cure events (without double counting concurrent periods) continue for more than 120 days, in the aggregate, in any 365-day period. In the event that the Directing Certificateholder or Mall at Fairfield Commons Companion Lender elects to cure a default that can be cured by making a Mall at Fairfield Commons Cure Payment, the Directing Certificateholder or the Mall at Fairfield Commons Companion Lender is required to make such Mall at Fairfield Commons Cure Payment to the master servicer. The master servicer is required to apply such funds to reimburse itself for any advances, together with interest thereon, made in respect of the default so cured and any related trust fund expenses of the trust fund. The right of the curing party to be reimbursed for any Mall at Fairfield Commons Cure Payment (including the reimbursement of a previous advance and interest thereon made by the master servicer, special servicer or the trustee) will be subordinate to the payment of all other amounts due with respect to the Mall at Fairfield Commons Total Loan.

     Any rights described in the foregoing four paragraphs that requires approval to be given or action to be taken by the trust, as holder of the Mall at Fairfield Commons Loan, will be exercisable by the Directing
Certificateholder after the special servicer reviews the action to be taken and recommends that such approval be given or action be taken and the Directing Certificateholder approves of such recommendation.

     THE STANFORD SHOPPING CENTER LOAN

     The mortgage loan identified on Exhibit A-1 to this prospectus supplement as Stanford Shopping Center (referred to herein as the "Stanford Shopping Center Loan") is secured, on a PARI PASSU basis with two other notes (the "Stanford Shopping Center Companion Loans"), by the related mortgaged real property (the "Stanford Shopping Center Property"). The Stanford Shopping Center Loan together with the Stanford Shopping Center Companion Loans is referred to herein as the "Stanford Shopping Center Total Loan" and the holders of the Stanford Shopping Center Companion Loans are referred to herein as the "Stanford Shopping Center Companion Lenders." The Stanford Shopping Center Companion Loans have the same interest rate, maturity date and amortization term as the Stanford Shopping Center Loan. The Stanford Shopping Center Companion Loans have, as of the cut-off date, an aggregate outstanding principal balance of $90,000,000.

     The Stanford Shopping Center Companion Loans are not included in the trust fund. Column Financial, Inc. is the current lender under the Stanford Shopping Center Companion Loans and expects to securitize such loans in the future. Column Financial, Inc., as the initial holder of the Stanford Shopping Center Loan and Column Financial, Inc., as the initial holder of the Stanford Shopping Center Companion Loans has entered into an intercreditor agreement (the "Stanford Shopping Center Intercreditor Agreement").

     STANFORD SHOPPING CENTER INTERCREDITOR AGREEMENT. The Stanford Shopping Center Intercreditor Agreement, provides, among other things, that all amounts received in respect of the Stanford Shopping Center Total Loan will be paid PRO RATA to the holder of the Stanford Shopping Center Loan and the holders of the Stanford Shopping Center Companion Loans.

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     Pursuant to the Stanford Shopping Center Intercreditor Agreement, the
holders (acting together) of such mortgage loans comprising the Stanford Shopping Center Total Loan that, as of the relevant time, represent more than 50% of the total outstanding principal balance of the entire Stanford Shopping Center Total Loan, will be entitled--

     - to replace the special servicer, with or without cause, solely in respect of the Stanford Shopping Center Total Loan; and

     - to direct the special servicer under the pooling and servicing agreement with respect to various servicing matters involving the Stanford Shopping Center Total Loan;

provided that any holder of a mortgage loan comprising the Stanford Shopping Center Total Loan may delegate or assign its rights in respect of the foregoing to a representative or designee and, in the case of the Stanford Shopping Center Loan, that designee will be the Directing Certificateholder.

     In addition, also pursuant to the Stanford Shopping Center Intercreditor Agreement, the holders of a Stanford Shopping Center Companion Loan and the Directing Certificateholder (as designee of the trust as holder of the Stanford Shopping Center Loan) will be entitled (acting individually), directly or through a representative or designee, to--

     - consult with--but (except as contemplated by the prior paragraph), not direct--the special servicer under the pooling and servicing agreement with respect to various servicing matters involving the Stanford Shopping Center Total Loan;

     - purchase the other mortgage loans comprising the Stanford Shopping Center Total Loan under various default scenarios; provided that the first holder of a portion of the Stanford Shopping Center Total Loan to exercise such right will be the holder that will be entitled to purchase such other mortgage loans comprising the Stanford Shopping Center Total Loan; and

     - cure defaults with respect to the other mortgage loans comprising the Stanford Shopping Center Total Loan.

     provided that the purchase option of any holder of a portion of the Stanford Shopping Center Total Loan described in the second bullet above will generally be subject to the right of the Directing Certificateholder (as designee of the trust as holder of the Stanford Shopping Center Loan) to purchase the Stanford Shopping Center Companion Loans.

     THE STANFORD SHOPPING CENTER COMPANION LENDERS

     CERTAIN RIGHTS AND POWERS OF THE STANFORD SHOPPING CENTER COMPANION LENDERS. The special servicer under the pooling and servicing agreement will be required to notify the Directing Certificateholder and the Stanford Shopping Center Companion Lenders, among others, of its intention to take, or consent to the taking by the master servicer of any Stanford Shopping Center Specially Designated Servicing Action in respect of the Stanford Shopping Center Total Loan or any related REO Property. The Directing Certificateholder and the Stanford Shopping Center Companion Lenders will have 10 business days after having been notified in writing of, and having been provided with all reasonably requested information with respect to, the particular action to contact and consult with the special servicer regarding any Stanford Shopping Center Specially Designated Servicing Action; provided that, unless the Directing Certificateholder and the Stanford Shopping Center Companion Lenders (or their designees) are acting as part of the Stanford Shopping Center Control Group, the special servicer will not be required to follow any advice of any such holder with respect to any Stanford Shopping Center Specially Designated Servicing Actions or otherwise. In general, the special servicer will not be permitted to take any of the Stanford Shopping Center Specially Designated Servicing Actions with respect to the Stanford Shopping Center Total Loan or any REO Property as to which a Stanford Shopping Center Control Group has objected, in writing, within 10 business days of having been notified in writing of, and having been provided with all reasonably requested information with respect to, the particular action; provided that, in the event that the special servicer determines that immediate action is necessary to protect the interests of the series 2003-C5 certificateholders and the Stanford Shopping Center Companion Lenders (as a collective whole), the special servicer may take, or consent to the master servicer's taking, a Stanford Shopping Center Specially Designated Servicing Action with respect to the Stanford Shopping Center Total Loan or any related REO Property without waiting for the response of any holder of a portion of the Stanford Shopping Center Total Loan or any other person or entity.

     In addition, a Stanford Shopping Center Control Group may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the Stanford Shopping Center Total Loan (if it is

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being specially serviced) or any related REO Property that such Stanford
Shopping Center Control Group may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

     Notwithstanding the foregoing, no such advice, direction or objection of any Stanford Shopping Center Control Group contemplated by the foregoing paragraphs may--

     - require or cause the special servicer or master servicer to violate any applicable law;

     - require or cause the special servicer or master servicer to violate the provisions of the pooling and servicing agreement, including those requiring the special servicer and master servicer to act in accordance with the Servicing Standard and not to impair the status of any REMIC created pursuant to the pooling and servicing agreement;

     - require or cause the master servicer or special servicer to violate the terms of a mortgage loan or any applicable intercreditor, co-lender or similar agreement; and

     - expose the master servicer or special servicer, the depositor, mortgage loan sellers, trust fund, trustee or their affiliates, officers, directors, employees or agents to any claim, suit or liability or materially expand the scope of master servicer's or special servicer's responsibilities under the pooling and servicing agreement.

     Neither the master servicer or special servicer will follow any such direction if given by a Stanford Shopping Center Control Group or initiate any such actions.

     The "Stanford Shopping Center Control Group" means the holders of more than 50% of the outstanding principal balance of the Stanford Shopping Center Total Loan (acting together). The Directing Certificateholder may act in concert with one or more of the Stanford Shopping Center Companion Lenders to form a Mayfair Mall Control Group or the holders of the Stanford Shopping Center Loans may form a Stanford Shopping Center Control Group, which excludes the Directing Certificateholder.

     PURCHASE OPTION. Prior to entering into any modification of the Stanford Shopping Center Total Loan that would materially affect the monetary terms of the Stanford Shopping Center Total Loan, the special servicer or master servicer, as applicable, must provide the Directing Certificateholder and the Stanford Shopping Center Companion Lenders with notice thereof and with all information that the special servicer or master servicer, as applicable, considers material, but in any case including a draft of the agreement, if any, that sets forth such proposed modification. The Stanford Shopping Center Companion Lenders will have the right to purchase the Stanford Shopping Center Loan and the Directing Certificateholder (as designee of the trust as holder of the Stanford Shopping Center Loan) will have the right to purchase the Stanford Shopping Center Companion Loans, in each case, at the same purchase price as if it were being repurchased by the related mortgage loan seller for a material breach of representation or warranty made by such mortgage loan seller with respect to the Stanford Shopping Center Total Loan (exclusive of any applicable liquidation fee), if such party notifies the special servicer or master servicer, as applicable, within five business days of receipt of the materials described in the preceding sentence, that it intends to exercise such purchase option. The Stanford Shopping Center Companion Lenders' purchase option will terminate at the end of that five business day period or upon receipt of notice by the special servicer that the Stanford Shopping Center Loan will otherwise be sold pursuant to the series 2003-C5 pooling and servicing agreement; and provided, further, that in connection with any such purchase of the Stanford Shopping Center Loan, the purchaser would be required to reimburse parties to the series 2003-C5 pooling and servicing agreement for amounts owing to them with respect to the Stanford Shopping Center Companion Loans that are not otherwise covered by the purchase price. In the event that any party entitled to do so elects to exercise such purchase option, that party must deliver the applicable purchase price to the master servicer within three business days after the end of the five business day period referred to in the prior sentence.

     Under the series 2003-C5 pooling and servicing agreement and the Stanford Shopping Center Intercreditor Agreement, Stanford Shopping Center Companion Lenders will have the right, by written notice to the special servicer or master servicer delivered (a) during any Stanford Shopping Center Cure Period for which the Stanford Shopping Center Companion Lender is entitled to make a Stanford Shopping Center Cure Payment (as described below under "--Cure Rights") or (b) at any time that the Stanford Shopping Center Loan is being specially serviced and provided that the Stanford Shopping Center Loan is then in default or a default with respect thereto is reasonably foreseeable, to purchase the Stanford Shopping Center Loan in whole but not in part and the Directing Certificateholder (as designee of the trust as holder of the Stanford Shopping Center Loan) will have the right to purchase the Stanford Shopping Center Companion Loans, in each case, at the same purchase price as if it were being repurchased by the related mortgage loan seller for a material breach of representation or warranty made by such mortgage loan seller with respect to the Stanford Shopping Center Total Loan

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(exclusive of any applicable liquidation fee); provided that in connection with any such purchase of the Stanford Shopping Center Loan, the purchaser would be required to reimburse parties to the series 2003-C5 pooling and servicing agreement for amounts owing to them with respect to the Stanford Shopping Center Companion Loans that are not otherwise covered by the purchase price. Upon the delivery of such notice to the special servicer or master servicer, the applicable Stanford Shopping Center Companion Lender is required to purchase the Stanford Shopping Center Loan or the Directing Certificateholder (as designee of the trust as holder of the Stanford Shopping Center Loan) is required to purchase the Stanford Shopping Center Companion Loans at the relevant purchase price, on a date not less than five business days nor more than ten business days after the date of the required notice, which will be established by the special servicer. The right of the Stanford Shopping Center Companion Lenders to purchase the Stanford Shopping Center Loan under clause (a) of the first sentence of this paragraph will automatically terminate upon the expiration of the applicable Stanford Shopping Center Cure Period. The right of the Stanford Shopping Center Companion Lenders to purchase the Stanford Shopping Center Loan under clause (b) of the first sentence of this paragraph will terminate at such time as it is liquidated, is converted to REO Property or ceases to be specially serviced.

     The right of the Directing Certificateholder to purchase the Stanford Shopping Center Companion Loan under either of the prior paragraphs will, in all cases, be superior to the right of the Stanford Shopping Center Companion Lenders to purchase the Stanford Shopping Center Loan.

     CURE RIGHTS. The master servicer or special servicer (depending on whether the Stanford Shopping Center Loan is being specially serviced) will be required to deliver to the Directing Certificateholder and the Stanford Shopping Center Companion Lenders notice of any monetary or, to the extent the master servicer or special servicer, as the case may be, is aware of it, any material non-monetary default with respect to the Stanford Shopping Center Loan. Upon receipt of such notice, the Directing Certificateholder and the Stanford Shopping Center Companion Lenders will have the right to cure defaults with respect to the Stanford Shopping Center Total Loan during the Stanford Shopping Center Cure Period; provided, however, that no single cure event can continue for a period of more than 90 consecutive days, nor may all applicable cure events (without double counting concurrent periods) continue for more than 120 days, in the aggregate, in any 365-day period. In the event that the Directing Certificateholder or the Stanford Shopping Center Companion Lenders elect to cure a default that can be cured by making a Stanford Shopping Center Cure Payment, the applicable party is required to make such Stanford Shopping Center Cure Payment to the master servicer. The master servicer is required to apply such funds to reimburse itself for any advances, together with interest thereon, made in respect of the default so cured and any related trust fund expenses of the trust fund. The right of the curing party to be reimbursed for any Stanford Shopping Center Cure Payment (including the reimbursement of a previous advance and interest thereon made by the master servicer, special servicer or the trustee) will be subordinate to the payment of all other amounts due with respect to the Stanford Shopping Center Total Loan.

     Any rights described in the foregoing four paragraphs that requires approval to be given or action to be taken by the trust, as holder of the Stanford Shopping Center Loan, will be exercisable by Directing
Certificateholder.

     THE JEFFERSON AT MONTFORT LOAN

     The mortgage loan identified on Exhibit A-1 to this prospectus supplement as Jefferson at Montfort (referred to herein as the "Jefferson at Montfort Loan") is secured, on a senior basis with one other note (the "Jefferson at Montfort B Loan"), by the related mortgaged real property (the "Jefferson at Montfort Property"). The Jefferson at Montfort Loan together with the Jefferson at Montfort B Loan is referred to herein as the "Jefferson at Montfort Total Loan" and the holder of the Jefferson at Montfort B Loan is referred to herein as the "Jefferson at Montfort Subordinate Lender." The interest rate of the Jefferson at Montfort B Loan is 10.32% and, as of the cut-off date, has an outstanding principal balance of $5,000,000.

     The Jefferson at Montfort B Loan is not included in the trust fund. Column Financial, Inc. is the current lender under the Jefferson at Montfort B Loan. Column Financial, Inc., as the initial holder of the Jefferson at Montfort Loan and the Jefferson at Montfort B Loan has entered into an intercreditor agreement (the "Jefferson at Montfort Intercreditor Agreement").

     JEFFERSON AT MONTFORT INTERCREDITOR AGREEMENT.

     Allocation of Payments Between the Jefferson at Montfort Loan and the Jefferson at Montfort B Loan - Payments Prior to Certain Loan Defaults. The right of the holder of the Jefferson at Montfort B Loan to receive payments with respect to the Jefferson at Montfort Total Loan is at all times junior to the right of the holder of the Jefferson at Montfort Loan to receive payments of interest, principal and other amounts from amounts collected with respect to the Jefferson at Montfort Total Loan.

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     If no default with respect to an obligation of the related borrower to pay money due under the Jefferson at Montfort Total Loan and no other default which causes the Jefferson at Montfort Total Loan to become a specially serviced loan (each a "Triggering Loan Default") has occurred and is continuing, then all amounts tendered by the related borrower or otherwise available for payment on the Jefferson at Montfort Total Loan (including amounts received by the master servicer or the special servicer), whether received in the form of monthly payments, a balloon payment, liquidation proceeds, payment or prepayment of principal, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar eminent domain proceedings (other than any amounts for required reserves or escrows and other than proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged real property or released to the borrower in accordance with the Servicing Standard or the related loan documents) are (net of any amounts then due to the master servicer, the special servicer or the trustee with respect to the Jefferson at Montfort Total Loan under the pooling and servicing agreement, including any servicing fees and special servicing fees) to be applied in the following order of priority:

     - FIRST, to the trust fund in an amount equal to interest payments due on the Jefferson at Montfort Loan;

     - SECOND, to the trust fund in an amount equal to its PRO RATA portion of (i) any principal prepayment on the Jefferson at Montfort Total Loan in accordance with its percentage interest and (ii) scheduled principal payment (including any balloon payment) on the Jefferson at Montfort Total Loan in accordance with its percentage interest;

     - THIRD, to the holder of the related Jefferson at Montfort B Loan in an amount equal to interest payments due on the Jefferson at Montfort B Loan;

     - FOURTH, to the holder of the related Jefferson at Montfort B Loan in an amount equal to (i) its PRO RATA portion of any principal prepayment on the Jefferson at Montfort Total Loan in accordance with its percentage interest and (ii) its PRO RATA portion of any scheduled principal payment (including any balloon payment) on the Jefferson at Montfort Total Loan in accordance with its percentage interest;

     - FIFTH, PRO RATA, (a) to the trust fund, any default interest and late payment charges accrued on the Jefferson at Montfort Loan and (b) to the holder of the Jefferson at Montfort B Loan, any default interest and late payment charges accrued on the Jefferson at Montfort B Loan;

     - SIXTH, PRO RATA, to: (A) the trust fund, any Yield Maintenance Charges or Static Prepayment Premiums allocable to the Jefferson at Montfort Loan, to the extent actually paid by the related borrower, in accordance with the principal balance of the Jefferson at Montfort Loan so prepaid, and (B) the holder of the Jefferson at Montfort B Loan, any Yield Maintenance Charges or Static Prepayment Premiums allocable to the related Jefferson at Montfort B Loan, to the extent actually paid by the related borrower, in accordance with the principal balance of the Jefferson at Montfort B Loan so prepaid; and

     - SEVENTH, any excess amount not otherwise applied pursuant to the foregoing clauses will generally be applied as follows: to the trust fund and the holder of the related Jefferson at Montfort B Loan, PRO RATA, in accordance with their initial loan balances.

     PAYMENTS FOLLOWING CERTAIN LOAN DEFAULTS. If a Triggering Loan Default has occurred and is continuing, the right of the holder of the related Jefferson at Montfort B Loan to receive payments with respect to the Jefferson at Montfort Total Loan will be subordinated to the payment rights of the holder of the Jefferson at Montfort Loan to receive payments from all amounts tendered by the related borrower or otherwise available for payment of the Jefferson at Montfort Total Loan (including amounts received by the applicable master servicer or the applicable special servicer), whether received in the form of monthly payments, a balloon payment, liquidation proceeds, payment or prepayment of principal, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar eminent domain proceedings (other than proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged real property or released to the borrower in accordance with the Servicing Standard or the related loan documents) are (net of any amounts then due to the applicable master servicer, the applicable special servicer or the trustee with respect to the Jefferson at Montfort Total Loan under the Pooling and Servicing Agreement, including any servicing fees and special servicing fees) required to be applied in the following order of priority:

     - FIRST, to the trust fund in an amount equal to interest payments due on the Jefferson at Montfort Loan;

     - SECOND, to the trust fund in an amount equal to the principal balance of the Jefferson at Montfort Loan until paid in full;

                                      S-76
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     -    THIRD, to the holder of the related Jefferson at Montfort B Loan in an amount equal to interest payments due on the Jefferson at Montfort B Loan;

     - FOURTH, to the holder of the related Jefferson at Montfort B Loan in an amount equal to the principal balance of the Jefferson at Montfort B Loan until paid in full;

     - FIFTH, PRO RATA, to (a) to the trust fund, any default interest and late payment charges accrued on the Jefferson at Montfort Loan and (b) to the holder of the Jefferson at Montfort B Loan, any default interest and late payment charges accrued on the Jefferson at Montfort B Loan;

     - SIXTH, PRO RATA, to: (A) the trust fund, any Yield Maintenance Charges or Static Prepayment Premiums allocable to the Jefferson at Montfort Loan, to the extent actually paid by the related borrower, in accordance with the principal balance of the Jefferson at Montfort Loan so prepaid, and (B) the holder of the Jefferson at Montfort B Loan, any Yield Maintenance Charges or Static Prepayment Premiums allocable to the related Jefferson at Montfort B Loan, to the extent actually paid by the related borrower, in accordance with the principal balance of the Jefferson at Montfort B Loan so prepaid; and

     - SEVENTH, any excess amount not otherwise applied pursuant to the foregoing clauses will generally be applied as follows: to the trust fund and the holder of the related Jefferson at Montfort B Loan, PRO RATA, in accordance with their initial loan balances.

     THE JEFFERSON AT MONTFORT SUBORDINATE LENDER.

     CERTAIN RIGHTS AND POWERS OF THE JEFFERSON AT MONTFORT SUBORDINATE LENDER. The special servicer under the pooling and servicing agreement will be required to notify the Jefferson at Montfort Subordinate Lender, among others, of its intention to take, or consent to the taking by the master servicer of any Jefferson at Montfort Specially Designated Servicing Action in respect of the Jefferson at Montfort Total Loan or any related REO Property. The Jefferson at Montfort Subordinate Lender will then have 10 business days following such notice in which to contact and consult with the special servicer regarding any item set forth above; provided, that the special servicer will have no obligation to follow any advice of the Jefferson at Montfort Subordinate Lender with respect to any of the Jefferson at Montfort Specially Designated Servicing Actions or otherwise. Additionally, in the event that the special servicer determines that immediate action is necessary to protect the interests of the series 2003-C5 certificateholders and the Jefferson at Montfort Subordinate Lender (as a collective whole), the special servicer may take, or consent to the master servicer's taking, any of the foregoing actions with respect to the Jefferson at Montfort Total Loan or any related REO Property without waiting for the response of the Jefferson at Montfort Subordinate Lender or any other person or entity.

     Notwithstanding the foregoing, no such advice or objection of the holder of any portion of the Jefferson at Montfort Total Loan contemplated by the foregoing paragraphs may--

     - require or cause the special servicer or master servicer to violate any applicable law;

     - require or cause the special servicer or master servicer to violate the provisions of the pooling and servicing agreement, including those requiring the special servicer or master servicer to act in accordance with the Servicing Standard under the pooling and servicing agreement and not to impair the status of any REMIC created under the pooling and servicing agreement as a REMIC;

     - require or cause the special servicer or master servicer to violate the terms of a mortgage loan or any applicable intercreditor, co-lender or similar agreement;

     - expose the special servicer or master servicer, the depositor, mortgage loan sellers, trust fund, trustee or their affiliates, officers, directors, employees or agents to any claim, suit or liability or materially expand the scope of the special servicer's or master servicer's responsibilities under the pooling and servicing agreement.

     Neither the special servicer nor master servicer will follow any such direction or initiate any such actions.

     PURCHASE OPTION. Prior to entering into any modification of the Jefferson at Montfort Total Loan that would materially affect the monetary terms of the Jefferson at Montfort Total Loan, the special servicer or master servicer, as applicable, must provide the Jefferson at Montfort Subordinate Lender with notice thereof and with all information that the special servicer or master servicer, as applicable, considers material, but in any case including a draft of the agreement, if

                                      S-77
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any, that sets forth such proposed modification. The Jefferson at Montfort
Subordinate Lender will have the right to purchase the Jefferson at Montfort Loan at the same purchase price as if it were being repurchased by the related mortgage loan seller for a material breach of representation or warranty made by such mortgage loan seller with respect to the Jefferson at Montfort Loan (exclusive of any applicable liquidation fee), if it notifies the special servicer or master servicer, as applicable, within five business days of receipt of the materials described in the preceding sentence, that it intends to exercise such purchase option; provided that such purchase option will terminate at the end of that five business day period or upon receipt of notice by the special servicer that the Jefferson at Montfort Loan will otherwise be sold pursuant to the pooling and servicing agreement; and provided, further, that in connection with any such purchase of the Jefferson at Montfort Loan, the purchaser would be required to reimburse parties to the pooling and servicing agreement for amounts owing to them with respect to the Jefferson at Montfort B Loan that are not otherwise covered by the purchase price. In the event that any party entitled to do so elects to exercise such purchase option, that party must deliver the applicable purchase price to the master servicer within three business days after the end of the five business day period referred to in the prior sentence.

     Under the pooling and servicing agreement and the Jefferson at Montfort Intercreditor Agreement, the Jefferson at Montfort Subordinate Lender will have the right, by written notice to the special servicer or master servicer delivered (a) during any Jefferson at Montfort Cure Period for which the Jefferson at Montfort Subordinate Lender is entitled to make a Jefferson at Montfort Cure Payment (as described below under "--Cure Rights") or (b) at any time that the Jefferson at Montfort Loan is being specially serviced and provided that the Jefferson at Montfort Loan is then in default or a default with respect thereto is reasonably foreseeable, to purchase the Jefferson at Montfort Loan in whole but not in part at the same purchase price as if it were being repurchased by the related mortgage loan seller for a material breach of representation or warranty made by such mortgage loan seller with respect to the Jefferson at Montfort Loan (exclusive of any applicable liquidation fee); provided that in connection with any such purchase of the Jefferson at Montfort Loan, the purchaser would be required to reimburse parties to the pooling and servicing agreement for amounts owing to them with respect to the Jefferson at Montfort B Loan that are not otherwise covered by the purchase price. Upon the delivery of such notice to the special servicer or master servicer, the applicable Jefferson at Montfort Subordinate Lender is required to purchase the Jefferson at Montfort Loan at the relevant purchase price, on a date not less than five business days nor more than ten business days after the date of the required notice, which will be established by the special servicer. The right of the Jefferson at Montfort Subordinate Lender to purchase the Jefferson at Montfort Loan under clause (a) of the first sentence of this paragraph will automatically terminate upon the expiration of the applicable Jefferson at Montfort Cure Period. The right of the Jefferson at Montfort Subordinate Lender to purchase the Jefferson at Montfort Loan under clause (b) of the first sentence of this paragraph will terminate at such time as it is liquidated, is converted to REO Property or ceases to be specially serviced.

     CURE RIGHTS. The master servicer or special servicer (depending on whether the Jefferson at Montfort Loan is being specially serviced) will be required to deliver to the Jefferson at Montfort Subordinate Lender, notice of any monetary or, to the extent the master servicer or special servicer, as the case may be, is aware of it, any material non-monetary default with respect to the Jefferson at Montfort Loan. Upon receipt of such notice, the Jefferson at Montfort Subordinate Lender will have the right to cure defaults with respect to the Jefferson at Montfort Total Loan during the Jefferson at Montfort Cure Period; provided, however, that no single cure event can continue for a period of more than 90 consecutive days, nor may all applicable cure events (without double counting concurrent periods) continue for more than 120 days, in the aggregate, in any 365-day period. In the event that the Jefferson at Montfort Subordinate Lender elects to cure a default that can be cured by making a Jefferson at Montfort Cure Payment, the Jefferson at Montfort Subordinate Lender is required to make such Jefferson at Montfort Cure Payment to the master servicer. The master servicer is required to apply such funds to reimburse itself for any advances, together with interest thereon, made in respect of the default so cured and any related trust fund expenses of the trust fund. The right of the curing party to be reimbursed for any Jefferson at Montfort Cure Payment (including the reimbursement of a previous advance and interest thereon made by the master servicer, special servicer or the trustee) will be subordinate to the payment of all other amounts due with respect to the Jefferson at Montfort Total Loan.

     THE A/B LOANS

     GENERAL. In the case of the mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Cambridge Village Apartments, Northgate Village Apartments and Hearthstone Apartments (referred to in this prospectus supplement as the "A Loans"), representing in the aggregate 1.84% of the initial mortgage pool balance, each related borrower has encumbered the related mortgaged real property with subordinate debt (each a "Corresponding B Loan"). In each case, the aggregate debt consisting of the A Loan and the Corresponding B Loan (collectively, the "A/B Loan") is secured by a single mortgage or deed of trust. We intend to include the A Loans in the trust fund. The Corresponding B Loans were sold immediately after origination to CBA-Mezzanine Capital Finance, LLC ("CBA"), and will not be included in the trust fund.

                                      S-78
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     Each A Loan and Corresponding B Loan comprising an A/B Loan are cross-defaulted. The outstanding principal balance of each Corresponding B Loan does not exceed five percent (5%) of the underwritten appraised value of the related mortgaged real property that secures the related A/B Loan. Each Corresponding B Loan has an interest rate of 15% per annum and has the same maturity date, amortization schedule and prepayment structure as the related A Loan. For purposes of the information presented in this prospectus supplement with respect to each A Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the indebtedness evidenced by the A Loan and does not take into account the related Corresponding B Loan.

     The trust fund, as the holder of each A Loan, and the holder of the related Corresponding B Loan will be successor parties to a separate intercreditor agreement (each, an "A/B Loan Intercreditor Agreement") with respect to each A/B Loan. Servicing and administration of each A Loan (and to the extent described below, each Corresponding B Loan) will be performed by the master servicer on behalf of the trust fund (and, in the case of each Corresponding B Loan, on behalf of the holder of that loan). The servicer of each Corresponding B Loan will collect payments with respect to that mortgage loan. The master servicer will provide certain information and reports related to each A/B Loan to the holder of the related Corresponding B Loan, but will not collect payments with respect to such Corresponding B Loan until the occurrence of certain events of default with respect to such A/B Loan described in the related A/B Loan Intercreditor Agreement. The following describes certain provisions of the A/B Loan Intercreditor Agreements, but does not purport to be complete and is subject, and qualified in its entirety by reference to the actual provisions of each A/B Loan Intercreditor Agreement.

     ALLOCATION OF PAYMENTS BETWEEN THE A LOANS AND THE CORRESPONDING B LOANS. The right of the holder of each Corresponding B Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related A Loan to receive such amounts. For each A/B Loan, an "A/B Material Default" consists of the following events: (a) the acceleration of the A Loan or the Corresponding B Loan; (b) the existence of a continuing monetary default; and/or, (c) the filing of a bankruptcy action by, or against, the related borrower. So long as an A/B Material Default has not occurred or, if an A/B Material Default has occurred, but that A/B Material Default is no longer continuing with respect to an A/B Loan, the related borrower under the A/B Loan will make separate payments of principal and interest to the respective holders of the related A Loan and Corresponding B Loan. Escrow and reserve payments will be made to the master servicer on behalf of the trust fund (as the holder of the subject A Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of the A/B Loans (together with any applicable Yield Maintenance Charges), will generally be applied first to the principal balance of the subject A Loan and then to the principal balance of the Corresponding B Loan. If an A/B Material Default occurs and is continuing with respect to an A/B Loan, then all amounts tendered by the related borrower or otherwise available for payment of such A/B Loan will be applied by the master servicer (with any payments received by the holder of the subject Corresponding B Loan after and during such an A/B Material Default to be forwarded to the master servicer), net of certain amounts, in the order of priority set forth in a sequential payment waterfall in the related A/B Loan Intercreditor Agreement, which generally provides that all interest, principal, Yield Maintenance Charges and outstanding expenses with respect to the subject A Loan will be paid in full prior to any application of payments to the Corresponding B Loan.

     If, after the expiration of the right of the holder of a Corresponding B Loan to purchase the related A Loan (as described below) an A Loan or Corresponding B Loan is modified in connection with a workout so that, with respect to either the A Loan or the Corresponding B Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of such mortgage loan, then all payments to the trust fund (as the holder of the A Loan) will be made as though such workout did not occur and the payment terms of the A Loan will remain the same. In that case, the holder of the Corresponding B Loan will bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the A Loan or the Corresponding B Loan attributable to such workout (up to the outstanding principal balance together with accrued interest thereon, of the Corresponding B Loan).

     SERVICING OF THE A/B LOANS. Each A Loan and the related mortgaged real property will be serviced and administered by the master servicer or the special servicer, as the case may be, pursuant to the pooling and servicing agreement. The master servicer or the special servicer, as the case may be, will service and administer each Corresponding B Loan to the extent described below. The Servicing Standard set forth in the pooling and servicing agreement will require the master servicer and the special servicer to take into account the interests of both the trust fund and the holder of the related Corresponding B Loan when servicing an A/B Loan, with a view to maximizing the realization for both the trust fund and such holder as a collective whole. Any holder of a Corresponding B Loan will be deemed a third party beneficiary of the pooling and servicing agreement to the extent that it relates to the servicing of a Corresponding B Loan.

     The master servicer and the special servicer have the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, the A/B Loans, and (subject to certain limitations with respect to

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modifications and certain rights of the holder of each Corresponding B Loan to purchase the corresponding A Loan) the holder of the Corresponding B Loan has no voting, consent or other rights whatsoever with respect to such master servicer's or such special servicer's administration of, or the exercise of its rights and remedies with respect to, the related A/B Loan.

     So long as an A/B Loan is a performing mortgage loan, the master servicer will have no obligation to collect payments with respect to the related Corresponding B Loan. A separate servicer of each Corresponding B Loan will be responsible for collecting amounts payable in respect of such Corresponding B Loan. That servicer will have no servicing duties or obligations with respect to the related A Loan or the related mortgaged real property. If an A/B Material Default occurs with respect to an A/B Loan, the master servicer or the special servicer, as the case may be, will (during the continuance of the A/B Material Default) collect and distribute payments for both of the subject A Loan and Corresponding B Loan pursuant to the sequential payment waterfall set forth in the related A/B Loan Intercreditor Agreement.

     ADVANCES. Neither the master servicer nor the trustee is required to make any monthly debt service advance with respect to a Corresponding B Loan. Neither the holder of a Corresponding B Loan nor any related separate servicer is required to make any monthly debt service advance with respect to the related A Loan or any servicing advance with respect to the related mortgaged real property. The master servicer (and, if applicable, the special servicer or the trustee) will make servicing advances with respect to the mortgaged real properties securing the A/B Loans. No servicing advances will be made by the master servicer for the mortgaged real properties securing the A/B Loans after the principal balance of the related A Loan is reduced to zero.

     MODIFICATIONS. The ability of the master servicer or the special servicer to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any term or provision of a Corresponding B Loan, the related A Loan or the related loan documents, is limited by the rights of the holder of the Corresponding B Loan to approve such modifications and other actions as set forth in the related A/B Loan Intercreditor Agreement; provided that the consent of the holder of a Corresponding B Loan will not be required in connection with any such modification or other action with respect to an A/B Loan after the expiration of such holder's right to purchase the related A Loan. The directing certificateholder may, in some cases, have the right to approve such action by a servicer. The holder of a Corresponding B Loan may not enter into any assumption, amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such Corresponding B Loan or the related loan documents without the prior written consent of the special servicer (which consent will be subject to the approval of the Directing Certificateholder).

     PURCHASE OF THE A LOAN BY THE HOLDER OF THE CORRESPONDING B LOAN. Upon the occurrence of any one of certain defaults that are set forth in each A/B Loan Intercreditor Agreement and within 30 days of receipt of notice of such defaults, the holder of the subject Corresponding B Loan will have the right to notify the trust that it intends to purchase the related A Loan (with closing of such purchase to occur no more than 30 days following the election to exercise such right) at a purchase price determined under that A/B Loan Intercreditor Agreement and generally equal the sum of (a) the outstanding principal balance of such A Loan, (b) accrued and unpaid interest on the outstanding principal balance of the A Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the master servicer or the trustee with respect to such A Loan together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of such A/B Loan by the master servicer or the special servicer, (e) any interest on any unreimbursed debt service advances made by the master servicer or the trustee with respect to such A Loan, (f) master servicing fees, special servicing fees and trustee's fees payable under the pooling and servicing agreement, and (g) out-of-pocket expenses incurred by the trustee or the master servicer with respect to the A/B Loan together with advance interest thereon. The holder of the Corresponding B Loan does not have any rights to cure any defaults with respect to the A/B Loan.

     MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust fund, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Exhibit A-1 and Exhibit A-2 to this prospectus supplement. The statistics in the tables and schedules on Exhibit A-1 and Exhibit A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or any of the underwriters.

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     ADDITIONAL LOAN AND PROPERTY INFORMATION

     DELINQUENCIES. None of the mortgage loans that we intend to include in the trust fund was as of its due date in December 2003, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

     TENANT MATTERS. Described and listed below are special considerations regarding tenants at the mortgaged real properties that will secure the mortgage loans--

     - Five (5) of the mortgaged real properties, securing 3.66% of the initial mortgage pool balance, of which all five (5) of those mortgage loans are in loan group no. 1, securing 5.01% of the initial loan group no. 1 balance, are either wholly owner-occupied or leased to a single tenant. Twelve (12) of the mortgaged real properties, securing 5.48% of the initial mortgage pool balance, of which all twelve (12) of those mortgage loans are in loan group no. 1, securing 7.51% of the initial loan group no. 1 balance, are more than 50%, but less than 100%, owner occupied or leased to a single tenant.

     - Some of the mortgaged real properties that are retail properties may have Dark Tenants.

     - A number of companies are Major Tenants at more than one of the mortgaged real properties.

     - There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a Major Tenant at any of those properties, it is significant to the success of the properties in the aggregate.

     ADDITIONAL SECURED FINANCING. Those mortgage loans in which the related borrower is not a special purpose entity do not prohibit the borrower from incurring additional unsecured debt. In the case of mortgage loans where the related borrower is a special purpose entity, such borrowers may also be allowed to incur additional unsecured debt from affiliates or third parties to fund trade payables and expenses incurred in the ordinary course of its operation of the related mortgaged real property. In addition, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as EastBridge Landing, representing 2.67% of the initial mortgage pool balance, the borrower was permitted to maintain $46,200,000 in subordinate debt that is secured by the related mortgaged real property.

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Sands Point Cove Apartments, representing 0.22% of the initial mortgage pool balance, the borrower was permitted to maintain $570,000 in subordinate debt that is secured by the related mortgaged real property. The lender under this subordinate debt has entered into a standstill and subordination agreement with the lender.

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Montalvo Shopping Center, representing 3.35% of the initial mortgage pool balance, the related mortgage loan documents permit future mezzanine financing only from a mezzanine lender acceptable to the lender and if certain other conditions are satisfied. See "Description of the Underlying Mortgage Loans--Montalvo Square Shopping Center."

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Mayfair Mall, the mortgage loan is secured by the mortgaged real property on a PARI PASSU basis with three other notes that are not included in the trust. That mortgage loan is referred to herein as the "Mayfair Mall Loan." See "--The Mayfair Mall Loan" above.

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Stanford Shopping Center, the mortgage loan is secured by the mortgaged real property on a PARI PASSU basis with one other note that is not included in the trust. That mortgage loan is referred to herein as the "Stanford Shopping Center Loan." See "--The Stanford Shopping Center Loan" above.

     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Mall at Fairfield Commons, the mortgage loan is secured by the mortgaged real property on a PARI PASSU basis with one other note that is not included in the trust. That mortgage loan is referred to herein as the "Mall at Fairfield Commons Loan." See "--The Mall at Fairfield Commons Loan" above.

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     In the case of the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Jefferson at Montfort, the mortgaged real property also secures another note on a subordinated basis that is not included in the trust. That mortgage loan is referred to herein as the "Jefferson at Montfort Loan." See "--The Jefferson at Montfort Loan" above.

     In the case of the mortgage loans identified on Exhibit A-1 to this prospectus supplement as Cambridge Village Apartments, Northgate Village Apartments and Hearthstone Apartments, the related mortgaged real property also secures another note on a subordinated basis, in each case that is not included in the trust. Those mortgage loans are referred to herein as the "A/B Loans." See "--The A/B Loans" above.

     TITLE, SURVEY AND SIMILAR ISSUES. In the case of certain of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the permanent improvements on the subject property encroach over an easement or a setback line or onto another property. In other instances, certain oil, gas or water estates affect a property. Generally in those cases, either
(i) the related lender's title policy insures against loss if a court orders the removal of the improvements causing the encroachment or (ii) the respective title and/or survey issue was analyzed by the originating lender and determined not to materially affect the respective mortgaged real property for its intended use. There is no assurance, however, that any such analysis in this regard is correct, or that such determination was made in each and every case.

     GROUND LEASES. Six (6) of the mortgage loans that we intend to include in the trust fund, representing 13.14% of the initial mortgage pool balance, of which 5 mortgage loans are in loan group no. 1, representing 16.03% of the initial loan group no. 1 balance, and 1 mortgage loan is in loan group no. 2, representing 5.32% of the initial loan group no. 2 balance, are secured by a mortgage lien on the borrower's leasehold interest in all or a material portion of the related mortgaged real property but not by any mortgage lien on the corresponding fee interest. Except as otherwise discussed below, the following is true in each of those cases--

     - the related ground lease, after giving effect to all extension options, expires approximately 20 years or more after the stated maturity of the related mortgage loan,

     - the related ground lessor, has agreed, in the related ground lease or under a separate estoppel or other agreement, to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the ground lessee, and

     - in general, the ground lease or a separate estoppel or other agreement otherwise contains standard provisions that are intended to protect the interests of the holder of the related mortgage loan.

     UNDERWRITING MATTERS

     GENERAL. In connection with the origination or acquisition of each of the mortgage loans that we intend to include in the trust fund, the related originator or acquiror of the mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described in this "--Underwriting Matters" section.

     ENVIRONMENTAL ASSESSMENTS. An independent third-party environmental consultant conducted some form of environmental investigation with respect to substantially all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund. In the case of one hundred thirteen
(113) of the mortgaged real properties, securing 93.93% of the initial mortgage pool balance, of which 75 mortgaged real properties are in loan group no. 1, securing 95.24% of the initial loan group no. 1 balance, and 38 mortgaged real properties are in loan group no. 2, securing 90.36% of the initial loan group no. 2 balance, a Phase I environmental site assessment that states that it meets ASTM Standards or an update (which may have been performed pursuant to a database or transaction screen update) of a previously conducted assessment was conducted during the 12-month period ending on December 11, 2003 and in the case of one hundred fifteen (115) of the mortgaged real properties, securing 94.76% of the initial mortgage pool balance, of which 76 mortgaged real properties are in loan group no. 1, securing 95.89% of the initial loan group no. 1 balance, and 39 mortgaged real properties are in loan group no. 2, securing 91.71% of the initial loan group no. 2 balance, such an assessment or update was conducted within a 16-month period ending on December 11, 2003. In the case of forty-one
(41) of the mortgaged real properties, securing 5.24% of the initial mortgage pool balance, of which 21 mortgaged real properties are in loan group no. 1, securing 4.11% of the initial loan group no. 1 balance, and 20 mortgaged real properties are in loan group no. 2, securing 8.29% of the initial loan group no. 2 balance, and covered by environmental insurance, that environmental investigation was limited to only testing for asbestos-containing materials, lead-based paint and/or radon. The environmental insurance policies have coverage limits and do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos and lead-based paint. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property. The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were

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generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund, then:

     - an environmental consultant investigated those conditions and recommended no further investigations or remediation;

     - an operations and maintenance plan was required or an escrow reserve was established to cover the estimated costs of obtaining that plan;

     -    those conditions were remediated or abated prior to the closing date;

     - a letter was obtained from the applicable regulatory authority stating that no further action was required;

     - the expenditure of funds reasonably estimated to be necessary to remediate the conditions is not greater than 2% of the outstanding principal balance of the related mortgage loan or an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility or an indemnity from a responsible party other than the related borrower was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

     - in some cases in which it is known that an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party other than the related borrower has been identified under applicable law, and either--

          1. that condition is not known to have affected the mortgaged real property,

          2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation or provided an indemnity or guaranty to the borrower or the mortgagee/lender, or

          3.   an environmental insurance policy was obtained; or

     - in some cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the identified adverse environmental condition.

     In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

     - the establishment of an operations and maintenance plan to address the issue, or

     - in some cases involving asbestos-containing materials and/or lead-based paint, an abatement or removal program.

     In a few cases, the particular asbestos-containing materials and/or lead-based paint was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operations and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

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     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the trust fund required the related borrower generally either:

     1.   to carry out the specific remedial measures prior to closing;

     2. to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

     3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     Some borrowers under the mortgage loans that we intend to include in the trust fund have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

     In several cases, the environmental reports or testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

     - the mortgaged real property had not been affected, had been minimally affected or has not likely contributed to any environmental contamination,

     - the potential for the problem to affect the mortgaged real property was limited, or

     - a person responsible for remediation, other than the related borrower, had been identified.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Underwriting Matters--Environmental Assessments" subsection and has not been independently verified by--

     -    us,

     -    any of the other parties to the pooling and servicing agreement,

     -    any of the mortgage loan sellers,

     -    any of the underwriters, or

     -    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

     In some cases, the originator of the related mortgage loan--

     - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

     - required a secured creditor impaired property policy because of a specific environmental issue with respect to the particular mortgaged real property.

     See "--Environmental Insurance" below.

     The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property within 12 months prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. There can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged real property.

     ENVIRONMENTAL INSURANCE. As discussed above, some of the mortgaged real properties securing pooled mortgage loans will, in each case, be covered by an individual or a blanket secured creditor impaired property policy. In general, if required to be obtained by the lender to address environmental issues raised in the environmental investigation conducted in connection with the origination of the related mortgage loan, those policies provide coverage for the following losses, subject to the applicable deductibles, policy terms and exclusions, any maximum loss amount and, further, subject to the various conditions and limitations discussed below:

     1. if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at the related mortgaged real property in concentrations or amounts exceeding maximum levels allowed by applicable environmental laws or standards, the insurer will indemnify the trust fund for the lesser of clean-up costs and the outstanding principal balance of the subject mortgage loan on the date of the default;

     2. if the trust fund becomes legally obligated to pay as a result of a claim first made against the trust fund and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim; and

     3. if the trust fund enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, if those costs were incurred because the insured first became aware of the conditions during the policy period, provided that those conditions were reported to the government in accordance with applicable law.

     Each of the secured creditor impaired property policies described above requires that the appropriate party associated with the trust fund report a claim as soon as possible during the term of the policy. Not all of those policies pays for unreimbursed servicing advances. In addition to other excluded matters, the policies typically do not cover claims arising out of conditions involving lead-based paint or asbestos.

     The premium for each of the secured creditor impaired property policies described above, has been or, as of the date of initial issuance of the offered certificates, will have been paid in full. The insurer under all of those policies is American International Group, Inc. or one of its member companies. American International Group, Inc. currently has a rating of "AAA" by Fitch, "Aaa" rating by Moody's, "AAA" by S&P, and "A++" by A. M. Best.

     PROPERTY CONDITION ASSESSMENTS. All of the mortgaged real properties securing mortgage loans in the trust fund were inspected by third-party engineering firms. However, in the case of five (5) of the mortgaged real properties, securing 1.35% of the initial mortgage pool balance, of which 3 mortgaged real properties are in loan group no. 1, securing 1.24% of the initial loan group no. 1 balance, and 2 mortgaged real properties are in loan group no. 2, securing 1.64% of the initial loan group no. 2 balance, those inspections were conducted more than 12 months prior to December 11, 2003. The scope of those inspections included an assessment of--

     - the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     - the general condition of the site, buildings and other improvements located at each property.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended and were deemed material by the related originator, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves, Recurring Replacement Reserves and TI&LC Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     APPRAISALS AND MARKET STUDIES. An independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal of each of the mortgaged real properties securing the mortgage loans we intend to include in the trust fund, in order to establish the approximate value of the mortgaged real property. Those appraisals are the basis for the Most Recent Appraised Values for the respective mortgaged real properties set forth on Exhibit A-1 to this prospectus supplement. In the case of one hundred forty-four (144) of the mortgaged real properties, securing 97.27% of the initial mortgage pool balance, of which 89 mortgaged real properties are in loan group no. 1, securing 97.17% of the initial loan group no. 1 balance, and 55 mortgaged real properties are in loan group no. 2, securing 97.52% of the initial loan group no. 2 balance, those appraisals were conducted within the 12-month period preceding December 11, 2003.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular mortgaged real property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

     -    buyer and seller are motivated;

     - both parties are well informed or well advised, and each is acting in what he considers his own best interests;

     -    a reasonable time is allowed to show the property in the open market;

     - payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

     - the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

     Each appraisal of a mortgaged real property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

     Either the appraisal upon which is based the Most Recent Appraised Value for each mortgaged real property shown on Exhibit A-1 to this prospectus supplement, or a separate letter, contains a statement to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we, the master servicer, the special servicer, the trustee nor any of the underwriters or mortgage loan sellers has independently verified the accuracy of this statement.

     In the case of those mortgage loans that are acquisition financing, the related borrower may have acquired the mortgaged real property at a price less than the appraised value on which the mortgage loan was underwritten.

     ZONING AND BUILDING CODE COMPLIANCE. In connection with the origination of each mortgage loan that we intend to include in the trust fund, the related originator examined whether the use and operation of the related mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then applicable to the mortgaged real property. Evidence of this compliance may have been in the form of legal opinions, certifications and other correspondence from government officials, title insurance endorsements, engineering or consulting reports, appraisals and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

     - the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

     - whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient to--

          1.   satisfy the entire mortgage loan, or

          2. taking into account the cost of repair, pay down that mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

     There is no assurance, however, that any such analysis in this regard is correct, or that the above determinations were made in each and every case.

     SMALL BALANCE LOANS. When originating mortgage loans under its "small balance loan" program, Column generally follows its standard underwriting procedures, subject to some or all of the following exceptions:

     - all third-party reports made on the related mortgaged real property are abbreviated and contain less information than the third-party reports on which Column relies for its standard conduit loans;

     - Column or a third-party hired by Column conducts a site inspection prior to origination; and

     - review and analysis of environmental conditions of the related mortgaged real property are based on transaction screen assessments or other reduced environmental testing, rather than Phase I environmental site assessments, performed on the mortgaged real property.

     In addition, the related mortgage loan documents, in some cases, provide for full recourse against the related borrower and, in certain cases, against a principal of such borrower.

     SIGNIFICANT MORTGAGE LOANS

     Set forth below are summary discussions of the ten (10) largest mortgage loans, or groups of cross-collateralized mortgage loans, that we intend to include in the trust fund.

                            MALL AT FAIRFIELD COMMONS

                                LOAN INFORMATION

PRINCIPAL BALANCE(1)(2):                       Original        Cut-off Date
                                            --------------    --------------
MALL AT FAIRFIELD COMMONS LOAN:             $   85,500,000    $   85,405,532

MALL AT FAIRFIELD COMMONS COMPANION LOAN:   $   28,500,000    $   28,468,511
                                            --------------    --------------
MALL AT FAIRFIELD COMMONS TOTAL LOAN:       $  114,000,000    $  113,874,043

FIRST PAYMENT DATE:                     December 1, 2003

MORTGAGE INTEREST RATE(3):              5.450%

AMORTIZATION TERM:                      360 months

HYPERAMORTIZATION:                      N/A

ARD DATE:                               N/A

MATURITY DATE:                          November 1, 2014

MATURITY/ARD BALANCE(4):                $69,414,892

BORROWER:                               MFC Beavercreek, LLC

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lockout/defeasance until after the date
                                        that is three months prior to the
                                        maturity date.

LOAN PER UNIT/SQUARE FOOT(1):           $109

UP-FRONT RESERVES:                      Letter of Credit(5):             $4,000,000

ONGOING RESERVES:                       Tax and Insurance Reserve(6):           Yes
                                        Replacement Reserve(7):                 Yes
                                        Rollover Reserve(8):                    Yes

LOCKBOX:                                Springing

MEZZANINE:                              None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Retail

PROPERTY SUB-TYPE:                      Anchored

LOCATION:                               Beavercreek, OH

YEAR BUILT/RENOVATED:                   1993/NA

SQUARE FEET:                            1,046,726(9)

OCCUPANCY AT U/W:                       99.1%(10)

FEE OR LEASEHOLD:                       Fee

                                                OPERATING
                                             COVENANTS/LEASE
MAJOR TENANTS          NRSF     % OF NRSF(9)   EXPIRATION
-------------          ----     ------------ ---------------
ELDER BEERMAN         150,000      14.33%      10/31/2013

LAZAURS, INC.         149,412      14.27%       1/31/2015

PARISIAN              130,199      12.44%       1/31/2014

SEARS                 127,922      12.22%      10/31/2008

PROPERTY MANAGEMENT:                    Glimcher Properties Limited Partnership

U/W NCF:                                $13,516,797

APPRAISED VALUE:                        $171,500,000

APPRAISAL DATE:                         September 15, 2003

CUT-OFF DATE LTV RATIO(1):              66.4%

MATURITY/ARD LTV RATIO(1):              54.0%

U/W DSCR(1):                            1.75x

(1)  Based on the Mall at Fairfield Commons Total Loan.
(2) The Mall at Fairfield Commons Loan is PARI PASSU with the Mall at Fairfield Commons Companion Loan. Unless otherwise stated, calculations presented herein are based on the Mall at Fairfield Commons Total Loan.
(3) The Mall at Fairfield Commons Loan and the Mall at Fairfield Commons Companion Loan each have a mortgage interest rate of 5.450%
(4)  The Mall at Fairfield Commons Total Loan maturity balance is $92,553,190.
(5) The borrower was required, at closing, to deliver to the lender a letter of credit in the amount of $4,000,000 to be released to the borrower upon timely satisfaction of specified conditions in connection with completion of construction and occupancy of the premises demised to Galyan's Trading Company, Inc. ("Galyan's"). If the specified conditions are not satisfied within twenty-four months of the closing of the Mall at Fairfield Commons Loan, the lender will be required to draw upon the letter of credit and apply the proceeds to the outstanding principal balance of Mall at Fairfield Commons Total Loan on a PRO RATA basis, and the applicable yield maintenance amount due under the Mall at Fairfield Commons Total Loan will be payable by the borrower from funds other than the proceeds of the letter of credit.
(6) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies, provided that the borrower will not be required to make any payments into (i) the tax reserve for the portion of the Mall at Fairfield Commons Property leased to Lazarus, Inc. ("Lazarus") for so long as (A) no event of default exists, (B) the lease with Lazarus requires the tenant to pay taxes directly to the appropriate taxing authority and (C) the borrower furnishes lender with paid tax receipts with respect to the parcel leased to Lazarus in a timely manner or (ii) the insurance reserve for so long as (x) no event of default has occurred and is continuing and
     (y) the borrower maintains blanket policies and provides lender with evidence of all required coverages.
(7) If the debt service coverage ratio for the prior twelve month period is less than 1.35x, the borrower is required to deposit $14,997.58 per month into a replacement reserve to fund ongoing repairs and replacements, provided that the borrower will not be required to make monthly deposits into the replacement reserve when the Mall at Fairfield Commons Property has achieved a debt service coverage ratio of at least 1.35x for at least two consecutive calendar quarters.
(8) If the debt service coverage ratio for the prior twelve month period is less than 1.35x, the borrower is required to deposit $45,243.83 per month into a rollover reserve to fund tenant improvement and leasing commission obligations, provided that the borrower will not be required to make monthly deposits into the rollover reserve when the Mall at Fairfield Commons Property has achieved a debt service coverage ratio of at least 1.35x for at least two consecutive calendar quarters.
(9) Includes space ground leased to Lazarus, Inc. (149,412 square feet) and all ground-leased pad sites (40,435 square feet).

(10) Occupancy is based on the August 31, 2003 rent roll and does not include ground leased square footage.

     THE LOAN. The largest loan was originated on October 17, 2003. The Mall at Fairfield Commons Total Loan is secured by a first priority mortgage encumbering a retail shopping mall in Beavercreek, Ohio. The Mall at Fairfield Commons Total Loan is evidenced by two notes, one of which evidences the Mall at Fairfield Commons Loan and the other of which evidences Mall at Fairfield Commons Companion Loan. See "--Other Financing" below.

     THE BORROWER. The borrower under the Mall at Fairfield Commons Loan is MFC Beavercreek, LLC. The borrower is a single-purpose limited liability company organized under the laws of the State of Delaware. Glimcher Properties Limited Partnership is the sponsor and the sole member of the borrower. Glimcher Properties Limited Partnership is the operating partnership of Glimcher Realty Trust, a fully-integrated, self-administered, and self-managed Maryland Real Estate Investment Trust which owns and manages regional and super regional malls and community shopping centers including single tenant retail properties throughout the central and eastern regions of the United States.

     THE MALL AT FAIRFIELD COMMONS PROPERTY. The Mall at Fairfield Commons Property is a retail shopping mall located in Beavercreek, Ohio. The Mall at Fairfield Commons Property contains a total of 1,046,726 net rentable square feet, comprised of 856,879 square feet of mall space, 149,412 square feet ground-leased to Lazarus, Inc. and 40,435 square feet of ground-leased pad spaces. Lazarus, Inc. and the pad tenants occupy their space pursuant to ground leases, and neither that property nor the improvements thereon are part of the collateral for the Mall at Fairfield Commons Loan. National anchors include Elder Beerman, JC Penney, Lazarus, Inc., Parisian, Sears and, Galyan's, to be completed in 2005.

     PROPERTY MANAGEMENT. The Mall at Fairfield Commons Property is managed by Glimcher Properties Limited Partnership and Glimcher Development Corporation, an affiliate of the borrower. The management agreement generally provides for a management fee of 3% of gross income, which is subordinated to the Mall at Fairfield Commons Loan. The management of the Mall at Fairfield Commons Property will be performed by either Glimcher Properties Limited Partnership and Glimcher Development Corporation, or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Mall at Fairfield Commons Property, provided that the borrower under the Mall at Fairfield Commons Loan shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Mall at Fairfield Commons Loan has the right to require a termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Mall at Fairfield Commons Loan.

     CASH MANAGEMENT/LOCKBOX. The borrower under the Mall at Fairfield Commons Total Loan must cause the tenants to deposit all rents into a lockbox account under the control of the lender. Unless and until an event of default under the Mall at Fairfield Commons Total Loan or other trigger event occurs under the cash management agreement, the borrower will have access to those funds.

     OTHER FINANCING. The Mall at Fairfield Commons Loan is secured by the Mall at Fairfield Commons Property on a PARI PASSU basis with the Mall at Fairfield Commons Companion Loan. The Mall at Fairfield Commons Companion Loan is not included in the trust fund. The trust, as holder of the Mall at Fairfield Commons Loan will be a party to an intercreditor agreement. See "--The Mall at Fairfield Commons Loan" above in this prospectus supplement.

                         MAYFAIR MALL AND OFFICE COMPLEX

                                LOAN INFORMATION

PRINCIPAL BALANCE(1)(2):                       Original        Cut-off Date
                                            --------------    --------------
MAYFAIR MALL LOAN:                          $   80,000,000    $   79,343,515

MAYFAIR MALL COMPANION LOANS:               $  120,000,000    $  119,015,273
                                            --------------    --------------

MAYFAIR MALL TOTAL LOAN:                    $  200,000,000    $  198,358,788

FIRST PAYMENT DATE:                     August 11, 2003

MORTGAGE INTEREST RATE(3):              3.108%

AMORTIZATION:                           360 months

HYPERAMORTIZATION:                      N/A

ARD DATE:                               N/A

MATURITY DATE:                          July 11, 2008

MATURITY/ARD BALANCE(4):                $71,457,181

BORROWER:                               Mayfair Property, Inc.

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lockout/defeasance until the date that
                                        is three months prior to the maturity
                                        date.

LOAN PER UNIT/SQUARE FOOT(1):           $155

UP-FRONT RESERVES:                      None

                                        Tax and Insurance Reserve(5):           Yes
                                        Rollover Reserve(6):                    Yes
ONGOING RESERVES:                       Replacement Reserve(7):                 Yes

LOCKBOX:                                Hard

MEZZANINE:                              None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                 Portfolio

PROPERTY TYPE:                          Retail/Office

PROPERTY SUB-TYPE:                      Anchored/CBD

LOCATION:                               Wauwatosa, WI

YEAR BUILT/RENOVATED:                   1957/2003

SQUARE FEET:                            1,277,483(8)

OCCUPANCY AT U/W:                       93%(8)(9)

FEE OR LEASEHOLD:                       Fee

                                        % OF         LEASE
MAJOR TENANT                 NRSF      NRSF(8)     EXPIRATION
------------                 ----      -------     ----------
MAYFAIR MALL - RETAIL
Marshall Field's            288,596    33.63%       1/31/2007
AMC Theater                  89,149    10.39%       4/30/2019
Barnes & Noble               30,925     3.60%       1/31/2014
MAYFAIR MALL - OFFICE
COMPLEX:
St. Joseph's                 54,932    13.10%       9/30/2008
Aurora Health Care           32,118     7.66%      11/30/2011
Firstar Bank Milwaukee NA    11,512     2.75%      12/31/2005

PROPERTY MANAGEMENT:                    General Growth Management, Inc.

U/W NCF:                                $24,443,593

APPRAISED VALUE:                        $330,000,000

APPRAISAL DATE:                         June 5, 2003

CUT-OFF DATE LTV RATIO(1):              60.1%

MATURITY/ARD LTV RATIO(1):              54.1%

U/W DSCR(1):                            2.38x

(1)  Based on the Mayfair Mall Total Loan.
(2) The Mayfair Mall Loan is PARI PASSU with the Mayfair Mall Companion Loans, which have a principal balance of $49,589,697 and $69,425,576 as of December 11, 2003. Unless otherwise stated, calculations presented herein are based on the Mayfair Mall Total Loan.
(3) The Mayfair Mall Loan and the Mayfair Mall Companion Loan each have a mortgage interest rate of 3.108% per annum.
(4)  The Mayfair Mall Total Loan maturity balance is $178,642,952.
(5) Upon the occurrence and during the continuance of a Trigger Event, the borrower will be required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies. A "Trigger Event" includes the occurrence of: (i) an event of default under the Mayfair Mall Loan or (ii) the debt service coverage ratio is less than 1.35x for the 12 calendar months immediately preceding the date of determination.
(6) Upon the occurrence and during the continuance of a Trigger Event, the borrower is required to deposit $119,969 per month into a rollover reserve to fund tenant improvement and leasing obligations until the fund equals $1,439,624.
(7) Upon the occurrence and during the continuance of a Trigger Event, the borrower is required to deposit $17,716 per month into a replacement reserve until the fund equals $212,589.
(8)  Exclusive of a non-owned anchor.
(9)  Occupancy is based on the July 14, 2003 rent roll.

     THE LOAN. The second largest loan was originated on June 13, 2003. The Mayfair Mall Total Loan is secured by a first priority mortgage encumbering a regional enclosed mall and office complex located in Wauwatosa, Wisconsin. The Mayfair Mall Total Loan is evidenced by four notes, one of which evidences the Mayfair Mall Loan and three of which evidence the Mayfair Mall Companion Loans. See "--Other Financing" below.

     THE BORROWER. The borrower under the Mayfair Mall Loan is Mayfair Property, Inc. The borrower is a corporation organized under the laws of the State of Delaware. GGP Ivanhoe II, Inc., is the sole shareholder of the borrower. GGP Ivanhoe II, Inc. has as its majority shareholder GGP Ivanhoe III, Inc., a wholly-owned subsidiary of GGP Limited Partnership. GGP Limited Partnership has as its general partner General Growth Properties, Inc., a Delaware corporation.

     General Growth Properties, Inc., was founded in 1954, and owns a diversified portfolio of interests in 169 properties with 146 million square feet of retail space and regional malls in 41 states. It is a fully integrated real estate operation that acquires, develops, manages and leases commercial real estate properties.

     THE PROPERTY. The Mayfair Mall Property is an enclosed retail mall and office complex in Wauwatosa, Wisconsin, containing 1,277,483 net rentable square feet. National anchors include: Marshall Field's, Boston Store and American Multi-Cinema, Inc.

     PROPERTY MANAGEMENT. The Mayfair Mall Property is managed by General Growth Management, Inc., an affiliate of the borrower. The management agreement generally provides for a management fee of 2.0% which is subordinated to the Mayfair Mall Loan. The management of the Mayfair Mall Property will be performed by General Growth Management, Inc., or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value to the Mayfair Mall Property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Mayfair Mall Total Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Mayfair Mall Total Loan. General Growth Management, Inc. manages 126 retail properties comprising approximately 112,667,738 total square feet. General Growth Management, Inc. is headquartered in Chicago, Illinois.

     CASH MANAGEMENT. The borrower under the Mayfair Mall Loan must cause the tenants of the Mayfair Mall Property to deposit rental payments directly into a lockbox account under the control of the lender. Unless and until an event of default under the Mayfair Mall Total Loan or the debt service coverage ratio is less than 1.35x for the previous twelve calendar months, the borrower will have access to those funds.

     OTHER FINANCING. The Mayfair Mall Loan is secured by the Mayfair Mall Property on a PARI PASSU basis with the Mayfair Mall Companion Loan. The Mayfair Mall Companion Loans are not included in the Trust. The trust, as holder of the Mayfair Mall Loan will be a party to an intercreditor agreement. See "--The Mayfair Mall Loan" above in this prospectus supplement.

                            STANFORD SHOPPING CENTER

                                LOAN INFORMATION

PRINCIPAL BALANCE(1)(2):                       Original        Cut-off Date
                                            --------------    --------------
STANFORD SHOPPING CENTER LOAN:              $   75,000,000    $   75,000,000

STANFORD SHOPPING CENTER COMPANION LOAN:    $   90,000,000    $   90,000,000
                                            --------------    --------------

STANFORD SHOPPING CENTER TOTAL LOAN:        $  165,000,000    $  165,000,000

FIRST PAYMENT DATE:                     October 11, 2003

MORTGAGE INTEREST RATE(2):              3.300%

AMORTIZATION TERM:                      Interest only

HYPERAMORTIZATION:                      N/A

ARD DATE:                               N/A

MATURITY DATE:                          September 11, 2008

MATURITY/ARD BALANCE(3):                $75,000,000

BORROWER:                               SPG Center, LLC

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lockout/Defeasance until the date that
                                        is six months prior to the maturity
                                        date.

LOAN PER UNIT/SQUARE FOOT(1):           $119

UP-FRONT RESERVES:                      None

ONGOING RESERVES:                       Tax and Insurance Reserve(4):           Yes

                                        Replacement Reserve(5):                 Yes

                                        Rollover Reserve (6):                   Yes

                                        Ground Lease Reserve(7):                Yes

LOCKBOX:                                Springing

MEZZANINE:                              Yes(8)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Retail

PROPERTY SUB-TYPE:                      Anchored

LOCATION:                               Palo Alto, CA

YEAR BUILT/RENOVATED:                   1956/2002

SQUARE FEET:                            1,387,351(9)

OCCUPANCY AT U/W:                       96%(10)

FEE OR LEASEHOLD:                       Leasehold

                                                 LEASE
MAJOR TENANTS          NRSF      % OF NRSF(9)  EXPIRATION
-------------          ----      ------------  -----------
BLOOMINGDALE'S(11)    228,986       16.51%      2/28/2029

MACY'S(11)            225,830       16.28%      2/18/2029

NORDSTROM(11)         180,000       12.97%     10/31/2010

NEIMAN MARCUS(11)     120,000        8.65%      6/30/2022

PROPERTY MANAGEMENT:                    Simon Management Associates, LLC

U/W NCF:                                $18,932,926

APPRAISED VALUE:                        $335,000,000

APPRAISAL DATE:                         July 22, 2003

CUT-OFF DATE LTV RATIO(1):              49.3%

MATURITY/ARD LTV RATIO(1):              49.3%

U/W DSCR(1):                            3.43x

(1)  Based on the Stanford Shopping Center Total Loan.
(2) The Stanford Shopping Center Total Loan has an original balance of $165,000,000. The Stanford Shopping Center Loan is PARI PASSU with two Stanford Shopping Center Companion Loans, which each have a principal balance of $45,000,000 as of December 11, 2003. The Stanford Shopping Center Loan and the Stanford Shopping Center Companion Loans each have a mortgage interest rate of 3.300%. Unless otherwise stated, calculations presented herein are based on the Stanford Shopping Center Total Loan. There is also a Member Loan that is secured by partnership distributions and is guaranteed by Simon Property Group.
(3)  The Stanford Shopping Center Total Loan maturity balance is $165,000,000.
(4) Upon the occurrence of and during the continuance of a Lockbox Event, the borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies; provided that the borrower will not be required to make any payments into the tax and insurance reserve if (x) with respect to
     (a) or (b) above, following a Lockbox Event, Simon Property Group, L.P. delivers to lender a Guaranty of Taxes and Insurance Premiums or (y) solely with respect to (b) above, the borrower maintains blanket policies prepaid twelve months in advance and provides the lender with evidence of all required coverages. A "Lockbox Event" includes the occurrence of: (i) an event of default under the Stanford Shopping Center Total Loan or (ii) a decline below $11,500,000 in the net operating income for the previous four quarters as of the end of two consecutive calendar quarters. If, after a Lockbox Event, Simon Property Group, L.P.'s credit rating drops below "BBB-," the borrower must deposit and pay to lender an amount equal to the amount that the borrower would have been required to deposit in the reserve account as of such date.
(5) Upon the occurrence of and during the continuance of a Lockbox Event, the borrower is required to deposit $8,968 per month into a replacement reserve to fund ongoing repairs and replacements; provided that the borrower will not be required to make any payments into the replacement reserve fund if
     (i) the balance of the reserve equals or exceeds $215,232 or (ii) if, following a Lockbox Event, Simon Property Group, L.P. delivers to lender a guaranty of the replacement reserve. If, after a Lockbox Event, Simon Property Group, L.P.'s credit rating drops below "BBB-," the borrower must deposit and pay to lender an amount equal to the amount that the borrower would have been required to deposit in the reserve account as of such date.
(6) Upon the occurrence of and during the continuance of a Lockbox Event, the borrower is required to deposit $33,333 per month into a rollover reserve to fund tenant improvement and leasing commission obligations; provided that the borrower will not be required to make any payments into the rollover reserve if: (i) the balance of the reserve equals or exceeds $1,000,000 or (ii) if Simon Property Group, L.P. delivers to lender a guaranty of the rollover reserve. If, after a Lockbox Event, Simon Property

     Group, L.P.'s credit rating drops below "BBB-," the borrower must deposit and pay to lender an amount equal to the amount that the borrower would have been required to deposit in the reserve account as of such date.
(7) Upon the occurrence of and during the continuance of a Lockbox Event, the borrower is required to make a one time deposit of $833,334 into a ground lease reserve. If at any time during a Lockbox Event the amount on deposit in the ground lease reserve account falls below the ground lease deposit, the borrower is required to pay the lender the amount necessary to cause the balance of the ground lease reserve account to equal the ground lease deposit.
(8)  See "--Other Financing" below.
(9)  Includes 853,338 square feet of ground leased anchor space.
(10) Occupancy is based on the June 30, 2003 rent roll and does not include ground leased square footage.
(11) Ground leased anchor.

     THE LOAN. The third largest loan was originated on August 20, 2003. The Stanford Shopping Center Total Loan is secured by a first priority deed of trust encumbering a leasehold interest in a shopping mall in Palo Alto, California. The Stanford Shopping Center Total Loan is evidenced by three notes, one of which evidences the Stanford Shopping Center Loan and two of which evidence the Stanford Shopping Center Companion Loans. See "--Other Financing" below.

     THE BORROWER. The borrower under the Stanford Shopping Center Total Loan is SPG Center, LLC. The borrower is a single-purpose limited liability company organized under the laws of the State of Delaware. Simon Property Group, L.P. indirectly owns the borrower. The sponsor, Simon Property Group, L.P. was founded in 1960 and currently owns and manages 235 properties in 36 states throughout the United States.

     THE STANFORD SHOPPING CENTER PROPERTY. The Stanford Shopping Center Property is a regional mall located in Palo Alto, California. The Stanford Shopping Center was originally built in 1956 and contains 1,387,351 rentable square feet. National anchors include Bloomingdales, Macy's, Nieman Marcus and Nordstrom.

     PROPERTY MANAGEMENT. The Stanford Shopping Center property is managed by Simon Management Associates, LLC, an affiliate of the borrower. The management agreement generally provides for a management fee of 1.5% of total collections in addition to leasing commissions and other specialized fees, all of which are subordinated to the Stanford Shopping Center Total Loan. The management of the Stanford Shopping Center Property will be performed by either Simon Management Associates, LLC, or a qualified manager, which is a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as the Stanford Shopping Center Property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that the management of the Stanford Shopping Center Property by such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Stanford Shopping Center Total Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Stanford Shopping Center Total Loan. Simon Management Associates, LLC manages 179 shopping centers comprising 170,300,000 total square feet. Simon Management Associates, LLC is headquartered in Indianapolis, Indiana.

     GROUND LEASE. The Stanford Shopping Center Property is leased to the borrower pursuant to a ground lease with the Trustees of Leland Stanford Junior University. The Stanford Shopping Center Ground Lease expires in August 2054. Rent is payable under the Stanford Shopping Center Ground Lease at the rate of $416,666.67 per year plus 25.0% of gross revenues.

     CASH MANAGEMENT/LOCKBOX. The borrower under the Stanford Shopping Center Total Loan must cause the tenants of the Stanford Shopping Center Property to deposit all rents directly into a lockbox account under the control of the lender. Unless and until an event of default under the Stanford Shopping Center Total Loan or other trigger event occurs under the cash management agreement, the borrower will have access to those funds.

     OTHER FINANCING. The Stanford Shopping Center Loan is secured by the Stanford Shopping Center Property on a PARI PASSU basis with the Stanford Shopping Center Companion Loans. The Stanford Shopping Center Companion Loan is not included in the Trust. The trust, as holder of the Stanford Shopping Center Loan will be a party to an intercreditor agreement. See "--The Stanford Shopping Center Loan" above in this prospectus supplement.

     Additionally, SPG Palo Alto Member, LLC, the sole member of the borrower under the Stanford Center Total Loan, is the borrower under a loan (with an aggregate principal balance as of the Cut-off Date of $55,000,000) (the "Member Loan"), made by Column Financial Inc., which is secured by such member's rights to distributions from the borrower under the Stanford Center Total Loan and further secured by a Guaranty Agreement entered into by Simon Property Group, L.P., which guaranties the payment and performance of SPG Palo Alto Member, LLC under the Member Loan. Upon an event of default under the Member Loan, Column's sole recourse under the Member Loan is to foreclose on the member's rights to distributions from the borrower under the Stanford Center Total Loan, or sue Simon Property Group, L.P. under the Guaranty Agreement.

                            MERISTAR HOTEL PORTFOLIO

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:             $51,000,000

CUT-OFF DATE PRINCIPAL BALANCE:         $50,881,109

FIRST PAYMENT DATE:                     November 11, 2003

MORTGAGE INTEREST RATE:                 6.880%

AMORTIZATION TERM:                      300  months

HYPERAMORTIZATION:                      After October 11, 2013, the
                                        interest rate increases by 2% to 8.880%
                                        and all excess cash flow is used to
                                        reduce the principal balance of the
                                        MeriStar Hotel Portfolio Loan until the
                                        principal balance is reduced to zero.

ARD DATE:                               October 11, 2013

MATURITY DATE:                          October 11, 2028

MATURITY/ARD BALANCE:                   $40,652,182
                                        MeriStar Seelbach SPE, LLC and

BORROWER:                               MeriStar Frazer SPE, LLC

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lockout/defeasance until the
                                        date that is three months prior to the
                                        Anticipated Repayment Date.

LOAN PER ROOM(1):                       $98,037

UP-FRONT RESERVES:                      Engineering Reserve(2):             $15,475

ONGOING RESERVES:                       Tax and Insurance Reserve(3):           Yes

                                        Replacement Reserve(4):                 Yes

LOCKBOX:                                Hard

MEZZANINE:                              None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                 Portfolio

PROPERTY TYPE:                          Hotel

PROPERTY SUB-TYPE:                      Full Service

LOCATION:                               Frazer, PA and Louisville, KY

YEAR BUILT/RENOVATED:                   Frazer: 1990/2003

                                        Louisville: 1905/2000

ROOMS:                                  Frazer: 198

                                        Louisville: 321

OCCUPANCY AT U/W:                       N/A

FEE OR LEASEHOLD:                       Fee

PROPERTY MANAGEMENT:                    Interstate Management Company, L.L.C.

U/W NCF:                                $7,303,120

APPRAISED VALUE(5):                     $68,650,000

APPRAISAL DATE:                         July 2, 2003 and July 7, 2003

CUT-OFF DATE LTV RATIO(1):              74.1%

MATURITY/ARD LTV RATIO:                 59.2%

U/W DSCR:                               1.71x

(1)  Based on the cut-off date principal balance.
(2) At closing, the borrower deposited $15,475 in an engineering reserve to fund immediate repairs and replacements.
(3) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(4) The borrower is required to deposit an amount equal to four percent of gross monthly income from each property each month into a replacement reserve to fund ongoing repairs and replacements.
(5) The appraised value of the MeriStar Hotel Portfolio consists of an appraisal of $21,650,000 for the Frazer Property and an appraisal of $47,000,000 for the Louisville property.

     THE LOAN. The fourth largest loan was originated on September 25, 2003. The MeriStar Hotel Portfolio Loan is secured by a first priority mortgage encumbering a hotel in Frazer, Pennsylvania and a hotel in Louisville, Kentucky.

     THE BORROWER. The borrowers under the MeriStar Hotel Portfolio Loan are MeriStar Frazer SPE, LLC and MeriStar Seelbach SPE, LLC. The borrowers are both limited liability companies organized under the laws of the State of Delaware. The sponsor, MeriStar Hospitality, is a Maryland corporation and owns and manages 107 properties in 25 states throughout the United States.

     THE MERISTAR HOTEL PORTFOLIO PROPERTY. The MeriStar Hotel Portfolio Property consists of the Sheraton Great Valley hotel located in Frazer, Pennsylvania and the Hilton Seelbach hotel located in Louisville, Kentucky.

     Sheraton Great Valley is a 5-story hotel comprising a total of 198 rooms and 229,665 gross square feet. The hotel includes three ballrooms, a lounge, an indoor swimming pool, a restaurant, a fitness center, a business center and a gift shop. Hilton Seelbach is an 11-story hotel comprising a total of 321 rooms and 280,000 gross square feet. The hotel includes approximately 32,000 square feet of meeting space, four restaurants, a fitness center, a concierge lounge, a business center (for concierge level guests) and a gift shop. The sixth floor is designated as a Hilton Honors floor (typically reserved exclusively for Hilton Honors members). The seventh and eighth floors are concierge levels (require elevator card key access). Each of these floors feature upgraded amenities.

     PROPERTY MANAGEMENT. The MeriStar Hotel Portfolio Property is managed by Interstate Management Company, L.L.C. The management agreement generally provides for a management fee of not less than 2.5% of the aggregate MeriStar Hotel Portfolio revenues per annum and not greater than 4.0% of aggregate MeriStar Hotel Portfolio revenues per annum which is subordinated to the Meristar Hotel Portfolio Loan. The management of the MeriStar Hotel Portfolio Property will be performed by either Interstate Management Company, L.L.C., or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the MeriStar Hotel Portfolio Property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the MeriStar Hotel Portfolio Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the MeriStar Hotel Portfolio Loan. Interstate Management Company, LLC manages 107 hotels comprising approximately 27,581 rooms. Interstate Management Company, LLC is headquartered in Arlington, VA.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all income to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. The rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the MeriStar Hotel Portfolio Loan will be made. Unless and until an event of default occurs under the MeriStar Hotel Portfolio Loan, the borrower will have access to the remaining funds after all such required payments are made.

                                 PARAMOUNT PLAZA

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:             $45,000,000

CUT-OFF DATE PRINCIPAL BALANCE:         $44,876,466

FIRST PAYMENT DATE:                     October 11, 2003

MORTGAGE INTEREST RATE:                 6.150%

AMORTIZATION TERM:                      360 months

HYPERAMORTIZATION:                      N/A

ARD DATE:                               N/A

MATURITY DATE:                          September 11, 2013

MATURITY/ARD BALANCE:                   $38,334,447

BORROWER:                               Paramount Plaza, LLC

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lockout/defeasance until after the date
                                        that is three months prior to the
                                        maturity date.

LOAN PER UNIT/SQUARE FOOT(1):           $49

UP-FRONT RESERVES:                      Tax and Insurance Reserve(2):      $315,000

                                        Stabilization Reserve(3):        $2,000,000

                                        Rollover Reserve(4):               $250,000

ONGOING RESERVES:                       Replacement Reserve(5):                 Yes

                                        Rollover Reserve(4):                    Yes

                                        Debt Service Reserve(6):                Yes

                                        Lease Termination Payment Reserve(7):   Yes

LOCKBOX:                                Modified

MEZZANINE:                              None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Office

PROPERTY SUB-TYPE:                      Central Business District

LOCATION:                               Los Angeles, CA

YEAR BUILT/RENOVATED:                   1969/1990

SQUARE FEET:                            911,900

OCCUPANCY AT U/W:                       84%(8)

FEE OR LEASEHOLD:                       Fee

MAJOR TENANTS                     NRSF   % OF NRSF    LEASE EXPIRATION
-------------                    ------  ---------    ----------------
CA Dept. of Social Services      64,944    7.12%          7/31/2004
   Suites 80600, 80700
      and 80800

  Suite 80500                    24,739    2.71%          9/30/2005
---------------------------      ------  ---------    ----------------
Total                            89,683    9.83%

Wilshire Business

Center                           50,887    5.58%          12/31/2006

City of Los Angeles
Dept. of Bldg & Safety           36,698    4.02%           1/1/2008

PROPERTY MANAGEMENT:                    Jamison Properties, Inc.

U/W NCF:                                $6,931,117

APPRAISED VALUE:                        $75,000,000

APPRAISAL DATE:                         May 12, 2003

CUT-OFF DATE LTV RATIO(1):              59.8%

MATURITY/ARD LTV RATIO:                 51.1%

U/W DSCR:                               2.11x

(1)  Based on the cut-off date principal balance.
(2) At closing, the borrower deposited six months of taxes and insurance premiums, which amounts can be replaced with a letter of credit. Upon the occurrence and during the continuation of an event of default under the Paramount Plaza Loan, the borrower will be required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to
     (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(3) At closing, the borrower deposited $2,000,000 in a stabilization reserve. Stabilization reserve funds are available for disbursement to the borrower in amounts greater than $500,000 each from April 11, 2004 through December 11, 2004 if the borrower provides evidence that (i) the Paramount Plaza Property has achieved an occupancy rate of not less than 85.0% and (ii) the Paramount Plaza Property has achieved a debt service coverage ratio of at least 1.30x for the immediately preceding six calendar months. Funds not disbursed by lender by December 11, 2004 will be transferred to the rollover reserve.
(4) On October 11, 2004, the borrower was required to make an initial deposit of $250,000 into a rollover reserve to fund tenant improvement and leasing commission obligations. Beginning November 11, 2004, the borrower is required to deposit $20,000 per month into the rollover reserve, provided that the borrower is not required to make a deposit to the rollover reserve when the balance equals or exceeds $750,000. However, upon the one-time deposit into the rollover reserve from funds initially on deposit in the stabilization reserve fund, the limit on the balance in the rollover reserve will be $1,000,000 after which the borrower is not required to make a deposit to the rollover reserve for so long as the balance equals or exceeds $1,000,000.
(5) The borrower is required to deposit $11,398.42 per month into a replacement reserve to fund ongoing repairs and replacements.
(6) If the debt service coverage ratio for the prior six month period is less than 1.20x, the borrower is thereafter required to deposit excess cash flow (minus required payments to other reserves) into a debt service reserve. The entire debt service reserve is available for disbursement to the borrower when the Paramount Plaza Property has achieved a debt service coverage ratio of 1.30x for the previous twelve calendar months. In addition, the lender, at its discretion, may utilize debt service reserve funds to satisfy revenue shortfalls which would otherwise cause an event of default under the Paramount Plaza Loan.
(7) If at any time any lease is terminated early, the borrower is required to deposit any lease termination payments received into a lease termination payment reserve to fund resulting lease termination expenditures.
(8)  Occupancy is based on the May 1, 2003 rent roll.

     THE LOAN. The fifth largest loan was originated on September 10, 2003. The Paramount Plaza Loan is secured by a first priority mortgage encumbering an office building in Los Angeles, California.

     THE BORROWER. The borrower under the Paramount Plaza Loan is Paramount Plaza, LLC. The borrower is a limited liability company organized under the laws of the State of California. JPB 3550 Partners, Inc., a corporation organized under the laws of the State of Delaware, is the sole managing member of the borrower and has a 21.6% membership interest in the borrower. Various other investors own the remaining 78.4% interest in the borrower. The sponsor, David
Y. Lee, is the CEO and sole shareholder of JPB 3550 Partners, Inc. and David Y. Lee owns and manages over seven million square feet of office and retail space in the western portion of the United States.

     THE PARAMOUNT PLAZA PROPERTY. The Paramount Plaza Property is an office building located in Los Angeles, California. The office building contains 911,900 square feet.

     PROPERTY MANAGEMENT. The Paramount Plaza Property is managed by Jamison Properties, Inc., an affiliate of the borrower. The management agreement generally provides for a management fee equal to the sum of 3.0% of rental income, 4.0% commission on new leases and 2.0% commission on renewal leases, which fees are subordinated to the Paramount Plaza Loan. In the event that the debt service coverage ratio of the Paramount Plaza Property for the prior six calendar months is less than 1.20x, the property manager will not be entitled to any fees. Once the Paramount Plaza Property has achieved a debt service coverage ratio of 1.30x for twelve consecutive calendar months, all accrued and unpaid amounts as well as future fees (as incurred for so long as the debt service coverage ratio continues to exceed 1.20x) will be paid to the property manager. The management of the Paramount Plaza Property will be performed by either Jamison Properties, Inc. or a substitute manager which, in the reasonable judgment of the lender is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Paramount Plaza Property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Paramount Plaza Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Paramount Plaza Loan. Jamison Property, Inc. manages over seven million square feet of office and retail space. Jamison Properties, Inc. is headquartered in Los Angeles, CA.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all rents to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. The rents will be transferred, on the last business day of each week, to an account maintained by the lender from which all required payments and deposits to reserves under the Paramount Plaza Loan will be made. Unless the borrower is required to make deposits to the debt service reserve or there is an event of default, the borrower is entitled to receive the balance of the funds in the account after all such required payments.

                         MONTALVO SQUARE SHOPPING CENTER

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:             $42,300,000

CUT-OFF DATE PRINCIPAL BALANCE:         $42,300,000

FIRST PAYMENT DATE:                     August 11, 2003

MORTGAGE INTEREST RATE:                 5.150%

AMORTIZATION TERM(2):                   360 months

HYPERAMORTIZATION:                      N/A

ARD DATE:                               N/A

MATURITY DATE:                          July 11, 2013

MATURITY/ARD BALANCE:                   $35,866,680

BORROWER:                               Montalvo Shopping Center, LLC

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lockout/defeasance until the date that
                                        is three months prior to the maturity
                                        date.

LOAN PER UNIT/SQUARE FOOT(1):           $194

UP-FRONT RESERVES:                      First Generation Rollover

                                        Reserve(3):                        $675,632

                                        Rollover Reserve(4):               $150,000

                                        Tax and Insurance Reserve(5):      $223,160

ONGOING RESERVES:                       Tax and Insurance Reserve(5):           Yes

                                        Replacement Reserve(6):                 Yes

                                        Rollover Reserve(7):                    Yes

                                        Excess Cash Flow Reserve(8):            Yes

                                        Lease Termination Payment Reserve(9):   Yes

LOCKBOX:                                Springing

MEZZANINE:                              None(10)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Retail

PROPERTY SUB-TYPE:                      Anchored

LOCATION:                               Ventura, CA

YEAR BUILT/RENOVATED:                   2002/N/A

SQUARE FEET:                            218,507

OCCUPANCY AT U/W:                       89%(11)

FEE OR LEASEHOLD:                       Fee/Leasehold

MAJOR TENANTS:        NRSF        % OF NRSF     LEASE EXPIRATION
--------------        ----        ---------     ----------------
Ralph's Grocery
Company Store        58,000        26.54%          5/31/2022

LA Fitness
International        46,300        21.19%          8/30/2017

Longs Drug Store
California           23,112        10.58%          6/30/2022

PROPERTY MANAGEMENT:                    Parkstone Management Services

U/W NCF:                                $4,237,727

APPRAISED VALUE:                        $52,900,000

APPRAISAL DATE:                         March 6, 2003

CUT-OFF DATE LTV RATIO(1):              80.0%

MATURITY/ARD LTV RATIO:                 67.8%

U/W DSCR:                               1.53x

(1)  Based on the cut-off date principal balance.
(2)  The loan is interest only for the first twelve payment dates until July
     2004.
(3) At closing, the borrower deposited $675,632 in a first generation rollover reserve to fund tenant improvement and leasing commission obligations associated with leasing 26,744 square feet of new space. If any amounts remain in the first generation rollover reserve after the leasing of this vacant space, the remainder will be deposited in the rollover reserve.
(4) At closing, the borrower deposited $150,000 in a rollover reserve to fund tenant improvement and leasing commission obligations.
(5) At closing, the borrower deposited $223,160 in a tax and insurance reserve. Upon the borrower's failure to make any monthly insurance payment directly to the provider, the borrower will be required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to pay insurance premiums prior to the expiration of the related policies. The borrower is required to make monthly payments into the tax and insurance reserve to accumulate funds necessary to pay all taxes prior to their due dates.
(6) The borrower is required to deposit $2,738 per month into a replacement reserve to fund ongoing repairs and replacements, provided that the borrower is not required to make a deposit to the replacement reserve in any month when the balance of the reserve equals or exceeds $98,568.
(7) In addition to an initial deposit, the borrower is required to deposit $10,000 per month into a rollover reserve to fund potential tenant improvements and leasing commission obligations related to currently leased space, provided that the borrower is not required to make a deposit to the rollover reserve in any month when the balance of the reserve equals or exceeds $300,000 plus any amounts transferred from the first generation rollover reserve.
(8) If the annualized debt service coverage ratio for the previous month is less than 1.10x, the borrower is thereafter required to deposit excess cash flow into the excess cash flow reserve. Funds in the excess cash flow reserve will be released and the borrower will no longer be required to deposit excess cash flow into the excess cash flow reserve when the Montalvo Square Shopping Center Property has achieved an annualized debt service coverage ratio of 1.20x for six consecutive calendar months.
(9) If at any time any lease on the Montalvo Shopping Center Property is terminated early, the borrower is required to deposit any lease termination payment made by the tenant into a lease termination payment reserve.
(10) See "--Future Financing" below.
(11) Occupancy is based on the October 1, 2003 rent roll.

     THE LOAN. The sixth largest Loan was originated on June 16, 2003. The Montalvo Square Shopping Center Loan is secured by a first priority mortgage encumbering the fee interest held by the borrower in a retail shopping center in Ventura, California and a second priority mortgage encumbering the leasehold interest held by the borrower on a small portion of the retail shopping center.

     THE BORROWER. The borrower under the Montalvo Square Shopping Center Loan is Montalvo Shopping Center, LLC. The borrower is a single-purpose limited liability company organized under the laws of the State of California. Montalvo Square Shopping Center Corp., a corporation organized under the laws of the State of California, is the managing member of the borrower. The managing member, wholly owned by the sponsors, owns a 30% interest in the borrower. Various other investors own the remaining 70% interest in the borrower. The sponsors are Lindsay Parton, John Miller and Dieter Mees.

     THE MONTALVO SQUARE SHOPPING CENTER PROPERTY. The Montalvo Square Shopping Center Property is a retail shopping center located in Ventura, California. National Anchors include Ralph's, LA Fitness and Longs Drug Store. The Montalvo Square Shopping Center Property contains approximately 218,507 square feet of rentable space.

     PROPERTY MANAGEMENT. The Montalvo Square Shopping Center Property is managed by Parkstone Management Services, which is not an affiliate of the borrower. The management agreement generally provides for a monthly management fee of the greater of three percent of monthly rental income or $4,850.00, which is subordinated to the Montalvo Square Shopping Center Loan. The management of the Montalvo Square Shopping Center Property will be performed by either Parkstone Management Services, or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Montalvo Square Shopping Center Property, provided that the borrower under the Montalvo Square Shopping Center Loan shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Montalvo Square Shopping Center Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Montalvo Square Shopping Center Loan. Parkstone Management Services is headquartered in San Diego, CA.

     CASH MANAGEMENT/LOCKBOX. The borrower must cause all rents from the Montalvo Square Shopping Center Property to be deposited directly into a rent account to which the borrower has access until an event of default under the Montalvo Square Shopping Center Loan or other trigger event occurs under the cash management agreement. Following the occurrence of such a trigger event, a lockbox is to be put into effect under the control of the lender and the borrower will not have access to funds in the lockbox account.

     FUTURE FINANCING. After July 11, 2006, upon the lender's prior written consent, the members of the Montalvo Square Shopping Center borrower may obtain mezzanine financing provided that (a) the mezzanine lender enters into an intercreditor agreement reasonably satisfactory to the lender, (b) the combined loan-to-value ratio for the Montalvo Square Shopping Center Loan and the mezzanine loan does not exceed 85.0%, (c) the combined debt service coverage ratio for the Montalvo Square Shopping Center Loan and the mezzanine loan is not less than 1.10x and (d) confirmation from the rating agencies that the incurrence of mezzanine debt by such members does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates.

                              JEFFERSON AT MONTFORT

                                LOAN INFORMATION

PRINCIPAL BALANCE:                             ORIGINAL        CUT-OFF DATE
                                               --------        ------------
JEFFERSON AT MONTFORT LOAN:                 $   35,000,000    $   35,000,000

JEFFERSON AT MONTFORT B LOAN:               $    5,000,000    $    5,000,000
                                            --------------    --------------
JEFFERSON AT MONTFORT TOTAL LOAN:           $   40,000,000    $   40,000,000

FIRST PAYMENT DATE:                     September 11, 2003

MORTGAGE INTEREST RATE:                 4.720%(1)

AMORTIZATION TERM(2):                   360 months

HYPERAMORTIZATION:                      N/A

ARD DATE:                               N/A

MATURITY DATE:                          August 11, 2008

MATURITY/ARD BALANCE(3):                $33,322,233

BORROWER:                               Jefferson-Montfort, Ltd.

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lockout/defeasance until the date that
                                        is six months prior to the maturity
                                        date.

LOAN PER UNIT/SQUARE FOOT(4):           $52,870


UP-FRONT RESERVES:                      Engineering Reserve(5):            $186,875

ONGOING RESERVES:                       Tax and Insurance Reserve(6):           Yes

                                        Replacement Reserve(7):                 Yes

LOCKBOX:                                Springing

MEZZANINE:                              None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Multifamily

PROPERTY SUB-TYPE:                      Conventional

LOCATION:                               Dallas, TX

YEAR BUILT/RENOVATED:                   1995/N/A

UNITS:                                  662

OCCUPANCY AT U/W:                       86%(8)

FEE OR LEASEHOLD:                       Fee

PROPERTY MANAGEMENT:                    Henry S. Miller Multi-Management, Inc.

U/W NCF:                                $3,325,612

APPRAISED VALUE:                        $48,500,000

APPRAISAL DATE:                         July 1, 2003

CUT-OFF DATE LTV RATIO(4):              72.2%

MATURITY/ARD LTV RATIO(4):              68.7%

U/W DSCR(4):                            1.52x

(1)  The Jefferson at Montfort B Loan has a mortgage interest rate of 10.32%.
(2)  Interest only until July 11, 2005.
(3)  The Jefferson at Montfort Total Loan maturity balance is $38,082,553.
(4)  Based on the Jefferson at Montfort Loan.
(5) The engineering reserve was established at closing to fund immediate repairs.
(6) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(7) The borrower is required to deposit $11,033.33 per month into a replacement reserve to fund ongoing repairs and replacements.
(8)  Occupancy is based on the June 3, 2003 rent roll.

     THE LOAN. The seventh largest Loan was originated on July 18, 2003. The Jefferson at Montfort Total Loan is secured by a first priority mortgage encumbering a multifamily apartment complex in Dallas, Texas. The Jefferson at Montfort Total Loan is evidenced by two notes, one of which evidences the Jefferson at Montfort Loan and the other of which evidences the Jefferson at Montfort B Loan. See "--Other Financing" below.

     THE BORROWER. The borrower under the Jefferson at Montfort Total Loan is Jefferson-Montfort, Ltd. The borrower is a single-purpose limited partnership organized under the laws of the State of Texas. Jefferson-Montfort GP, Inc., a corporation organized under the laws of Texas, is the general partner of the borrower. The borrower is affiliated with The Henry S. Miller Companies and Robert B. Rowling. The Henry S. Miller Companies was founded in 1914.

     THE JEFFERSON AT MONTFORT PROPERTY. The Jefferson at Montfort Property is an apartment complex located Dallas, Texas. The apartment complex consists of 662 units and approximately 587,000 square feet of rentable space.

     PROPERTY MANAGEMENT. The Jefferson at Montfort Property is managed by Henry
S. Miller Multi-Management, Inc., an affiliate of the borrower. The management agreement generally provides for a management fee of the greater of three percent of gross collections or $2,000,000, which is subordinated to the Jefferson at Montfort Loan. The management of the property will be performed by either Henry S. Miller Multi-Management, Inc. or a substitute manager, which in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Jefferson at Montfort Property, provided that the borrower under the Jefferson at Montfort Loan shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Jefferson at Montfort Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Jefferson at Montfort Loan. Henry S. Miller Multi-Management is headquartered in Dallas, Texas and owns/manages approximately 4 million square feet of property throughout Texas and Oklahoma.

     CASH MANAGEMENT/LOCKBOX. The borrower under the Jefferson at Montfort Loan must cause the property manager to deposit all rents directly into a lockbox account under the control of the lender. Unless and until an event of default or other trigger event occurs under the cash management agreement, the borrower will have access to those funds.

     OTHER FINANCING. The Jefferson at Montfort B Loan is subordinated to the Jefferson at Montfort Loan. The Jefferson at Montfort B Loan is not included in the Trust. The trust, as holder of the Jefferson at Montfort Loan will be a party to an intercreditor agreement. See "--The Jefferson at Montfort Loan" above in this prospectus supplement.

                               EASTBRIDGE LANDING

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:             $35,000,000

CUT-OFF DATE PRINCIPAL BALANCE:         $33,689,997

FIRST PAYMENT DATE:                     April 1, 2000

MORTGAGE INTEREST RATE:                 6.125%

AMORTIZATION TERM:                      395 months

HYPERAMORTIZATION:                      N/A

ARD DATE:                               N/A

MATURITY DATE:                          December 1, 2009

MATURITY/ARD BALANCE:                   $30,832,227

BORROWER:                               EastBridge Landing Associates, LLC

INTEREST CALCULATION:                   30/360

CALL PROTECTION:                        Lockout/prepayment until the date that
                                        is six months prior to the maturity
                                        date.

LOAN PER UNIT/SQUARE FOOT (1):          $161,196

UP-FRONT RESERVES:                      None

ONGOING RESERVES:                       Tax Reserve(2):                         Yes

                                        Replacement Reserve(3):                 Yes

LOCKBOX:                                None

MEZZANINE:                              None(4)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Multifamily

PROPERTY SUB-TYPE:                      Conventional

LOCATION:                               New York, NY

YEAR BUILT/RENOVATED:                   1998/N/A

UNITS:                                  209

OCCUPANCY AT U/W:                       95%(5)

FEE OR LEASEHOLD:                       Fee

PROPERTY MANAGEMENT:                    Wolf Management & Leasing LLC

U/W NCF:                                $4,970,784

APPRAISED VALUE:                        $91,000,000

APPRAISAL DATE:                         June 23, 2003

CUT-OFF DATE LTV RATIO:                 37.0%

MATURITY/ARD LTV RATIO:                 33.9%

U/W DSCR:                               2.02x

(1)  Based on the cut-off date principal balance.
(2) The borrower is required to make monthly payments into a tax reserve to accumulate funds necessary to pay all taxes prior to their respective due dates.
(3) The borrower is required to deposit $3,019.00 per month into a replacement reserve to fund ongoing repairs and replacements.
(4)  See "--Other Financing" below.
(5)  Occupancy is based on the April 15, 2003 rent roll.

     THE LOAN. The eighth largest loan was originated on November 3, 1998. The EastBridge Landing Loan is secured by a first priority mortgage encumbering a multifamily building in New York, New York.

     THE BORROWER. The borrower under the EastBridge Landing Loan is EastBridge Landing Associates LLC. The borrower is a single-purpose limited liability company organized under the laws of the State of New York. Federal Street Operating, LLC, a limited liability company organized under the laws of the State of Delaware, is the managing member of the borrower, a wholly owned subsidiary of the Michigan State Pension Fund and has $380,882,319 assets and $62,647,227 liabilities as of December 31, 2002. The sponsors, Trevor Davis, Aby Rosen and Michael Fuchs, own and manage 10 properties in the State of New York, 9 of which are located in Manhattan.

     THE EASTBRIDGE LANDING PROPERTY. The EastBridge Landing Property is a multifamily building also containing a commercial tenant at the lower level floors of the building located in New York, New York. The EastBridge Landing Property consists of approximately 19,000 rentable square feet of office space that is leased to NYU Hospital until May 31, 2013 and 209 residential units with approximately 220,000 square feet of space.

     PROPERTY MANAGEMENT. The EastBridge Landing Property is managed by Wolf Management & Leasing LLC, an affiliate of the borrower. The management agreement generally provides for a management fee of a maximum of 4% which is subordinated to the EastBridge Landing Loan. The management of the EastBridge Landing Property will be performed by either Wolf Management & Leasing LLC or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the EastBridge Landing Property. The lender under the EastBridge Landing Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the EastBridge Landing Loan. Wolf Management & Leasing LLC manages 10 buildings comprising 1,338 units. Wolf Management & Leasing LLC is headquartered in New York, New York.

     CASH MANAGEMENT/LOCKBOX.  None

     OTHER FINANCING. In connection with a permitted sale of 95% of the ownership interest in the borrower under the EastBridge Landing Loan to Federal Street Operating LLC (the resulting managing member of the borrower under the EastBridge Landing Loan), a wholly owned subsidiary of the Michigan State Pension Fund (the "EastBridge Landing Subordinate Lender"), for tax purposes, made an equity contribution to the borrower under the EastBridge Landing Loan in the form of a $46,200,000 subordinate mortgage loan (the "EastBridge Landing Subordinate Loan"), which Subordinate Loan is secured by the EastBridge Landing Property. Such EastBridge Landing Subordinate Loan is fully subordinated to the EastBridge Landing Loan and subject to a subordination and standstill agreement with the lender. The subordinate note evidencing the subordinate financing has an original term of 10 years and is interest only until March 31, 2010 or upon sale of the EastBridge Landing Property. The EastBridge Landing Subordinate Loan intercreditor agreement provides, among other things, that (a) so long as no event of default has occurred under the EastBridge Landing Loan, the EastBridge Landing Subordinate Lender is entitled to receive the debt service payments required under the subordinate loan documents; provided that upon the occurrence of an event of default under the EastBridge Landing Loan, all payments to Federal Street Operating, LLC cease, (b) the EastBridge Landing Subordinate Lender may not initiate any enforcement action with respect to the EastBridge Landing Subordinate Loan, including any foreclosure on the EastBridge Landing Property and (c) the EastBridge Landing Subordinate Loan is not transferable by the EastBridge Landing Subordinate Lender.

                          EAST THUNDERBIRD SQUARE NORTH

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:             $28,500,000

CUT-OFF DATE PRINCIPAL BALANCE:         $28,472,696

FIRST PAYMENT DATE:                     December 1, 2003

MORTGAGE INTEREST RATE:                 6.200%

AMORTIZATION TERM:                      360 months

HYPERAMORTIZATION:                      N/A

ARD DATE:                               N/A

MATURITY DATE:                          November 1, 2013

MATURITY/ARD BALANCE:                   $24,313,039

BORROWER:                               East Thunderbird Square-North, LLC and
                                        East Thunderbird Square North Pads, LLC

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lockout/defeasance until the date that
                                        is six months prior to the maturity
                                        date.

LOAN PER UNIT/SQUARE FOOT(1):           $170

UP-FRONT RESERVES:                      None

ONGOING RESERVES:                       Tax and Insurance Reserve(2):           Yes
                                        Replacement Reserve(3):                 Yes
                                        Rollover Reserve(4):                    Yes

LOCKBOX:                                Springing

MEZZANINE:                              None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Retail

PROPERTY SUB-TYPE:                      Anchored

LOCATION:                               Scottsdale, AZ

YEAR BUILT/RENOVATED:                   2000/N/A

SQUARE FEET:                            167,412

OCCUPANCY AT U/W:                       92%(5)

OWNERSHIP INTEREST:                     Fee

MAJOR TENANTS          NRSF     % OF NRSF    LEASE EXPIRATION
-------------          ----     ---------    ----------------
Ashley Furniture      35,246       21.05%       11/19/2011

Spencer's
 Appliance            16,130        9.63%        6/29/2013

World Design          10,862        6.49%       11/18/2006

PROPERTY MANAGEMENT:                    The Raskin Companies

U/W NCF:                                $3,202,894

APPRAISED VALUE:                        $41,700,000

APPRAISAL DATE:                         8/28/2003

CUT-OFF DATE LTV RATIO(1):              68.3%

MATURITY/ARD LTV RATIO:                 58.3%

U/W DSCR:                               1.53x

(1)  Based on the cut-off date principal balance.
(2) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(3) The borrower is required to deposit $2,093.00 per month into a replacement reserve to fund ongoing repairs and replacements; provided that the borrower is not required to make a deposit into this reserve in any month in which its balance equals or exceeds $50,224.
(4) The borrower is required to deposit $20,834.00 per month into a rollover reserve to fund tenant improvement and leasing commitment obligations; provided that the borrower is not required to make a deposit into the rollover reserve in any month when the balance of the reserve equals or exceeds $500,000.
(5)  Occupancy is based on the August 13, 2003 rent roll.

     THE LOAN. The ninth largest loan was originated on October 1, 2003. The East Thunderbird Square North Loan is secured by two first priority mortgages encumbering a retail shopping center in Scottsdale, Arizona.

     THE BORROWER. East Thunderbird Square-North, LLC and East Thunderbird Square North Pads, LLC are the co-borrowers under the East Thunderbird Square North Loan. Each such co-borrower is a single-purpose limited liability company organized under the laws of the State of Arizona. Niksar North, Inc., an Arizona corporation, is the managing member of East Thunderbird Square-North, LLC, and Niksar North Pads, Inc., an Arizona corporation, is the managing member of East Thunderbird Square North Pads, LLC. The sponsor, Donald Raskin, is the president of each of Niksar North, Inc. and Niksar North Pads, Inc.

     THE EAST THUNDERBIRD SQUARE NORTH PROPERTY. The East Thunderbird Square North Property is a 167,412 square foot retail shopping center in Scottsdale, Arizona containing a main building, three multi-tenant pad sites and a freestanding restaurant building.

     PROPERTY MANAGEMENT. The East Thunderbird Square North Property is managed by the borrowers under the East Thunderbird Square North Loan and by entities affiliated with them. No management fees are charged in connection with such management.

     CASH MANAGEMENT/LOCKBOX. From and after any failure of the borrower under the East Thunderbird Square North Loan to pay any amount then due the lender within five (5) days after written notice of such failure, the borrower must cause the tenants of the East Thunderbird Square North Property to deposit rental payments directly into a lockbox account under the control of the lender until such time as such event of default is cured by the borrower under the East Thunderbird Square North Loan.

     RELEASE PROVISIONS. The borrower under the East Thunderbird Square North Loan may obtain the release of an undeveloped portion of the East Thunderbird Square North Property upon satisfaction of various specified criteria, including creation of separate tax parcels, compliance with zoning laws, creation of acceptable cross easements and providing applicable title policy endorsements. The borrower under the East Thunderbird Square North Loan is not required to pay any release price nor is any partial defeasance required in connection with such release.

                                   JANSS COURT

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:             $28,600,000

CUT-OFF DATE PRINCIPAL BALANCE:         $28,295,760

FIRST PAYMENT DATE:                     April 11, 2003

MORTGAGE INTEREST RATE:                 5.950%

AMORTIZATION TERM:                      324 Months

HYPERAMORTIZATION:                      After March 11, 2013, the interest rate
                                        increases by 2% to 7.950% and all excess
                                        cash flow is used to reduce the
                                        outstanding principal balance on the
                                        Janss Court Loan until the principal
                                        balance of the Janss Court Loan is
                                        reduced to zero.

ARD DATE:                               March 11, 2013

MATURITY DATE:                          March 11, 2030

MATURITY/ARD BALANCE:                   $23,075,662

BORROWER:                               Promenade Gateway, LP

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lockout/defeasance until the date
                                        that is six months prior to the
                                        anticipated repayment date.

LOAN PER UNIT/SQUARE FOOT(1):           $225

UP-FRONT RESERVES:                      Engineering Reserve(2):          $11,187.00

                                        Rollover Reserve(3):            $225,000.00

                                        Morgan Stanley Reserve(4):       $53,285.00

ONGOING RESERVES:                       Tax and Insurance Reserve(5):           Yes

                                        Replacement Reserve(6):                 Yes

                                        Rollover Reserve(7):                    Yes

LOCKBOX:                                Springing

MEZZANINE:                              None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Mixed Use

PROPERTY SUB-TYPE:                      Office/Retail/Multifamily

LOCATION:                               Santa Monica, CA

YEAR BUILT/RENOVATED:                   1989/N/A

SQUARE FEET                             125,709

OCCUPANCY AT U/W:                       91%(8)

FEE OR LEASEHOLD:                       Fee

MAJOR TENANTS          NRSF     % OF NRSF    LEASE EXPIRATION
-------------         ------    ---------    ----------------
Plitt Theaters        21,017      16.72%       10/31/2009

Morgan Stanley
Dean Witter           16,551      13.17%        1/19/2007

Red Bull North
America               12,485       9.93%        3/31/2006

PROPERTY MANAGEMENT:                    Owner-managed

U/W NCF:                                $2,932,085

APPRAISED VALUE:                        $37,500,000

APPRAISAL DATE:                         February 26, 2003

CUT-OFF DATE LTV RATIO(1)               75.5%

MATURITY/ARD LTV RATIO:                 61.5%

U/W DSCR APPRAISAL DATE:                1.38x

(1)  Based on the cut-off date principal balance.
(2) The engineering reserve was established at closing to fund immediate repairs and replacements.
(3) The rollover reserve was established at closing to fund immediate tenant improvement and leasing commission obligations.
(4) The Morgan Stanley reserve was established at closing to serve as additional collateral for the Janss Court Loan with respect to any credits that may be applied against the fixed annual rent that Morgan Stanley is required to pay the borrower under their lease.
(5) In addition to the initial deposits, the borrower is required to make monthly payments into a tax and insurance reserve to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(6) The borrower is required to deposit $2,206.75 per month into a replacement reserve to fund ongoing repairs and replacements, provided that the borrower is not required to make a deposit to the replacement reserve in any month when the balance of the reserve equals or exceeds $100,000.00.
(7) The borrower is required to deposit $9,625.33 per month into a rollover reserve to fund tenant improvement and leasing commission obligations.
(8)  Occupancy is based on the August 14, 2003 rent roll.

     THE LOAN. The tenth largest loan was originated on March 3, 2003. The Janss Court Loan is secured by a first priority mortgage encumbering a mixed use retail, office and multifamily property located in Santa Monica, California.

     THE BORROWER. The borrower under the Janss Court Loan is Promenade Gateway, LP. The borrower is a single-purpose bankruptcy-remote limited partnership organized under the laws of the State of California. Promenade Equity, Inc., a single-purpose limited partnership organized under the laws of the State of California, is the sole general partner of the Borrower. The sponsors, Joseph Daneshgar and Mehdi Soroudi, own and manage 80 properties in the Los Angeles MSA.

     THE JANSS COURT PROPERTY. The Janss Court Property is a mixed use retail, office and multifamily property located in Santa Monica, California. The Property has 34,121 of rentable square feet of retail space with leases to Plitt Theaters, Rip

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Curl and Broadway Deli. The Property has 58,282 of rentable square feet of office space, which includes Morgan Stanley Dean Witter. The Janss Court Property has 32 residential units.

     PROPERTY MANAGEMENT. The Janss Court property is owner-managed. If during the term of the Janss Court Loan the borrower retains a manager (which the lender has approved), the lender has the right, in certain circumstances, to require the borrower to replace the manager with a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization, possessing experience in managing properties similar in size, scope, use and value as the Janss Court Property provided that the borrower under the Janss Court Loan shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Janss Court Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Janss Court Loan.

     CASH MANAGEMENT/LOCKBOX. The borrower under the Janss Court loan must cause all rents from the Janss Court Property to be deposited directly into a lockbox account under the control of the lender. Unless and until an event of default or other trigger event occurs under the cash management agreement, the borrower will have access to those funds.

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     THE MORTGAGE LOAN SELLERS AND THE ORIGINATORS

     We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from the following entities:

     - Column Financial, Inc.--One hundred twenty-one (121) of the mortgage loans that we intend to include in the trust fund, representing 71.71% of the initial mortgage pool balance, of which 72 mortgage loans are in loan group no. 1, representing 70.60% of the initial loan group no. 1 balance, and 49 mortgage loans are in loan group no. 2, representing 74.71% of the initial loan group no. 2 balance;

     - PNC Bank, National Association--Thirty (30) of the mortgage loans that we intend to include in the trust fund, representing 21.07% of the initial mortgage pool balance, of which 20 mortgage loans are in loan group no. 1, representing 19.51% of the initial loan group no. 1 balance, and 10 mortgage loans are in loan group no. 2, representing 25.29% of the initial loan group no. 2 balance; and

     - KeyBank National Association--Two (2) of the mortgage loans that we intend to include in the trust fund, representing 7.23% of the initial mortgage pool balance, of which both of those mortgage loans are in loan group no. 1, representing 9.90% of the initial loan group no. 1 balance.

     COLUMN FINANCIAL, INC. Column is a corporation organized under the laws of Delaware. Its principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily rental and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in Atlanta, Georgia; Bethesda, Maryland; Boston, Massachusetts; Chicago, Illinois; Cleveland, Ohio; Dallas, Texas; Denver, Colorado; Houston, Texas; Los Angeles, California; New York, New York; Newport Beach, California; Norwalk, Connecticut; Philadelphia, Pennsylvania; San Francisco, California; Seattle, Washington and Tampa, Florida. Column has originated approximately 5,750 commercial and multifamily rental mortgage loans totaling approximately $47.9 billion since beginning operations in 1993. Column is a wholly-owned subsidiary of Credit Suisse Group and an affiliate of us and Credit Suisse First Boston LLC, one of the underwriters.

     KEYBANK NATIONAL ASSOCIATION. KeyBank National Association ("KeyBank") is a national banking association and is an affiliate of KeyCorp Real Estate Capital Markets, Inc. ("KRECM"), which is the Mayfair Mall Master Servicer, and of McDonald Investments Inc., one of the underwriters. KeyBank provides financial services, including commercial and multifamily real estate financing, throughout the United States. As of September 30, 2003, KeyBank had total assets of approximately $73.94 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $68.84 billion and approximately $5.10 billion in stockholder's equity. The principal executive offices of KeyBank are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114. Its telephone number is (216) 689-6300. KeyBank is a wholly owned subsidiary of KeyCorp.

     PNC BANK, NATIONAL ASSOCIATION AND AFFILIATES. PNC Bank, National Association is a national banking association with its principal office in Pittsburgh, Pennsylvania. PNC Bank, National Association's business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC Bank, National Association is a wholly-owned indirect subsidiary of The PNC Financial Services Group, Inc., a Pennsylvania corporation ("PNC Financial"), and is PNC Financial's principal bank subsidiary. PNC Financial and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. At December 31, 2002, PNC Bank, National Association had total consolidated assets representing approximately 90% of PNC Financial's consolidated assets. PNC Bank, National Association is an affiliate of PNC Capital Markets, Inc. Midland Loan Services, Inc. is a wholly owned subsidiary of PNC Bank, National Association.

     The information set forth in this prospectus supplement regarding the mortgage loan sellers and the originators has, in each case, been provided by the respective party. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of that information.

     ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will, directly or indirectly, transfer to us those mortgage loans that it is including in the securitization, and we will transfer to the trustee all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse (except as set forth in the mortgage loan purchase agreement to which it is a party), to the transferee.

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     In connection with the foregoing transfers, at the closing or at such later date as is permitted under the pooling and servicing agreement, each mortgage loan seller will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the mortgage loans (other than the Mayfair Mall Loan) as to which it is identified as the mortgage loan seller on Exhibit A-1 to this prospectus supplement:

     -    either--

          1. the original promissory note, endorsed without recourse to the order of the trustee or in blank, or

          2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     - the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the mortgage loan seller shall provide a written certification to that effect), with evidence of recording on the document or certified by the applicable recording office;

     - the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (in which case, the mortgage loan seller shall provide a written certification to that effect), with evidence of recording on the document or certified by the applicable recording office;

     - an executed original assignment of the related mortgage instrument in favor of the trustee (or in the case of the Mayfair Mall Loan, in favor of the trustee under the series 2003-C4 pooling and servicing agreement) or in blank, in recordable form except for missing recording information relating to that mortgage instrument;

     - an executed original assignment of any separate related assignment of leases and rents in favor of the trustee (or in the case of the Mayfair Mall Loan, in favor of the trustee under the series 2003-C4 pooling and servicing agreement) or in blank, in recordable form except for missing recording information relating to that assignment of leases and rents;

     - originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been modified or the mortgage loan has been assumed;

     - copies of the letters of credit, if any, and amendments thereto which entitle the trust fund to draw thereon; provided, however, that originals of letters of credit will be delivered to and held by the master servicer;

     - copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties;

     - an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued or located, a PRO FORMA title policy or a "marked up" commitment for title insurance, which in either case is binding on the title insurance company; and

     - in those cases where applicable, the original or a copy of the related ground lease.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans in trust for the benefit of the series 2003-C5 certificateholders under the terms of the pooling and servicing agreement. Within a specified period of time following that delivery, the trustee directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received, that they appear regular on their face (handwritten additions, changes or corrections will not be considered irregularities if initialed by the borrower), that (if applicable) they appear to have been executed and that they purport to relate to a mortgage loan in the trust fund. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

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     The above loan documents, among others, with respect to the Mayfair Mall
Loan (with the exception of the original mortgage note evidencing the Mayfair Mall Loan, which will be delivered to the trustee under the series 2003-C5 pooling and servicing agreement) have been delivered to the trustee under the series 2003-C4 pooling and servicing agreement.

     If--

     - any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

     - that omission or defect materially and adversely affects the value of, or the interests of any series 2003-C5 certificateholders in, the subject mortgage loan,

then the omission or defect will constitute a material document defect as to which the series 2003-C5 certificateholders will have the rights against the applicable mortgage loan seller described under "--Cures, Repurchases and Substitutions" below.

     Within a specified period of time following the later of--

     -    the date on which the offered certificates are initially issued, and

     - the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or a third-party independent contractor will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans that we intend to include in the trust fund are newly originated, many of those assignments cannot be completed and recorded until the related mortgage instrument and/or the assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

     REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, each mortgage loan seller will make, with respect to each mortgage loan that it is selling to us for inclusion in the trust fund (except as described below), specific representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies. The respective representations and warranties to be made by each mortgage loan seller may not be identical and may be qualified by exceptions disclosed in the mortgage loan purchase agreement between the applicable mortgage loan seller and us. However, the representations and warranties to be made by each mortgage loan seller will generally include, among other things--

     1. the information set forth in the schedule of the mortgage loans attached to the related mortgage loan purchase agreement is true and correct in all material respects;

     2. such seller is transferring the mortgage loan free and clear of any and all pledges, liens and/or other security interests except for certain interests in servicing rights being assigned in accordance with the series 2003-C5 pooling and servicing agreement and any related subservicing agreement;

     3. no scheduled payment of principal and interest under the mortgage loan was 30 days or more delinquent as of the cut-off date, and the mortgage loan has not been 30 days or more delinquent since origination;

     4. the related mortgage constitutes, subject to certain creditors' rights exceptions, a valid and enforceable first priority mortgage lien (subject to certain permitted encumbrances) upon the related mortgaged real property;

     5. the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment, except as enforcement thereof may be limited by laws affecting the enforcement of creditors' rights;

     6. the related assignment of leases and rents establishes and creates, subject to certain creditors' rights exceptions, a valid and enforceable first priority lien (subject to certain permitted encumbrances) in the related borrower's interest in all leases of the mortgaged real property;

     7. the mortgage has not been satisfied, canceled, rescinded or subordinated in whole or in material part, and the related mortgaged real property has not been released from the lien of such mortgage, in whole or in material part;

     8. except as set forth in a property inspection report or engineering report prepared in connection with the origination of the mortgage loan, the related mortgaged real property is, to the seller's knowledge, free and clear of any material damage that would materially and adversely affect its value as security for the mortgage loan (normal wear and tear excepted) or reserves have been established to remediate such damage;

     9. to the seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of any mortgaged real property;

     10. the related mortgaged real property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or a "marked-up" title insurance commitment or the equivalent thereof (for which the required premium has been paid) which evidences such title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged real property, subject only to the exceptions stated therein;

     11. the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

     12. an environmental site assessment was performed with respect to the mortgaged real property in connection with the origination of the related mortgage loan, and such seller has no knowledge of any material noncompliance with environmental laws affecting such mortgaged real property that was not disclosed in the report of such assessment; provided, however, as previously described in this prospectus supplement, for certain mortgage loans an environmental insurance policy was obtained in lieu of an environmental site assessment;

     13. each mortgage note, mortgage and other agreement executed by or for the benefit of the borrower, any guarantor or their successors and assigns in connection with the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, there is no valid defense, counterclaim or right of rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement, except as such enforcement may be limited by laws affecting the enforcement of creditors' rights;

     14. the related mortgaged real property is, and is required pursuant to the related mortgage to be, insured by casualty and liability insurance policies of a type specified in the related mortgage;

     15. there are no delinquent and unpaid taxes or assessments affecting the related mortgaged real property that are or may become a lien of priority equal to or higher than the lien of the related mortgage or an escrow of funds has been created for the payment of such taxes and assessments;

     16. the related borrower is not, to such seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

     17. the mortgage loan is not cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans in the trust fund;

     18. except as disclosed herein with respect to crossed loans and multi-property loans, no mortgage requires the holder thereof to release any material portion of the related mortgaged real property from the lien thereof except upon payment in full of the mortgage loan or defeasance, or in certain cases, (a) upon the satisfaction of certain legal and underwriting requirements, or (b) releases of unimproved out-parcels or (c) releases of portions which will not have a material adverse effect on the value of the collateral for the mortgage loan; and

     19. to such seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged real property.

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     The representations and warranties made by each mortgage loan seller as listed and described above will be assigned by us to the trustee under the pooling and servicing agreement. If--

     - there exists a breach of any of the above-described representations and warranties made by any mortgage loan seller, and

     - that breach materially and adversely affects the value of, or the interests of any series 2003-C5 certificateholders in, the subject mortgage loan,

then that breach will be a material breach of the representation and warranty. The rights of the series 2003-C5 certificateholders against the applicable warranting party with respect to any material breach are described under "--Cures, Repurchases and Substitutions" below.

     CURES, REPURCHASES AND SUBSTITUTIONS

     If a mortgage loan seller has been notified of a defect in any mortgage file or a breach of any of its representations and warranties, or, itself, has discovered any such defect or breach, which, in either case, materially and adversely affects the value of any mortgage loan (including the REO Property acquired in respect of any foreclosed mortgage loan) or any interests of the holders of any class of certificates or the trust therein, then that mortgage loan seller will be required to take one of the following courses of action:

     -    cure such breach or defect in all material respects; or

     - repurchase the affected mortgage loan. The purchase price for any mortgage loan repurchase will be equal to the sum of--

          1. the outstanding principal balance of such mortgage loan as of the date of purchase, plus

          2. all accrued and unpaid interest on such mortgage loan at the related mortgage interest rate in effect from time to time in absence of a default, to but not including the due date in the due period of purchase (which includes unpaid master servicing fees and primary servicing fees), plus

          3. all related unreimbursed servicing advances plus, in general, accrued and unpaid interest on related advances at the reimbursement rate (as set forth in the pooling and servicing agreement), plus

          4. all expenses incurred (whether paid or then owing) by the master servicer, the special servicer, the depositor and the trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, plus

          5. the amount of any special servicing fees accrued on such mortgage loan and if such mortgage loan is repurchased following the expiration of the applicable cure period (as it may be extended as described below) the amount of the liquidation fee payable to the special servicer; or

     - replace the affected mortgage loan with a Qualified Substitute Mortgage Loan; provided, that in no event shall a substitution occur later than the second anniversary of the closing date; or

     -    for certain breaches, reimburse the trust fund for certain costs.

     The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the immediately preceding paragraph, will generally be limited to 90 days or less following the earlier of its discovery and receipt of notice of the material breach or material document defect, as the case may be. However, if the applicable mortgage loan seller is diligently attempting to correct the problem, then it will be entitled to as much as an additional 90 days to complete that remedy, repurchase or substitution.

     In addition to the foregoing, if--

     - any mortgage loan is required to be repurchased or substituted as contemplated above, and

     -    such mortgage loan is a crossed loan,

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then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to any related crossed loan for purposes of the above provisions, and the mortgage loan seller which sold the loan to the depositor will be required to repurchase or substitute for any related crossed loan in accordance with the provisions above unless all of the following conditions would be satisfied if the related mortgage loan seller were to repurchase or substitute for only the affected crossed loans as to which a defect or breach had initially occurred:

     (i) the debt service coverage ratio for any related crossed loans that remain in the trust for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio for such crossed loans, including the affected crossed loan, for the four calendar quarters immediately preceding the repurchase or substitution and (b) 1.25x,

     (ii) the loan-to-value ratio for any related crossed loans that remain in the trust (determined at the time of repurchase or substitution based upon an appraisal obtained by the Special Servicer at the expense of the related mortgage loan seller) is not greater than the lesser of
           (a) the loan-to-value ratio for such crossed loans including the affected crossed loan (determined at the time of repurchase or substitution based upon an appraisal obtained by the Special Servicer at the expense of the related mortgage loan seller) (b) the loan-to-value ratio for such crossed loans including the affected crossed loan set forth in the tables in Exhibit A-1 hereto and (c) 75.0%, and

     (iii) the trustee receives an opinion of independent counsel to the effect that such repurchase or substitution will not result in the imposition of a tax on the assets of the trust fund or cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any series 2003-C5 certificate is outstanding.

     In the event that each of the conditions set forth in the preceding sentence would be so satisfied, the related mortgage loan seller may elect either to repurchase or substitute for only the affected crossed loan as to which the defect or breach exists or to repurchase or substitute for the aggregate crossed loans. The determination of the Special Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. To the extent that the related mortgage loan seller repurchases or substitutes for an affected crossed loan in the manner prescribed above while the trustee continues to hold any related crossed loans, the related mortgage loan seller and the depositor have agreed in the mortgage loan purchase agreement to modify, upon such repurchase or substitution, the related loan documents in a manner such that (a) the repurchased or substituted crossed loan and (b) any related crossed loans that remain in the trust would no longer be cross-defaulted or cross-collateralized with one another.

     Any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of certificateholders in a mortgage loan and be a defect deemed to materially and adversely affect the interest of the certificateholders:

     - the absence from the mortgage file of the original signed mortgage note, unless the mortgage file contains a signed lost note affidavit and indemnity;

     - the absence from the mortgage file of the original signed mortgage, unless there is included in the mortgage file a certified copy of the recorded mortgage or a certified copy of the mortgage in the form sent for recording and a certificate stating that the original mortgage was sent for recordation or a copy of the mortgage and the related recording information;

     - the absence from the mortgage file of the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, a binding written commitment (including a pro forma or specimen title insurance policy, which has been accepted or approved in writing by the related title insurance company) relating to such mortgage loan;

     - the absence from the mortgage file of any intervening assignments required to create an effective assignment to the trustee on behalf of the trust fund, unless there is included in the mortgage file a certified copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation;

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     -    the absence from the mortgage file of any original letter of credit;
          provided that such defect may be cured by providing a substitute letter of credit or a cash reserve; or

     -    the absence from the mortgage file of any required ground lease.

     The foregoing obligation to cure, repurchase, provide a substitute mortgage loan or loans or reimburse the trust fund will constitute the sole remedy available to the certificateholders and the trustee for any defect in a mortgage file or any breach of the mortgage loan sellers' representations or warranties regarding the mortgage loans.

     Any defect or any breach that, in either case, causes any mortgage loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code shall be deemed to materially and adversely affect the interests of certificateholders therein, requiring the related mortgage loan seller to purchase or substitute for the affected mortgage loan from the trust fund within 90 days following the earlier of its receipt of notice or its discovery of the defect or breach at the applicable purchase price or in conformity with the mortgage loan purchase agreement.

     Each mortgage loan seller has only limited assets with which to fulfill any repurchase/substitution obligations on its part that may arise as a result of a material document defect or a material breach of any of its representations or warranties. There can be no assurance that Column, KeyBank or PNC Bank, as the case may be, has or will have sufficient assets with which to fulfill any repurchase/substitution obligations on its part that may arise.

     CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before their respective due dates in December 2003. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

     GENERAL

     The series 2003-C5 certificates will be issued, on or about December , 2003, under a pooling and servicing agreement to be dated as of December 1, 2003, between us, as depositor, and the trustee, the master servicer and the special servicer. They will represent the entire beneficial ownership interest of the trust fund. The assets of the trust fund will include:

     -    the mortgage loans;

     - any and all payments under and proceeds of the mortgage loans received after their respective due dates in December 2003, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

     -    the loan documents for the mortgage loans;

     -    our rights under each of the mortgage loan purchase agreements;

     - any REO Properties acquired by the trust fund with respect to defaulted mortgage loans; and

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     -    those funds or assets as from time to time are deposited in the master servicer's collection account described under "The Pooling and Servicing Agreement--Collection Account" in this prospectus supplement, the special servicer's REO account described under "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans," the trustee's distribution account described under "--Distribution
          Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

     The series 2003-C5 certificates will include the following classes:

     - the A-1, A-2, A-3, A-4, B, C, D and E classes, which are the classes of series 2003-C5 certificates that are offered by this prospectus supplement; and

     - the A-1-A, A-X, A-SP, F, G, H, J, K, L, M, N, O, P, R, LR and V classes, which are the classes of series 2003-C5 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this prospectus supplement.

     Each class of series 2003-C5 certificates, other than the class A-X, A-SP, R, LR and V certificates, will have principal balances. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to the certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated trust fund expenses. See "--Allocation of Collateral Support Deficits" below.

     The class A-X, A-SP, R, LR and V certificates will not have principal balances, and the holders of those certificates will not be entitled to receive distributions of principal. However, each of the class A-X and A-SP certificates will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate.

     For purposes of calculating the accrual of interest, the class A-X certificates will, as of any date of determination, have a total notional amount equal to the then total principal balance of the class A-1, A-2, A-3, A-4, A-1-A, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates.

     For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

          1. during the period from the date of initial issuance of the series 2003-C5 certificates through and including the distribution date
               in          , the sum of (a) the lesser of $      and the total
               principal balance of the class certificates outstanding from time
               to time, (b) the lesser of $       and the total principal
               balance of the class certificates outstanding from time to time and (c) the total principal balance of the class , , , , , and certificates outstanding from time to time;

          2.   during the period following the distribution date in      through
               and including the distribution date in , the sum of (a) the
               lesser of $        and the total principal balance of the class
               certificates outstanding from time to time, (b) the lesser of
               $      and the total principal balance of the class certificates
               outstanding from time to time and (c) the total principal balance of the class , , , , , and certificates outstanding from time to time;

          3.   during the period following the distribution date in through and
               including the distribution date in        , the sum of (a) the
               lesser of $     and the total principal balance of the class
               certificates outstanding from time to time, (b) the lesser of
               $     and the total principal balance of the class certificates
               outstanding from time to time and (b) the total principal balance of the class , , , , and certificates outstanding from time to time;

          4. during the period following the distribution date in through and including the distribution date in , the sum of (a) the lesser of $ and the total principal balance of the class certificates
               outstanding from time to time, (b) the lesser of $     and the
               total principal balance of the class certificates outstanding from time to time and (b) the total principal balance of the class , , , , and certificates outstanding from time to time;

          5.   during the period following the distribution date in through and
               including the distribution date in      , the sum of (a) the
               lesser of $     and the total principal balance of the class
               certificates outstanding from time to time, (b) the lesser of
               $      and the total principal balance of the class certificates
               outstanding from time to time and (c) the total principal balance of the class , , , and certificates;

          6.   during the period following the distribution date in through and
               including the distribution date in     , the sum of (a) the
               lesser of $      and the total principal balance of the class
               certificates outstanding from time to time, (b) the lesser of
               $     and the total principal balance of the class certificates
               outstanding from time to time, (c) the total principal balance of
               the class      , and certificates outstanding from time to time
               and (d) the lesser of $    and the total principal balance of the
               class certificates outstanding from time to time;

          7.   during the period following the distribution date in through and
               including the distribution date in      , the sum of (a) the
               lesser of $     and the total principal balance of the class
               certificates outstanding from time to time, (b) the lesser of
               $     and the total principal balance of the class certificates
               outstanding from time to time, (c) the total principal balance of the class and certificates outstanding from time to time and (d)
               the lesser of $       and the total principal balance of the
               class certificates outstanding from time to time;

          8.   following the distribution date in       , $0.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the series 2003-C5 certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's report.

     REGISTRATION AND DENOMINATIONS

     GENERAL. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and any whole dollar denomination in excess of $10,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

     - all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     - all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. You will hold your certificates through DTC, in the United States, or Clearstream Banking, societe anonyme, Luxembourg or the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, Luxembourg, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream, Luxembourg" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with their applicable rules and operating procedures. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Clearstream, Luxembourg or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in Clearstream, Luxembourg and Euroclear may not deliver instructions directly to the depositaries.

     Because of time-zone differences--

     - credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

     - those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participant on that business day.

     Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Exhibit D hereto.

     Beneficial owners of offered certificates that are not participating organizations in DTC, Clearstream, Luxembourg or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC, Clearstream, Luxembourg or Euroclear. In addition, those beneficial owners will receive all distributions of principal and interest from the trustee through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC, Clearstream, Luxembourg, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Clearstream, Luxembourg, Euroclear or beneficial owners of the offered certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

     DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts such certificates are credited, which may or may not be the beneficial owners of the certificates. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by participants to beneficial owners of offered certificates will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, the depositor or any trustee or servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, the beneficial owners of offered certificates may receive payments after the related distribution date.

     The only holder of the offered certificates will be the nominee of DTC, and the beneficial owners of the offered certificates will not be recognized as certificateholders under the pooling and servicing agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the pooling and servicing agreement only indirectly through the participants, which in turn will exercise their rights through DTC.

     Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

     DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

     None of the depositor, the master servicer, the certificate registrar, the underwriters, the special servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

     DEFINITIVE CERTIFICATES. Certificates initially issued in book-entry form will be issued in fully registered, certificated form to the beneficial owners of offered certificates or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if--

     - the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor;

     - the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates; or

     - the trustee determines that Definitive Certificates are required because the trustee has instituted or has been directed to institute judicial proceeding in a court to enforce the rights of the certificateholders under the certificates, and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of all or any portion of those certificates evidenced in book-entry form.

     Upon the occurrence of any of the events described in the preceding sentence, the trustee is required to notify, through DTC, direct participants who have ownership of offered certificates as indicated on the records of DTC of the availability of Definitive Certificates. Upon surrender by DTC of the Definitive Certificates representing the offered certificates and upon receipt of instructions from DTC for re-registration, the certificate registrar and the authenticating agent will reissue the offered certificates as definitive certificates issued in the respective certificate balances owned by individual certificate owners, and thereafter the certificate registrar, the trustee, the special servicer and the master servicer will recognize the holders of such Definitive Certificates as certificateholders under the pooling and servicing agreement.

     DISTRIBUTION ACCOUNT

     GENERAL. The trustee must establish and maintain an account in which it will hold funds pending their distribution on the series 2003-C5 certificates and from which it will make those distributions. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in the trustee's distribution account may be held in cash or invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee as additional compensation.

     Generally, the trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts, provided that the trustee may be so obligated if it fails to comply with certain requirements in the pooling and servicing agreement.

     DEPOSITS. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

     - All payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2. payments and other collections received after the end of the related collection period;

          3. amounts that are payable or reimbursable from the master servicer's collection account to any person other than the series 2003-C5 certificateholders, including--

               (a) amounts payable to the master servicer or the special servicer as compensation, including master servicing fees, primary servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, assumption application fees, modification fees, extension fees, consent fees, waiver fees, earnout fees and similar charges and, to the extent not otherwise applied to cover interest on advances with respect to the related mortgage loan, Default Interest and late payment charges, or as indemnification,

               (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

               (c)  amounts payable with respect to other trust fund expenses;

          4. net investment income on the funds in the collection account and certain other accounts;

          5. amounts deposited in the master servicer's collection account in error; and

          6. all amounts received with respect to the A/B Loans, Stanford Shopping Center Total Loan, Mall at Fairfield Commons Total Loan and the Jefferson at Montfort Total Loan that are required to be paid to the holder of the related Corresponding B Loan, holders of the Stanford Shopping Center Companion Loans, holder of the Mall at Fairfield Commons Companion Loan and the holder of the Jefferson at Montfort B Loan, respectively, pursuant to the terms of the related intercreditor agreement.

     - Any advances of delinquent monthly debt service payments made with respect to that distribution date.

     Solely with respect to the Mall at Fairfield Commons Companion Loan, the master servicer or the primary servicer, as applicable, will be required to remit the amounts referred to in clause 6. above to the master servicer under the series 2003-KEY1 pooling and servicing agreement based on a modified collection period and on an earlier date than required remittances to the trustee with respect to all other mortgage loans included in the trust.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and "The Pooling and Servicing Agreement--Collection Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each distribution date that occurs during March, commencing in March 2004, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans that accrue interest on an Actual/360 Basis.

     WITHDRAWALS. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

     - to pay itself a monthly fee which is described under "The Pooling and Servicing Agreement--Matters Regarding the Trustee" in this prospectus supplement;

     - to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus;

     - to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement;

     -    to pay for the cost of recording the pooling and servicing agreement;

     - with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year, commencing in 2004, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the mortgage loans that accrue interest on an Actual/360 Basis;

     - to pay itself interest and other investment income earned on funds held in the distribution account;

     - to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses; and

     - to pay to the person entitled thereto any amounts deposited in the distribution account in error.

     On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. Total Available Funds will not include amounts on deposit in the trustee's distribution account that represent amounts received in the case of the REO Property related to the Stanford Shopping Center Total Loan, the Mall at Fairfield Commons Total Loan or the Jefferson at Montfort Total Loan that are required to be paid to the holders of the Stanford Shopping Center Companion Loans, the holder of the Mall at Fairfield Commons Companion Loan and the holder of the Jefferson at Montfort B Loan, respectively, pursuant to the terms of the related intercreditor agreement. On each distribution date, the trustee will apply the Total Available Funds to make distributions on the series 2003-C5 certificates.

     For any distribution date, the Total Available Funds will consist of three separate components:

     - the portion of those funds that represent Static Prepayment Premiums and Yield Maintenance Charges collected on the mortgage loans as a result of prepayments that occurred during the related collection period, which will be paid to the holders of the class A-X and/or A-SP certificates, and/or any holders of class A-1, A-2, A-3, A-4, A-1-A, B, C, D, E, F, G or H certificates entitled to distributions of the subject principal prepayment, as described under "--Distributions--Distributions of Static Prepayment Premiums and Yield Maintenance Charges" below;

     - the portion of those funds that represent Excess Interest collected on the ARD Loans in the trust fund during the related collection period, which will be paid to the holders of the class V certificates as described under "--Distributions--Distributions of Excess Interest" below;

     - the remaining portion of those funds, referred to in this prospectus supplement as the Available P&I Funds, which will be paid to the holders of all the series 2003-C5 certificates, other than the class V certificates, as described under "--Distributions--Priority of Distributions" below.

     In no event will any amounts allocable to any Corresponding B Loan, Stanford Shopping Center Companion Loan, Mall at Fairfield Commons Companion Loan or Jefferson at Montfort B Loan be available to cover any payments or reimbursements associated with any pooled mortgage loan other than the related A Loan, Stanford Shopping Center Loan, Mall at Fairfield Commons Loan and Jefferson at Montfort Loan, respectively. In addition, any amounts allocable to any Corresponding B Loan, Stanford Shopping Center Companion Loan, Mall at Fairfield Commons Companion Loan or Jefferson at Montfort B Loan will be available to cover payments and/or reimbursements associated with the related A Loan, the Stanford Shopping Center Loan, Mall at Fairfield Commons Loan and the Jefferson at Montfort Loan, respectively, only to the extent described under "Description of the Underlying Mortgage Loans--The Stanford Shopping Center Loan," "--The A/B Loans," "The Mall at Fairfield Commons Loan" and "--The Jefferson at Montfort Loan" in this prospectus supplement.

     INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     During January, except in a leap year, and February, of each calendar year, beginning in 2004, the trustee will, on or before the distribution date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the mortgage loans that accrues interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate, net of the related master servicing fee rate, the primary servicing fee rate and the trustee fee rate, on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Excess Interest.

     During March of each calendar year, beginning in 2004, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available P&I Funds for the distribution date during the month of transfer.

     The funds held in the trustee's interest reserve account may be held in cash or invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the trustee's interest reserve account will be paid to the trustee as additional compensation.

     Generally, the trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts, provided that the trustee may be so obligated if it fails to comply with certain requirements in the pooling and servicing agreement.

     DISTRIBUTIONS

     GENERAL. For purposes of allocating payments on the respective classes of the series 2003-C5 certificates, the underlying mortgage loans will be divided into:

     - loan group no. 1, which will consist of all of the mortgage loans that are secured by property types other than multifamily and manufactured housing, together with five (5) mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 1 will consist of ninety-four (94) mortgage loans, with an initial loan group no. 1 principal balance of $920,750,128, representing approximately 73.00% of the initial mortgage pool balance; and

     - loan group no. 2, which will consist of all but five (5) of the mortgage loans that are secured by multifamily and manufactured housing property types. Loan group no. 2 will consist of fifty-nine
          (59) mortgage loans, with an initial loan group no. 2 balance of $340,549,363, representing approximately 27.00% of the initial mortgage pool balance.

     Exhibit A-1 to this prospectus supplement identifies which mortgage loans are included in each of loan group no. 1 and loan group no. 2.

     On each distribution date, the trustee will, subject to the Total Available Funds and the exception described in the next sentence, make all distributions required to be made on the series 2003-C5 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

     In order for a series 2003-C5 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

     Distributions made to a class of series 2003-C5 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     INTEREST DISTRIBUTIONS. All of the classes of the series 2003-C5 certificates will bear interest, except for the R, LR and V classes.

     With respect to each interest-bearing class of the series 2003-C5 certificates, that interest will accrue during each interest accrual period based upon:

     - the pass-through rate for that class and the related distribution date;

     - the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

     -    the assumption that each year consists of twelve 30-day months;

provided that no interest will accrue with respect to the class A-SP
certificates following the          interest accrual period.

     On each distribution date, subject to the Available P&I Funds for that date and the distribution priorities described under "--Priority of Distributions" below, the holders of each interest-bearing class of the series 2003-C5 certificates will be entitled to receive--

     - the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

     - the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2003-C5 certificates.

     If the holders of any interest-bearing class of the series 2003-C5 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to available funds for those future distribution dates and the distribution priorities described under "--Priority of Distributions" below.

     The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular interest-bearing class of the series 2003-C5 certificates will equal the product of--

     the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by a fraction--

     1. the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and

     2. the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2003-C5 certificates.

     CALCULATION OF PASS-THROUGH RATES. The pass-through rate applicable to each interest-bearing class of series 2003-C5 certificates for the initial interest accrual period is shown on page S-5.

     The pass-through rates for the class , , , , and certificates for each interest accrual period will, in the case of each of those classes, be fixed at the pass-through rate applicable to the subject class for the initial accrual period.

     The pass-through rates for the , , and certificates for each interest accrual period will, in the case of each of those classes, equal the Weighted Average Net Mortgage Rate.

     The pass-through rates for the class , , , , , , , , , , , and certificates for each interest accrual period will, in the case of each of those classes, equal the lesser of--

     1. the initial pass-through rate shown for that class in the table on page S-5 of this prospectus supplement (or, in the case of the class certificates, % per annum), and

     2.   the Weighted Average Net Mortgage Rate.

     The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2003-C5 principal balance certificates. In general, the total principal balance of each class of series 2003-C5 principal balance certificates will constitute a separate component of the total notional amount of the class A-X certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 2003-C5 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period and the remaining portion of such total principal balance will represent a separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the interest accrual period, on any particular component of the total notional amount of class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

     1. if such particular component consists of the entire total principal balance of any class of series 2003-C5 principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of
          (1) the Weighted Average Net Mortgage Rate for the related distribution date, over (2) the reference rate specified on Schedule I hereto with respect to the related distribution date;

     2. if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2003-C5 principal balance certificates and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal to the excess, if any, of (1) the Weighted Average Net Mortgage Rate for the related distribution date, over (2) the reference rate specified on Schedule I hereto with respect to the related distribution date;

     3. if such particular component consists of the entire total principal balance of any class of series 2003-C5 principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2003-C5 principal balance certificates; and

     4. if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2003-C5 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2003-C5 principal balance certificates.

     For purposes of accruing interest on the class A-X certificates during each interest accrual period subsequent to the interest accrual period, the total principal balance of each class of series 2003-C5 principal balance certificates will constitute one separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the related distribution date, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2003-C5 principal balance certificates whose principal balance makes up such component.

     The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relatives sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of any class series of 2003-C5 principal balance certificates. If the entire total principal balance of any class of series 2003-C5 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2003-C5 principal balance certificates is identified as being part of the total notional balance of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2003-C5 principal balance certificates will represent one separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the interest accrual period, on any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

     - the lesser of (a) the reference rate specified on Schedule I hereto with respect to the related distribution date and (b) the Weighted Average Net Mortgage Rate for the related distribution date, over

     - the pass-through rate in effect during the subject interest accrual period for the class of series 2003-C5 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

     Following the interest accrual period, the class A-SP certificates will cease to accrue interest. In connection therewith, the class A-SP certificates will have 0% pass-through rate for the interest accrual period and for each interest accrual period thereafter.

     The calculation of the Weighted Average Net Mortgage Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The class R, LR and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     PRINCIPAL DISTRIBUTIONS. Subject to the relevant Available P&I Funds and the priority of distributions described under "--Priority of Distributions" below, the total amount of principal payable with respect to each class of the series 2003-C5 certificates, other than the class A-X, A-SP, R, LR and V certificates, on each distribution date, will equal that class' allocable share of the Total Principal Distribution Amount for that distribution date.

     In general, subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal to which the holders of the class A-1, A-2, A-3, A-4 and A-1-A certificates will be entitled on each distribution date will, in the case of each of those classes, generally equal:

     - in the case of the class A-1-A certificates, an amount (not to exceed the total principal balance of the class A-1-A certificates outstanding immediately prior to the subject distribution date) equal to the portion of the Total Principal Distribution Amount for the subject distribution date that is attributable to loan group no. 2;

     - in the case of the class A-1 certificates, an amount (not to exceed the total principal balance of the class A-1 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A certificates are entitled on the subject distribution date as described in the immediately preceding bullet);

     - in the case of the class A-2 certificates, an amount (not to exceed the total principal balance of the class A-2 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A and/or A-1 certificates are entitled on the subject distribution date as described in the immediately preceding two bullets);

     - in the case of the class A-3 certificates, an amount (not to exceed the total principal balance of the class A-3 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-1 and/or A-2 certificates are entitled on the subject distribution date as described in the immediately preceding three bullets); and

     - in the case of the class A-4 certificates, an amount (not to exceed the total principal balance of the class A-4 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-1, A-2 and/or A-3 certificates are entitled on the subject distribution date as described in the immediately preceding four bullets)

     In addition, if the total principal balance of the class A-1, A-2, A-3 and A-4 certificates is reduced to zero before the total principal balance of the class A-1-A certificates is reduced to zero, then (subject to the Available P&I Funds and the priority of distributions described below) the holders of the class A-1-A certificates, to the extent necessary to reduce the total principal balance of the class A-1-A certificates to zero, will be entitled to an additional distribution of principal up to the portion of the Total Principal Distribution Amount for each distribution date attributable to loan group no. 1 (to the extent such portion of the Total Principal Distribution Amount was not otherwise applied, on such distribution date, to reduce the total principal balance of the class A-1, A-2, A-3, and A-4 certificates to zero).

     Notwithstanding the foregoing, on each distribution date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date, assuming that any two or more of the A-1, A-2, A-3, A-4 and A-1-A classes are outstanding at that time, distributions of principal on the A-1, A-2, A-3, A-4 and/or A-1-A classes, as applicable, will be made on a PRO RATA basis in accordance with the respective total principal balances of those classes then outstanding, up to the Total Principal Distribution Amount for the subject distribution date.

     In general, subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal to which the holders of the class B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates will be entitled on each distribution date will, in the case of each of those classes, equal:

     - the total principal balance of the subject class of series 2003-C5 principal balance certificates outstanding immediately prior to the subject distribution date; and

     - the excess, if any, of (a) the Total Principal Distribution Amount for the subject distribution date, over (b) the total principal balance of all other classes of series 2003-C5 principal balance certificates that, as described under "--Distributions--Priority of Distributions" below, are senior in right of distribution to the subject class of series 2003-C5 principal balance certificates.

     In no event will the holders of the class B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates be entitled to receive any distributions of principal until the total principal balance of the class A-1, A-2, A-3, A-4 and A-1-A certificates is reduced to zero. Furthermore, in no event will the holders of any class of series 2003-C5 principal balance certificates (exclusive of the class A-1, A-2, A-3, A-4 and A-1-A certificates) be entitled to receive any distributions of principal until the total principal balance of all other more senior classes of series 2003-C5 principal balance certificates is reduced to zero.

     If the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise distributable on the series 2003-C5 certificates, prior to being deemed reimbursed out of payments and other collections of interest otherwise distributable on the series 2003-C5 certificates.

     Additionally, in the event that any advance (including any interest accrued thereon) with respect to a defaulted mortgage loan remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the master servicer or trustee will be entitled to reimbursement for such advance (even though such advance is not deemed non-recoverable) out of payments and other collections of principal on the mortgage loans remaining following reimbursement of any nonrecoverable advances therefrom, as described in the preceding paragraph, prior to any distributions of principal on the series 2003-C5 certificates.

     LOSS REIMBURSEMENT AMOUNTS. As discussed under "--Allocation of Collateral Support Deficits" below, the total principal balance of any class of series 2003-C5 principal balance certificates may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2003-C5 principal balance certificates, then, subject to the Available P&I Funds for each subsequent distribution date and the priority of distributions described below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest.

     References to "loss reimbursement amount" in this prospectus supplement means, in the case of any class of series 2003-C5 principal balance certificates, for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Allocation of Collateral Support Deficits" below.

     PRIORITY OF DISTRIBUTIONS. On each distribution date, the trustee will apply the Available P&I Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Available P&I Funds:

          1. concurrently, (a) from the portion of the Available P&I Funds attributable to loan group no. 2, to make distributions of interest to the holders of the class A-1-A certificates up to the total amount of interest distributable with respect to such class on the subject distribution date, (b) from the portion of the Available P&I Funds attributable to loan group no. 1, to make distributions of interest to the holders of the class A-1, A-2, A-3 and A-4 certificates, PRO RATA in accordance with their respective interest entitlements, up to the total amount of interest distributable with respect to each such class on the subject distribution date, and (c) from any and all Available P&I Funds, to make distributions of interest to the holders of the class A-X and A-SP certificates, PRO RATA in accordance with their respective interest entitlements, up to the total amount of interest distributable with respect to each such class on the subject distribution date; provided, however, that if the portion of the Available P&I Funds attributable to either loan group is insufficient to distribute in full the total amount of interest to be distributed with respect to any of those classes as described above, the Available P&I Funds will be allocated among all those classes PRO RATA in proportion to the respective amounts of interest then payable thereon, without regard to loan group;

          2. to make distributions of principal to the holders of the class A-1-A certificates, until the total principal balance of the class A-1-A certificates has been reduced to zero, in an amount up to the portion of the Total Principal Distribution Amount for the subject distribution date that is attributable to loan group no. 2;

          3. to make distributions of principal to the holders of the class A-1, A-2, A-3, A-4 and A-1-A certificates, sequentially in that order, in each case until the total principal balance of the subject class of series 2003-C5 certificates has been reduced to zero, in an amount up to the Total Principal Distribution Amount for the subject distribution date, exclusive of any distributions of principal made with respect to the class A-1-A certificates on the subject distribution date as described in the immediately preceding clause
          (2);

          4. to reimburse the holders of the class A-1, A-2, A-3, A-4 and A-1-A certificates, in an amount up to, and on a PRO RATA basis in accordance with, the respective loss reimbursement amounts with respect to those classes for the subject distribution date;

     provided that, on each distribution date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date, assuming any two or more of the A-1, A-2, A-3, A-4 and A-1-A classes are outstanding at that time, the allocations and order of principal distributions described in clauses (2) and (3) above will be ignored and distributions of principal on the A-1, A-2, A-3, A-4 and/or A-1-A classes will be made on a PRO RATA basis in accordance with the respective total principal balances of those classes then outstanding, up to the Total Principal Distribution Amount for the subject distribution date.

     On each distribution date, following the distributions to be made with respect to the class A-1, A-2, A-3, A-4, A-1-A, A-X and A-SP certificates as described above, the trustee will apply any remaining Available P&I Funds for that date to make distributions of interest, principal and/or loss reimbursement amounts to the respective classes of the series 2003-C5 principal balance certificates (exclusive of the class A-1, A-2, A-3, A-4 and A-1-A), in alphabetical order (i.e., first B, then C, then D, then E, and so forth), in each case to the extent of the remaining Available P&I Funds. With respect to such distributions to be made on each class of the series 2003-C5 principal balance certificates (exclusive of the class A-1, A-2, A-3, A-4 and A-1-A), the trustee will apply the then remaining portion of the Available P&I Funds:

     - FIRST, to make distributions of interest to the holders of the subject class of series 2003-C5 principal balance certificates, up to the total interest distributable on that class of series 2003-C5 principal balance certificates on the subject distribution date;

     - SECOND, to make distributions of principal to the holders of the subject class of series 2003-C5 principal balance certificates, until the total principal balance of that class of series 2003-C5 principal balance certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of all other more senior classes of series 2003-C5 principal balance certificates outstanding immediately prior to the subject distribution date, and

     - THIRD, to reimburse the holders of the subject class of series 2003-C5 principal balance certificates up to the loss reimbursement amount for that class of series 2003-C5 principal balance certificates for the subject distribution date.

     No distributions will be made with respect to the class B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates out of the Available P&I Funds for any distribution date, unless and until, in the case of each class of those series 2003-C5 certificates, all distributions required to be made from those Available P&I Funds with respect to the class A-1, A-2, A-3, A-4, A-1-A, A-X and A-SP certificates and with respect to each other such class of series 2003-C5 certificates, if any, with an earlier alphabetical class designation, have been so made.

     If any of the Available P&I Funds for any distribution date remain after all of the foregoing distributions have been made therefrom with respect to the series 2003-C5 interest only certificates and the series 2003-C5 principal balance certificates, then that remaining portion will be distributable to the holders of the class R certificates.

     DISTRIBUTIONS OF STATIC PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES. If any Yield Maintenance Charge is collected during any particular collection period in connection with the prepayment of any mortgage loan, then the trustee will distribute that Yield Maintenance Charge as additional interest, on the distribution date corresponding to that collection period, as follows:

     - the holders of any class A-1, A-2, A-3, A-4, A-1-A, B, C, D, E, F, G and H certificates that are then entitled to distributions of principal on that distribution date out of that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group (I.E., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan will be entitled to an amount equal to, in the case of each such class, the product of--

          1.   the amount of the subject Yield Maintenance Charge, multiplied by

          2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2003-C5 certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

          3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2003-C5 certificates on that distribution date from that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the portion of the Total Principal Distribution Amount for that distribution date that is attributable to the loan group that includes the prepaid mortgage loan; and

     - any portion of the subject Yield Maintenance Charge that may remain after any distribution(s) contemplated by the prior bullet will be distributed as follows:

          1. for each of the first distribution dates, if the class A-SP certificates are then outstanding, % of such amount to the holders of the class A-SP certificates and % of such amount to the holders of the class A-X certificates; and

          2.   otherwise, entirely to the holders of the class A-X certificates.

     For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that was used to calculate the subject Yield Maintenance Charge, exclusive of any applicable spread. However, in the case of any mortgage loan that provides for a discount rate that is equal to or based on a U.S. Treasury rate that has not been converted to a monthly equivalent rate, the relevant discount rate for purposes of the foregoing, exclusive of any applicable spread, will be so converted.

     If any Static Prepayment Premium is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Static Prepayment Premium as additional interest, on the distribution date corresponding to that collection period, as follows:

     - the holders of any class A-1, A-2, A-3, A-4, A-1-A, B, C, D, E, F, G and H Certificates that are then entitled to distributions of principal on that distribution date out of that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group (I.E., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan will be entitled to an amount equal to, in the case of each such class, the product of--

          1. the amount of the subject Static Prepayment Premium, multiplied by

          2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2003-C5 certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

          3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2003-C5 certificates on that distribution date from that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the portion of the Total Principal Distribution Amount for that distribution date that is attributable to the loan group that includes the prepaid mortgage loan; and

     - any portion of the subject Static Prepayment Premium that may remain after any distribution(s) contemplated by the prior bullets will be distributable to the holders of the class A-X certificates.

     After the distribution date on which the last of the offered certificates is retired, 100% of all prepayment consideration collected on the mortgage loans will be distributed to the holders of non-offered classes of the series 2003-C5 certificates.

     Neither we nor any of the underwriters makes any representation as to--

     - the enforceability of any provision of the mortgage loans requiring the payment of any prepayment consideration, or

     -    the collectability of that prepayment consideration.

     See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     DISTRIBUTIONS OF EXCESS INTEREST. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund and applied as Excess Interest (exclusive of any liquidation fees and/or workout fees payable to the special servicer from that Excess Interest).

     TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property may be acquired as part of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     -    distributions on the series 2003-C5 certificates,

     - allocations of Collateral Support Deficits to the series 2003-C5 certificates, and

     - the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2003-C5 pooling and servicing agreement.

     In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Net Mortgage Rate, and the Total Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds from an REO Property will be applied--

     - FIRST, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     - THEREAFTER, as collections of principal, interest and other amounts due on the related mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

     ALLOCATION OF COLLATERAL SUPPORT DEFICITS

     As a result of Collateral Support Deficits, the total Stated Principal Balance of the mortgage loans may decline below the total principal balance of the class A-1, A-2, A-3, A-4, A-1-A, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates. If this occurs following the distributions made to the 2003-C5 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2003-C5 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2003-C5 certificates equals the sum of the total Stated Principal Balance of the mortgage loans (which total Stated Principal Balance will be increased, for this purpose only, by amounts of principal previously used to reimburse nonrecoverable advances and certain advances related to rehabilitated mortgage loans, as described herein under "--Advances of Delinquent Monthly Debt Service Payments" and The Pooling and Servicing Agreement - Servicing and other Compensation and Payment of Expenses - Payment of Expenses; Servicing Advances," other than any such amounts previously used to reimburse advances with respect to mortgage loans that have since become liquidated loans) that will be outstanding immediately following that distribution date.

                ORDER OF ALLOCATION              CLASS
                -------------------    -------------------------
                        1st                        P
                        2nd                        O
                        3rd                        N
                        4th                        M
                        5th                        L
                        6th                        K
                        7th                        J
                        8th                        H
                        9th                        G
                       10th                        F
                       11th                        E
                       12th                        D
                       13th                        C
                       14th                        B
                       15th             A-1, A-2, A-3, A-4 and
                                                A-1-A,
                                           PRO RATA based on
                                            total principal
                                               balances

     The above-described reductions in the total principal balances of the respective classes of the series 2003-C5 certificates identified in the foregoing table, will represent an allocation of the Collateral Support Deficits that caused the particular mismatch in balances between the mortgage loans and those classes of series 2003-C5 certificates.

     In general, Collateral Support Deficits could result from the occurrence of--

     - losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies, the payment to the special servicer of any compensation as described in "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses," the payment of interest on advances (to the extent not covered by Default Interest and late payment charges collected on the related mortgage loans) and certain servicing expenses; and

     - certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the trustee, the master servicer, the special servicer and the depositor and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described in this prospectus supplement under "The Pooling and Servicing Agreement."

     Accordingly, the allocation of Collateral Support Deficits as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund. A class of the series 2003-C5 certificates will be considered outstanding until its certificate balance is reduced to zero; provided, however, that reimbursement of any previously allocated Collateral Support Deficit may thereafter be made to such class.

     ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments, Excess Interest and Default Interest, and assumed monthly debt service payments, in each case net of master servicing fees, primary servicing fees and workout fees, that--

     - were due or deemed due, as the case may be, with respect to the mortgage loans during the related collection period, and

     - were not paid by or on behalf of the respective underlying borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     The master servicer, special servicer or trustee will not be required to make a debt service advance with respect to the Stanford Shopping Center Companion Loans, Jefferson at Montfort B Loan, the Mayfair Mall Companion Loans, the Mall at Fairfield Commons Companion Loan or any Corresponding B Loan.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust fund then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     - the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     -    a fraction--

          1. the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount, and

          2. the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

     With respect to any distribution date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, funds held in the master servicer's collection account that are not required to be paid on the series 2003-C5 certificates on that distribution date.

     If the master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance.

     The master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds, from collections on the mortgage loan as to which the advance was made. None of the master servicer or the trustee will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If the master servicer or the trustee makes a monthly debt service advance with respect to any of the mortgage loans that it subsequently determines will not be recoverable out of collections on that mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time. See "Description of the Certificates--Advances" in the accompanying prospectus and "The Pooling and Servicing Agreement--Collection Account" in this prospectus supplement. Any reimbursement of a nonrecoverable debt service advance (including interest accrued thereon) as described in the second preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage loans that are on deposit in the collection account (thereby reducing the amount of principal otherwise distributable on the series 2003-C5 certificates on the related distribution date) prior to application of such reimbursement against any other general collections on deposit therein. The trustee may conclusively rely on the determination of the master servicer regarding the recoverability of any monthly debt service advance.

     Notwithstanding the foregoing, instead of obtaining reimbursement out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account immediately, the master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable monthly debt service advance over a period of time (not to exceed 6 months without the consent of the Directing Certificateholder or 12 months in any event), with interest thereon at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage loans immediately. The fact that a decision to recover a non-recoverable monthly debt service advance over time, or not to do so, benefits some classes of series 2003-C5 certificateholders to the detriment of other classes of 2003-C5 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2003-C5 pooling and servicing agreement by any party thereto or a violation of any duty owed by any party thereto to the series 2003-C5 certificateholder.

     In addition, in the event that any debt service advance with respect to a defaulted mortgage loan remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the master servicer or trustee will be entitled to reimbursement for such advance (even though such advance is not deemed nonrecoverable) from the portion of general collections on deposit in the servicer's collection account which represent collections of principal on the mortgage loans remaining following application of any such principal to reimburse nonrecoverable debt service and servicing advances (thereby reducing the amount of principal otherwise distributable on the series 2003-C5 certificates on the related distribution date).

     The master servicer and the trustee will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding from the date made (or, if made prior to the end of the applicable grace period, from the end of that grace period), at an annual rate equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Interest accrued with respect to any monthly debt service advance on a mortgage loan will be payable out of any amounts then on deposit in the master servicer's collection account.

     Any determination made by the master servicer of the Mall at Fairfield Commons Companion Loan regarding the nonrecoverability of any monthly debt service advance with respect to the Mall at Fairfield Commons Companion Loan will be binding on the series 2003-C5 trust fund. Any determination made by the Mayfair Mall Master Servicer regarding the nonrecoverability of any monthly debt service advance with respect to the Mayfair Mall Securitized Companion Loan will be binding on the series 2003-C5 trust fund. Any determination made by the master servicer of the Stanford Shopping Center Loan or any master servicer of any Stanford Shopping Center Companion Loan (upon the securitization of such loans) regarding the nonrecoverability of any monthly debt service advance with respect to any portion of the Stanford Shopping Center Total Loan will be binding on the series 2003-C5 trust fund and the trust fund or trust funds, as the case may be, containing the Stanford Shopping Center Companion Loans.

     A monthly debt service payment will be assumed to be due with respect to:

     - each mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     - each mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Excess Interest or accelerated amortization payments.

     REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     TRUSTEE REPORTS. Based solely on information provided on a one-time basis by the respective mortgage loan sellers, and in monthly reports prepared by the master servicer and the special servicer, and in any event delivered to the trustee, the trustee will be required to prepare and make available electronically or, upon written request, provide by first class mail, on each distribution date to each registered holder of a series 2003-C5 certificate, a reporting statement substantially in the form of, and generally containing the information set forth in, Exhibit B to this prospectus supplement. The trustee's reporting statement will detail the distributions on the series 2003-C5 certificates on that distribution date and the performance, both in total and individually to the extent available, of the mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.

     The master servicer will be required to provide the standard CMSA investor reporting package to the trustee on a monthly basis; provided that, with respect to the Mall at Fairfield Commons Total Loan, the master servicer or primary servicer, as applicable, will be required to provide the standard CMSA investor reporting package (solely with respect to the Mall at Fairfield Commons Companion Loan based on a modified collection period for that loan) to the master servicer under the series 2003-KEY1 pooling and servicing agreement on an earlier schedule than required for all the other mortgage loans included in the trust. However, due to the time required to collect all the necessary data and enter it onto the master servicer's computer system, the master servicer is not required to provide monthly reports, other than the loan periodic update file of the standard Commercial Mortgage Securities Association investor reporting package, before the distribution date in March 2004.

     BOOK-ENTRY CERTIFICATES. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder, provided that you deliver a written certification to the trustee in the form attached to the pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential to the extent such information is not available to the general public. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the trustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the certificate registrar are required to recognize as series 2003-C5 certificateholders only those persons in whose names the series 2003-C5 certificates are registered on the books and records of the certificate registrar.

     INFORMATION AVAILABLE ELECTRONICALLY. The trustee will make the trustee's reports available to the general public each month via the trustee's internet website. In addition, the trustee will also make mortgage loan information as presented in the standard Commercial Mortgage Securities Association investor reporting package formats available via the trustee's internet website in accordance with the terms and provisions of the pooling and servicing agreement. The trustee's internet website will initially be located at "http://www.ctslink.com/cmbs." For assistance with the trustee's internet website certificateholders may call (301) 815-6600.

     The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

     The trustee may require registration and the acceptance of a disclaimer, as well as an agreement to keep the subject information confidential, in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made by it in accordance with the pooling and servicing agreement.

     OTHER INFORMATION. The pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, or electronically via its website, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificates, originals or copies, in paper or electronic form, of, among other things, the following items:

     - the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

     - all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2003-C5 certificateholders since the date of initial issuance of the offered certificates;

     - all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     - all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     - the most recent inspection report with respect to each mortgaged real property securing a mortgage loan prepared by the master servicer or the special servicer and delivered to the trustee as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

     - the most recent appraisal, if any, with respect to each mortgaged real property securing a mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;

     - the most recent quarterly and annual operating statement and rent roll for each mortgaged real property securing a mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

     - the mortgage files for the mortgage loans (other than the mortgaged real property securing the Mayfair Mall Loan), including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time and any updated list of exceptions to the trustee's review of the mortgage files for the underlying mortgage loans.

     Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee may require:

     - in the case of a registered holder or beneficial owner of an offered certificate, a written confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential; and

     - in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

     VOTING RIGHTS

     The voting rights for the series 2003-C5 certificates will be allocated as follows:

     - 99% of the voting rights will be allocated to the class A-1, A-2, A-3, A-4, A-1-A, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates, in proportion to the respective total principal balances of those classes;

     - 1% of the voting rights will be allocated to the class A-X and A-SP certificates, in proportion to the respective total notional amounts of those classes; and

     - 0% of the voting rights will be allocated to the holders of the class R, LR and V certificates.

     Voting rights allocated to a class of series 2003-C5 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                        YIELD AND MATURITY CONSIDERATIONS

     YIELD CONSIDERATIONS

     GENERAL.  The yield on any offered certificate will depend on--

     -    the price at which the certificate is purchased by an investor, and

     -    the rate, timing and amount of distributions on the certificate.

     The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things--

     -    the pass-through rate for the certificate,

     - the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

     - the rate, timing and severity of Collateral Support Deficits and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

     - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions on the certificate.

     PASS-THROUGH RATES. The pass-through rates on the class , , , , , and certificates will be variable and will be equal to or limited by the Weighted Average Net Mortgage Rate from time to time. The Weighted Average Net

Mortgage Rate would decline if the rate of principal payments on the mortgage loans with higher Net Mortgage Pass-Through Rates was faster than the rate of principal payments on the underlying mortgage loans with lower Net Mortgage Pass-Through Rates. Accordingly, the yields on each of those classes of offered certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default.

     RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions made in reduction of the total principal balances of those certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust fund.

     Prepayments and other early liquidations of the mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     DELINQUENCIES AND DEFAULTS ON THE MORTGAGE LOANS. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

     -    the amount of distributions on your offered certificates,

     -    the yield to maturity of your offered certificates,

     -    the rate of principal distributions on your offered certificates, and

     -    the weighted average life of your offered certificates.

     Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     - you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the rate of default and amount of losses actually experienced, and

     - the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your offered certificates.

     In addition, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise distributable on the series 2003-C5 certificates, prior to being deemed reimbursed out of payments and other collections of interest otherwise distributable on the series 2003-C5 certificates.

     In the event that any advance (including any interest accrued thereon) with respect to a defaulted mortgage loan remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the master servicer or trustee will be entitled to reimbursement for such advance (even though such advance is not deemed non-recoverable) out of payments and other collections of principal on the mortgage loans remaining following reimbursement of any nonrecoverable advances therefrom, as described in the preceding paragraph, prior to any distributions of principal on the series 2003-C5 certificates.

     THE EFFECT OF LOAN GROUPS. Because the mortgage pool has been divided into two loan groups for purposes of calculating distributions on the series 2003-C5 certificates, the holders of the class A-1, A-2, A-3 and A-4 certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

     RELEVANT FACTORS. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans:

     -    prevailing interest rates;

     -    the terms of the mortgage loans, including--

          1. provisions that impose prepayment lock-out periods or Yield Maintenance Charges, and

          2.   amortization terms that require balloon payments;

     - the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     - the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

     -    the quality of management of the mortgaged real properties;

     -    the servicing of the mortgage loans;

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     -    possible changes in tax laws; and

     -    other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans," "Description of the Underlying Mortgage Loans" and "The Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust fund is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     - the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     -    the relative importance of those factors;

     - the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     - the overall rate of prepayment or default on the underlying mortgage loans.

     DELAY IN DISTRIBUTIONS. Because monthly distributions will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

     WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of December , 2003 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

     - multiplying the amount of each principal distribution on the certificate by the number of years from the assumed settlement date to the related distribution date;

     -    summing the results; and

     - dividing the sum by the total amount of the reductions in the principal balance of the certificate.

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Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

     As described in this prospectus supplement, the Total Principal Distribution Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3, A-4 and/or A-1-A certificates until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, with principal balances, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2, A-3, A-4 and A-1-A certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the Total Principal Distribution Amount for each distribution date was being paid on a PRO RATA basis among the respective classes of series 2003-C5 certificates with principal balances.

     The tables set forth in Exhibit C show with respect to each class of offered certificates--

     -    the weighted average life of that class, and

     - the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     The actual characteristics and performance of the mortgage loans will differ from the assumptions used in calculating the tables on Exhibit C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the class A-1, A-2, A-3, A-4, B, C, D and E certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

     We make no representation that--

     - the mortgage loans in the trust fund will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

     - all the mortgage loans in the trust fund will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate,

     - the mortgage loans in the trust fund that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, will not prepay as a result of involuntary liquidations upon default or otherwise during that period, or

     - the mortgage loans in the trust fund that are in a period when prepayments must be accompanied by a Yield Maintenance Charge will not voluntarily prepay or will not prepay as a result of involuntary liquidations upon default or otherwise during that period.

                       THE POOLING AND SERVICING AGREEMENT

     GENERAL

     The series 2003-C5 certificates will be issued, the trust fund will be created and the mortgage loans (other than the Mayfair Mall Loan) will be serviced and administered under a pooling and servicing agreement to be dated as of December 1, 2003, by and among us, as depositor, and the master servicer, the special servicer and the trustee.

     Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the pooling and servicing agreement, in particular the section entitled "Description of the Governing Documents." The trustee will provide a copy of the pooling and servicing agreement to a prospective or actual holder or beneficial owner of an offered certificate, upon written request and, at the trustee's discretion,

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payment of a reasonable fee for any expenses. The pooling and servicing agreement will also be made available by the trustee on its website, at the address set forth under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. In addition, we will arrange for the pooling and servicing agreement to be filed with the SEC by means of the EDGAR System, and it should be available on the SEC's website, the address of which is "http://www.sec.gov."

THE MASTER SERVICER

     Midland Loan Services, Inc. will be the initial master servicer with respect to the mortgage pool.

     Midland, a wholly-owned subsidiary of PNC Bank, National Association, was incorporated under the laws of the State of Delaware in 1998. Midland is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets. Midland's principal offices are located at 10851 Mastin Street Building 82, Suite 700, Overland Park, Kansas 66210.

     As of September 30, 2003, Midland was servicing approximately 13,176 commercial and multifamily loans with a principal balance of approximately $79.8 billion. The collateral for these loans is located in all 50 states, the District of Columbia, Puerto Rico and Canada. With respect to those loans, approximately 8,562 of the loans, with a total principal balance of approximately $57.3 billion, pertain to commercial and multifamily mortgage-backed securities.

     Property type concentrations within the portfolio include multifamily, office, retail, hospitality and other types of income producing properties. Midland also provides commercial loan servicing for newly-originated loans and loans acquired in the secondary market for:

     -    financial institutions,

     -    private investors, and

     -    issuers of commercial and multifamily mortgage-backed securities.

     Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities by Fitch, Moody's and S&P. Midland has received the highest rankings as a master, primary and special servicer from both Fitch and S&P. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1" for each category.

     Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight(R), that contains updated performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Series 2003-C5 certificateholders, prospective transferees and other appropriate parties may obtain access to CMBS Investor Insight(R) through Midland's website, "www.midlandls.com." Midland may require registration and the execution of an access agreement in connection with providing access to CMBS Investor Insight(R). Specific questions about portfolio, loan and property performance may be sent to Midland via e-mail at askmidland@midlandls.com.

     The information set forth in this prospectus supplement concerning Midland has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

THE SPECIAL SERVICER

     Clarion Partners, LLC ("Clarion"), a New York limited liability company, was established in 1982 as Jones Lang Wooton Realty Advisors and is registered with the Securities and Exchange Commission as a registered investment advisor. In 1998, Clarion became a wholly owned subsidiary of ING Group of the Netherlands (ING). Clarion manages a portfolio of over $10 billion in commercial real estate investments and is currently the named special servicer on over $4.4 billion of CMBS transactions. Clarion, with a staff of nearly 500 employees located in offices in major cities across the country, has been approved as special servicer by S&P, Fitch and Moody's. It is anticipated that Clarion or an affiliate will purchase a significant portion of the certificates. Clarion is headquartered at 230 Park Avenue, 12th Floor, New York, NY 10169.

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KEYCORP REAL ESTATE CAPITAL MARKETS, INC.

     KRECM is a corporation organized under the laws of Ohio. KRECM is the primary servicer of three (3) mortgage loans in the trust fund, including the Mall at Fairfield Commons Loan and the Mayfair Mall Loan. Its principal offices are in Cleveland, Ohio. KRECM is a wholly-owned subsidiary of KeyBank, which is a wholly-owned subsidiary of KeyCorp.

THE TRUSTEE

     Wells Fargo will act as trustee under the pooling and servicing agreement. Wells Fargo is a direct wholly-owned subsidiary of Wells Fargo & Company. It is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Wells Fargo will maintain an office at: (a) with respect to certificate transfers and surrenders, Sixth Avenue and Marquette Street, Minneapolis, Minnesota 55479; and (b) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Its CMBS customer service help desk can be contacted at (301) 815-6600.

     The, master servicer, special servicer, KRECM, trustee and each of their directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the pooling and servicing agreement and the certificates.

     ASSIGNMENT OF THE MORTGAGE LOANS

     On the date of initial issuance of the offered certificates, we will sell, assign, transfer or otherwise convey all of our right, title and interest in and to the mortgage loans, without recourse, to the trustee for the benefit of the holders of the series 2003-C5 certificates. We will also assign to the trustee our rights under the agreements whereby we acquired the mortgage loans from the respective mortgage loan sellers.

     SERVICING UNDER THE POOLING AND SERVICING AGREEMENT

     The master servicer and the special servicer must each service and administer the mortgage loans and any REO Properties owned by the trust fund for which it is responsible, directly or through sub-servicers, in accordance with--

     -    any and all applicable laws,

     -    the express terms of the pooling and servicing agreement,

     - the express terms of the respective mortgage loans (including, in the case of each A/B Loan, the Stanford Shopping Center Mall Loan, the Mall at Fairfield Commons Loan and the Jefferson at Montfort Loan, the related intercreditor agreement), and

     -    to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of--

     -    all mortgage loans in the trust fund (other than the Mayfair Mall
          Loan) as to which no Servicing Transfer Event has occurred, and

     - all worked-out mortgage loans in the trust fund (other than the Mayfair Mall Loan) as to which no new Servicing Transfer Event has occurred;

provided that the master servicer will be responsible for performing such limited duties with respect to the Mayfair Mall Loan as are specifically set forth in the 2003-C5 pooling and servicing agreement.

     In the event that a Servicing Transfer Event occurs with respect to any mortgage loan in the trust fund (other than the Mayfair Mall Loan), that mortgage loan will not be considered to be "worked out" until all applicable Servicing Transfer Events have ceased to exist as contemplated by the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement.

     In general, subject to specified requirements and certain consents and approvals of the Directing Certificateholder contained in the pooling and servicing agreement, the special servicer will be responsible for the servicing and administration

                                      S-140
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of each mortgage loan in the trust fund (other than the Mayfair Mall Loan, which will be specially serviced by Lennar Partners, Inc. pursuant to the series 2003-C4 pooling and servicing agreement) as to which a Servicing Transfer Event has occurred and is continuing. It will also be responsible for the administration of each REO Property in the trust fund.

     Despite the foregoing, the pooling and servicing agreement will require the master servicer:

     - to continue to receive payments and, subject to the master servicer's timely receipt of information from the special servicer and the servicers of the Mayfair Mall Total Loan, prepare all reports to the trustee required with respect to any specially serviced assets (including, if applicable, the Mayfair Mall Loan); and

     - otherwise, to render other incidental services with respect to any specially serviced assets.

     Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement, unless the same party acts in both capacities.

     The master servicer will transfer servicing of a mortgage loan in the trust fund (other than the Mayfair Mall Loan) to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.

     One hundred forty-seven (147) of the mortgage loans representing 85.38% of the initial mortgage pool balance will be primarily serviced by Midland. KRECM will act as primary servicer with respect to three (3) of the mortgage loans representing 13.52% of the initial mortgage pool balance. Various other parties will act as primary servicer with respect to three (3) mortgage loans, representing 1.10% of the initial mortgage pool balance.

     SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     THE MASTER SERVICING FEE. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee:

     - will be earned with respect to each and every underlying mortgage loan including--

          1.   each specially serviced mortgage loan if any,

          2. each mortgage loan as to which the corresponding mortgaged real property has become an REO Property, and

          3.   each mortgage loan as to which defeasance has occurred; and

     -    in the case of each mortgage loan will--

          1. be calculated on the same interest accrual basis as that mortgage loan,

          2. accrue at a master servicing fee rate equal to 0.01% per annum (exclusive of any primary servicing fee),

          3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

          4. be payable monthly from amounts received with respect to interest on that mortgage loan.

     The master servicer will also be entitled to a primary servicing fee with respect to those mortgage loans, the Stanford Shopping Center Companion Loans and the Jefferson at Montfort B Loan for which it is primary servicer. The mortgage loans not primarily serviced by the master servicer will be serviced by KRECM and various other parties. The rate at which the primary servicing fee for each mortgage loan accrues will be the rate, net of the master servicing fee and the trustee fee set forth in the table entitled "Additional Mortgage Loan Information" (under the heading "Servicing Fees and Trustee Fees") included on Exhibit A-1 of this prospectus supplement.

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     In the event that Midland resigns or is terminated as master servicer, it will be entitled to retain the Excess Servicing Strip, equal to a portion of the master servicing fee (equal to fees accrued at a rate in excess of 0.005% per annum), except to the extent that any portion of such Excess Servicing Strip is needed to compensate any replacement master servicer for assuming the duties of Midland as master servicer under the pooling and servicing agreement. In the event that Midland resigns or is terminated as primary servicer, it will be entitled to retain its primary servicing fee with respect to those mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of Midland as primary servicer under the pooling and servicing agreement.

     PREPAYMENT INTEREST SHORTFALLS. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred with respect to the mortgage pool during any collection period (other than Prepayment Interest Shortfalls resulting from a principal prepayment accepted by the master servicer (i) with respect to any specially serviced mortgage loan, (ii) as a result of the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related mortgage loan documents (provided that the master servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iv) pursuant to applicable law or a court order, (iv) at the request of or with the consent of the Directing Certificateholder or the Special Servicer or (v) as permitted by the related loan documents), the master servicer must make, with respect to each such Prepayment Interest Shortfall, a non-reimbursable payment with respect to the related distribution date in an amount equal to such Prepayment Interest Shortfall attributable to the related mortgage loan for the related collection period.

     Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available P&I Funds for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the sum of--

     - any Prepayment Interest Excesses collected with respect to the mortgage pool during that collection period, and

     - any payments made by the master servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls,

then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2003-C5 certificates, in reduction of the interest distributable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Distributions--Interest Distributions" in this prospectus supplement.

     PRINCIPAL SPECIAL SERVICING COMPENSATION. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

     -    the special servicing fee,

     -    the workout fee, and

     -    the liquidation fee.

     SPECIAL SERVICING FEE.  The special servicing fee:

     -    will be earned with respect to--

          1. each specially serviced mortgage loan (other than the Mayfair Mall Loan) if any, and

          2. each mortgage loan (other than the Mayfair Mall Loan), as to which the corresponding mortgaged real property has become an REO Property;

     - in the case of each mortgage loan described in the foregoing bullet, will--

          1. be calculated on the same interest accrual basis as that mortgage loan,

          2. accrue at a special servicing fee rate of 0.35% per annum (subject to a minimum of $4,000 per loan per month and, provided that such minimum amount may be reduced by the Directing Certificateholder), and

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          3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

     - will be payable monthly from general collections on all the mortgage loans in, and any REO Properties that are on deposit in the master servicer's collection account from time to time.

     WORKOUT FEE. The special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan in the trust fund (other than the Mayfair Mall Loan) that has been worked out. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each payment of interest, other than Default Interest, and principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. The workout fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans (other than the Mayfair Mall Loan) that were worked out during the period that it acted as special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2003-C5 certificateholders.

     LIQUIDATION FEE. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the trust fund (other than the Mayfair Mall Loan) for which it obtains a full, partial or discounted payoff from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust fund (other than the Mayfair Mall Loan) as to which it receives any liquidation proceeds or condemnation proceeds, except as described in the next paragraph. A liquidation fee will also be payable in connection with the repurchase or replacement of any worked-out mortgage loan in the trust fund (other than the Mayfair Mall Loan) for a material breach of representation or warranty or a material document defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, if the repurchase or substitution occurs after the end of the applicable cure period (and any applicable extension thereof). As to each specially serviced mortgage loan and REO Property in the trust fund (other than the Mayfair Mall Loan), the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of liquidation expenses.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with--

     - the repurchase or replacement of any mortgage loan in the trust fund for a material breach of representation or warranty or a material document defect as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, within the applicable cure period (and any applicable extension thereof);

     - the purchase of any Defaulted Loan by the special servicer or the Directing Certificateholder, as described under "--Realization Upon Mortgage Loans" below;

     - the purchase of the Mayfair Mall Loan by any Mayfair Mall Companion Lender upon notice of a pending modification to the Mayfair Mall Total Loan that will materially affect its monetary terms, during the applicable Mayfair Mall Cure Period, as described under "--Mayfair Mall Loan" above;

     - the purchase of the Mall at Fairfield Commons Loan by the Mall at Fairfield Commons Companion Lender upon notice of a pending modification to the Mall at Fairfield Commons Total Loan that will materially affect its monetary terms, during the applicable Mall at Fairfield Commons Cure Period, as described under "--Mall at Fairfield Commons Loan" above;

     - the actual purchase of a mortgage loan by a mezzanine lender pursuant to the terms of any related intercreditor agreement unless the purchase price with respect thereto includes the liquidation fee;

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     -    the purchase of any A Loan by the holder of the related Corresponding
          B Loan within 60 days of receipt by the holder of the related Corresponding B Loan of notice of its option to purchase the related A Loan, as described under "Description of the Underlying Mortgage Loans--The A/B Loans" above;

     - the purchase of the Stanford Shopping Center Loan or Jefferson at Montfort Loan by the holders of the Stanford Shopping Center Companion Loans or the holder of the Jefferson at Montfort B Loan, respectively, upon notice of a pending modification to the Stanford Shopping Center Total Loan and Jefferson at Montfort Loan, respectively, that will materially affect its monetary terms, during the applicable cure period, as described under "--The Stanford Shopping Center Loan" and "--The Jefferson at Montfort Loan," respectively, above; or

     - the purchase of all of the mortgage loans and REO Properties in the trust fund by the master servicer, the special servicer or any single certificateholder or group of certificateholders of the series 2003-C5 controlling class in connection with the termination of the trust fund, as described under "--Termination" below.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2003-C5 certificateholders.

     ADDITIONAL SERVICING COMPENSATION. As additional master servicing compensation, the master servicer will be entitled to receive the excess, if any, of--

     - the amount of all Prepayment Interest Excesses collected with respect to the mortgage pool during any collection period, over

     - the amount of certain Prepayment Interest Shortfalls incurred with respect to the mortgage pool during that collection period.

     In addition, the following items collected on the mortgage loans in the trust fund (other than the Mayfair Mall Loan) will be allocated between the master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

     - any late payment charges and Default Interest actually collected on a mortgage loan and that are not otherwise applied--

          1. to pay the master servicer or the trustee, as applicable, any unpaid interest on advances made by that party with respect to that mortgage loan or the related mortgaged real property,

          2. to reimburse the trust fund for any unreimbursed advances that were made with respect to that mortgage loan or the related mortgaged real property, together with interest on such advances if such interest was paid to the master servicer or the trustee, as applicable, from a source of funds other than late payment charges and Default Interest collected on that mortgage loan, or

          3. to Additional Trust Fund Expenses related to that mortgage loan, and

     - any extension fees, modification fees, assumption fees, assumption application fees, earnout fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges.

     The master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Account" below. The master servicer--

     - will generally be entitled to retain any interest or other income earned on those funds, and

     - will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for the master servicer's benefit.

     Generally, the master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts, provided that the master servicer may be obligated if certain requirements in the pooling and servicing agreement are not complied with.

                                      S-144
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     PAYMENT OF EXPENSES; SERVICING ADVANCES. Each of the master servicer and the special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses (including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties) incurred by the master servicer or special servicer in connection with the servicing of a mortgage loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property in the trust fund, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

     The special servicer will request the master servicer to make required servicing advances with respect to a specially serviced mortgage loan or REO Property (other than the Mayfair Mall Loan) on a monthly basis (except for servicing advances required on an emergency basis). The special servicer must make the request in writing, in a timely manner that does not adversely affect the interests of any series 2003-C5 certificateholders. The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. The special servicer will be required to provide the master servicer any information in its possession as the master servicer may reasonably request to enable the master servicer to determine whether a requested servicing advance would be recoverable from expected collections on the related mortgage loan or REO Property.

     To the extent that the master servicer fails to make a servicing advance that it is required to make under the pooling and servicing agreement and a responsible officer of the trustee has been notified in writing of such failure, the trustee will make such servicing advance pursuant to the pooling and servicing agreement no later than one business day following the master servicer's failure to make such servicing advances by expiration of any applicable cure period in the definition of a master servicer event of default.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, neither the master servicer nor the trustee will be obligated to make servicing advances that, in its judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer or the trustee makes a servicing advance with respect to any mortgage loan (or any related companion loan or B loan) or related REO Property that it subsequently determines is not recoverable from expected collections on that mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time. Any reimbursement of a nonrecoverable servicing advance (including interest accrued thereon) as described in the preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage loans that are on deposit in the collection account (thereby reducing the amount of principal otherwise distributable on the series 2003-C5 certificates on the related distribution date) prior to application of such reimbursement against any other general collections on deposit therein. The trustee may conclusively rely on the determination of the master servicer regarding the nonrecoverability of any servicing advance.

     Notwithstanding the foregoing, instead of obtaining reimbursement out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account immediately, the master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable servicing advance over a period of time (not to exceed 6 months without the consent of the Directing Certificateholder or 12 months in any event), with interest thereon at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage loans immediately. The fact that a decision to recover a non-recoverable servicing advance over time, or not to do so, benefits some classes of series 2003-C5 certificateholders to the detriment of other classes of 2003-C5 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2003-C5 pooling and servicing agreement by any party thereto or a violation of any duty owed by any party thereto to the series 2003-C5 certificateholder.

     In addition, in the event that any servicing advance (including interest accrued thereon) with respect to a defaulted mortgage loan remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the master servicer or trustee will be entitled to reimbursement for such advance (even though such advance is not deemed nonrecoverable) from the portion of general collections on deposit in the servicer's collection account which represent collections of principal on the mortgage loans remaining following application of any such principal to reimburse nonrecoverable debt service and servicing advances (thereby reducing the amount of principal otherwise distributable on the series 2003-C5 certificates on the related distribution date).

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     The pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the collection account any servicing expense that, if advanced by the master servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2003-C5 certificateholders, as a collective whole.

     The master servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable out of amounts then on deposit in the collection account.

     Servicing advances with respect to the Mayfair Mall Loan will generally be made by the Mayfair Mall Master Servicer.

     REPLACEMENT OF THE SPECIAL SERVICER

     The holder or holders of more than 50% of the total principal balance of the series 2003-C5 controlling class may, upon not less than 10 days' prior written notice to the respective parties to the pooling and servicing agreement, remove any existing special servicer (except with respect to the Mayfair Mall
Loan), with or without cause, and appoint a successor special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities to a successor special servicer will be the responsibility of the certificateholders of the series 2003-C5 controlling class. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1. written confirmation from each of S&P and Fitch that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2003-C5 certificates, and

     2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement.

     With respect to the Mayfair Mall Loan, subject to substantially the same conditions as are contemplated by the prior paragraph, including receipt of rating agency confirmation, a Mayfair Mall Control Group may remove the Mayfair Mall Special Servicer, with or without cause, but only in respect of the Mayfair Mall Total Loan, and appoint a successor special servicer to the terminated special servicer. Unless it is part of the Mayfair Mall Control Group, the Directing Certificateholder may not remove the Mayfair Mall Special Servicer.

     In connection with any termination as described in the preceding paragraph, the terminated special servicer may be entitled to--

     - payment out of the master servicer's collection account for all accrued and unpaid special servicing fees and additional special servicing compensation;

     - continued rights to indemnification as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus; and

     - continued rights to some or all workout fees as described under "--Servicing and Other Compensation and Payment of Expenses" above.

     ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     The mortgage loans contain provisions in the nature of "due-on-sale" or assumption clauses, which by their terms (a) provide that the mortgage loans will (or, at the lender's option, may) become due and payable upon the sale or other transfer of certain interests in the related mortgaged real property or the related borrower or (b) provide that the mortgage loans may be assumed with, among other conditions, the consent of the lender, in connection with any such sale or other transfer. The master servicer (with respect to performing mortgage loans) (other than with respect to the Mayfair Mall Loan) or the special servicer (with respect to specially serviced mortgage loans) (other than with respect to the Mayfair Mall Loan)

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will be required to enforce any such due-on-sale clause or refuse to consent to such assumption, unless the master servicer or special servicer, as applicable, determines, in accordance with the Servicing Standard, that--

     -    not declaring an event of default under the related mortgage; or

     -    granting such consent

would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or a waiver of a due-on-sale clause, if any, are met) on a present value basis (discounting at the related mortgage interest rate), than would enforcement of such clause or the failure to grant such consent.

     If the master servicer or special servicer, as applicable, determines that--

     -    not declaring an event of default under the related mortgage; or

     -    granting such consent

would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), the master servicer or special servicer is authorized to (or may authorize the master servicer or a primary servicer to) take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that--

     (1) the taking or entering into such assumption agreement complies with the Servicing Standard and the terms of the related mortgage;

     (2) in the case of performing mortgage loans, the master servicer has obtained the consent of the directing certificateholder and the special servicer pursuant to the terms of the pooling and servicing agreement; and

     (3) with respect to any mortgage loan (i) the principal balance of which is $20,000,000 or more, (ii) that is a mortgage loan, part of a cross-collateralized group or a group of mortgage loans identified under the table entitled "Related Borrower Loans" under "Risk Factors--Risks Related to the Mortgage Loans" that, in each case, in the aggregate represents 5% or more of the aggregate outstanding principal balance of all of the mortgage loans at such time or (iii) is one of the ten largest mortgage loans by outstanding principal balance of all of the mortgage loans at such time, the special servicer has received, as written confirmation from S&P and, solely with respect to any mortgage loan that is one of the ten largest mortgage loans by outstanding principal balance of all mortgage loans at such time, Fitch, that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the series 2003-C5 certificates. The master servicer or special servicer representing the trust in the transaction must use reasonable efforts to require the borrower to pay the cost of any such confirmation. Any such costs not paid by the borrower shall be an expense of the trust fund.

     Mortgage Loans described in (3) are referred to as "Significant Mortgage Loans."

     The special servicer is required to provide notice to each of S&P and Fitch of the assumption of any mortgage loan or transfer of a direct or indirect controlling interest in the borrower under a mortgage loan to the extent the special servicer is aware of such transfer which, in each case, is not a Significant Mortgage Loan. No assumption agreement may contain any terms that are different from any term of any mortgage or related mortgage note, except pursuant to the provisions described under "--Realization Upon Mortgage Loans" and "--Modifications, Waivers, Amendments and Consents" below. The special servicer will provide notice to the rating agencies of any waiver of any due-on-sale clause in the event that rating agency confirmation is not required for such waiver.

     The consent of the master servicer or the special servicer and, except as described in this prospectus supplement, the receipt of a rating confirmation will not be required in the event that the holder of mezzanine debt related to a mortgage loan forecloses upon the equity in a borrower under a mortgage loan.

     The mortgage loans contain provisions in the nature of a "due-on-encumbrance" clause which provide--

     - that the mortgage loans shall (or, at the lender's option, may) become due and payable upon the creation of any additional lien or other encumbrance on the related mortgaged real property or on certain interests in the related borrower; or

     - require the consent of the related lender to the creation of any such additional lien or other encumbrance on the related mortgaged real property or on certain interests in the related borrower.

     The master servicer or the special servicer will be required to enforce such due-on-encumbrance clause and in connection therewith will be required to
(i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance unless (except with respect to limited circumstances set forth in the pooling and servicing agreement involving easements, rights-of-way and similar agreements) --

     - the master servicer or the special servicer determines, in accordance with the Servicing Standard, that such enforcement would result in a greater recovery (or an equal recovery, provided the other conditions for a waiver of a due-on-encumbrance clause, if any, are met) on a present value basis (discounting at the related mortgage interest rate) than would enforcement of such clause or the failure to grant such consent,

     - in the case of performing mortgage loans, the master servicer has obtained the consent of the directing certificateholder and the special servicer pursuant to the terms of the pooling and servicing agreement; and

     - with respect to any mortgage loan: (i) the principal balance, of which is $20,000,000 or more, (ii) that represents 2% or more of the aggregate outstanding principal balance of all of the mortgage loans at such time, (iii) that is one of the ten largest mortgage loans by outstanding principal balance of all of the mortgage loans at such time, (iv) that the combined loan-to-value ratio of such mortgage loan and other encumbrance would be greater than or equal to 85.0% or (iv) that the combined debt service coverage ratio of such mortgage loan and other encumbrance would be less than 1.20x, the special servicer receives prior written confirmation from S&P and, solely with respect to any mortgage loan that is one of the ten largest mortgage loans by outstanding principal balance of all mortgage loans at such time, Fitch, that (1) not accelerating payments on the related mortgage loan or (2) granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the series 2003-C5 certificates.

The master servicer and the special servicer may authorize a primary servicer to perform certain servicing actions under the pooling and servicing agreement, including waiving due-on-sale and due-on-encumbrance clauses as described above. See "Legal Aspects of Mortgage Loans" in the accompanying prospectus. The special servicer must use reasonable efforts to require the borrower to pay the cost of any such confirmation. Any such costs not paid by the borrower shall be an expense of the trust fund.

     MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The pooling and servicing agreement will permit the master servicer, a primary servicer or the special servicer, as applicable, to modify, waive or amend any term of the related mortgage loan (other than the Mayfair Mall Loan) if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment, will not--

     - affect the amount or timing of any scheduled payments of principal, interest or other amount (including Yield Maintenance Charges) payable under the mortgage loan;

     - affect the obligation of the related borrower to pay a Yield Maintenance Charge or permit a principal prepayment during the applicable lockout period;

     - except as expressly provided by the related mortgage or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related Mortgage on any material portion of such mortgaged real property without a corresponding principal prepayment; or

     - in the judgment of the master servicer or special servicer, as applicable, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon;

provided, that unless the mortgage loan is in default or default is reasonably foreseeable, the master servicer or special servicer, as applicable, has determined (and may rely upon an opinion of counsel in making such determination) that the modification, waiver or amendment will not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b).

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     Notwithstanding clause (b) of the preceding paragraph, the special servicer may (or, in come cases, may permit the master servicer to) (other than with respect to the Mayfair Mall Loan)--

     - reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any Yield Maintenance Charge;

     - reduce the amount of the monthly payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate;

     - forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a specially serviced mortgage loan;

     - waive Excess Interest if such waiver conforms to the Servicing Standard; and/or

     -    accept a principal prepayment during any lockout period;

provided that the related borrower is in default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, such default is reasonably foreseeable.

     However, in no event will the special servicer be permitted to (or permit the master servicer to)--

     (1) extend the maturity date of a mortgage loan beyond a date that is three years prior to the rated final distribution date;

     (2) extend the maturity date of any mortgage loan at an interest rate less than the lower of (a) the interest rate in effect prior to such extension or (b) the then prevailing interest rate for comparable mortgage loans;

     (3) extend the maturity date of any mortgage loan beyond a date which is 10 years prior to the expiration of the term of the related ground lease if the mortgage loan is secured by a ground lease; or

     (4) defer interest due on any mortgage loan in excess of 5% of the Stated Principal Balance of such mortgage loan.

     With respect to clause (3) above, the special servicer is required to give due consideration to the term of the ground lease before extending the maturity date beyond a date which is 20 years prior to the expiration of the term of such ground lease. Neither the master servicer nor the special servicer may permit or modify a mortgage loan to permit a voluntary prepayment of a mortgage loan (other than a specially serviced mortgage loan) on any day other than its due date, unless, among other things, the master servicer or special servicer also collects interest thereon through the due date following the date of such prepayment or unless otherwise permitted under the related mortgage loan documents. Prepayments of specially serviced mortgage loans will be permitted to be made on any day without the payment of interest through the following due date.

     The special servicer with respect to a specially serviced mortgage loan (other than the Mayfair Mall Loan) will notify the master servicer, the trustee and the rating agencies, and the master servicer with respect to a non-specially serviced mortgage loan (other than the Mayfair Mall Loan) will notify the trustee and the rating agencies, of any modification, waiver or amendment of any term of a mortgage loan and must deliver to the trustee (with a copy to the master servicer) for deposit in the related mortgage file an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof (and in any event within 10 business days). Copies of each agreement whereby any such modification, waiver or amendment of any term of any mortgage loan is effected are to be available for review during normal business hours, upon prior request, at the offices of the special servicer.

     Any modification, amendment or waiver of the Mayfair Mall Total Loan will be handled by the Mayfair Mall Master Servicer or the Mayfair Mall Special Servicer, as applicable, in accordance with the series 2003-C4 pooling and servicing agreement and must be structured so as to affect the Mayfair Mall Loan and the Mayfair Mall Companion Loan, proportionately in accordance with the respective amounts due under those mortgage loans.

     REQUIRED APPRAISALS

     Within 60 days following the occurrence of any Appraisal Reduction Event with respect to any of the mortgage loans (other than the Mayfair Mall Loan), the special servicer must obtain an MAI appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement (provided

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that in no event shall the period to receive such appraisal exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event), unless--

     - an appraisal had previously been obtained within the prior twelve months, and

     - there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of the special servicer, materially affect the value set forth in that earlier appraisal.

     Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the special servicer will perform an internal valuation of the related mortgaged real property in lieu of an appraisal.

     As a result of any appraisal or internal valuation, the special servicer may determine that an Appraisal Reduction Amount exists with respect to the subject mortgage loan (or the Stanford Shopping Center Total Loan, Mall at Fairfield Commons Total Loan, A/B Loan or the Jefferson at Montfort Total Loan). If such appraisal is not received or an internal valuation is not completed, as applicable, by such date, the Appraisal Reduction Amount for the related mortgage loan (or the Stanford Shopping Center Total Loan, Mall at Fairfield Commons Total Loan, A/B Loan or the Jefferson at Montfort Total Loan) will be 25% of the Stated Principal Balance of such mortgage loan (or the Stanford Shopping Center Total Loan, Mall at Fairfield Commons Total Loan, A/B Loan or the Jefferson at Montfort Total Loan) or as of the date of the related Appraisal Reduction Event. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan (or the Stanford Shopping Center Total
Loan). See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     Any Appraisal Reduction Amount with respect to the Mayfair Mall Total Loan will be determined, and allocated to the Mayfair Mall Loan, by the Mayfair Mall Special Servicer under the series 2003-C4 pooling and servicing agreement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust fund (other than the Mayfair Mall Loan), then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, within 30 days of each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

     - the subject mortgage loan has become a worked-out mortgage loan as contemplated under "--Servicing Under the pooling and servicing agreement" above and has remained current for twelve consecutive monthly payments under the terms of the workout, and

     - no other Servicing Transfer Event or Appraisal Reduction Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the direction of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

     COLLECTION ACCOUNT

     GENERAL. The master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The collection account will contain sub-accounts that provide for segregation of the amounts received with respect to the A/B Loans, the Mall at Fairfield Commons Companion Loan, the Stanford Shopping Center Companion Loans and the Jefferson at Montfort B Loan.

     The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the master servicer's collection account will be paid to the master servicer as additional compensation.

     DEPOSITS. The master servicer must deposit or cause to be deposited in its collection account, within one business day following receipt by it, in the case of payments from borrowers and other collections on the mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by

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or on  behalf  of  the  master  servicer  with  respect  to the  mortgage  loans subsequent to the date of initial issuance of the offered certificates--

     -    all principal payments collected, including principal prepayments;

     - all interest payments collected, including late payment charges, Default Interest and Excess Interest (net of master servicing fees and primary servicing fees, and in respect of late payment charges and Default Interest, net of amounts used to offset interest on any advances);

     -    any Static Prepayment Premiums and Yield Maintenance Charges;

     - any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not required to be applied to the restoration of the related mortgaged real property or released to the related borrower;

     - any amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure, deed-in-lieu of foreclosure or as otherwise contemplated under "--Realization Upon Mortgage Loans" below, in each case to the extent not required to be returned to the related borrower;

     - any amounts paid by a mortgage loan seller in connection with the repurchase or replacement of a mortgage loan by that party as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" and in this prospectus supplement;

     - any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in connection with the termination of the trust fund as contemplated under "--Termination" below;

     - any amounts paid by a holder of any Corresponding B Loan, Mayfair Mall Companion Loan, Mall at Fairfield Commons Companion Loan, Stanford Shopping Center Companion Loans, Jefferson at Montfort B Loan or a mezzanine lender in connection with any purchase option exercised or cure payment remitted pursuant to the terms of the related intercreditor agreement;

     - any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

     - all payments required to be paid by the master servicer or received from the special servicer with respect to any deductible clause in any blanket hazard insurance policy or master force placed hazard insurance policy, as described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement;

     -    any amount transferred by the special servicer from its REO account;
          and

     - any amounts required to be deposited by the master servicer as a reduction in the compensation to the master servicer to cover Prepayment Interest Shortfalls as contemplated under "--Servicing and Other Compensation and Payment of Expenses--Prepayment Interest Shortfalls" above.

     Upon receipt of any of the amounts described in the first six bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's collection account. Any of the amounts described in the first five bullets in the prior paragraph with respect to the Mayfair Mall Loan will, in most cases, be received from the servicing parties under the 2003-C4 pooling and servicing agreement.

     Notwithstanding the foregoing, after the occurrence of an A/B Material Default with respect to any A/B Loan, for so long as such A/B Material Default is continuing, amounts received with respect to that A/B Loan or the related mortgaged real property will be deposited into an account (which may be a sub-account of the collection account) maintained by the master servicer solely with respect to that A/B Loan and thereafter amounts allocable to the related A Loan will be transferred to the master servicer's collection account.

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     WITHDRAWALS. The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

     1. to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

          (b) payments and other collections received by or on behalf of the trust fund after the end of the related collection period, and

          (c) amounts that are payable or reimbursable from the collection account to any person other than the series 2003-C5 certificateholders in accordance with any of clauses 2. through
               18. and clause 20. below;

     2. to reimburse itself, the trustee or, in some cases, KRECM, as applicable, for any unreimbursed advances made by that party, as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections on the mortgage loan or REO Property as to which the advance was made;

     3. to pay itself, any primary servicer or the trustee, earned and unpaid master servicing fees, primary servicing fees or trustee fees, as applicable, with respect to each mortgage loan in the trust fund, Stanford Shopping Center Companion Loan and Jefferson at Montfort B Loan with that payment to be made out of collections on that mortgage loan that are allocable as interest;

     4. to pay the special servicer, out of general collections on the mortgage loans and any REO Properties, earned and unpaid special servicing fees with respect to each mortgage loan in the trust fund (other than for the Mayfair Mall Loan) that is either--

          (a)  a specially serviced mortgage loan, or

          (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

     5. to pay the special servicer or, if applicable, any predecessor special servicer, earned and unpaid workout fees and liquidation fees to which it is entitled, with that payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

     6. to reimburse itself, the trustee or, in some cases, KRECM, as applicable, out of general collections on the mortgage loans and any REO Properties, for any unreimbursed advance made by that party as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above; provided that the master servicer may reimburse itself in installments as it may choose in its sole discretion;

     7. to pay itself, any primary servicer or the trustee, as applicable, unpaid interest accrued on any advance made by that party under the pooling and servicing agreement;

     8. to pay itself or the special servicer, as applicable, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above;

     9. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the trust fund (other than the Mayfair Mall Loan);

     10. to pay, out of general collections on the mortgage loans and any REO Properties, any servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

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     11.  to pay, out of general collections on the mortgage loans and any REO
          Properties, for costs and expenses incurred by the trust fund due to actions taken pursuant to any environmental assessment;

     12. to pay itself, the special servicer, the trustee, us or any of their or our respective directors, members, managers, officers, employees and agents (including any primary servicer), as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust fund, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus;

     13. to pay, out of general collections on the mortgage loans and any REO Properties, for (a) the costs of various opinions of counsel related to the servicing and administration of mortgage loans and (b) expenses properly incurred by the trustee in connection with providing tax-related advice to the special servicer;

     14. to reimburse itself, the special servicer, the depositor or the trustee, as the case may be, for any unreimbursed expenses reasonably incurred in respect of any breach or defect in respect of a mortgage loan giving rise to a repurchase obligation of a mortgage loan seller, or the enforcement of such obligation, under the related mortgage loan purchase agreement;

     15.  to pay for--

          - the cost of the opinions of counsel for purposes of REMIC administration or amending the pooling and servicing agreement to the extent payable out of the trust fund; and

          - the cost of obtaining an extension from the Internal Revenue Service for the sale of any REO Property;

     16. to pay, out of general collections for any and all federal, state and local taxes imposed on any of the REMICs or their assets or transactions together with incidental expenses;

     17. to pay any other items described in this prospectus supplement as being payable from the collection account;

     18. to pay to the respective mortgage loan sellers any amounts that represent monthly debt service payments due on the mortgage loans on or before their respective due dates in December 2003 or, in the case of a replacement mortgage loan, during or before the month in which that loan was added to the trust fund;

     19. to withdraw amounts deposited in the collection account in error, including amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust fund; and

     20. to pay any amounts due and payable under the terms of any A/B Intercreditor Agreement, Stanford Shopping Center Intercreditor Agreement, Jefferson at Montfort Intercreditor Agreement, Mall at Fairfield Commons Intercreditor Agreement or the Mayfair Mall Intercreditor Agreement, which amounts are specified as being payable by the holder of any A Loan, the Stanford Shopping Center Loan, the Jefferson at Montfort Loan, the Mall at Fairfield Commons Loan or the Mayfair Mall Loan, respectively;

     21. to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

     REALIZATION UPON MORTGAGE LOANS

     The pooling and servicing agreement grants the Directing Certificateholder an assignable option (a "Purchase Option") to purchase Defaulted Loans from the trust fund in the manner and at the price described below. The Purchase Option held or assigned by a series 2003-C5 certificateholder (if not earlier exercised or declined) will expire at such time as the related class of certificates is no longer the controlling class with respect to the applicable Defaulted Loan.

     Promptly after the determination that a mortgage loan or a specially serviced mortgaged loan has become a Defaulted Loan, the special servicer will be required to notify the trustee, the master servicer and the Directing Certificateholder of such determination.

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     Within 60 days after a mortgage loan becomes a Defaulted Loan, the special servicer will be required to determine the fair value of such mortgage loan in accordance with the Servicing Standard and consistent with the guidelines contained in the pooling and servicing agreement. The special servicer will be permitted to change from time to time thereafter, its determination of the fair value of a Defaulted Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. In the event that the special servicer or a Directing Certificateholder that is an affiliate of the special servicer proposes to purchase a Defaulted Loan, the master servicer is required pursuant to the pooling and servicing agreement to determine whether the special servicer's determination of fair value for a Defaulted Loan constitutes a fair price in its reasonable judgment. The master servicer shall be entitled to a one-time fee, as specified in the pooling and servicing agreement, in connection with each such fair value determination. All reasonable costs and expenses of the special servicer and master servicer in connection with the determination of the fair value of a Defaulted Loan will be reimbursable as servicing advances. The special servicer must give prompt written notice of its fair value determination to the trustee, the master servicer and the Directing Certificateholders.

     Each holder of the Purchase Option may, at its option, purchase the Defaulted Loan from the trust fund at a price (the "Option Price") equal to--

     - if the special servicer has not yet determined the fair value of the Defaulted Loan, the unpaid principal balance of the Defaulted Loan, plus accrued and unpaid interest on such balance, all related unreimbursed servicing advances together with any unpaid interest on any advance owing to the party or parties that made them, and all accrued special servicing fees and additional trust expenses allocable to such Defaulted Loan whether paid or unpaid and all cost and expenses in connection with the sale, or

     - if the special servicer has made such fair value determination, the fair value of the Defaulted Loan as determined by the special servicer.

If the most recent fair value calculation was made more than 90 days prior to the exercise date of the Purchase Option, then the special servicer must confirm or revise the fair value determination, and the Option Price at which the Defaulted Loan may be purchased will be modified accordingly.

     Unless and until the Purchase Option with respect to a Defaulted Loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the pooling and servicing agreement, including workout and foreclosure, consistent with the Servicing Standard, but the special servicer will not be permitted to sell the Defaulted Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Loan will automatically terminate upon--

     - the related mortgagor's cure of all defaults that caused such mortgage loan to be a Defaulted Loan,

     - the acquisition on behalf of the trust of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure or

     - the modification or pay-off (full or discounted) of the Defaulted Loan in connection with a workout.

     Pursuant to the pooling and servicing agreement, if an event of default on a mortgage loan has occurred and is continuing, the special servicer, on behalf of the trust fund, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage or otherwise acquire title to the related mortgaged real property. The special servicer shall not, however, acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the series 2003-C5 certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of such mortgaged real property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (the cost of which report will be a servicing advance) and either--

     - such report indicates that (a) the mortgaged real property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged real property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

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     -    the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report (taking into account the existence of any environmental insurance), determines that taking such actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (b) above, is reasonably likely to increase the net proceeds of the liquidation of such mortgaged real property, than not taking such actions.

     As long as servicing of the Mayfair Mall Total Loan is governed by the series 2003-C4 pooling and servicing agreement, neither the master servicer nor the special servicer will be able to take any enforcement action with respect to the Mayfair Mall Loan or the related mortgaged real property.

     TAX CONSIDERATIONS. If title to any REO Property is acquired by the trust fund, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged real property prior to the close of the third calendar year beginning after the year of acquisition, unless--

     - the Internal Revenue Service grants an extension of time to sell such property; or

     - the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for such longer period will not result in the imposition of a tax on the assets of the trust fund or cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any series 2003-C5 certificate is outstanding.

     The special servicer will also be required to ensure that any REO Property acquired by the trust fund by the special servicer is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of such property does not result in the receipt by the trust fund of any "income from nonpermitted assets" as described in Section 860F(a)(2)(B) of the Code. If the trust fund acquires title to any mortgaged real property, the special servicer, on behalf of the trust fund, will retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged real property as required under the pooling and servicing agreement.

     Generally, neither the upper-tier REMIC nor the lower-tier REMIC will be taxed on income received with respect to a mortgaged real property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Section 856(d) of the Code and Treasury Regulations thereunder. "Rents from real property" include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the mortgaged real properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged real properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the income with respect to a mortgaged real property owned by the trust fund, based on the charges for any non-customary services, or all of such income if such charges are not separately stated or such non-customary services are not performed by an independent contractor, would not constitute "rents from real property."

     Any of the foregoing types of income and any income from the operation of a trade or business, such as a hotel or parking garage, may instead constitute "net income from foreclosure property," which would be taxable to the lower-tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Because these sources of income, if they exist, are already in place with respect to the mortgaged real properties, it is generally viewed as beneficial to series 2003-C5 certificateholders to permit the trust fund to continue to earn them if it acquires a mortgaged real property, even at the cost of this tax. Any such taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of series 2003-C5 certificates. See "Federal Income Tax Consequences" in this prospectus supplement.

     REO ACCOUNT. The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust fund separate and apart from its own funds and general assets. If an REO Property is acquired by the trust fund, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within one

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(1) business day following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect `to each REO Property held by the trust fund. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

     LIQUIDATION PROCEEDS. To the extent that liquidation proceeds collected with respect to any mortgage loan are less than the sum of--

     -    the outstanding principal balance of such mortgage loan;

     -    interest accrued thereon;

     - interest accrued on any monthly debt service advance made with respect to such mortgage loan; and

     - the aggregate amount of outstanding reimbursable expenses (including any unreimbursed servicing advances and unpaid and accrued interest on such advances) incurred with respect to such mortgage loan, then the trust fund will realize a loss in the amount of such shortfall.

     The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on a mortgage loan, prior to the distribution of such liquidation proceeds to series 2003-C5 certificateholders, of any and all amounts that represent unpaid servicing compensation or trustee fee in respect of such mortgage loan, certain unreimbursed expenses incurred with respect to such mortgage loan and any unreimbursed advances made with respect to such mortgage loan. In addition, amounts otherwise distributable on the series 2003-C5 certificates will be further reduced by interest payable to the master servicer or the trustee, as applicable, on any such advances.

     If any mortgaged real property suffers damage such that the proceeds, if any, of the related hazard insurance policies or flood insurance are insufficient to restore fully the damaged property, the master servicer will not be required to expend its own funds to effect such restoration unless--

     - the special servicer determines that such restoration will increase the proceeds to the series 2003-C5 certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer, the master servicer or the trustee, as the case may be, for its expenses; and

     - the master servicer determines that such expenses will be recoverable by it from related liquidation proceeds.

     SPECIALLY SERVICED MORTGAGE LOANS. With respect to any mortgage loan (other than the Mayfair Mall Loan)--

     - as to which a payment default has occurred at its maturity date (except, if the borrower is making its assumed payment and delivers within 60 days of the maturity date a firm commitment to refinance acceptable to the Directing Certificateholder in which event such mortgage loan would not become a specially serviced mortgage loan until the earlier of (1) 90 days after such payment default, which may be extended to 150 days at the Directing Certificateholders' discretion or (2) the expiration of such commitment);

     - as to which any monthly payment is more than 60 or more days delinquent;

     -    as to which such borrower has--

          (1) filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding;

          (2) become the subject of a decree or order for such a proceeding which is not stayed or discharged within 60 days; or

          (3) has admitted in writing its inability to pay its debts generally as they become due;

     - as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged real property;

     - as to which, in the judgment of the master servicer or the special servicer, a payment default has occurred or is imminent and is not likely to be cured by the borrower within 60 days and, in respect of a determination by the special servicer, the Directing Certificateholder agrees with such determination;

     - as to which any other default has occurred under the mortgage loan documents that, in the judgment of the master servicer, has materially and adversely affected the value of the related mortgage loan and has continued unremedied for 60 days (irrespective of any grace period specified in the related Mortgage Note), provided that failure of the related borrower to obtain all-risk casualty insurance which does not contain any carve-out for terrorist or similar act shall not apply with respect to this clause if the special servicer has determined in accordance with the Servicing Standard that either--

          (1) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

          (2)  such insurance is not available at any rate;

the master servicer will transfer its servicing responsibilities to the special servicer, but will continue to receive payments on such mortgage loan (including amounts collected by the special servicer), to make certain calculations with respect to such mortgage loan and to make remittances and prepare certain reports to the trustee with respect to such mortgage loan.

     The special servicer will continue to be responsible for the operation and management of an REO Property. The master servicer will have no responsibility for the performance by the special servicer of its duties under the pooling and servicing agreement.

     The special servicer will return the full servicing of a Corrected Mortgage Loan to the master servicer.

     As long as servicing of the Mayfair Mall Total Loan is governed by the series 2003-C4 pooling and servicing agreement, the Mayfair Mall Loan will be considered a specially serviced mortgage loan in accordance with the series 2003-C4 pooling and servicing agreement in generally the same circumstances as is set forth in the third preceding paragraph.

     A series 2003-C5 controlling class certificateholder is a holder of the most subordinate of the classes of series 2003-C5 certificates (other than the class A-X, A-SP, R, LR and V certificates) that has a total principal balance at least equal to 25% of the total initial principal balance of that class, or if none of the classes of series 2003-C5 certificates has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the holder of the most subordinate of the classes of series 2003-C5 certificates that has a total principal balance greater than zero.

     The series 2003-C5 controlling class as of the closing date will be the class P certificates.

     The "Directing Certificateholder" is a certificateholder of the series 2003-C5 controlling class selected by the holders of more than 50% of the total principal balance of in the series 2003-C5 controlling class, as certified by the certificate registrar from time to time; provided, however, that until a Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the total principal balance of the series 2003-C5 controlling class that a Directing Certificateholder is no longer designated, the series 2003-C5 controlling class certificateholder that beneficially owns the largest aggregate principal balance of the series 2003-C5 controlling class certificates will be the Directing Certificateholder.

     With respect to the Mayfair Mall Loan, if the Directing Certificateholder is part of the Mayfair Mall Control Group, it will be able to direct various servicing actions of the Mayfair Mall Master Servicer and Mayfair Mall Special Servicer and if not part of a Mayfair Mall Control Group will be able to consult with the Mayfair Mall Master Servicer and Mayfair Mall Special Servicer under the series 2003-C4 pooling and servicing agreement regarding various servicing actions. See "--Mayfair Mall Loan" in this prospectus supplement.

     With respect to the Stanford Shopping Center Loan, if the Directing Certificateholder is part of the Stanford Shopping Center Control Group, it will be able to direct various servicing actions of the master servicer and special servicer and if not part of a Stanford Shopping Center Control Group will be able to consult with the master servicer and special servicer under the pooling and servicing agreement regarding various servicing actions. See "--Stanford Shopping Center Loan" in this prospectus supplement

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     ASSET STATUS REPORT. Pursuant to the pooling and servicing agreement, the special servicer is required to prepare and deliver a report (the "Asset Status Report") to each rating agency, the master servicer, the Directing Certificateholder with respect to any mortgage loan (other than the Mayfair Mall
Loan) that becomes a Specially Serviced Mortgage Loan within 30 days of any such mortgage loan becoming specially serviced. Any Asset Status Report with respect to any A Loan, the Stanford Shopping Center Loan, the Mall at Fairfield Commons Loan and the Jefferson at Montfort Loan will also be delivered to the holders of the related Corresponding B Loan, Stanford Shopping Center Companion Loans, the Mall at Fairfield Commons Companion Loan and Jefferson at Montfort B Loan, as applicable.

     Any Asset Status Report prepared by the special servicer will set forth the following information, to the extent reasonably determined, which includes:

     -    a summary of the status of such Specially Serviced Mortgage Loan;

     - a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and whether outside legal counsel has been retained;

     - a current rent roll and income or operating statement available for such mortgaged real property;

     - a recommendation by the special servicer as to how such Specially Serviced Mortgage Loan might be returned to performing status;

     -    a summary of any proposed actions; and

     - a status report on any foreclosure actions or other proceedings undertaken with respect to such mortgaged real property.

     With respect to any mortgage loan that becomes a Specially Serviced Mortgage Loan (excluding the Mayfair Mall Loan), if, within ten business days following delivery of the Asset Status Report, the Directing Certificateholder, does not disapprove in writing of any action proposed to be taken in such Asset Status Report, the Special Servicer is required to implement the recommended action as outlined in such Asset Status Report. If the Directing Certificateholder disapproves in writing such Asset Status Report, the Special Servicer is required to revise and deliver a new Asset Status Report within 30 days after the Directing Certificateholder's disapproval. The Special Servicer shall continue to revise such Asset Status Report until either the Directing Certificateholder fails to disapprove such revised Asset Status Report within ten business days of receipt or the passage of 60 days from the date of preparation of the first Asset Status Report; provided that if the special servicer determines that taking immediate action is necessary and in the best interests of the certificateholders as a collective whole, it will be permitted to take such action.

     In addition to the foregoing, the special servicer is required to, subject to the Servicing Standard, obtain the consent of the Directing Certificateholder prior to the taking by the special servicer of the following actions--

     - any proposed or actual foreclosure upon or comparable conversion of, which may include acquisitions of an REO Property, the ownership of the property or properties securing any specially serviced mortgage loans in the trust fund (other than the Mayfair Mall Loan) as come into and continue in default;

     - any modification, amendment or waiver of a monetary term (including any change in the timing of payments but excluding the waiver of Default Interest and late payment charges) or any material non-monetary term (excluding any waiver of a due-on-sale or due-on-encumbrance clause, which is covered by clause 9. below) of a mortgage loan in the trust fund (other than the Mayfair Mall Loan);

     - any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust fund (other than the Mayfair Mall
          Loan);

     - any proposed or actual sale of an REO Property out of the trust fund for less than the outstanding principal balance of, and accrued interest (other than Default Interest and Excess-ARD Additional Interest) on, the related mortgage loan, except in connection with a termination of the trust fund as described under "--Termination" below;

     - any determination to bring an REO Property held by the trust fund into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

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     -    any release of material collateral for a mortgage loan in the trust fund (other than the Mayfair Mall Loan), other than in accordance with the specific terms of, or upon satisfaction of, that mortgage loan;

     - any acceptance of substitute or additional collateral for a specially serviced mortgage loan in the trust fund (other than the Mayfair Mall
          Loan), other than in accordance with the specific terms of that mortgage loan;

     - any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan in the trust fund (other than the Mayfair Mall Loan) other than in accordance with the specific terms of that mortgage loan; and

     - any waiver of a due-on-sale or due-on-encumbrance clause in a mortgage loan in the trust fund (other than the Mayfair Mall Loan).

     If any of the previous listed items is set forth as proposed action in any Asset Status Report, the Special Servicer is required to follow the consultation procedures set forth above under "--Asset Status Report."

     INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required to physically inspect or cause a physical inspection of the related corresponding mortgaged real property as soon as practicable after any mortgage loan in the trust fund (other than the Mayfair Mall Loan) becomes a specially serviced mortgage loan and annually thereafter for so long as that mortgage loan remains a specially serviced mortgage loan. Beginning in 2004, the master servicer will be required, at its own expense, to physically inspect or cause a physical inspection of each mortgaged real property (other than the related mortgaged real property securing the Mayfair Mall Loan) at least once per calendar year or, in the case of each mortgage loan with an unpaid principal balance of under $2,500,000, once every two (2) years (or at lesser frequency as each rating agency shall have confirmed in writing to the master servicer will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2003-C5 certificates), if the special servicer has not already done so in that period as contemplated by the preceding sentence. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and, upon request, deliver such written report in electronic format to the trustee.

     Most of the mortgages obligate the related borrower to deliver quarterly, and substantially all mortgages require annual, property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

     EVIDENCE AS TO COMPLIANCE

     On or before April 30 of each year, beginning in 2004, each of the master servicer and the special servicer must:

     - at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

          1. the firm has examined the servicing operations of the master servicer or the special servicer, as the case may be, for the previous year, and

          2. on the basis of that examination, conducted substantially in compliance with USAP or the Audit Program, the firm confirms that the master servicer or the special servicer, as applicable, has complied during the previous year with the minimum servicing standards, to the extent applicable to multifamily and commercial mortgage loans, identified in USAP or the Audit Program, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP or the Audit Program requires it to report; and

     - deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or, if there has been a material default, specifying each material default known to such officer, the nature and status of such default and the action proposed to be taken with respect thereto.

     In rendering its report, the accounting firm referred to in the first bullet of the prior sentence may, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, rely upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

     EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

     - (a) any failure by the master servicer to make any deposit into the collection account or any other account pursuant to the terms of the pooling and servicing agreement, which failure continues unremedied for two business days or failure by the master servicer to make any remittance required to be made by the master servicer (including any monthly debt service advances) to the trustee for deposit into the distribution account or any other account pursuant to the terms of the pooling and servicing agreement, which failure continues unremedied until 11:00 a.m., eastern standard time, on the distribution date, provided, however, that if the master servicer fails to make any remittance so required, including any monthly debt service advance, to be made by the master servicer on the business day preceding the related distribution date (without regard to any grace period), the master servicer shall pay to the trustee, for the account of the trustee, interest on such late remittance at the prime rate from and including the business day preceding the related distribution date to but excluding the distribution date and (b) any failure by the master servicer to make any required servicing advance within the time specified in the pooling and servicing agreement, which failure remains uncured for fifteen days (or such shorter time as is necessary to avoid the lapse of any required insurance policy or the foreclosure of any tax lien on the related mortgaged real property);

     - any failure by the special servicer to deposit into the REO Account, or to remit to the master servicer for deposit in the collection account, any such remittance required to be made by the special servicer on the day such remittance is required to be made under the pooling and servicing agreement, which failure continues unremedied for two business days;

     - any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement, which failure continues unremedied for thirty days (or 60 days so long as the master servicer or special servicer, as applicable, is diligently pursuing such cure) after written notice thereof has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement;

     - any breach by the master servicer or the special servicer of a representation or warranty contained in the pooling and servicing agreement which materially and adversely affects the interests of the series 2003-C5 certificateholders and continues unremedied for thirty days after the date on which notice of such breach shall have been given; provided, however, if such breach is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing such cure, such thirty-day period shall be extended for an additional thirty days;

     - certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, as applicable, and certain actions by or on behalf of the master servicer or the special servicer, as applicable indicating its insolvency or inability to pay its obligations and such decree or order shall have remained in force for 60 days;

     - the trustee has received written notice from Fitch that the continuation of the master servicer or the special servicer in that capacity would result, or has resulted, in a downgrade or withdrawal of any rating then assigned by Fitch to any class of certificates; and

     - the master servicer is removed from S&P's approved master servicer list, or the special servicer is removed from S&P's approved special servicer list, and the master servicer or special servicer, as the case may be, is not reinstated to that list within 60 days after its removal therefrom.

     RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" above occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% of the series 2003-C5 voting rights, the trustee will be required, to terminate all of the obligations and, with limited exception, all of the rights of the defaulting party under the pooling and servicing agreement and in and to the assets of the trust fund, other than any rights the defaulting party may have as a series 2003-C5 certificateholder, in respect of any unpaid servicing compensation, including the Excess Servicing Strip, if applicable, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, subject to the discussion in the next two paragraphs and under "--Replacement of the Special Servicer" above, the trustee must either:

     - succeed to all of the responsibilities, duties and liabilities of the defaulting party under the pooling and servicing agreement; or

     - appoint an established mortgage loan servicing institution to act as successor to the defaulting party under the pooling and servicing agreement.

     Certificateholders entitled to a majority of the series 2003-C5 voting rights may require the trustee to appoint an established mortgage loan servicing institution, or other entity as to which the trustee has received written notice from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2003-C5 certificates, to act as successor to the defaulting party rather than have the trustee act as that successor. It is expected that the master servicer will perform some or all of its servicing duties through primary servicers that cannot be terminated, including by a successor master servicer, except for cause.

     In general, certificateholders entitled to at least 66(2)/3% of the voting rights allocated to each class of series 2003-C5 certificates affected by any event of default may waive the event of default. However, the events of default described in the first bullet under "--Events of Default" above may only be waived by all of the holders of the affected classes of series 2003-C5 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

     No series 2003-C5 certificateholder will have the right under the pooling and servicing agreement to institute any proceeding with respect thereto unless:

     - that holder previously has given to the trustee written notice of default;

     - except in the case of a default by the trustee, series 2003-C5 certificateholders entitled to not less than 25% of the series 2003-C5 voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

     - the trustee for 60 days has neglected or refused to institute any such proceeding.

The trustee, however, will be under no obligations to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2003-C5 certificateholders, unless in the trustee's opinion, those series 2003-C5 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

     MATTERS REGARDING THE TRUSTEE

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. Furthermore, the trustee must at all times, among other things--

     -    be authorized under those laws to exercise trust powers,

     -    have a combined capital and surplus of at least $50,000,000, and

     - be subject to supervision or examination by federal or state authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2003-C5 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every mortgage loan in the mortgage pool. In each case, that fee will accrue at 0.0019% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated on the same basis as on the subject mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

     The trustee will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. It will be--

     - entitled to retain any interest or other income earned on those funds, and

     - required to cover any losses of principal of those investments from its own funds.

     The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any unaffiliated depository institution or trust company holding the distribution account or the interest reserve account meeting the requirements set forth in the pooling and servicing agreement.

     See also "Description of the Governing Documents--The Trustee," "--Duties of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

     TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earlier of--

     1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund, and

     2. the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by any single certificateholder or group of certificateholders of a majority of the total outstanding principal balance of the series 2003-C5 controlling class, the special servicer or the master servicer, in that order of preference, and

     3.   the distribution date in December 2036.

     Written notice of termination of the pooling and servicing agreement will be given to each series 2003-C5 certificateholder. The final distribution with respect to each series 2003-C5 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2003-C5 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by any single certificateholder or group of certificateholders of the series 2003-C5 controlling class, the master servicer or the special servicer of all the mortgage loans and REO Properties remaining in the trust fund is required to be made at a price equal to:

     -    the sum of--

          1. the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

               - all unpaid and unadvanced interest, other than Default Interest and Excess Interest, on those mortgage loans through their respective due dates in the related collection period, and

               - all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

          2. the appraised value of all REO properties then included in the trust fund, as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee; minus

               - solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

     The purchase will result in early retirement of the then outstanding series 2003-C5 certificates. However, the right of any single certificateholder or group of certificateholders of the series 2003-C5 controlling class, of the master servicer or of the special servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2003-C5 certificateholders, will constitute part of the Available P&I Funds for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by those parties in connection with the purchase.

     Following the date on which the total principal balance of the offered certificates is reduced to zero, any single holder or group of holders of all the remaining series 2003-C5 certificates may exchange those certificates for all mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

     AMENDMENT

     In general, the pooling and servicing agreement is subject to amendment as described under "Description of the Governing Documents--Amendment" in the accompanying prospectus. However, no amendment of the pooling and servicing agreement may significantly change the activities of the trust fund without the consent of--

     - the holders of the series 2003-C5 certificates entitled to not less than 66(2)/3% of the series 2003-C5 voting rights, not taking into account series 2003-C5 certificates held by us or any of our affiliates or agents, and

     - all of the series 2003-C5 certificateholders that will be adversely affected by the amendment in any material respect.

     Additionally, absent a material adverse effect on any certificateholder, the pooling and servicing agreement may be amended by the parties thereto without the consent of any of the certificateholders to the extent necessary in order for any mortgage loan seller and their affiliates to obtain accounting "sale" treatment for the mortgage loans under FAS 140.

     Furthermore, no amendment of the pooling and servicing agreement may adversely affect any holder of any portion of the Mayfair Mall Total Loan, the Mall at Fairfield Commons Total Loan, the Stanford Shopping Center Total Loan and the Jefferson at Montfort Total Loan without the consent of that person.

     THE MASTER SERVICER AND THE SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

     The master servicer and the special servicer will be permitted to purchase any class of series 2003-C5 certificates. Such a purchase by the master servicer or the special servicer could cause a conflict relating to the master servicer's or the special servicer's duties pursuant to the pooling and servicing agreement and the master servicer's or the special servicer's interest as a holder of the series 2003-C5 certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. Pursuant to the pooling and servicing agreement, the master servicer or the special servicer are required to administer the related mortgage loans in accordance with the Servicing Standard set forth therein without regard to ownership of any certificate by the master servicer or the special servicer or any affiliate thereof.

                         FEDERAL INCOME TAX CONSEQUENCES

     GENERAL

     Upon the initial issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, assuming compliance with the 2003-C4 pooling and servicing agreement and other related documents and any amendments thereto and the continued qualification of the REMICs formed under those agreements and subject to any other assumptions set forth in the opinion, each REMIC created under the pooling and servicing agreement (the lower-tier REMIC and the upper-tier REMIC) will qualify as a REMIC under the Internal Revenue Code of 1986 and the arrangement under which the right to Excess Interest is held will be classified as a grantor trust for federal income tax purposes.

     The assets of the lower-tier REMIC will generally include--

     -    the mortgage loans,

     - any REO Properties acquired on behalf of the series 2003-C5 certificateholders with respect to the mortgage loans,

     -    the master servicer's collection account,

     -    the special servicer's REO account, and

     -    the trustee's distribution account and interest reserve account,

but will exclude any collections of Excess Interest on the ARD Loans.

     For federal income tax purposes,

     - The REMICs will be "tiered," meaning that the upper-tier REMIC will hold as assets the regular interests issued by the lower-tier REMIC. The upper-tier REMIC will issue the class A-X, A-SP, A-1, A-2, A-3, A-4, A-1-A, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates as "regular interests." The class R and LR certificates will evidence the residual interest in each REMIC for federal income tax purposes; and

     - The class V certificates will evidence interests in a grantor trust and will generally be treated as representing beneficial ownership of Excess Interest, if any, accrued and received with respect to the ARD Loans.

     DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, it is anticipated that the class, class, class, class, class and class certificates will not be issued with more than DE MINIMIS original issue discount.

     When determining the rate of accrual of market discount and premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

     - the ARD Loans in the trust fund will be paid in full on their respective anticipated repayment dates,

     - no mortgage loan in the trust fund will otherwise be prepaid prior to maturity, and

     - there will be no extension of maturity for any mortgage loan in the trust fund.

     However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

     It is anticipated that the classes of the offered certificates will be treated for federal income tax purposes as having been issued at a premium. The amount of amortizable bond premium will depend on the certificateholder's purchase price and the stated redemption price at maturity of the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust fund would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in Section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as--

     - "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code, and

     - "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Internal Revenue Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     1. the borrower pledges substitute collateral that consist solely of certain government securities,

     2.   the mortgage loan documents allow that substitution,

     3. the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

     4. the release is not within two (2) years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Internal Revenue Code, respectively.

     YIELD MAINTENANCE CHARGES

     It is not entirely clear under the Internal Revenue Code when the amount of a Static Prepayment Premium or Yield Maintenance Charge should be taxed to the holder of offered certificates entitled to that amount. For federal income tax reporting purposes, the trustee will report Static Prepayment Premiums and Yield Maintenance Charges as income to the holders of offered certificates entitled to those amounts only after the master servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Static Prepayment Premiums and Yield Maintenance Charges be included in payments projected to be made on those offered certificates and that taxable income be reported based on the projected constant yield to maturity of those offered certificates, taking into account such projected Static Prepayment Premiums and Yield Maintenance Charges. If so, the projected Static Prepayment Premiums and Yield Maintenance Charges would be included in income prior to their actual receipt by holders of the applicable offered certificates. If any projected Static Prepayment Premium or Yield Maintenance Charge was not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Static Prepayment Premium or Yield Maintenance Charges had been projected to be received. It appears that Static Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Static Prepayment Premiums and Yield Maintenance Charges.

     See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     If you are--

     -    a fiduciary of a Plan, or

     -    any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or Section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires an offered certificate, the assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans. This exception is tested, however, immediately after each acquisition of a series 2003-C5 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2003-C5 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2003-C5 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust fund's assets. If the trust fund is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

     THE UNDERWRITER EXEMPTION

     The U.S. Department of Labor has issued individual prohibited transaction exemptions to Credit Suisse First Boston LLC identified as PTE 89-90, as amended by PTE 97-34, 2000-58 and PTE 2002-41 and to PNC Capital Markets, Inc., PTE 98-08, as amended by PTE 2000-58 and PTE 2002-41. Subject to the satisfaction of conditions set forth in it, the

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Underwriter Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, specified transactions relating to, among other things--

     - the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     - the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

     - FIRST, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     - SECOND, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Fitch, Moody's or S&P;

     - THIRD, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter;

     -    FOURTH, the following must be true--

          1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the trust fund must represent not more than the fair market value of the obligations, and

          3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     - FIFTH, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the offered certificates be rated not lower than investment grade by each of S&P and Fitch. In addition, the trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating a purchase of an offered certificate, whether in the initial issuance of that certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to that certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust fund meet the following requirements:

     - the assets of the trust fund must consist solely of assets of the type that have been included in other investment pools;

     - certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an offered certificate; and

     - certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, they may each provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with--

     - the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     -    the continued holding of offered certificates by a Plan.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of an offered certificate is--

     - on behalf of a Plan sponsored by any member of the Restricted Group, and

     - by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Internal Revenue Code in connection with--

     - the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan, when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is--

          1. a borrower with respect to 5.0% or less of the fair market value of the underlying mortgage loans, or

          2.   an affiliate of that borrower,

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     -    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the assets of the trust fund.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through
(D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     -    providing services to the Plan, or

     -    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in that exemption, would be satisfied at the time of the purchase.

     EXEMPT PLAN

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

     FURTHER WARNINGS

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     - the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     - the investment is appropriate for Plans generally or for any particular Plan.

     Persons who have an ongoing relationship with the Michigan State Pension Fund, which is a governmental plan, should note that this plan owns an equity interest in the borrower under the EastBridge Landing Loan. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold the offered certificates.

                                LEGAL INVESTMENT

     None of the certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. As a result, appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

     Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     -    are legal investments for them, or

     -    are subject to investment, capital or other restrictions.

     In addition, investors should consider the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including--

     -    prudent investor provisions,

     -    percentage-of-assets limits, and

     - provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

     There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

     See "Legal Investment" in the accompanying prospectus.

                              CERTAIN LEGAL ASPECTS

     The mortgaged real properties are subject to compliance with various federal, state, commonwealth and local statutes and regulations. Failure to so comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged real property which could, together with the limited alternative uses for such mortgaged real property, result in a failure to realize the full principal amount of the related mortgage loan. Any failure to comply with such statutes and regulations, however, would likely result in an event of default by the related borrower under the related mortgage loan documents, enabling the special servicer to pursue remedies available by law or under such mortgage loan documents.

     ELECTION OF REMEDIES

     The following discussion contains a summary of certain legal aspects of mortgage loans in California (26.17% of the initial mortgage pool balance), which is general in nature. The summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal, state and Washington, D.C. laws governing the mortgage loans.

     California and various other states have imposed statutory prohibitions or limitations that limit the remedies of a mortgagee under a mortgage or a beneficiary under a deed of trust. The mortgage loans are limited recourse loans and are, therefore, generally not recourse to the borrowers but limited to the mortgaged real properties. Even if recourse is available pursuant to the terms of the related mortgage loan, certain states have adopted statutes which impose prohibitions against or limitations on such recourse. The limitations described below and similar or other restrictions in other jurisdictions where mortgaged real properties are located may restrict the ability of the master servicer or the special servicer, as applicable, to realize on the related mortgage loan and may adversely affect the amount and timing of receipts on the related mortgage loan.

     CALIFORNIA LAW. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

                                 USE OF PROCEEDS

     We will use the net proceeds from the sale of the offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.

                                  UNDERWRITING

     Under the terms and subject to the conditions set forth in an underwriting agreement dated November, 2003, we have agreed to sell to the underwriters named below, for whom Credit Suisse First Boston LLC is acting as representative, the following respective principal amounts of the offered certificates:

                       PRINCIPAL     PRINCIPAL      PRINCIPAL    PRINCIPAL      PRINCIPAL     PRINCIPAL    PRINCIPAL      PRINCIPAL
                       AMOUNT OF     AMOUNT OF      AMOUNT OF    AMOUNT OF      AMOUNT OF     AMOUNT OF    AMOUNT OF      AMOUNT OF
                       CLASS A-1     CLASS A-2      CLASS A-3    CLASS A-4       CLASS B       CLASS C      CLASS D        CLASS E
    UNDERWRITER       CERTIFICATES  CERTIFICATES  CERTIFICATES  CERTIFICATES  CERTIFICATES  CERTIFICATES  CERTIFICATES  CERTIFICATES
--------------------  ------------  ------------  ------------  ------------  ------------  ------------  ------------  ------------
Credit Suisse First
  Boston LLC          $             $             $             $             $             $             $             $
McDonald Investments  $             $             $             $             $             $             $             $
WaMu Capital Corp.    $             $             $             $             $             $             $             $
Merrill Lynch & Co.   $             $             $             $             $             $             $             $
PNC Capital Markets,
  Inc.                $             $             $             $             $             $             $             $
                      ------------  ------------  ------------  ------------  ------------  ------------  ------------  ------------
TOTAL                 $             $             $             $             $             $             $             $
                      ============  ============  ============  ============  ============  ============  ============  ============

     The underwriting agreement provides that the underwriters are obligated to purchase all of the offered certificates if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering of the offered certificates may be terminated.

     Our proceeds from the sale of the offered certificates will be approximately % of the total initial principal balance of the offered certificates, plus accrued interest from December 1, 2003, before deducting expenses payable by us. We estimate that our out-of-pocket expenses for this offering will be approximately $.

     The underwriters will offer the offered certificates for sale from time to time in one or more transactions, which may include block transactions, negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may do so by selling the offered certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered certificates for whom they may act as agents. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered certificates for whom they may act as agent. The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions.

     The offered certificates are a new issue of securities with no established trading market. The underwriters have advised us that they currently intend to make a market in the offered certificates. Nevertheless, the underwriters do not have any obligation to make a market, any market making may be discontinued at any time and there can be no assurance that an active public market for the offered certificates will develop.

     We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in respect thereof. The mortgage loan sellers have agreed to indemnify us and the underwriters with respect to liabilities under the Securities Act of 1933, as amended, or contribute to payments that we or the underwriters may be required to make in respect thereof, relating to the mortgage loans.

     The trust fund described in this prospectus supplement may only be promoted (through any communication as referred to in the following restriction or otherwise) by an "authorised person" within the meaning of Article 21(1) of the Financial Services and Markets Act (Financial Promotion) Order 2000 (the "FP Order") and pursuant to the requirements for authorization set forth in Part IV of the Financial Services and Markets Act 2000.

     The certificates may only be sold or offered to, and this prospectus supplement and any other invitation or inducement to buy or participate in the certificates may only be communicated to, persons who (i) are outside the United Kingdom; or (ii) have professional experience of participating in unregulated collective investment schemes and of matters relating to investments falling within both Article 14(5) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (the "CIS Order") and Article 19(5) of the FP Order; or (iii) are persons falling within
Article 22(2)(a) to (d) (high net worth companies, unincorporated associations, etc.") of the CIS Order and Article 49(2) of the FP Order (such persons together referred to as "Relevant Eligible Persons"). The offered certificates to which this prospectus supplement relates are available only to Relevant Eligible Persons and this prospectus supplement must not be acted on or relied on by persons who are not Relevant Eligible Persons. Any investment or investment activity to which this communication relates is available only to the Relevant Eligible Persons and will be engaged in only with Relevant Eligible Persons.

     We expect that delivery of the offered certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the business day following the date of pricing of the offered certificates (this settlement cycle being referred to as "T+ "). Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three (3) business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the offered certificates on the date hereof or any date prior to December, 2003 will be required, by virtue of the fact that the offered certificates will settle in T+, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for us and Credit Suisse First Boston LLC by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATING

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

              CLASS                S&P              FITCH
              -----                ---              -----
               A-1                 AAA               AAA
               A-2                 AAA               AAA
               A-3                 AAA               AAA
               A-4                 AAA               AAA
                B                  AA                AA
                C                  AA-               AA-
                D                   A                 A
                E                   A-                A-

     The ratings on the offered certificates address the likelihood of--

     - the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

     - the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the rated final distribution date.

     The  ratings on the offered certificates take into consideration--

     -    the credit quality of the mortgage pool,

     - structural and legal aspects associated with the offered certificates, and

     - the extent to which the payment stream from the mortgage pool is adequate to make distributions of interest and/or principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     -    the tax attributes of the offered certificates or of the trust fund,

     - whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     - the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     - whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

     - whether and to what extent Default Interest or Excess Interest will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the underlying mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Fitch.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the exhibits to this prospectus supplement or on the accompanying diskette.

     "0%/Y" means, with respect to any of the underlying mortgage loans, a duration of Y payments for the open period during which the loan is freely payable.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "A LOAN" means, with respect to each A/B Loan, the senior debt component of such loan, which in each case (i) is a mortgage loan included in the trust fund and (ii) is senior in right of payment to the related Corresponding B Loan to the extent set forth in the related A/B Loan Intercreditor Agreement.

     "A/B LOAN" means, with respect to any of the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Cambridge Village Apartments, Northgate Village Apartments and Hearthstone Apartments, respectively, the loan constituting the aggregate indebtedness secured by any such mortgaged real property, which includes the A Loan component of such indebtedness and the related junior Corresponding B Loan.

     "A/B LOAN INTERCREDITOR AGREEMENT" means, with respect to each A/B Loan, the related Intercreditor Agreement Among Note Holders by and between Column, as holder of the related A Loan, and CBA-Mezzanine Capital Finance, LLC, as holder of the related Corresponding B Loan.

     "A/B MATERIAL DEFAULT" means with respect to any A/B Loan, one of the following events: (a) either the related A Loan or the related Corresponding B Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy action has been filed against the related borrower.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL COLLATERAL LOAN" means any mortgage loan in the trust fund having the characteristics described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May RequirE Principal Paydowns" in this prospectus supplement.

     "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust fund that--

     - arises out of a default on a mortgage loan or an otherwise unanticipated event,

     - is not covered by a servicing advance or a corresponding collection from the related borrower, and

     - does not represent a loss on a mortgage loan arising from the inability of the master servicer and/or special servicer to collect all amounts due and owing under the mortgage loan, including by reason of the fraud or bankruptcy of the borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property.

     "AIG" means American International Group, Inc.

     "ANTICIPATED REPAYMENT DATE" means the date on which ARD Loans begin accruing Excess Interest in accordance with this prospectus supplement.

     "APPRAISAL REDUCTION AMOUNT" means, for any distribution date and for any mortgage loan as to which any Appraisal Reduction Event has occurred, an amount equal to the excess, if any, of (a) the stated principal balance of such mortgage loan over (b) the excess of (i) (A) 90% of the appraised value of the related mortgaged real property as determined (x) by one or more independent MAI appraisals with respect to any mortgage loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the special servicer as a servicing advance) or (y) by an independent MAI appraisal (or an update of a prior appraisal) or an internal valuation performed by the special servicer with respect to any mortgage loan with an outstanding principal balance less than $2,000,000, in the case of either (x) or (y), as such appraisal or internal valuation may be adjusted downward by the special servicer in accordance with the Servicing

Standard, without implying any duty to do so, based upon the special servicer's review of such appraisal, internal valuation or such other information as the special servicer deems relevant, plus (B) any letter of credit, reserve, escrow or similar amount held by the master servicer which may be applied to payments on the mortgage loan over (ii) the sum of (a) to the extent not previously advanced by the master servicer or the trustee, all unpaid interest on such mortgage loan at a per annum rate equal to its mortgage rate, (b) all unreimbursed advances in respect of such mortgage loan and interest thereon at the Prime Rate and (c) all currently due and unpaid real estate taxes and assessments, insurance policy premiums, ground rents and all other amounts due and unpaid with respect to such mortgage loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an advance by the master servicer or the trustee and/or for which funds have not been escrowed). In the case of the Jefferson at Montfort Loan, any Appraisal Reduction Amount will be calculated in respect of the Jefferson at Montfort Total Loan and the holder of the Jefferson at Montfort B Loan will absorb any Appraisal Reduction Amount until the outstanding principal balance of the Jefferson at Montfort B Loan is reduced to zero and then allocated to the Jefferson at Montfort Loan. In the case of the Stanford Shopping Center Loan and the Mall at Fairfield Commons Loan, any Appraisal Reduction Amount will be calculated in respect of the Stanford Shopping Center Total Loan and the Mall at Fairfield Commons Total Loan, respectively, and then allocated PRO RATA, in the case of the Stanford Shopping Center Total Loan, between the holders of the Stanford Shopping Center Loan and the Stanford Shopping Center Companion Loans and, in the case of the Mall at Fairfield Commons Total Loan, between the holders of the Mall at Fairfield Commons Loan and the Mall at Fairfield Commons Companion Loan.

     An "Appraisal Reduction Amount" (or the equivalent) with respect to the Mayfair Mall Loan is defined under the series 2003-C4 pooling and servicing agreement and the amount required to be advanced may be reduced based on an appraisal performed by the special servicer under, and in accordance with, the series 2003-C4 pooling and servicing agreement, which reduction will be calculated with respect to the Mayfair Mall Loan in a manner similar to the calculation described in the preceding paragraph.

     "APPRAISAL REDUCTION EVENT" means, with respect to any mortgage loan in the trust fund (other than the Mayfair Mall Loan), the earliest of any of the following events--

     - 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

     - the date on which a reduction in the amount of monthly payments on a mortgage loan; or a change in any other material economic term of the mortgage loan (other than an extension of its maturity for a period of six months or less), becomes effective as a result of a modification of such mortgage loan by the special servicer;

     - 60 days after a receiver has been appointed for the borrower of the related mortgaged real property;

     -    30 days after a borrower declares bankruptcy;

     - 60 days after the borrower becomes the subject of an undischarged and unstayed decree or order for a bankruptcy proceeding; and

     - immediately after a mortgaged real property becomes an REO Property; provided, however, that there shall be no reduction in any advance for delinquent monthly debt service payments if an Appraisal Reduction Event shall occur at any time after the aggregate certificate balances of all classes of certificates (other than the series 2003-C5 class A-1, A-2, A-3, A-4 and A-1-A certificates) have been reduced to zero.

     An "Appraisal Reduction Event" (or the equivalent) with respect to the Mayfair Mall Loan is defined under the series 2003-C4 pooling and servicing agreement and the relevant events may differ from those specified above.

     "ARD LOAN" means any mortgage loan in the trust fund having the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in thiS prospectus supplement.

     "ASSET STATUS REPORT" means the report designated as such and described under, "The Pooling and Servicing Agreement--Asset Status Report" in this prospectus supplement.

     "ASTM" means the American Society for Testing and Materials.

     "AUDIT PROGRAM" means the Audit Program for Mortgages serviced for FHLMC.

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     "AVAILABLE P&I FUNDS" means, with respect to any distribution date, the
Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

     -    Static Prepayment Premiums,

     -    Yield Maintenance Charges, or

     -    Excess Interest.

     The trustee will apply the Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2003-C5 certificates on that date.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended.

     "CLEARSTREAM, LUXEMBOURG" means Clearstream Banking, societe anonyme.

     "COLLATERAL SUPPORT DEFICIT" means the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will be increased by all prior or current Principal Distribution Adjustment Amounts, other than any portion thereof related to an advance by the master servicer or the trustee on a mortgage loan that a final recovery determination has been made) of the mortgage loans (including any mortgage loan as to which the corresponding mortgaged real property has become an REO Property) expected to be outstanding immediately following such distribution date is less than (ii) the then aggregate certificate balance of the regular certificates after giving effect to distributions of principal on such distribution date.

     "COLUMN" means Column Financial, Inc.

     "CORRECTED MORTGAGE LOAN" means any specially serviced mortgage loan that has become a performing mortgage loan, in accordance with its original term or as modified in accordance with the pooling and servicing agreement, for three consecutive monthly payments; provided, that no additional event of default is foreseeable in the reasonable judgment of the special servicer.

     "COST APPROACH" means the determination of the value of a mortgaged real property arrived at by adding the estimated value of the land to an estimate of the current replacement cost of the improvements, and then subtracting depreciation from all sources.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO" or "CUT-OFF DATE LTV RATIO" means:

     - with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1.   the cut-off-date principal balance of the mortgage loan, to

          2. the Most Recent Appraised Value of the related mortgaged real property; and

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple real properties, the ratio of--

          1. the total cut-off date principal balance of the mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

          2. the total Most Recent Appraised Value for all of the related mortgaged real properties.

     "DARK TENANT" means a tenant that has ceased to occupy its space at a mortgaged real property, but that is obligated to continue, and is, paying rent on that space.

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     "DEFAULT INTEREST" means any interest that--

     - accrues on a defaulted mortgage loan solely by reason of the subject default, and

     - is in excess of all interest at the regular mortgage interest rate for the mortgage loan, including any Excess Interest accrued on the mortgage loan.

     "DEFAULTED LOAN" means any mortgage loan that is at least 60 days delinquent in respect of its monthly payments or delinquent in respect of its balloon payment, if any, in each case without giving effect to any grace period permitted by the related mortgage or mortgage note or if any non-monetary event of default occurs that results in the mortgage loan becoming a specially serviced mortgage loan.

     "DIRECTING CERTIFICATEHOLDER" means the certificateholder of the series 2003-C5 controlling class selected by holders of certificates representing greater than 50% of the total principal balance of the series 2003-C5 controlling class.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ESTIMATED ANNUAL OPERATING EXPENSES" means, for each of the mortgaged real properties securing a mortgage loan in the trust fund, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect any expense modifications made as discussed below.

     For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing a mortgage loan in the trust fund:

     - the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

          1. from operating statements relating to a complete fiscal year of the borrower ended in 2000, 2001 or 2002 or a trailing 12-month period ended in 2003,

          2. by annualizing the amount of expenses for partial 2000, 2001, 2002 periods for which operating statements were available, with adjustments for some items deemed inappropriate for annualization,

          3. by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

          4. if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and

     - the "expense modifications" made to the historical annual operating expenses for that property include--

          1. assuming, in most cases, that a management fee, equal to approximately 3% to 5% of total revenues, was payable to the property manager,

          2. adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

          3.   the underwritten recurring replacement reserve amounts,

          4. adjusting historical expenses downwards by eliminating various items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

          5. in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4% and 5% of total revenues,

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          6.   in the case of hospitality properties and some multifamily rental properties, retail properties and industrial properties, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

          7. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions.

     The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the mortgaged real properties securing a mortgage loan in the trust fund is shown in the table titled "Engineering Reserves, Recurring Replacement Reserves and TI&LC Reserves" on Exhibit A-1 to this prospectus supplement. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 to this prospectus supplement are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square foot in the case of other commercial properties.

     By way of example, Estimated Annual Operating Expenses generally include--

     -    salaries and wages,

     -    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   replacement reserves,

          4.   marketing,

          5.   insurance,

          6.   management,

          7.   landscaping,

          8.   security, if provided at the property, and

     - the amount of taxes, general and administrative expenses, ground lease payments and other costs.

     Estimated Annual Operating Expenses do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses include both expenses that may be recovered from tenants and those that are not. In the case of some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions. In the case of hospitality properties Estimated Annual Operating Expenses include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

     "ESTIMATED ANNUAL REVENUES" means, for each of the mortgaged real properties securing a mortgage loan in the trust fund, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

     For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing a mortgage loan in the trust fund:

     - the "base estimated annual revenues" for that property were generally assumed to equal--

          1. in the case of a multifamily rental property or a manufactured housing community, the annualized amounts of gross potential rents,

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          2.   in the case of a hospitality property, the estimated average room sales, and

          3. in the case of any other commercial property, the monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements; and

     - the "revenue modifications" made to the base estimated annual revenues for that property include--

          1. adjusting the revenues downwards by applying a combined vacancy and rent loss, including concessions, adjustment that reflected then current occupancy or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

          2. adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

          3. adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass-throughs, pet charges, janitorial services, furniture rental and parking fees,

          4. adjusting the revenues downwards in some instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

          5. in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

     By way of example, Estimated Annual Revenues generally include:

     - for multifamily rental properties and manufactured housing communities, rental and other revenues,

     - for hospitality properties, room, food and beverage, telephone and other revenues, and

     - for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

     In the case of an owner-occupied property for which no leases exist, the Estimated Annual Revenues were--

     - determined on the assumption that the property was net leased to a single tenant at market rents, and

     - derived from rental rate and vacancy information for the surrounding real estate market.

     "EUROCLEAR" means The Euroclear System.

     "EXCESS INTEREST": Seven (7) of the mortgage loans, representing 9.15% of the initial mortgage pool balance, are ARD Loans which bear interest at their respective mortgage rates until an Anticipated Repayment Date. Commencing on the respective Anticipated Repayment Date, the ARD Loans will bear interest at a fixed rate (the "Revised Rate") per annum equal to the mortgage rate plus a specified percentage (generally, no more than 2%, so long as the mortgage loan is included in the trust fund). Until the principal balance of each such mortgage loan has been reduced to zero, such mortgage loan will only be required to pay interest at the mortgage rate, and the interest accrued at the excess of the related Revised Rate over the related mortgage interest rate will be deferred (such accrued and deferred interest and interest thereon, if any, is referred to in this prospectus supplement as Excess Interest).

     "EXCESS SERVICING STRIP" means a portion of the master servicing fee (equal to fees accrued at a rate in excess of 0.005% per annum.

     "EXEMPTION-FAVORED PARTY" means any of the following--

     -    Credit Suisse First Boston LLC,

     -    PNC Capital Markets, Inc.,

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     -    any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse First Boston LLC or PNC Capital Markets, Inc., and

     - any member of the underwriting syndicate or selling group of which a person described in the prior four bullets is a manager or co-manager with respect to any particular class of the offered certificates.

     "FAIR VALUE" means the amount that, in the special servicer's judgment, would be realized in connection with the sale of a Defaulted Loan if it were offered in a commercially reasonable manner and an open bid auction were conducted.

     "FITCH" means Fitch, Inc.

     "GAAP" means generally accepted accounting principles.

     "INCOME APPROACH" means the determination of the value of a mortgaged real property by using the discounted cash flow method of valuation or the direct capitalization method. The discounted cash flow method is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the mortgaged real property. The future income of the mortgaged real property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy, or, in some cases, a hypothetical stabilized single year's income expectancy, into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income for the subject property may vary from the method of determining Underwritten Net Operating Income for that property, resulting in variances in the related net operating income values.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "JEFFERSON AT MONTFORT B LOAN" means the mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Jefferson at Montfort on a subordinated basis with the Jefferson at Montfort Loan and not included in the trust fund.

     "JEFFERSON AT MONTFORT CURE PAYMENT" means any payment made by the holder of the Jefferson at Montfort B Loan to cure a default on the part of the related borrower under the Jefferson at Montfort Total Loan.

     "JEFFERSON AT MONTFORT CURE PERIOD" means, as regards the Jefferson at Montfort Total Loan, the period within five business days of receipt of notice with respect to a monetary default and within 30 days of notice of a non-monetary default.

     "JEFFERSON AT MONTFORT LOAN" means the mortgage loan included in the trust fund that is secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Jefferson at Montfort.

     "JEFFERSON AT MONTFORT SPECIALLY DESIGNATED SERVICING ACTIONS" means any of the following actions with respect to the Jefferson at Montfort Loan:

     - any modification, waiver or amendment of a monetary term of the related mortgage loan (other than an extension of the original maturity date for six months or less following the original maturity date and a waiver of Default Interest and/or late payment charges) or a material non-monetary term (excluding any waiver of a "due-on-sale" or "due-on-encumbrance" clause, which is covered below);

     - any foreclosure or comparable conversion of the ownership of the related mortgaged real property;

     - any proposed sale of an REO Property that relates to the Jefferson at Montfort Loan other than in connection with the termination of the trust;

     - any determination to bring the Jefferson at Montfort Property or related REO Property into compliance with applicable environmental laws;

     - any acceptance of substitute or additional collateral for the related mortgage loan when it has become a specially serviced mortgage loan (other than in accordance with the terms of the related loan documents);

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     -    any acceptance of a discounted payoff with respect to the related mortgage loan when it has become a specially serviced mortgage loan;

     -    any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

     - any acceptance of an assumption agreement releasing the related borrower from liability under the related mortgage loan;

     - any release of collateral for the related mortgage loan when it has become a specially serviced mortgage loan (other than in accordance with the terms of, or upon satisfaction of, the related mortgage loan); and

     such other events as may be expressly provided for in the pooling and servicing agreement. The Jefferson at Montfort Specially Designated Servicing Actions are not intended to limit the Directing Certificateholder's rights to consent to actions taken by the master servicer in respect of the Jefferson at Montfort Loan while such loan is a performing mortgage loan that such Directing Certificateholder otherwise has pursuant to the pooling and servicing agreement.

     "JEFFERSON AT MONTFORT TOTAL LOAN" means the Jefferson at Montfort Loan and the Jefferson at Montfort B Loan, collectively.

     "KEYBANK" means KeyBank National Association.

     "KRECM" means KeyCorp Real Estate Capital Markets, Inc.

     "LEASABLE SQUARE FOOTAGE," "S.F." or "SQ. FT." means, in the case of any mortgaged real property that is a commercial property, other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "LOCK/X" means, with respect to any of the underlying mortgage loans, a duration of X payments for the lock-out period during which prepayment is prohibited.

     "MAJOR TENANT" means the top three (3) tenants of a commercial property including Shadow Anchors, based on the net rentable area of its space.

     "MALL AT FAIRFIELD COMMONS COMPANION LOAN" means the mortgage loan secured on a PARI PASSU basis with the Mall at Fairfield Commons Loan and NOT included in the trust fund.

     "MALL AT FAIRFIELD COMMONS COMPANION LENDER" means the lender of the Mall at Fairfield Commons Companion Loan.

     "MALL AT FAIRFIELD COMMONS CURE PAYMENT" means any payment made by the Directing Certificateholder or the holder of the Mall at Fairfield Commons Companion Loan, as applicable, to cure a default on the part of the related borrower under the Mall at Fairfield Commons Total Loan.

     "MALL AT FAIRFIELD COMMONS CURE PERIOD" means, as regards the Mall at Fairfield Commons Total Loan, the period within five business days of receipt of notice with respect to a monetary default and within 30 days of notice of a non-monetary default.

     "MALL AT FAIRFIELD COMMONS INTERCREDITOR AGREEMENT" means the agreement entered into by KeyBank National Association in its capacity as the holder of the Mall at Fairfield Commons Loan and the Mall at Fairfield Commons Companion Loan, providing, among other things, that all amounts received in respect of the Mall at Fairfield Commons Total Loan will be paid PRO RATA to the holder of the Mall at Fairfield Commons Loan and the Mall at Fairfield Commons Companion Lender.

      "MALL AT FAIRFIELD COMMONS LOAN" means the mortgage loan included in the trust fund that is secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Mall at Fairfield Commons.

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     "MALL AT FAIRFIELD COMMONS SPECIALLY DESIGNATED SERVICING ACTIONS" means any of the following actions with respect to the Mall at Fairfield Commons Loan:

     - any modification, waiver or amendment of a monetary term of the related mortgage loan (other than an extension of the original maturity date for six months or less following the original maturity date and a waiver of Default Interest and/or late payment charges) or a material non-monetary term (excluding any waiver of a "due-on-sale" or "due-on-encumbrance" clause, which is covered below);

     - any foreclosure or comparable conversion of the ownership of the related mortgaged real property;

     - any proposed sale of an REO Property that relates to the Mall at Fairfield Commons Loan other than in connection with the termination of the trust fund;

     - any determination to bring the Mall at Fairfield Commons Property or related REO Property into compliance with applicable environmental laws;

     - any acceptance of substitute or additional collateral for the related mortgage loan when it has become a specially serviced mortgage loan (other than in accordance with the terms of the related loan documents);

     - any acceptance of a discounted payoff with respect to the related mortgage loan when it has become specially serviced mortgage loan;

     -    any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

     - any acceptance of an assumption agreement releasing the related borrower from liability under the related mortgage loan;

     - any release of collateral for the related mortgage loan when it has become specially serviced mortgage loan (other than in accordance with the terms of, or upon satisfaction of, the related mortgage loan); and

     such other events as may be expressly provided for in the pooling and servicing agreement. The Mall at Fairfield Commons Specially Designated Servicing Actions are not intended to limit the Directing Certificateholder's rights to consent to actions taken by the master servicer in respect of the Mall at Fairfield Commons Loan while such loan is a performing mortgage loan that such Directing Certificateholder otherwise has pursuant to the pooling and servicing agreement.

     "MALL AT FAIRFIELD COMMONS TOTAL LOAN" means the Mall at Fairfield Commons Loan and the Mall at Fairfield Commons Companion Loan, collectively.

     "MANAGER" means, with respect to any mortgaged real property securing a mortgage loan, the property manager, except that, when no management agreement is in place, it is referred to as "owner managed."

     "MATURITY/ARD BALANCE" means, with respect to any underlying mortgage loan, the unpaid principal balance of the mortgage loan immediately prior to its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the mortgage loan and otherwise assuming no prepayments, defaults or extensions.

     "MATURITY/ARD LOAN-TO-VALUE RATIO" or "MATURITY/ARD LTV RATIO" means:

     - with respect to any underlying balloon mortgage loan or ARD Loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1.   the Maturity/ARD Balance of the mortgage loan, to

          2. the Most Recent Appraised Value of the related mortgaged real property; and

     - with respect to any underlying balloon mortgage loan or ARD Loan that is secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1. the total Maturity/ARD Balance of the mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

                                      S-182
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          2.   the total Most Recent Appraised Value of all of the related mortgaged real properties.

     "MAYFAIR MALL CHANGE-OF-CONTROL EVENT" means the event that exists when the total principal balance of the class MM certificates of the series 2003-C4 securitization, net of any Appraisal Reduction Amount (as defined in the series 2003-C4 pooling and servicing agreement) allocable to the Mayfair Mall Securitized Companion Loan, is less than 25% of the initial total principal balance of the class MM certificates of the series 2003-C4 securitization.

     "MAYFAIR MALL COMPANION LOANS" means the mortgage loans NOT included in the trust fund that are secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Mayfair Mall on a PARI PASSU basis.

     "MAYFAIR MALL COMPANION LENDERS" means the lenders of the Mayfair Mall Companion Loans, collectively.

     "MAYFAIR MALL CONTROL GROUP" means the holders of more than 50% of the outstanding principal balance of the Mayfair Mall Total Loan (provided, that the mortgage loans constituting the Mayfair Mall Total Loan are deemed to remain outstanding even if the related mortgaged real property becomes an REO Property), designated, for purposes of objecting to Mayfair Mall Specially Designated Servicing Actions proposed by the Mayfair Mall Special Servicer with respect to the Mayfair Mall Total Loan or any related REO Property, directing the actions of the Mayfair Mall Special Servicer with respect to the Mayfair Mall Total Loan (if it is being specially serviced) or any related REO Property and/or replacing the Mayfair Mall Special Servicer in respect of the Mayfair Mall Total Loan or any related REO Property, all as described under "--The Mayfair Mall Loan" in this prospectus supplement.

     "MAYFAIR MALL CURE PAYMENT" means any payment made by the applicable series 2003-C4 directing certificateholder, the Directing Certificateholder or any holder of a Mayfair Mall Non-Securitized Companion Loan, as applicable, to cure a default on the part of the related borrower under the Mayfair Mall Total Loan.

     "MAYFAIR MALL CURE PERIOD" means, as regards the Mayfair Mall Total Loan, the period within five business days of receipt of notice with respect to a monetary default and within 30 days of notice of a non-monetary default.

     "MAYFAIR MALL INTERCREDITOR AGREEMENT" means the agreement between Column Financial, Inc. in its capacity as the holder of the Mayfair Mall Loan and the Mayfair Mall Non-Securitized Companion Loans and the series 2003-C4 trust fund, as holder of the Mayfair Mall Securitized Companion Loan, providing, among other things, that all amounts received in respect of the Mayfair Mall Total Loan Group will be paid PRO RATA to the holder of the Mayfair Mall Loan and the Mayfair Mall Companion Lenders.

     "MAYFAIR MALL LOAN" means the mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Mayfair Mall and included in the trust fund but serviced pursuant to the series 2003-C4 pooling and servicing agreement.

     "MAYFAIR MALL MASTER SERVICER" means the master servicer under the series 2003-C4 pooling and servicing agreement.

     "MAYFAIR MALL NON-SECURITIZED COMPANION LOANS" means the Mayfair Mall Companion Loans that are not included in the series 2003-C4 trust fund.

     "MAYFAIR MALL SECURITIZED COMPANION LOAN" means the Mayfair Mall Companion Loan that directly backs the series 2003-C4 certificates.

     "MAYFAIR MALL SPECIALLY DESIGNATED SERVICING ACTIONS" means any of the following actions with respect to the Mayfair Mall Loan that is being serviced and/or administered under the series 2003-C4 pooling and servicing agreement:

     - any modification, waiver or amendment of a monetary term of the related mortgage loan (other than an extension of the original maturity date for six months or less following the original maturity date and a waiver of Default Interest and/or late payment charges) or a material non-monetary term (excluding any waiver of a "due-on-sale" or "due-on-encumbrance" clause, which is covered below);

     - any foreclosure or comparable conversion of the ownership of the related mortgaged real property;

     - any proposed sale of an REO Property that relates to the Mayfair Mall Loan other than in connection with the termination of the series 2003-C4 trust;

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     -    any determination to bring the Mayfair Mall Property or related REO
          Property into compliance with applicable environmental laws;

     - any acceptance of substitute or additional collateral for the related mortgage loan when it has become a specially serviced mortgage loan (other than in accordance with the terms of the related loan documents);

     - any acceptance of a discounted payoff with respect to the related mortgage loan when it has become specially serviced mortgage loan;

     -    any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

     - any acceptance of an assumption agreement releasing the related borrower from liability under the related mortgage loan;

     - any release of collateral for the related mortgage loan when it has become specially serviced mortgage loan (other than in accordance with the terms of, or upon satisfaction of, the related mortgage loan); and

     such other events as may be expressly provided for in the series 2003-C4 pooling and servicing agreement (with respect to the Mayfair Mall Loan for which it governs the servicing).

     "MAYFAIR MALL SPECIAL SERVICER" means the special servicer under the series 2003-C4 pooling and servicing agreement.

     "MAYFAIR MALL TOTAL LOAN" means the Mayfair Mall Loan and the Mayfair Mall Companion Loans, collectively.

     "MIDLAND" means Midland Loan Services, Inc.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2003-C5 certificates and the mortgage loans in the trust fund:

     - the mortgage loans have the characteristics set forth on Exhibit A-1 to this prospectus supplement and the initial mortgage pool balance is approximately $1,261,299,491;

     - the total initial principal balance or notional amount, as the case may be, of each class of series 2003-C5 certificates is as described in this prospectus supplement;

     - the pass-through rate for each interest-bearing class of series 2003-C5 certificates is as described in this prospectus supplement;

     - there are no delinquencies or losses with respect to the mortgage loans;

     - there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

     - there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     - there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     - each of the mortgage loans provides monthly debt service payments to be due on the first or eleventh day of each month, regardless of whether the subject date is a business day or not;

     - monthly debt service payments on the mortgage loans are timely received on their respective due dates in each month, regardless of whether the subject date is a business day or not;

     - no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous defeasance period, or yield maintenance period;

     -    each ARD Loan is paid in full on its anticipated repayment date;

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     -    except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     -    all prepayments on the mortgage loans are assumed to be--

          (1)  accompanied by a full month's interest,

          (2) if received during a prepayment premium period, accompanied by the appropriate Static Prepayment Premium, and

          (3)  received on the applicable due date of the relevant month;

     - no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "The Pooling and Servicing Agreement--Termination";

     - no mortgage loan is required to be repurchased or replaced by the related mortgage loan seller, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     - the only trust fund expenses are the trustee fee, the master servicing fee and the primary servicing fees;

     - payments on the offered certificates are made on the 15th day of each month, commencing in January 2004;

     - funds released from the interest reserve account for any mortgage loan that has paid in full will be included in the calculation of net weighted average coupon of the remaining mortgage loans; and

     - the offered certificates are settled on December, 2003, the "Assumed Settlement Date."

     "MOODY'S" means Moody's Investors Service, Inc.

     "MOST RECENT APPRAISED VALUE" means, for any mortgaged real property securing a mortgage loan in the trust fund, the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller. The appraiser's "as cured" value, as stated in the appraisal, is generally calculated as the sum of--

     -    the "as is" value set forth in the related appraisal, plus

     - the estimated costs, as of the date of the appraisal, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

In general, the amount of costs assumed by the appraiser for these purposes is based on--

     -    an estimate by the individual appraiser,

     -    an estimate by the related borrower,

     - the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

     -    a combination of these estimates.

     "MOST RECENT DEBT SERVICE COVERAGE RATIO" means:

     - with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1. the Most Recent Net Cash Flow for the related mortgaged real property, to

                                      S-185
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          2.   twelve times the monthly debt service payment for that mortgage loan due on its due date in August 2002 or, in the case of any mortgage loan that is currently in an interest-only period that ends prior to maturity (or, in the case of an ARD Loan, prior to the anticipated repayment date), on the first due date after amortization begins; and

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1.   the total Most Recent Net Cash Flow for those properties, to

          2. twelve times the monthly debt service payment(s) for that underlying mortgage loan, and any and all other mortgage loans with which it is cross-collateralized, due on the related due date in August 2002 or, in the case of any underlying mortgage loan that is currently in an interest-only period that ends prior to maturity (or, in the case of an ARD Loan, prior to the anticipated repayment date), on the first due date after amortization begins.

     "MOST RECENT EXPENSES" means, for any mortgaged real property that secures a mortgage loan in the trust fund, the expenses incurred, or annualized or estimated in some cases, for the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

     Expenses generally consist of all expenses incurred for the property, including--

     -    salaries and wages,

     -    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   marketing,

          4.   insurance,

          5.   management,

          6.   landscaping,

          7.   security, if provided at the property, and

     -    the amount of--

          1.   real estate taxes,

          2.   general and administrative expenses,

          3.   ground lease payments, and

          4.   other costs.

     For purposes of the foregoing, expenses do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, such expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, as well as operating expenses as general administrative expenses, marketing expenses and franchise fees.

     In determining the Most Recent Expenses for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Operating Expenses for that property.

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     "MOST RECENT NET CASH FLOW" means, with respect to each of the mortgaged real properties that secures a mortgage loan in the trust fund, the Most Recent Net Operating Income less any underwritten recurring replacement reserve amounts.

     "MOST RECENT NET OPERATING INCOME" means, with respect to each of the mortgaged real properties that secures a mortgage loan in the trust fund, the total cash flow derived from the property that was available for annual debt service on the related mortgage loan, calculated as the Most Recent Revenues less Most Recent Expenses for that property.

     "MOST RECENT OPERATING STATEMENT DATE" means, with respect to each of the mortgage loans, the date indicated on Exhibit A-1 as the Most Recent Operating Statement Date with respect to the mortgage loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related mortgaged real property.

     "MOST RECENT REVENUES" means, for any mortgaged real property that secures a mortgage loan in the trust fund, the revenues received, or annualized or estimated in some cases, in respect of the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. For purposes of the foregoing, revenues generally consist of all revenues received in respect of the property, including:

     - for a multifamily rental property or a manufactured housing community, rental and other revenues;

     - for a hospitality property, guest room rates, food and beverage charges, telephone charges and other revenues; and

     - for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

     In determining the Most Recent Revenues for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Revenues for that property.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of:

     - the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period; over

     -    the sum of--

          1. the total payments made by the master servicer to cover those Prepayment Interest Shortfalls, and

          2. the total Prepayment Interest Excesses collected with respect to the mortgage pool during the related collection period.

     "NET MORTGAGE PASS-THROUGH RATE" means, with respect to any mortgage loan in the trust fund or any distribution date, an annual rate generally equal to:

     - in the case of a mortgage loan that accrues interest on a 30/360 Basis, a rate per annum equal to the mortgage interest rate in effect for that mortgage loan as of the initial issuance of the series 2003-C5 certificates, minus the sum of the master servicing fee rate, the primary servicing fee rate and the trustee fee rate for that mortgage loan; and

     - in the case of a mortgage loan that accrues interest on an Actual/360 Basis, an annual rate generally equal to twelve times a fraction, expressed as a percentage--

          (1) the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage interest rate in effect for that mortgage loan as of the date of the initial issuance of the series 2003-C5 certificates, minus the sum of the master servicing fee rate, the primary servicing fee rate and the trustee fee rate for that mortgage loan, and

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          (2)  the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

     Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest referred to in the fractional numerator described in the first bullet of the prior sentence will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest referred to in the fractional numerator described in the first bullet of the second preceding sentence will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

     "NRSF" means net rentable square footage.

     "OCCUPANCY RATE AT UNDERWRITING" or "OCCUPANCY RATE AT U/W" means the percentage of leasable square footage, in the case of mortgaged real properties that are commercial properties, other than parking garage properties, or units, in the case of mortgaged real properties that are multifamily rental properties and/or manufactured housing communities, of the subject property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan in the trust fund or any later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based. Information shown in this prospectus supplement with respect to any weighted average of Occupancy Rates at Underwriting excludes hospitality properties from the relevant calculations.

     "OPTION PRICE" means the cash price at which any Defaulted Loan may be purchased under the related Purchase Option, as described under "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

     "PARTY IN INTEREST" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following--

     - the lien of current real property taxes, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties,

     - covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

     - exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a PRO FORMA title policy or marked-up commitment, which in either case is binding on the subject title insurance company,

     -    other matters to which like properties are commonly subject,

     - the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property,

     - if the related mortgage loan is cross-collateralized with any other mortgage loan in the trust fund, the lien of the mortgage instrument for that other mortgage loan, and

     - if the related mortgaged real property is a unit in a condominium, the related condominium declaration.

     "PERMITTED INVESTMENTS" means the U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

     "PLAN" means any retirement plan or other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA describing what constitutes the assets of a Plan.

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     "PNC BANK"  means PNC Bank, National Association.

     "PNC FINANCIAL" means The PNC Financial Services Group, Inc., a Pennsylvania corporation.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date, less the amount of master servicing fees payable from that interest collection, and exclusive of any Default Interest and Excess Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any voluntary full or partial voluntary prepayment of a mortgage loan made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment to, but not including, such due date, less the amount of master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Excess Interest.

     "PRIME RATE" means an annual rate equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time.

     "PRINCIPAL DISTRIBUTION ADJUSTMENT AMOUNT" means with respect to any Distribution Date, the sum of (i) the amount of any nonrecoverable advance that was reimbursed to the master servicer or trustee that was deemed to have been reimbursed out of payments and other collections of principal (as described herein under "--Advances of Delinquent Monthly Debt Service Payments" and "--PaymenT of Expenses; Servicing Advances) and (ii) any advance that remained unreimbursed following the time that a defaulted mortgage loan is modified and returned to performing status that was reimbursed to the master servicer or trustee, with interest on such advance, that was deemed to have been reimbursed out of payments and other collections of principal (as described herein under "--Advances of Delinquent Monthly Debt Service Payments" and "--Payment of Expenses; Servicing Advances), in each case, during the period since the preceding Distribution Date.

     "PTE" means prohibited transaction exemption.

     "PURCHASE OPTION" means, with respect to any Defaulted Loan, the purchase option described under "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

     "PURCHASE PRICE" means, with respect to any repurchased mortgage loan, the purchase price described under "Description of the Underlying Mortgage
Loans-- Cures, Repurchases and Substitutions" in this prospectus supplement.

     "QUALIFIED SUBSTITUTE MORTGAGE LOAN" means a mortgage loan which must, on the date of substitution (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a mortgage rate not less than the mortgage rate of the deleted mortgage loan; (c) have the same due date as the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted mortgage loan; (g) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable purchase agreement; (h) have an environmental report with respect to the related mortgaged real property that indicates no material adverse environmental conditions with respect to the related mortgaged real property and which will be delivered as a part of the related mortgage file; (i) have an original debt service coverage ratio of not less than the original debt service coverage ratio of the deleted mortgage loan and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted mortgage loan; (j) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (k) not have a maturity date after the date that is two years prior to the rated final distribution date; (l) not be substituted for a deleted mortgage loan unless the trustee has received prior confirmation in writing by each of Fitch and S&P that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by any of Fitch or S&P to any class of certificates then rated by Fitch or S&P, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable mortgage loan seller); (m) have been approved by the Directing Certificateholder in its sole discretion; (n) prohibit defeasance within two years of the closing date; and
(o) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC or the imposition of tax on any REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the pooling and servicing agreement. In the event that one or more mortgage

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loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) (provided that no Net Mortgage Pass-Through Rate shall be less than the pass-through rate of any class of certificates) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable mortgage loan seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the trustee.

     "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Internal Revenue Code.

     "REO PROPERTY" means any mortgaged real property that is acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan.

     "RESTRICTED GROUP" means, collectively, the following persons and entities--

     -    the trustee,

     -    the Exemption-Favored Parties,

     -    us,

     -    the master servicer,

     -    the special servicer,

     -    any sub-servicers,

     -    each of the mortgage loan sellers,

     - each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     -    any and all affiliates of any of the aforementioned persons.

     "ROOMS" means, in the case of any mortgaged real property that is a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "S&P" means Standard & Poor's Ratings Services, a division of the McGraw Hill Companies, Inc.

     "SALES COMPARISON APPROACH" means a determination of the value of a mortgaged real property based upon a comparison of that property to similar properties that have been sold recently or for which listing prices or offering figures are known. In connection with that determination, data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject mortgaged real property would sell if offered on the market.

     "SEC" means the Securities and Exchange Commission.

     "SENIOR PRINCIPAL DISTRIBUTION CROSS-OVER DATE" means the first distribution date, if any, as of which the total principal balance of the class A-1, A-2, A-3, A-4 and A-1-A certificates outstanding immediately prior to that distribution date, equals or exceeds the sum of:

          - the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date; plus

          -    the lesser of--

               1. the Total Principal Distribution Amount for that distribution date, and

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               2.   the portion of the Available P&I Funds for that distribution date that will remain after all required distributions of interest on the class A-X, A-SP, A-1, A-2, A-3, A-4 and A-1-A certificates have been made on that distribution date.

     "SERVICING STANDARD" means the standard by which the master servicer and special servicer will service and administer the mortgage loans (including the Stanford Shopping Center Total Loan, the Mall at Fairfield Commons Total Loan and the Jefferson at Montfort Total Loan) that it is obligated to service and administer pursuant to the pooling and servicing agreement on behalf of the trustee and in the best interests of and for the benefit of the certificateholders (and, in the case of the Stanford Shopping Center Total Loan, the Mall at Fairfield Commons Total Loan and the Jefferson at Montfort Total Loan, the holders of the related Stanford Shopping Center Companion Loans, Mall at Fairfield Commons Companion Loan and Jefferson at Montfort B Loan, respectively), as a collective whole, (as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment), in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective mortgage loans, the Stanford Shopping Center Companion Loans, the Mall at Fairfield Commons Companion Loan and the Jefferson at Montfort B Loan (and, in the case of the Stanford Shopping Center Total Loan, the Mall at Fairfield Commons Total Loan, any A/B Loan and the Jefferson at Montfort Total Loan, the related intercreditor agreements) and, to the extent consistent with the foregoing, further as follows--

     - (i) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties, and (ii) the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by the master servicer or the special servicer, as the case may be, whichever is higher;

     - with a view to the timely recovery of principal and interest on a net present value basis on the mortgage loans and the best interests of the trust and the certificateholders (or in the case of the Stanford Shopping Center Total Loan, Mall at Fairfield Commons Total Loan and the Jefferson at Montfort Total Loan, the maximization of recovery thereon to the certificateholders and the holders of the Stanford Shopping Center Companion Loans, Mall at Fairfield Commons Companion Loan and Jefferson at Montfort B Loan, as applicable, all taken as a collective whole), as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment; and

     -    without regard to--

          - any relationship that the master servicer or the special servicer, as the case may be, or any affiliate thereof may have with the related borrower, any mortgage loan seller or any other party to the pooling and servicing agreement,

          - the ownership of any certificate, mezzanine loan or subordinate debt by the master servicer or the special servicer, as the case may be, or by any affiliate thereof,

          -    the master servicer's obligation to make advances,

          - the special servicer's obligation to request that the master servicer make servicing advances,

          - the right of the master servicer (or any affiliate thereof) or the special servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction,

          - the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the master servicer or special servicer or any affiliate of the master servicer or special servicer, as applicable,

          - any obligation of the master servicer or any of its affiliates (in their capacity as a mortgage loan seller) to cure a breach of a representation or warranty or repurchase the mortgage loan, or

          - any debt that the master servicer or special servicer or any affiliate of the master servicer or special servicer, as applicable, has extended to any borrower.

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     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan in the trust fund (other than the Mayfair Mall Loan), any of the following events, among others:

     - a payment default has occurred at its maturity date (except, if the borrower is making its assumed payment and delivers within 60 days of the maturity date a firm commitment to refinance acceptable to the Directing Certificateholder in which event such mortgage loan would not become a specially serviced mortgage loan until the earlier of (1) 90 days after such payment default, which may be extended to 150 days at the Directing Certificateholders' discretion or (2) the expiration of such commitment);

     -    any monthly payment is more than 60 or more days delinquent;

     -    the related borrower has--

          (1) filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding;

          (2) become the subject of a decree or order for such a proceeding which is not stayed or discharged within 60 days; or

          (3) has admitted in writing its inability to pay its debts generally as they become due;

     - the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged real property;

     - in the judgment of the master servicer, a payment default has occurred or is imminent and is not likely to be cured by the borrower within 60 days; or

     - any other default has occurred under the mortgage loan documents that, in the judgment of the master servicer or special servicer, has materially and adversely affected the value of the related mortgage loan and has continued unremedied for 60 days (irrespective of any grace period specified in the related mortgage note) and, in respect of a determination by the special servicer, the Directing Certificateholder agrees with such determination, provided that failure of the related borrower to obtain all-risk casualty insurance which does not contain any carve-out for terrorist or similar act shall not apply with respect to this clause if the special servicer has determined in accordance with the Servicing Standard that either--

          (1) such insurance is not available at commercially reasonable rates and that such hazards are not commonly insured against for properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

          (2)  such insurance is not available at any rate;

     A Servicing Transfer Event will cease to exist, if and when a specially serviced mortgage loan becomes a Corrected Mortgage Loan.

     A "Servicing Transfer Event" (or the equivalent) with respect to the Mayfair Mall Loan is defined under the series 2003-C4 pooling and servicing agreement, and the relevant events may differ from those specified above.

     "SHADOW ANCHOR" means a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     "SIGNIFICANT MORTGAGE LOANS" means, with respect to any mortgage loan (i) the principal balance, of which is $20,000,000 or more, (ii) that is a mortgage loan, part of a group of crossed loans or a group of mortgage loans identified under the table entitled "Related Borrower Loans" under "Risk Factors--Risks Related to the Underlying Mortgage Loans" that, in each case, in the aggregate represents 5% or more of the aggregate outstanding principal balance of all of the mortgage loans at such time or (iii) is one of the ten largest mortgage loans by outstanding principal balance of all of the mortgage loans at such time.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "STANFORD SHOPPING CENTER CONTROL GROUP" means the holders of more than 50% of the outstanding principal balance of the Stanford Shopping Center Total Loan (provided, that the mortgage loans constituting the Stanford Shopping Center Total Loan are deemed to remain outstanding even if the related mortgaged real property becomes an REO Property), designated, for purposes of objecting to Stanford Shopping Center Specially Designated Servicing Actions proposed by the special servicer with respect to the Stanford Shopping Center Total Loan or any related REO Property, directing the actions of the special servicer with respect to the Stanford Shopping Center Total Loan (if it is being specially serviced) or any related REO Property and/or replacing the special servicer in respect of the Stanford Shopping Center Total Loan or any related REO Property, all as described under "--The Stanford Shopping Center Loan" in this prospectus supplement.

     "STANFORD SHOPPING CENTER COMPANION LOANS" means the mortgage loans secured on a PARI PASSU basis with the Stanford Shopping Center Loan and not included in the trust fund.

     "STANFORD SHOPPING CENTER CURE PAYMENT" means any payment made by any holder of a Stanford Shopping Center Companion Loan or the Directing Certificateholder, as applicable, to cure a default on the part of the related borrower under the Stanford Shopping Center Total Loan.

     "STANFORD SHOPPING CENTER CURE PERIOD" means, as regards the Stanford Shopping Center Total Loan, the period within five business days of receipt of notice with respect to a monetary default and within 30 days of notice of a non-monetary default.

      "STANFORD SHOPPING CENTER LOAN" means the mortgage loan included in the trust fund that is secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Stanford Shopping Center.

     "STANFORD SHOPPING CENTER SPECIALLY DESIGNATED SERVICING ACTIONS" means any of the following actions with respect to the Stanford Shopping Center Loan:

     - any modification, waiver or amendment of a monetary term of the related mortgage loan (other than an extension of the original maturity date for six months or less following the original maturity date and a waiver of Default Interest and/or late payment charges) or a material non-monetary term (excluding any waiver of a "due-on-sale" or "due-on-encumbrance" clause, which is covered below);

     - any foreclosure or comparable conversion of the ownership of the related mortgaged real property;

     - any proposed sale of an REO Property that relates to the Stanford Shopping Center Loan other than in connection with the termination of the trust;

     - any determination to bring the Stanford Shopping Center Property or related REO Property into compliance with applicable environmental laws;

     - any acceptance of substitute or additional collateral for the related mortgage loan when it has become a specially serviced mortgage loan (other than in accordance with the terms of the related loan documents);

     - any acceptance of a discounted payoff with respect to the related mortgage loan when it has become a specially serviced mortgage loan;

     -    any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

     - any acceptance of an assumption agreement releasing the related borrower from liability under the related mortgage loan;

     - any release of collateral for the related mortgage loan when it has become a specially serviced mortgage loan (other than in accordance with the terms of, or upon satisfaction of, the related mortgage loan); and

     such other events as may be expressly provided for in the pooling and servicing agreement. The Stanford Shopping Center Specially Designated Servicing Actions are not intended to limit the Directing Certificateholder's rights to consent to actions taken by the master servicer in respect of the Stanford Shopping Center Loan while such loan is a performing mortgage loan that such Directing Certificateholder otherwise has pursuant to the pooling and servicing agreement.

     "STANFORD SHOPPING CENTER TOTAL LOAN" means the Stanford Shopping Center Loan and the Stanford Shopping Center Companion Loans, collectively.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust fund and for the Stanford Shopping Center Companion Loans and the Mall at Fairfield Commons Companion Loan, an amount that:

     - will initially equal its unpaid principal balance as of its due date in December 2003 or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due during or prior to the month of such addition to the trust fund, whether or not those payments have been received; and

     - will be permanently reduced on each subsequent distribution date, to not less than zero, by--

          1. that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan, and

          2. any reduction in the outstanding principal balance of that mortgage loan pursuant to a modification or a bankruptcy proceeding.

     However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

     "STATIC PREPAYMENT PREMIUM" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated solely as a specified percentage of the amount prepaid, which percentage may change over time.

     "TI/LC or TI&LC" means tenant improvements and leasing commissions.

     "TOTAL AVAILABLE FUNDS" means, with respect to any distribution date, the total amount of funds available to make distributions on the series 2003-C5 certificates on that date as described under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

     "TOTAL PRINCIPAL DISTRIBUTION AMOUNT" means:

     - for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

          1. all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust fund with respect to the mortgage loans (but not in respect of the Stanford Shopping Center Companion Loans, Mall at Fairfield Commons Companion Loan or Jefferson at Montfort B Loan) during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in December 2003 or on a due date for the related mortgage loan subsequent to the end of the related collection period,

          2. all monthly payments of principal received by or on behalf of the trust fund with respect to the mortgage loans prior to, but that are due during, the related collection period,

          3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the mortgage loans (but not in respect of any Stanford Shopping Center Companion Loans, Mall at Fairfield Commons Companion Loan or Jefferson at Montfort B Loan) or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan (but not in respect of any Stanford Shopping Center Companion Loans, Mall at Fairfield Commons Companion Loan or Jefferson at Montfort B Loan) or, in the case of an REO Property, of the related mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage in December 2003, and

          4. all advances of principal made with respect to the mortgage loans for that distribution date; and

     - for the final distribution date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

     Notwithstanding the foregoing, the Total Principal Distribution Amount will be reduced on any Distribution Date by an amount equal to the Principal Distribution Adjustment Amount calculated with respect to such Distribution Date. The Total Principal Distribution Amount will be increased on any Distribution Date by the amount of any recovery occurring during the related collection period of an amount that was previously advanced with respect to a mortgage loan if such advance was previously reimbursed from principal in a manner that resulted in a Principal Distribution Adjustment Amount on a prior Distribution Date.

     "UNDERWRITER EXEMPTION" means PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, and PTE 98-08, as amended by PTE 2000-58 and PTE 2002-41.

     "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO" or "U/W DSCR" means:

     - with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1. the Underwritten Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for that mortgage loan due on the related due date in January 2004 or, in the case of any mortgage loan that is currently in an interest-only period that ends prior to maturity (or, in the case of an ARD Loan, prior to the anticipated repayment date), on the first due date after amortization begins; and

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple mortgaged real properties, the ratio of--

          1.   the total Underwritten Net Cash Flow for those properties, to

          2. twelve times the monthly debt service payment(s) for that mortgage loan, and all other mortgage loans with which it is cross-collateralized, due on the related due date in August 2002 or, in the case of any mortgage loan that is currently in an interest-only period that ends prior to maturity (or, in the case of an ARD Loan, prior to the anticipated repayment date), on the first due date after amortization begins.

     "UNDERWRITTEN EFFECTIVE GROSS INCOME" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, the Estimated Annual Revenues for that property.

     "UNDERWRITTEN NET CASH FLOW" or "U/W NCF" means, with respect to each of the mortgaged real properties securing a mortgage loan in the trust fund, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

     - was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

     -    is equal to the excess of--

          1.   the Estimated Annual Revenues for the property, over

          2.   the Estimated Annual Operating Expenses for the property.

     The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten

Net Cash Flow for any of the mortgaged real properties shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

     Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower. However, in some cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the Underwritten Net Cash Flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     "UNDERWRITTEN NET OPERATING INCOME" means, with respect to each of the mortgaged real properties securing a mortgage loan in the trust fund, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the Estimated Annual Operating Expenses for the property for purposes of calculating that Underwritten Net Cash Flow:

     -    underwritten recurring replacement reserve amounts;

     -    capital improvements, including recurring capital improvements;

     - in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

     - in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

     "UNITED STATES PERSON" means--

     -    a citizen or resident of the United States,

     -    a domestic partnership,

     -    a domestic corporation,

     - any estate, other than a foreign estate within the meaning of paragraph (31) of Section 7701(a) of the Internal Revenue Code, and

     -    any trust if--

          1. a court within the United States is able to exercise primary supervision over the administration of the trust fund, and

          2. one or more United States Persons have the authority to control all substantial decisions of the trust fund.

     "UNITS" means--

     - in the case of any mortgaged real property that is a multifamily rental property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and

     - in the case of any mortgaged real property that is a manufactured housing community, the estimated number of pads at the particular property to which a mobile home can be hooked up,

in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

     "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America.

     "WEIGHTED AVERAGE NET MORTGAGE RATE" means, as to any distribution date, the average, as of such distribution date, of the Net Mortgage Pass-Through Rates of the mortgage loans, weighted by the Stated Principal Balance thereof.

     "YEAR BUILT" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, the year when construction of the property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "YEAR RENOVATED" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, the year when the most recent substantial renovation of the property, if any, was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "YIELD MAINTENANCE CHARGE" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated pursuant to a yield maintenance formula, including any minimum amount equal to a specified percentage of the amount prepaid.

     "YIELD MAINTENANCE PERIOD" means, with respect to any mortgage loan that at any time permits voluntary prepayments of principal, if accompanied by a Yield Maintenance Charge, the period during the loan term when such voluntary principal prepayments may be made if accompanied by such Yield Maintenance Charge.

     "YMX/Y" means, with respect to any of the underlying mortgage loans, a duration of Y payments for the Yield Maintenance Period during which the loan may be prepaid with a Yield Maintenance Charge that will be no less than X% of the amount prepaid.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE I

          RATES USED IN DETERMINATION OF CLASS A-SP PASS-THROUGH RATES

     DISTRIBUTION DATE       RATE      DISTRIBUTION DATE       RATE
   ---------------------   --------  ---------------------   --------



                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   EXHIBIT A-1

                        CHARACTERISTICS OF THE UNDERLYING

            MORTGAGE LOANS AND THE RELATED MORTGAGED REAL PROPERTIES


                       SEE THIS EXHIBIT FOR TABLES TITLED:

       Locations and Management Companies of the Mortgaged Real Properties

                  Descriptions of the Mortgaged Real Properties

                Characteristics of the Underlying Mortgage Loans

                      Additional Mortgage Loan Information

                   Major Tenants of the Commercial Properties

     Engineering Reserves, Recurring Replacement Reserves and TI&LC Reserves

                        Recurring Reserve Cap Information

                              Multifamily Schedule

                                      A-I-1

       LOCATIONS AND MANAGEMENT COMPANIES OF THE MORTGAGED REAL PROPERTIES

                                                                     CUT-OFF DATE               MORTGAGE
                  LOAN                                                PRINCIPAL                  LOAN
 #      CROSSED   GROUP   PROPERTY NAME                               BALANCE (1)               SELLER
 -      -------   -----   -------------                              ------------              ---------
1                   1     Mall at Fairfield Commons                  $    85,405,532   KeyBank
2A                  1     Mayfair Mall                                    69,245,249   Column Financial, Inc.
2B                  1     Mayfair Office Complex                          10,098,266   Column Financial, Inc.
  3                 1     Stanford Shopping Center                        75,000,000   Column Financial, Inc.
4A                  1     MeriStar Louisville                             33,920,740   Column Financial, Inc.
4B                  1     MeriStar Frazer                                 16,960,370   Column Financial, Inc.
  5                 1     Paramount Plaza                                 44,876,466   Column Financial, Inc.
  6                 1     Montalvo Square Shopping Center                 42,300,000   Column Financial, Inc.
  7                 2     Jefferson at Montfort                           35,000,000   Column Financial, Inc.
  8                 1     EastBridge Landing                              33,689,997   Column Financial, Inc.
  9                 1     East Thunderbird Square Shopping Center
                           North                                          28,472,696   PNC
 10                 1     Janss Court                                     28,295,760   Column Financial, Inc.
 11                 1     Ravine Development                              26,515,146   Column Financial, Inc.
 12                 2     Serrano Apartments                              26,450,000   PNC
 13                 1     Crow Canyon Commons Shopping Center             22,903,652   Column Financial, Inc.
 14                 2     Carlingford Apartments                          21,762,334   Column Financial, Inc.
 15                 1     220 Post Street                                 21,300,000   Column Financial, Inc.
 16                 2     Kings Crossing I & II                           20,891,904   Column Financial, Inc.
 17                 2     Atrium at Market Center                         18,124,880   Column Financial, Inc.
 18                 2     Villages of Deerfield Apartments                16,641,062   PNC
 19                 1     Baseline Corporate Center                       16,438,430   PNC
 20                 1     Challenger Business Center                      16,329,079   Column Financial, Inc.
 21                 1     Delphi Building                                 15,976,947   PNC
 22        A        1     Anaheim Professional Center                      9,365,667   PNC
 23        A        1     Coast Family Medical Center                      5,719,224   PNC
 24                 1     Radisson Hotel Historic Savannah                14,980,678   PNC
 25                 2     Breckinridge Court Apartments                   14,772,020   PNC
 26                 2     Addison at Hampton                              14,524,848   Column Financial, Inc.
 27                 1     SouthCourt at South Square                      14,423,499   Column Financial, Inc.
 28                 1     Deer Valley Financial Center                    11,604,681   PNC
 29        B        2     Magnolia Village                                 3,997,827   Column Financial, Inc.
 30        B        2     Blue Jay Mobile Home Park                        3,976,321   Column Financial, Inc.
 31        B        2     Candlelight Manor                                2,057,746   Column Financial, Inc.
 32        B        2     Elmwood Mobile Home Park                         1,366,860   Column Financial, Inc.
 33                 1     Shoppes of New Tampa                            10,600,000   Column Financial, Inc.
 34                 1     The Borders and Shoppes at Chestnut Hill        10,434,412   Column Financial, Inc.
 35                 1     Tustin Freeway Business Center                   9,989,911   PNC
 36                 1     Oak Hill Townhomes                               9,845,186   PNC
 37                 1     Northlake Square Shopping Center                 9,438,742   Column Financial, Inc.
 38                 2     Stone Hill Apartments                            9,262,680   Column Financial, Inc.
 39                 2     High Ridge Apartments                            9,182,569   PNC
 40                 2     Caleb's Place Townhomes                          9,147,744   Column Financial, Inc.
 41                 2     Northgate Village Apartments                     8,402,346   Column Financial, Inc.
 42                 2     Cambridge Village Apartments                     8,119,100   Column Financial, Inc.
 43                 1     Staybridge Suites                                7,440,612   PNC
 44                 1     Summerville Plaza Shopping Center                7,379,962   Column Financial, Inc.
 45                 1     St. Joseph's/St. Jude's Medical Building         6,967,396   Column Financial, Inc.
 46                 1     Haynes Plaza                                     6,814,263   Column Financial, Inc.
 47                 2     Hearthstone Apartments                           6,658,463   Column Financial, Inc.
 48                 2     Canyon View Apartments                           6,653,051   Column Financial, Inc.
 49                 1     South County Medical Plaza                       6,593,640   PNC
 50                 1     Crossings at Westland                            6,339,552   Column Financial, Inc.
 51                 2     Villas of Brandychase                            6,205,217   Column Financial, Inc.
 52                 1     78 Place                                         6,194,049   PNC
 53                 1     Vanowen Medical Office                           5,964,095   Column Financial, Inc.
 54                 1     Bolsa Retail Center                              5,844,363   PNC
 55                 2     Candlewick Apartments                            5,811,980   Column Financial, Inc.
 56                 1     91 Montvale Avenue                               5,804,304   PNC
 57                 2     Northgate Club Apartments                        5,779,340   Column Financial, Inc.
 58                 2     Country Village & Oakwood Mobile Home
                           Park                                            5,750,000   Column Financial, Inc.
 59                 1     Tops Plaza - North Olmsted                       5,743,218   KeyBank
 60                 1     West Highlands Shopping Center                   5,650,000   Column Financial, Inc.
 61                 1     Metcalf 127 Shops                                5,531,107   PNC
62A                 1     Evergreen - Park Plaza                           3,085,346   Column Financial, Inc.
62B                 1     Evergreen - Beverly Plaza                        2,182,318   Column Financial, Inc.
 63                 1     Gifford Industrial Park                          5,176,306   Column Financial, Inc.
 64                 1     Oakley Plaza                                     5,175,000   Column Financial, Inc.
 65                 2     Cloverdale Apartments                            5,108,073   PNC
 66                 2     Collins Aire Mobile Home Park                    4,900,000   PNC
 67                 1     Chino Hills Promenade                            4,887,170   PNC
 68                 2     Hunter's Glen                                    4,855,437   Column Financial, Inc.
 69                 2     Cedar Glen Apartments                            4,596,734   Column Financial, Inc.
 70                 2     College Hills West Apartments                    4,587,345   Column Financial, Inc.
 71                 1     4601 Eisenhower                                  4,389,115   Column Financial, Inc.
 72                 1     Joyners Crossing                                 4,301,596   Column Financial, Inc.
 73                 1     Sedgefield Village Shopping Center               4,281,987   Column Financial, Inc.
 74                 1     Palm Ridge                                       4,200,000   PNC
 75                 2     Point-O-View Apartments                          4,077,258   Column Financial, Inc.
 76                 1     Village Shoppes                                  4,076,870   Column Financial, Inc.
 77                 2     Oak Brook Apartments                             3,975,067   Column Financial, Inc.
 78                 1     Amaranth Building                                3,971,612   Column Financial, Inc.
 79                 1     Merit Building                                   3,933,019   PNC
 80                 1     4260-4310 West Broad Street                      3,856,389   Column Financial, Inc.
 81                 1     Gateway Center                                   3,767,790   Column Financial, Inc.
 82                 1     PNC Advisor Building                             3,690,354   PNC
 83                 1     917 Franklin Office Building                     3,681,688   Column Financial, Inc.

 #    MANAGEMENT COMPANY                       ADDRESS                          CITY                COUNTY          STATE  ZIP CODE
 -    ------------------                       -------                          ----                ------          -----  --------
1     Glimcher Properties Limited Partnership  2727 Fairfield Commons           Beavercreek         Montgomery        OH      45431
2A    General Growth Management, Inc.          2500 North Mayfair Road          Wauwatosa           Milwaukee         WI      53226
2B    General Growth Management, Inc.          2500 North Mayfair Road          Wauwatosa           Milwaukee         WI      53226
  3   Simon Management Associates, LLC         180 El Camino Real               Palo Alto           Santa Clara       CA      94304
4A    Interstate Management Company, L.L.C.    500 Fourth Avenue                Louisville          Jefferson         KY      40202
4B    Interstate Management Company, L.L.C.    707 Lancaster Pike               Frazer              Chester           PA      19355
  5   Jamison Properties, Inc.                 3550 & 3580 Wilshire Boulevard   Los Angeles         Los Angeles       CA      90010
  6   Parkstone Management Services            1708-1794 South Victoria Avenue  Ventura             Ventura           CA      93003
  7   Henry S. Miller Multi-Management, Inc.   14332 Montfort Drive             Dallas              Dallas            TX      75254
  8   Wolf Management & Leasing, LLC           377 East 33rd Street             New York            New York          NY      10016
  9   The Raskin Companies                     14202 North Scottsdale Road      Scottsdale          Maricopa          AZ      85254
 10   Owner Managed                            1453 Third Street Promenade      Santa Monica        Los Angeles       CA      90401
 11   CB Richard Ellis                         10 Park Avenue                   Hanover Township    Morris            NJ      07960
 12   MBS Management Services, Inc.            14723 West Oaks Plaza Drive      Houston             Harris            TX      77082
 13   J.D. Mercer and Company                  3101, 3111, 3205, 3121 and
                                                3211 Crow Canyon Place          San Ramon           Contra Costa      CA      94583
 14   NBC Properties                           6005, 6425 and 6525 South
                                                Gessner Drive                   Houston             Harris            TX      77036
 15   Falcon Real Estate Company               220 Post Street                  San Francisco       San Francisco     CA      94108
 16   Weinstein Management Co., Inc.           10002 Castile Court              Richmond            Henrico           VA      23233
 17   Southern Management Corporation          118 North Howard Street and
                                                308 West Fayette Street         Baltimore           Baltimore City    MD      21201
 18   MBS Management Services, Inc.            14555 Blanco Road                San Antonio         Bexar             TX      78216
 19   Orsett Properties, Ltd.                  4920 & 4940 South Wendler Drive  Phoenix             Maricopa          AZ      85282
 20   Taurus Management Services, LLC          12605 Challenger Parkway         Orlando             Orange            FL      32826
 21   Jones Lang LaSalle                       1401 Crooks Road                 Troy                Oakland           MI      48084
 22   Winner-Baird Real Estate                 1801 West Romneya Drive          Anaheim             Orange            CA      92801
 23   Winner-Baird Real Estate                 17752 Beach Boulevard            Huntington Beach    Orange            CA      92647
 24   North Point Hospitality Group            411 West Bay Street              Savannah            Chatham           GA      31401
 25   Leinbach Company                         420 Redding Road                 Lexington           Fayette           KY      40517
 26   Weinstein Management Co., Inc.           2 Wyndham Drive                  Hampton             Hampton City      VA      23666
 27   Owner Managed                            3211 Shannon Road                Durham              Durham            NC      27707
 28   Hannay Investment Properties, Inc.       22601 North 19th Avenue          Phoenix             Maricopa          AZ      85027
 29   Owner Managed                            1830 Old Mission Road            Edgewater           Volusia           FL      32132
 30   Owner Managed                            38511 Wilds Road                 Dade                Pasco             FL      33525
 31   Owner Managed                            1703 Magnolia Avenue             South Daytona       Volusia           FL      32119
 32   Owner Managed                            3300 South Nova Road             Port Orange         Volusia           FL      32119
 33   Inland Southeast Property Management
       Corp.                                   1646-1950 Bruce B. Downs Blvd    Wesley Chapel       Pasco             FL      33543
 34   Thor Equities, LLC                       8400 & 8625 Germantown Avenue    Chestnut Hill       Philadelphia      PA      19118
 35   Guthrie Asset Management                 320-694 B Street and 420-436
                                                6th Street                      Tustin              Orange            CA      92780
 36   Copper Beech Townhome Communities Six
       (CBTC Six)                              Valley Vista Drive               State College       Centre            PA      16803
 37   Isakson-Barnhart Properties, Inc.        4135 LaVisa Road                 Atlanta             Dekalb            GA      30084
 38   LEDIC Realty Services, Ltd.              501 W. Central Texas Expressway  Killeen             Bell              TX      76541
 39   SCM Management                           9353 Viscount Boulevard          El Paso             El Paso           TX      79925
 40   Owner Managed                            400 South Old Dixie Highway      Lady Lake           Lake              FL      32159
 41   CNC Investments, Ltd., L.L.P.            5700 North Knoll                 San Antonio         Bexar             TX      78240
 42   Owner Managed                            1402 North Valley Parkway        Lewisville          Denton            TX      75077
 43   Torgerson Properties, Inc.               7821 Elm Creek Boulevard         Maple Grove         Hennepin          MN      55369
 44   Glenwood Development Company, L.L.C.     680 Bacons Bridge Road           Summerville         Dorchester        SC      29485
 45   Owner Managed                            17021 Yorba Linda Blvd           Yorba Linda         Orange            CA      92886
 46   Owner Managed                            6500 Hull Street                 Richmond            Richmond City     VA      23224
 47   CNC Investments, Ltd., L.L.P.            8801 Cinnamon Creek              San Antonio         Bexar             TX      78240
 48   Preferred Property Management            7400 Pirates Cove Road           Las Vegas           Clark             NV      89145
 49   Preferred Community Management           1300 Vista Hermosa               San Clemente        Orange            CA      92673
 50   Schottenstein Management Company         36577-36901 Warren Road          Westland            Wayne             MI      48185
 51   Owner Managed                            4512-4591 Barclay Crescent       Lake Worth and
                                                Drive and 3722 Mil-Lake Circle   Greenacres         Palm Beach        FL      33463
 52   Essex Realty Management, Inc.            1050 Los Vallecitos Boulevard    San Marcos          San Diego         CA      92069
 53   Jamison Properties, Inc.                 15243 Vanowen Street             Van Nuys            Los Angeles       CA      91405
 54   Bridgecreek Development                  10451, 10491 & 10495 Bolsa
                                                Avenue                          Westminster         Orange            CA      92683
 55   Bella Management, LLC                    3011 Jane Place Northeast        Albuquerque         Bernalillo        NM      87111
 56   Everest Partners, LLC                    91 Montvale Avenue               Stoneham            Middlesex         MA      02180
 57   KRB Management, Inc.                     4300 Atoll Court                 Naples              Collier           FL      34116
 58                                            920 Clearleaf Drive and 2828
      Follett Investment Properties, Inc.       West Highway 21                 Bryan               Brazos            TX      77803
 59   Visconsi Companies, Ltd.                 26666 Brookpark Road Extension   North Olmsted       Cuyahoga          OH      44070
 60   Ethan Christopher Arizona, LLC           6544 West Thomas Road            Phoenix             Maricopa          AZ      85033
 61   West Star                                12605 Metcalf Avenue             Overland Park       Johnson           KS      66213
62A   TPG Management, Inc.                     9816-9842 South Western Avenue   Village of
                                                                                 Evergreen Park     Cook              IL      60805
62B   TPG Management, Inc.                     9601-9623, 9645 & 9649 South
                                                Western Avenue                  Chicago             Cook              IL      60805
 63   Birkeland Cooper & Associates, LLC       750-760 East Central Avenue &
                                                765-791 Gifford Avenue          San Bernardino      San Bernardino    CA      92408
 64   Inland Mid-Atlantic Management Corp.     801 Fairview Road                Asheville           Buncombe          NC      28803
 65   SHP Management Corp.                     2213 Shed Road                   Bossier City        Bossier Parish    LA      71111
 66   SFK Management                           401 North Timberline Drive       Ft. Collins         Larimer           CO      80524
 67   Lions System Management Company          14650 Pipeline Avenue            Chino Hills         San Bernardino    CA      91709
 68   LEDIC Realty Services, Ltd.              1201 Bacon Ranch Road            Killeen             Bell              TX      76542
 69   Owner Managed                            5840 Glenmont Drive              Houston             Harris            TX      77081
 70   Lake Quest Enterprises, Inc.             3425 Millbrook Drive             San Angelo          Tom Green         TX      76904
 71   The Mark Winkler Co.                     4601 Eisenhower Avenue           Alexandria          Alexandria City   VA      22304
 72   Barnett Properties, LLC                  10601 NC Highway 97              Rocky Mount         Nash              NC      27803
 73   Glenwood Development Company, L.L.C.     3601-3605 Groometown Road        Greensboro          Guilford          NC      27407
 74   Covey Commercial Real Estate Services    4350, 4370, and 4380 Palm Avenue San Diego           San Diego         CA      92154
 75   Owner Managed                            1130 Jack Warner Parkway         Tuscaloosa          Tuscaloosa        AL      35404
 76   Principle Properties, LLC                1203, 1213 & 1241 North State
                                                Road 7                          Royal Palm Beach    Palm Beach        FL      33411
 77   Owner Managed                            700 North Spence Avenue          Goldsboro           Wayne             NC      28027
 78   DANAC Corporation                        19560 Amaranth Drive             Germantown          Montgomery        MD      20874
 79   Buchanan Properties                      9055 Comprint Court              Gaithersburg        Montgomery        MD      20877
 80   Schottenstein Management Company         4260-4310 West Broad Street      Columbus            Franklin          OH      43228
 81   Owner Managed                            991 South State Road 7           Plantation          Broward           FL      33317
 82   Pinnacle Communities                     265-67 Milburn Avenue            Milburn             Essex             NJ      07041
 83   New Hyde Park, Inc.                      917 Franklin Avenue              Houston             Harris            TX      77002

                                                                    CUT-OFF DATE                 MORTGAGE
                  LOAN                                                PRINCIPAL                   LOAN
 #    CROSSED     GROUP PROPERTY NAME                                BALANCE (1)                 SELLER
 -    -------     ----- -------------                               ------------                ---------
 84                 1   Riverside Business Park                    $     3,627,200   Column Financial, Inc.
 85                 2   Oaks of League City                              3,356,425   PNC
 86                 1   Shiloh Center - 7                                3,108,837   Column Financial, Inc.
 87                 1   Storage USA                                      3,082,422   PNC
 88                 1   Eckerd's OAK RIDGE                               3,055,009   Column Financial, Inc.
 89                 2   Tiburon Pointe Apartments                        2,930,777   Column Financial, Inc.
 90                 2   Mansions North Apartments                        2,793,973   PNC
 91                 1   Dearborn Town Center                             2,785,959   Column Financial, Inc.
 92                 1   72nd & Cedar Street Office                       2,782,169   Column Financial, Inc.
 93                 2   Sands Point Cove Apartments                      2,774,919   Column Financial, Inc.
 94                 1   Rancho Bernardo Professional Building            2,734,245   Column Financial, Inc.
 95                 1   Summerfield Renaissance Shopping Center          2,668,406   Column Financial, Inc.
 96                 1   Kroger Retail Center                             2,661,315   Column Financial, Inc.
 97                 1   Coopers Common Plaza                             2,633,092   Column Financial, Inc.
 98                 2   Diplomat Townhomes                               2,586,552   Column Financial, Inc.
 99                 1   Chatfield Plaza                                  2,517,199   Column Financial, Inc.
100                 1   Northwood Plaza Shopping Center                  2,467,572   Column Financial, Inc.
101                 1   Shiloh Center - 8                                2,447,415   Column Financial, Inc.
102                 2   Riverview Terrace                                2,426,212   Column Financial, Inc.
103                 2   Angelique Apartments                             2,389,657   Column Financial, Inc.
104                 2   Langdon Hall Apartments                          2,386,896   Column Financial, Inc.
105                 2   Bayou Oaks Apartments                            2,368,221   Column Financial, Inc.
106                 1   300-304 E 81st Street                            2,343,767   Column Financial, Inc.
107                 1   10811-10831 Foothill Boulevard                   2,280,998   Column Financial, Inc.
108                 2   Brandywine Apartments                            2,274,881   PNC
109                 1   Fortress Self Storage                            2,261,071   Column Financial, Inc.
110                 1   Clayton Industrial Park                          2,241,092   Column Financial, Inc.
111                 1   Eckerd's - Middleton NJ                          2,112,950   Column Financial, Inc.
112                 1   2701-2751 East Chapman Avenue                    1,986,484   Column Financial, Inc.
113                 2   Park House Apartments                            1,956,183   Column Financial, Inc.
114                 1   324 E 77th Street                                1,942,426   Column Financial, Inc.
115                 2   Buttonwood Square                                1,941,506   Column Financial, Inc.
116                 1   Huntley Road Retail Center                       1,889,399   Column Financial, Inc.
117                 1   Highway Storage McAllen and Pharr                1,782,009   Column Financial, Inc.
118                 1   Powell Plaza                                     1,754,226   Column Financial, Inc.
119                 1   Gold Circle Office Building                      1,689,174   Column Financial, Inc.
120                 1   Waynesburg Centre                                1,644,514   Column Financial, Inc.
121                 1   Pierre Plaza Shopping Center                     1,637,883   Column Financial, Inc.
122                 2   Salem Terrace Apartments                         1,628,325   Column Financial, Inc.
123                 2   Carefree Valley Resort                           1,490,463   Column Financial, Inc.
124                 1   290 Fairbanks Center                             1,475,449   Column Financial, Inc.
125                 1   Scripps Hill Retail Center                       1,446,036   Column Financial, Inc.
126                 2   Springwood Apartments                            1,434,171   Column Financial, Inc.
127                 1   Cypress Harbor Mobile Home Park                  1,392,438   Column Financial, Inc.
128                 2   Casa Del Rey Mobile Home Park                    1,391,891   Column Financial, Inc.
129                 2   Fort Sedgwick Apartments                         1,342,786   Column Financial, Inc.
130                 1   10019 Reisterstown Road                          1,280,517   Column Financial, Inc.
131                 1   Shops at Canton                                  1,279,361   Column Financial, Inc.
132                 1   Shiloh Center - 5                                1,273,380   Column Financial, Inc.
133                 1   Camino Maquilladora Buildings                    1,245,716   Column Financial, Inc.
134                 1   Meadow Estates Manufactured Housing
                         Community                                       1,229,547   Column Financial, Inc.
135                 1   Evergreen Office                                 1,192,358   Column Financial, Inc.
136                 2   Amberwood Apartments                             1,187,014   Column Financial, Inc.
137                 1   3200 Commander Industrial Building               1,169,249   Column Financial, Inc.
138                 1   Mabury Plaza                                     1,087,150   Column Financial, Inc.
139                 2   Bel Air Mobile Home Communities                  1,075,000   Column Financial, Inc.
140                 2   Park Manor Apartments                              998,771   Column Financial, Inc.
141                 1   Silverado Office Building                          996,925   Column Financial, Inc.
142                 1   Pinehollow Business Park                           989,673   Column Financial, Inc.
143                 1   Broadway Commons Shopping Center                   916,515   Column Financial, Inc.
144                 2   Colonial Arms Apartments                           910,341   Column Financial, Inc.
145                 2   Folger Apartments                                  896,427   Column Financial, Inc.
146                 2   Church Hill Gables                                 895,693   Column Financial, Inc.
147                 2   Morris Manor Apartment                             895,311   Column Financial, Inc.
148                 2   Halifax Court Apartments                           876,021   Column Financial, Inc.
149                 2   Ashley Street Apartments                           750,390   Column Financial, Inc.
150                 2   Royal Palms Apartments                             721,302   Column Financial, Inc.
151                 2   Quartermaster Court Apartments                     634,310   PNC
152                 2   833 Whalley Avenue                                 596,740   Column Financial, Inc.
153                 1   76-80 Lafayette Avenue                             585,529   Column Financial, Inc.
                                                                   ---------------
TOTAL/WEIGHTED AVERAGE:                                            $ 1,261,299,491
                                                                   ===============

 #    MANAGEMENT COMPANY                       ADDRESS                          CITY                COUNTY          STATE  ZIP CODE
 -    ------------------                       -------                          ----                ------          -----  --------
 84   Birkeland Cooper & Associates, LLC       2902-2976 Rubidoux Boulevard     Riverside           Riverside         CA      92509
 85   DeWaard Property Management, Inc.        305 Hobbs Road                   League City         Galveston         TX      77573
 86   Owner Managed                            6500 Hembree Lane                Windsor             Sonoma            CA      95492
 87   Storage USA Corporation                  8002 Warwick Avenue              Louisville          Jefferson         KY      40222
 88   Owner Managed                            5899 South Orange Blossom Trail  Orlando             Orange            FL      32839
 89   Fisher Corporation                       16901 Oakmont Drive              Omaha               Sarpy             NE      68136
 90   McCasland Properties                     5113 North Brookline Avenue      Oklahoma City       Oklahoma          OK      73112
 91   Owner Managed                            14615 Warren Avenue              Dearborn            Wayne             MI      48126
 92   Owner Managed                            1910 South 72nd Street           Omaha               Douglas           NE      68124
 93   Owner Managed                            8600 Sands Point Drive           Houston             Harris            TX      77036
 94   Owner Managed                            16776 Bernardo Center Drive      San Diego           San Diego         CA      92128
 95   Kotis Properties, Inc                    4548 US Hwy 220 North            Summerfield         Guilford          NC      27358
 96   Owner Managed                            1 Troy Square                    Troy                Lincoln           MO      63379
 97   Eagle Commercial Realty Services         2925 and 2945 East Riggs Road    Chandler            Maricopa          AZ      85249
 98   Southern Community Investors, Inc.       2700 Camp Creek Parkway          College Park        Fulton            GA      30337
 99   Carruth Properties Company, Inc.         10789 Bradford Road              Littleton           Jefferson         CO      80127
100   GFD Management Inc.                      611 North Main Street            Kernersville        Forsyth           NC      27284
101   Owner Managed                            6580 Hembree Lane                Windsor             Sonoma            CA      95492
102   Jay Five Management Company              130-133 Fordson Avenue           Cranston            Providence        RI      02109
103   Exxir Corporation                        301-321 West 9th and 323, 617,   Dallas              Dallas            TX      75208
                                                & 715 West 10th Streets
104   Wisconsin Management Company, Inc.       633 Langdon Street               Madison             Dane              WI      53703
105   Owner Managed                            3030 Lafferty Road               Pasadena            Harris            TX      77502
106   Owner Managed                            300-304 E. 81st Street           New York            New York          NY      10028
107   Alden Management Group                   10811-10831 Foothill Boulevared  Rancho Cucamonga    San Bernardino    CA      91730
108   McCaslin Property Management             1123 Brandywine Lane             Norman              Cleveland         OK      73071
109   Owner Managed                            5219 Plank Road                  Fredericksburg      Spotsylvania      VA      22407
110   Owner Managed                            2502-2518 South Santa Fe Avenue  Vista               San Diego         CA      92084
111   Owner Managed                            200 Wilson Avenue                Middleton           Monmouth          NJ      07758
112   Owner Managed                            2701-2751 East Chapman Avenue    Fullerton           Orange            CA      92831
113   Owner Managed                            7945 Mentor Avenue               Mentor              Lake              OH      44060
114   Owner Managed                            324 E 77th Street                New York            New York          NY      10021
115   Owner Managed                            486 South Black Horse Pike       Blackwood           Camden            NJ      08012
116   Owner managed                            7000-7014 Huntley Road           Carpentersville     Kane              IL      60110
117   Owner Managed                            2223 North 23rd Road and 4002    McAllen             Hidalgo           TX      78501
                                                North Cage Boulevard
118   Owner Managed                            6311-6315 FM 1488                Magnolia            Montgomery        TX      77354
119   Owner Managed                            13906 Gold Circle                Omaha               Douglas           NE      68144
120   Owner Managed                            8648 Waynesburg Dr Southeast     Waynesburg          Stark             OH      44688
121   Owner Managed                            2900 East Texas Street           Bossier City        Bossier Parish    LA      71111
122   Owner Managed                            3400 Salem Road                  Covington           Newton            GA      30016
123   Owner Managed                            4506-4306 North Business 77      Harlingen           Cameron           TX      78552
124   Owner Managed                            14095 Northwest Freeway          Houston             Harris            TX      77040
125   Owner Managed                            9969 Mira Mesa Blvd              San Diego           San Diego         CA      92131
126   Owner Managed                            4201 Woodspring Lane             Tampa               Hillsborough      FL      33613
127   Owner Managed                            3400 Cypress Gardens Road        Winter Haven        Polk              FL      33884
128   Owner Managed                            515 53rd Avenue West             Bradenton           Manatee           FL      34207
129   Whittle & Roper, Inc.                    2217 Sedgwick Street             Petersburg          Petersburg City   VA      23805
130   MacKenzie Management Corporation         10019 Reisterstown Road          Owings Mills        Baltimore         MD      21117
131   Market Land Company, LLC                 4045 Marietta Highway            Canton              Cherokee          GA      30114
132   Owner Managed                            6450 Hembree Lane                Windsor             Sonoma            CA      95492
133   Owner Managed                            6930 & 6940 Camino Maquilladora  San Diego           San Diego         CA      92154
134   Owner Managed                            917 S. Kennedy Avenue            Madrid              Boone             IA      50156
135   Owner Managed                            11640 Arbor Street               Omaha               Douglas           NE      68144
136   Owner Managed                            874 King Road                    Riverdale           Clayton           GA      30296
137   Marquette Properties, Inc.               3200 Commander Drive             Carrollton          Dallas            TX      75006
138   Owner Managed                            1631 and 1641 East 17th Street   Santa Ana           Orange            CA      92705
139   Follett Investment Properties, Inc.      2201 Leonard Road                Bryan               Brazos            TX      77803
140   Owner Managed                            10 Ruth Road                     Hyde Park           Dutchess          NY      12538
141   Owner Managed                            1150 Silverado Road              La Jolla            San Diego         CA      92037
142   DH Investment Company                    2720 South Medford Drive         Lufkin              Angelina          TX      75901
143   Owner Managed                            5954 Broadway Boulevard          Garland             Dallas            TX      75043
144   Owner Managed                            9 North Church Street            Schenectady         Schenectady       NY      12305
145   Owner Managed                            411 2nd Street Southeast         Washington          District of       DC      20003
                                                                                                     Columbia
146   Owner Managed                            2418 East Franklin Street        Richmond            Richmond          VA      23219
147   Owner Managed                            27, 31 & 35 East Morris Street   Buffalo             Erie              NY      14214
148   Owner Managed                            121 West Marion Avenue           Edgewater           Volusia           FL      32132
149   Owner Managed                            173 Ashley St                    Hartford            Hartford          CT      06114
150   Owner Managed                            1400 Moore Avenue                Portland            San Patricio      TX      78374
151   Moyanahan Williams, Inc.                 917-929 Mechanic Street          Jeffersonville      Clark             IN      47130
152   Owner Managed                            833 Whalley Avenue               New Haven           New Haven         CT      06515
153   Owner Managed                            76-80 Lafayette Avenue           Suffern             Rockland          NY      10901


(A) THE UNDERLYING MORTGAGE LOANS SECURED BY ANAHEIM PROFESSIONAL CENTER AND COAST FAMILY MEDICAL CENTER ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY MAGNOLIA VILLAGE, BLUE JAY MOBILE HOME PARK, CANDLELIGHT MANOR AND ELMWOOD MOBILE HOME PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                   CUT-OFF DATE
                   LOAN                                             PRINCIPAL                             PROPERTY
 #  CROSSED  GROUP PROPERTY NAME                                    BALANCE (1)   PROPERTY TYPE           SUB-TYPE
 -  -------  ----- -------------                                   ------------   -------------           --------
  1            1   Mall at Fairfield Commons                       $ 85,405,532   Retail                  Anchored
 2A            1   Mayfair Mall                                      69,245,249   Retail                  Anchored
 2B            1   Mayfair Office Complex                            10,098,266   Office         Central Business District
  3            1   Stanford Shopping Center                          75,000,000   Retail                  Anchored
 4A            1   MeriStar Louisville                               33,920,740   Hotel                 Full Service
 4B            1   MeriStar Frazer                                   16,960,370   Hotel                 Full Service
  5            1   Paramount Plaza                                   44,876,466   Office         Central Business District
  6            1   Montalvo Square Shopping Center                   42,300,000   Retail                  Anchored
  7            2   Jefferson at Montfort                             35,000,000   Multifamily           Conventional
  8            1   EastBridge Landing                                33,689,997   Multifamily           Conventional
  9            1   East Thunderbird Square Shopping Center North     28,472,696   Retail                  Anchored
 10            1   Janss Court                                       28,295,760   Mixed Use      Office/Retail/Multifamily
 11            1   Ravine Development                                26,515,146   Office                  Suburban
 12            2   Serrano Apartments                                26,450,000   Multifamily           Conventional
 13            1   Crow Canyon Commons Shopping Center               22,903,652   Retail                  Anchored
 14            2   Carlingford Apartments                            21,762,334   Multifamily           Conventional
 15            1   220 Post Street                                   21,300,000   Retail                 Unanchored
 16            2   Kings Crossing I & II                             20,891,904   Multifamily           Conventional
 17            2   Atrium at Market Center                           18,124,880   Multifamily           Conventional
 18            2   Villages of Deerfield Apartments                  16,641,062   Multifamily           Conventional
 19            1   Baseline Corporate Center                         16,438,430   Office                  Suburban
 20            1   Challenger Business Center                        16,329,079   Office                  Suburban
 21            1   Delphi Building                                   15,976,947   Industrial                N/A
 22            1   Anaheim Professional Center                        9,365,667   Office                  Suburban
 23            1   Coast Family Medical Center                        5,719,224   Office                  Suburban
 24            1   Radisson Hotel Historic Savannah                  14,980,678   Hotel                 Full Service
 25            2   Breckinridge Court Apartments                     14,772,020   Multifamily           Conventional
 26            2   Addison at Hampton                                14,524,848   Multifamily           Conventional
 27            1   SouthCourt at South Square                        14,423,499   Office                  Suburban
 28            1   Deer Valley Financial Center                      11,604,681   Office                  Suburban
 29   B        2   Magnolia Village                                   3,997,827   Multifamily       Manufactured Housing
 30   B        2   Blue Jay Mobile Home Park                          3,976,321   Multifamily       Manufactured Housing
 31   B        2   Candlelight Manor                                  2,057,746   Multifamily       Manufactured Housing
 32   B        2   Elmwood Mobile Home Park                           1,366,860   Multifamily       Manufactured Housing
 33            1   Shoppes of New Tampa                              10,600,000   Retail                  Anchored
 34            1   The Borders and Shoppes at Chestnut Hill          10,434,412   Retail                  Anchored
 35            1   Tustin Freeway Business Center                     9,989,911   Industrial                N/A
 36            1   Oak Hill Townhomes                                 9,845,186   Multifamily           Conventional
 37            1   Northlake Square Shopping Center                   9,438,742   Retail                  Anchored
 38            2   Stone Hill Apartments                              9,262,680   Multifamily           Conventional
 39            2   High Ridge Apartments                              9,182,569   Multifamily           Conventional
 40            2   Caleb's Place Townhomes                            9,147,744   Multifamily           Conventional
 41            2   Northgate Village Apartments                       8,402,346   Multifamily           Conventional
 42            2   Cambridge Village Apartments                       8,119,100   Multifamily           Conventional
 43            1   Staybridge Suites                                  7,440,612   Hotel               Limited Service
 44            1   Summerville Plaza Shopping Center                  7,379,962   Retail                  Anchored
 45            1   St. Joseph's/St. Jude's Medical Building           6,967,396   Office                  Suburban
 46            1   Haynes Plaza                                       6,814,263   Retail                  Anchored
 47            2   Hearthstone Apartments                             6,658,463   Multifamily           Conventional
 48            2   Canyon View Apartments                             6,653,051   Multifamily           Conventional
 49            1   South County Medical Plaza                         6,593,640   Office                  Suburban
 50            1   Crossings at Westland                              6,339,552   Retail                  Anchored
 51            2   Villas of Brandychase                              6,205,217   Multifamily           Conventional
 52            1   78 Place                                           6,194,049   Mixed Use            Office/Retail
 53            1   Vanowen Medical Office                             5,964,095   Office         Central Business District
 54            1   Bolsa Retail Center                                5,844,363   Retail                 Unanchored
 55            2   Candlewick Apartments                              5,811,980   Multifamily           Conventional
 56            1   91 Montvale Avenue                                 5,804,304   Office                  Suburban
 57            2   Northgate Club Apartments                          5,779,340   Multifamily           Conventional
 58            2   Country Village & Oakwood Mobile Home Park         5,750,000   Multifamily       Manufactured Housing
 59            1   Tops Plaza - North Olmsted                         5,743,218   Retail                  Anchored
 60            1   West Highlands Shopping Center                     5,650,000   Retail                  Anchored
 61            1   Metcalf 127 Shops                                  5,531,107   Retail                 Unanchored
62A            1   Evergreen - Park Plaza                             3,085,346   Retail                 Unanchored
62B            1   Evergreen - Beverly Plaza                          2,182,318   Retail                 Unanchored
 63            1   Gifford Industrial Park                            5,176,306   Industrial                N/A
 64            1   Oakley Plaza                                       5,175,000   Retail                  Anchored
 65            2   Cloverdale Apartments                              5,108,073   Multifamily           Conventional
 66            2   Collins Aire Mobile Home Park                      4,900,000   Multifamily       Manufactured Housing
 67            1   Chino Hills Promenade                              4,887,170   Retail                 Unanchored
 68            2   Hunter's Glen                                      4,855,437   Multifamily           Conventional
 69            2   Cedar Glen Apartments                              4,596,734   Multifamily           Conventional
 70            2   College Hills West Apartments                      4,587,345   Multifamily           Conventional
 71            1   4601 Eisenhower                                    4,389,115   Mixed Use          Office/Industrial
 72            1   Joyners Crossing                                   4,301,596   Retail                  Anchored
 73            1   Sedgefield Village Shopping Center                 4,281,987   Retail                  Anchored
 74            1   Palm Ridge                                         4,200,000   Retail                 Unanchored
 75            2   Point-O-View Apartments                            4,077,258   Multifamily           Conventional
 76            1   Village Shoppes                                    4,076,870   Retail                 Unanchored
 77            2   Oak Brook Apartments                               3,975,067   Multifamily           Conventional
 78            1   Amaranth Building                                  3,971,612   Industrial                N/A
 79            1   Merit Building                                     3,933,019   Office                  Suburban
 80            1   4260-4310 West Broad Street                        3,856,389   Retail                 Unanchored
 81            1   Gateway Center                                     3,767,790   Industrial                N/A
 82            1   PNC Advisor Building                               3,690,354   Office                  Suburban
 83            1   917 Franklin Office Building                       3,681,688   Office         Central Business District

                                                                                                                   MOST RECENT
    UNITS/SQ. FT./      FEE/                       YEAR         OCCUPANCY       DATE OF                        OPERATING STATEMENT
 #    ROOMS/PADS      LEASEHOLD     YEAR BUILT  RENOVATED      RATE AT U/W  OCCUPANCY RATE    APPRAISED VALUE          DATE
 -  --------------    ---------     ----------  ---------      -----------  --------------    ---------------  -------------------
  1     1,046,726(3)     Fee           1993        N/A              99%        8/31/2003      $  171,500,000         6/30/2003
 2A       858,165        Fee           1957        2003             97%        7/14/2003         288,000,000         4/30/2003
 2B       419,318        Fee           1957        2003             87%        7/14/2003          42,000,000         4/30/2003
  3     1,387,351(3)  Leasehold        1956        2002             96%        6/30/2003         335,000,000         5/31/2003
 4A           321        Fee           1905        2000            N/A            N/A             47,000,000         5/31/03
 4B           198        Fee           1990        2003            N/A            N/A             21,650,000         5/31/2003
  5       911,900        Fee           1969        1990             84%         5/1/2003          75,000,000         4/30/2003
  6       218,507     Fee/Leasehold    2002        N/A              89%        10/1/2003          52,900,000         N/A
  7           662        Fee           1995        N/A              86%         6/3/2003          48,500,000         4/30/2003
  8           209        Fee           1998        N/A              95%        4/15/2003          91,000,000         5/31/2003
  9       167,412        Fee           2000        N/A              92%        8/13/2003          41,700,000         6/30/2003
 10       125,709        Fee           1989        N/A              91%        8/14/2003          37,500,000         12/31/02
 11       154,776        Fee           2001        N/A             100%        3/31/2003          41,000,000         12/31/2002
 12           438        Fee           1999        N/A              87%        7/11/2003          33,100,000         6/30/2003
 13       228,139     Leasehold        1981        2002            100%         4/1/2003          32,000,000         3/31/2003
 14           810        Fee           1976        2003             95%         7/1/2003          28,900,000         6/30/2003
 15        37,425        Fee           1907        1996            100%        9/30/2003          31,200,000         N/A
 16           432        Fee           1971        2000             94%        6/17/2003          31,550,000         5/31/2003
 17           173     Fee/Leasehold    1924        2002             94%        9/18/2003          23,100,000         N/A
 18           300        Fee           1995        N/A              93%         6/9/2003          20,900,000         6/30/2003
 19       151,221        Fee           1999        N/A              91%        7/31/2003          21,940,000         6/30/2003
 20       170,418        Fee           2000        N/A             100%         5/1/2003          22,500,000         7/31/2003
 21       222,597        Fee           1955        1989            100%        6/30/2003          22,000,000         6/30/2003
 22        87,237        Fee           1981        N/A              92%        8/28/2003          12,500,000         7/31/2003
 23        42,892        Fee           1975        1990             95%         8/1/2003           8,000,000         7/31/2003
 24           150        Fee           2000        N/A             N/A            N/A             20,300,000         8/31/2003
 25           382        Fee           1987        N/A              94%        8/11/2003          18,500,000         7/31/2003
 26           276        Fee           1986        N/A              98%        7/14/2003          19,000,000         7/31/2003
 27       130,981        Fee           1999        N/A              80%        2/28/2003          19,400,000         2/28/2003
 28       126,569        Fee           2001        N/A              83%        4/22/2003          15,500,000         7/31/2003
 29           196        Fee           1986        N/A             100%        7/31/2003           5,800,000         6/30/2003
 30           263        Fee           1975        1985            100%        8/31/2003           5,000,000         6/30/2003
 31           128        Fee           1973        1980            100%        6/30/2003           2,800,000         6/30/2003
 32           100        Fee           1962        N/A             100%        6/30/2003           1,900,000         6/30/2003
 33       158,662        Fee           2002        N/A              98%         8/5/2003          19,100,000         N/A
 34        40,570        Fee           1993        N/A             100%        7/31/2003          14,000,000         3/31/2003
 35       184,083        Fee           1970        N/A              92%         8/1/2003          12,600,000         6/30/2003
 36           106        Fee           2003        N/A              99%        9/15/2003          12,330,000         8/31/2003
 37        82,556        Fee           1988        N/A              96%        8/22/2003          11,900,000         2/28/2003
 38           344        Fee           1982        N/A              97%         9/1/2003          12,750,000         7/31/2003
 39           296        Fee           1983        N/A              95%        7/30/2003          11,500,000         6/30/2003
 40           152        Fee           1999        N/A              91%         9/3/2003          11,550,000         8/31/2003
 41           264        Fee           1985        N/A              93%        7/20/2003          10,600,000         6/30/2003
 42           200        Fee           1987        N/A              95%        7/28/2003          11,500,000         6/30/2003
 43           119        Fee           1999        N/A             N/A            N/A             11,400,000         8/31/2003
 44       107,600        Fee           1972        2002             98%        6/30/2003           9,400,000         6/30/2003
 45        61,640        Fee           1978        N/A             100%         8/1/2003           9,800,000         5/31/2003
 46       244,698        Fee           1970        N/A              88%        6/25/2003          11,000,000         N/A
 47           252        Fee           1983        2002             94%        8/19/2003           8,400,000         12/31/2002
 48           138        Fee           1989        N/A              92%         5/6/2003           8,500,000         7/31/2003
 49        27,522        Fee           2002        N/A             100%         5/1/2003           9,350,000         6/30/2003
 50       215,415        Fee           1995        N/A             100%        2/21/2003           9,800,000         6/30/2003
 51           115        Fee           1984        1998            100%         6/1/2003           7,800,000         5/31/2003
 52       105,618        Fee           1971        2001            100%        7/31/2003          12,800,000         7/31/2003
 53        64,411        Fee           1971        1998            100%         8/1/2003           8,300,000         4/30/2003
 54        42,505        Fee           1985        N/A              99%         8/1/2003           9,000,000         6/30/2003
 55           184        Fee           1978        2003             91%        6/30/2003           7,350,000         2/28/2003
 56        50,648        Fee           1984        N/A              89%        6/19/2003           7,500,000         6/30/2003
 57           120        Fee           1988        2002             99%         7/1/2003           7,800,000         7/31/2003
 58           509        Fee           1968        N/A              87%       6/2/2003 &           7,300,000         6/30/2003
                                                                               8/25/2003
 59        70,003     Leasehold        2002        N/A             100%        8/28/2003           7,035,000         7/31/2003
 60        86,114        Fee           1986        N/A              90%        9/22/2003           7,550,000         4/30/2003
 61        56,509        Fee           1997        N/A              98%        4/30/2003           7,000,000         6/30/2003
62A        22,649        Fee           1986        N/A             100%         9/2/2003           4,100,000         3/31/2003
62B        22,921        Fee           1985        N/A              82%         9/2/2003           2,900,000         3/31/2003
 63       156,224        Fee           1987        N/A              90%         6/1/2003           7,000,000         3/31/2002
 64       118,727        Fee           1988        1996             98%        4/24/2003          10,600,000         11/30/02
 65           177        Fee           1981        2000             98%        7/31/2003           6,410,000         7/31/2003
 66           328        Fee           1972        1995             97%        7/31/2003          12,300,000         7/31/2003
 67        41,464        Fee           1989        N/A             100%        5/20/2003           7,000,000         6/30/2003
 68           152        Fee           1985        N/A              96%        6/19/2003           6,400,000         7/31/2003
 69           211        Fee           1972        2002             95%        5/20/2003           6,350,000         4/30/2003
 70           168        Fee           1984        2000             97%        10/2/2003           5,750,000         6/30/2003
 71        64,474        Fee           1972        1984            100%        10/1/2003           6,100,000         8/31/2003
 72        52,207        Fee           2003        N/A              85%        6/30/2003           5,400,000         N/A
 73        56,630        Fee           2000        N/A              95%        5/31/2003           5,400,000         12/31/2002
 74        27,600        Fee           1979        2000            100%         8/1/2003           5,560,000         8/31/2003
 75           138        Fee           1984        N/A              93%        8/27/2003           5,750,000         8/31/2003
 76        36,460        Fee           2002        N/A             100%        6/24/2003           6,380,000         5/31/03
 77           100        Fee           1982        2002             96%        6/30/2003           5,000,000         6/30/2003
 78        45,645        Fee           2000        N/A             100%         3/1/2003           6,000,000         5/31/2003
 79        39,902        Fee           1981        N/A             100%        6/27/2003           5,100,000         5/31/2003
 80        94,079        Fee           1963        N/A             100%         2/1/2003           5,400,000         6/30/2003
 81        88,177        Fee           1971        2002             99%         9/1/2003           5,450,000         3/30/2003
 82        13,110        Fee           2002        N/A             100%        7/21/2003           4,750,000         6/30/2003
 83        38,890        Fee           1904        2000             88%         4/1/2003           4,850,000         7/31/2003

        MOST              MOST              MOST
       RECENT            RECENT            RECENT
 #     REVENUE          EXPENSES             NOI           U/W NOI       U/W NCF (2)
 -     -------          --------           ------          -------       -----------
  1   $ 18,478,299   $    5,223,881   $   13,254,419   $   14,265,306   $   13,516,797
 2A     29,894,641       10,280,670       19,613,971       21,066,354       20,894,721
 2B      7,568,636        3,371,555        4,197,081        4,057,937        3,548,872
  3     28,542,784        6,966,109       21,576,675       19,013,028       18,932,926
 4A     18,978,999       13,062,233        5,916,766        5,853,070        5,093,915
 4B      7,792,980        5,263,322        2,529,658        2,520,923        2,209,205
  5     10,906,860        4,340,099        6,566,761        7,885,987        6,931,117
  6            N/A              N/A              N/A        4,364,213        4,237,727
  7      6,236,786        2,915,765        3,321,021        3,491,112        3,325,612
  8      7,717,128        1,894,650        5,822,478        5,027,064        4,970,784
  9      4,018,946          898,610        3,120,336        3,374,320        3,202,894
 10      4,101,236        1,505,617        2,595,619        3,014,478        2,932,085
 11      4,770,563        1,015,100        3,755,463        3,483,973        3,208,693
 12      4,026,310        1,862,693        2,163,617        2,396,912        2,287,412
 13      4,195,340        1,262,124        2,933,216        2,849,437        2,618,510
 14      4,374,372        1,871,965        2,502,407        2,440,481        2,237,981
 15            N/A              N/A              N/A        2,171,876        2,090,152
 16      4,230,461        1,522,983        2,707,478        2,706,050        2,598,050
 17            N/A              N/A              N/A        1,763,242        1,728,642
 18      2,661,179        1,268,011        1,393,168        1,516,118        1,441,117
 19      2,792,866          929,301        1,863,565        1,940,394        1,711,064
 20      2,811,476          538,913        2,272,563        2,028,128        1,827,814
 21      3,511,143        1,459,269        2,051,874        1,718,306        1,559,668
 22      1,492,011          567,836          924,175        1,166,659        1,002,985
 23        924,637          210,951          713,687          604,310          530,110
 24      5,941,596        3,692,977        2,248,619        2,157,221        1,922,832
 25      2,494,931        1,023,151        1,471,780        1,485,672        1,386,876
 26      2,330,738          929,258        1,401,480        1,390,783        1,321,783
 27      2,097,964          701,304        1,396,660        1,717,825        1,551,510
 28      2,178,279          598,536        1,579,743        1,440,439        1,247,386
 29        721,524          202,676          518,848          463,936          454,136
 30        684,555          218,620          465,935          407,710          394,560
 31        470,553          197,169          273,384          229,942          223,542
 32        315,568          141,787          173,781          151,999          146,949
 33            N/A              N/A              N/A        1,482,130        1,367,437
 34      1,596,547          283,244        1,313,303        1,123,918        1,057,890
 35      1,378,856          245,606        1,133,250        1,106,778        1,020,566
 36        815,760          358,998          456,762        1,055,172        1,055,172
 37      1,461,154          346,001        1,115,153        1,059,527        1,011,885
 38      2,114,919          918,393        1,196,526        1,129,770        1,043,770
 39      1,797,980          857,865          940,115          945,271          871,271
 40      1,265,898          344,224          921,674          894,919          856,919
 41      1,725,923          836,629          889,294          896,794          830,794
 42      1,547,619          704,966          842,653          825,919          775,919
 43      3,207,058        1,771,905        1,435,153        1,218,479        1,218,479
 44      1,045,223          207,390          837,833          846,742          749,323
 45        911,208            9,183          902,025          836,214          758,187
 46            N/A              N/A              N/A        1,067,319          927,212
 47      1,480,583          803,746          676,837          708,329          645,329
 48      1,084,650          444,911          639,739          703,281          668,781
 49        821,737          135,136          686,601          677,655          638,600
 50      1,451,260          552,626          898,634          817,611          677,857
 51      1,094,565          279,022          815,543          696,810          668,060
 52      1,410,743          237,622        1,173,118        1,113,268        1,008,155
 53      1,342,282          350,599          991,683          779,288          701,670
 54        900,470          261,987          638,503          675,284          634,302
 55      1,121,896          551,971          569,925          614,417          568,417
 56      1,178,488          439,399          739,089          651,470          575,486
 57      1,056,715          452,299          604,416          579,341          549,341
 58      1,185,818          540,326          645,492          657,718          631,968
 59        992,861          463,707          529,153          520,171          497,079
 60      1,078,419          383,112          695,307          655,800          584,303
 61        899,962          275,706          624,255          615,129          577,369
62A        614,780          210,550          404,230          369,520          346,249
62B        421,856          131,555          290,301          278,138          252,492
 63        809,581          250,306          559,275          547,969          469,030
 64      1,142,973          190,601          952,372          888,809          772,484
 65        978,994          421,199          557,795          569,901          517,351
 66      1,484,637          527,689          956,948          905,310          888,910
 67        877,730          198,764          678,966          612,811          578,298
 68      1,115,904          460,057          655,847          609,137          571,137
 69      1,206,952          718,375          488,577          493,815          441,065
 70      1,172,530          587,958          584,572          582,478          540,478
 71        729,037          139,633          589,404          587,862          524,472
 72            N/A              N/A              N/A          451,068          436,613
 73        479,992          109,404          370,588          449,295          428,481
 74        614,702          182,358          432,345          417,542          396,651
 75        932,230          422,012          510,218          532,306          490,906
 76        564,990          110,116          454,874          605,031          557,996
 77        746,112          322,582          423,530          416,796          391,796
 78        678,650          137,794          540,856          457,172          418,330
 79        739,355          240,522          498,833          452,174          401,281
 80        727,898          221,261          506,637          487,813          395,571
 81        744,314          201,480          542,834          525,792          484,912
 82        359,130              N/A          359,130          357,630          355,008
 83        736,871          313,288          423,583          450,804          395,011

                                                                 CUT-OFF DATE
                   LOAN                                           PRINCIPAL                             PROPERTY
 #  CROSSED  GROUP PROPERTY NAME                                  BALANCE (1)   PROPERTY TYPE           SUB-TYPE
 -  -------  ----- -------------                                 ------------   -------------           --------
 84            1   Riverside Business Park                    $     3,627,200   Industrial                N/A
 85            2   Oaks of League City                              3,356,425   Multifamily           Conventional
 86            1   Shiloh Center - 7                                3,108,837   Retail                 Unanchored
 87            1   Storage USA                                      3,082,422   Self Storage              N/A
 88            1   Eckerd's OAK RIDGE                               3,055,009   Retail                 Unanchored
 89            2   Tiburon Pointe Apartments                        2,930,777   Multifamily           Conventional
 90            2   Mansions North Apartments                        2,793,973   Multifamily           Conventional
 91            1   Dearborn Town Center                             2,785,959   Retail                 Unanchored
 92            1   72nd & Cedar Street Office                       2,782,169   Office                  Suburban
 93            2   Sands Point Cove Apartments                      2,774,919   Multifamily           Conventional
 94            1   Rancho Bernardo Professional Building            2,734,245   Office                  Suburban
 95            1   Summerfield Renaissance Shopping Center          2,668,406   Retail                  Anchored
 96            1   Kroger Retail Center                             2,661,315   Retail                  Anchored
 97            1   Coopers Common Plaza                             2,633,092   Retail                 Unanchored
 98            2   Diplomat Townhomes                               2,586,552   Multifamily           Conventional
 99            1   Chatfield Plaza                                  2,517,199   Office                  Suburban
100            1   Northwood Plaza Shopping Center                  2,467,572   Retail                  Anchored
101            1   Shiloh Center - 8                                2,447,415   Retail                 Unanchored
102            2   Riverview Terrace                                2,426,212   Multifamily           Conventional
103            2   Angelique Apartments                             2,389,657   Multifamily           Conventional
104            2   Langdon Hall Apartments                          2,386,896   Multifamily           Conventional
105            2   Bayou Oaks Apartments                            2,368,221   Multifamily           Conventional
106            1   300-304 E 81st Street                            2,343,767   Mixed Use          Multifamily/Retail
107            1   10811-10831 Foothill Boulevard                   2,280,998   Retail                 Unanchored
108            2   Brandywine Apartments                            2,274,881   Multifamily           Conventional
109            1   Fortress Self Storage                            2,261,071   Self Storage              N/A
110            1   Clayton Industrial Park                          2,241,092   Industrial                N/A
111            1   Eckerd's - Middleton NJ                          2,112,950   Retail                 Unanchored
112            1   2701-2751 East Chapman Avenue                    1,986,484   Office                  Suburban
113            2   Park House Apartments                            1,956,183   Multifamily           Conventional
114            1   324 E 77th Street                                1,942,426   Multifamily           Conventional
115            2   Buttonwood Square                                1,941,506   Multifamily           Conventional
116            1   Huntley Road Retail Center                       1,889,399   Retail                 Unanchored
117            1   Highway Storage McAllen and Pharr                1,782,009   Self Storage              N/A
118            1   Powell Plaza                                     1,754,226   Retail                 Unanchored
119            1   Gold Circle Office Building                      1,689,174   Office                  Suburban
120            1   Waynesburg Centre                                1,644,514   Retail                  Anchored
121            1   Pierre Plaza Shopping Center                     1,637,883   Retail                 Unanchored
122            2   Salem Terrace Apartments                         1,628,325   Multifamily           Conventional
123            2   Carefree Valley Resort                           1,490,463   Multifamily       Manufactured Housing
124            1   290 Fairbanks Center                             1,475,449   Retail                 Unanchored
125            1   Scripps Hill Retail Center                       1,446,036   Retail                 Unanchored
126            2   Springwood Apartments                            1,434,171   Multifamily           Conventional
127            1   Cypress Harbor Mobile Home Park                  1,392,438   Multifamily       Manufactured Housing
128            2   Casa Del Rey Mobile Home Park                    1,391,891   Multifamily       Manufactured Housing
129            2   Fort Sedgwick Apartments                         1,342,786   Multifamily           Conventional
130            1   10019 Reisterstown Road                          1,280,517   Office                  Suburban
131            1   Shops at Canton                                  1,279,361   Retail                 Unanchored
132            1   Shiloh Center - 5                                1,273,380   Retail                 Unanchored
133            1   Camino Maquilladora Buildings                    1,245,716   Industrial                N/A
134            1   Meadow Estates Manufactured Housing              1,229,547   Multifamily       Manufactured Housing
                    Community
135            1   Evergreen Office                                 1,192,358   Office                  Suburban
136            2   Amberwood Apartments                             1,187,014   Multifamily           Conventional
137            1   3200 Commander Industrial Building               1,169,249   Industrial                N/A
138            1   Mabury Plaza                                     1,087,150   Retail                 Unanchored
139            2   Bel Air Mobile Home Communities                  1,075,000   Multifamily       Manufactured Housing
140            2   Park Manor Apartments                              998,771   Multifamily           Conventional
141            1   Silverado Office Building                          996,925   Office                  Suburban
142            1   Pinehollow Business Park                           989,673   Office         Central Business District
143            1   Broadway Commons Shopping Center                   916,515   Retail                 Unanchored
144            2   Colonial Arms Apartments                           910,341   Multifamily           Conventional
145            2   Folger Apartments                                  896,427   Multifamily           Conventional
146            2   Church Hill Gables                                 895,693   Multifamily           Conventional
147            2   Morris Manor Apartment                             895,311   Multifamily           Conventional
148            2   Halifax Court Apartments                           876,021   Multifamily           Conventional
149            2   Ashley Street Apartments                           750,390   Multifamily           Conventional
150            2   Royal Palms Apartments                             721,302   Multifamily           Conventional
151            2   Quartermaster Court Apartments                     634,310   Multifamily           Conventional
152            2   833 Whalley Avenue                                 596,740   Multifamily           Conventional
153            1   76-80 Lafayette Avenue                             585,529   Mixed Use            Office/Retail
                                                              ---------------
TOTAL/WEIGHTED AVERAGE:                                       $ 1,261,299,491
                                                              ===============

                                                                                                                   MOST RECENT
    UNITS/SQ. FT./      FEE/                       YEAR         OCCUPANCY       DATE OF                        OPERATING STATEMENT
 #    ROOMS/PADS      LEASEHOLD     YEAR BUILT  RENOVATED      RATE AT U/W  OCCUPANCY RATE    APPRAISED VALUE          DATE
 -  --------------    ---------     ----------  ---------      -----------  --------------    ---------------  -------------------
 84      119,249        Fee           1971        2002             98%         5/8/2003      $      5,300,000         4/30/2003
 85          108        Fee           1987        2003             97%        6/30/2003             4,200,000         6/30/2003
 86       18,020        Fee           2002        N/A              92%         9/8/2003             4,500,000         N/A
 87       66,850        Fee           1999        N/A              84%         6/4/2003             4,000,000         6/30/2003
 88       11,760        Fee           2002        N/A             100%         9/9/2003             4,420,000         8/31/2003
 89           60        Fee           2002        N/A              92%         9/3/2003             3,710,000         N/A
 90          114        Fee           1969        N/A              82%        9/26/2003             3,925,000         6/30/2003
 91       24,974        Fee           1999        2002             91%        8/30/2003             3,850,000         8/31/2003
 92       24,022        Fee           2001        N/A             100%        8/31/2003             3,730,000         N/A
 93          142        Fee           1977        2002             97%         3/1/2003             4,300,000         3/31/2003
 94       25,952        Fee           1976        2000            100%         9/4/2003             4,400,000         10/31/2002
 95       36,840        Fee           1999        N/A             100%        7/31/2003             3,437,000         6/30/2003
 96       52,933        Fee           1986        2001             95%         9/1/2003             3,700,000         6/30/2003
 97       18,218        Fee           2003        N/A              93%        7/31/2003             4,100,000         N/A
 98          124        Fee           1971        2002             90%         9/1/2003             4,200,000         8/31/03
 99       20,034        Fee           2002        N/A              96%        5/31/2003             3,310,000         5/31/2003
100       50,408        Fee           1985        1995            100%        6/19/2003             3,400,000         5/31/2003
101       14,210        Fee           2002        N/A              79%        6/12/2003             3,400,000         N/A
102           48        Fee           1972        2002            100%         9/1/2003             3,050,000         5/31/2003
103          134        Fee           1969        2003             99%         7/1/2003             3,025,000         6/30/2003
104           90        Fee           1929        2003             87%        4/25/2003             3,800,000         7/31/2003
105           88        Fee           1964        2002             84%        8/31/2003             3,090,000         8/30/2003
106       11,830        Fee           1910        1980            100%         9/4/2003             4,200,000         4/30/2003
107        6,508        Fee           2003        N/A             100%        6/20/2003             3,600,000         N/A
108          104        Fee           1983        N/A              96%        6/19/2003             2,850,000         5/31/2003
109       55,025        Fee           1999        N/A              96%        8/31/2003             3,730,000         8/31/2003
110       51,320        Fee           1962        N/A              91%         9/1/2003             3,500,000         8/31/2003
111       11,347        Fee           2003        N/A             100%        3/29/2003             3,550,000         N/A
112       30,102        Fee           1975        2002             97%         4/1/2003             2,970,000         3/31/2003
113           72        Fee           1963        1997             96%         8/1/2003             2,600,000         6/30/2003
114           20        Fee           1910        1988            100%        4/16/2003             2,900,000         4/30/2003
115           58        Fee           1962        1999             98%        4/10/2003             2,500,000         3/31/2003
116       11,407        Fee           2002        N/A             100%         9/1/2003             2,540,000         8/31/2003
117      323,943        Fee           1994        N/A              91%         9/4/2003             2,845,000         7/31/2003
118       20,790        Fee           2000        N/A             100%         9/1/2003             2,410,000         6/30/2003
119       20,889        Fee           1991        N/A             100%        8/31/2003             2,270,000         8/31/2003
120       44,703     Leasehold        1983        1989            100%        7/31/2003             2,350,000         7/31/2003
121       14,000        Fee           1996        N/A             100%         5/7/2003             2,275,000         6/30/2003
122           70        Fee           1978        2002             93%        5/27/2003             2,250,000         3/31/2003
123          273        Fee           1972        2003             84%        10/1/2003             2,050,000         7/30/2003
124       10,053        Fee           2000        N/A             100%        8/26/2003             2,100,000         3/31/2003
125       10,912        Fee           1981        N/A             100%        9/10/2003             2,300,000         7/31/2003
126           57        Fee           1979        2001             96%         7/1/2003             1,800,000         5/31/2003
127           90        Fee           1957        2002            100%         7/1/2003             1,800,000         7/30/2003
128           74        Fee           1953        2002             99%        7/31/2003             1,800,000         7/31/2003
129           56        Fee           1974        2002             96%        9/18/2003             1,750,000         8/15/03
130       11,018        Fee           1987        2002            100%         6/6/2003             1,650,000         4/30/2003
131       10,400        Fee           2001        N/A             100%        7/24/2003             1,800,000         7/31/2003
132        7,135        Fee           2002        N/A             100%         5/1/2003             1,900,000         N/A
133       38,866        Fee           1991        N/A             100%        9/10/2003             2,040,000         9/30/2003
134           86        Fee           1975        1998             87%         7/8/2003             1,650,000         6/30/2003
135       16,874        Fee           1991        N/A             100%        8/31/2003             1,610,000         8/31/2003
136           53        Fee           1972        1985             94%         6/4/2003             2,200,000         5/31/2003
137       53,882        Fee           1984        N/A             100%        6/11/2003             1,650,000         5/11/2003
138       11,525        Fee           1978        N/A              81%         7/1/2003             1,750,000         5/31/2003
139           94        Fee           1970        N/A              98%         5/1/2003             1,350,000         5/31/2003
140           24        Fee           1960        2001             88%         6/1/2003             1,275,000         6/30/2003
141        7,101        Fee           1965        1980             93%        9/10/2003             2,160,000         8/30/2003
142       22,457        Fee           1979        N/A              92%        3/31/2003             1,450,000         3/31/2003
143       12,600        Fee           1979        N/A             100%         5/1/2003             1,300,000         4/30/2003
144           61        Fee           1927        1999             95%        9/30/2003             1,320,000         6/30/2003
145           16        Fee           1910        1998            100%        9/11/2003             1,390,000         3/31/2003
146           17        Fee           1870        2001             94%         5/9/2003             1,500,000         5/31/2003
147           54        Fee           1931        2001             91%         8/1/2003             1,230,000         5/31/2003
148           28        Fee           1985        N/A              96%         8/1/2003             1,100,000         3/31/2003
149           36        Fee           1970        N/A              95%        9/24/2003               950,000         8/31/2003
150           48        Fee           1962        2002             98%        8/26/2003             1,175,000         7/30/2003
151           32        Fee           2002        N/A             100%         8/1/2003               980,000         7/31/2003
152           14        Fee           1900        2000            100%         9/1/2003               750,000         6/30/2003
153       10,824        Fee           1968        N/A              92%        5/19/2003             1,100,000         5/31/2003
                                      ----        ----             --                        ----------------
TOTAL/WEIGHTED AVERAGE:               1979        1999             89%                       $  2,306,572,000
                                      ====        ====             ==                        ================

           Maximum:                   2003        2003            100%                       $    335,000,000
           Minimum:                   1980        1980             79%                       $        750,000

                                MOST              MOST              MOST
                               RECENT            RECENT            RECENT
 #                             REVENUE          EXPENSES             NOI           U/W NOI       U/W NCF (2)
 -                             -------          --------           ------          -------       -----------
 84                         $      507,339   $      185,730   $      321,609   $      467,020   $      411,462
 85                                795,161          427,473          367,688          369,442          342,442
 86                                    N/A              N/A              N/A          364,130          343,789
 87                                519,204          180,244          338,960          334,625          334,625
 88                                358,635            1,712          356,923          335,683          322,159
 89                                    N/A              N/A              N/A          313,817          301,817
 90                              1,042,866          672,631          370,235          356,216          304,346
 91                                456,877          137,028          319,849          328,154          299,025
 92                                    N/A              N/A              N/A          336,108          306,080
 93                                772,569          387,723          384,846          347,081          311,581
 94                                493,879          181,279          312,600          369,075          335,034
 95                                437,895          102,353          335,542          294,130          284,588
 96                                464,325          116,504          347,821          338,908          306,619
 97                                    N/A              N/A              N/A          361,567          341,265
 98                                753,167          408,897          344,270          353,462          322,462
 99                                471,182          124,244          346,938          304,078          264,084
100                                450,649          132,028          318,621          303,208          275,157
101                                    N/A              N/A              N/A          275,858          261,664
102                                429,216          184,756          244,460          268,473          256,473
103                                782,499          471,767          310,732          281,997          248,497
104                                529,094          303,107          225,987          251,486          225,086
105                                525,765          271,393          254,372          255,577          233,577
106                                429,609          195,817          233,792          238,083          232,333
107                                    N/A              N/A              N/A          262,241          254,465
108                                480,248          215,191          265,057          269,628          238,428
109                                747,653          268,880          478,773          361,833          353,579
110                                417,299          123,553          293,746          313,790          276,632
111                                    N/A              N/A              N/A          317,542          304,493
112                                427,104          110,630          316,474          236,194          208,673
113                                448,626          176,109          272,517          253,398          235,398
114                                303,970          112,873          191,097          189,988          184,988
115                                389,988          111,494          278,494          227,104          212,604
116                                292,108           58,976          233,132          223,970          210,254
117                                440,295          213,043          227,252          267,387          247,873
118                                315,910           49,692          266,218          206,999          183,041
119                                344,638          132,617          212,021          203,495          177,802
120                                351,184           92,753          258,431          247,004          216,442
121                                264,362           32,448          231,914          224,085          205,825
122                                427,531          180,992          246,539          223,991          206,491
123                                320,851          133,627          187,224          198,101          192,095
124                                239,832           41,580          198,252          164,932          153,371
125                                276,598           78,218          198,380          191,838          179,289
126                                335,798          164,239          171,559          172,741          158,491
127                                239,075           70,632          168,443          145,067          140,567
128                                249,614           62,045          187,569          144,419          140,669
129                                301,935          107,388          194,547          188,901          174,901
130                                217,561           72,864          144,697          137,622          120,157
131                                182,799           38,402          144,397          149,239          140,824
132                                    N/A              N/A              N/A          155,383          146,936
133                                292,802           79,077          213,725          174,279          156,012
134                                196,792           53,937          142,855          142,524          138,224
135                                244,558           96,878          147,680          142,425          122,176
136                                390,022          245,735          144,287          173,622          160,122
137                                244,087           76,910          167,177          140,760          116,513
138                                199,459           61,602          137,857          121,539          109,898
139                                247,432          128,197          119,235          121,517          116,817
140                                188,241           88,498           99,743          107,798          101,798
141                                317,324          158,193          159,131          148,999          139,379
142                                200,732           52,073          148,659          150,121          126,536
143                                185,386           57,869          127,517          102,760           97,009
144                                285,754          188,012           97,742          130,599          115,349
145                                163,154           48,364          114,790          107,202          103,202
146                                159,645           55,092          104,553          115,799          111,549
147                                285,174          183,939          101,235          152,802          139,302
148                                182,600           49,372          133,228          105,075           98,075
149                                185,481          137,406           48,075          107,527           98,527
150                                284,638          155,518          129,120          113,096          101,096
151                                211,320          122,312           89,008           88,553           80,553
152                                140,893           46,303           94,590           73,058           69,558
153                                151,655           53,854           97,801           85,552           75,020
                            --------------   --------------   --------------    -------------   --------------
TOTAL/WEIGHTED AVERAGE:     $  274.103,232   $  104,363,285   $  169,739,965    $ 182,899,579   $  172,019,658
                            ==============   ==============   ==============    =============   ==============

           Maximum:         $   29,894,641   $   13,062,233   $   21,576,675    $  21,066,354   $   20,894,721
           Minimum:         $      140,893   $        1,712   $       48,075    $      73,058   $       69,558

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY ANAHEIM PROFESSIONAL CENTER AND COAST FAMILY MEDICAL CENTER ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY MAGNOLIA VILLAGE, BLUE JAY MOBILE HOME PARK, CANDLELIGHT MANOR AND ELMWOOD MOBILE HOME PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.
(2) U/W NCF REFLECTS THE NET CASH FLOW AFTER U/W REPLACEMENT RESERVES, U/W LC'S AND TI'S AND U/W FF&E.
(3)  SQUARE FOOTAGE NUMBER INCLUDES ANCHOR SPACES UNDER GROUND LEASES.

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                                      PERCENTAGE OF    ORIGINATION
                                                                        ORIGINAL       CUT-OFF DATE   INITIAL NET     AMORTIZATION
              LOAN                                                     PRINCIPAL        PRINCIPAL       MORTGAGE          TERM
#    CROSSED  GROUP  LOAN NAME                                          BALANCE        BALANCE (1)    POOL BALANCE      (MONTHS)
-    -------  -----  ---------                                          -------        -----------    ------------      --------
1               1    Mall at Fairfield Commons                      $    85,500,000  $    85,405,532          6.77%       360
2               1    Mayfair Mall and Office Complex                     80,000,000       79,343,515          6.29%       360
3               1    Stanford Shopping Center                            75,000,000       75,000,000          5.95%  Interest Only
4               1    MeriStar Hotel Portfolio                            51,000,000       50,881,109          4.03%       300
5               1    Paramount Plaza                                     45,000,000       44,876,466          3.56%       360
6               1    Montalvo Square Shopping Center                     42,300,000       42,300,000          3.35%       360
7               2    Jefferson at Montfort                               35,000,000       35,000,000          2.77%       360
8               1    EastBridge Landing                                  35,000,000       33,689,997          2.67%       395
9               1    East Thunderbird Square Shopping Center North       28,500,000       28,472,696          2.26%       360
10              1    Janss Court                                         28,600,000       28,295,760          2.24%       324
11              1    Ravine Development                                  27,270,000       26,515,146          2.10%       300
12              2    Serrano Apartments                                  26,450,000       26,450,000          2.10%       360
13              1    Crow Canyon Commons Shopping Center                 23,000,000       22,903,652          1.82%       360
14              2    Carlingford Apartments                              22,000,000       21,762,334          1.73%       360
15              1    220 Post Street                                     21,300,000       21,300,000          1.69%  Interest Only
16              2    Kings Crossing I & II                               21,000,000       20,891,904          1.66%       360
17              2    Atrium at Market Center                             18,200,000       18,124,880          1.44%       360
18              2    Villages of Deerfield Apartments                    16,700,000       16,641,062          1.32%       360
19              1    Baseline Corporate Center                           16,455,000       16,438,430          1.30%       360
20              1    Challenger Business Center                          16,400,000       16,329,079          1.29%       360
21              1    Delphi Building                                     16,000,000       15,976,947          1.27%       300
22      A       1    Anaheim Professional Center                          9,375,000        9,365,667          0.74%       360
23      A       1    Coast Family Medical Center                          5,725,000        5,719,224          0.45%       360
24              1    Radisson Hotel Historic Savannah                    15,000,000       14,980,678          1.19%       300
25              2    Breckinridge Court Apartments                       14,800,000       14,772,020          1.17%       360
26              2    Addison at Hampton                                  14,600,000       14,524,848          1.15%       360
27              1    SouthCourt at South Square                          14,550,000       14,423,499          1.14%       300
28              1    Deer Valley Financial Center                        11,625,000       11,604,681          0.92%       360
29      B       2    Magnolia Village                                     4,025,000        3,997,827          0.32%       360
30      B       2    Blue Jay Mobile Home Park                            4,000,000        3,976,321          0.32%       360
31      B       2    Candlelight Manor                                    2,070,000        2,057,746          0.16%       360
32      B       2    Elmwood Mobile Home Park                             1,375,000        1,366,860          0.11%       360
33              1    Shoppes of New Tampa                                10,600,000       10,600,000          0.84%  Interest Only
34              1    The Borders and Shoppes at Chestnut Hill            10,500,000       10,434,412          0.83%       360
35              1    Tustin Freeway Business Center                      10,000,000        9,989,911          0.79%       360
36              1    Oak Hill Townhomes                                   9,864,000        9,845,186          0.78%       360
37              1    Northlake Square Shopping Center                     9,500,000        9,438,742          0.75%       360
38              2    Stone Hill Apartments                                9,300,000        9,262,680          0.73%       360
39              2    High Ridge Apartments                                9,200,000        9,182,569          0.73%       360
40              2    Caleb's Place Townhomes                              9,200,000        9,147,744          0.73%       300
41              2    Northgate Village Apartments                         8,480,000        8,402,346          0.67%       360
42              2    Cambridge Village Apartments                         8,150,000        8,119,100          0.64%       360
43              1    Staybridge Suites                                    7,450,000        7,440,612          0.59%       300
44              1    Summerville Plaza Shopping Center                    7,425,000        7,379,962          0.59%       300
45              1    St. Joseph's/St. Jude's Medical Building             7,000,000        6,967,396          0.55%       360
46              1    Haynes Plaza                                         7,000,000        6,814,263          0.54%       180
47              2    Hearthstone Apartments                               6,720,000        6,658,463          0.53%       360
48              2    Canyon View Apartments                               6,700,000        6,653,051          0.53%       360
49              1    South County Medical Plaza                           6,600,000        6,593,640          0.52%       360
50              1    Crossings at Westland                                6,400,000        6,339,552          0.50%       300
51              2    Villas of Brandychase                                6,240,000        6,205,217          0.49%       300
52              1    78 Place                                             6,200,000        6,194,049          0.49%       360
53              1    Vanowen Medical Office                               6,000,000        5,964,095          0.47%       360
54              1    Bolsa Retail Center                                  5,850,000        5,844,363          0.46%       360
55              2    Candlewick Apartments                                5,850,000        5,811,980          0.46%       360
56              1    91 Montvale Avenue                                   5,810,000        5,804,304          0.46%       360
57              2    Northgate Club Apartments                            5,800,000        5,779,340          0.46%       360
58              2    Country Village & Oakwood Mobile Home Park           5,750,000        5,750,000          0.46%       336
59              1    Tops Plaza - North Olmsted                           5,760,000        5,743,218          0.46%       312
60              1    West Highlands Shopping Center                       5,650,000        5,650,000          0.45%       360
61              1    Metcalf 127 Shops                                    5,545,000        5,531,107          0.44%       300
62              1    Evergreen - Beverly Plaza & Park Plaza               5,300,000        5,267,663          0.42%       360
63              1    Gifford Industrial Park                              5,200,000        5,176,306          0.41%       360
64              1    Oakley Plaza                                         5,175,000        5,175,000          0.41%  Interest Only
65              2    Cloverdale Apartments                                5,128,000        5,108,073          0.40%       300
66              2    Collins Aire Mobile Home Park                        4,900,000        4,900,000          0.39%       360
67              1    Chino Hills Promenade                                4,900,000        4,887,170          0.39%       360
68              2    Hunter's Glen                                        4,875,000        4,855,437          0.38%       360
69              2    Cedar Glen Apartments                                4,650,000        4,596,734          0.36%       360
70              2    College Hills West Apartments                        4,600,000        4,587,345          0.36%       360
71              1    4601 Eisenhower                                      4,400,000        4,389,115          0.35%       360
72              1    Joyners Crossing                                     4,320,000        4,301,596          0.34%       300
73              1    Sedgefield Village Shopping Center                   4,300,000        4,281,987          0.34%       360
74              1    Palm Ridge                                           4,200,000        4,200,000          0.33%       360
75              2    Point-O-View Apartments                              4,376,000        4,077,258          0.32%       351
76              1    Village Shoppes                                      4,100,000        4,076,870          0.32%       300
77              2    Oak Brook Apartments                                 4,000,000        3,975,067          0.32%       360
78              1    Amaranth Building                                    4,000,000        3,971,612          0.31%       300
79              1    Merit Building                                       3,940,000        3,933,019          0.31%       360

                                                                                                                INITIAL
                                                                     REMAINING       ORIGINAL     REMAINING     INTEREST
                                                                    AMORTIZATION      TERM TO      TERM TO        ONLY    MORTGAGE
              LOAN                                                     TERM          MATURITY      MATURITY       PERIOD  INTEREST
#    CROSSED  GROUP  LOAN NAME                                        (MONTHS)     (MONTHS)(2)  (MONTHS)(1)(2)  (MONTHS)    RATE
-    -------  -----  ---------                                        --------     -----------  --------------  --------    ----
1               1    Mall at Fairfield Commons                           359           132           131            0       5.450%
2               1    Mayfair Mall and Office Complex                     355            60            55            0       3.108%
3               1    Stanford Shopping Center                       Interest Only       60            57           60       3.300%
4               1    MeriStar Hotel Portfolio                            298           120           118            0       6.880%
5               1    Paramount Plaza                                     357           120           117            0       6.150%
6               1    Montalvo Square Shopping Center                     360           120           115           12       5.150%
7               2    Jefferson at Montfort                               360            60            56           23       4.720%
8               1    EastBridge Landing                                  359           117            72            9       6.125%
9               1    East Thunderbird Square Shopping Center North       359           120           119            0       6.200%
10              1    Janss Court                                         315           120           111            0       5.950%
11              1    Ravine Development                                  277           180           157            0       7.600%
12              2    Serrano Apartments                                  360           120           117            6       4.690%
13              1    Crow Canyon Commons Shopping Center                 356           120           116            0       5.400%
14              2    Carlingford Apartments                              350            60            50            0       5.460%
15              1    220 Post Street                                Interest Only       60            54           60       5.870%
16              2    Kings Crossing I & II                               356           120           116            0       4.400%
17              2    Atrium at Market Center                             355           120           115            0       6.390%
18              2    Villages of Deerfield Apartments                    357           120           117            0       4.930%
19              1    Baseline Corporate Center                           359           120           119            0       5.940%
20              1    Challenger Business Center                          356           120           116            0       5.250%
21              1    Delphi Building                                     299           120           119            0       6.010%
22      A       1    Anaheim Professional Center                         359           120           119            0       6.000%
23      A       1    Coast Family Medical Center                         359           120           119            0       5.930%
24              1    Radisson Hotel Historic Savannah                    299           120           119            0       6.730%
25              2    Breckinridge Court Apartments                       358           120           118            0       5.850%
26              2    Addison at Hampton                                  356           120           116            0       4.400%
27              1    SouthCourt at South Square                          294           120           114            0       5.700%
28              1    Deer Valley Financial Center                        358           120           118            0       6.200%
29      B       2    Magnolia Village                                    353           120           113            0       5.760%
30      B       2    Blue Jay Mobile Home Park                           354           120           114            0       5.700%
31      B       2    Candlelight Manor                                   354           120           114            0       5.700%
32      B       2    Elmwood Mobile Home Park                            354           120           114            0       5.700%
33              1    Shoppes of New Tampa                           Interest Only       84            80           84       4.910%
34              1    The Borders and Shoppes at Chestnut Hill            354           120           114            0       5.450%
35              1    Tustin Freeway Business Center                      359           120           119            0       5.930%
36              1    Oak Hill Townhomes                                  358           120           118            0       5.810%
37              1    Northlake Square Shopping Center                    354           120           114            0       5.300%
38              2    Stone Hill Apartments                               356           120           116            0       5.600%
39              2    High Ridge Apartments                               358           120           118            0       5.840%
40              2    Caleb's Place Townhomes                             296           120           116            0       5.790%
41              2    Northgate Village Apartments                        351           120           111            0       5.550%
42              2    Cambridge Village Apartments                        356           120           116            0       5.860%
43              1    Staybridge Suites                                   299           120           119            0       6.870%
44              1    Summerville Plaza Shopping Center                   296           120           116            0       5.400%
45              1    St. Joseph's/St. Jude's Medical Building            355           120           115            0       5.870%
46              1    Haynes Plaza                                        172           180           172            0       6.330%
47              2    Hearthstone Apartments                              351           120           111            0       5.550%
48              2    Canyon View Apartments                              354            60            54            0       4.900%
49              1    South County Medical Plaza                          359           120           119            0       6.170%
50              1    Crossings at Westland                               293           120           113            0       6.080%
51              2    Villas of Brandychase                               296           120           116            0       5.900%
52              1    78 Place                                            359           120           119            0       6.190%
53              1    Vanowen Medical Office                              354           120           114            0       5.650%
54              1    Bolsa Retail Center                                 359           120           119            0       6.170%
55              2    Candlewick Apartments                               353           120           113            0       5.930%
56              1    91 Montvale Avenue                                  359           120           119            0       6.080%
57              2    Northgate Club Apartments                           356           120           116            0       6.140%
58              2    Country Village & Oakwood Mobile Home Park          336           120           116           24       5.150%
59              1    Tops Plaza - North Olmsted                          310           120           118            0       5.170%
60              1    West Highlands Shopping Center                      360           120           115           12       5.300%
61              1    Metcalf 127 Shops                                   298           120           118            0       6.480%
62              1    Evergreen - Beverly Plaza & Park Plaza              354           120           114            0       5.560%
63              1    Gifford Industrial Park                             356           120           116            0       5.000%
64              1    Oakley Plaza                                   Interest Only       84            80           84       4.290%
65              2    Cloverdale Apartments                               297           120           117            0       6.440%
66              2    Collins Aire Mobile Home Park                       360           120           120            0       5.960%
67              1    Chino Hills Promenade                               357           120           117            0       6.370%
68              2    Hunter's Glen                                       356           120           116            0       5.600%
69              2    Cedar Glen Apartments                               348           120           108            0       5.990%
70              2    College Hills West Apartments                       357           120           117            0       6.140%
71              1    4601 Eisenhower                                     357           120           117            0       6.630%
72              1    Joyners Crossing                                    297           120           117            0       5.890%
73              1    Sedgefield Village Shopping Center                  356           120           116            0       5.400%
74              1    Palm Ridge                                          360           120           120            0       6.170%
75              2    Point-O-View Apartments                             290           120            59            0       6.140%
76              1    Village Shoppes                                     296           120           116            0       5.830%
77              2    Oak Brook Apartments                                354           120           114            0       5.460%
78              1    Amaranth Building                                   295           120           115            0       5.740%
79              1    Merit Building                                      358           120           118            0       6.140%

                                                                                     FIRST
              LOAN                                                    MONTHLY       PAYMENT     MATURITY
#    CROSSED  GROUP  LOAN NAME                                      PAYMENT (3)       DATE        DATE       ARD (4)
-    -------  -----  ---------                                      -----------       ----        ----       -------
1               1    Mall at Fairfield Commons                      $   482,781     12/1/2003   11/1/2014      N/A
2               1    Mayfair Mall and Office Complex                    341,961     8/11/2003   7/11/2008      N/A
3               1    Stanford Shopping Center                           209,115    10/11/2003   9/11/2008      N/A
4               1    MeriStar Hotel Portfolio                           356,563    11/11/2003  10/11/2028  10/11/2013
5               1    Paramount Plaza                                    274,153    10/11/2003   9/11/2013      N/A
6               1    Montalvo Square Shopping Center                    230,969     8/11/2003   7/11/2013      N/A
7               2    Jefferson at Montfort                              181,944     9/11/2003   8/11/2008      N/A
8               1    EastBridge Landing                                 204,903     4/1/2000    12/1/2009      N/A
9               1    East Thunderbird Square Shopping Center North      174,554     12/1/2003   11/1/2013      N/A
10              1    Janss Court                                        177,568     4/11/2003   3/11/2030   3/11/2013
11              1    Ravine Development                                 203,301(7)  2/1/2002    1/2/2017       N/A
12              2    Serrano Apartments                                 137,021     10/1/2003   9/1/2013       N/A
13              1    Crow Canyon Commons Shopping Center                129,152     9/11/2003   8/11/2013      N/A
14              2    Carlingford Apartments                             124,362     3/11/2003   2/11/2008      N/A
15              1    220 Post Street                                    105,640     7/11/2003   6/11/2033   6/11/2008
16              2    Kings Crossing I & II                              105,160     9/11/2003   8/11/2013      N/A
17              2    Atrium at Market Center                            113,723     8/11/2003   7/11/2013      N/A
18              2    Villages of Deerfield Apartments                    88,936     10/1/2003   9/1/2013       N/A
19              1    Baseline Corporate Center                           98,022     12/1/2003   11/1/2013      N/A
20              1    Challenger Business Center                          90,561     9/11/2003   8/11/2013      N/A
21              1    Delphi Building                                    103,186     12/1/2003   11/1/2013      N/A
22      A       1    Anaheim Professional Center                         56,208     12/1/2003   11/1/2013      N/A
23      A       1    Coast Family Medical Center                         34,067     12/1/2003   11/1/2013      N/A
24              1    Radisson Hotel Historic Savannah                   103,447     12/1/2003   11/1/2013      N/A
25              2    Breckinridge Court Apartments                       87,311     11/1/2003   10/1/2013      N/A
26              2    Addison at Hampton                                  73,111     9/11/2003   8/11/2013      N/A
27              1    SouthCourt at South Square                          91,096     7/11/2003   6/11/2013      N/A
28              1    Deer Valley Financial Center                        71,200     11/1/2003   10/1/2013      N/A
29      B       2    Magnolia Village                                    23,514     6/11/2003   5/11/2013      N/A
30      B       2    Blue Jay Mobile Home Park                           23,216     7/11/2003   6/11/2013      N/A
31      B       2    Candlelight Manor                                   12,014     7/11/2003   6/11/2013      N/A
32      B       2    Elmwood Mobile Home Park                            7,981      7/11/2003   6/11/2013      N/A
33              1    Shoppes of New Tampa                                43,372     9/11/2003   8/11/2010      N/A
34              1    The Borders and Shoppes at Chestnut Hill            59,289     7/11/2003   6/11/2013      N/A
35              1    Tustin Freeway Business Center                      59,506     12/1/2003   11/1/2013      N/A
36              1    Oak Hill Townhomes                                  57,940     11/1/2003   10/1/2013      N/A
37              1    Northlake Square Shopping Center                    52,754     7/11/2003   6/11/2013      N/A
38              2    Stone Hill Apartments                               53,389     9/11/2003   8/11/2013      N/A
39              2    High Ridge Apartments                               54,216     11/1/2003   10/1/2013      N/A
40              2    Caleb's Place Townhomes                             58,100     9/11/2003   8/11/2013      N/A
41              2    Northgate Village Apartments                        48,415     4/11/2003   3/11/2013      N/A
42              2    Cambridge Village Apartments                        48,132     9/11/2003   8/11/2013      N/A
43              1    Staybridge Suites                                   52,039     12/1/2003   11/1/2013      N/A
44              1    Summerville Plaza Shopping Center                   45,154     9/11/2003   8/11/2013      N/A
45              1    St. Joseph's/St. Jude's Medical Building            41,385     8/11/2003   7/11/2013      N/A
46              1    Haynes Plaza                                        60,325     5/11/2003   4/11/2018      N/A
47              2    Hearthstone Apartments                              38,367     4/11/2003   3/11/2013      N/A
48              2    Canyon View Apartments                              35,559     7/11/2003   6/11/2008      N/A
49              1    South County Medical Plaza                          40,295     12/1/2003   11/1/2013      N/A
50              1    Crossings at Westland                               41,549     6/11/2003   5/11/2028   5/11/2013
51              2    Villas of Brandychase                               39,824     9/11/2003   8/11/2013      N/A
52              1    78 Place                                            37,933     12/1/2003   11/1/2013      N/A
53              1    Vanowen Medical Office                              34,634     7/11/2003   6/11/2013      N/A
54              1    Bolsa Retail Center                                 35,716     12/1/2003   11/1/2013      N/A
55              2    Candlewick Apartments                               34,811     6/11/2003   5/11/2013      N/A
56              1    91 Montvale Avenue                                  35,133     12/1/2003   11/1/2013      N/A
57              2    Northgate Club Apartments                           35,298     9/11/2003   8/11/2013      N/A
58              2    Country Village & Oakwood Mobile Home Park          32,350     9/11/2003   8/11/2013      N/A
59              1    Tops Plaza - North Olmsted                          33,603     11/1/2003   10/1/2013      N/A
60              1    West Highlands Shopping Center                      31,375     8/11/2003   7/11/2013      N/A
61              1    Metcalf 127 Shops                                   37,371     11/1/2003   10/1/2013      N/A
62              1    Evergreen - Beverly Plaza & Park Plaza              30,293     7/11/2003   6/11/2013      N/A
63              1    Gifford Industrial Park                             27,915     9/11/2003   8/11/2013      N/A
64              1    Oakley Plaza                                        18,501     9/11/2003   8/11/2010      N/A
65              2    Cloverdale Apartments                               34,433     10/1/2003    9/1/2013      N/A
66              2    Collins Aire Mobile Home Park                       29,252     1/1/2004    12/1/2013      N/A
67              1    Chino Hills Promenade                               30,554     10/1/2003    9/1/2013      N/A
68              2    Hunter's Glen                                       27,986     9/11/2003   8/11/2013      N/A
69              2    Cedar Glen Apartments                               27,849     1/11/2003  12/11/2012      N/A
70              2    College Hills West Apartments                       27,995    10/11/2003   9/11/2013      N/A
71              1    4601 Eisenhower                                     28,188    10/11/2003   9/11/2013      N/A
72              1    Joyners Crossing                                    27,544    10/11/2003   9/11/2013      N/A
73              1    Sedgefield Village Shopping Center                  24,146     9/11/2003   8/11/2013      N/A
74              1    Palm Ridge                                          25,642     1/1/2004    12/1/2013      N/A
75              2    Point-O-View Apartments                             26,883     12/1/1998   11/1/2008      N/A
76              1    Village Shoppes                                     25,992     9/11/2003   8/11/2013      N/A
77              2    Oak Brook Apartments                                22,611     7/11/2003   6/11/2013      N/A
78              1    Amaranth Building                                   25,140     8/11/2003   7/11/2013      N/A
79              1    Merit Building                                      23,978     11/1/2003   10/1/2013      N/A

              LOAN                                                  PREPAYMENT PROVISION      DEFEASANC
#    CROSSED  GROUP  LOAN NAME                                      AS OF ORIGINATION (5)     OPTION (6
-    -------  -----  ---------                                      ---------------------     ---------
1               1    Mall at Fairfield Commons                      Lock/129_0%/3                 Yes
2               1    Mayfair Mall and Office Complex                Lock/56_0%/4                  Yes
3               1    Stanford Shopping Center                       Lock/53_0%/7                  Yes
4               1    MeriStar Hotel Portfolio                       Lock/116_0%/4                 Yes
5               1    Paramount Plaza                                Lock/117_0%/3                 Yes
6               1    Montalvo Square Shopping Center                Lock/116_0%/4                 Yes
7               2    Jefferson at Montfort                          Lock/53_0%/7                  Yes
8               1    EastBridge Landing                             Lock/80_2%/12_1%/18_0%/7      No
9               1    East Thunderbird Square Shopping Center North  Lock/113_0%/7                 Yes
10              1    Janss Court                                    Lock/113_0%/7                 Yes
11              1    Ravine Development                             Lock/60_YM1/117_0%/3          No
12              2    Serrano Apartments                             Lock/35_YM1/81_0%/4           No
13              1    Crow Canyon Commons Shopping Center            Lock/117_0%/3                 Yes
14              2    Carlingford Apartments                         Lock/56_0%/4                  Yes
15              1    220 Post Street                                Lock/55_0%/5                  Yes
16              2    Kings Crossing I & II                          Lock/117_0%/3                 Yes
17              2    Atrium at Market Center                        Lock/114_0%/6                 Yes
18              2    Villages of Deerfield Apartments               Lock/35_YM1/81_0%/4           No
19              1    Baseline Corporate Center                      Lock/116_0%/4                 Yes
20              1    Challenger Business Center                     Lock/117_0%/3                 Yes
21              1    Delphi Building                                Lock/116_0%/4                 Yes
22      A       1    Anaheim Professional Center                    Lock/116_0%/4                 Yes
23      A       1    Coast Family Medical Center                    Lock/116_0%/4                 Yes
24              1    Radisson Hotel Historic Savannah               Lock/116_0%/4                 Yes
25              2    Breckinridge Court Apartments                  Lock/116_0%/4                 Yes
26              2    Addison at Hampton                             Lock/117_0%/3                 Yes
27              1    SouthCourt at South Square                     Lock/117_0%/3                 Yes
28              1    Deer Valley Financial Center                   Lock/116_0%/4                 Yes
29      B       2    Magnolia Village                               Lock/117_0%/3                 Yes
30      B       2    Blue Jay Mobile Home Park                      Lock/117_0%/3                 Yes
31      B       2    Candlelight Manor                              Lock/117_0%/3                 Yes
32      B       2    Elmwood Mobile Home Park                       Lock/117_0%/3                 Yes
33              1    Shoppes of New Tampa                           Lock/40_YM1/41_0%/3           No
34              1    The Borders and Shoppes at Chestnut Hill       Lock/117_0%/3                 Yes
35              1    Tustin Freeway Business Center                 Lock/113_0%/7                 Yes
36              1    Oak Hill Townhomes                             Lock/116_0%/4                 Yes
37              1    Northlake Square Shopping Center               Lock/117_0%/3                 Yes
38              2    Stone Hill Apartments                          Lock/117_0%/3                 Yes
39              2    High Ridge Apartments                          Lock/116_0%/4                 Yes
40              2    Caleb's Place Townhomes                        Lock/117_0%/3                 Yes
41              2    Northgate Village Apartments                   Lock/117_0%/3                 Yes
42              2    Cambridge Village Apartments                   Lock/117_0%/3                 Yes
43              1    Staybridge Suites                              Lock/116_0%/4                 Yes
44              1    Summerville Plaza Shopping Center              Lock/117_0%/3                 Yes
45              1    St. Joseph's/St. Jude's Medical Building       Lock/117_0%/3                 Yes
46              1    Haynes Plaza                                   Lock/177_0%/3                 Yes
47              2    Hearthstone Apartments                         Lock/117_0%/3                 Yes
48              2    Canyon View Apartments                         Lock/57_0%/3                  Yes
49              1    South County Medical Plaza                     Lock/115_0%/5                 Yes
50              1    Crossings at Westland                          Lock/117_0%/3                 Yes
51              2    Villas of Brandychase                          Lock/114_0%/6                 Yes
52              1    78 Place                                       Lock/116_0%/4                 Yes
53              1    Vanowen Medical Office                         Lock/117_0%/3                 Yes
54              1    Bolsa Retail Center                            Lock/116_0%/4                 Yes
55              2    Candlewick Apartments                          Lock/114_0%/6                 Yes
56              1    91 Montvale Avenue                             Lock/116_0%/4                 Yes
57              2    Northgate Club Apartments                      Lock/117_0%/3                 Yes
58              2    Country Village & Oakwood Mobile Home Park     Lock/117_0%/3                 Yes
59              1    Tops Plaza - North Olmsted                     Lock/117_0%/3                 Yes
60              1    West Highlands Shopping Center                 Lock/114_0%/6                 Yes
61              1    Metcalf 127 Shops                              Lock/116_0%/4                 Yes
62              1    Evergreen - Beverly Plaza & Park Plaza         Lock/116_0%/4                 Yes
63              1    Gifford Industrial Park                        Lock/117_0%/3                 Yes
64              1    Oakley Plaza                                   Lock/40_YM1/41_0%/3           No
65              2    Cloverdale Apartments                          Lock/116_0%/4                 Yes
66              2    Collins Aire Mobile Home Park                  Lock/116_0%/4                 Yes
67              1    Chino Hills Promenade                          Lock/116_0%/4                 Yes
68              2    Hunter's Glen                                  Lock/117_0%/3                 Yes
69              2    Cedar Glen Apartments                          Lock/117_0%/3                 Yes
70              2    College Hills West Apartments                  Lock/114_0%/6                 Yes
71              1    4601 Eisenhower                                Lock/117_0%/3                 Yes
72              1    Joyners Crossing                               Lock/117_0%/3                 Yes
73              1    Sedgefield Village Shopping Center             Lock/117_0%/3                 Yes
74              1    Palm Ridge                                     Lock/116_0%/4                 Yes
75              2    Point-O-View Apartments                        Lock/117_0%/3                 Yes
76              1    Village Shoppes                                Lock/117_0%/3                 Yes
77              2    Oak Brook Apartments                           Lock/117_0%/3                 Yes
78              1    Amaranth Building                              Lock/117_0%/3                 Yes
79              1    Merit Building                                 Lock/116_0%/4                 Yes

                                                                                                      PERCENTAGE OF   ORIGINATION
                                                                        ORIGINAL       CUT-OFF DATE   INITIAL NET     AMORTIZATION
              LOAN                                                     PRINCIPAL        PRINCIPAL       MORTGAGE          TERM
#    CROSSED  GROUP  LOAN NAME                                          BALANCE        BALANCE (1)    POOL BALANCE      (MONTHS)
-    -------  -----  ---------                                          -------        -----------    ------------      --------
80              1    4260-4310 West Broad Street                    $     3,900,000  $     3,856,389          0.31%       276
81              1    Gateway Center                                       3,800,000        3,767,790          0.30%       300
82              1    PNC Advisor Building                                 3,700,000        3,690,354          0.29%       360
83              1    917 Franklin Office Building                         3,700,000        3,681,688          0.29%       360
84              1    Riverside Business Park                              3,650,000        3,627,200          0.29%       360
85              2    Oaks of League City                                  3,360,000        3,356,425          0.27%       360
86              1    Shiloh Center - 7                                    3,125,000        3,108,837          0.25%       360
87              1    Storage USA                                          3,100,000        3,082,422          0.24%       300
88              1    Eckerd's OAK RIDGE                                   3,090,000        3,055,009          0.24%       264
89              2    Tiburon Pointe Apartments                            2,950,000        2,930,777          0.23%       360
90              2    Mansions North Apartments                            2,800,000        2,793,973          0.22%       360
91              1    Dearborn Town Center                                 2,815,000        2,785,959          0.22%       300
92              1    72nd & Cedar Street Office                           2,800,000        2,782,169          0.22%       360
93              2    Sands Point Cove Apartments                          2,800,000        2,774,919          0.22%       300
94              1    Rancho Bernardo Professional Building                2,750,000        2,734,245          0.22%       360
95              1    Summerfield Renaissance Shopping Center              2,685,000        2,668,406          0.21%       360
96              1    Kroger Retail Center                                 2,700,000        2,661,315          0.21%       240
97              1    Coopers Common Plaza                                 2,650,000        2,633,092          0.21%       360
98              2    Diplomat Townhomes                                   2,600,000        2,586,552          0.21%       360
99              1    Chatfield Plaza                                      2,530,000        2,517,199          0.20%       360
100             1    Northwood Plaza Shopping Center                      2,500,000        2,467,572          0.20%       240
101             1    Shiloh Center - 8                                    2,460,000        2,447,415          0.19%       360
102             2    Riverview Terrace                                    2,440,000        2,426,212          0.19%       300
103             2    Angelique Apartments                                 2,400,000        2,389,657          0.19%       300
104             2    Langdon Hall Apartments                              2,400,000        2,386,896          0.19%       360
105             2    Bayou Oaks Apartments                                2,380,000        2,368,221          0.19%       360
106             1    300-304 E 81st Street                                2,350,000        2,343,767          0.19%       360
107             1    10811-10831 Foothill Boulevard                       2,300,000        2,280,998          0.18%       300
108             2    Brandywine Apartments                                2,280,000        2,274,881          0.18%       360
109             1    Fortress Self Storage                                2,300,000        2,261,071          0.18%       240
110             1    Clayton Industrial Park                              2,250,000        2,241,092          0.18%       300
111             1    Eckerd's - Middleton NJ                              2,150,000        2,112,950          0.17%       180
112             1    2701-2751 East Chapman Avenue                        2,000,000        1,986,484          0.16%       300
113             2    Park House Apartments                                1,975,000        1,956,183          0.16%       300
114             1    324 E 77th Street                                    1,950,000        1,942,426          0.15%       360
115             2    Buttonwood Square                                    1,955,000        1,941,506          0.15%       360
116             1    Huntley Road Retail Center                           1,900,000        1,889,399          0.15%       360
117             1    Highway Storage McAllen and Pharr                    1,800,000        1,782,009          0.14%       240
118             1    Powell Plaza                                         1,760,000        1,754,226          0.14%       360
119             1    Gold Circle Office Building                          1,700,000        1,689,174          0.13%       360
120             1    Waynesburg Centre                                    1,650,000        1,644,514          0.13%       300
121             1    Pierre Plaza Shopping Center                         1,650,000        1,637,883          0.13%       240
122             2    Salem Terrace Apartments                             1,650,000        1,628,325          0.13%       240
123             2    Carefree Valley Resort                               1,500,000        1,490,463          0.12%       240
124             1    290 Fairbanks Center                                 1,480,000        1,475,449          0.12%       360
125             1    Scripps Hill Retail Center                           1,450,000        1,446,036          0.11%       360
126             2    Springwood Apartments                                1,440,000        1,434,171          0.11%       360
127             1    Cypress Harbor Mobile Home Park                      1,400,000        1,392,438          0.11%       360
128             2    Casa Del Rey Mobile Home Park                        1,400,000        1,391,891          0.11%       360
129             2    Fort Sedgwick Apartments                             1,350,000        1,342,786          0.11%       360
130             1    10019 Reisterstown Road                              1,287,000        1,280,517          0.10%       360
131             1    Shops at Canton                                      1,285,000        1,279,361          0.10%       360
132             1    Shiloh Center - 5                                    1,280,000        1,273,380          0.10%       360
133             1    Camino Maquilladora Buildings                        1,250,000        1,245,716          0.10%       360
134             1    Meadow Estates Manufactured Housing Community        1,237,500        1,229,547          0.10%       300
135             1    Evergreen Office                                     1,200,000        1,192,358          0.09%       360
136             2    Amberwood Apartments                                 1,260,000        1,187,014          0.09%       348
137             1    3200 Commander Industrial Building                   1,175,000        1,169,249          0.09%       360
138             1    Mabury Plaza                                         1,095,000        1,087,150          0.09%       360
139             2    Bel Air Mobile Home Communities                      1,075,000        1,075,000          0.09%       336
140             2    Park Manor Apartments                                1,009,000          998,771          0.08%       300
141             1    Silverado Office Building                            1,000,000          996,925          0.08%       360
142             1    Pinehollow Business Park                             1,000,000          989,673          0.08%       270
143             1    Broadway Commons Shopping Center                       920,000          916,515          0.07%       300
144             2    Colonial Arms Apartments                               915,000          910,341          0.07%       300
145             2    Folger Apartments                                      900,000          896,427          0.07%       360
146             2    Church Hill Gables                                     900,000          895,693          0.07%       360

                                                                                                                INTIAL
                                                                    REMAINING       ORIGINAL     REMAINING     INTEREST
                                                                   AMORTIZATION      TERM TO      TERM TO        ONLY
              LOAN                                                    TERM          MATURITY      MATURITY       PERIOD
#    CROSSED  GROUP  LOAN NAME                                       (MONTHS)     (MONTHS)(2)  (MONTHS)(1)(2)  (MONTHS)
-    -------  -----  ---------                                       --------     -----------  --------------  --------
80              1    4260-4310 West Broad Street                        269           120           113            0
81              1    Gateway Center                                     294           120           114            0
82              1    PNC Advisor Building                               357           120           117            0
83              1    917 Franklin Office Building                       355           120           115            0
84              1    Riverside Business Park                            354           120           114            0
85              2    Oaks of League City                                359           120           119            0
86              1    Shiloh Center - 7                                  355           120           115            0
87              1    Storage USA                                        296           120           116            0
88              1    Eckerd's OAK RIDGE                                 258           120           114            0
89              2    Tiburon Pointe Apartments                          354           120           114            0
90              2    Mansions North Apartments                          358           120           118            0
91              1    Dearborn Town Center                               292           120           112            0
92              1    72nd & Cedar Street Office                         353           120           113            0
93              2    Sands Point Cove Apartments                        293           120           113            0
94              1    Rancho Bernardo Professional Building              354           120           114            0
95              1    Summerfield Renaissance Shopping Center            354           120           114            0
96              1    Kroger Retail Center                               233            84            77            0
97              1    Coopers Common Plaza                               354           120           114            0
98              2    Diplomat Townhomes                                 355           120           115            0
99              1    Chatfield Plaza                                    355           120           115            0
100             1    Northwood Plaza Shopping Center                    234           120           114            0
101             1    Shiloh Center - 8                                  355           120           115            0
102             2    Riverview Terrace                                  296           120           116            0
103             2    Angelique Apartments                               297            60            57            0
104             2    Langdon Hall Apartments                            355           120           115            0
105             2    Bayou Oaks Apartments                              355           120           115            0
106             1    300-304 E 81st Street                              357           120           117            0
107             1    10811-10831 Foothill Boulevard                     294           120           114            0
108             2    Brandywine Apartments                              358           120           118            0
109             1    Fortress Self Storage                              232           120           112            0
110             1    Clayton Industrial Park                            297           120           117            0
111             1    Eckerd's - Middleton NJ                            175           180           175            0
112             1    2701-2751 East Chapman Avenue                      295           120           115            0
113             2    Park House Apartments                              293           120           113            0
114             1    324 E 77th Street                                  356           120           116            0
115             2    Buttonwood Square                                  353           120           113            0
116             1    Huntley Road Retail Center                         354           120           114            0
117             1    Highway Storage McAllen and Pharr                  235           120           115            0
118             1    Powell Plaza                                       356           120           116            0
119             1    Gold Circle Office Building                        353           120           113            0
120             1    Waynesburg Centre                                  297           120           117            0
121             1    Pierre Plaza Shopping Center                       236           120           116            0
122             2    Salem Terrace Apartments                           234           240           234            0
123             2    Carefree Valley Resort                             237            84            81            0
124             1    290 Fairbanks Center                               357           120           117            0
125             1    Scripps Hill Retail Center                         357           120           117            0
126             2    Springwood Apartments                              356            60            56            0
127             1    Cypress Harbor Mobile Home Park                    355            60            55            0
128             2    Casa Del Rey Mobile Home Park                      354           120           114            0
129             2    Fort Sedgwick Apartments                           355           120           115            0
130             1    10019 Reisterstown Road                            355           120           115            0
131             1    Shops at Canton                                    356           120           116            0
132             1    Shiloh Center - 5                                  355           120           115            0
133             1    Camino Maquilladora Buildings                      356           120           116            0
134             1    Meadow Estates Manufactured Housing Community      296            60            56            0
135             1    Evergreen Office                                   353           120           113            0
136             2    Amberwood Apartments                               287           120            59            0
137             1    3200 Commander Industrial Building                 355           120           115            0
138             1    Mabury Plaza                                       352           120           112            0
139             2    Bel Air Mobile Home Communities                    336           120           115           24
140             2    Park Manor Apartments                              292           120           112            0
141             1    Silverado Office Building                          357           120           117            0
142             1    Pinehollow Business Park                           264           120           114            0
143             1    Broadway Commons Shopping Center                   297           120           117            0
144             2    Colonial Arms Apartments                           296           120           116            0
145             2    Folger Apartments                                  356           120           116            0
146             2    Church Hill Gables                                 355           120           115            0

                                                                    MORTGAGE                   FIRST
              LOAN                                                  INTEREST    MONTHLY       PAYMENT     MATURITY
#    CROSSED  GROUP  LOAN NAME                                        RATE    PAYMENT (3)       DATE        DATE       ARD (4)
-    -------  -----  ---------                                        ----    -----------       ----        ----       -------
80              1    4260-4310 West Broad Street                      6.080%  $    26,272     6/11/2003   5/11/2026   5/11/2013
81              1    Gateway Center                                   5.850%       24,136     7/11/2003   6/11/2013      N/A
82              1    PNC Advisor Building                             6.390%       23,120     10/1/2003   9/1/2013       N/A
83              1    917 Franklin Office Building                     5.600%       21,241     8/11/2003   7/11/2013      N/A
84              1    Riverside Business Park                          5.450%       20,610     7/11/2003   6/11/2013      N/A
85              2    Oaks of League City                              5.650%       19,395     12/1/2003   11/1/2013      N/A
86              1    Shiloh Center - 7                                5.400%       17,548     8/11/2003   7/11/2013      N/A
87              1    Storage USA                                      5.800%       19,596     9/1/2003    8/1/2013       N/A
88              1    Eckerd's OAK RIDGE                               5.550%       20,293     7/11/2003   6/11/2033   6/11/2013
89              2    Tiburon Pointe Apartments                        5.250%       16,290     7/11/2003   6/11/2013      N/A
90              2    Mansions North Apartments                        5.250%       15,462     11/1/2003   10/1/2013      N/A
91              1    Dearborn Town Center                             6.410%       18,849     5/11/2003   4/11/2013      N/A
92              1    72nd & Cedar Street Office                       6.020%       16,823     6/11/2003   5/11/2013      N/A
93              2    Sands Point Cove Apartments                      6.380%       18,696     6/11/2003   5/11/2013      N/A
94              1    Rancho Bernardo Professional Building            5.850%       16,223     7/11/2003   6/11/2013      N/A
95              1    Summerfield Renaissance Shopping Center          5.500%       15,245     7/11/2003   6/11/2013      N/A
96              1    Kroger Retail Center                             6.200%       19,656     6/11/2003   5/11/2010      N/A
97              1    Coopers Common Plaza                             5.350%       14,798     7/11/2003   6/11/2013      N/A
98              2    Diplomat Townhomes                               5.400%       14,600     8/11/2003   7/11/2013      N/A
99              1    Chatfield Plaza                                  5.500%       14,365     8/11/2003   7/11/2013      N/A
100             1    Northwood Plaza Shopping Center                  5.800%       17,624     7/11/2003   6/11/2013      N/A
101             1    Shiloh Center - 8                                5.450%       13,891     8/11/2003   7/11/2013      N/A
102             2    Riverview Terrace                                5.820%       15,454     9/11/2003   8/11/2013      N/A
103             2    Angelique Apartments                             5.820%       15,200    10/11/2003   9/11/2008      N/A
104             2    Langdon Hall Apartments                          5.150%       13,105     8/11/2003   7/11/2013      N/A
105             2    Bayou Oaks Apartments                            5.600%       13,663     8/11/2003   7/11/2013      N/A
106             1    300-304 E 81st Street                            6.310%       14,561    10/11/2003   9/11/2013      N/A
107             1    10811-10831 Foothill Boulevard                   6.000%       14,819     7/11/2003   6/11/2013      N/A
108             2    Brandywine Apartments                            5.050%       12,309     11/1/2003   10/1/2013      N/A
109             1    Fortress Self Storage                            6.010%       16,491     5/11/2003   4/11/2013      N/A
110             1    Clayton Industrial Park                          6.330%       14,954    10/11/2003   9/11/2013      N/A
111             1    Eckerd's - Middleton NJ                          5.760%       17,865     8/11/2003   7/11/2018      N/A
112             1    2701-2751 East Chapman Avenue                    6.020%       12,910     8/11/2003   7/11/2013      N/A
113             2    Park House Apartments                            6.030%       12,761     6/11/2003   5/11/2013      N/A
114             1    324 E 77th Street                                5.750%       11,380     9/11/2003   8/11/2013      N/A
115             2    Buttonwood Square                                5.660%       11,297     6/11/2003   5/11/2013      N/A
116             1    Huntley Road Retail Center                       5.970%       11,355     7/11/2003   6/11/2013      N/A
117             1    Highway Storage McAllen and Pharr                6.320%       13,230     8/11/2003   7/11/2013      N/A
118             1    Powell Plaza                                     6.500%       11,124     9/11/2003   8/11/2013      N/A
119             1    Gold Circle Office Building                      6.020%       10,214     6/11/2003   5/11/2013      N/A
120             1    Waynesburg Centre                                7.340%       12,022    10/11/2003   9/11/2028   9/11/2013
121             1    Pierre Plaza Shopping Center                     7.010%       12,802     9/11/2003   8/11/2013      N/A
122             2    Salem Terrace Apartments                         5.700%       11,537     7/11/2003   6/11/2023      N/A
123             2    Carefree Valley Resort                           6.000%       10,746    10/11/2003   9/11/2010      N/A
124             1    290 Fairbanks Center                             5.610%        8,506    10/11/2003   9/11/2013      N/A
125             1    Scripps Hill Retail Center                       6.170%        8,853    10/11/2003   9/11/2013      N/A
126             2    Springwood Apartments                            5.560%        8,230     9/11/2003   8/11/2008      N/A
127             1    Cypress Harbor Mobile Home Park                  5.200%        7,688     8/11/2003   7/11/2008      N/A
128             2    Casa Del Rey Mobile Home Park                    5.800%        8,215     7/11/2003   6/11/2013      N/A
129             2    Fort Sedgwick Apartments                         5.250%        7,455     8/11/2003   7/11/2013      N/A
130             1    10019 Reisterstown Road                          5.520%        7,324     8/11/2003   7/11/2013      N/A
131             1    Shops at Canton                                  5.180%        7,040     9/11/2003   8/11/2013      N/A
132             1    Shiloh Center - 5                                5.400%        7,188     8/11/2003   7/11/2013      N/A
133             1    Camino Maquilladora Buildings                    6.310%        7,745     9/11/2003   8/11/2013      N/A
134             1    Meadow Estates Manufactured Housing Community    5.050%        7,270     9/11/2003   8/11/2008      N/A
135             1    Evergreen Office                                 6.020%        7,210     6/11/2003   5/11/2013      N/A
136             2    Amberwood Apartments                             7.100%        8,555     12/1/1998   11/1/2008      N/A
137             1    3200 Commander Industrial Building               5.650%        6,783     8/11/2003   7/11/2013      N/A
138             1    Mabury Plaza                                     6.160%        6,678     5/11/2003   4/11/2013      N/A
139             2    Bel Air Mobile Home Communities                  5.300%        6,146     8/11/2003   7/11/2013      N/A
140             2    Park Manor Apartments                            6.510%        6,819     5/11/2003   4/11/2013      N/A
141             1    Silverado Office Building                        5.610%        5,747    10/11/2003   9/11/2013      N/A
142             1    Pinehollow Business Park                         5.900%        6,698     7/11/2003   6/11/2013      N/A
143             1    Broadway Commons Shopping Center                 6.590%        6,264    10/11/2003   9/11/2013      N/A
144             2    Colonial Arms Apartments                         6.420%        6,132     9/11/2003   8/11/2013      N/A
145             2    Folger Apartments                                5.650%        5,195     9/11/2003   8/11/2013      N/A
146             2    Church Hill Gables                               5.750%        5,252     8/11/2003   7/11/2013      N/A

              LOAN                                                   PREPAYMENT PROVISION      DEFEASANCE
#    CROSSED  GROUP  LOAN NAME                                       AS OF ORIGINATION (5)     OPTION (6)
-    -------  -----  ---------                                       ---------------------     ----------
80              1    4260-4310 West Broad Street                     Lock/117_0%/3                 Yes
81              1    Gateway Center                                  Lock/114_0%/6                 Yes
82              1    PNC Advisor Building                            Lock/116_0%/4                 Yes
83              1    917 Franklin Office Building                    Lock/117_0%/3                 Yes
84              1    Riverside Business Park                         Lock/117_0%/3                 Yes
85              2    Oaks of League City                             Lock/116_0%/4                 Yes
86              1    Shiloh Center - 7                               Lock/117_0%/3                 Yes
87              1    Storage USA                                     Lock/116_0%/4                 Yes
88              1    Eckerd's OAK RIDGE                              Lock/114_0%/6                 Yes
89              2    Tiburon Pointe Apartments                       Lock/117_0%/3                 Yes
90              2    Mansions North Apartments                       Lock/116_0%/4                 Yes
91              1    Dearborn Town Center                            Lock/114_0%/6                 Yes
92              1    72nd & Cedar Street Office                      Lock/114_0%/6                 Yes
93              2    Sands Point Cove Apartments                     Lock/43_YM1/74_0%/3           No
94              1    Rancho Bernardo Professional Building           Lock/117_0%/3                 Yes
95              1    Summerfield Renaissance Shopping Center         Lock/117_0%/3                 Yes
96              1    Kroger Retail Center                            Lock/78_0%/6                  Yes
97              1    Coopers Common Plaza                            Lock/117_0%/3                 Yes
98              2    Diplomat Townhomes                              Lock/117_0%/3                 Yes
99              1    Chatfield Plaza                                 Lock/117_0%/3                 Yes
100             1    Northwood Plaza Shopping Center                 Lock/117_0%/3                 Yes
101             1    Shiloh Center - 8                               Lock/117_0%/3                 Yes
102             2    Riverview Terrace                               Lock/117_0%/3                 Yes
103             2    Angelique Apartments                            Lock/57_0%/3                  Yes
104             2    Langdon Hall Apartments                         Lock/117_0%/3                 Yes
105             2    Bayou Oaks Apartments                           Lock/41_YM1/76_0%/3           No
106             1    300-304 E 81st Street                           Lock/39_YM1/77_0%/4           No
107             1    10811-10831 Foothill Boulevard                  Lock/117_0%/3                 Yes
108             2    Brandywine Apartments                           Lock/116_0%/4                 Yes
109             1    Fortress Self Storage                           Lock/116_0%/4                 Yes
110             1    Clayton Industrial Park                         Lock/114_0%/6                 Yes
111             1    Eckerd's - Middleton NJ                         Lock/174_0%/6                 Yes
112             1    2701-2751 East Chapman Avenue                   Lock/114_0%/6                 Yes
113             2    Park House Apartments                           Lock/114_0%/6                 Yes
114             1    324 E 77th Street                               Lock/40_YM1/76_0%/4           No
115             2    Buttonwood Square                               Lock/114_0%/6                 Yes
116             1    Huntley Road Retail Center                      Lock/114_0%/6                 Yes
117             1    Highway Storage McAllen and Pharr               Lock/114_0%/6                 Yes
118             1    Powell Plaza                                    Lock/40_YM1/77_0%/3           No
119             1    Gold Circle Office Building                     Lock/114_0%/6                 Yes
120             1    Waynesburg Centre                               Lock/39_YM1/78_0%/3           No
121             1    Pierre Plaza Shopping Center                    Lock/114_0%/6                 Yes
122             2    Salem Terrace Apartments                        Lock/234_0%/6                 Yes
123             2    Carefree Valley Resort                          Lock/78_0%/6                  Yes
124             1    290 Fairbanks Center                            Lock/114_0%/6                 Yes
125             1    Scripps Hill Retail Center                      Lock/114_0%/6                 Yes
126             2    Springwood Apartments                           Lock/54_0%/6                  Yes
127             1    Cypress Harbor Mobile Home Park                 Lock/54_0%/6                  Yes
128             2    Casa Del Rey Mobile Home Park                   Lock/114_0%/6                 Yes
129             2    Fort Sedgwick Apartments                        Lock/116_0%/4                 Yes
130             1    10019 Reisterstown Road                         Lock/117_0%/3                 Yes
131             1    Shops at Canton                                 Lock/117_0%/3                 Yes
132             1    Shiloh Center - 5                               Lock/117_0%/3                 Yes
133             1    Camino Maquilladora Buildings                   Lock/40_YM1/77_0%/3           No
134             1    Meadow Estates Manufactured Housing Community   Lock/54_0%/6                  Yes
135             1    Evergreen Office                                Lock/114_0%/6                 Yes
136             2    Amberwood Apartments                            Lock/114_0%/6                 Yes
137             1    3200 Commander Industrial Building              Lock/117_0%/3                 Yes
138             1    Mabury Plaza                                    Lock/44_YM1/73_0%/3           No
139             2    Bel Air Mobile Home Communities                 Lock/117_0%/3                 Yes
140             2    Park Manor Apartments                           Lock/114_0%/6                 Yes
141             1    Silverado Office Building                       Lock/114_0%/6                 Yes
142             1    Pinehollow Business Park                        Lock/116_0%/4                 Yes
143             1    Broadway Commons Shopping Center                Lock/117_0%/3                 Yes
144             2    Colonial Arms Apartments                        Lock/114_0%/6                 Yes
145             2    Folger Apartments                               Lock/114_0%/6                 Yes
146             2    Church Hill Gables                              Lock/114_0%/6                 Yes

                                                                                                      PERCENTAGE OF   ORIGINATION
                                                                        ORIGINAL       CUT-OFF DATE   INITIAL NET     AMORTIZATION
              LOAN                                                     PRINCIPAL        PRINCIPAL       MORTGAGE          TERM
#    CROSSED  GROUP  LOAN NAME                                          BALANCE        BALANCE (1)    POOL BALANCE      (MONTHS)
-    -------  -----  ---------                                          -------        -----------    ------------      --------
147             2    Morris Manor Apartment                         $       900,000  $       895,311          0.07%       300
148             2    Halifax Court Apartments                               880,000          876,021          0.07%       360
149             2    Ashley Street Apartments                               760,000          750,390          0.06%       240
150             2    Royal Palms Apartments                                 725,000          721,302          0.06%       300
151             2    Quartermaster Court Apartments                         635,000          634,310          0.05%       360
152             2    833 Whalley Avenue                                     600,000          596,740          0.05%       360
153             1    76-80 Lafayette Avenue                                 587,500          585,529          0.05%       300

                                                                    ------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                             $ 1,268,329,000  $ 1,261,299,491         100.0%       345
                                                                    ============================================================

MAXIMUM:                                                            $    85,500,000  $    85,405,532          6.77%       395
MINIMUM:                                                            $       587,500  $       585,529          0.05%       180

                                                                                                                 INITIAL
                                                                     REMAINING       ORIGINAL     REMAINING     INTEREST
                                                                    AMORTIZATION      TERM TO      TERM TO        ONLY    MORTGAGE
              LOAN                                                     TERM          MATURITY      MATURITY       PERIOD  INTEREST
#    CROSSED  GROUP  LOAN NAME                                        (MONTHS)     (MONTHS)(2)  (MONTHS)(1)(2)  (MONTHS)    RATE
-    -------  -----  ---------                                        --------     -----------  --------------  --------    ----
147             2    Morris Manor Apartment                              296           120           116            0       6.290%
148             2    Halifax Court Apartments                            355           120           115            0       6.000%
149             2    Ashley Street Apartments                            234           120           114            0       6.000%
150             2    Royal Palms Apartments                              296           120           116            0       6.410%
151             2    Quartermaster Court Apartments                      358           216           214            0       8.120%
152             2    833 Whalley Avenue                                  354           120           114            0       6.090%
153             1    76-80 Lafayette Avenue                              297           120           117            0       7.290%

                                                                    ---------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                  340           110           105                    5.453%
                                                                    ===============================================================

MAXIMUM:                                                                 360           240           234                    8.120%
MINIMUM:                                                                 172            60            50                    3.108%

                                                                                     FIRST
              LOAN                                                    MONTHLY       PAYMENT     MATURITY
#    CROSSED  GROUP  LOAN NAME                                      PAYMENT (3)       DATE        DATE
-    -------  -----  ---------                                      -----------       ----        ----
147             2    Morris Manor Apartment                         $     5,959     9/11/2003   8/11/2013
148             2    Halifax Court Apartments                             5,276     8/11/2003   7/11/2013
149             2    Ashley Street Apartments                             5,445     7/11/2003   6/11/2013
150             2    Royal Palms Apartments                               4,855     9/11/2003   8/11/2013
151             2    Quartermaster Court Apartments                       4,713     11/1/2003   10/1/2021
152             2    833 Whalley Avenue                                   3,632     7/11/2003   6/11/2013
153             1    76-80 Lafayette Avenue                               4,262    10/11/2003   9/11/2013

                                                                    -------------------------------------
TOTAL/WEIGHTED AVERAGE:                                             $ 7,171,142     7/20/2003    4/4/2014
                                                                    =====================================

MAXIMUM:                                                            $   482,781      1/1/2004   6/11/2033
MINIMUM:                                                            $     3,632     12/1/1998   2/11/2008

              LOAN                                                            PREPAYMENT PROVISION      DEFEASANCE
#    CROSSED  GROUP  LOAN NAME                                      ARD (4)   AS OF ORIGINATION (5)     OPTION (6)
-    -------  -----  ---------                                      -------   ---------------------     ----------
147             2    Morris Manor Apartment                           N/A     Lock/114_0%/6                 Yes
148             2    Halifax Court Apartments                         N/A     Lock/114_0%/6                 Yes
149             2    Ashley Street Apartments                         N/A     Lock/114_0%/6                 Yes
150             2    Royal Palms Apartments                           N/A     Lock/114_0%/6                 Yes
151             2    Quartermaster Court Apartments                   N/A     Lock/212_0%/4                 Yes
152             2    833 Whalley Avenue                               N/A     Lock/42_YM1/75_0%/3           No
153             1    76-80 Lafayette Avenue                           N/A     Lock/114_0%/6                 Yes

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY ANAHEIM PROFESSIONAL CENTER AND COAST FAMILY MEDICAL CENTER ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY MAGNOLIA VILLAGE, BLUE JAY MOBILE HOME PARK, CANDLELIGHT MANOR AND ELMWOOD MOBILE HOME PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2003.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.
(3) FOR MORTGAGE LOANS CLASSIFIED AS INTEREST ONLY, THE MONTHLY PAYMENT REPRESENTS THE AVERAGE OF ONE FULL YEAR OF INTEREST PAYMENTS.
(4) ANTICIPATED REPAYMENT DATE.
(5) PREPAYMENT PROVISION AS OF ORIGINATION:
    LOCK/(X) = LOCKOUT OR DEFEASANCE FOR (X) PAYMENTS
    YMA/(Y) = GREATER OF YIELD MAINTENANCE PREMIUM AND A% PREPAYMENT FOR (Y) PAYMENTS A%/(X) = A% PREPAYMENT FOR (X) PAYMENTS
    0%/(X) = PREPAYABLE AT PAR FOR (X) PAYMENTS
(6) "YES" MEANS THAT DEFEASANCE IS PERMITTED NOTWITHSTANDING THE LOCKOUT PERIOD.
(7) FOR THE PERIOD BETWEEN FEBRUARY 1, 2007 AND JANUARY 1, 2012, THE MONTHLY PAYMENT WILL BE $225,813. FROM FEBRUARY 1, 2012 THROUGH THE END OF THE LOAN TERM, THE MONTHLY PAYMENT WILL BE $258,292.40.

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                       CUT-OFF DATE                                                     MATURITY/
              LOAN                                       PRINCIPAL        APPRAISED      CUT-OFF DATE   MATURITY/ARD     ARD LTV
  #  CROSSED  GROUP  LOAN NAME                          BALANCE (1)         VALUE      LTV RATIO(1)(2)   BALANCE (3)  RATIO(2)(3)(4)
  -  -------  -----  ---------                        --------------   --------------  --------------- -------------- --------------
  1            1     Mall at Fairfield Commons        $   85,405,532   $  171,500,000       66.4%      $   69,414,892      54.0%
  2            1     Mayfair Mall and Office Complex      79,343,515      330,000,000       60.1%          71,457,181      54.1%
  3            1     Stanford Shopping Center             75,000,000      335,000,000       49.3%          75,000,000      49.3%
  4            1     MeriStar Hotel Portfolio             50,881,109       68,650,000       74.1%          40,652,182      59.2%
  5            1     Paramount Plaza                      44,876,466       75,000,000       59.8%          38,334,447      51.1%
  6            1     Montalvo Square Shopping Center      42,300,000       52,900,000       80.0%          35,866,680      67.8%
  7            2     Jefferson at Montfort                35,000,000       48,500,000       72.2%          33,322,233      68.7%
  8            1     EastBridge Landing                   33,689,997       91,000,000       37.0%          30,832,227      33.9%
  9            1     East Thunderbird Square Shopping
                       Center North                       28,472,696       41,700,000       68.3%          24,313,039      58.3%
 10            1     Janss Court                          28,295,760       37,500,000       75.5%          23,075,662      61.5%
 11            1     Ravine Development                   26,515,146       41,000,000       64.7%          10,661,962      26.0%
 12            2     Serrano Apartments                   26,450,000       33,100,000       79.9%          21,833,989      66.0%
 13            1     Crow Canyon Commons Shopping
                       Center                             22,903,652       32,000,000       71.6%          19,156,463      59.9%
 14            2     Carlingford Apartments               21,762,334       28,900,000       75.3%          20,425,414      70.7%
 15            1     220 Post Street                      21,300,000       31,200,000       68.3%          21,300,000      68.3%
 16            2     Kings Crossing I & II                20,891,904       31,550,000       66.2%          16,921,866      53.6%
 17            2     Atrium at Market Center              18,124,880       23,100,000       78.5%          15,614,871      67.6%
 18            2     Villages of Deerfield Apartments     16,641,062       20,900,000       79.6%          13,699,489      65.5%
 19            1     Baseline Corporate Center            16,438,430       21,940,000       74.9%          13,931,254      63.5%
 20            1     Challenger Business Center           16,329,079       22,500,000       72.6%          13,594,715      60.4%
 21            1     Delphi Building                      15,976,947       22,000,000       72.6%          12,395,142      56.3%
 22    A       1     Anaheim Professional Center           9,365,667       12,500,000       74.9%           7,951,218      63.6%
 23    A       1     Coast Family Medical Center           5,719,224        8,000,000       71.5%           4,845,505      60.6%
 24            1     Radisson Hotel Historic Savannah     14,980,678       20,300,000       73.8%          11,897,944      58.6%
 25            2     Breckinridge Court Apartments        14,772,020       18,500,000       79.8%          12,497,833      67.6%
 26            2     Addison at Hampton                   14,524,848       19,000,000       76.4%          11,764,726      61.9%
 27            1     SouthCourt at South Square           14,423,499       19,400,000       74.3%          11,155,040      57.5%
 28            1     Deer Valley Financial Center         11,604,681       15,500,000       74.9%           9,918,299      64.0%
 29    B       2     Magnolia Village                      3,997,827        5,800,000       73.5%           3,390,188      62.3%
 30    B       2     Blue Jay Mobile Home Park             3,976,321        5,000,000       73.5%           3,362,665      62.3%
 31    B       2     Candlelight Manor                     2,057,746        2,800,000       73.5%           1,740,179      62.3%
 32    B       2     Elmwood Mobile Home Park              1,366,860        1,900,000       73.5%           1,155,916      62.3%
 33            1     Shoppes of New Tampa                 10,600,000       19,100,000       55.5%          10,600,000      55.5%
 34            1     The Borders and Shoppes at
                       Chestnut Hill                      10,434,412       14,000,000       74.5%           8,759,205      62.6%
 35            1     Tustin Freeway Business Center        9,989,911       12,600,000       79.3%           8,463,763      67.2%
 36            1     Oak Hill Townhomes                    9,845,186       12,330,000       79.8%           8,319,641      67.5%
 37            1     Northlake Square Shopping Center      9,438,742       11,900,000       79.3%           7,887,658      66.3%
 38            2     Stone Hill Apartments                 9,262,680       12,750,000       72.6%           7,794,162      61.1%
 39            2     High Ridge Apartments                 9,182,569       11,500,000       79.8%           7,766,596      67.5%
 40            2     Caleb's Place Townhomes               9,147,744       11,550,000       79.2%           7,075,107      61.3%
 41            2     Northgate Village Apartments          8,402,346       10,600,000       79.3%           7,096,915      67.0%
 42            2     Cambridge Village Apartments          8,119,100       11,500,000       70.6%           6,884,464      59.9%
 43            1     Staybridge Suites                     7,440,612       11,400,000       65.3%           5,935,579      52.1%
 44            1     Summerville Plaza Shopping Center     7,379,962        9,400,000       78.5%           5,632,945      59.9%
 45            1     St. Joseph's/St. Jude's Medical
                       Building                            6,967,396        9,800,000       71.1%           5,915,416      60.4%
 46            1     Haynes Plaza                          6,814,263       11,000,000       61.9%             109,009       1.0%
 47            2     Hearthstone Apartments                6,658,463        8,400,000       79.3%           5,623,971      67.0%
 48            2     Canyon View Apartments                6,653,051        8,500,000       78.3%           6,170,665      72.6%
 49            1     South County Medical Plaza            6,593,640        9,350,000       70.5%           5,625,510      60.2%
 50            1     Crossings at Westland                 6,339,552        9,800,000       64.7%           4,971,292      50.7%
 51            2     Villas of Brandychase                 6,205,217        7,800,000       79.6%           4,816,854      61.8%
 52            1     78 Place                              6,194,049       12,800,000       48.4%           5,287,627      41.3%
 53            1     Vanowen Medical Office                5,964,095        8,300,000       71.9%           5,036,307      60.7%
 54            1     Bolsa Retail Center                   5,844,363        9,000,000       64.9%           4,986,248      55.4%
 55            2     Candlewick Apartments                 5,811,980        7,350,000       79.1%           4,952,561      67.4%
 56            1     91 Montvale Avenue                    5,804,304        7,500,000       77.4%           4,939,211      65.9%
 57            2     Northgate Club Apartments             5,779,340        7,800,000       74.1%           4,940,007      63.3%
 58            2     Country Village & Oakwood Mobile
                       Home Park                           5,750,000        7,300,000       78.8%           4,880,742      66.9%
 59            1     Tops Plaza - North Olmsted            5,743,218        7,035,000       81.6%           4,434,972      63.0%
 60            1     West Highlands Shopping Center        5,650,000        7,550,000       74.8%           4,811,058      63.7%
 61            1     Metcalf 127 Shops                     5,531,107        7,000,000       79.0%           4,363,675      62.3%
 62            1     Evergreen - Beverly Plaza &
                       Park Plaza                          5,267,663        7,000,000       75.3%           4,436,446      63.4%
 63            1     Gifford Industrial Park               5,176,306        7,000,000       73.9%           4,275,854      61.1%
 64            1     Oakley Plaza                          5,175,000       10,600,000       48.8%           5,175,000      48.8%
 65            2     Cloverdale Apartments                 5,108,073        6,410,000       79.7%           4,029,801      62.9%
 66            2     Collins Aire Mobile Home Park         4,900,000       12,300,000       39.8%           4,151,282      33.8%
 67            1     Chino Hills Promenade                 4,887,170        7,000,000       69.8%           4,200,609      60.0%
 68            2     Hunter's Glen                         4,855,437        6,400,000       75.9%           4,085,650      63.8%
 69            2     Cedar Glen Apartments                 4,596,734        6,350,000       72.4%           3,942,744      62.1%
 70            2     College Hills West Apartments         4,587,345        5,750,000       79.8%           3,917,495      68.1%

               LOAN                                   MOST RECENT   MOST RECENT      U/W           U/W         U/W   ADMINISTRATIVE
  #  CROSSED  GROUP  LOAN NAME                            NOI          DSCR          NOI          NCF(5)     DSCR(6)      FEES
  -  -------  -----  ---------                        ------------  -----------  ------------  ------------  ------- --------------
  1            1     Mall at Fairfield Commons        $ 13,254,419     1.72x     $ 14,265,306  $ 13,516,797    1.75x     0.0519%
  2            1     Mayfair Mall and Office Complex    23,811,052     2.29        25,124,291    24,443,593    2.38      0.0119%
  3            1     Stanford Shopping Center           21,576,675     3.89        19,013,028    18,932,926    3.43      0.0319%
  4            1     MeriStar Hotel Portfolio            8,446,424     1.80         8,373,993     7,303,120    1.71      0.0319%
  5            1     Paramount Plaza                     6,566,761     1.71         7,885,987     6,931,117    2.11      0.0319%
  6            1     Montalvo Square Shopping Center           N/A      N/A         4,364,213     4,237,727    1.53      0.0319%
  7            2     Jefferson at Montfort               3,321,021     1.45         3,491,112     3,325,612    1.52      0.0319%
  8            1     EastBridge Landing                  5,822,478     2.35         5,027,064     4,970,784    2.02      0.0319%
  9            1     East Thunderbird Square Shopping
                       Center North                      3,120,336     1.48         3,374,320     3,202,894    1.53      0.1019%
 10            1     Janss Court                         2,595,619     1.18         3,014,478     2,932,085    1.38      0.0319%
 11            1     Ravine Development                  3,755,463     1.43         3,483,973     3,208,693    1.32      0.0319%
 12            2     Serrano Apartments                  2,163,617     1.32         2,396,912     2,287,412    1.39      0.1019%
 13            1     Crow Canyon Commons Shopping
                       Center                            2,933,216     1.74         2,849,437     2,618,510    1.69      0.0319%
 14            2     Carlingford Apartments              2,502,407     1.54         2,440,481     2,237,981    1.50      0.0319%
 15            1     220 Post Street                           N/A      N/A         2,171,876     2,090,152    1.65      0.0319%
 16            2     Kings Crossing I & II               2,707,478     2.06         2,706,050     2,598,050    2.06      0.0319%
 17            2     Atrium at Market Center                   N/A      N/A         1,763,242     1,728,642    1.27      0.0319%
 18            2     Villages of Deerfield Apartments    1,393,168     1.24         1,516,118     1,441,117    1.35      0.0819%
 19            1     Baseline Corporate Center           1,863,565     1.55         1,940,394     1,711,064    1.45      0.1119%
 20            1     Challenger Business Center          2,272,563     1.91         2,028,128     1,827,814    1.68      0.0319%
 21            1     Delphi Building                     2,051,874     1.22         1,718,306     1,559,668    1.26      0.1119%
 22    A       1     Anaheim Professional Center           924,175     1.22         1,166,659     1,002,985    1.49      0.1119%
 23    A       1     Coast Family Medical Center           713,687     1.75           604,310       530,110    1.30      0.1119%
 24            1     Radisson Hotel Historic Savannah    2,248,619     1.81         2,157,221     1,922,832    1.55      0.0819%
 25            2     Breckinridge Court Apartments       1,471,780     1.29         1,485,672     1,386,876    1.32      0.0819%
 26            2     Addison at Hampton                  1,401,480     1.52         1,390,783     1,321,783    1.51      0.0319%
 27            1     SouthCourt at South Square          1,396,660     1.13         1,717,825     1,551,510    1.42      0.0319%
 28            1     Deer Valley Financial Center        1,579,743     1.85         1,440,439     1,247,386    1.46      0.1119%
 29    B       2     Magnolia Village                      518,848     1.75           463,936       454,136    1.52      0.0319%
 30    B       2     Blue Jay Mobile Home Park             465,935     1.75           407,710       394,560    1.52      0.0319%
 31    B       2     Candlelight Manor                     273,384     1.75           229,942       223,542    1.52      0.0319%
 32    B       2     Elmwood Mobile Home Park              173,781     1.75           151,999       146,949    1.52      0.0319%
 33            1     Shoppes of New Tampa                      N/A      N/A         1,482,130     1,367,437    2.63      0.0319%
 34            1     The Borders and Shoppes at
                       Chestnut Hill                     1,313,303     1.75         1,123,918     1,057,890    1.49      0.0319%
 35            1     Tustin Freeway Business Center      1,133,250     1.57         1,106,778     1,020,566    1.43      0.0819%
 36            1     Oak Hill Townhomes                    456,762     0.66         1,055,172     1,055,172    1.52      0.0819%
 37            1     Northlake Square Shopping Center    1,115,153     1.69         1,059,527     1,011,885    1.60      0.0319%
 38            2     Stone Hill Apartments               1,196,526     1.73         1,129,770     1,043,770    1.63      0.0319%
 39            2     High Ridge Apartments                 940,115     1.28           945,271       871,271    1.34      0.1319%
 40            2     Caleb's Place Townhomes               921,674     1.27           894,919       856,919    1.23      0.0319%
 41            2     Northgate Village Apartments          889,294     1.42           896,794       830,794    1.43      0.0319%
 42            2     Cambridge Village Apartments          842,653     1.37           825,919       775,919    1.34      0.0319%
 43            1     Staybridge Suites                   1,435,153     2.30         1,218,479     1,218,479    1.95      0.1319%
 44            1     Summerville Plaza Shopping Center     837,833     1.37           846,742       749,323    1.38      0.0319%
 45            1     St. Joseph's/St. Jude's Medical
                       Building                            902,025     1.66           836,214       758,187    1.53      0.0319%
 46            1     Haynes Plaza                              N/A      N/A         1,067,319       927,212    1.28      0.0319%
 47            2     Hearthstone Apartments                676,837     1.33           708,329       645,329    1.40      0.0319%
 48            2     Canyon View Apartments                639,739     1.42           703,281       668,781    1.57      0.0319%
 49            1     South County Medical Plaza            686,601     1.42           677,655       638,600    1.32      0.1119%
 50            1     Crossings at Westland                 898,634     1.52           817,611       677,857    1.36      0.0619%
 51            2     Villas of Brandychase                 815,543     1.65           696,810       668,060    1.40      0.0319%
 52            1     78 Place                            1,173,118     2.56         1,113,268     1,008,155    2.21      0.1119%
 53            1     Vanowen Medical Office                991,683     2.20           779,288       701,670    1.69      0.0319%
 54            1     Bolsa Retail Center                   638,503     1.40           675,284       634,302    1.48      0.1119%
 55            2     Candlewick Apartments                 569,925     1.25           614,417       568,417    1.36      0.0319%
 56            1     91 Montvale Avenue                    739,089     1.62           651,470       575,486    1.37      0.1319%
 57            2     Northgate Club Apartments             604,416     1.36           579,341       549,341    1.30      0.0319%
 58            2     Country Village & Oakwood Mobile
                       Home Park                           645,492     1.60           657,718       631,968    1.63      0.0319%
 59            1     Tops Plaza - North Olmsted            529,153     1.26           520,171       497,079    1.23      0.0519%
 60            1     West Highlands Shopping Center        695,307     1.66           655,800       584,303    1.55      0.0319%
 61            1     Metcalf 127 Shops                     624,255     1.39           615,129       577,369    1.29      0.1119%
 62            1     Evergreen - Beverly Plaza &
                       Park Plaza                          694,531     1.78           647,658       598,741    1.65      0.0319%
 63            1     Gifford Industrial Park               559,275     1.43           547,969       469,030    1.40      0.0319%
 64            1     Oakley Plaza                          952,372     3.77           888,809       772,484    3.48      0.0319%
 65            2     Cloverdale Apartments                 557,795     1.35           569,901       517,351    1.25      0.1319%
 66            2     Collins Aire Mobile Home Park         956,948     2.72           905,310       888,910    2.53      0.0819%
 67            1     Chino Hills Promenade                 678,966     1.84           612,811       578,298    1.58      0.1119%
 68            2     Hunter's Glen                         655,847     1.84           609,137       571,137    1.70      0.0319%
 69            2     Cedar Glen Apartments                 488,577     1.30           493,815       441,065    1.32      0.0319%
 70            2     College Hills West Apartments         584,572     1.62           582,478       540,478    1.61      0.0319%

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                            CUT-OFF DATE
                  LOAN                                                        PRINCIPAL         APPRAISED         CUT-OFF DATE
#     CROSSED     GROUP    LOAN NAME                                         BALANCE (1)          VALUE        LTV RATIO (1) (2)
-     -------     -----    ---------                                       ---------------   ---------------   ------------------
 71                1       4601 Eisenhower                                 $     4,389,115   $     6,100,000          72.0%
 72                1       Joyners Crossing                                      4,301,596         5,400,000          79.7%
 73                1       Sedgefield Village Shopping Center                    4,281,987         5,400,000          79.3%
 74                1       Palm Ridge                                            4,200,000         5,560,000          75.5%
 75                2       Point-O-View Apartments                               4,077,258         5,750,000          70.9%
 76                1       Village Shoppes                                       4,076,870         6,380,000          63.9%
 77                2       Oak Brook Apartments                                  3,975,067         5,000,000          79.5%
 78                1       Amaranth Building                                     3,971,612         6,000,000          66.2%
 79                1       Merit Building                                        3,933,019         5,100,000          77.1%
 80                1       4260-4310 West Broad Street                           3,856,389         5,400,000          71.4%
 81                1       Gateway Center                                        3,767,790         5,450,000          69.1%
 82                1       PNC Advisor Building                                  3,690,354         4,750,000          77.7%
 83                1       917 Franklin Office Building                          3,681,688         4,850,000          75.9%
 84                1       Riverside Business Park                               3,627,200         5,300,000          68.4%
 85                2       Oaks of League City                                   3,356,425         4,200,000          79.9%
 86                1       Shiloh Center - 7                                     3,108,837         4,500,000          69.1%
 87                1       Storage USA                                           3,082,422         4,000,000          77.1%
 88                1       Eckerd's OAK RIDGE                                    3,055,009         4,420,000          69.1%
 89                2       Tiburon Pointe Apartments                             2,930,777         3,710,000          79.0%
 90                2       Mansions North Apartments                             2,793,973         3,925,000          71.2%
 91                1       Dearborn Town Center                                  2,785,959         3,850,000          72.4%
 92                1       72nd & Cedar Street Office                            2,782,169         3,730,000          74.6%
 93                2       Sands Point Cove Apartments                           2,774,919         4,300,000          64.5%
 94                1       Rancho Bernardo Professional Building                 2,734,245         4,400,000          62.1%
 95                1       Summerfield Renaissance Shopping Center               2,668,406         3,437,000          77.6%
 96                1       Kroger Retail Center                                  2,661,315         3,700,000          71.9%
 97                1       Coopers Common Plaza                                  2,633,092         4,100,000          64.2%
 98                2       Diplomat Townhomes                                    2,586,552         4,200,000          61.6%
 99                1       Chatfield Plaza                                       2,517,199         3,310,000          76.0%
100                1       Northwood Plaza Shopping Center                       2,467,572         3,400,000          72.6%
101                1       Shiloh Center - 8                                     2,447,415         3,400,000          72.0%
102                2       Riverview Terrace                                     2,426,212         3,050,000          79.5%
103                2       Angelique Apartments                                  2,389,657         3,025,000          79.0%
104                2       Langdon Hall Apartments                               2,386,896         3,800,000          62.8%
105                2       Bayou Oaks Apartments                                 2,368,221         3,090,000          76.6%
106                1       300-304 E 81st Street                                 2,343,767         4,200,000          55.8%
107                1       10811-10831 Foothill Boulevard                        2,280,998         3,600,000          63.4%
108                2       Brandywine Apartments                                 2,274,881         2,850,000          79.8%
109                1       Fortress Self Storage                                 2,261,071         3,730,000          60.6%
110                1       Clayton Industrial Park                               2,241,092         3,500,000          64.0%
111                1       Eckerd's - Middleton NJ                               2,112,950         3,550,000          59.5%
112                1       2701-2751 East Chapman Avenue                         1,986,484         2,970,000          66.9%
113                2       Park House Apartments                                 1,956,183         2,600,000          75.2%
114                1       324 E 77th Street                                     1,942,426         2,900,000          67.0%
115                2       Buttonwood Square                                     1,941,506         2,500,000          77.7%
116                1       Huntley Road Retail Center                            1,889,399         2,540,000          74.4%
117                1       Highway Storage McAllen and Pharr                     1,782,009         2,845,000          62.6%
118                1       Powell Plaza                                          1,754,226         2,410,000          72.8%
119                1       Gold Circle Office Building                           1,689,174         2,270,000          74.4%
120                1       Waynesburg Centre                                     1,644,514         2,350,000          70.0%
121                1       Pierre Plaza Shopping Center                          1,637,883         2,275,000          72.0%
122                2       Salem Terrace Apartments                              1,628,325         2,250,000          72.4%
123                2       Carefree Valley Resort                                1,490,463         2,050,000          72.7%
124                1       290 Fairbanks Center                                  1,475,449         2,100,000          70.3%
125                1       Scripps Hill Retail Center                            1,446,036         2,300,000          62.9%
126                2       Springwood Apartments                                 1,434,171         1,800,000          79.7%
127                1       Cypress Harbor Mobile Home Park                       1,392,438         1,800,000          77.4%
128                2       Casa Del Rey Mobile Home Park                         1,391,891         1,800,000          77.3%
129                2       Fort Sedgwick Apartments                              1,342,786         1,750,000          76.7%
130                1       10019 Reisterstown Road                               1,280,517         1,650,000          77.6%
131                1       Shops at Canton                                       1,279,361         1,800,000          71.1%
132                1       Shiloh Center - 5                                     1,273,380         1,900,000          67.0%
133                1       Camino Maquilladora Buildings                         1,245,716         2,040,000          61.1%
134                1       Meadow Estates Manufactured Housing Community         1,229,547         1,650,000          74.5%
135                1       Evergreen Office                                      1,192,358         1,610,000          74.1%
136                2       Amberwood Apartments                                  1,187,014         2,200,000          54.0%
137                1       3200 Commander Industrial Building                    1,169,249         1,650,000          70.9%
138                1       Mabury Plaza                                          1,087,150         1,750,000          62.1%
139                2       Bel Air Mobile Home Communities                       1,075,000         1,350,000          79.6%
140                2       Park Manor Apartments                                   998,771         1,275,000          78.3%

                                                                                                          MATURITY/
                  LOAN                                                       MATURITY/ARD                  ARD LTV
#     CROSSED     GROUP    LOAN NAME                                          BALANCE (3)             RATIO (2) (3) (4)
-     -------     -----    ---------                                       ------------------        ------------------
 71                1       4601 Eisenhower                                 $        3,799,493                 62.3%
 72                1       Joyners Crossing                                         3,333,197                 61.7%
 73                1       Sedgefield Village Shopping Center                       3,581,426                 66.3%
 74                1       Palm Ridge                                               3,580,191                 64.4%
 75                2       Point-O-View Apartments                                  3,684,593                 64.1%
 76                1       Village Shoppes                                          3,157,365                 49.5%
 77                2       Oak Brook Apartments                                     3,337,881                 66.8%
 78                1       Amaranth Building                                        3,071,206                 51.2%
 79                1       Merit Building                                           3,355,718                 65.8%
 80                1       4260-4310 West Broad Street                              2,871,773                 53.2%
 81                1       Gateway Center                                           2,928,412                 53.7%
 82                1       PNC Advisor Building                                     3,173,685                 66.8%
 83                1       917 Franklin Office Building                             3,101,199                 63.9%
 84                1       Riverside Business Park                                  3,044,867                 57.5%
 85                2       Oaks of League City                                      2,819,946                 67.1%
 86                1       Shiloh Center - 7                                        2,603,012                 57.8%
 87                1       Storage USA                                              2,384,823                 59.6%
 88                1       Eckerd's OAK RIDGE                                       2,159,793                 48.9%
 89                2       Tiburon Pointe Apartments                                2,445,433                 65.9%
 90                2       Mansions North Apartments                                2,321,008                 59.1%
 91                1       Dearborn Town Center                                     2,210,420                 57.4%
 92                1       72nd & Cedar Street Office                               2,376,781                 63.7%
 93                2       Sands Point Cove Apartments                              2,196,728                 51.1%
 94                1       Rancho Bernardo Professional Building                    2,322,330                 52.8%
 95                1       Summerfield Renaissance Shopping Center                  2,243,347                 65.3%
 96                1       Kroger Retail Center                                     2,121,624                 57.3%
 97                1       Coopers Common Plaza                                     2,203,726                 53.7%
 98                2       Diplomat Townhomes                                       2,165,707                 51.6%
 99                1       Chatfield Plaza                                          2,113,998                 63.9%
100                1       Northwood Plaza Shopping Center                          1,626,858                 47.8%
101                1       Shiloh Center - 8                                        2,052,305                 60.4%
102                2       Riverview Terrace                                        1,878,373                 61.6%
103                2       Angelique Apartments                                     2,164,274                 71.5%
104                2       Langdon Hall Apartments                                  1,983,268                 52.2%
105                2       Bayou Oaks Apartments                                    1,994,825                 64.6%
106                1       300-304 E 81st Street                                    2,011,144                 47.9%
107                1       10811-10831 Foothill Boulevard                           1,781,520                 49.5%
108                2       Brandywine Apartments                                    1,877,827                 65.9%
109                1       Fortress Self Storage                                    1,508,989                 40.5%
110                1       Clayton Industrial Park                                  1,761,789                 50.3%
111                1       Eckerd's - Middleton NJ                                     28,678                  0.8%
112                1       2701-2751 East Chapman Avenue                            1,550,352                 52.2%
113                2       Park House Apartments                                    1,531,528                 58.9%
114                1       324 E 77th Street                                        1,641,757                 56.6%
115                2       Buttonwood Square                                        1,641,658                 65.7%
116                1       Huntley Road Retail Center                               1,610,264                 63.4%
117                1       Highway Storage McAllen and Pharr                        1,195,158                 42.0%
118                1       Powell Plaza                                             1,514,510                 62.8%
119                1       Gold Circle Office Building                              1,443,046                 63.6%
120                1       Waynesburg Centre                                        1,333,889                 56.8%
121                1       Pierre Plaza Shopping Center                             1,123,847                 49.4%
122                2       Salem Terrace Apartments                                    35,753                  1.6%
123                2       Carefree Valley Resort                                   1,172,498                 57.2%
124                1       290 Fairbanks Center                                     1,240,624                 59.1%
125                1       Scripps Hill Retail Center                               1,235,937                 53.7%
126                2       Springwood Apartments                                    1,339,188                 74.4%
127                1       Cypress Harbor Mobile Home Park                          1,295,268                 72.0%
128                2       Casa Del Rey Mobile Home Park                            1,180,503                 65.6%
129                2       Fort Sedgwick Apartments                                 1,119,172                 64.0%
130                1       10019 Reisterstown Road                                  1,076,050                 65.2%
131                1       Shops at Canton                                          1,062,812                 59.0%
132                1       Shiloh Center - 5                                        1,066,195                 56.1%
133                1       Camino Maquilladora Buildings                            1,069,884                 52.4%
134                1       Meadow Estates Manufactured Housing Community            1,102,119                 66.8%
135                1       Evergreen Office                                         1,018,621                 63.3%
136                2       Amberwood Apartments                                     1,086,460                 49.4%
137                1       3200 Commander Industrial Building                         986,353                 59.8%
138                1       Mabury Plaza                                               933,223                 53.3%
139                2       Bel Air Mobile Home Communities                            916,099                 67.9%
140                2       Park Manor Apartments                                      794,883                 62.3%

                     LOAN                                                        MOST RECENT         MOST RECENT          U/W
#        CROSSED     GROUP    LOAN NAME                                             NOI                 DSCR              NOI
-        -------     -----    ---------                                       ------------------   ---------------   ---------------
 71                   1       4601 Eisenhower                                 $          589,404             1.56x   $       587,862
 72                   1       Joyners Crossing                                               N/A               N/A           451,068
 73                   1       Sedgefield Village Shopping Center                         370,588              1.21           449,295
 74                   1       Palm Ridge                                                 432,345              1.35           417,542
 75                   2       Point-O-View Apartments                                    510,218              1.45           532,306
 76                   1       Village Shoppes                                            454,874              1.31           605,031
 77                   2       Oak Brook Apartments                                       423,530              1.47           416,796
 78                   1       Amaranth Building                                          540,856              1.66           457,172
 79                   1       Merit Building                                             498,833              1.73           452,174
 80                   1       4260-4310 West Broad Street                                506,637              1.31           487,813
 81                   1       Gateway Center                                             542,834              1.73           525,792
 82                   1       PNC Advisor Building                                       359,130              1.29           357,630
 83                   1       917 Franklin Office Building                               423,583              1.44           450,804
 84                   1       Riverside Business Park                                    321,609              1.08           467,020
 85                   2       Oaks of League City                                        367,688              1.38           369,442
 86                   1       Shiloh Center - 7                                              N/A               N/A           364,130
 87                   1       Storage USA                                                338,960              1.44           334,625
 88                   1       Eckerd's OAK RIDGE                                         356,923              1.41           335,683
 89                   2       Tiburon Pointe Apartments                                      N/A               N/A           313,817
 90                   2       Mansions North Apartments                                  370,235              2.00           356,216
 91                   1       Dearborn Town Center                                       319,849              1.29           328,154
 92                   1       72nd & Cedar Street Office                                     N/A               N/A           336,108
 93                   2       Sands Point Cove Apartments                                384,846              1.56           347,081
 94                   1       Rancho Bernardo Professional Building                      312,600              1.43           369,075
 95                   1       Summerfield Renaissance Shopping Center                    335,542              1.78           294,130
 96                   1       Kroger Retail Center                                       347,821              1.34           338,908
 97                   1       Coopers Common Plaza                                           N/A               N/A           361,567
 98                   2       Diplomat Townhomes                                         344,270              1.79           353,462
 99                   1       Chatfield Plaza                                            346,938              1.78           304,078
100                   1       Northwood Plaza Shopping Center                            318,621              1.37           303,208
101                   1       Shiloh Center - 8                                              N/A               N/A           275,858
102                   2       Riverview Terrace                                          244,460              1.25           268,473
103                   2       Angelique Apartments                                       310,732              1.52           281,997
104                   2       Langdon Hall Apartments                                    225,987              1.27           251,486
105                   2       Bayou Oaks Apartments                                      254,372              1.42           255,577
106                   1       300-304 E 81st Street                                      233,792              1.31           238,083
107                   1       10811-10831 Foothill Boulevard                                 N/A               N/A           262,241
108                   2       Brandywine Apartments                                      265,057              1.79           269,628
109                   1       Fortress Self Storage                                      478,773              2.38           361,833
110                   1       Clayton Industrial Park                                    293,746              1.43           313,790
111                   1       Eckerd's - Middleton NJ                                        N/A               N/A           317,542
112                   1       2701-2751 East Chapman Avenue                              316,474              1.87           236,194
113                   2       Park House Apartments                                      272,517              1.66           253,398
114                   1       324 E 77th Street                                          191,097              1.36           189,988
115                   2       Buttonwood Square                                          278,494              1.95           227,104
116                   1       Huntley Road Retail Center                                 233,132              1.61           223,970
117                   1       Highway Storage McAllen and Pharr                          227,252              1.31           267,387
118                   1       Powell Plaza                                               266,218              1.81           206,999
119                   1       Gold Circle Office Building                                212,021              1.52           203,495
120                   1       Waynesburg Centre                                          258,431              1.58           247,004
121                   1       Pierre Plaza Shopping Center                               231,914              1.39           224,085
122                   2       Salem Terrace Apartments                                   246,539              1.65           223,991
123                   2       Carefree Valley Resort                                     187,224              1.41           198,101
124                   1       290 Fairbanks Center                                       198,252              1.83           164,932
125                   1       Scripps Hill Retail Center                                 198,380              1.75           191,838
126                   2       Springwood Apartments                                      171,559              1.59           172,741
127                   1       Cypress Harbor Mobile Home Park                            168,443              1.78           145,067
128                   2       Casa Del Rey Mobile Home Park                              187,569              1.86           144,419
129                   2       Fort Sedgwick Apartments                                   194,547              2.02           188,901
130                   1       10019 Reisterstown Road                                    144,697              1.45           137,622
131                   1       Shops at Canton                                            144,397              1.61           149,239
132                   1       Shiloh Center - 5                                              N/A               N/A           155,383
133                   1       Camino Maquilladora Buildings                              213,725              2.10           174,279
134                   1       Meadow Estates Manufactured Housing Community              142,855              1.59           142,524
135                   1       Evergreen Office                                           147,680              1.47           142,425
136                   2       Amberwood Apartments                                       144,287              1.27           173,622
137                   1       3200 Commander Industrial Building                         167,177              1.76           140,760
138                   1       Mabury Plaza                                               137,857              1.57           121,539
139                   2       Bel Air Mobile Home Communities                            119,235              1.55           121,517
140                   2       Park Manor Apartments                                       99,743              1.15           107,798

                     LOAN                                                          U/W               U/W          ADMINISTRATIVE
#        CROSSED     GROUP    LOAN NAME                                            NCF (5)           DSCR (6)        FEES
-        -------     -----    ---------                                       ---------------   ---------------   ---------------
 71                   1       4601 Eisenhower                                 $       524,472         1.55x                0.0319%
 72                   1       Joyners Crossing                                        436,613         1.32                 0.0319%
 73                   1       Sedgefield Village Shopping Center                      428,481         1.48                 0.0319%
 74                   1       Palm Ridge                                              396,651         1.29                 0.1319%
 75                   2       Point-O-View Apartments                                 490,906         1.52                 0.0319%
 76                   1       Village Shoppes                                         557,996         1.79                 0.0319%
 77                   2       Oak Brook Apartments                                    391,796         1.44                 0.0319%
 78                   1       Amaranth Building                                       418,330         1.39                 0.0319%
 79                   1       Merit Building                                          401,281         1.39                 0.1319%
 80                   1       4260-4310 West Broad Street                             395,571         1.25                 0.0619%
 81                   1       Gateway Center                                          484,912         1.67                 0.0319%
 82                   1       PNC Advisor Building                                    355,008         1.28                 0.0819%
 83                   1       917 Franklin Office Building                            395,011         1.55                 0.0819%
 84                   1       Riverside Business Park                                 411,462         1.66                 0.0319%
 85                   2       Oaks of League City                                     342,442         1.47                 0.1819%
 86                   1       Shiloh Center - 7                                       343,789         1.63                 0.0319%
 87                   1       Storage USA                                             334,625         1.42                 0.1319%
 88                   1       Eckerd's OAK RIDGE                                      322,159         1.32                 0.0319%
 89                   2       Tiburon Pointe Apartments                               301,817         1.54                 0.0319%
 90                   2       Mansions North Apartments                               304,346         1.64                 0.1319%
 91                   1       Dearborn Town Center                                    299,025         1.32                 0.0319%
 92                   1       72nd & Cedar Street Office                              306,080         1.52                 0.0319%
 93                   2       Sands Point Cove Apartments                             311,581         1.39                 0.0319%
 94                   1       Rancho Bernardo Professional Building                   335,034         1.72                 0.0319%
 95                   1       Summerfield Renaissance Shopping Center                 284,588         1.56                 0.0319%
 96                   1       Kroger Retail Center                                    306,619         1.30                 0.0319%
 97                   1       Coopers Common Plaza                                    341,265         1.92                 0.0319%
 98                   2       Diplomat Townhomes                                      322,462         1.84                 0.0319%
 99                   1       Chatfield Plaza                                         264,084         1.53                 0.0319%
100                   1       Northwood Plaza Shopping Center                         275,157         1.30                 0.0319%
101                   1       Shiloh Center - 8                                       261,664         1.57                 0.0319%
102                   2       Riverview Terrace                                       256,473         1.38                 0.0319%
103                   2       Angelique Apartments                                    248,497         1.36                 0.0319%
104                   2       Langdon Hall Apartments                                 225,086         1.43                 0.0319%
105                   2       Bayou Oaks Apartments                                   233,577         1.42                 0.0319%
106                   1       300-304 E 81st Street                                   232,333         1.33                 0.0319%
107                   1       10811-10831 Foothill Boulevard                          254,465         1.43                 0.0319%
108                   2       Brandywine Apartments                                   238,428         1.61                 0.1319%
109                   1       Fortress Self Storage                                   353,579         1.79                 0.0319%
110                   1       Clayton Industrial Park                                 276,632         1.54                 0.0319%
111                   1       Eckerd's - Middleton NJ                                 304,493         1.42                 0.0319%
112                   1       2701-2751 East Chapman Avenue                           208,673         1.35                 0.0319%
113                   2       Park House Apartments                                   235,398         1.54                 0.0319%
114                   1       324 E 77th Street                                       184,988         1.35                 0.0319%
115                   2       Buttonwood Square                                       212,604         1.57                 0.0319%
116                   1       Huntley Road Retail Center                              210,254         1.54                 0.0319%
117                   1       Highway Storage McAllen and Pharr                       247,873         1.56                 0.0319%
118                   1       Powell Plaza                                            183,041         1.37                 0.0319%
119                   1       Gold Circle Office Building                             177,802         1.45                 0.0319%
120                   1       Waynesburg Centre                                       216,442         1.50                 0.0319%
121                   1       Pierre Plaza Shopping Center                            205,825         1.34                 0.0319%
122                   2       Salem Terrace Apartments                                206,491         1.49                 0.0319%
123                   2       Carefree Valley Resort                                  192,095         1.49                 0.0319%
124                   1       290 Fairbanks Center                                    153,371         1.50                 0.0319%
125                   1       Scripps Hill Retail Center                              179,289         1.69                 0.0319%
126                   2       Springwood Apartments                                   158,491         1.60                 0.0319%
127                   1       Cypress Harbor Mobile Home Park                         140,567         1.52                 0.0319%
128                   2       Casa Del Rey Mobile Home Park                           140,669         1.43                 0.0319%
129                   2       Fort Sedgwick Apartments                                174,901         1.96                 0.0319%
130                   1       10019 Reisterstown Road                                 120,157         1.37                 0.0319%
131                   1       Shops at Canton                                         140,824         1.67                 0.0319%
132                   1       Shiloh Center - 5                                       146,936         1.70                 0.0319%
133                   1       Camino Maquilladora Buildings                           156,012         1.68                 0.0319%
134                   1       Meadow Estates Manufactured Housing Community           138,224         1.58                 0.0319%
135                   1       Evergreen Office                                        122,176         1.41                 0.0319%
136                   2       Amberwood Apartments                                    160,122         1.56                 0.0319%
137                   1       3200 Commander Industrial Building                      116,513         1.43                 0.0319%
138                   1       Mabury Plaza                                            109,898         1.37                 0.0319%
139                   2       Bel Air Mobile Home Communities                         116,817         1.58                 0.0319%
140                   2       Park Manor Apartments                                   101,798         1.24                 0.0319%

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                               CUT-OFF DATE
                  LOAN                                                           PRINCIPAL         APPRAISED         CUT-OFF DATE
#     CROSSED     GROUP    LOAN NAME                                            BALANCE (1)          VALUE        LTV RATIO (1) (2)
-     -------     -----    ---------                                          ---------------   ---------------   ------------------
141                1       Silverado Office Building                          $       996,925   $     2,160,000          46.2%
142                1       Pinehollow Business Park                                   989,673         1,450,000          68.3%
143                1       Broadway Commons Shopping Center                           916,515         1,300,000          70.5%
144                2       Colonial Arms Apartments                                   910,341         1,320,000          69.0%
145                2       Folger Apartments                                          896,427         1,390,000          64.5%
146                2       Church Hill Gables                                         895,693         1,500,000          59.7%
147                2       Morris Manor Apartment                                     895,311         1,230,000          72.8%
148                2       Halifax Court Apartments                                   876,021         1,100,000          79.6%
149                2       Ashley Street Apartments                                   750,390           950,000          79.0%
150                2       Royal Palms Apartments                                     721,302         1,175,000          61.4%
151                2       Quartermaster Court Apartments                             634,310           980,000          64.7%
152                2       833 Whalley Avenue                                         596,740           750,000          79.6%
153                1       76-80 Lafayette Avenue                                     585,529         1,100,000          53.2%

                                                                              -------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                       $ 1,261,299,491   $ 2,306,572,000          68.9%
                                                                              =================================================

                                MAXIMUM:                                      $    85,405,532   $   335,000,000          81.6%
                                MINIMUM:                                      $       585,529   $       750,000          37.0%

                                                                                                       MATURITY/
                  LOAN                                                       MATURITY/ARD               ARD LTV
#     CROSSED     GROUP    LOAN NAME                                          BALANCE (3)          RATIO (2) (3) (4)
-     -------     -----    ---------                                       ------------------     ------------------
141                1       Silverado Office Building                       $          838,259                 38.8%
142                1       Pinehollow Business Park                                   720,130                 49.7%
143                1       Broadway Commons Shopping Center                           726,499                 55.9%
144                2       Colonial Arms Apartments                                   718,680                 54.4%
145                2       Folger Apartments                                          755,432                 54.3%
146                2       Church Hill Gables                                         757,809                 50.5%
147                2       Morris Manor Apartment                                     703,884                 57.2%
148                2       Halifax Court Apartments                                   746,533                 67.9%
149                2       Ashley Street Apartments                                   498,413                 52.5%
150                2       Royal Palms Apartments                                     569,259                 48.4%
151                2       Quartermaster Court Apartments                             461,213                 47.1%
152                2       833 Whalley Avenue                                         510,303                 68.0%
153                1       76-80 Lafayette Avenue                                     474,224                 43.1%

                                                                           -------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                    $    1,057,957,078                 57.6%
                                                                           ===========================================

                             MAXIMUM:                                      $       75,000,000                 74.4%
                             MINIMUM:                                      $           28,678                  0.8%

                     LOAN                                                        MOST RECENT         MOST RECENT          U/W
#        CROSSED     GROUP    LOAN NAME                                             NOI                 DSCR              NOI
-        -------     -----    ---------                                       ------------------   ---------------   --------------
141                   1       Silverado Office Building                       $          159,131           2.17x    $       148,999
142                   1       Pinehollow Business Park                                   148,659           1.56             150,121
143                   1       Broadway Commons Shopping Center                           127,517           1.62             102,760
144                   2       Colonial Arms Apartments                                    97,742           1.12             130,599
145                   2       Folger Apartments                                          114,790           1.78             107,202
146                   2       Church Hill Gables                                         104,553           1.59             115,799
147                   2       Morris Manor Apartment                                     101,235           1.23             152,802
148                   2       Halifax Court Apartments                                   133,228           1.99             105,075
149                   2       Ashley Street Apartments                                    48,075           0.60             107,527
150                   2       Royal Palms Apartments                                     129,120           2.01             113,096
151                   2       Quartermaster Court Apartments                              89,008           1.57              88,553
152                   2       833 Whalley Avenue                                          94,590           2.09              73,058
153                   1       76-80 Lafayette Avenue                                      97,801           1.71              85,552

                                                                              -----------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                       $      169,739,965           1.81x     $  182,899,579
                                                                              =====================================================

                             MAXIMUM:                                         $       23,811,052           3.89x     $   25,124,291
                             MINIMUM:                                         $           48,075           0.60x     $       73,058

                  LOAN                                                            U/W               U/W         ADMINISTRATIVE
#     CROSSED     GROUP    LOAN NAME                                            NCF (5)           DSCR (6)          FEES
-     -------     -----    ---------                                       ---------------   ---------------   ---------------
141                1       Silverado Office Building                       $       139,379         2.02x                0.0319%
142                1       Pinehollow Business Park                                126,536         1.57                 0.0319%
143                1       Broadway Commons Shopping Center                         97,009         1.29                 0.0319%
144                2       Colonial Arms Apartments                                115,349         1.57                 0.0319%
145                2       Folger Apartments                                       103,202         1.66                 0.0319%
146                2       Church Hill Gables                                      111,549         1.77                 0.0319%
147                2       Morris Manor Apartment                                  139,302         1.95                 0.0319%
148                2       Halifax Court Apartments                                 98,075         1.55                 0.0319%
149                2       Ashley Street Apartments                                 98,527         1.51                 0.0319%
150                2       Royal Palms Apartments                                  101,096         1.74                 0.0319%
151                2       Quartermaster Court Apartments                           80,553         1.42                 0.0819%
152                2       833 Whalley Avenue                                       69,558         1.60                 0.0319%
153                1       76-80 Lafayette Avenue                                   75,020         1.47                 0.0319%

                                                                           -----------------------------
TOTAL/WEIGHTED AVERAGE:                                                    $   172,019,658         1.75x
                                                                           =============================

                             MAXIMUM:                                      $    24,443,593         3.48x
                             MINIMUM:                                      $        69,558         1.23x

(A) The Underlying Mortgage Loans secured by Anaheim Professional Center and Coast Family Medical Center are cross-collateralized and cross-defaulted, respectively.
(B) The Underlying Mortgage Loans secured by Magnolia Village, Blue Jay Mobile Home Park, Candlelight Manor and Elmwood Mobile Home Park are cross-collateralized and cross-defaulted, respectively.
(1)  Assumes a Cut-off Date in December 2003.
(2) In the case of cross-collateralized and cross-defaulted Underlying Mortgage Loans, the combined LTV is presented for each and every related Underlying Mortgage Loan.
(3) At maturity with respect to Balloon Loans or at the ARD in the case of ARD Loans. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the original appraisal value.
(4) In the case of the ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the indicated column.
(5) U/W NCF reflects the Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and U/W FF&E.
(6) U/W DSCR IS BASED ON THE AMOUNT OF THE MONTHLY PAYMENTS PRESENTED. IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS THE COMBINED U/W DSCR IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.

                   MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                                                                          CUT-OFF
                LOAN                                                  DATE PRINCIPAL
#     CROSSED   GROUP  PROPERTY NAME                                     BALANCE (1)    PROPERTY TYPE      SQ. FT.
-     -------   -----  -------------                                  ---------------   -------------      -------
  1               1    Mall at Fairfield Commons                      $    85,405,532   Retail          1,046,726(2)
 2A               1    Mayfair Mall                                        69,245,249   Retail            858,165
 2B               1    Mayfair Office Complex                              10,098,266   Office            419,318
  3               1    Stanford Shopping Center                            75,000,000   Retail          1,387,351(2)
  5               1    Paramount Plaza                                     44,876,466   Office            911,900
  6               1    Montalvo Square Shopping Center                     42,300,000   Retail            218,507
  9               1    East Thunderbird Square Shopping Center North       28,472,696   Retail            167,412
 10               1    Janss Court                                         28,295,760   Mixed Use         125,709
 11               1    Ravine Development                                  26,515,146   Office            154,776
 13               1    Crow Canyon Commons Shopping Center                 22,903,652   Retail            228,139
 15               1    220 Post Street                                     21,300,000   Retail             37,425
 19               1    Baseline Corporate Center                           16,438,430   Office            151,221
 20               1    Challenger Business Center                          16,329,079   Office            170,418
 21               1    Delphi Building                                     15,976,947   Industrial        222,597
 22      A        1    Anaheim Professional Center                          9,365,667   Office             87,237
 23      A        1    Coast Family Medical Center                          5,719,224   Office             42,892
 27               1    SouthCourt at South Square                          14,423,499   Office            130,981
 28               1    Deer Valley Financial Center                        11,604,681   Office            126,569
 33               1    Shoppes of New Tampa                                10,600,000   Retail            158,662
 34               1    The Borders and Shoppes at Chestnut Hill            10,434,412   Retail             40,570
 35               1    Tustin Freeway Business Center                       9,989,911   Industrial        184,083
 37               1    Northlake Square Shopping Center                     9,438,742   Retail             82,556
 44               1    Summerville Plaza Shopping Center                    7,379,962   Retail            107,600
 45               1    St. Joseph's/St. Jude's Medical Building             6,967,396   Office             61,640
 46               1    Haynes Plaza                                         6,814,263   Retail            244,698
 49               1    South County Medical Plaza                           6,593,640   Office             27,522
 50               1    Crossings at Westland                                6,339,552   Retail            215,415
 52               1    78 Place                                             6,194,049   Mixed Use         105,618
 53               1    Vanowen Medical Office                               5,964,095   Office             64,411
 54               1    Bolsa Retail Center                                  5,844,363   Retail             42,505
 56               1    91 Montvale Avenue                                   5,804,304   Office             50,648
 59               1    Tops Plaza - North Olmsted                           5,743,218   Retail             70,003
 60               1    West Highlands Shopping Center                       5,650,000   Retail             86,114
 61               1    Metcalf 127 Shops                                    5,531,107   Retail             56,509
62A               1    Evergreen - Park Plaza                               3,085,346   Retail             22,649
62B               1    Evergreen - Beverly Plaza                            2,182,318   Retail             22,921
 63               1    Gifford Industrial Park                              5,176,306   Industrial        156,224
 64               1    Oakley Plaza                                         5,175,000   Retail            118,727
 67               1    Chino Hills Promenade                                4,887,170   Retail             41,464
 71               1    4601 Eisenhower                                      4,389,115   Mixed Use          64,474
 72               1    Joyners Crossing                                     4,301,596   Retail             52,207
 73               1    Sedgefield Village Shopping Center                   4,281,987   Retail             56,630
 74               1    Palm Ridge                                           4,200,000   Retail             27,600
 76               1    Village Shoppes                                      4,076,870   Retail             36,460
 78               1    Amaranth Building                                    3,971,612   Industrial         45,645
 79               1    Merit Building                                       3,933,019   Office             39,902
 80               1    4260-4310 West Broad Street                          3,856,389   Retail             94,079
 81               1    Gateway Center                                       3,767,790   Industrial         88,177
 82               1    PNC Advisor Building                                 3,690,354   Office             13,110
 83               1    917 Franklin Office Building                         3,681,688   Office             38,890
 84               1    Riverside Business Park                              3,627,200   Industrial        119,249
 86               1    Shiloh Center - 7                                    3,108,837   Retail             18,020
 88               1    Eckerd's OAK RIDGE                                   3,055,009   Retail             11,760
 91               1    Dearborn Town Center                                 2,785,959   Retail             24,974
 92               1    72nd & Cedar Street Office                           2,782,169   Office             24,022
 94               1    Rancho Bernardo Professional Building                2,734,245   Office             25,952
 95               1    Summerfield Renaissance Shopping Center              2,668,406   Retail             36,840
 96               1    Kroger Retail Center                                 2,661,315   Retail             52,933
 97               1    Coopers Common Plaza                                 2,633,092   Retail             18,218
 99               1    Chatfield Plaza                                      2,517,199   Office             20,034
100               1    Northwood Plaza Shopping Center                      2,467,572   Retail             50,408
101               1    Shiloh Center - 8                                    2,447,415   Retail             14,210
106               1    300-304 E 81st Street                                2,343,767   Mixed Use          11,830
107               1    10811-10831 Foothill Boulevard                       2,280,998   Retail              6,508
110               1    Clayton Industrial Park                              2,241,092   Industrial         51,320
111               1    Eckerd's - Middleton NJ                              2,112,950   Retail             11,347
112               1    2701-2751 East Chapman Avenue                        1,986,484   Office             30,102
116               1    Huntley Road Retail Center                           1,889,399   Retail             11,407
118               1    Powell Plaza                                         1,754,226   Retail             20,790
119               1    Gold Circle Office Building                          1,689,174   Office             20,889
120               1    Waynesburg Centre                                    1,644,514   Retail             44,703
121               1    Pierre Plaza Shopping Center                         1,637,883   Retail             14,000
124               1    290 Fairbanks Center                                 1,475,449   Retail             10,053
125               1    Scripps Hill Retail Center                           1,446,036   Retail             10,912
130               1    10019 Reisterstown Road                              1,280,517   Office             11,018
131               1    Shops at Canton                                      1,279,361   Retail             10,400
132               1    Shiloh Center - 5                                    1,273,380   Retail              7,135
133               1    Camino Maquilladora Buildings                        1,245,716   Industrial         38,866
135               1    Evergreen Office                                     1,192,358   Office             16,874
137               1    3200 Commander Industrial Building                   1,169,249   Industrial         53,882
138               1    Mabury Plaza                                         1,087,150   Retail             11,525
141               1    Silverado Office Building                              996,925   Office              7,101
142               1    Pinehollow Business Park                               989,673   Office             22,457
143               1    Broadway Commons Shopping Center                       916,515   Retail             12,600
153               1    76-80 Lafayette Avenue                                 585,529   Mixed Use          10,824

                                                                                             MAJOR                          MAJOR
                LOAN                                                                       TENANT # 1                    TENANT # 1
#     CROSSED   GROUP  PROPERTY NAME                                                          NAME                         SQ. FT.
-     -------   -----  -------------                                                       ----------                    ----------
  1               1    Mall at Fairfield Commons                                        Elder Beerman                    150,000
 2A               1    Mayfair Mall                                                    Marshall Field's                  288,596
 2B               1    Mayfair Office Complex                                    St Joseph's (Mayfair Atrium)             54,932
  3               1    Stanford Shopping Center                                         Bloomingdale's                   228,986(3)
  5               1    Paramount Plaza                                     California Department of Social Services       89,683
  6               1    Montalvo Square Shopping Center                          Ralph's Grocery Company Store             58,000
  9               1    East Thunderbird Square Shopping Center North                   Ashley Furniture                   35,246
 10               1    Janss Court                                                      Plitt Theatres                    21,017
 11               1    Ravine Development                                    Metropolitan Life Insurance Company         154,776
 13               1    Crow Canyon Commons Shopping Center                               Albertson's                      57,921
 15               1    220 Post Street                                                Saks Fifth Avenue                   37,425
 19               1    Baseline Corporate Center                                      Centex Home Equity                  30,000
 20               1    Challenger Business Center                                       Adaptec, Inc.                     99,604
 21               1    Delphi Building                                                Delphi Corporation                 222,597
 22      A        1    Anaheim Professional Center                              Anaheim Memorial Medical Cntr             11,544
 23      A        1    Coast Family Medical Center                                Center for Special Surgery              10,000
 27               1    SouthCourt at South Square                                    EMD Pharmaceuticals                  44,374
 28               1    Deer Valley Financial Center                              Blackboard Campuswide, Inc.              55,411
 33               1    Shoppes of New Tampa                                        Beall's Department Store               54,379
 34               1    The Borders and Shoppes at Chestnut Hill                            Borders                        18,538
 35               1    Tustin Freeway Business Center                              Foster Printing Company                39,695
 37               1    Northlake Square Shopping Center                                    Best Buy                       52,644
 44               1    Summerville Plaza Shopping Center                                Piggly Wiggly                     40,500
 45               1    St. Joseph's/St. Jude's Medical Building       St. Jude Heritage Health Foundation dba St. Joseph  61,640
 46               1    Haynes Plaza                                                    Haynes Furniture                  200,000
 49               1    South County Medical Plaza                                    San Clemente Medical                 13,761
 50               1    Crossings at Westland                                     Value City Department Stores             99,574
 52               1    78 Place                                                     QuadraMed Corporation                 41,306
 53               1    Vanowen Medical Office                                       Central Medical Group                  6,166
 54               1    Bolsa Retail Center                                               Anh Minh Mkt                      4,700
 56               1    91 Montvale Avenue                                    Guertin Elkerton & Associates, Inc.           8,469
 59               1    Tops Plaza - North Olmsted                                     Tops Markets, LLC                   57,357
 60               1    West Highlands Shopping Center                                     La Mansion                      13,000
 61               1    Metcalf 127 Shops                                  Danish Inspirations of Overland Park, Inc.      15,006
62A               1    Evergreen - Park Plaza                                             The Avenue                       5,688
62B               1    Evergreen - Beverly Plaza                                      Catherine's, Inc.                    5,790
 63               1    Gifford Industrial Park                                     USP Remote Coding Center               18,689
 64               1    Oakley Plaza                                                    Baby Superstore                    43,000
 67               1    Chino Hills Promenade                                               Sizzler                         6,600
 71               1    4601 Eisenhower                                             Meridian One Corporation               28,657
 72               1    Joyners Crossing                                                   Food Lion                       33,807
 73               1    Sedgefield Village Shopping Center                                 Food Lion                       37,930
 74               1    Palm Ridge                                         San Diego County Superindendent of Schools       5,400
 76               1    Village Shoppes                                                   Martino Tire                      7,058
 78               1    Amaranth Building                                                 Target Sales                     29,000
 79               1    Merit Building                                             Glen Construction Company               14,782
 80               1    4260-4310 West Broad Street                                       Hobby Lobby                      55,135
 81               1    Gateway Center                                                   C&M Marine Pro                     2,800
 82               1    PNC Advisor Building                                 The PNC Financial Services Group, Inc.        13,110
 83               1    917 Franklin Office Building                                         Aniden                         6,487
 84               1    Riverside Business Park                                     Platinum One Enterprises               10,337
 86               1    Shiloh Center - 7                                            CSK Auto Inc. (Kragen)                 5,660
 88               1    Eckerd's OAK RIDGE                                             Eckerd's Drugstore                  11,760
 91               1    Dearborn Town Center                                           Arabian Towncenter                   6,125
 92               1    72nd & Cedar Street Office                                   Regent Financial Corp                  7,404
 94               1    Rancho Bernardo Professional Building                              Century 21                       3,945
 95               1    Summerfield Renaissance Shopping Center                         Food Lion, Inc.                    33,000
 96               1    Kroger Retail Center                                                 Kroger                        45,133
 97               1    Coopers Common Plaza                                      Dr. Jacobi & Walden, DDS, PC              2,600
 99               1    Chatfield Plaza                                                Dr. Alan Goral DDS                   3,001
100               1    Northwood Plaza Shopping Center                                    Food Lion                       33,558
101               1    Shiloh Center - 8                                                  Sleep City                       4,087
106               1    300-304 E 81st Street                                          Yorkville Emporium                   1,700
107               1    10811-10831 Foothill Boulevard                               Chipotle Mexican Grill                 2,508
110               1    Clayton Industrial Park                                        Casanova Meat Co.                    5,760
111               1    Eckerd's - Middleton NJ                                        Eckerd's Drugstore                  11,347
112               1    2701-2751 East Chapman Avenue                          College of Information Technology            6,354
116               1    Huntley Road Retail Center                                       Baird & Warner                     3,162
118               1    Powell Plaza                                                     Take One Video                     3,000
119               1    Gold Circle Office Building                               W.E. Stevens & Company, P.C.              3,975
120               1    Waynesburg Centre                                              Town & Country IGA                  15,472
121               1    Pierre Plaza Shopping Center                                     AT&T Wireless                      4,000
124               1    290 Fairbanks Center                                               Sprint PCS                       3,224
125               1    Scripps Hill Retail Center                                      Filippi's Pizza                     4,032
130               1    10019 Reisterstown Road                                    Summerfield, Willen, Esq.                3,503
131               1    Shops at Canton                                                      Subway                         1,600
132               1    Shiloh Center - 5                                             Patelco Credit Union                  3,500
133               1    Camino Maquilladora Buildings                            Express Automotive Certificate             3,428
135               1    Evergreen Office                                             Smart Enterprises, LLC                 3,679
137               1    3200 Commander Industrial Building                            Components and More                  23,032
138               1    Mabury Plaza                                                     Futon Factory                      2,160
141               1    Silverado Office Building                                   Western General Mortgage                1,158
142               1    Pinehollow Business Park                                       Arcadis G&M, Inc.                    6,281
143               1    Broadway Commons Shopping Center                                 Payless Shoes                      2,700
153               1    76-80 Lafayette Avenue                                        Brooker Engineering                   2,390

                                                                           MAJOR                         MAJOR
                LOAN                                                  TENANT # 1 LEASE                TENANT # 2
#     CROSSED   GROUP  PROPERTY NAME                                   EXPIRATION DATE                   NAME
-     -------   -----  -------------                                   ---------------                -----------
  1               1    Mall at Fairfield Commons                          10/31/2013                      Lazarus
 2A               1    Mayfair Mall                                        1/31/2007                    AMC Theater
 2B               1    Mayfair Office Complex                              9/30/2008        Aurora Health Care (Mayfair Atrium)
  3               1    Stanford Shopping Center                            2/28/2029                       Macy's
  5               1    Paramount Plaza                                      7/1/2004              Wilshire Business Center
  6               1    Montalvo Square Shopping Center                     5/31/2022             L.A. Fitness International
  9               1    East Thunderbird Square Shopping Center North      11/19/2011                Spencer's Appliance
 10               1    Janss Court                                        10/31/2009             Morgan Stanley Dean Witter
 11               1    Ravine Development                                  6/30/2016                        N/A
 13               1    Crow Canyon Commons Shopping Center                  2/1/2018                      Rite Aid
 15               1    220 Post Street                                     11/1/2016                        N/A
 19               1    Baseline Corporate Center                           6/14/2008                CH2M Hill Industries
 20               1    Challenger Business Center                          4/30/2008                 Anteon Corporation
 21               1    Delphi Building                                     3/31/2008                        N/A
 22      A        1    Anaheim Professional Center                          8/1/2006               Anaheim Therapy Svcs.
 23      A        1    Coast Family Medical Center                         6/30/2013           Post Surgical Recovery Center
 27               1    SouthCourt at South Square                          1/31/2006                   Wachovia Bank
 28               1    Deer Valley Financial Center                        1/31/2008             Performance Software, Inc.
 33               1    Shoppes of New Tampa                               10/31/2022                 Publix Supermarket
 34               1    The Borders and Shoppes at Chestnut Hill            1/31/2010                Express/Express Men
 35               1    Tustin Freeway Business Center                     12/31/2005              Smith Lithographic Arts
 37               1    Northlake Square Shopping Center                    1/31/2015                Lucky Key Restaurant
 44               1    Summerville Plaza Shopping Center                   6/30/2013                      Goodwill
 45               1    St. Joseph's/St. Jude's Medical Building           10/29/2010                        N/A
 46               1    Haynes Plaza                                       11/30/2020                   Harbor Freight
 49               1    South County Medical Plaza                          6/30/2017                 Saddleback Medical
 50               1    Crossings at Westland                               1/31/2016                Value City Furniture
 52               1    78 Place                                            5/21/2008           Danh Truong & Tasia Le Truong
 53               1    Vanowen Medical Office                              6/30/2012                  Western Urologic
 54               1    Bolsa Retail Center                                 9/30/2003               Nguyen Hue Restaurant
 56               1    91 Montvale Avenue                                   7/1/2008     NorthShore Cataract and Laser Center, LLC
 59               1    Tops Plaza - North Olmsted                          9/30/2026                 Blockbuster, Inc.
 60               1    West Highlands Shopping Center                     10/31/2010                Family Dollar Store
 61               1    Metcalf 127 Shops                                  10/31/2008                  Dimensions, Inc.
62A               1    Evergreen - Park Plaza                              1/31/2014                      Wendy's
62B               1    Evergreen - Beverly Plaza                          10/31/2008                      Coconuts
 63               1    Gifford Industrial Park                             6/22/2005                M & L Pharmaceutical
 64               1    Oakley Plaza                                         7/1/2006                    Bi-Lo, Inc.
 67               1    Chino Hills Promenade                              12/31/2010               Goodyear Tire & Rubber
 71               1    4601 Eisenhower                                     8/31/2009               Water Management, Inc.
 72               1    Joyners Crossing                                     6/1/2023                   Family Dollar
 73               1    Sedgefield Village Shopping Center                  2/28/2021                   Dollar General
 74               1    Palm Ridge                                          3/15/2009               Kentucky Fried Chicken
 76               1    Village Shoppes                                    11/30/2012                     Jiffy Lube
 78               1    Amaranth Building                                   1/18/2011                  Vintage Cleaners
 79               1    Merit Building                                      4/30/2006               The Roof Center, Inc.
 80               1    4260-4310 West Broad Street                        12/31/2011                  Media Play Group
 81               1    Gateway Center                                            MTM                    Mario Moreno
 82               1    PNC Advisor Building                                6/30/2018                        N/A
 83               1    917 Franklin Office Building                         6/1/2005              Woodfill & Pressler, LLP
 84               1    Riverside Business Park                             1/31/2005                  Chief Automotive
 86               1    Shiloh Center - 7                                   8/31/2012                    Carpet Store
 88               1    Eckerd's OAK RIDGE                                  9/11/2027                        N/A
 91               1    Dearborn Town Center                                8/31/2006                Al Ajami Restaurant
 92               1    72nd & Cedar Street Office                          3/31/2007               Midwest Spine, L.L.C.
 94               1    Rancho Bernardo Professional Building               6/30/2006                   Sylvan Center
 95               1    Summerfield Renaissance Shopping Center              5/4/2019                 Ballet Arts Studio
 96               1    Kroger Retail Center                                3/31/2012                     Peg's Pets
 97               1    Coopers Common Plaza                                3/31/2008                  Oxford Cleaners
 99               1    Chatfield Plaza                                     5/31/2005                   Title America
100               1    Northwood Plaza Shopping Center                      2/2/2016                   Dollar General
101               1    Shiloh Center - 8                                   9/30/2008               Quizno's Classic Subs
106               1    300-304 E 81st Street                                3/1/2004                    JEJ Cleaners
107               1    10811-10831 Foothill Boulevard                       5/1/2018                 T-Mobile USA, Inc.
110               1    Clayton Industrial Park                             5/31/2008                   Stone Surfaces
111               1    Eckerd's - Middleton NJ                             3/25/2023                        N/A
112               1    2701-2751 East Chapman Avenue                             MTM                Christian Law Center
116               1    Huntley Road Retail Center                          8/31/2007                   Shins Cleaners
118               1    Powell Plaza                                       12/31/2004              Southland Title Company
119               1    Gold Circle Office Building                         3/31/2005                     Adams Inc.
120               1    Waynesburg Centre                                  12/31/2015                 Top Value Hardware
121               1    Pierre Plaza Shopping Center                       10/31/2008                   Games Exchange
124               1    290 Fairbanks Center                               12/31/2006                   Pearle Vision
125               1    Scripps Hill Retail Center                         10/31/2004                 Faiez "Paul" Kato
130               1    10019 Reisterstown Road                             6/30/2008               Wilner & Scherr, P.A.
131               1    Shops at Canton                                     2/28/2007                   More Than Mail
132               1    Shiloh Center - 5                                  11/30/2011                   CPS Properties
133               1    Camino Maquilladora Buildings                       5/31/2005            California Freight Handlers
135               1    Evergreen Office                                    1/31/2007            Great Plains One Call, Inc.
137               1    3200 Commander Industrial Building                 12/31/2004                Dymatize Enterprises
138               1    Mabury Plaza                                       12/31/2003                   Togo's Eatery
141               1    Silverado Office Building                           5/14/2005                  Promote La Jolla
142               1    Pinehollow Business Park                            7/31/2005             Copy Duplicating Products
143               1    Broadway Commons Shopping Center                   11/30/2005                  The Check Store
153               1    76-80 Lafayette Avenue                              5/31/2005                Suffern Green Grocer

                                                                        MAJOR             MAJOR
                LOAN                                                  TENANT # 2     TENANT # 2 LEASE
#     CROSSED   GROUP  PROPERTY NAME                                   SQ. FT.        EXPIRATION DATE
-     -------   -----  -------------                                  ----------     ----------------
  1               1    Mall at Fairfield Commons                       149,412 (3)        1/31/2015
 2A               1    Mayfair Mall                                     89,149            4/30/2019
 2B               1    Mayfair Office Complex                           32,118           11/30/2011
  3               1    Stanford Shopping Center                        225,830 (3)        2/28/2029
  5               1    Paramount Plaza                                  50,887           12/31/2006
  6               1    Montalvo Square Shopping Center                  46,300            8/30/2017
  9               1    East Thunderbird Square Shopping Center North    16,130            6/29/2013
 10               1    Janss Court                                      16,551            1/19/2007
 11               1    Ravine Development                                  N/A                  N/A
 13               1    Crow Canyon Commons Shopping Center              42,352            11/1/2005
 15               1    220 Post Street                                     N/A                  N/A
 19               1    Baseline Corporate Center                        22,482            3/31/2005
 20               1    Challenger Business Center                       21,499            7/31/2006
 21               1    Delphi Building                                     N/A                  N/A
 22      A        1    Anaheim Professional Center                       4,681             8/1/2008
 23      A        1    Coast Family Medical Center                      10,000            6/30/2013
 27               1    SouthCourt at South Square                       18,596           10/31/2006
 28               1    Deer Valley Financial Center                      9,067            6/30/2004
 33               1    Shoppes of New Tampa                             55,400            4/30/2017
 34               1    The Borders and Shoppes at Chestnut Hill         12,882            1/31/2009
 35               1    Tustin Freeway Business Center                   18,903            7/31/2007
 37               1    Northlake Square Shopping Center                  5,606           11/30/2015
 44               1    Summerville Plaza Shopping Center                18,470            1/31/2010
 45               1    St. Joseph's/St. Jude's Medical Building            N/A                  N/A
 46               1    Haynes Plaza                                     12,000            5/14/2008
 49               1    South County Medical Plaza                       13,761            6/30/2017
 50               1    Crossings at Westland                            49,718            1/31/2016
 52               1    78 Place                                         30,000             4/9/2011
 53               1    Vanowen Medical Office                            4,808                  MTM
 54               1    Bolsa Retail Center                               2,760           10/31/2006
 56               1    91 Montvale Avenue                                8,271            12/1/2007
 59               1    Tops Plaza - North Olmsted                        5,208            2/28/2013
 60               1    West Highlands Shopping Center                   11,934            4/29/2010
 61               1    Metcalf 127 Shops                                 4,000           11/30/2006
62A               1    Evergreen - Park Plaza                            3,300            9/11/2007
62B               1    Evergreen - Beverly Plaza                         4,000            8/31/2008
 63               1    Gifford Industrial Park                          14,650            8/31/2005
 64               1    Oakley Plaza                                     42,317             9/1/2016
 67               1    Chino Hills Promenade                             6,380            9/30/2005
 71               1    4601 Eisenhower                                  14,968            5/31/2008
 72               1    Joyners Crossing                                  8,000           12/31/2008
 73               1    Sedgefield Village Shopping Center                7,700            4/30/2008
 74               1    Palm Ridge                                        4,500           12/31/2020
 76               1    Village Shoppes                                   4,200            8/31/2017
 78               1    Amaranth Building                                 8,140           10/31/2011
 79               1    Merit Building                                    8,757            2/28/2007
 80               1    4260-4310 West Broad Street                      36,000            1/31/2008
 81               1    Gateway Center                                    2,620           10/31/2003
 82               1    PNC Advisor Building                                N/A                  N/A
 83               1    917 Franklin Office Building                      6,457             3/1/2009
 84               1    Riverside Business Park                           8,569           11/30/2003
 86               1    Shiloh Center - 7                                 2,003            3/31/2008
 88               1    Eckerd's OAK RIDGE                                  N/A                  N/A
 91               1    Dearborn Town Center                              5,200            5/31/2015
 92               1    72nd & Cedar Street Office                        6,990            6/14/2008
 94               1    Rancho Bernardo Professional Building             2,008            8/31/2004
 95               1    Summerfield Renaissance Shopping Center           1,920           10/31/2003
 96               1    Kroger Retail Center                              2,400             5/1/2004
 97               1    Coopers Common Plaza                              1,800            3/31/2008
 99               1    Chatfield Plaza                                   2,655            6/14/2007
100               1    Northwood Plaza Shopping Center                   8,450           12/31/2005
101               1    Shiloh Center - 8                                 1,617            7/31/2007
106               1    300-304 E 81st Street                               200            12/1/2003
107               1    10811-10831 Foothill Boulevard                    2,500             4/1/2013
110               1    Clayton Industrial Park                           3,200            1/30/2006
111               1    Eckerd's - Middleton NJ                             N/A                  N/A
112               1    2701-2751 East Chapman Avenue                     1,977                  MTM
116               1    Huntley Road Retail Center                        1,598            6/30/2011
118               1    Powell Plaza                                      1,800           12/31/2006
119               1    Gold Circle Office Building                       3,191            6/30/2005
120               1    Waynesburg Centre                                11,541           12/31/2015
121               1    Pierre Plaza Shopping Center                      2,960            3/14/2005
124               1    290 Fairbanks Center                              1,797           12/30/2011
125               1    Scripps Hill Retail Center                        2,000            6/14/2007
130               1    10019 Reisterstown Road                           1,534            6/30/2009
131               1    Shops at Canton                                   1,600            4/30/2008
132               1    Shiloh Center - 5                                 2,627            4/30/2008
133               1    Camino Maquilladora Buildings                     6,962            6/30/2005
135               1    Evergreen Office                                  2,625             2/8/2005
137               1    3200 Commander Industrial Building               19,869            7/31/2005
138               1    Mabury Plaza                                      1,935            2/28/2006
141               1    Silverado Office Building                           550            8/31/2005
142               1    Pinehollow Business Park                          3,022           12/31/2005
143               1    Broadway Commons Shopping Center                  1,562            1/31/2005
153               1    76-80 Lafayette Avenue                            1,500            7/31/2006

                                                                                          MAJOR
                LOAN                                                                    TENANT # 3
#     CROSSED   GROUP  PROPERTY NAME                                                       NAME
-     -------   -----  -------------                                                    -----------
  1               1    Mall at Fairfield Commons                                         Parisian
 2A               1    Mayfair Mall                                                   Barnes & Noble
 2B               1    Mayfair Office Complex                         Firstar Bank Milwaukee NA (Mayfair Bank Tower)
  3               1    Stanford Shopping Center                                         Nordstrom
  5               1    Paramount Plaza                                Los Angeles Department of Building and Safety
  6               1    Montalvo Square Shopping Center                      Longs Drug Stores California, Inc.
  9               1    East Thunderbird Square Shopping Center North                   World Design
 10               1    Janss Court                                                Red Bull North America
 11               1    Ravine Development                                                  N/A
 13               1    Crow Canyon Commons Shopping Center                              Loehmann's
 15               1    220 Post Street                                                     N/A
 19               1    Baseline Corporate Center                                   Agilent Technologies
 20               1    Challenger Business Center                             Pulau Electronics Corporation
 21               1    Delphi Building                                                     N/A
 22      A        1    Anaheim Professional Center                              US Dept of Veteran Affairs
 23      A        1    Coast Family Medical Center                                  Barry Schwartz, MD
 27               1    SouthCourt at South Square                                     Merrill Lynch
 28               1    Deer Valley Financial Center                             D.H. Blattner & Sons, Inc.
 33               1    Shoppes of New Tampa                                          Tropical Realty
 34               1    The Borders and Shoppes at Chestnut Hill                       Joseph A. Bank
 35               1    Tustin Freeway Business Center                            Cavalry Chapel of Tustin
 37               1    Northlake Square Shopping Center                             Catherine's, Inc.
 44               1    Summerville Plaza Shopping Center                               Eckerd Drugs
 45               1    St. Joseph's/St. Jude's Medical Building                            N/A
 46               1    Haynes Plaza                                                       Duron
 49               1    South County Medical Plaza                                          N/A
 50               1    Crossings at Westland                                       Jo-Ann Stores, Inc.
 52               1    78 Place                                                Computer Education Institute
 53               1    Vanowen Medical Office                                         OB-Gyn Medical
 54               1    Bolsa Retail Center                                         D. Khanh Restaurant
 56               1    91 Montvale Avenue                              Hospital Billing & Collection Services, Ltd.
 59               1    Tops Plaza - North Olmsted                                  Second National Bank
 60               1    West Highlands Shopping Center                            Sherwin William's #8064
 61               1    Metcalf 127 Shops                                           Cutting Loose, Inc.
62A               1    Evergreen - Park Plaza                                    Physiotherapy Associate
62B               1    Evergreen - Beverly Plaza                                  BJ's Market and Bakery
 63               1    Gifford Industrial Park                                        Cheung Ja Kim
 64               1    Oakley Plaza                                                Western Auto Supply
 67               1    Chino Hills Promenade                                      Bright Star Preschool
 71               1    4601 Eisenhower                                                ABM Industries
 72               1    Joyners Crossing                                                   Subway
 73               1    Sedgefield Village Shopping Center                                  N/A
 74               1    Palm Ridge                                             Cabrillo Federal Credit Union
 76               1    Village Shoppes                                                 Brake World
 78               1    Amaranth Building                                                  IMATEK
 79               1    Merit Building                                               Buchanan Partners
 80               1    4260-4310 West Broad Street                                    Boston Market
 81               1    Gateway Center                                             Practical Counter Tops
 82               1    PNC Advisor Building                                                N/A
 83               1    917 Franklin Office Building                            Brent Coon & Associates, PC
 84               1    Riverside Business Park                                     Lighthouse Resource
 86               1    Shiloh Center - 7                                             Curves for Women
 88               1    Eckerd's OAK RIDGE                                                  N/A
 91               1    Dearborn Town Center                                     Arab American Child Center
 92               1    72nd & Cedar Street Office                                  Quick & McFarlin, PC
 94               1    Rancho Bernardo Professional Building                               SDSU
 95               1    Summerfield Renaissance Shopping Center                       Qwik Pack & Ship
 96               1    Kroger Retail Center                                            Jag's Salon
 97               1    Coopers Common Plaza                                          Chuen & Ying Ong
 99               1    Chatfield Plaza                                               Fairfield Homes
100               1    Northwood Plaza Shopping Center                              Monterrey Mexican
101               1    Shiloh Center - 8                                               Wolf Coffee
106               1    300-304 E 81st Street                                               N/A
107               1    10811-10831 Foothill Boulevard                                   Starbucks
110               1    Clayton Industrial Park                                        Golbin Studios
111               1    Eckerd's - Middleton NJ                                             N/A
112               1    2701-2751 East Chapman Avenue                          Gati Tax & Business Consultant
116               1    Huntley Road Retail Center                                  Randall Oaks Animal
118               1    Powell Plaza                                                  Wilkins Cleaners
119               1    Gold Circle Office Building                                Omaha Foot Specialist
120               1    Waynesburg Centre                                              Dollar General
121               1    Pierre Plaza Shopping Center                                  Pediatric Dental
124               1    290 Fairbanks Center                                           Gentle Dental
125               1    Scripps Hill Retail Center                             Don Lucio's Mexican Fast Food
130               1    10019 Reisterstown Road                                Howard Kahn & Associates, P.A.
131               1    Shops at Canton                                               Oxford Cleaners
132               1    Shiloh Center - 5                                               Cash Station
133               1    Camino Maquilladora Buildings                                Larson Irrigation
135               1    Evergreen Office                                            Honorable Lee Terry
137               1    3200 Commander Industrial Building                          Acclivus Corporation
138               1    Mabury Plaza                                                  Mabury Cleaners
141               1    Silverado Office Building                                       Mark Lippman
142               1    Pinehollow Business Park                                     DH Investment Co.
143               1    Broadway Commons Shopping Center                             Papa John's Pizza
153               1    76-80 Lafayette Avenue                                        K.R. Securities

                                                                        MAJOR           MAJOR
                LOAN                                                  TENANT # 3   TENANT # 3 LEASE
#     CROSSED   GROUP  PROPERTY NAME                                   SQ. FT.     EXPIRATION DATE
-     -------   -----  -------------                                  ----------   ----------------
  1               1    Mall at Fairfield Commons                       130,199        1/31/2014
 2A               1    Mayfair Mall                                     30,925        1/31/2014
 2B               1    Mayfair Office Complex                           11,512        12/31/2005
  3               1    Stanford Shopping Center                        180,000 (3)    10/31/2010
  5               1    Paramount Plaza                                  36,698         1/1/2008
  6               1    Montalvo Square Shopping Center                  23,112        6/30/2022
  9               1    East Thunderbird Square Shopping Center North    10,862        11/18/2006
 10               1    Janss Court                                      12,485        3/31/2006
 11               1    Ravine Development                                  N/A           N/A
 13               1    Crow Canyon Commons Shopping Center              15,000        10/1/2007
 15               1    220 Post Street                                     N/A           N/A
 19               1    Baseline Corporate Center                        13,506        1/31/2006
 20               1    Challenger Business Center                       15,995        12/31/2005
 21               1    Delphi Building                                     N/A           N/A
 22      A        1    Anaheim Professional Center                       4,332         9/1/2008
 23      A        1    Coast Family Medical Center                       3,812        4/30/2006
 27               1    SouthCourt at South Square                        9,116        11/30/2010
 28               1    Deer Valley Financial Center                      5,336        4/30/2004
 33               1    Shoppes of New Tampa                              5,400        2/28/2008
 34               1    The Borders and Shoppes at Chestnut Hill          5,150        1/31/2006
 35               1    Tustin Freeway Business Center                   14,516        11/30/2007
 37               1    Northlake Square Shopping Center                  4,160        2/28/2006
 44               1    Summerville Plaza Shopping Center                10,908        3/14/2020
 45               1    St. Joseph's/St. Jude's Medical Building            N/A           N/A
 46               1    Haynes Plaza                                      3,420        1/31/2008
 49               1    South County Medical Plaza                          N/A           N/A
 50               1    Crossings at Westland                            46,160        1/31/2010
 52               1    78 Place                                         19,312         2/1/2009
 53               1    Vanowen Medical Office                            4,270        4/30/2004
 54               1    Bolsa Retail Center                               2,270        12/31/2004
 56               1    91 Montvale Avenue                                4,600         1/1/2004
 59               1    Tops Plaza - North Olmsted                        4,645        11/30/2012
 60               1    West Highlands Shopping Center                    5,000        4/30/2004
 61               1    Metcalf 127 Shops                                 3,141        7/31/2009
62A               1    Evergreen - Park Plaza                            3,175        11/30/2005
62B               1    Evergreen - Beverly Plaza                         3,600        11/30/2006
 63               1    Gifford Industrial Park                          13,200        4/30/2007
 64               1    Oakley Plaza                                     10,560         5/1/2004
 67               1    Chino Hills Promenade                             4,320        6/30/2005
 71               1    4601 Eisenhower                                   8,677        6/30/2012
 72               1    Joyners Crossing                                  1,300        5/31/2006
 73               1    Sedgefield Village Shopping Center                  N/A           N/A
 74               1    Palm Ridge                                        2,400        4/30/2004
 76               1    Village Shoppes                                   4,174        9/30/2012
 78               1    Amaranth Building                                 8,505        8/31/2011
 79               1    Merit Building                                    6,273        12/31/2008
 80               1    4260-4310 West Broad Street                       2,944        5/25/2010
 81               1    Gateway Center                                    2,560        12/31/2003
 82               1    PNC Advisor Building                                N/A           N/A
 83               1    917 Franklin Office Building                      6,075        12/1/2007
 84               1    Riverside Business Park                           8,402        3/31/2004
 86               1    Shiloh Center - 7                                 1,753        9/30/2007
 88               1    Eckerd's OAK RIDGE                                  N/A           N/A
 91               1    Dearborn Town Center                              4,489        7/31/2012
 92               1    72nd & Cedar Street Office                        3,532        1/31/2008
 94               1    Rancho Bernardo Professional Building             1,876        6/30/2005
 95               1    Summerfield Renaissance Shopping Center           1,920        5/31/2007
 96               1    Kroger Retail Center                              1,200        9/30/2004
 97               1    Coopers Common Plaza                              1,600        8/31/2013
 99               1    Chatfield Plaza                                   2,640        4/30/2008
100               1    Northwood Plaza Shopping Center                   4,320        12/31/2006
101               1    Shiloh Center - 8                                 1,555        9/30/2007
106               1    300-304 E 81st Street                               N/A           N/A
107               1    10811-10831 Foothill Boulevard                    1,500         4/1/2013
110               1    Clayton Industrial Park                           2,880        5/31/2007
111               1    Eckerd's - Middleton NJ                             N/A           N/A
112               1    2701-2751 East Chapman Avenue                     1,188           MTM
116               1    Huntley Road Retail Center                        1,467        6/30/2007
118               1    Powell Plaza                                      1,530         1/1/2005
119               1    Gold Circle Office Building                       3,147        6/30/2005
120               1    Waynesburg Centre                                 8,000        6/30/2006
121               1    Pierre Plaza Shopping Center                      2,400        8/31/2003
124               1    290 Fairbanks Center                              1,756        9/19/2011
125               1    Scripps Hill Retail Center                        1,606        6/14/2005
130               1    10019 Reisterstown Road                           1,488        6/30/2005
131               1    Shops at Canton                                   1,600        11/30/2006
132               1    Shiloh Center - 5                                 1,008        11/30/2006
133               1    Camino Maquilladora Buildings                     5,948        10/31/2004
135               1    Evergreen Office                                  2,547        12/31/2005
137               1    3200 Commander Industrial Building               10,981        2/29/2004
138               1    Mabury Plaza                                      1,720        10/31/2009
141               1    Silverado Office Building                           422        1/19/2005
142               1    Pinehollow Business Park                          2,855        12/31/2005
143               1    Broadway Commons Shopping Center                  1,500        4/30/2004
153               1    76-80 Lafayette Avenue                            1,170        8/31/2005

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY ANAHEIM PROFESSIONAL CENTER AND COAST FAMILY MEDICAL CENTER ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.
(2)  SQUARE FOOTAGE NUMBER INCLUDES ANCHOR SPACES UNDER GROUND LEASES.
(3)  TENANT OCCUPIES SPACE PURSUANT TO A GROUND LEASE.

     ENGINEERING RESERVES, RECURRING REPLACEMENT RESERVES AND TI&LC RESERVES

                                                                                                  CONTRACTUAL           U/W
                                                                                ENGINEERING        RECURRING          RECURRING
                   LOAN                                                         RESERVE AT        REPLACEMENT        REPLACEMENT
#      CROSSED    GROUP  LOAN NAME                                              ORIGINATION       RESERVE/FF&E       RESERVE/FF&E
-      -------    -----  ---------                                              -----------       ------------       ------------
 1                  1    Mall at Fairfield Commons                                  N/A               N/A          $       214,220
 2                  1    Mayfair Mall and Office Complex                            N/A               N/A          $       255,497
 3                  1    Stanford Shopping Center                                   N/A               N/A          $        80,102
 4                  1    MeriStar Hotel Portfolio                             $        15,475                 4%                 4%
 5                  1    Paramount Plaza                                            N/A         $       136,781    $       136,785
 6                  1    Montalvo Square Shopping Center                            N/A         $        32,856    $        32,777
 7                  2    Jefferson at Montfort                                $       186,875   $       132,400    $       165,500
 8                  1    EastBridge Landing                                         N/A         $        36,228    $        56,280
 9                  1    East Thunderbird Square Shopping Center North              N/A         $        25,116    $        24,420
10                  1    Janss Court                                          $        11,187   $        26,481    $        26,660
11                  1    Ravine Development                                         N/A               N/A          $        30,955
12                  2    Serrano Apartments                                   $       400,000   $       109,500    $       109,500
13                  1    Crow Canyon Commons Shopping Center                  $         7,238   $        45,628    $        38,784
14                  2    Carlingford Apartments                               $     1,000,000   $       202,500    $       202,500
15                  1    220 Post Street                                            N/A               N/A          $         5,614
16                  2    Kings Crossing I & II                                      N/A         $        86,400    $       108,000
17                  2    Atrium at Market Center                                    N/A         $        43,250    $        34,600
18                  2    Villages of Deerfield Apartments                     $       300,000   $        75,000    $        75,000
19                  1    Baseline Corporate Center                                  N/A         $        29,880    $        30,240
20                  1    Challenger Business Center                                 N/A         $        25,563    $        25,563
21                  1    Delphi Building                                            N/A         $        33,390    $        33,390
22      A           1    Anaheim Professional Center                                N/A         $        17,336    $        17,447
23      A           1    Coast Family Medical Center                          $        67,588   $         8,578    $         8,578
24                  1    Radisson Hotel Historic Savannah                           N/A         $       163,500                  4%
25                  2    Breckinridge Court Apartments                        $       300,000   $        95,508    $        98,796
26                  2    Addison at Hampton                                         N/A         $        55,200    $        69,000
27                  1    SouthCourt at South Square                           $        10,938         N/A          $        19,647
28                  1    Deer Valley Financial Center                               N/A         $        25,320    $        25,314
29      B           2    Magnolia Village                                           N/A               N/A          $         9,800
30      B           2    Blue Jay Mobile Home Park                                  N/A               N/A          $        13,150
31      B           2    Candlelight Manor                                          N/A               N/A          $         6,400
32      B           2    Elmwood Mobile Home Park                                   N/A               N/A          $         5,050
33                  1    Shoppes of New Tampa                                       N/A               N/A          $        23,799
34                  1    The Borders and Shoppes at Chestnut Hill             $         6,875   $         6,214    $         6,214
35                  1    Tustin Freeway Business Center                       $       348,340   $        30,270    $        30,270
36                  1    Oak Hill Townhomes                                         N/A         $        31,800    $        31,800
37                  1    Northlake Square Shopping Center                     $        38,800   $        14,860    $        15,686
38                  2    Stone Hill Apartments                                $       115,536   $        86,000    $        86,000
39                  2    High Ridge Apartments                                $       163,500   $        74,000    $        74,000
40                  2    Caleb's Place Townhomes                                    N/A         $        30,400    $        38,000
41                  2    Northgate Village Apartments                         $       126,188   $        66,000    $        66,000
42                  2    Cambridge Village Apartments                         $         6,500   $        50,000    $        50,000
43                  1    Staybridge Suites                                          N/A                       4%                 4%
44                  1    Summerville Plaza Shopping Center                    $        28,162         N/A          $        16,140
45                  1    St. Joseph's/St. Jude's Medical Building             $        10,423   $         9,408    $         9,412
46                  1    Haynes Plaza                                               N/A               N/A          $        36,705
47                  2    Hearthstone Apartments                               $        15,900   $        63,000    $        63,000
48                  2    Canyon View Apartments                               $         4,469   $        34,500    $        34,500
49                  1    South County Medical Plaza                                 N/A         $         5,504    $         5,504
50                  1    Crossings at Westland                                      N/A         $        31,476    $        32,312
51                  2    Villas of Brandychase                                $        12,750   $        28,750    $        28,750
52                  1    78 Place                                                   N/A         $        15,843    $        24,718
53                  1    Vanowen Medical Office                                     N/A         $        12,882    $        12,882
54                  1    Bolsa Retail Center                                        N/A         $         6,376    $         7,226
55                  2    Candlewick Apartments                                $       184,010   $        46,000    $        46,000
56                  1    91 Montvale Avenue                                         N/A         $        15,554    $        15,555
57                  2    Northgate Club Apartments                            $         7,500   $        24,000    $        30,000
58                  2    Country Village & Oakwood Mobile Home Park           $        14,375         N/A          $        25,750
59                  1    Tops Plaza - North Olmsted                           $        17,250   $        10,500    $        10,500
60                  1    West Highlands Shopping Center                       $        27,950   $        17,328    $        18,084
61                  1    Metcalf 127 Shops                                          N/A         $         8,484    $         8,476
62                  1    Evergreen - Beverly Plaza & Park Plaza               $        10,625   $         6,840    $         9,114

                                                                                  LC & TI         CONTRACTUAL
                   LOAN                                                         RESERVE AT         RECURRING          U/W
#      CROSSED    GROUP  LOAN NAME                                              ORIGINATION         LC & TI         LC & TI
-      -------    -----  ---------                                              -----------       -----------       -------
 1                  1    Mall at Fairfield Commons                                  N/A               N/A         $    534,289
 2                  1    Mayfair Mall and Office Complex                            N/A               N/A         $    425,201
 3                  1    Stanford Shopping Center                                   N/A               N/A             N/A
 4                  1    MeriStar Hotel Portfolio                                   N/A               N/A             N/A
 5                  1    Paramount Plaza                                            N/A               N/A         $    818,085
 6                  1    Montalvo Square Shopping Center                      $       150,000   $       120,000   $     93,709
 7                  2    Jefferson at Montfort                                      N/A               N/A             N/A
 8                  1    EastBridge Landing                                         N/A               N/A             N/A
 9                  1    East Thunderbird Square Shopping Center North              N/A         $       250,008   $    147,006
10                  1    Janss Court                                          $       225,000   $       115,504   $     55,733
11                  1    Ravine Development                                         N/A               N/A         $    244,325
12                  2    Serrano Apartments                                         N/A               N/A             N/A
13                  1    Crow Canyon Commons Shopping Center                  $       112,500         N/A         $    192,143
14                  2    Carlingford Apartments                                     N/A               N/A             N/A
15                  1    220 Post Street                                            N/A               N/A         $     76,110
16                  2    Kings Crossing I & II                                      N/A               N/A             N/A
17                  2    Atrium at Market Center                                    N/A               N/A             N/A
18                  2    Villages of Deerfield Apartments                           N/A               N/A             N/A
19                  1    Baseline Corporate Center                                  N/A         $       125,004   $    199,086
20                  1    Challenger Business Center                                 N/A         $        85,209   $    174,751
21                  1    Delphi Building                                            N/A         $       120,000   $    125,248
22      A           1    Anaheim Professional Center                                N/A         $       150,000   $    146,226
23      A           1    Coast Family Medical Center                                N/A         $        50,000   $     65,620
24                  1    Radisson Hotel Historic Savannah                           N/A               N/A             N/A
25                  2    Breckinridge Court Apartments                              N/A               N/A             N/A
26                  2    Addison at Hampton                                         N/A               N/A             N/A
27                  1    SouthCourt at South Square                                 N/A         $       125,000   $    146,668
28                  1    Deer Valley Financial Center                               N/A         $       100,008   $    167,739
29      B           2    Magnolia Village                                           N/A               N/A             N/A
30      B           2    Blue Jay Mobile Home Park                                  N/A               N/A             N/A
31      B           2    Candlelight Manor                                          N/A               N/A             N/A
32      B           2    Elmwood Mobile Home Park                                   N/A               N/A             N/A
33                  1    Shoppes of New Tampa                                       N/A               N/A         $     90,894
34                  1    The Borders and Shoppes at Chestnut Hill                   N/A               N/A         $     59,814
35                  1    Tustin Freeway Business Center                       $        50,000   $        36,000   $     55,942
36                  1    Oak Hill Townhomes                                         N/A               N/A             N/A
37                  1    Northlake Square Shopping Center                           N/A         $        20,000   $     31,956
38                  2    Stone Hill Apartments                                      N/A               N/A             N/A
39                  2    High Ridge Apartments                                      N/A               N/A             N/A
40                  2    Caleb's Place Townhomes                                    N/A               N/A             N/A
41                  2    Northgate Village Apartments                               N/A               N/A             N/A
42                  2    Cambridge Village Apartments                               N/A               N/A             N/A
43                  1    Staybridge Suites                                          N/A               N/A             N/A
44                  1    Summerville Plaza Shopping Center                          N/A         $        35,004   $     81,279
45                  1    St. Joseph's/St. Jude's Medical Building                   N/A         $       129,444   $     68,615
46                  1    Haynes Plaza                                               N/A               N/A         $    103,402
47                  2    Hearthstone Apartments                                     N/A               N/A             N/A
48                  2    Canyon View Apartments                                     N/A               N/A             N/A
49                  1    South County Medical Plaza                                 N/A         $        24,000   $     33,551
50                  1    Crossings at Westland                                      N/A         $        60,000   $    107,442
51                  2    Villas of Brandychase                                      N/A               N/A             N/A
52                  1    78 Place                                                   N/A         $        50,000   $     80,395
53                  1    Vanowen Medical Office                                     N/A         $        36,000   $     64,736
54                  1    Bolsa Retail Center                                        N/A         $        35,000   $     33,756
55                  2    Candlewick Apartments                                      N/A               N/A             N/A
56                  1    91 Montvale Avenue                                         N/A         $        60,000   $     60,430
57                  2    Northgate Club Apartments                                  N/A               N/A             N/A
58                  2    Country Village & Oakwood Mobile Home Park                 N/A               N/A             N/A
59                  1    Tops Plaza - North Olmsted                                 N/A               N/A         $     12,592
60                  1    West Highlands Shopping Center                       $       107,268         N/A         $     53,413
61                  1    Metcalf 127 Shops                                          N/A         $        20,004   $     29,284
62                  1    Evergreen - Beverly Plaza & Park Plaza                     N/A         $        33,600   $     39,803

                                                                                 TAX &
                   LOAN                                                       INSURANCE
#      CROSSED    GROUP  LOAN NAME                                             ESCROWS
-      -------    -----  ---------                                             -------
 1                  1    Mall at Fairfield Commons                               Tax
 2                  1    Mayfair Mall and Office Complex                         None
 3                  1    Stanford Shopping Center                                None
 4                  1    MeriStar Hotel Portfolio                                Both
 5                  1    Paramount Plaza                                         None
 6                  1    Montalvo Square Shopping Center                         Tax
 7                  2    Jefferson at Montfort                                   Both
 8                  1    EastBridge Landing                                      Tax
 9                  1    East Thunderbird Square Shopping Center North           Both
10                  1    Janss Court                                             Both
11                  1    Ravine Development                                      Both
12                  2    Serrano Apartments                                      Both
13                  1    Crow Canyon Commons Shopping Center                     Both
14                  2    Carlingford Apartments                                  Both
15                  1    220 Post Street                                         Both
16                  2    Kings Crossing I & II                                   Both
17                  2    Atrium at Market Center                                 Both
18                  2    Villages of Deerfield Apartments                        Both
19                  1    Baseline Corporate Center                               Both
20                  1    Challenger Business Center                              Both
21                  1    Delphi Building                                         Tax
22      A           1    Anaheim Professional Center                             Both
23      A           1    Coast Family Medical Center                             Both
24                  1    Radisson Hotel Historic Savannah                        Both
25                  2    Breckinridge Court Apartments                           Both
26                  2    Addison at Hampton                                      Both
27                  1    SouthCourt at South Square                              Both
28                  1    Deer Valley Financial Center                            Both
29      B           2    Magnolia Village                                        Both
30      B           2    Blue Jay Mobile Home Park                               Both
31      B           2    Candlelight Manor                                       Both
32      B           2    Elmwood Mobile Home Park                                Both
33                  1    Shoppes of New Tampa                                    None
34                  1    The Borders and Shoppes at Chestnut Hill                Both
35                  1    Tustin Freeway Business Center                          Both
36                  1    Oak Hill Townhomes                                      Both
37                  1    Northlake Square Shopping Center                        Both
38                  2    Stone Hill Apartments                                   Both
39                  2    High Ridge Apartments                                   Both
40                  2    Caleb's Place Townhomes                                 Both
41                  2    Northgate Village Apartments                            Both
42                  2    Cambridge Village Apartments                            Both
43                  1    Staybridge Suites                                       Both
44                  1    Summerville Plaza Shopping Center                       Both
45                  1    St. Joseph's/St. Jude's Medical Building                Both
46                  1    Haynes Plaza                                            None
47                  2    Hearthstone Apartments                                  Both
48                  2    Canyon View Apartments                                  Both
49                  1    South County Medical Plaza                              Both
50                  1    Crossings at Westland                                   Tax
51                  2    Villas of Brandychase                                   Both
52                  1    78 Place                                                Both
53                  1    Vanowen Medical Office                                  Both
54                  1    Bolsa Retail Center                                     Both
55                  2    Candlewick Apartments                                   Both
56                  1    91 Montvale Avenue                                      Both
57                  2    Northgate Club Apartments                               Both
58                  2    Country Village & Oakwood Mobile Home Park              Both
59                  1    Tops Plaza - North Olmsted                              Tax
60                  1    West Highlands Shopping Center                          Both
61                  1    Metcalf 127 Shops                                       Both
62                  1    Evergreen - Beverly Plaza & Park Plaza                  Both

     ENGINEERING RESERVES, RECURRING REPLACEMENT RESERVES AND TI&LC RESERVES

                                                                                                   CONTRACTUAL           U/W
                                                                                 ENGINEERING        RECURRING          RECURRING
                    LOAN                                                         RESERVE AT        REPLACEMENT        REPLACEMENT
#       CROSSED    GROUP  LOAN NAME                                              ORIGINATION       RESERVE/FF&E       RESERVE/FF&E
-       -------    -----  ---------                                              -----------       ------------       ------------
 63                  1    Gifford Industrial Park                              $         2,500         N/A          $        23,434
 64                  1    Oakley Plaza                                               N/A               N/A          $        17,809
 65                  2    Cloverdale Apartments                                $       210,200   $        21,989    $        52,550
 66                  2    Collins Aire Mobile Home Park                              N/A         $        16,400    $        16,400
 67                  1    Chino Hills Promenade                                $         5,000   $         6,220    $         9,015
 68                  2    Hunter's Glen                                        $        59,052   $        38,000    $        38,000
 69                  2    Cedar Glen Apartments                                $        30,125   $        52,750    $        52,750
 70                  2    College Hills West Apartments                        $         5,262   $        42,000    $        42,000
 71                  1    4601 Eisenhower                                      $        44,125   $         9,671    $         9,671
 72                  1    Joyners Crossing                                           N/A               N/A          $         7,831
 73                  1    Sedgefield Village Shopping Center                         N/A               N/A          $         8,495
 74                  1    Palm Ridge                                                 N/A         $         4,620    $         3,465
 75                  2    Point-O-View Apartments                                    N/A         $        56,994    $        41,400
 76                  1    Village Shoppes                                            N/A               N/A          $         5,469
 77                  2    Oak Brook Apartments                                 $        47,375         N/A          $        25,000
 78                  1    Amaranth Building                                          N/A         $         3,456    $         8,647
 79                  1    Merit Building                                             N/A         $         5,985    $         7,980
 80                  1    4260-4310 West Broad Street                                N/A         $        14,112    $        14,112
 81                  1    Gateway Center                                       $         2,500         N/A          $        14,990
 82                  1    PNC Advisor Building                                       N/A         $         2,622    $         2,622
 83                  1    917 Franklin Office Building                         $         2,688   $         5,834    $         6,792
 84                  1    Riverside Business Park                                    N/A               N/A          $        19,080
 85                  2    Oaks of League City                                  $        17,500   $        27,000    $        27,000
 86                  1    Shiloh Center - 7                                          N/A               N/A          $         2,703
 87                  1    Storage USA                                                N/A         $        10,044    $        10,028
 88                  1    Eckerd's OAK RIDGE                                         N/A               N/A          $         1,764
 89                  2    Tiburon Pointe Apartments                                  N/A         $        15,000    $        12,000
 90                  2    Mansions North Apartments                            $        51,870   $        51,876    $        51,870
 91                  1    Dearborn Town Center                                 $           625         N/A          $         3,746
 92                  1    72nd & Cedar Street Office                                 N/A               N/A          $         6,006
 93                  2    Sands Point Cove Apartments                          $        13,906   $        35,500    $        35,500
 94                  1    Rancho Bernardo Professional Building                $         5,062   $         5,065    $         5,190
 95                  1    Summerfield Renaissance Shopping Center                    N/A               N/A          $         5,894
 96                  1    Kroger Retail Center                                 $       134,875         N/A          $         7,940
 97                  1    Coopers Common Plaza                                       N/A               N/A          $         2,733
 98                  2    Diplomat Townhomes                                   $        10,000         N/A          $        31,000
 99                  1    Chatfield Plaza                                            N/A               N/A          $         3,005
100                  1    Northwood Plaza Shopping Center                            N/A               N/A          $         8,051
101                  1    Shiloh Center - 8                                          N/A               N/A          $         2,124
102                  2    Riverview Terrace                                    $        31,530   $        12,000    $        12,000
103                  2    Angelique Apartments                                 $         8,250   $        33,500    $        33,500
104                  2    Langdon Hall Apartments                              $       217,800   $        26,400    $        26,400
105                  2    Bayou Oaks Apartments                                $        24,375   $        22,000    $        22,000
106                  1    300-304 E 81st Street                                $        13,812   $         5,250    $         5,750
107                  1    10811-10831 Foothill Boulevard                             N/A               N/A          $           976
108                  2    Brandywine Apartments                                $        31,200   $        31,200    $        31,200
109                  1    Fortress Self Storage                                      N/A         $         8,254    $         8,254
110                  1    Clayton Industrial Park                              $         5,000         N/A          $         7,698
111                  1    Eckerd's - Middleton NJ                                    N/A               N/A          $         1,702
112                  1    2701-2751 East Chapman Avenue                              N/A               N/A          $         8,429
113                  2    Park House Apartments                                $        52,375   $        18,000    $        18,000
114                  1    324 E 77th Street                                    $        56,250   $         5,000    $         5,000
115                  2    Buttonwood Square                                    $        27,187   $        14,500    $        14,500
116                  1    Huntley Road Retail Center                                 N/A               N/A          $         1,711
117                  1    Highway Storage McAllen and Pharr                    $         2,500         N/A          $        19,514
118                  1    Powell Plaza                                         $         3,250         N/A          $         3,119
119                  1    Gold Circle Office Building                          $         5,562         N/A          $         4,804
120                  1    Waynesburg Centre                                    $        51,000         N/A          $         6,705
121                  1    Pierre Plaza Shopping Center                         $         2,303         N/A          $         2,100
122                  2    Salem Terrace Apartments                             $         2,500   $        17,500    $        17,500
123                  2    Carefree Valley Resort                               $        56,625   $         6,006    $         6,006
124                  1    290 Fairbanks Center                                 $         2,812         N/A          $         1,508
125                  1    Scripps Hill Retail Center                           $           937         N/A          $         1,637
126                  2    Springwood Apartments                                      N/A         $        14,250    $        14,250
127                  1    Cypress Harbor Mobile Home Park                      $         4,500         N/A          $         4,500
128                  2    Casa Del Rey Mobile Home Park                        $         2,750   $         3,750    $         3,750
129                  2    Fort Sedgwick Apartments                             $         2,625   $        14,000    $        14,000
130                  1    10019 Reisterstown Road                              $         6,250   $         1,941    $         2,204
131                  1    Shops at Canton                                            N/A               N/A          $         1,560
132                  1    Shiloh Center - 5                                          N/A               N/A          $         1,070

                                                                                   LC & TI         CONTRACTUAL
                    LOAN                                                         RESERVE AT         RECURRING          U/W
#       CROSSED    GROUP  LOAN NAME                                              ORIGINATION         LC & TI         LC & TI
-       -------    -----  ---------                                              -----------       ------------      -------
 63                  1    Gifford Industrial Park                              $        50,000   $        24,000   $     55,505
 64                  1    Oakley Plaza                                               N/A               N/A         $     98,516
 65                  2    Cloverdale Apartments                                      N/A               N/A             N/A
 66                  2    Collins Aire Mobile Home Park                              N/A               N/A             N/A
 67                  1    Chino Hills Promenade                                      N/A         $        12,000   $     25,498
 68                  2    Hunter's Glen                                              N/A               N/A             N/A
 69                  2    Cedar Glen Apartments                                      N/A               N/A             N/A
 70                  2    College Hills West Apartments                              N/A               N/A             N/A
 71                  1    4601 Eisenhower                                      $        25,000   $        35,170   $     53,719
 72                  1    Joyners Crossing                                           N/A         $        12,000   $      6,624
 73                  1    Sedgefield Village Shopping Center                   $        45,000   $        15,000   $     12,319
 74                  1    Palm Ridge                                                 N/A         $        20,004   $     17,426
 75                  2    Point-O-View Apartments                                    N/A               N/A             N/A
 76                  1    Village Shoppes                                            N/A         $        25,000   $     41,566
 77                  2    Oak Brook Apartments                                       N/A               N/A             N/A
 78                  1    Amaranth Building                                          N/A         $        24,996   $     30,195
 79                  1    Merit Building                                             N/A         $        25,000   $     42,912
 80                  1    4260-4310 West Broad Street                                N/A         $        60,000   $     78,130
 81                  1    Gateway Center                                       $       105,000         N/A         $     25,890
 82                  1    PNC Advisor Building                                       N/A               N/A             N/A
 83                  1    917 Franklin Office Building                         $        50,000   $        43,194   $     49,001
 84                  1    Riverside Business Park                              $        50,000   $        48,000   $     36,478
 85                  2    Oaks of League City                                        N/A               N/A             N/A
 86                  1    Shiloh Center - 7                                          N/A         $        17,043   $     17,638
 87                  1    Storage USA                                                N/A               N/A             N/A
 88                  1    Eckerd's OAK RIDGE                                         N/A               N/A         $     11,760
 89                  2    Tiburon Pointe Apartments                                  N/A               N/A             N/A
 90                  2    Mansions North Apartments                                  N/A               N/A             N/A
 91                  1    Dearborn Town Center                                 $        20,000   $         2,607   $     25,383
 92                  1    72nd & Cedar Street Office                                 N/A         $        37,044   $     24,022
 93                  2    Sands Point Cove Apartments                                N/A               N/A             N/A
 94                  1    Rancho Bernardo Professional Building                      N/A         $        37,989   $     28,851
 95                  1    Summerfield Renaissance Shopping Center                    N/A               N/A         $      3,648
 96                  1    Kroger Retail Center                                       N/A               N/A         $     24,349
 97                  1    Coopers Common Plaza                                 $        20,840         N/A         $     17,569
 98                  2    Diplomat Townhomes                                         N/A               N/A             N/A
 99                  1    Chatfield Plaza                                            N/A         $        20,040   $     36,989
100                  1    Northwood Plaza Shopping Center                            N/A         $        20,004   $     20,000
101                  1    Shiloh Center - 8                                          N/A         $        14,162   $     12,070
102                  2    Riverview Terrace                                          N/A               N/A             N/A
103                  2    Angelique Apartments                                       N/A               N/A             N/A
104                  2    Langdon Hall Apartments                                    N/A               N/A             N/A
105                  2    Bayou Oaks Apartments                                      N/A               N/A             N/A
106                  1    300-304 E 81st Street                                      N/A               N/A             N/A
107                  1    10811-10831 Foothill Boulevard                             N/A               N/A         $      6,800
108                  2    Brandywine Apartments                                      N/A               N/A             N/A
109                  1    Fortress Self Storage                                      N/A               N/A             N/A
110                  1    Clayton Industrial Park                              $        45,000         N/A         $     29,460
111                  1    Eckerd's - Middleton NJ                                    N/A               N/A         $     11,347
112                  1    2701-2751 East Chapman Avenue                        $        77,316         N/A         $     19,092
113                  2    Park House Apartments                                      N/A               N/A             N/A
114                  1    324 E 77th Street                                          N/A               N/A             N/A
115                  2    Buttonwood Square                                          N/A               N/A             N/A
116                  1    Huntley Road Retail Center                           $        20,000   $        18,571   $     12,005
117                  1    Highway Storage McAllen and Pharr                          N/A               N/A             N/A
118                  1    Powell Plaza                                               N/A         $        45,290   $     20,839
119                  1    Gold Circle Office Building                          $        50,000   $        24,000   $     20,889
120                  1    Waynesburg Centre                                          N/A               N/A         $     23,857
121                  1    Pierre Plaza Shopping Center                         $        40,000         N/A         $     16,160
122                  2    Salem Terrace Apartments                                   N/A               N/A             N/A
123                  2    Carefree Valley Resort                                     N/A               N/A             N/A
124                  1    290 Fairbanks Center                                       N/A               N/A         $     10,053
125                  1    Scripps Hill Retail Center                           $        30,000         N/A         $     10,912
126                  2    Springwood Apartments                                      N/A               N/A             N/A
127                  1    Cypress Harbor Mobile Home Park                            N/A               N/A             N/A
128                  2    Casa Del Rey Mobile Home Park                              N/A               N/A             N/A
129                  2    Fort Sedgwick Apartments                                   N/A               N/A             N/A
130                  1    10019 Reisterstown Road                                    N/A         $        15,000   $     15,261
131                  1    Shops at Canton                                            N/A         $         5,000   $      6,855
132                  1    Shiloh Center - 5                                          N/A         $         7,135   $      7,377

                                                                                  TAX &
                    LOAN                                                       INSURANCE
#       CROSSED    GROUP  LOAN NAME                                             ESCROWS
-       -------    -----  ---------                                            ---------
 63                  1    Gifford Industrial Park                                 Both
 64                  1    Oakley Plaza                                            None
 65                  2    Cloverdale Apartments                                   Both
 66                  2    Collins Aire Mobile Home Park                           Both
 67                  1    Chino Hills Promenade                                   Both
 68                  2    Hunter's Glen                                           Both
 69                  2    Cedar Glen Apartments                                   Both
 70                  2    College Hills West Apartments                           Both
 71                  1    4601 Eisenhower                                         Both
 72                  1    Joyners Crossing                                        Both
 73                  1    Sedgefield Village Shopping Center                      Both
 74                  1    Palm Ridge                                              Both
 75                  2    Point-O-View Apartments                                 Both
 76                  1    Village Shoppes                                         Tax
 77                  2    Oak Brook Apartments                                    Both
 78                  1    Amaranth Building                                       Both
 79                  1    Merit Building                                          Both
 80                  1    4260-4310 West Broad Street                             Tax
 81                  1    Gateway Center                                          Both
 82                  1    PNC Advisor Building                                    Both
 83                  1    917 Franklin Office Building                            Both
 84                  1    Riverside Business Park                                 Both
 85                  2    Oaks of League City                                     Both
 86                  1    Shiloh Center - 7                                       Both
 87                  1    Storage USA                                             Both
 88                  1    Eckerd's OAK RIDGE                                   Insurance
 89                  2    Tiburon Pointe Apartments                               Both
 90                  2    Mansions North Apartments                               Both
 91                  1    Dearborn Town Center                                    Both
 92                  1    72nd & Cedar Street Office                              Both
 93                  2    Sands Point Cove Apartments                             Both
 94                  1    Rancho Bernardo Professional Building                   Both
 95                  1    Summerfield Renaissance Shopping Center                 Both
 96                  1    Kroger Retail Center                                    Both
 97                  1    Coopers Common Plaza                                    Both
 98                  2    Diplomat Townhomes                                      Both
 99                  1    Chatfield Plaza                                         Both
100                  1    Northwood Plaza Shopping Center                         Both
101                  1    Shiloh Center - 8                                       Both
102                  2    Riverview Terrace                                       Both
103                  2    Angelique Apartments                                    Both
104                  2    Langdon Hall Apartments                                 Both
105                  2    Bayou Oaks Apartments                                   Both
106                  1    300-304 E 81st Street                                   Both
107                  1    10811-10831 Foothill Boulevard                          Both
108                  2    Brandywine Apartments                                   Both
109                  1    Fortress Self Storage                                   Both
110                  1    Clayton Industrial Park                                 Both
111                  1    Eckerd's - Middleton NJ                                 Both
112                  1    2701-2751 East Chapman Avenue                           Both
113                  2    Park House Apartments                                   Both
114                  1    324 E 77th Street                                       Both
115                  2    Buttonwood Square                                       Both
116                  1    Huntley Road Retail Center                              Both
117                  1    Highway Storage McAllen and Pharr                       Both
118                  1    Powell Plaza                                            Both
119                  1    Gold Circle Office Building                             Both
120                  1    Waynesburg Centre                                       Both
121                  1    Pierre Plaza Shopping Center                            Both
122                  2    Salem Terrace Apartments                                Both
123                  2    Carefree Valley Resort                                  Both
124                  1    290 Fairbanks Center                                    Both
125                  1    Scripps Hill Retail Center                              Both
126                  2    Springwood Apartments                                   Both
127                  1    Cypress Harbor Mobile Home Park                         Both
128                  2    Casa Del Rey Mobile Home Park                           Both
129                  2    Fort Sedgwick Apartments                                Both
130                  1    10019 Reisterstown Road                                 Both
131                  1    Shops at Canton                                         Both
132                  1    Shiloh Center - 5                                       Both

     ENGINEERING RESERVES, RECURRING REPLACEMENT RESERVES AND TI&LC RESERVES

                                                                                                   CONTRACTUAL           U/W
                                                                                 ENGINEERING        RECURRING          RECURRING
                    LOAN                                                         RESERVE AT        REPLACEMENT        REPLACEMENT
#       CROSSED    GROUP  LOAN NAME                                              ORIGINATION       RESERVE/FF&E       RESERVE/FF&E
-       -------    -----  ---------                                              -----------       ------------       ------------
133                  1    Camino Maquilladora Buildings                        $        14,456         N/A          $         6,607
134                  1    Meadow Estates Manufactured Housing Community        $        17,500   $         4,300    $         4,300
135                  1    Evergreen Office                                     $         4,250         N/A          $         3,375
136                  2    Amberwood Apartments                                 $        13,875   $        13,250    $        13,500
137                  1    3200 Commander Industrial Building                   $         4,487         N/A          $         8,082
138                  1    Mabury Plaza                                               N/A               N/A          $         2,190
139                  2    Bel Air Mobile Home Communities                            N/A               N/A          $         4,700
140                  2    Park Manor Apartments                                $        12,438   $         6,000    $         6,000
141                  1    Silverado Office Building                            $           625         N/A          $         2,519
142                  1    Pinehollow Business Park                             $         2,300   $         3,369    $         4,491
143                  1    Broadway Commons Shopping Center                     $         3,500         N/A          $         1,890
144                  2    Colonial Arms Apartments                             $         6,875   $        15,250    $        15,250
145                  2    Folger Apartments                                    $        50,000   $         4,000    $         4,000
146                  2    Church Hill Gables                                   $         2,500   $         4,250    $         4,250
147                  2    Morris Manor Apartment                               $        81,813   $        13,500    $        13,500
148                  2    Halifax Court Apartments                                   N/A         $         7,000    $         7,000
149                  2    Ashley Street Apartments                             $        27,250   $         9,000    $         9,000
150                  2    Royal Palms Apartments                               $       143,580   $        12,000    $        12,000
151                  2    Quartermaster Court Apartments                             N/A               N/A          $         8,000
152                  2    833 Whalley Avenue                                   $         4,375   $         3,500    $         3,500
153                  1    76-80 Lafayette Avenue                               $        11,325         N/A          $         2,490

                                                                                   LC & TI         CONTRACTUAL
                    LOAN                                                         RESERVE AT         RECURRING          U/W
#       CROSSED    GROUP  LOAN NAME                                              ORIGINATION         LC & TI         LC & TI
-       -------    -----  ---------                                              -----------         -------         -------
133                  1    Camino Maquilladora Buildings                              N/A               N/A         $     11,660
134                  1    Meadow Estates Manufactured Housing Community              N/A               N/A             N/A
135                  1    Evergreen Office                                     $        30,000   $        36,000   $     16,874
136                  2    Amberwood Apartments                                       N/A               N/A             N/A
137                  1    3200 Commander Industrial Building                   $        75,000   $        16,164   $     16,165
138                  1    Mabury Plaza                                         $        40,000   $        20,000   $      9,451
139                  2    Bel Air Mobile Home Communities                            N/A               N/A             N/A
140                  2    Park Manor Apartments                                      N/A               N/A             N/A
141                  1    Silverado Office Building                                  N/A               N/A         $      7,101
142                  1    Pinehollow Business Park                                   N/A         $        17,966   $     19,094
143                  1    Broadway Commons Shopping Center                     $        10,000   $         7,103   $      3,861
144                  2    Colonial Arms Apartments                                   N/A               N/A             N/A
145                  2    Folger Apartments                                          N/A               N/A             N/A
146                  2    Church Hill Gables                                         N/A               N/A             N/A
147                  2    Morris Manor Apartment                                     N/A               N/A             N/A
148                  2    Halifax Court Apartments                                   N/A               N/A             N/A
149                  2    Ashley Street Apartments                                   N/A               N/A             N/A
150                  2    Royal Palms Apartments                                     N/A               N/A             N/A
151                  2    Quartermaster Court Apartments                             N/A               N/A             N/A
152                  2    833 Whalley Avenue                                         N/A               N/A             N/A
153                  1    76-80 Lafayette Avenue                                     N/A               N/A         $      8,042

                                                                                  TAX &
                    LOAN                                                       INSURANCE
#       CROSSED    GROUP  LOAN NAME                                             ESCROWS
-       -------    -----  ---------                                            ---------
133                  1    Camino Maquilladora Buildings                           Both
134                  1    Meadow Estates Manufactured Housing Community           Both
135                  1    Evergreen Office                                        Both
136                  2    Amberwood Apartments                                    Both
137                  1    3200 Commander Industrial Building                      Both
138                  1    Mabury Plaza                                            Both
139                  2    Bel Air Mobile Home Communities                         Both
140                  2    Park Manor Apartments                                   Both
141                  1    Silverado Office Building                               Both
142                  1    Pinehollow Business Park                                Both
143                  1    Broadway Commons Shopping Center                        Both
144                  2    Colonial Arms Apartments                                Both
145                  2    Folger Apartments                                       Both
146                  2    Church Hill Gables                                      Both
147                  2    Morris Manor Apartment                                  Both
148                  2    Halifax Court Apartments                                Both
149                  2    Ashley Street Apartments                                Both
150                  2    Royal Palms Apartments                                  Both
151                  2    Quartermaster Court Apartments                          Both
152                  2    833 Whalley Avenue                                      Both
153                  1    76-80 Lafayette Avenue                                  Both

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY ANAHEIM PROFESSIONAL CENTER AND COAST FAMILY MEDICAL CENTER ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY MAGNOLIA VILLAGE, BLUE JAY MOBILE HOME PARK, CANDLELIGHT MANOR AND ELMWOOD MOBILE HOME PARK ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

                        RECURRING RESERVE CAP INFORMATION

                                                                      CONTRACTUAL      CONTRACTUAL          CONTRACTUAL
                                                      CUT-OFF DATE     RECURRING        RECURRING            RECURRING
             LOAN                                      PRINCIPAL      REPLACEMENT      REPLACEMENT            LC & TI
 #  CROSSED  GROUP PROPERTY NAME                      BALANCE (1)       RESERVE        RESERVE CAP            RESERVE
 -  -------  ----- -------------                      ------------    -----------      -----------          -----------
 5             1   Paramount Plaza                   $   44,876,466   $  136,781   N/A                                N/A
 6             1   Montalvo Square Shopping Center       42,300,000   $   32,856   Capped at $98,568      $       120,000
 9             1   East Thunderbird Square Shopping
                     Center North                        28,472,696   $   25,116   Capped at $50,224      $       250,008
 10            1   Janss Court                           28,295,760   $   26,481   Capped at $100,000     $       115,504
 16            2   Kings Crossing I & II                 20,891,904   $   86,400   Capped at $172,800                 N/A
 19            1   Baseline Corporate Center             16,438,430   $   29,880   Capped at $89,607      $       125,004
 22    A       1   Anaheim Professional Center            9,365,667   $   17,336   N/A                    $       150,000
 24            1   Radisson Hotel Historic Savannah      14,980,678   $  163,500   Capped at $1,500,000               N/A
 25            2   Breckinridge Court Apartments         14,772,020   $   95,508   Capped at $191,000                 N/A
 26            2   Addison at Hampton                    14,524,848   $   55,200   Capped at $110,400                 N/A
 27            1   SouthCourt at South Square            14,423,499          N/A   N/A                    $       125,000
 28            1   Deer Valley Financial Center          11,604,681   $   25,320   Capped at $50,628      $       100,008
 35            1   Tustin Freeway Business Center         9,989,911   $   30,270   N/A                    $        36,000
 36            1   Oak Hill Townhomes                     9,845,186   $   31,800   Capped at $63,600                  N/A
 37            1   Northlake Square Shopping Center       9,438,742   $   14,860   N/A                    $        20,000
 40            2   Caleb's Place Townhomes                9,147,744   $   30,400   Capped at $91,200                  N/A
 44            1   Summerville Plaza Shopping Center      7,379,962          N/A   N/A                    $        35,004
 45            1   St. Joseph's/St. Jude's Medical
                     Building                             6,967,396   $    9,408   Capped at $47,040      $       129,444
 48            2   Canyon View Apartments                 6,653,051   $   34,500   Cappe at $103,500                  N/A
 50            1   Crossings at Westland                  6,339,552   $   31,476   Capped at $96,936      $        60,000
 52            1   78 Place                               6,194,049   $   15,843   Capped at $47,529      $        50,000
 53            1   Vanowen Medical Office                 5,964,095   $   12,882   Capped at $30,000      $        36,000
 54            1   Bolsa Retail Center                    5,844,363   $    6,376   N/A                    $        35,000
 56            1   91 Montvale Avenue                     5,804,304   $   15,554   N/A                    $        60,000
 60            1   West Highlands Shopping Center         5,650,000   $   17,328   N/A                                N/A(2)
 61            1   Metcalf 127 Shops                      5,531,107   $    8,484   N/A                    $        20,004
 62            1   Evergreen - Beverly Plaza &
                     Park Plaza                           5,267,663   $    6,840   Capped at $20,000      $        33,600
 63            1   Gifford Industrial Park                5,176,306          N/A   N/A                    $        24,000
 65            2   Cloverdale Apartments                  5,108,073   $   21,989   Capped at $210,200                 N/A
 66            2   Collins Aire Mobile Home Park          4,900,000   $   16,400   Capped at $49,200                  N/A
 67            1   Chino Hills Promenade                  4,887,170   $    6,220   N/A                    $        12,000
 72            1   Joyners Crossing                       4,301,596          N/A   N/A                    $        12,000
 73            1   Sedgefield Village Shopping
                     Center                               4,281,987          N/A   N/A                    $        15,000
 76            1   Village Shoppes                        4,076,870          N/A   N/A                    $        25,000
 78            1   Amaranth Building                      3,971,612   $    3,456   N/A                    $        24,996
 79            1   Merit Building                         3,933,019   $    5,985   N/A                    $        25,000
 80            1   4260-4310 West Broad Street            3,856,389   $   14,112   Capped at $40,000      $        60,000
 83            1   917 Franklin Office Building           3,681,688   $    5,834   N/A                    $        43,194
 84            1   Riverside Business Park                3,627,200          N/A   N/A                    $        48,000
 86            1   Shiloh Center - 7                      3,108,837          N/A   N/A                    $        17,043
 90            2   Mansions North Apartments              2,793,973   $   51,876   Capped at $51,870      N/A
 91            1   Dearborn Town Center                   2,785,959          N/A   N/A                    $         2,607
 97            1   Coopers Common Plaza                   2,633,092          N/A   N/A                    N/A
 99            1   Chatfield Plaza                        2,517,199          N/A   N/A                    $        20,040
100            1   Northwood Plaza Shopping Center        2,467,572          N/A   N/A                    $        20,004
101            1   Shiloh Center - 8                      2,447,415          N/A   N/A                    $        14,162
108            2   Brandywine Apartments                  2,274,881   $   31,200   Capped at $31,200      N/A
112            1   2701-2751 East Chapman Avenue          1,986,484          N/A   N/A                    N/A
130            1   10019 Reisterstown Road                1,280,517   $    1,941   N/A                    $        15,000
131            1   Shops at Canton                        1,279,361          N/A   N/A                    $         5,000
132            1   Shiloh Center - 5                      1,273,380          N/A   N/A                    $         7,135
137            1   3200 Commander Industrial Building     1,169,249          N/A   N/A                    $        16,164
142            1   Pinehollow Business Park                 989,673   $    3,369   Capped at $10,000      $        17,966

                                                               CONTRACTUAL
                                                                RECURRING               CONTRACTUAL    CONTRACTUAL     CONTRACTUAL
             LOAN                                                LC & TI                   OTHER      OTHER RESERVE   OTHER RESERVE
 #  CROSSED  GROUP PROPERTY NAME                               RESERVE CAP                RESERVE      DESCRIPTION         CAP
 -  -------  ----- -------------                               -----------              -----------   -------------   -------------
 5             1   Paramount Plaza                    Capped at $750,000                     N/A          N/A              N/A
 6             1   Montalvo Square Shopping Center    Capped at $300,000                     N/A          N/A              N/A
 9             1   East Thunderbird Square Shopping
                     Center North                     Capped at $500,000                     N/A          N/A              N/A
 10            1   Janss Court                        N/A                                    N/A          N/A              N/A
 16            2   Kings Crossing I & II              N/A                                    N/A          N/A              N/A
 19            1   Baseline Corporate Center          Capped at $375,000                     N/A          N/A              N/A
 22    A       1   Anaheim Professional Center        Capped at $300,000                     N/A          N/A              N/A
 24            1   Radisson Hotel Historic Savannah   N/A                                    N/A          N/A              N/A
 25            2   Breckinridge Court Apartments      N/A                                    N/A          N/A              N/A
 26            2   Addison at Hampton                 N/A                                    N/A          N/A              N/A
 27            1   SouthCourt at South Square         Capped at $500,000                     N/A          N/A              N/A
 28            1   Deer Valley Financial Center       Capped at $400,000                     N/A          N/A              N/A
 35            1   Tustin Freeway Business Center     Capped at $144,000                     N/A          N/A              N/A
 36            1   Oak Hill Townhomes                 N/A                                    N/A          N/A              N/A
 37            1   Northlake Square Shopping Center   Capped at $40,000                      N/A          N/A              N/A
 40            2   Caleb's Place Townhomes            N/A                                    N/A          N/A              N/A
 44            1   Summerville Plaza Shopping Center  Capped at $70,000                      N/A          N/A              N/A
 45            1   St. Joseph's/St. Jude's Medical
                     Building                         N/A                                    N/A          N/A              N/A
 48            2   Canyon View Apartments             N/A                                    N/A          N/A              N/A
 50            1   Crossings at Westland              Capped at $150,000                     N/A          N/A              N/A
 52            1   78 Place                           Capped at $150,000                     N/A          N/A              N/A
 53            1   Vanowen Medical Office             Capped at $150,000                     N/A          N/A              N/A
 54            1   Bolsa Retail Center                Capped at $140,000                     N/A          N/A              N/A
 56            1   91 Montvale Avenue                 Capped at $120,000                     N/A          N/A              N/A
 60            1   West Highlands Shopping Center     Capped at $125,000                     N/A          N/A              N/A
 61            1   Metcalf 127 Shops                  Capped at $80,000                      N/A          N/A              N/A
 62            1   Evergreen - Beverly Plaza &
                     Park Plaza                       Capped at $75,000                      N/A          N/A              N/A
 63            1   Gifford Industrial Park            Capped at $100,000                     N/A          N/A              N/A
 65            2   Cloverdale Apartments              N/A                                    N/A          N/A              N/A
 66            2   Collins Aire Mobile Home Park      N/A                                    N/A          N/A              N/A
 67            1   Chino Hills Promenade              Capped at $36,000                      N/A          N/A              N/A
 72            1   Joyners Crossing                   Capped at $48,000                 $ 10,140 (3)      Master Lease     N/A
                                                                                                          Reserve
 73            1   Sedgefield Village Shopping
                     Center                           Capped at $45,000                      N/A          N/A              N/A
 76            1   Village Shoppes                    Capped at $50,000                      N/A          N/A              N/A
                                                      1) $50,000 on or before 7/11/2008;
                                                      2) an unlimited amount between
                                                      7/11/2008 and Target Lease-up and
                                                      3) $100,000 from and
 78            1   Amaranth Building                  after Target Lease-Up                  N/A          N/A              N/A
 79            1   Merit Building                     Capped at $100,000                     N/A          N/A              N/A
 80            1   4260-4310 West Broad Street        Capped at $300,000                     N/A          N/A              N/A
 83            1   917 Franklin Office Building       Capped at $220,000                     N/A          N/A              N/A
 84            1   Riverside Business Park            Capped at $60,000                      N/A          N/A              N/A
 86            1   Shiloh Center - 7                  Capped at $51,129                      N/A          N/A              N/A
 90            2   Mansions North Apartments          N/A                                    N/A          N/A              N/A
 91            1   Dearborn Town Center               Capped at $30,000                      N/A          N/A              N/A
 97            1   Coopers Common Plaza               Capped at $54,630                      N/A          N/A              N/A
 99            1   Chatfield Plaza                    Capped at $75,000                      N/A          N/A              N/A
100            1   Northwood Plaza Shopping Center    Capped at $40,000                      N/A          N/A              N/A
101            1   Shiloh Center - 8                  Capped at $42,486                      N/A          N/A              N/A
108            2   Brandywine Apartments              N/A                                    N/A          N/A              N/A
112            1   2701-2751 East Chapman Avenue      Capped at $77,316                      N/A          N/A              N/A
130            1   10019 Reisterstown Road            Capped at $40,000                      N/A          N/A              N/A
131            1   Shops at Canton                    Capped at $25,000                      N/A          N/A              N/A
132            1   Shiloh Center - 5                  Capped at $21,405                      N/A          N/A              N/A
                                                      $125,000, unless leases expiring
                                                      in 2004 are replaced then cap
137            1   3200 Commander Industrial Building shall be $50,000.                      N/A          N/A              N/A
142            1   Pinehollow Business Park           Capped at $50,000                      N/A          N/A              N/A

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY ANAHEIM PROFESSIONAL CENTER AND COAST FAMILY MEDICAL CENTER ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2003.
(2) BEGINNING AUGUST 11, 2005, THE BORROWER SHALL MAKE MONTHLY INSTALLMENTS OF $4,469.50 INTO A TI/LC RESERVE.
(3) TENANT OCCUPIES SPACE PURSUANT TO A GROUND LEASE.

                              MULTIFAMILY SCHEDULE

                                                                                 UTILITIES                        SUBJECT  SUBJECT
              LOAN                                                                TENANT                   #      STUDIO   STUDIO
 #   CROSSED  GROUP PROPERTY NAME                      PROPERTY SUB-TYPE           PAYS                ELEVATORS   UNITS  AVG. RENT
 -   -------  ----- -------------                      -----------------         ---------             ---------  ------- ---------
  7             2   Jefferson at Montfort                Conventional          Electric/Water               0       N/A         N/A
  8             1   EastBridge Landing                   Conventional             Electric                  4        59   $   2,108
 12             2   Serrano Apartments                   Conventional          Electric/Water               0       N/A         N/A
 14             2   Carlingford Apartments               Conventional             Electric                  3       N/A         N/A
 16             2   Kings Crossing I & II                Conventional             Electric                  0       N/A         N/A
 17             2   Atrium at Market Center              Conventional               None                    5        58   $     890
 18             2   Villages of Deerfield Apartments     Conventional       Electric/Water/Sewer            0       N/A         N/A
 25             2   Breckinridge Court Apartments        Conventional             Electric                  0        90   $     450
 26             2   Addison at Hampton                   Conventional           Water/Sewer                 0       N/A         N/A
 29     A       2   Magnolia Village                 Manufactured Housing       Electric/Gas                0       N/A         N/A
 30     A       2   Blue Jay Mobile Home Park        Manufactured Housing       Electric/Gas                0       N/A         N/A
 31     A       2   Candlelight Manor                Manufactured Housing       Electric/Gas                0       N/A         N/A
 32     A       2   Elmwood Mobile Home Park         Manufactured Housing       Electric/Gas                0       N/A         N/A
 36             1   Oak Hill Townhomes                   Conventional       Electric/Sewer/Water            0       N/A         N/A
 38             2   Stone Hill Apartments                Conventional             Electric                  0        72   $     430
 39             2   High Ridge Apartments                Conventional        Electric/Gas/Water             0       N/A         N/A
 40             2   Caleb's Place Townhomes              Conventional             Electric                  0       N/A         N/A
 41             2   Northgate Village Apartments         Conventional          Electric/Water               0       N/A         N/A
 42             2   Cambridge Village Apartments         Conventional       Electric/Water/Sewer            0       N/A         N/A
 47             2   Hearthstone Apartments               Conventional          Electric/Water               0        40   $     421
 48             2   Canyon View Apartments               Conventional             Electric                  0       N/A         N/A
 51             2   Villas of Brandychase                Conventional          Electric/Water               0       N/A         N/A
 55             2   Candlewick Apartments                Conventional           Electric/Gas                0       N/A         N/A
 57             2   Northgate Club Apartments            Conventional             Electric                  0       N/A         N/A
 58             2   Country Village & Oakwood
                      Mobile Home Park               Manufactured Housing       Electric/Gas                0       N/A         N/A
 65             2   Cloverdale Apartments                Conventional             Electric                  0       N/A         N/A
 66             2   Collins Aire Mobile Home Park    Manufactured Housing           N/A                     0       N/A         N/A
 68             2   Hunter's Glen                        Conventional             Electric                  0       N/A         N/A
 69             2   Cedar Glen Apartments                Conventional          Electric/Water               0       N/A         N/A
 70             2   College Hills West Apartments        Conventional             Electric                  0       N/A         N/A
 75             2   Point-O-View Apartments              Conventional       Electric/Water/Sewer            0       N/A         N/A
 77             2   Oak Brook Apartments                 Conventional             Electric                  0       N/A         N/A
 85             2   Oaks of League City                  Conventional             Electric                  0       N/A         N/A
 89             2   Tiburon Pointe Apartments            Conventional           Electric/Gas                0       N/A         N/A
 90             2   Mansions North Apartments            Conventional             Electric                  0       N/A         N/A
 93             2   Sands Point Cove Apartments          Conventional     Electric/Gas/Water/Sewer          0       N/A         N/A
 98             2   Diplomat Townhomes                   Conventional           Electric/Gas                0       N/A         N/A
102             2   Riverview Terrace                    Conventional             Electric                  0       N/A         N/A
103             2   Angelique Apartments                 Conventional             Electric                  0       N/A         N/A
104             2   Langdon Hall Apartments              Conventional             Electric                  1        75   $     516
105             2   Bayou Oaks Apartments                Conventional             Electric                  0       N/A         N/A
108             2   Brandywine Apartments                Conventional          Electric/Water               0       N/A         N/A
113             2   Park House Apartments                Conventional               N/A                     0       N/A         N/A
114             1   324 E 77th Street                    Conventional           Electric/Gas                0         1   $   1,499
115             2   Buttonwood Square                    Conventional             Electric                  0       N/A         N/A
122             2   Salem Terrace Apartments             Conventional           Electric/Gas                0       N/A         N/A
123             2   Carefree Valley Resort           Manufactured Housing Electric/Gas/Water/Sewer
                                                                                   /Trash                   0       N/A         N/A
126             2   Springwood Apartments                Conventional     Electric/Water/Sewer/Trash        0        12   $     396
127             1   Cypress Harbor Mobile Home Park  Manufactured Housing    Electric/Gas/Trash             0       N/A         N/A
128             2   Casa Del Rey Mobile Home Park    Manufactured Housing       Electric/Gas                0       N/A         N/A
129             2   Fort Sedgwick Apartments             Conventional             Electric                  0       N/A         N/A
134             1   Meadow Estates Manufactured
                      Housing Community              Manufactured Housing  Electric/Gas/Water/Sewer
                                                                                   /Trash                   0       N/A         N/A
136             2   Amberwood Apartments                 Conventional             Electric                  0       N/A         N/A
139             2   Bel Air Mobile Home Communities  Manufactured Housing   Electric/Gas/Water/Sewer
                                                                                   /Trash                   0       N/A         N/A
140             2   Park Manor Apartments                Conventional             Electric                  0       N/A         N/A
144             2   Colonial Arms Apartments             Conventional             Electric                  1        41   $     402
145             2   Folger Apartments                    Conventional             Electric                  0         5   $     811
146             2   Church Hill Gables                   Conventional             Electric                  0       N/A         N/A
147             2   Morris Manor Apartment               Conventional           Electric/Gas                0         2   $     385
148             2   Halifax Court Apartments             Conventional             Electric                  0       N/A         N/A
149             2   Ashley Street Apartments             Conventional             Electric                  0         6   $     395
150             2   Royal Palms Apartments               Conventional       Electric/Water/Sewer            0       N/A         N/A
151             2   Quartermaster Court Apartments       Conventional             Electric                  0       N/A         N/A
152             2   833 Whalley Avenue                   Conventional           Electric/Gas                0       N/A         N/A

                                                       SUBJECT    SUBJECT   SUBJECT    SUBJECT     SUBJECT   SUBJECT     SUBJECT
              LOAN                                      STUDIO     1 BR      1 BR        1 BR       2 BR      2 BR        2 BR
 #   CROSSED  GROUP PROPERTY NAME                      MAX. RENT   UNITS   AVG. RENT   MAX. RENT    UNITS   AVG. RENT   MAX. RENT
 -   -------  ----- -------------                      ---------  -------  ---------   ---------   -------  ---------   ---------
  7             2   Jefferson at Montfort                   N/A     416   $     795   $   1,168      231   $   1,111   $   1,432
  8             1   EastBridge Landing                $   2,516      58   $   2,857   $   4,361       28   $   4,373   $   5,500
 12             2   Serrano Apartments                      N/A     220   $     784   $   1,120      178   $     925   $   1,255
 14             2   Carlingford Apartments                  N/A     570   $     425   $     450      240   $     545   $     610
 16             2   Kings Crossing I & II                   N/A      78   $     727   $     845      197   $     817   $     975
 17             2   Atrium at Market Center           $   1,079     101   $   1,222   $   1,590       14   $   1,448   $   1,495
 18             2   Villages of Deerfield Apartments        N/A     148   $     616   $   1,370      136   $     805   $     935
 25             2   Breckinridge Court Apartments     $     490     157   $     497   $     616      135   $     654   $     764
 26             2   Addison at Hampton                      N/A     192   $     637   $   1,450       84   $     843   $   1,050
 29     A       2   Magnolia Village                        N/A     N/A         N/A         N/A      N/A         N/A         N/A
 30     A       2   Blue Jay Mobile Home Park               N/A     N/A         N/A         N/A      N/A         N/A         N/A
 31     A       2   Candlelight Manor                       N/A     N/A         N/A         N/A      N/A         N/A         N/A
 32     A       2   Elmwood Mobile Home Park                N/A     N/A         N/A         N/A      N/A         N/A         N/A
 36             1   Oak Hill Townhomes                      N/A     N/A         N/A         N/A      N/A         N/A         N/A
 38             2   Stone Hill Apartments             $     430     127   $     544   $     600      145   $     620   $     675
 39             2   High Ridge Apartments                   N/A     192   $     487   $     625      104   $     639   $     715
 40             2   Caleb's Place Townhomes                 N/A     N/A         N/A         N/A      108   $     700   $     935
 41             2   Northgate Village Apartments            N/A     144   $     498   $     622      120   $     655   $     741
 42             2   Cambridge Village Apartments            N/A     112   $     693   $     714       88   $     862   $     906
 47             2   Hearthstone Apartments            $     795     160   $     496   $     619       52   $     674   $     765
 48             2   Canyon View Apartments                  N/A      30   $     651   $     700       80   $     747   $     800
 51             2   Villas of Brandychase                   N/A     N/A         N/A         N/A       58   $     766   $     810
 55             2   Candlewick Apartments                   N/A     116   $     462   $     520       68   $     585   $     605
 57             2   Northgate Club Apartments               N/A      60   $     673   $     699       60   $     786   $     849
 58             2   Country Village & Oakwood
                      Mobile Home Park                      N/A     N/A         N/A         N/A      N/A         N/A         N/A
 65             2   Cloverdale Apartments                   N/A      64   $     373   $     385       78   $     475   $     475
 66             2   Collins Aire Mobile Home Park           N/A     N/A         N/A         N/A      N/A         N/A         N/A
 68             2   Hunter's Glen                           N/A      96   $     579   $     660       56   $     695   $     745
 69             2   Cedar Glen Apartments                   N/A     133   $     438   $     567       77   $     572   $     649
 70             2   College Hills West Apartments           N/A      71   $     518   $     615       89   $     660   $     750
 75             2   Point-O-View Apartments                 N/A      34   $     472   $     475       68   $     620   $     625
 77             2   Oak Brook Apartments                    N/A      40   $     559   $     575       48   $     669   $     690
 85             2   Oaks of League City                     N/A      27   $     614   $     870       81   $     663   $     945
 89             2   Tiburon Pointe Apartments               N/A      12   $     587   $     595       48   $     683   $     705
 90             2   Mansions North Apartments               N/A      76   $     221   $   1,025       38   $     361   $   1,325
 93             2   Sands Point Cove Apartments             N/A      92   $     423   $     425       50   $     520   $     550
 98             2   Diplomat Townhomes                      N/A      12   $     543   $     550      101   $     628   $     690
102             2   Riverview Terrace                       N/A     N/A         N/A         N/A       48   $     823   $     900
103             2   Angelique Apartments                    N/A      96   $     495   $     525       30   $     587   $     625
104             2   Langdon Hall Apartments           $     575      10   $     684   $     760        1   $     960   $     960
105             2   Bayou Oaks Apartments                   N/A      25   $     421   $     475       53   $     594   $     640
108             2   Brandywine Apartments                   N/A      24   $     360   $     365       80   $     410   $     415
113             2   Park House Apartments                   N/A      18   $     526   $     535       54   $     583   $     610
114             1   324 E 77th Street                 $   1,499      17   $   1,340   $   1,900        2   $   2,300   $   2,300
115             2   Buttonwood Square                       N/A      48   $     553   $     600       10   $     667   $     741
122             2   Salem Terrace Apartments                N/A      20   $     500   $     533       50   $     538   $     575
123             2   Carefree Valley Resort                  N/A     N/A         N/A         N/A      N/A         N/A         N/A
126             2   Springwood Apartments             $     400      35   $     455   $     485       10   $     601   $     645
127             1   Cypress Harbor Mobile Home Park         N/A     N/A         N/A         N/A      N/A         N/A         N/A
128             2   Casa Del Rey Mobile Home Park           N/A     N/A         N/A         N/A      N/A         N/A         N/A
129             2   Fort Sedgwick Apartments                N/A      28   $     419   $     440       28   $     469   $     500
134             1   Meadow Estates Manufactured             N/A     N/A         N/A         N/A      N/A         N/A         N/A
                      Housing Community
136             2   Amberwood Apartments                    N/A     N/A         N/A         N/A       53   $     607   $     674
139             2   Bel Air Mobile Home Communities         N/A     N/A         N/A         N/A      N/A         N/A         N/A
140             2   Park Manor Apartments                   N/A       8   $     688   $     700       16   $     788   $     850
144             2   Colonial Arms Apartments          $     465      16   $     469   $     550        4   $     650   $     650
145             2   Folger Apartments                 $   1,050      11   $     958   $   1,095      N/A         N/A         N/A
146             2   Church Hill Gables                      N/A       9   $     870   $     990        7   $     905   $   1,020
147             2   Morris Manor Apartment            $     400      48   $     495   $     520        4   $     559   $     575
148             2   Halifax Court Apartments                N/A     N/A         N/A         N/A       28   $     547   $     565
149             2   Ashley Street Apartments          $     395      24   $     489   $     495        6   $     614   $     625
150             2   Royal Palms Apartments                  N/A      16   $     428   $     495       31   $     523   $     580
151             2   Quartermaster Court Apartments          N/A     N/A         N/A         N/A       22   $     492   $     575
152             2   833 Whalley Avenue                      N/A      12   $     765   $     800        2   $     925   $     950

                                                     SUBJECT   SUBJECT     SUBJECT    SUBJECT   SUBJECT     SUBJECT
              LOAN                                    3 BR      3 BR        3 BR       4 BR      4 BR        4 BR
 #   CROSSED  GROUP PROPERTY NAME                     UNITS   AVG. RENT   MAX. RENT    UNITS   AVG. RENT   MAX. RENT
 -   -------  ----- -------------                    -------  ---------   ---------   -------  ---------   ---------
  7             2   Jefferson at Montfort                15   $   1,455   $   1,564     N/A         N/A         N/A
  8             1   EastBridge Landing                    2   $   5,526   $   5,800       2    $  7,825    $  7,825
 12             2   Serrano Apartments                   40   $   1,374   $   1,815     N/A         N/A         N/A
 14             2   Carlingford Apartments              N/A         N/A         N/A     N/A         N/A         N/A
 16             2   Kings Crossing I & II               157   $   1,006   $   2,900     N/A         N/A         N/A
 17             2   Atrium at Market Center             N/A         N/A         N/A     N/A         N/A         N/A
 18             2   Villages of Deerfield Apartments     16   $     865   $   1,110     N/A         N/A         N/A
 25             2   Breckinridge Court Apartments       N/A         N/A         N/A     N/A         N/A         N/A
 26             2   Addison at Hampton                  N/A         N/A         N/A     N/A         N/A         N/A
 29     A       2   Magnolia Village                    N/A         N/A         N/A     N/A         N/A         N/A
 30     A       2   Blue Jay Mobile Home Park           N/A         N/A         N/A     N/A         N/A         N/A
 31     A       2   Candlelight Manor                   N/A         N/A         N/A     N/A         N/A         N/A
 32     A       2   Elmwood Mobile Home Park            N/A         N/A         N/A     N/A         N/A         N/A
 36             1   Oak Hill Townhomes                  106   $   1,122   $   1,312     N/A         N/A         N/A
 38             2   Stone Hill Apartments               N/A         N/A         N/A     N/A         N/A         N/A
 39             2   High Ridge Apartments               N/A         N/A         N/A     N/A         N/A         N/A
 40             2   Caleb's Place Townhomes              44   $     811   $     995     N/A         N/A         N/A
 41             2   Northgate Village Apartments        N/A         N/A         N/A     N/A         N/A         N/A
 42             2   Cambridge Village Apartments        N/A         N/A         N/A     N/A         N/A         N/A
 47             2   Hearthstone Apartments              N/A         N/A         N/A     N/A         N/A         N/A
 48             2   Canyon View Apartments               28   $     903   $     950     N/A         N/A         N/A
 51             2   Villas of Brandychase                57   $     865   $     920     N/A         N/A         N/A
 55             2   Candlewick Apartments               N/A         N/A         N/A     N/A         N/A         N/A
 57             2   Northgate Club Apartments           N/A         N/A         N/A     N/A         N/A         N/A
 58             2   Country Village & Oakwood
                      Mobile Home Park                  N/A         N/A         N/A     N/A         N/A         N/A
 65             2   Cloverdale Apartments                27   $     565   $     565       8    $    635    $    635
 66             2   Collins Aire Mobile Home Park       N/A         N/A         N/A     N/A         N/A         N/A
 68             2   Hunter's Glen                       N/A         N/A         N/A     N/A         N/A         N/A
 69             2   Cedar Glen Apartments                 1   $     675   $     675     N/A         N/A         N/A
 70             2   College Hills West Apartments         8   $     821   $     840     N/A         N/A         N/A
 75             2   Point-O-View Apartments              36   $     760   $     775     N/A         N/A         N/A
 77             2   Oak Brook Apartments                 12   $     810   $     825     N/A         N/A         N/A
 85             2   Oaks of League City                 N/A         N/A         N/A     N/A         N/A         N/A
 89             2   Tiburon Pointe Apartments           N/A         N/A         N/A     N/A         N/A         N/A
 90             2   Mansions North Apartments           N/A         N/A         N/A     N/A         N/A         N/A
 93             2   Sands Point Cove Apartments         N/A         N/A         N/A     N/A         N/A         N/A
 98             2   Diplomat Townhomes                   11   $     769   $     800     N/A         N/A         N/A
102             2   Riverview Terrace                   N/A         N/A         N/A     N/A         N/A         N/A
103             2   Angelique Apartments                  8   $     693   $     700     N/A         N/A         N/A
104             2   Langdon Hall Apartments               2   $   1,318   $   1,360     N/A         N/A         N/A
105             2   Bayou Oaks Apartments                10   $     703   $     725     N/A         N/A         N/A
108             2   Brandywine Apartments               N/A         N/A         N/A     N/A         N/A         N/A
113             2   Park House Apartments               N/A         N/A         N/A     N/A         N/A         N/A
114             1   324 E 77th Street                   N/A         N/A         N/A     N/A         N/A         N/A
115             2   Buttonwood Square                   N/A         N/A         N/A     N/A         N/A         N/A
122             2   Salem Terrace Apartments            N/A         N/A         N/A     N/A         N/A         N/A
123             2   Carefree Valley Resort              N/A         N/A         N/A     N/A         N/A         N/A
126             2   Springwood Apartments               N/A         N/A         N/A     N/A         N/A         N/A
127             1   Cypress Harbor Mobile Home Park     N/A         N/A         N/A     N/A         N/A         N/A
128             2   Casa Del Rey Mobile Home Park       N/A         N/A         N/A     N/A         N/A         N/A
129             2   Fort Sedgwick Apartments            N/A         N/A         N/A     N/A         N/A         N/A
134             1   Meadow Estates Manufactured
                      Housing Community                 N/A         N/A         N/A     N/A         N/A         N/A
136             2   Amberwood Apartments                N/A         N/A         N/A     N/A         N/A         N/A
139             2   Bel Air Mobile Home Communities     N/A         N/A         N/A     N/A         N/A         N/A
140             2   Park Manor Apartments               N/A         N/A         N/A     N/A         N/A         N/A
144             2   Colonial Arms Apartments            N/A         N/A         N/A     N/A         N/A         N/A
145             2   Folger Apartments                   N/A         N/A         N/A     N/A         N/A         N/A
146             2   Church Hill Gables                  N/A         N/A         N/A     N/A         N/A         N/A
147             2   Morris Manor Apartment              N/A         N/A         N/A     N/A         N/A         N/A
148             2   Halifax Court Apartments            N/A         N/A         N/A     N/A         N/A         N/A
149             2   Ashley Street Apartments            N/A         N/A         N/A     N/A         N/A         N/A
150             2   Royal Palms Apartments                1   $     565   $     565     N/A         N/A         N/A
151             2   Quartermaster Court Apartments       10   $     650   $     650     N/A         N/A         N/A
152             2   833 Whalley Avenue                  N/A         N/A         N/A     N/A         N/A         N/A

                                                        SUBJECT   SUBJECT     SUBJECT
              LOAN                                       5 BR      5 BR        5 BR
 #   CROSSED  GROUP PROPERTY NAME                    T   UNITS   AVG. RENT   MAX. RENT
 -   -------  ----- -------------                    -  -------  ---------   ---------
  7             2   Jefferson at Montfort                 N/A       N/A         N/A
  8             1   EastBridge Landing                    N/A       N/A         N/A
 12             2   Serrano Apartments                    N/A       N/A         N/A
 14             2   Carlingford Apartments                N/A       N/A         N/A
 16             2   Kings Crossing I & II                 N/A       N/A         N/A
 17             2   Atrium at Market Center               N/A       N/A         N/A
 18             2   Villages of Deerfield Apartments      N/A       N/A         N/A
 25             2   Breckinridge Court Apartments         N/A       N/A         N/A
 26             2   Addison at Hampton                    N/A       N/A         N/A
 29     A       2   Magnolia Village                      N/A       N/A         N/A
 30     A       2   Blue Jay Mobile Home Park             N/A       N/A         N/A
 31     A       2   Candlelight Manor                     N/A       N/A         N/A
 32     A       2   Elmwood Mobile Home Park              N/A       N/A         N/A
 36             1   Oak Hill Townhomes                    N/A       N/A         N/A
 38             2   Stone Hill Apartments                 N/A       N/A         N/A
 39             2   High Ridge Apartments                 N/A       N/A         N/A
 40             2   Caleb's Place Townhomes               N/A       N/A         N/A
 41             2   Northgate Village Apartments          N/A       N/A         N/A
 42             2   Cambridge Village Apartments          N/A       N/A         N/A
 47             2   Hearthstone Apartments                N/A       N/A         N/A
 48             2   Canyon View Apartments                N/A       N/A         N/A
 51             2   Villas of Brandychase                 N/A       N/A         N/A
 55             2   Candlewick Apartments                 N/A       N/A         N/A
 57             2   Northgate Club Apartments             N/A       N/A         N/A
 58             2   Country Village & Oakwood
                      Mobile Home Park                    N/A       N/A         N/A
 65             2   Cloverdale Apartments                 N/A       N/A         N/A
 66             2   Collins Aire Mobile Home Park         N/A       N/A         N/A
 68             2   Hunter's Glen                         N/A       N/A         N/A
 69             2   Cedar Glen Apartments                 N/A       N/A         N/A
 70             2   College Hills West Apartments         N/A       N/A         N/A
 75             2   Point-O-View Apartments               N/A       N/A         N/A
 77             2   Oak Brook Apartments                  N/A       N/A         N/A
 85             2   Oaks of League City                   N/A       N/A         N/A
 89             2   Tiburon Pointe Apartments             N/A       N/A         N/A
 90             2   Mansions North Apartments             N/A       N/A         N/A
 93             2   Sands Point Cove Apartments           N/A       N/A         N/A
 98             2   Diplomat Townhomes                    N/A       N/A         N/A
102             2   Riverview Terrace                     N/A       N/A         N/A
103             2   Angelique Apartments                  N/A       N/A         N/A
104             2   Langdon Hall Apartments               N/A       N/A         N/A
105             2   Bayou Oaks Apartments                 N/A       N/A         N/A
108             2   Brandywine Apartments                 N/A       N/A         N/A
113             2   Park House Apartments                 N/A       N/A         N/A
114             1   324 E 77th Street                     N/A       N/A         N/A
115             2   Buttonwood Square                     N/A       N/A         N/A
122             2   Salem Terrace Apartments              N/A       N/A         N/A
123             2   Carefree Valley Resort                N/A       N/A         N/A
126             2   Springwood Apartments                 N/A       N/A         N/A
127             1   Cypress Harbor Mobile Home Park       N/A       N/A         N/A
128             2   Casa Del Rey Mobile Home Park         N/A       N/A         N/A
129             2   Fort Sedgwick Apartments              N/A       N/A         N/A
134             1   Meadow Estates Manufactured           N/A       N/A         N/A
                      Housing Community
136             2   Amberwood Apartments                  N/A       N/A         N/A
139             2   Bel Air Mobile Home Communities       N/A       N/A         N/A
140             2   Park Manor Apartments                 N/A       N/A         N/A
144             2   Colonial Arms Apartments              N/A       N/A         N/A
145             2   Folger Apartments                     N/A       N/A         N/A
146             2   Church Hill Gables                    N/A       N/A         N/A
147             2   Morris Manor Apartment                N/A       N/A         N/A
148             2   Halifax Court Apartments              N/A       N/A         N/A
149             2   Ashley Street Apartments              N/A       N/A         N/A
150             2   Royal Palms Apartments                N/A       N/A         N/A
151             2   Quartermaster Court Apartments        N/A       N/A         N/A
152             2   833 Whalley Avenue                    N/A       N/A         N/A

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY MAGNOLIA VILLAGE, BLUE JAY MOBILE HOME PARK, CANDLELIGHT MANOR AND ELMWOOD MOBILE HOME PARK ARE
    CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION


                       SEE THIS EXHIBIT FOR TABLES TITLED:

                      Underlying Mortgage Loan Contributor

                             Mortgage Interest Rates

                         Cut-off Date Principal Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                           Years Built/Years Renovated

                         Occupancy Rates at Underwriting

                       Mortgaged Real Properties by State

                 Underlying Mortgage Loans by Amortization Type

           Underlying Mortgaged Real Properties by Ownership Interest

                    Underwritten Debt Service Coverage Ratios

                        Cut-off Date Loan-to-Value Ratios

                   Mortgaged Real Properties by Property Type

                 Mortgaged Real Properties by Property Sub-Type

                     Prepayment Provision as of Cut-off Date

                                Prepayment Option

                        Mortgage Pool Prepayment Profile

Note 1: The above-referenced tables in this Exhibit A-2 are presented in respect of each of the Mortgage Pool, Loan Group No. 1 and Loan Group No. 2.

                      UNDERLYING MORTGAGE LOAN CONTRIBUTOR

                                                                      WEIGHTED
                           NUMBER OF                   PERCENTAGE OF   AVERAGE                 WEIGHTED
                          UNDERLYING   CUT-OFF DATE     INITIAL NET   MORTGAGE    WEIGHTED     AVERAGE
                           MORTGAGE      PRINCIPAL     MORTGAGE POOL  INTEREST     AVERAGE  CUT-OFF DATE
MORTGAGE LOAN SELLER        LOANS       BALANCE (1)      BALANCE        RATE      U/W DSCR  LTV RATIO (1)
---------------------------------------------------------------------------------------------------------
Column Financial, Inc.       121      $   904,442,967     71.71%        5.324%       1.83x       67.6%
PNC                           30          265,707,774     21.07%        5.901%       1.47        73.9%
KeyBank                        2           91,148,750      7.23%        5.432%       1.72        67.4%

                          -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      153      $ 1,261,299,491    100.00%        5.453%       1.75x       68.9%
                          ===============================================================================

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                             MORTGAGE INTEREST RATES

                                                                                                          WEIGHTED
                                   NUMBER OF                      PERCENTAGE OF    AVERAGE                WEIGHTED
                                  UNDERLYING      CUT-OFF DATE    INITIAL NET     MORTGAGE   WEIGHTED     AVERAGE
             RANGE OF              MORTGAGE         PRINCIPAL     MORTGAGE POOL   INTEREST   AVERAGE    CUT-OFF DATE
     MORTGAGE INTEREST RATES        LOANS          BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------
     3.108%    -    5.000%            11        $   295,455,686       23.42%       3.906%      2.33x         63.2%
     5.001%    -    5.500%            30            278,921,724       22.11%       5.350%      1.62          72.8%
     5.501%    -    5.750%            25             92,328,755        7.32%       5.630%      1.51          74.0%
     5.751%    -    6.000%            33            211,682,913       16.78%       5.891%      1.46          73.9%
     6.001%    -    7.000%            48            350,706,017       27.81%       6.337%      1.63          66.7%
     7.001%    -    7.500%             4              5,054,940        0.40%       7.171%      1.46          64.9%
     7.501%    -    8.120%             2             27,149,456        2.15%       7.612%      1.32          64.7%
                                  -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              153        $ 1,261,299,491      100.00%       5.453%      1.75x         68.9%
                                  ===================================================================================

MAXIMUM MORTGAGE INTEREST RATE:                           8.120%
MINIMUM MORTGAGE INTEREST RATE:                           3.108%
WTD. AVG. MORTGAGE INTEREST RATE:                         5.453%

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                                                          WEIGHTED
                                   NUMBER OF                      PERCENTAGE OF    AVERAGE                WEIGHTED
                                  UNDERLYING      CUT-OFF DATE    INITIAL NET     MORTGAGE   WEIGHTED     AVERAGE
      RANGE OF CUT-OFF DATE        MORTGAGE         PRINCIPAL     MORTGAGE POOL   INTEREST   AVERAGE    CUT-OFF DATE
        PRINCIPAL BALANCES          LOANS          BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------
   $   585,529  -       750,000       4         $     2,537,881        0.20%       6.965%      1.56x         64.6%
       750,001  -     1,000,000      10               9,126,067        0.72%       6.073%      1.61          68.5%
     1,000,001  -     1,250,000       7               8,186,035        0.65%       5.946%      1.52          67.9%
     1,250,001  -     1,500,000      11              15,173,352        1.20%       5.592%      1.58          73.3%
     1,500,001  -     2,000,000      11              19,852,129        1.57%       6.189%      1.46          71.4%
     2,000,001  -     2,500,000      13              30,058,478        2.38%       5.751%      1.47          69.3%
     2,500,001  -     3,000,000      11              29,868,605        2.37%       5.740%      1.57          70.5%
     3,000,001  -     4,000,000      14              51,079,961        4.05%       5.763%      1.46          73.4%
     4,000,001  -     4,500,000       6              25,326,826        2.01%       6.012%      1.49          73.6%
     4,500,001  -     5,000,000       5              23,826,686        1.89%       6.011%      1.76          67.3%
     5,000,001  -     7,500,000      24             145,570,879       11.54%       5.791%      1.55          72.0%
     7,500,001  -    10,000,000       9              82,753,944        6.56%       5.744%      1.45          77.3%
    10,000,001  -    15,000,000       7              91,340,137        7.24%       5.630%      1.59          73.4%
    15,000,001  -    30,000,000      13             280,101,891       22.21%       5.738%      1.50          72.7%
    30,000,001  -    50,000,000       4             155,866,463       12.36%       5.552%      1.80          63.1%
    50,000,001  -  $ 85,405,532       4             290,630,156       23.04%       4.506%      2.35          61.6%
                                  -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             153         $ 1,261,299,491      100.00%       5.453%      1.75x         68.9%
                                  ===================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):     $    85,405,532
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):     $       585,529
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):     $     8,243,788

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                                         WEIGHTED
                                           NUMBER OF                     PERCENTAGE OF    AVERAGE              WEIGHTED
      RANGE OF                            UNDERLYING   CUT-OFF DATE      INITIAL NET     MORTGAGE  WEIGHTED    AVERAGE
ORIGINAL AMORTIZATION                      MORTGAGE     PRINCIPAL        MORTGAGE POOL   INTEREST  AVERAGE   CUT-OFF DATE
  TERMS (MONTHS) (1)                        LOANS       BALANCE (2)        BALANCE         RATE    U/W DSCR  LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------------
     Interest Only                             4      $   112,075,000        8.89%        3.986%    3.02x       53.5%
     180   -   300                            46          247,380,581       19.61%        6.420%    1.47        71.7%
     301   -   395                           103          901,843,910       71.50%        5.371%    1.67        70.1%
                                          --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      153      $ 1,261,299,491      100.00%        5.453%    1.75x       68.9%
                                          ================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS): (3)            395
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS): (3)            180
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS): (3)          345

(1) THERE ARE 7 MORTGAGE LOANS THAT HAVE INITIAL INTEREST ONLY PERIODS RANGING FROM 6 TO 24 MONTHS.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.
(3)  DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                         WEIGHTED
                                           NUMBER OF                     PERCENTAGE OF    AVERAGE              WEIGHTED
          RANGE OF                        UNDERLYING   CUT-OFF DATE      INITIAL NET     MORTGAGE  WEIGHTED    AVERAGE
        ORIGINAL TERMS                     MORTGAGE     PRINCIPAL        MORTGAGE POOL   INTEREST  AVERAGE   CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)             LOANS       BALANCE (2)        BALANCE         RATE    U/W DSCR  LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------------
      60    -    84                           14      $   265,431,490       21.04%        4.034%    2.41x       61.2%
      85    -   120                          133          872,757,475       69.20%        5.810%    1.57        71.7%
     121    -   240                            6          123,110,526        9.76%        5.984%    1.62        65.7%
                                          --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      153      $ 1,261,299,491      100.00%        5.453%    1.75x       68.9%
                                          ================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):       240
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):        60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):     110

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                          REMAINING AMORTIZATION TERMS

                                                                                         WEIGHTED
                                           NUMBER OF                     PERCENTAGE OF    AVERAGE              WEIGHTED
      RANGE OF                            UNDERLYING   CUT-OFF DATE      INITIAL NET     MORTGAGE  WEIGHTED    AVERAGE
REMAINING AMORTIZATION                     MORTGAGE     PRINCIPAL        MORTGAGE POOL   INTEREST  AVERAGE   CUT-OFF DATE
  TERMS (MONTHS)                            LOANS       BALANCE (1)        BALANCE         RATES   U/W DSCR  LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------
        Interest Only                          4      $   112,075,000        8.89%        3.986%    3.02x       53.5%
       172    -    250                        10           23,606,241        1.87%        6.150%    1.41        66.5%
       251    -    300                        38          229,038,613       18.16%        6.446%    1.48        72.1%
       301    -    355                        49          300,154,412       23.80%        4.979%    1.72        71.3%
       356    -    360                        52          596,425,225       47.29%        5.559%    1.64        69.5%
                                          --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      153      $ 1,261,299,491      100.00%        5.453%    1.75x       68.9%
                                          ================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS): (1) (2)       360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS): (1) (2)       172
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS): (1) (2)     340

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.
(2) DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL THE ARD/MATURITY DATE.

                     REMAINING TERMS TO STATED MATURITY (1)

                                                                                         WEIGHTED
                                           NUMBER OF                     PERCENTAGE OF    AVERAGE              WEIGHTED
          RANGE OF                        UNDERLYING   CUT-OFF DATE      INITIAL NET     MORTGAGE  WEIGHTED    AVERAGE
     REMAINING TERMS                       MORTGAGE      PRINCIPAL       MORTGAGE POOL   INTEREST  AVERAGE   CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)             LOANS       BALANCE (2)        BALANCE        RATES    U/W DSCR  LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------------
        50    -    84                         17      $   304,385,759       24.13%        4.306%    2.35x       58.6%
        85    -   114                         41          176,115,900       13.96%        5.760%    1.47        73.9%
       115    -   120                         89          657,687,305       52.14%        5.803%    1.57        73.0%
       121    -   234                          6          123,110,526        9.76%        5.984%    1.62        65.7%
                                          --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      153      $ 1,261,299,491      100.00%        5.453%    1.75x       68.9%
                                          ================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1) (2):                   234
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1) (2):                    50
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1) (2):                 105

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                         YEARS BUILT/YEARS RENOVATED (1)

                                                                                  WEIGHTED
                              NUMBER OF                        PERCENTAGE OF       AVERAGE                            WEIGHTED
                              MORTGAGED      CUT-OFF DATE       INITIAL NET        MORTGAGE          WEIGHTED         AVERAGE
 RANGE OF YEARS                 REAL          PRINCIPAL        MORTGAGE POOL       INTEREST          AVERAGE        CUT-OFF DATE
BUILT/RENOVATED (1)          PROPERTIES      BALANCE (2)          BALANCE            RATE            U/W DSCR       LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------------
1962   -   1975                  10         $    35,223,407         2.79%           5.864%             1.45x            72.7%
1976   -   1985                  24              93,587,770         7.42%           5.901%             1.50             73.2%
1986   -   1990                  16             174,759,745        13.86%           5.752%             1.60             71.2%
1991   -   1995                  11             167,097,388        13.25%           5.315%             1.64             68.7%
1996   -   1999                  20             168,349,488        13.35%           5.734%             1.66             66.2%
2000   -   2003                  75             622,281,692        49.34%           5.241%             1.90             68.3%
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         156         $ 1,261,299,491       100.00%           5.453%             1.75x            68.9%
                            =====================================================================================================

MOST RECENT YEAR BUILT/RENOVATED (1):    2003
OLDEST YEAR BUILT/RENOVATED (1):         1962
WTD. AVG. YEAR BUILT/RENOVATED (1):      1996

(1)  YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT AND YEAR
     RENOVATED.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                                  WEIGHTED
                              NUMBER OF                        PERCENTAGE OF       AVERAGE                   WEIGHTED
                              MORTGAGED      CUT-OFF DATE       INITIAL NET       MORTGAGE       WEIGHTED     AVERAGE
  RANGE OF                       REAL         PRINCIPAL        MORTGAGE POOL      INTEREST        AVERAGE   CUT-OFF DATE
OCCUPANCY RATES AT U/W (1)   PROPERTIES       BALANCE (2)        BALANCE            RATE         U/W DSCR   LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------------
79%     -  85%                   11         $    90,658,203        7.19%          5.983%         1.78x        67.3%
86%     -  90%                   14             153,926,594       12.20%          4.950%         1.55         74.8%
91%     -  93%                   22             163,873,435       12.99%          5.809%         1.45         74.4%
94%     -  95%                   16             154,203,964       12.23%          5.723%         1.61         66.3%
96%     -  97%                   18             202,044,660       16.02%          3.912%         2.57         59.6%
98%     -  100%                  71             423,290,236       33.56%          5.781%         1.60         69.7%

                           -----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         152         $ 1,187,997,091       94.19%          5.367%         1.75x        68.7%
                           ===============================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):       100%
MINIMUM OCCUPANCY RATE AT U/W (1):        79%
WTD. AVG. OCCUPANCY RATE AT U/W (1):      94%

(1)  HOTEL PROPERTIES ARE NOT INCLUDED.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                                                                  WEIGHTED
                            NUMBER OF                      PERCENTAGE OF        AVERAGE                           WEIGHTED
                            MORTGAGED     CUT-OFF DATE     INITIAL NET         MORTGAGE         WEIGHTED           AVERAGE
                               REAL        PRINCIPAL       MORTGAGE POOL       INTEREST          AVERAGE        CUT-OFF DATE
STATE                       PROPERTIES     BALANCE (2)       BALANCE            RATE             U/W DSCR       LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------------------------
California                      29      $   330,053,178            26.17%            5.217%            2.05x             65.5%
    Southern California (1)     23          204,019,894            16.18%            5.827%             1.64             70.3%
    Northern California (1)      6          126,033,284             9.99%            4.231%             2.71             57.7%
Texas                           27          187,212,863            14.84%            5.301%             1.46             75.8%
Ohio                             5           98,605,835             7.82%            5.501%             1.69             67.7%
Wisconsin                        3           81,730,411             6.48%            3.168%             2.35             60.2%
Florida                         16           75,454,325             5.98%            5.558%             1.66             71.4%
Arizona                          5           64,798,899             5.14%            6.021%             1.51             71.6%
Kentucky                         3           51,775,182             4.10%            6.522%             1.58             75.9%
Virginia                         7           51,119,680             4.05%            4.966%             1.74             68.9%
New York                         7           41,366,142             3.28%            6.154%             1.91             42.2%
North Carolina                   7           37,293,128             2.96%            5.459%             1.71             72.6%
Pennsylvania                     3           37,239,968             2.95%            6.196%             1.60             75.7%
New Jersey                       4           34,259,956             2.72%            7.246%             1.34             66.5%
Georgia                          6           31,100,672             2.47%            6.082%             1.59             73.5%
Maryland                         4           27,310,028             2.17%            6.219%             1.31             76.5%
Michigan                         3           25,102,459             1.99%            6.072%             1.29             70.6%
Nebraska                         4            8,594,479             0.68%            5.757%             1.50             76.0%
Minnesota                        1            7,440,612             0.59%            6.870%             1.95             65.3%
Colorado                         2            7,417,199             0.59%            5.804%             2.19             52.1%
South Carolina                   1            7,379,962             0.59%            5.400%             1.38             78.5%
Illinois                         3            7,157,062             0.57%            5.668%             1.62             75.1%
Louisiana                        2            6,745,956             0.53%            6.578%             1.27             77.8%
Nevada                           1            6,653,051             0.53%            4.900%             1.57             78.3%
New Mexico                       1            5,811,980             0.46%            5.930%             1.36             79.1%
Massachusetts                    1            5,804,304             0.46%            6.080%             1.37             77.4%
Kansas                           1            5,531,107             0.44%            6.480%             1.29             79.0%
Oklahoma                         2            5,068,854             0.40%            5.160%             1.63             75.1%
Alabama                          1            4,077,258             0.32%            6.140%             1.52             70.9%
Missouri                         1            2,661,315             0.21%            6.200%             1.30             71.9%
Rhode Island                     1            2,426,212             0.19%            5.820%             1.38             79.5%
Connecticut                      2            1,347,130             0.11%            6.040%             1.55             79.3%
Iowa                             1            1,229,547             0.10%            5.050%             1.58             74.5%
District of Columbia             1              896,427             0.07%            5.650%             1.66             64.5%
Indiana                          1              634,310             0.05%            8.120%             1.42             64.7%
                            -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        156      $ 1,261,299,491              100%            5.453%             1.75x            68.9%
                            =================================================================================================

(1) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES GREATER THAN 93600.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                 UNDERLYING MORTGAGE LOANS BY AMORTIZATION TYPE

                                                                              WEIGHTED
                            NUMBER OF                      PERCENTAGE OF       AVERAGE          WEIGHTED
                            UNDERLYING    CUT-OFF DATE      INITIAL NET       MORTGAGE          WEIGHTED            AVERAGE
                             MORTGAGE      PRINCIPAL      MORTGAGE POOL       INTEREST           AVERAGE         CUT-OFF DATE
LOAN TYPE                     LOANS        BALANCE (1)       BALANCE            RATE            U/W DSCR         LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
Balloon                        140      $ 1,044,596,619            82.82%            5.512%             1.63x            70.2%
ARD (2)                          7          115,372,333             9.15%            6.366%             1.57             72.6%
Interest Only                    3           90,775,000             7.20%            3.544%             3.34             50.0%
Fully Amortizing                 3           10,555,538             0.84%            6.119%             1.34             63.0%
                            -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        153      $ 1,261,299,491           100.00%            5.453%             1.75x            68.9%
                            =================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.
(2) INCLUDES THE 220 POST STREET LOAN, WHICH IS AN ARD LOAN THAT PROVIDES FOR INTEREST ONLY PAYMENTS UNTIL THE ARD DATE.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                            NUMBER OF                                         WEIGHTED
                            UNDERLYING                     PERCENTAGE OF       AVERAGE                           WEIGHTED
                            MORTGAGED     CUT-OFF DATE     INITIAL NET        MORTGAGE          WEIGHTED          AVERAGE
                              REAL         PRINCIPAL       MORTGAGE POOL      INTEREST           AVERAGE        CUT-OFF DATE
FEE/LEASEHOLD               PROPERTIES    BALANCE (1)        BALANCE            RATES           U/W DSCR        LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
Fee                            150      $ 1,095,583,227            86.86%            5.597%            1.65x             69.6%
Leasehold                        4          105,291,384             8.35%            3.922%             2.90             56.2%
Fee/Leasehold                    2           60,424,880             4.79%            5.522%             1.45             79.6%
                            -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        156      $ 1,261,299,491           100.00%            5.453%            1.75X             68.9%
                            =================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                               WEIGHTED
                             NUMBER OF                     PERCENTAGE OF       AVERAGE                           WEIGHTED
                            UNDERLYING    CUT-OFF DATE      INITIAL NET        MORTGAGE         WEIGHTED          AVERAGE
   RANGE OF                  MORTGAGE      PRINCIPAL       MORTGAGE POOL      INTEREST           AVERAGE        CUT-OFF DATE
   U/W DSCRS                  LOANS        BALANCE (1)       BALANCE            RATE            U/W DSCR       LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
1.23    -  1.25                  5      $    24,854,195             1.97%            5.854%             1.24x            78.6%
1.26    -  1.35                 25          176,354,912            13.98%            6.212%             1.31             73.2%
1.36    -  1.40                 17          117,738,854             9.33%            5.587%             1.38             76.2%
1.41    -  1.45                 15           71,537,723             5.67%            5.786%             1.43             75.0%
1.46    -  1.50                 12           73,474,148             5.83%            5.782%             1.49             74.2%
1.51    -  1.60                 38          235,864,073            18.70%            5.513%             1.54             74.6%
1.61    -  1.70                 19          117,933,553             9.35%            5.549%             1.66             71.8%
1.71    -  2.00                 12          161,874,175            12.83%            5.995%             1.75             68.5%
2.01    -  3.00                  8          201,492,856            15.98%            4.695%             2.24             55.6%
3.01    -  3.48                  2           80,175,000             6.36%            3.364%             3.43             49.3%
                            -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        153      $ 1,261,299,491           100.00%            5.453%             1.75x            68.9%
                            =================================================================================================

MAXIMUM U/W DSCR:                        3.48x
MINIMUM U/W DSCR:                        1.23x
WTD. AVG. U/W DSCR:                      1.75x

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                              WEIGHTED
                             NUMBER OF                     PERCENTAGE OF       AVERAGE                           WEIGHTED
                            UNDERLYING   CUT-OFF DATE       INITIAL NET       MORTGAGE           WEIGHTED         AVERAGE
 RANGE OF CUT-OFF DATE       MORTGAGE     PRINCIPAL        MORTGAGE POOL      INTEREST           AVERAGE       CUT-OFF DATE
LOAN-TO-VALUE RATIOS (1)       LOANS      BALANCE (1)        BALANCE            RATE             U/W DSCR      LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
37.0%   -  40.0%                 2      $    38,589,997             3.06%            6.104%             2.08x            37.4%
40.1%   -  50.0%                 4           87,365,974             6.93%            3.590%             3.33             49.2%
50.1%   -  60.0%                 7           62,601,419             4.96%            5.956%             2.12             58.7%
60.1%   -  70.0%                38          351,320,705            27.85%            5.260%             1.81             64.8%
70.1%   -  72.5%                21          126,982,048            10.07%            5.524%             1.50             71.6%
72.6%   -  74.5%                21          167,250,855            13.26%            6.130%             1.55             73.6%
74.6%   -  75.5%                10          107,322,887             8.51%            5.839%             1.46             75.2%
75.6%   -  77.5%                11           44,894,253             3.56%            5.313%             1.51             76.6%
77.6%   -  78.5%                 8           42,737,447             3.39%            5.875%             1.37             78.3%
78.6%   -  81.6%                31          232,233,906            18.41%            5.449%             1.43             79.7%
                            -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        153      $ 1,261,299,491           100.00%            5.453%             1.75x            68.9%
                            =================================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):      81.6%
MINIMUM CUT-OFF DATE LTV RATIO (1):      37.0%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):    68.9%

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                              WEIGHTED
                             NUMBER OF                     PERCENTAGE OF       AVERAGE                            WEIGHTED
                             MORTGAGED    CUT-OFF DATE     INITIAL NET        MORTGAGE           WEIGHTED         AVERAGE
                               REAL        PRINCIPAL       MORTGAGE POOL      INTEREST           AVERAGE       CUT-OFF DATE
PROPERTY TYPE               PROPERTIES     BALANCE (1)      BALANCE             RATE             U/W DSCR      LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
Retail                          46      $   495,074,889            39.25%            4.903%             2.01x            65.7%
Multifamily                     64          388,648,956            30.81%            5.473%             1.55             71.9%
Office                          25          208,173,700            16.50%            6.004%             1.64             68.7%
Hotel                            4           73,302,399             5.81%            6.848%             1.70             73.1%
Industrial                       9           47,165,824             3.74%            5.818%             1.41             72.3%
Mixed Use                        5           41,808,219             3.31%            6.096%             1.52             69.7%
Self Storage                     3            7,125,502             0.56%            5.997%             1.57             68.2%
                            -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        156      $ 1,261,299,491            100.0             5.453%             1.75x            68.9%

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                             WEIGHTED
                             NUMBER OF                   PERCENTAGE OF       AVERAGE                            WEIGHTED
                             MORTGAGED   CUT-OFF DATE       INITIAL          MORTGAGE          WEIGHTED          AVERAGE
               PROPERTY        REAL        PRINCIPAL     MORTGAGE POOL       INTEREST          AVERAGE        CUT-OFF DATE
PROPERTY TYPE  SUB-TYPE     PROPERTIES    BALANCE (1)       BALANCE           RATE             U/W DSCR        LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------
RETAIL
             Anchored           21      $  408,927,668            32.42%           4.682%             2.11x             64.9%
             Unanchored         25          86,147,221             6.83%           5.955%             1.53              69.6%
                            ------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         46      $  495,074,889            39.25%           4.903%             2.01x             65.7%
                            ================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                                                                                 WEIGHTED
                                      NUMBER OF                  PERCENTAGE OF   AVERAGE                    WEIGHTED
                                      MORTGAGED    CUT-OFF DATE   INITIAL NET    MORTGAGE      WEIGHTED      AVERAGE
                   PROPERTY              REAL       PRINCIPAL    MORTGAGE POOL   INTEREST      AVERAGE    CUT-OFF DATE
PROPERTY TYPE      SUB-TYPE           PROPERTIES   BALANCE (1)     BALANCE         RATE        U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------
MULTIFAMILY
              Conventional                    53  $ 360,020,863        28.54%        5.463%         1.53x        72.1%
              Manufactured Housing            11     28,628,093         2.27%        5.596%         1.71         69.4%
                                      -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       64  $ 388,648,956        30.81%        5.473%         1.55x        71.9%
                                      ===============================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                     PREPAYMENT PROVISION AS OF CUT-OFF DATE

                                                                                         WEIGHTED        WEIGHTED      WEIGHTED
                                                                            AVERAGE       AVERAGE        AVERAGE        WEIGHTED
                                                         PERCENTAGE OF     REMAINING     REMAINING      REMAINING       AVERAGE
      RANGE OF           NUMBER OF      CUT-OFF DATE        INITIAL         LOCKOUT        LOCKOUT      LOCKOUT PLUS   REMAINING
  REMAINING TERMS TO     MORTGAGE        PRINCIPAL       MORTGAGE POOL      PERIOD     PLUS YM PERIOD PREMIUM PERIOD    MATURITY
STATED MATURITY (YEARS)   LOANS          BALANCE (1)        BALANCE         (YEARS)       (YEARS)        (YEARS)     (YEARS) (2)
 ----------------------------------------------------------------------------------------------------------------------------------
 4.00   -   4.99          12         $   250,768,985        19.88%            4.2            4.2            4.2            4.6
 5.00   -   9.49          23             141,045,086        11.18%            6.6            7.1            7.7            8.1
 9.50   -   9.99         110             737,274,893        58.45%            8.9            9.4            9.4            9.7
10.00   -   19.99          8             132,210,526        10.48%            9.4           11.4           11.4           11.7
                        -----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:  153         $ 1,261,299,491       100.00%            7.8            8.3            8.4            8.7
                        ===========================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                                         WEIGHTED        WEIGHTED       WEIGHTED
                                                                            AVERAGE       AVERAGE        AVERAGE        WEIGHTED
                                                         PERCENTAGE OF     REMAINING     REMAINING      REMAINING       AVERAGE
                         NUMBER OF      CUT-OFF DATE        INITIAL         LOCKOUT        LOCKOUT      LOCKOUT PLUS   REMAINING
                         MORTGAGE        PRINCIPAL       MORTGAGE POOL      PERIOD     PLUS YM PERIOD  PREMIUM PERIOD   MATURITY
  PREPAYMENT OPTION        LOANS          BALANCE (1)       BALANCE         (YEARS)       (YEARS)        (YEARS)       (YEARS)(2)
 ----------------------------------------------------------------------------------------------------------------------------------
Lockout/Defeasance         138       $ 1,126,470,608       89.31%            8.3            8.3            8.3             8.7
Lockout/Yield Maintenance   14           101,138,886        8.02%            2.9            9.8            9.8            10.1
Lockout/Penalty              1            33,689,997        2.67%            2.9            2.9            5.4             6.0
                          ---------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    153       $ 1,261,299,491      100.00%            7.8            8.3            8.4             8.7
                          =========================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                      MORTGAGE POOL PREPAYMENT PROFILE (1)

                                                                         NUMBER OF
           MONTHS SINCE  MORTGAGE     OUTSTANDING          % OF POOL       YIELD       PREPAYMENT    % OF POOL
   DATE    CUT-OFF DATE   LOANS       BALANCE (MM)          LOCKOUT      MAINTENANCE    PREMIUM        OPEN        TOTAL
----------------------------------------------------------------------------------------------------------------------------
  Dec-03          0        153        $    1,261.3          100.00%         0.00%        0.00%         0.00%       100.0%

  Dec-04         12        153        $    1,245.8          100.00%         0.00%        0.00%         0.00%       100.0%

  Dec-05         24        153        $    1,228.4          100.00%         0.00%        0.00%         0.00%       100.0%

  Dec-06         36        153        $    1,209.7           93.92%         3.41%        2.68%         0.00%       100.0%

  Dec-07         48        153        $    1,189.7           87.58%         8.02%        2.68%         1.72%       100.0%

  Dec-08         60        141        $      931.7           86.60%        10.04%        3.37%         0.00%       100.0%

  Dec-09         72        140        $      881.7           89.38%        10.37%        0.00%         0.25%       100.0%

  Dec-10         84        136        $      842.9           91.28%         8.72%        0.00%         0.00%       100.0%

  Dec-11         96        136        $      822.1           91.34%         8.66%        0.00%         0.00%       100.0%

  Dec-12        108        135        $      795.8           86.46%         8.59%        0.00%         4.95%       100.0%

  Dec-13        120          6        $       93.4           81.86%        18.14%        0.00%         0.00%       100.0%

  Dec-14        132          5        $       19.5           22.92%        77.08%        0.00%         0.00%       100.0%

  Dec-15        144          5        $       16.6           21.67%        78.33%        0.00%         0.00%       100.0%

  Dec-16        156          5        $       13.5           19.81%         0.00%        0.00%        80.19%       100.0%

  Dec-17        168          4        $        1.7          100.00%         0.00%        0.00%         0.00%       100.0%

  Dec-18        180          2        $        1.1          100.00%         0.00%        0.00%         0.00%       100.0%

  Dec-19        192          2        $        1.0          100.00%         0.00%        0.00%         0.00%       100.0%

  Dec-20        204          2        $        0.8          100.00%         0.00%        0.00%         0.00%       100.0%

  Dec-21        216          1        $        0.2          100.00%         0.00%        0.00%         0.00%       100.0%

  Dec-22        228          1        $        0.1          100.00%         0.00%        0.00%         0.00%       100.0%

(1) CALCULATED ASSUMING THAT NO MORTGAGE LOAN PREPAYS, DEFAULTS OR IS REPURCHASED PRIOR TO STATED MATURITY, EXCEPT THAT THE ARD LOANS ARE ASSUMED TO PAY IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES. OTHERWISE CALCULATED BASED ON MATURITY ASSUMPTIONS TO BE SET FORTH IN THE FINAL PROSPECTUS SUPPLEMENT.

                      UNDERLYING MORTGAGE LOAN CONTRIBUTOR

                                                                             WEIGHTED
                         NUMBER OF                      PERCENTAGE OF        AVERAGE                         WEIGHTED
                        UNDERLYING     CUT-OFF DATE        INITIAL           MORTGAGE       WEIGHTED         AVERAGE
                         MORTGAGE       PRINCIPAL      LOAN GROUP NO. 1      INTEREST       AVERAGE        CUT-OFF DATE
MORTGAGE LOAN SELLER      LOANS        BALANCE (1)         BALANCE             RATE         U/W DSCR       LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------
Column Financial, Inc.      72        $ 650,006,916         70.60%             5.284%          1.95x            65.0%
PNC                         20          179,594,462         19.51%             6.178%          1.48             72.4%
Keybank                      2           91,148,750          9.90%             5.432%          1.72             67.4%
                        ---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     94        $ 920,750,128        100.00%             5.473%          1.84x            66.7%
                        ===================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                             MORTGAGE INTEREST RATES

                                                                                WEIGHTED
                           NUMBER OF                     PERCENTAGE OF          AVERAGE                          WEIGHTED
                           UNDERLYING  CUT-OFF DATE         INITIAL             MORTGAGE       WEIGHTED          AVERAGE
        RANGE OF           MORTGAGE     PRINCIPAL       LOAN GROUP NO. 1        INTEREST       AVERAGE         CUT-OFF DATE
 MORTGAGE INTEREST RATES    LOANS      BALANCE (1)          BALANCE              RATE          U/W DSCR        LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
 3.108%  -  5.000%            5       $  175,294,821        19.04%               3.390%          2.85x              55.3%
 5.001%  -  5.500%           20          232,043,458        25.20%               5.351%          1.64               72.4%
 5.501%  -  5.750%           11           43,228,133         4.69%               5.651%          1.50               72.0%
 5.751%  -  6.000%           18          135,625,089        14.73%               5.904%          1.49               73.3%
 6.001%  -  7.000%           36          304,175,555        33.04%               6.342%          1.67               65.3%
 7.001%  -  7.500%            3            3,867,926         0.42%               7.193%          1.43               68.3%
 7.501%  -  7.600%            1           26,515,146         2.88%               7.600%          1.32               64.7%
                          ----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      94       $  920,750,128       100.00%               5.473%          1.84x              66.7%
                          ====================================================================================================

MAXIMUM MORTGAGE INTEREST RATE:                      7.600%
MINIMUM MORTGAGE INTEREST RATE:                      3.108%
WTD. AVG. MORTGAGE INTEREST RATE:                    5.473%

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                                        WEIGHTED
                                NUMBER OF                              PERCENTAGE OF     AVERAGE                   WEIGHTED
                                UNDERLYING           CUT-OFF DATE       INITIAL         MORTGAGE     WEIGHTED      AVERAGE
  RANGE OF CUT-OFF DATE         MORTGAGE              PRINCIPAL      LOAN GROUP NO. 1    INTEREST      AVERAGE   CUT-OFF DATE
    PRINCIPAL BALANCES            LOANS               BALANCE (1)        BALANCE          RATE       U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
  $585,529   -       750,000        1                 $     585,529         0.06%        7.290%        1.47x         53.2%
   750,001   -     1,000,000        3                     2,903,113         0.32%        6.018%        1.64          61.4%
 1,000,001   -     1,250,000        5                     5,924,020         0.64%        5.832%        1.50          68.6%
 1,250,001   -     1,500,000        6                     8,147,180         0.88%        5.525%        1.57          71.0%
 1,500,001   -     2,000,000        8                    14,326,115         1.56%        6.338%        1.43          69.9%
 2,000,001   -     2,500,000        7                    16,154,865         1.75%        5.947%        1.48          64.2%
 2,500,001   -     3,000,000        7                    18,782,384         2.04%        5.841%        1.55          71.2%
 3,000,001   -     4,000,000       10                    35,774,321         3.89%        5.815%        1.45          72.1%
 4,000,001   -     4,500,000        5                    21,249,568         2.31%        5.988%        1.48          74.2%
 4,500,001   -     5,000,000        1                     4,887,170         0.53%        6.370%        1.58          69.8%
 5,000,001   -     7,500,000       17                   103,604,756        11.25%        5.834%        1.60          69.3%
 7,500,001   -    10,000,000        4                    38,639,506         4.20%        5.762%        1.51          78.4%
10,000,001   -    15,000,000        5                    62,043,269         6.74%        5.865%        1.68          71.1%
15,000,001   -    30,000,000        8                   176,231,711        19.14%        6.097%        1.49          70.7%
30,000,001   -    50,000,000        3                   120,866,463        13.13%        5.793%        1.88          60.5%
50,000,001   -   $85,405,532        4                   290,630,156        31.56%        4.506%        2.35          61.6%

                              ------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            94                 $ 920,750,128       100.00%        5.473%        1.84x         66.7%
                              ================================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):    $85,405,532
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):       $585,529
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):     $9,795,214

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                                       WEIGHTED
                              NUMBER OF                            PERCENTAGE OF       AVERAGE                   WEIGHTED
       RANGE OF              UNDERLYING         CUT-OFF DATE          INITIAL          MORTGAGE    WEIGHTED      AVERAGE
ORIGINAL AMORTIZATION         MORTGAGE           PRINCIPAL        LOAN GROUP NO. 1     INTEREST     AVERAGE    CUT-OFF DATE
  TERMS (MONTHS) (1)            LOANS           BALANCE (2)           BALANCE            RATE      U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
    Interest Only                   4          $   112,075,000        12.17%           3.986%       3.02x        53.5%
180     -     300                  32              209,977,676        22.81%           6.490%       1.49         70.8%
301     -     395                  58              598,697,452        65.02%           5.395%       1.74         67.7%

                            --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            94          $   920,750,128        100.00%          5.473%       1.84x        66.7%
                            ==================================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS): (3)           395
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS): (3)           180
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS): (3)         342

(1) THERE ARE 3 MORTGAGE LOANS THAT HAVE INITIAL INTEREST ONLY PERIODS RANGING FROM 6 TO 24 MONTHS.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.
(3)  DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                        WEIGHTED
                                  UMBER OF                         PERCENTAGE OF         AVERAGE                  WEIGHTED
     RANGE OF                    UNDERLYING     CUT-OFF DATE         INITIAL            MORTGAGE    WEIGHTED       AVERAGE
 ORIGINAL TERMS                   MORTGAGE       PRINCIPAL        LOAN GROUP NO. 1      INTEREST     AVERAGE     CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)    LOANS        BALANCE (2)          BALANCE              RATE      U/W DSCR    LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
 60     -      84                     8        $   196,701,815       21.36%              3.677%       2.72x         56.7%
 85     -     120                    82            603,200,423       65.51%              5.958%       1.60          70.1%
121     -     180                     4            120,847,891       13.12%              5.977%       1.62          65.7%

                            --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              94        $   920,750,128      100.00%              5.473%       1.84x         66.7%
                            ==================================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):     180
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):   111

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                          REMAINING AMORTIZATION TERMS

                                                                                    WEIGHTED
                                      NUMBER OF                     PERCENTAGE OF      AVERAGE                       WEIGHTED
       RANGE OF                      UNDERLYING     CUT-OFF DATE       INITIAL        MORTGAGE      WEIGHTED         AVERAGE
REMAINING AMORTIZATION                MORTGAGE       PRINCIPAL     LOAN GROUP NO. 1   INTEREST       AVERAGE       CUT-OFF DATE
    TERMS (MONTHS)                      LOANS       BALANCE (1)        BALANCE        RATES        U/W DSCR       LTV RATIO (1)
----------------------------    --------------------------------------------------------------------------------------------------
     Interest Only                        4        $   112,075,000       12.17%         3.986%         3.02x           53.5%
172     -     250                         7              9,737,063        2.14%         6.204%         1.39            65.1%
251     -     300                        25            190,240,613       20.66%         6.520%         1.50            71.4%
301     -     355                        25            188,628,718       20.49%         4.583%         1.88            68.3%
356     -     360                        33            410,068,735       44.54%         5.769%         1.68            67.4%

                                --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  94        $   920,750,128      100.00%         5.473%         1.84x           66.7%
                                ==================================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS): (1) (2)                  360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS): (1) (2)                  172
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS): (1) (2)                337

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.
(2) DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL THE ARD/MATURITY DATE.

                     REMAINING TERMS TO STATED MATURITY (1)

                                                                                        WEIGHTED
                                   NUMBER OF                       PERCENTAGE OF         AVERAGE                  WEIGHTED
      RANGE OF                    UNDERLYING    CUT-OFF DATE          INITIAL           MORTGAGE     WEIGHTED      AVERAGE
    REMAINING TERMS               MORTGAGE       PRINCIPAL        LOAN GROUP NO. 1      INTEREST      AVERAGE   CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)     LOANS       BALANCE (2)          BALANCE              RATES       U/W DSCR  LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
 54     -      84                     9        $   230,391,811       25.02%              4.035%        2.62x      53.8%
 85     -     114                    24            121,931,379       13.24%              5.768%        1.49       72.7%
115     -     120                    57            447,579,047       48.61%              5.997%        1.59       71.9%
121     -     175                     4            120,847,891       13.12%              5.977%        1.62       65.7%

                                ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              94        $   920,750,128      100.00%              5.473%        1.84x      66.7%
                                ==============================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1) (2):            175
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1) (2):            54
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1) (2):          105

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                         YEARS BUILT/YEARS RENOVATED (1)

                                                                                         WEIGHTED
                                   NUMBER OF                       PERCENTAGE OF         AVERAGE                   WEIGHTED
                                   MORTGAGED    CUT-OFF DATE         INITIAL            MORTGAGE      WEIGHTED      AVERAGE
      RANGE OF YEARS                REAL         PRINCIPAL        LOAN GROUP NO. 1      INTEREST      AVERAGE    CUT-OFF DATE
    BUILT/RENOVATED (1)           PROPERTIES     BALANCE (2)       BALANCE                RATE        U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
1962    -    1975                     5        $    23,487,185        2.55%               6.143%       1.37x        70.8%
1976    -    1985                    14             47,435,497        5.15%               6.078%       1.49         70.8%
1986    -    1990                    11            126,692,900       13.76%               5.933%       1.66         69.2%
1991    -    1995                     8            110,556,326       12.01%               5.533%       1.68         67.3%
1996    -    1999                    13            120,842,071       13.12%               5.941%       1.77         61.2%
2000    -    2003                    46            491,736,150       53.41%               5.136%       1.99         66.6%

                                ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              97        $   920,750,128      100.00%               5.473%       1.84x        66.7%
                                 =============================================================================================

MOST RECENT YEAR BUILT/RENOVATED (1):        2003
OLDEST YEAR BUILT/RENOVATED (1):             1962
WTD. AVG. YEAR BUILT/RENOVATED (1):          1997

(1)  YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT AND YEAR
     RENOVATED.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                                         WEIGHTED
                                   NUMBER OF                      PERCENTAGE OF          AVERAGE                  WEIGHTED
                                   MORTGAGED    CUT-OFF DATE         INITIAL             MORTGAGE   WEIGHTED      AVERAGE
      RANGE OF                      REAL         PRINCIPAL       LOAN GROUP NO. 1        INTEREST    AVERAGE     CUT-OFF DATE
OCCUPANCY RATES AT U/W (1)        PROPERTIES     BALANCE (2)         BALANCE              RATE      U/W DSCR     LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
79%     -      85%                    8        $    84,005,546        9.12%               6.018%       1.80x        66.8%
86%     -      90%                    8             80,754,374        8.77%               5.081%       1.60         74.8%
91%     -      93%                   13            107,685,581       11.70%               6.016%       1.48         72.4%
94%     -      95%                    4             46,352,523        5.03%               6.038%       1.84         47.2%
96%     -      97%                    6            160,448,745       17.43%               3.441%       2.79         56.5%
98%     -     100%                   54            368,200,960       39.99%               5.817%       1.62         68.8%

                                ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              93        $   847,447,729       92.04%               5.354%       1.85x        66.1%
                                ==============================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):           100%
MINIMUM OCCUPANCY RATE AT U/W (1):            79%
WTD. AVG. OCCUPANCY RATE AT U/W (1):          95%

(1)  HOTEL PROPERTIES ARE NOT INCLUDED.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                               WEIGHTED
                              NUMBER OF                      PERCENTAGE OF      AVERAGE                WEIGHTED
                              MORTGAGED     CUT-OFF DATE       INITIAL         MORTGAGE   WEIGHTED     AVERAGE
                                REAL         PRINCIPAL      LOAN GROUP NO. 1   INTEREST   AVERAGE    CUT-OFF DATE
STATE                         PROPERTIES    BALANCE (2)        BALANCE           RATE     U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------
California                       29        $  330,053,178        35.85%         5.217%      2.05x       65.5%
    Southern California (1)      23           204,019,894        22.16%         5.827%      1.64        70.3%
    Northern California (1)       6           126,033,284        13.69%         4.231%      2.71        57.7%
Ohio                              4            96,649,653        10.50%         5.491%      1.69        67.6%
Wisconsin                         2            79,343,515         8.62%         3.108%      2.38        60.1%
Arizona                           5            64,798,899         7.04%         6.021%      1.51        71.6%
Florida                           6            39,221,187         4.26%         5.298%      1.91        66.6%
New York                          4            38,561,719         4.19%         6.135%      1.94        39.9%
Pennsylvania                      3            37,239,968         4.04%         6.196%      1.60        75.7%
Kentucky                          2            37,003,162         4.02%         6.790%      1.69        74.3%
North Carolina                    6            33,318,060         3.62%         5.458%      1.74        71.8%
New Jersey                        3            32,318,450         3.51%         7.342%      1.32        65.8%
Georgia                           3            25,698,780         2.79%         6.128%      1.57        75.7%
Michigan                          3            25,102,459         2.73%         6.072%      1.29        70.6%
Virginia                          3            13,464,449         1.46%         6.374%      1.45        65.0%
Texas                             7            11,768,810         1.28%         5.952%      1.49        71.2%
Maryland                          3             9,185,148         1.00%         5.881%      1.39        72.5%
Minnesota                         1             7,440,612         0.81%         6.870%      1.95        65.3%
South Carolina                    1             7,379,962         0.80%         5.400%      1.38        78.5%
Illinois                          3             7,157,062         0.78%         5.668%      1.62        75.1%
Massachusetts                     1             5,804,304         0.63%         6.080%      1.37        77.4%
Nebraska                          3             5,663,702         0.62%         6.020%      1.48        74.4%
Kansas                            1             5,531,107         0.60%         6.480%      1.29        79.0%
Missouri                          1             2,661,315         0.29%         6.200%      1.30        71.9%
Colorado                          1             2,517,199         0.27%         5.500%      1.53        76.0%
Louisiana                         1             1,637,883         0.18%         7.010%      1.34        72.0%
Iowa                              1             1,229,547         0.13%         5.050%      1.58        74.5%
                              ------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          97        $  920,750,128       100.00%         5.473%      1.84x       66.7%
                              ====================================================================================

(1) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES GREATER THAN 93600.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.


                 UNDERLYING MORTGAGE LOANS BY AMORTIZATION TYPE

                                                                               WEIGHTED
                               NUMBER OF                     PERCENTAGE OF      AVERAGE                WEIGHTED
                              UNDERLYING    CUT-OFF DATE        INITIAL        MORTGAGE   WEIGHTED     AVERAGE
                               MORTGAGE      PRINCIPAL      LOAN GROUP NO. 1   INTEREST    AVERAGE   CUT-OFF DATE
LOAN TYPE                       LOANS       BALANCE (1)         BALANCE          RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
Balloon                          82        $  705,675,582        76.64%         5.566%      1.70x       67.9%
ARD (2)                           7           115,372,333        12.53%         6.366%      1.57        72.6%
Interest Only                     3            90,775,000        9.86%          3.544%      3.34        50.0%
Fully Amortizing                  2             8,927,213        0.97%          6.195%      1.31        61.3%
                              ------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          94        $  920,750,128       100.00%         5.473%      1.84x       66.7%
                              ====================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.
(2) INCLUDES THE 220 POST STREET LOAN, WHICH IS AN ARD LOAN THAT PROVIDES FOR INTEREST ONLY PAYMENTS UNTIL THE ARD DATE.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                              NUMBER OF                                        WEIGHTED
                              UNDERLYING                      PERCENTAGE OF    AVERAGE                 WEIGHTED
                              MORTGAGED     CUT-OFF DATE        INITIAL        MORTGAGE   WEIGHTED     AVERAGE
                                 REAL        PRINCIPAL      LOAN GROUP NO. 1   INTEREST   AVERAGE    CUT-OFF DATE
FEE/LEASEHOLD                 PROPERTIES    BALANCE (1)         BALANCE         RATES     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
Fee                              92        $  773,158,744        83.97%         5.702%      1.71x       67.4%
Leasehold                         4           105,291,384        11.44%         3.922%      2.90        56.2%
Fee/Leasehold                     1            42,300,000         4.59%         5.150%      1.53        80.0%
                              ------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          97        $  920,750,128       100.00%         5.473%      1.84x       66.7%
                              ====================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                               WEIGHTED
                               NUMBER OF                     PERCENTAGE OF     AVERAGE                 WEIGHTED
                              UNDERLYING    CUT-OFF DATE       INITIAL         MORTGAGE   WEIGHTED     AVERAGE
     RANGE OF                  MORTGAGE      PRINCIPAL      LOAN GROUP NO. 1   INTEREST   AVERAGE    CUT-OFF DATE
    U/W DSCRS                   LOANS       BALANCE (1)        BALANCE           RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
  1.23    -   1.25                2        $    9,599,608         1.04%         5.536%      1.24x       77.5%
  1.26    -   1.35               18            99,139,208        10.77%         6.526%      1.30        69.7%
  1.36    -   1.40               10            65,022,407         7.06%         5.845%      1.38        74.1%
  1.41    -   1.45                9            52,378,992         5.69%         5.857%      1.43        74.5%
  1.46    -   1.50                8            45,236,602         4.91%         5.942%      1.48        73.3%
  1.51    -   1.60               20           150,552,019        16.35%         5.770%      1.54        74.8%
  1.61    -   1.70               12            87,512,810         9.50%         5.557%      1.67        70.5%
  1.71    -   2.00                7           155,432,531        16.88%         6.010%      1.75        68.6%
  2.01    -   3.00                6           175,700,952        19.08%         4.695%      2.25        54.8%
  3.01    -   3.48                2            80,175,000         8.71%         3.364%      3.43        49.3%
                              ------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          94        $  920,750,128       100.00%         5.473%      1.84x       66.7%
                              ====================================================================================

MAXIMUM U/W DSCR:               3.48x
MINIMUM U/W DSCR:               1.23x
WTD. AVG. U/W DSCR:             1.84x

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.


                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                               WEIGHTED
                               NUMBER OF                     PERCENTAGE OF     AVERAGE                 WEIGHTED
                              UNDERLYING    CUT-OFF DATE       INITIAL         MORTGAGE    WEIGHTED    AVERAGE
  RANGE OF CUT-OFF DATE        MORTGAGE      PRINCIPAL      LOAN GROUP NO. 1   INTEREST    AVERAGE   CUT-OFF DATE
 LOAN-TO-VALUE RATIOS (1)       LOANS        BALANCE (1)        BALANCE          RATE      U/W DSCR  LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
  37.0%     -    40.0%            1        $   33,689,997        3.66%          6.125%      2.02x       37.0%
  40.1%     -    50.0%            4            87,365,974        9.49%          3.590%      3.33        49.2%
  50.1%     -    60.0%            5            60,518,712        6.57%          5.936%      2.14        58.8%
  60.1%     -    70.0%           30           319,518,054        4.70%          5.294%      1.80        64.8%
  70.1%     -    72.5%           15            70,766,658        7.69%          5.824%      1.52        71.5%
  72.6%     -    74.5%           13           138,424,307        5.03%          6.199%      1.56        73.7%
  74.6%     -    75.5%            8            83,604,371        9.08%          5.933%      1.45        75.1%
  75.6%     -    77.5%            6            20,411,070        2.22%          5.831%      1.44        76.9%
  77.6%     -    78.5%            4            15,019,238        1.63%          5.671%      1.39        78.1%
  78.6%     -    81.6%            8            91,431,747        9.93%          5.450%      1.48        79.8%
                              ------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          94        $  920,750,128       100.00%         5.473%      1.84x       66.7%
                              ====================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):        81.6%
MINIMUM CUT-OFF DATE LTV RATIO (1):        37.0%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):      66.7%

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                               WEIGHTED
                              NUMBER OF                       PERCENTAGE OF     AVERAGE                WEIGHTED
                              MORTGAGED     CUT-OFF DATE        INITIAL        MORTGAGE   WEIGHTED     AVERAGE
                                REAL         PRINCIPAL      LOAN GROUP NO. 1   INTEREST   AVERAGE    CUT-OFF DATE
PROPERTY TYPE                 PROPERTIES     BALANCE (1)        BALANCE          RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
Retail                           46        $  495,074,889       53.77%          4.903%      2.01x       65.7%
Office                           25           208,173,700       22.61%          6.004%      1.64        68.7%
Hotel                             4            73,302,399        7.96%          6.848%      1.70        73.1%
Multifamily                       5            48,099,594        5.22%          5.991%      1.86        49.1%
Industrial                        9            47,165,824        5.12%          5.818%      1.41        72.3%
Mixed Use                         5            41,808,219        4.54%          6.096%      1.52        69.7%
Self Storage                      3             7,125,502        0.77%          5.997%      1.57        68.2%
                              ------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          97        $  920,750,128       100.00%         5.473%      1.84x       66.7%
                              ====================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.


                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                               WEIGHTED
                              NUMBER OF                      PERCENTAGE OF      AVERAGE                 WEIGHTED
                              MORTGAGED     CUT-OFF DATE        INITIAL        MORTGAGE   WEIGHTED     AVERAGE
                PROPERTY        REAL          PRINCIPAL     LOAN GROUP NO. 1   INTEREST   AVERAGE    CUT-OFF DATE
PROPERTY TYPE   SUB-TYPE      PROPERTIES     BALANCE (1)        BALANCE          RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
RETAIL
               Anchored          21        $  408,927,668       44.41%          4.682%      2.11x       64.9%
               Unanchored        25            86,147,221        9.36%          5.955%      1.53        69.6%
                              ------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          46        $  495,074,889       53.77%          4.903%      2.01x       65.7%
                              ====================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                                                                               WEIGHTED
                              NUMBER OF                      PERCENTAGE OF      AVERAGE                 WEIGHTED
                              MORTGAGED     CUT-OFF DATE        INITIAL        MORTGAGE   WEIGHTED     AVERAGE
                PROPERTY        REAL          PRINCIPAL     LOAN GROUP NO. 1   INTEREST   AVERAGE    CUT-OFF DATE
PROPERTY TYPE   SUB-TYPE      PROPERTIES     BALANCE (1)        BALANCE          RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
MULTIFAMILY
        Conventional             3         $   45,477,609       4.94%           6.041%      1.88x       47.5%
        Manufactured Housing     2              2,621,985       0.28%           5.130%      1.55        76.0%
                              ------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          5         $   48,099,594       5.22%           5.991%      1.86x       49.1%
                              ====================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                     PREPAYMENT PROVISION AS OF CUT-OFF DATE

                                                                            WEIGHTED      WEIGHTED         WEIGHTED
                                                                            AVERAGE       AVERAGE           AVERAGE       WEIGHTED
                                                          PERCENTAGE OF    REMAINING     REMAINING         REMAINING      AVERAGE
        RANGE OF             NUMBER OF    CUT-OFF DATE       INITIAL        LOCKOUT       LOCKOUT        LOCKOUT PLUS   REMAINING
   REMAINING TERMS TO        MORTGAGE       PRINCIPAL    LOAN GROUP NO. 1    PERIOD    PLUS YM PERIOD   PREMIUM PERIOD   MATURITY
 STATED MATURITY (YEARS)      LOANS        BALANCE (1)        BALANCE       (YEARS)       (YEARS)          (YEARS)      (YEARS) (2)
-----------------------------------------------------------------------------------------------------------------------------------
  4.00      -      4.99           5       $ 178,265,500        19.36%           4.2           4.2               4.2           4.6
  5.00      -      9.49          13         102,415,895        11.12%           5.8           6.4               7.3           7.7
  9.50      -      9.99          71         515,020,842        55.93%           9.3           9.4               9.4           9.7
  10.00     -      19.99          5         125,047,891        13.58%           9.3          11.3              11.3          11.6

                             ------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          94       $ 920,750,128       100.00%           7.9           8.3               8.4           8.8
                             ======================================================================================================

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2003.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                            WEIGHTED     WEIGHTED          WEIGHTED
                                                                            AVERAGE      AVERAGE           AVERAGE        WEIGHTED
                                                          PERCENTAGE OF    REMAINING    REMAINING         REMAINING       AVERAGE
                             NUMBER OF    CUT-OFF DATE       INITIAL        LOCKOUT      LOCKOUT         LOCKOUT PLUS    REMAINING
                             MORTGAGE       PRINCIPAL    LOAN GROUP NO. 1   PERIOD    PLUS YM PERIOD    PREMIUM PERIOD   MATURITY
 PREPAYMENT OPTION             LOANS       BALANCE (1)      BALANCE         (YEARS)      (YEARS)           (YEARS)      (YEARS) (2)
-----------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance            84        $ 834,752,187       90.66%          8.4          8.4                8.4            8.8
Lockout / Yield Maintenance      9           52,307,944        5.68%          3.0         10.2               10.2           10.5
Lockout / Penalty                1           33,689,997        3.66%          2.9          2.9                5.4            6.0

                             ------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         94        $ 920,750,128      100.00%          7.9          8.3                8.4            8.8
                             ======================================================================================================

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2003.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

              LOAN GROUP NO. 1 MORTGAGE POOL PREPAYMENT PROFILE (1)

                        NUMBER OF
         MONTHS SINCE    MORTGAGE   OUTSTANDING    % OF POOL      YIELD      PREPAYMENT   % OF POOL
 DATE    CUT-OFF DATE     LOANS     BALANCE (MM)    LOCKOUT    MAINTENANCE    PREMIUM       OPEN      TOTAL
------------------------------------------------------------------------------------------------------------
DEC-03         0           94       $      920.8    100.00%       0.00%       0.00%         0.00%     100.0%

DEC-04        12           94       $      909.3    100.00%       0.00%       0.00%         0.00%     100.0%

DEC-05        24           94       $      896.6    100.00%       0.00%       0.00%         0.00%     100.0%

DEC-06        36           94       $      883.2     96.33%       0.00%       3.67%         0.00%     100.0%

DEC-07        48           94       $      868.8     90.62%       5.70%       3.67%         0.00%     100.0%

DEC-08        60           89       $      684.3     88.32%       7.09%       4.59%         0.00%     100.0%

DEC-09        72           88       $      639.2     92.25%       7.41%       0.00%         0.34%     100.0%

DEC-10        84           85       $      606.8     94.99%       5.01%       0.00%         0.00%     100.0%

DEC-11        96           85       $      591.5     95.08%       4.92%       0.00%         0.00%     100.0%

DEC-12       108           85       $      574.9     89.96%       4.75%       0.00%         5.29%     100.0%

DEC-13       120            4       $       91.8     81.55%      18.45%       0.00%         0.00%     100.0%

DEC-14       132            3       $       18.0     16.47%      83.53%       0.00%         0.00%     100.0%

DEC-15       144            3       $       15.2     14.42%      85.58%       0.00%         0.00%     100.0%

DEC-16       156            3       $       12.2     11.23%       0.00%       0.00%        88.77%     100.0%

DEC-17       168            2       $        0.5    100.00%       0.00%       0.00%         0.00%     100.0%
------------------------------------------------------------------------------------------------------------

(1) CALCULATED ASSUMING THAT NO MORTGAGE LOAN PREPAYS, DEFAULTS OR IS REPURCHASED PRIOR TO STATED MATURITY, EXCEPT THAT THE ARD LOANS ARE ASSUMED TO PAY IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES. OTHERWISE CALCULATED BASED ON MATURITY ASSUMPTIONS TO BE SET FORTH IN THE FINAL PROSPECTUS SUPPLEMENT.

                      UNDERLYING MORTGAGE LOAN CONTRIBUTOR

                                                                         WEIGHTED
                             NUMBER OF                  PERCENTAGE OF     AVERAGE                     WEIGHTED
                             UNDERLYING CUT-OFF DATE       INITIAL       MORTGAGE     WEIGHTED        AVERAGE
                             MORTGAGE     PRINCIPAL   LOAN GROUP NO. 2   INTEREST     AVERAGE       CUT-OFF DATE
MORTGAGE LOAN SELLER           LOANS     BALANCE (1)       BALANCE         RATE       U/W DSCR     LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------
Column Financial, Inc.          49      $ 254,436,051       74.71%         5.425%       1.52x            74.4%
PNC                             10         86,113,312       25.29%         5.324%       1.44             77.1%

                             ------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         59      $ 340,549,363      100.00%         5.400%       1.50X            75.1%
                             ====================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                             MORTGAGE INTEREST RATES

                                                                         WEIGHTED
                             NUMBER OF                  PERCENTAGE OF     AVERAGE                      WEIGHTED
                            UNDERLYING  CUT-OFF DATE       INITIAL       MORTGAGE      WEIGHTED        AVERAGE
        RANGE OF             MORTGAGE     PRINCIPAL    LOAN GROUP NO. 2  INTEREST      AVERAGE       CUT-OFF DATE
 MORTGAGE INTEREST RATES      LOANS      BALANCE (1)       BALANCE         RATE        U/W DSCR      LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
  4.400%    -    5.000%          6      $ 120,160,865       35.28%        4.658%        1.56x            74.7%
  5.001%    -    5.500%         10         46,878,266       13.77%        5.348%        1.56             75.0%
  5.501%    -    5.750%         14         49,100,622       14.42%        5.611%        1.53             75.8%
  5.751%    -    6.000%         15         76,057,824       22.33%        5.867%        1.42             75.1%
  6.001%    -    7.000%         12         46,530,463       13.66%        6.300%        1.38             76.0%
  7.001%    -    7.500%          1          1,187,014        0.35%        7.100%        1.56             54.0%
  7.501%    -    8.120%          1            634,310        0.19%        8.120%        1.42             64.7%

                             -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         59      $ 340,549,363      100.00%        5.400%        1.50x            75.1%
                             =====================================================================================

MAXIMUM MORTGAGE INTEREST RATE:                8.120%
MINIMUM MORTGAGE INTEREST RATE:                4.400%
WTD. AVG. MORTGAGE INTEREST RATE:              5.400%

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                         WEIGHTED
                              NUMBER OF                 PERCENTAGE OF    AVERAGE                       WEIGHTED
                             UNDERLYING  CUT-OFF DATE      INITIAL       MORTGAGE      WEIGHTED         AVERAGE
    RANGE OF CUT-OFF DATE     MORTGAGE    PRINCIPAL    LOAN GROUP NO. 2  INTEREST      AVERAGE       CUT-OFF DATE
     PRINCIPAL BALANCES        LOANS     BALANCE (1)       BALANCE         RATE        U/W DSCR     LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
  $ 596,741  -      750,000      3      $   1,952,352        0.57%        6.868%         1.59x            68.0%
    750,001  -    1,000,000      7          6,222,954        1.83%        6.099%         1.60             71.8%
  1,000,001  -    1,250,000      2          2,262,014        0.66%        6.245%         1.57             66.2%
  1,250,001  -    1,500,000      5          7,026,171        2.06%        5.669%         1.60             76.0%
  1,500,001  -    2,000,000      3          5,526,014        1.62%        5.803%         1.54             75.3%
  2,000,001  -    2,500,000      6         13,903,613        4.08%        5.524%         1.45             75.2%
  2,500,001  -    3,000,000      4         11,086,220        3.26%        5.568%         1.60             69.3%
  3,000,001  -    4,000,000      4         15,305,640        4.49%        5.642%         1.49             76.5%
  4,000,001  -    4,500,000      1          4,077,258        1.20%        6.140%         1.52             70.9%
  4,500,001  -    5,000,000      4         18,939,516        5.56%        5.919%         1.80             66.7%
  5,000,001  -    7,500,000      7         41,966,123       12.32%        5.686%         1.42             78.4%
  7,500,001  -   10,000,000      5         44,114,438       12.95%        5.728%         1.40             76.4%
 10,000,001  -   15,000,000      2         29,296,868        8.60%        5.131%         1.41             78.1%
 15,000,001  -   30,000,000      5        103,870,180       30.50%        5.128%         1.52             75.9%
 30,000,001  -  $35,000,000      1         35,000,000       10.28%        4.720%         1.52             72.2%

                             -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         59      $ 340,549,363      100.00%        5.400%         1.50x            75.1%
                             =====================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):    $ 35,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):    $    596,741
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):    $  5,772,023

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                         WEIGHTED
                             NUMBER OF                  PERCENTAGE OF     AVERAGE                  WEIGHTED
       RANGE OF              UNDERLYING CUT-OFF DATE      INITIAL        MORTGAGE     WEIGHTED     AVERAGE
 ORIGINAL AMORTIZATION       MORTGAGE    PRINCIPAL     LOAN GROUP NO. 2  INTEREST     AVERAGE    CUT-OFF DATE
   TERMS (MONTHS) (1)          LOANS     BALANCE (2)      BALANCE          RATE       U/W DSCR  LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------
   240      -      300          14         37,402,905       10.98%        6.024%        1.37        76.7%
   301      -      360          45        303,146,458       89.02%        5.323%        1.52        74.9%

                             --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         59      $ 340,549,363      100.00%        5.400%        1.50x       75.1%
                             ================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS):      360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS):      240
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS):    352

(1) THERE ARE 4 MORTGAGE LOANS THAT HAVE INITIAL INTEREST ONLY PERIODS RANGING FROM 6 TO 24 MONTHS.
(2) ASSUMES A CUT-OFF DATE IN DECEMBER 2003.


                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                  WEIGHTED
                                   NUMBER OF                     PERCENTAGE OF    AVERAGE                 WEIGHTED
            RANGE OF              UNDERLYING   CUT-OFF DATE        INITIAL        MORTGAGE   WEIGHTED     AVERAGE
         ORIGINAL TERMS            MORTGAGE      PRINCIPAL     LOAN GROUP NO. 2   INTEREST   AVERAGE    CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)     LOANS       BALANCE (2)        BALANCE          RATE     U/W DSCR   LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------
    60      -       84                6        $  68,729,675        20.18%         5.055%     1.51x        74.2%
    85      -      120               51          269,557,052        79.15%         5.479%     1.50         75.4%
   121      -      240                2            2,262,635         0.66%         6.378%     1.47         70.2%

                                  -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              59        $ 340,549,363       100.00%         5.400%     1.50x        75.1%
                                  ===================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1) :   240
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1) :    60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1) : 109

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2) ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                          REMAINING AMORTIZATION TERMS

                                                                                  WEIGHTED
                                   NUMBER OF                     PERCENTAGE OF     AVERAGE                WEIGHTED
       RANGE OF                   UNDERLYING    CUT-OFF DATE       INITIAL        MORTGAGE   WEIGHTED      AVERAGE
REMAINING AMORTIZATION              MORTGAGE      PRINCIPAL    LOAN GROUP NO. 2   INTEREST    AVERAGE   CUT-OFF DATE
     TERMS (MONTHS)                  LOANS       BALANCE (1)        BALANCE         RATES    U/W DSCR   LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------
   234      -      250                 3           3,869,178         1.14%         5.874%      1.49         73.8%
   251      -      300                13          38,798,000        11.39%         6.084%      1.38         75.7%
   301      -      355                24         111,525,695        32.75%         5.650%      1.46         76.4%
   356      -      360                19         186,356,491        54.72%         5.098%      1.55         74.2%

                                  -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               59       $ 340,549,363       100.00%         5.400%      1.50x        75.1%
                                  ===================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (1):              360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (1):              234
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (1):            347

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.


                     REMAINING TERMS TO STATED MATURITY (1)

                                                                                  WEIGHTED
                                  NUMBER OF                     PERCENTAGE OF     AVERAGE                 WEIGHTED
           RANGE OF               UNDERLYING   CUT-OFF DATE        INITIAL        MORTGAGE   WEIGHTED      AVERAGE
       REMAINING TERMS             MORTGAGE      PRINCIPAL     LOAN GROUP NO. 2   INTEREST   AVERAGE    CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)     LOANS       BALANCE (2)        BALANCE          RATES    U/W DSCR   LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------
     50        -        84             8       $  73,993,948        21.73%         5.148%     1.52x         73.7%
     85        -       114            17          54,184,522        15.91%         5.741%     1.44          76.4%
    115        -       120            32         210,108,258        61.70%         5.390%     1.51          75.3%
    121        -       234             2           2,262,635         0.66%         6.378%     1.47          70.2%
                                  -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               59       $ 340,549,363       100.00%         5.400%     1.50x         75.1%
                                  ===================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):          234
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):           50
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):        103

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2) ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                         YEARS BUILT/YEARS RENOVATED (1)

                                                                                  WEIGHTED
                                  NUMBER OF                     PERCENTAGE OF     AVERAGE                 WEIGHTED
                                  MORTGAGED    CUT-OFF DATE        INITIAL        MORTGAGE   WEIGHTED     AVERAGE
      RANGE OF YEARS                 REAL        PRINCIPAL     LOAN GROUP NO. 2   INTEREST    AVERAGE   CUT-OFF DATE
     BUILT/RENOVATED (1)          PROPERTIES    BALANCE (2)        BALANCE          RATE     U/W DSCR   LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------
   1962      -       1975              5       $  11,736,223         3.45%         5.306%      1.61x        76.5%
   1976      -       1985             10          46,152,273        13.55%         5.718%      1.51         75.6%
   1986      -       1990              5          48,066,845        14.11%         5.275%      1.43         76.5%
   1991      -       1995              3          56,541,062        16.60%         4.889%      1.56         71.6%
   1996      -       1999              7          47,507,417        13.95%         5.206%      1.38         78.9%
   2000      -       2003             29         130,545,542        38.33%         5.633%      1.53         74.4%

                                  -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               59       $ 340,549,363       100.00%         5.400%      1.50x        75.1%
                                  ===================================================================================

MOST RECENT YEAR BUILT/
  RENOVATED (1):                    2003
OLDEST YEAR BUILT/RENOVATED (1):    1962
WTD. AVG. YEAR BUILT/RENOVATED (1): 1994

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT AND YEAR
    RENOVATED.
(2) ASSUMES A CUT-OFF DATE IN DECEMBER 2003.


                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                                  WEIGHTED
                                  NUMBER OF                     PERCENTAGE OF     AVERAGE                 WEIGHTED
                                  MORTGAGED     CUT-OFF DATE       INITIAL        MORTGAGE   WEIGHTED     AVERAGE
            RANGE OF                REAL         PRINCIPAL     LOAN GROUP NO. 2   INTEREST   AVERAGE    CUT-OFF DATE
   OCCUPANCY RATES AT U/W (1)     PROPERTIES    BALANCE (2)       BALANCE          RATE      U/W DSCR   LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------
    82%      -        85%              3       $   6,652,656         1.95%         5.543%      1.53x        73.5%
    86%      -        90%              6          73,172,220        21.49%         4.805%      1.49         74.9%
    91%      -        93%              9          56,187,854        16.50%         5.411%      1.41         78.3%
    94%      -        95%             12         107,851,441        31.67%         5.587%      1.51         74.5%
    96%      -        97%             12          41,595,914        12.21%         5.731%      1.70         71.7%
    98%      -       100%             17          55,089,276        16.18%         5.543%      1.45         76.1%

                                  -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               59       $ 340,549,363       100.00%         5.400%      1.50x        75.1%
                                  ===================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):   100%
MINIMUM OCCUPANCY RATE AT U/W (1):    82%
WTD. AVG. OCCUPANCY RATE AT U/W (1):  93%

(1)  HOTEL PROPERTIES ARE NOT INCLUDED.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                           WEIGHTED
                            NUMBER OF                     PERCENTAGE OF     AVERAGE                WEIGHTED
                            MORTGAGED    CUT-OFF DATE       INITIAL        MORTGAGE   WEIGHTED     AVERAGE
                              REAL        PRINCIPAL     LOAN GROUP NO. 2   INTEREST   AVERAGE    CUT-OFF DATE
STATE                       PROPERTIES   BALANCE (1)        BALANCE          RATE     U/W DSCR   LTV RATIO (1)
----------------------     -----------------------------------------------------------------------------------
Texas                          20         175,444,054        51.52%         5.257%      1.46         76.1%
Virginia                        4          37,655,231        11.06%         4.462%      1.84         70.4%
Florida                        10          36,233,139        10.64%         5.839%      1.39         76.6%
Maryland                        1          18,124,880         5.32%         6.390%      1.27         78.5%
Kentucky                        1          14,772,020         4.34%         5.850%      1.32         79.8%
Nevada                          1           6,653,051         1.95%         4.900%      1.57         78.3%
New Mexico                      1           5,811,980         1.71%         5.930%      1.36         79.1%
Georgia                         3           5,401,892         1.59%         5.864%      1.67         63.2%
Louisiana                       1           5,108,073         1.50%         6.440%      1.25         79.7%
Oklahoma                        2           5,068,854         1.49%         5.160%      1.63         75.1%
Colorado                        1           4,900,000         1.44%         5.960%      2.53         39.8%
Alabama                         1           4,077,258         1.20%         6.140%      1.52         70.9%
North Carolina                  1           3,975,067         1.17%         5.460%      1.44         79.5%
Nebraska                        1           2,930,777         0.86%         5.250%      1.54         79.0%
New York                        3           2,804,423         0.82%         6.411%      1.57         73.5%
Rhode Island                    1           2,426,212         0.71%         5.820%      1.38         79.5%
Wisconsin                       1           2,386,896         0.70%         5.150%      1.43         62.8%
Ohio                            1           1,956,183         0.57%         6.030%      1.54         75.2%
New Jersey                      1           1,941,506         0.57%         5.660%      1.57         77.7%
Connecticut                     2           1,347,131         0.40%         6.040%      1.55         79.3%
District of Columbia            1             896,427         0.26%         5.650%      1.66         64.5%
Indiana                         1             634,310         0.19%         8.120%      1.42         64.7%

                            ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        59       $ 340,549,363       100.00%         5.400%      1.50x        75.1%
                            ==================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                 UNDERLYING MORTGAGE LOANS BY AMORTIZATION TYPE

                                                                           WEIGHTED
                            NUMBER OF                    PERCENTAGE OF     AVERAGE                 WEIGHTED
                            UNDERLYING   CUT-OFF DATE        INITIAL       MORTGAGE   WEIGHTED      AVERAGE
                             MORTGAGE     PRINCIPAL     LOAN GROUP NO. 2   INTEREST   AVERAGE    CUT-OFF DATE
LOAN TYPE                     LOANS      BALANCE (1)         BALANCE         RATE     U/W DSCR   LTV RATIO (1)
-----------------------     ----------------------------------------------------------------------------------
Balloon                        58       $ 338,921,037        99.52%           5.398%    1.50x        75.1%
Fully Amortizing                1           1,628,325         0.48%           5.700%    1.49         72.4%

                            ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        59       $ 340,549,363       100.00%           5.400%    1.50x        75.1%
                            ==================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                             NUMBER OF                                     WEIGHTED
                            UNDERLYING                     PERCENTAGE OF   AVERAGE                 WEIGHTED
                             MORTGAGED    CUT-OFF DATE       INITIAL       MORTGAGE   WEIGHTED     AVERAGE
                               REAL        PRINCIPAL     LOAN GROUP NO. 2  INTEREST    AVERAGE   CUT-OFF DATE
FEE/LEASEHOLD               PROPERTIES    BALANCE (1)        BALANCE        RATES     U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------
Fee                             58       $ 322,424,483       94.68%         5.344%      1.51x        74.9%
Fee/Leasehold                    1          18,124,880        5.32%         6.390%      1.27         78.5%

                            ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         59       $ 340,549,363      100.00%         5.400%      1.50x        75.1%
                            ==================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                          WEIGHTED
                            NUMBER OF                    PERCENTAGE OF     AVERAGE                 WEIGHTED
                            UNDERLYING   CUT-OFF DATE       INITIAL       MORTGAGE    WEIGHTED     AVERAGE
       RANGE OF             MORTGAGE      PRINCIPAL     LOAN GROUP NO. 2  INTEREST    AVERAGE    CUT-OFF DATE
      U/W DSCRs               LOANS      BALANCE (1)        BALANCE         RATE      U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------
   1.23    -    1.25             3      $  15,254,588         4.48%        6.055%      1.24x        79.3%
   1.26    -    1.35             7         77,215,705        22.67%        5.808%      1.32         77.6%
   1.36    -    1.40             7         52,716,447        15.48%        5.270%      1.39         78.8%
   1.41    -    1.45             6         19,158,731         5.63%        5.591%      1.43         76.3%
   1.46    -    1.50             4         28,237,547         8.29%        5.525%      1.50         75.5%
   1.51    -    1.60            18         85,312,055        25.05%        5.057%      1.53         74.0%
   1.61    -    1.70             7         30,420,743         8.93%        5.525%      1.64         75.6%
   1.71    -    2.00             5          6,441,644         1.89%        5.654%      1.86         66.0%
   2.01    -    2.53             2         25,791,904         7.57%        4.696%      2.15         61.2%

                            ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         59      $ 340,549,363       100.00%        5.400%      1.50x        75.1%
                            ==================================================================================

MAXIMUM U/W DSCR:           2.53x
MINIMUM U/W DSCR:           1.23x
WTD. AVG. U/W DSCR:         1.50x

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.


                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                                       WEIGHTED
                                         NUMBER OF                    PERCENTAGE OF     AVERAGE                 WEIGHTED
                                        UNDERLYING    CUT-OFF DATE       INITIAL       MORTGAGE    WEIGHTED     AVERAGE
   RANGE OF CUT-OFF DATE                 MORTGAGE      PRINCIPAL     LOAN GROUP NO. 2  INTEREST    AVERAGE    CUT-OFF DATE
  LOAN-TO-VALUE RATIOS (1)                LOANS       BALANCE (1)        BALANCE         RATE      U/W DSCR   LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------
  39.8%     -     50.0%                      1       $   4,900,000         1.44%        5.960%      2.53x        39.8%
  50.1%     -     60.0%                      2           2,082,707         0.61%        6.519%      1.65         56.5%
  60.1%     -     70.0%                      8          31,802,651         9.34%        4.923%      1.89         65.3%
  70.1%     -     72.5%                      6          56,215,390        16.51%        5.146%      1.48         71.8%
  72.6%     -     74.5%                      8          28,826,548         8.46%        5.798%      1.52         73.3%
  74.6%     -     75.5%                      2          23,718,516         6.96%        5.507%      1.50         75.3%
  75.6%     -     77.5%                      5          24,483,183         7.19%        4.880%      1.56         76.4%
  77.6%     -     78.5%                      4          27,718,209         8.14%        5.986%      1.36         78.4%
  78.6%     -     79.9%                     23         140,802,159        41.35%        5.448%      1.39         79.6%

                                        -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     59       $ 340,549,363       100.00%        5.400%      1.50x        75.1%
                                        ===================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO(1):        79.9%
MINIMUM CUT-OFF DATE LTV RATIO(1):        39.8%
WTD. AVG. CUT-OFF DATE LTV RATIO(2):      75.1%

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                  WEIGHTED
                                    NUMBER OF                    PERCENTAGE OF     AVERAGE                 WEIGHTED
                                    MORTGAGED   CUT-OFF DATE        INITIAL       MORTGAGE    WEIGHTED     AVERAGE
                                      REAL        PRINCIPAL     LOAN GROUP NO. 2  INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE                      PROPERTIES    BALANCE (1)        BALANCE         RATE      U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------
Multifamily                            59         340,549,363       100.00%         5.400%     1.50          75.1%

                                   -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                59       $ 340,549,363       100.00%         5.400%     1.50x         75.1%
                                   ===================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.


                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                  WEIGHTED
                                    NUMBER OF                    PERCENTAGE OF     AVERAGE                 WEIGHTED
                                    MORTGAGED   CUT-OFF DATE        INITIAL       MORTGAGE    WEIGHTED     AVERAGE
                  PROPERTY            REAL        PRINCIPAL     LOAN GROUP NO. 2  INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE     SUB-TYPE         PROPERTIES    BALANCE (1)        BALANCE         RATE      U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------
Multifamily
              Conventional             50       $ 314,543,255        92.36%         5.380%     1.48x         75.6%
              Manufactured Housing      9          26,006,108         7.64%         5.643%     1.73          68.7%

                                   -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                59       $ 340,549,363       100.00%         5.400%     1.50x         75.1%
                                   ===================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                     PREPAYMENT PROVISION AS OF CUT-OFF DATE

                                                                          WEIGHTED       WEIGHTED        WEIGHTED
                                                                          AVERAGE        AVERAGE          AVERAGE        WEIGHTED
                                                          PERCENTAGE OF  REMAINING      REMAINING        REMAINING        AVERAGE
       RANGE OF             NUMBER OF    CUT-OFF DATE         INITIAL     LOCKOUT        LOCKOUT        LOCKOUT PLUS   REMAINING
  REMAINING TERMS TO        MORTGAGE      PRINCIPAL     LOAN GROUP NO. 2  PERIOD      PLUS YM PERIOD   PREMIUM PERIOD    MATURITY
STATED MATURITY (YEARS)      LOANS       BALANCE (1)         BALANCE      (YEARS)       (YEARS)          (YEARS)      (YEARS) (2)
----------------------------------------------------------------------------------------------------------------------------------
    4.00    -     4.99          7       $  72,503,486        21.29%           4.1           4.1             4.1             4.5
    5.00    -     9.49         10          38,629,191        11.34%           8.4           8.9             8.9             9.2
    9.50    -     9.99         39         222,254,051        65.26%           8.0           9.4             9.4             9.7
   10.00    -    19.99          3           7,162,635         2.10%          12.5          12.5            12.5            12.9

                            ------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        59       $ 340,549,363       100.00%           7.3           8.2             8.2             8.6
                            ======================================================================================================

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2003.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.


                                PREPAYMENT OPTION

                                                                           WEIGHTED      WEIGHTED        WEIGHTED
                                                                           AVERAGE       AVERAGE          AVERAGE       WEIGHTED
                                                         PERCENTAGE OF    REMAINING     REMAINING        REMAINING      AVERAGE
                            NUMBER OF    CUT-OFF DATE       INITIAL        LOCKOUT       LOCKOUT        LOCKOUT PLUS   REMAINING
                            MORTGAGE       PRINCIPAL    LOAN GROUP NO. 2    PERIOD    PLUS YM PERIOD   PREMIUM PERIOD   MATURITY
    PREPAYMENT OPTION         LOANS       BALANCE (1)       BALANCE        (YEARS)       (YEARS)          (YEARS)      (YEARS) (2)
----------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance           54       $ 291,718,421        85.66%          8.1           8.1              8.1            8.4
Lockout / Yield Maintenance     5          48,830,942        14.34%          2.7           9.4              9.4            9.7

                            ------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        59       $ 340,549,363       100.00%          7.3           8.2              8.2            8.6
                            ======================================================================================================

(1) ASSUMES A CUT-OFF DATE IN DECEMBER 2003.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

              LOAN GROUP NO. 2 MORTGAGE POOL PREPAYMENT PROFILE (1)

                             NUMBER OF
               MONTHS SINCE   MORTGAGE   OUTSTANDING   % OF POOL     YIELD     PREPAYMENT  % OF POOL
   DATE        CUT-OFF DATE   LOANS      BALANCE (MM)   LOCKOUT   MAINTENANCE   PREMIUM      OPEN       TOTAL
----------------------------------------------------------------------------------------------------------------
  Dec-03             0          59        $   340.5     100.00%      0.00%        0.00%      0.00%     100.0%
  Dec-04            12          59        $   336.5     100.00%      0.00%        0.00%      0.00%     100.0%
  Dec-05            24          59        $   331.8     100.00%      0.00%        0.00%      0.00%     100.0%
  Dec-06            36          59        $   326.5      87.38%     12.62%        0.00%      0.00%     100.0%
  Dec-07            48          59        $   320.9      79.33%     14.29%        0.00%      6.38%     100.0%
  Dec-08            60          52        $   247.4      81.82%     18.18%        0.00%      0.00%     100.0%
  Dec-09            72          52        $   242.5      81.82%     18.18%        0.00%      0.00%     100.0%
  Dec-10            84          51        $   236.1      81.74%     18.26%        0.00%      0.00%     100.0%
  Dec-11            96          51        $   230.6      81.75%     18.25%        0.00%      0.00%     100.0%
  Dec-12           108          50        $   221.0      77.35%     18.57%        0.00%      4.08%     100.0%
  Dec-13           120           2        $     1.6     100.00%      0.00%        0.00%      0.00%     100.0%
  Dec-14           132           2        $     1.5     100.00%      0.00%        0.00%      0.00%     100.0%
  Dec-15           144           2        $     1.4     100.00%      0.00%        0.00%      0.00%     100.0%
  Dec-16           156           2        $     1.3     100.00%      0.00%        0.00%      0.00%     100.0%
  Dec-17           168           2        $     1.2     100.00%      0.00%        0.00%      0.00%     100.0%
  Dec-18           180           2        $     1.1     100.00%      0.00%        0.00%      0.00%     100.0%
  Dec-19           192           2        $     1.0     100.00%      0.00%        0.00%      0.00%     100.0%
  Dec-20           204           2        $     0.8     100.00%      0.00%        0.00%      0.00%     100.0%
  Dec-21           216           1        $     0.2     100.00%      0.00%        0.00%      0.00%     100.0%
  Dec-22           228           1        $     0.1     100.00%      0.00%        0.00%      0.00%     100.0%

(1) CALCULATED ASSUMING THAT NO MORTGAGE LOAN PREPAYS, DEFAULTS OR IS REPURCHASED PRIOR TO STATED MATURITY, EXCEPT THAT THE ARD LOANS ARE ASSUMED TO PAY IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES. OTHERWISE CALCULATED BASED ON MATURITY ASSUMPTIONS TO BE SET FORTH IN THE FINAL PROSPECTUS SUPPLEMENT.

                                   EXHIBIT A-3

                                   TERM SHEET

                                      A-3-1

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                                 CMBS NEW ISSUE

                                  CSFB 2003-C5

                       COLLATERAL & STRUCTURAL TERM SHEET

                                  $822,999,000

                                  (APPROXIMATE)


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2003-C5

                           [COLUMN FINANCIAL(TM) LOGO]
                      a CREDIT SUISSE FIRST BOSTON company

                    [KEYBANK(R) LOGO]        [PNC(SM) LOGO]


CREDIT SUISSE FIRST BOSTON LLC                               MERRILL LYNCH & CO.

PNC CAPITAL MARKETS, INC.                                   McDONALD INVESTMENTS
                                                               A KEYCORP COMPANY

WaMu CAPITAL CORP.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

I.   TRANSACTION OFFERING

                           INITIAL        APPROXIMATE                       ASSUMED
                          PRINCIPAL       % OF TOTAL               INITIAL  WEIGHTED
                           BALANCE          INITIAL   APPROXIMATE   PASS-    AVERAGE                EXPECTED
            EXPECTED     OR NOTIONAL       PRINCIPAL    CREDIT    THROUGH     LIFE      EXPECTED    PRINCIPAL     LEGAL
  CLASS    RATINGS(1)      AMOUNT           BALANCE     SUPPORT    RATE(2)  (YEARS)(3) MATURITY(3)  WINDOW(3)     STATUS    ERISA(4)
---------  ----------  --------------     ----------- ----------- --------- ---------- ----------- ----------- ------------ --------
OFFERED CERTIFICATES:
   A-1      AAA/AAA    $    58,211,000        4.62%      16.00%       %        2.4       6/08       1/04-6/08     Public       Yes
   A-2      AAA/AAA    $   174,823,000       13.86%      16.00%       %        4.6       9/08       6/08-9/08     Public       Yes
   A-3      AAA/AAA    $   115,604,000        9.17%      16.00%       %        6.7       3/13       9/08-3/13     Public       Yes
   A-4      AAA/AAA    $   370,304,000       29.36%      16.00%       %        9.6      11/13      3/13-11/13     Public       Yes
    B        AA/AA     $    39,416,000        3.13%      12.88%       %        9.9      11/13      11/13-11/13    Public       Yes
    C       AA-/AA-    $    15,766,000        1.25%      11.63%       %        9.9      11/13      11/13-11/13    Public       Yes
    D         A/A      $    31,532,000        2.50%       9.13%       %        9.9      11/13      11/13-11/13    Public       Yes
    E        A-/A-     $    17,343,000        1.38%       7.75%       %        9.9      12/13      11/13-12/13    Public       Yes

NON-OFFERED CERTIFICATES: (5)
  A-1-A     AAA/AAA    $   340,549,000       27.00%      16.00%       %        7.9      11/13      1/04-11/13  Private-144A    Yes
    F      BBB+/BBB+   $    17,343,000        1.38%       6.38%       %       10.6      11/14      12/13-11/14 Private-144A    Yes
    G       BBB/BBB    $    14,190,000        1.13%       5.25%       %       10.9      11/14      11/14-11/14 Private-144A    Yes
    H      BBB-/BBB-   $    14,189,000        1.12%       4.13%       %       10.9      11/14      11/14-11/14 Private-144A    Yes
    J       BB+/BB+    $     9,460,000        0.75%       3.38%       %       10.9      11/14      11/14-11/14 Private-144A    No
    K        BB/BB     $     6,307,000        0.50%       2.88%       %       10.9      11/14      11/14-11/14 Private-144A    No
    L       BB-/BB-    $     6,306,000        0.50%       2.38%       %       10.9      11/14      11/14-11/14 Private-144A    No
    M        B+/B+     $     7,883,000        0.62%       1.75%       %       10.9      11/14      11/14-11/14 Private-144A    No
    N         B/B      $     1,577,000        0.13%       1.63%       %       10.9      11/14      11/14-11/14 Private-144A    No
    O        B-/B-     $     4,730,000        0.38%       1.25%       %       11.5       4/16      11/14-4/16  Private-144A    No
    P        NR/NR     $    15,766,490        1.25%       0.00%       %       13.4       6/23       4/16-6/23  Private-144A    No
   A-X      AAA/AAA    $ 1,261,299,490(6)   100.00%        N/A        %        8.0       6/23          N/A     Private-144A    Yes
  A-SP      AAA/AAA    $ 1,149,463,000(6)    91.13%        N/A        %        5.3      12/10          N/A     Private-144A    Yes

(1) These classes are expected to be rated by Standard & Poor's Rating Services and Fitch, Inc. "NR" means not rated.
(2) Classes _, _ and _ will be fixed rate. Classes_, _ and _ will be fixed subject to net WAC of the Pool. Classes _ and _ will be equal to the net WAC of the Pool.
(3) Assumes 0% CPR, no defaults, no extensions and ARD Loans (as described in the prospectus supplement) pay in full on their respective anticipated repayment dates. Otherwise based on "Modeling Assumptions" set forth in the prospectus supplement. Assumed weighted average life expressed in years.
(4) Expected to be eligible for Credit Suisse First Boston LLC individual prohibited transaction exemption under ERISA.
(5)  Not offered by the prospectus supplement or this term sheet.
(6)  Notional Amount.

     MORTGAGE LOAN SELLER PROFILE:

     Column Financial, Inc., "Column", will be selling 121 mortgage loans, representing 71.71% of the initial mortgage pool balance to the trust. Column was established in August 1993 and is an indirect wholly owned subsidiary of Credit Suisse Group. Column has originated more than 5,750 commercial and multifamily mortgage loans, totaling approximately $47.9 billion, since its inception. Column sources, underwrites and closes various mortgage loan products through 18 production offices located throughout the U.S. and Canada.

     PNC Bank, National Association, "PNC Bank," will be selling 30 mortgage loans, representing 21.07% of the initial mortgage pool balance of the trust. PNC Bank is headquartered in Pittsburgh, Pennsylvania and is a wholly owned subsidiary of The PNC Financial Services Group, Inc., which had approximately $72 billion of assets as of September 30, 2003. PNC Bank has originated over 1,100 conduit loans totaling $5.0 billion since 1998. PNC Bank's conduit operation, including origination, underwriting, and closing activities, is based in Overland Park, Kansas.

     KeyBank National Association, "KeyBank", will be selling 2 mortgage loans, representing 7.23% of the initial mortgage pool balance to the trust. KeyBank, a wholly owned subsidiary of KeyCorp, is a national banking association. KeyBank, headquartered in Cleveland, Ohio, provides financial services, including commercial and multifamily real estate financing, throughout the United States. As of June 30, 2003, KeyBank had total assets of approximately $75.12 billion, total liabilities including minority interests in consolidated subsidiaries of approximately $70.16 billion and approximately $4.95 billion in stockholders' equity. As of June 30, 2003, Key Commercial Real Estate, a division of KeyBank, had total assets of approximately $8.2 billion, comprised of construction and interim loans, CMBS investments, and conduit and other fixed rate permanent loans. Key Commercial Mortgage, a division of Key Commercial Real Estate, originated approximately $1.8 billion in commercial mortgage loans in 2002 and has a current servicing portfolio of $22.6 billion.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

II.  COLLATERAL OVERVIEW (1)

     -  MORTGAGE LOAN POOL
        Initial Mortgage Pool Balance:                 $1,261,299,491
        Average Cut-off Date Principal Balance:        $8,243,788
        Loans / Properties:                            153 / 156
        Largest Loan:                                  6.77%
        Five Largest Loans / Group of Loans:           26.60%
        Ten Largest Loans / Group of Loans:            39.90%

     -  PROPERTY TYPE CONCENTRATIONS
        Retail:                                        39.25% (Anchored 32.42%; Unanchored 6.83%)
        Multifamily (2):                               30.81%
        Office:                                        16.50%
        Hotel:                                         5.81%
        Industrial                                     3.74%
        Mixed Use:                                     3.31%
        Self Storage:                                  0.56%

     -  GEOGRAPHIC DISTRIBUTION
        California (3):                                26.17% (Southern 16.18% / Northern 9.99%)
        Texas:                                         14.84%
        Ohio:                                          7.82%
        Wisconsin:                                     6.48%
        Florida:                                       5.98%
        Arizona:                                       5.14%
        Other:                                         26 other states and the District of Columbia, which comprise less than
                                                       5.00% individually

     -  CREDIT STATISTICS
        Wtd. Avg. Underwritten DSCR:                   1.75x
        Wtd. Avg. Cut-off Date LTV Ratio:              68.9%
        Wtd. Avg. Balloon/ARD LTV Ratio:               57.6%

(1) All information provided based on a Cut-off Date in December 2003 unless otherwise noted.
(2) Includes Manufactured Housing properties, which comprise 2.27% of the initial mortgage pool balance.
(3) "Southern California" consists of mortgaged real properties in California in zip codes less than or equal to 93600. "Northern California" consists of mortgaged real properties in zip codes greater than 93600.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

     -  LOANS WITH RESERVE REQUIREMENTS
        Tax escrows (1) (2):                           97.97%
        Insurance escrows (1) (2):                     93.51%
        Cap. Ex escrows (1) (2):                       82.89%
        TI/LC escrows (1) (2) (3):                     86.81%

     -  MORTGAGE LOAN POOL CHARACTERISTICS
        Gross WAC:                                     5.453%
        Wtd. Avg. Remaining Term (4):                  105 Months
        Wtd. Avg. Seasoning:                           6 Months
        Call Protection:                               All of the mortgage loans provide for either a prepayment lockout period ("Lockout"), a defeasance period ("Defeasance"), a yield maintenance premium period ("YMP"), a static prepayment premium period
                                                       ("SPPP"), or a combination thereof.
        Lockout/Defeasance:                            89.31%
        Ownership Interest:                            86.86% (Fee); 8.35% (Leasehold); 4.79% (Fee/Leasehold (5))
        Delinquency:                                   None of the mortgage loans will be 30 days or more delinquent with respect to any monthly debt service payment as of the December 2003 due date or at any time during the 12-month period preceding that date.

(1)  Includes loans with provisions for upfront and/or collected reserves.
(2)  Includes those loans providing for springing reserves.
(3) TI/LC escrows are expressed as a percentage of only the mortgage loans secured by office, retail, mixed use and industrial properties.
(4) In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date. Mortgage loans with interest-only payments until the ARD/Maturity Date are excluded from this calculation.
(5) Fee/Leasehold refers to loans that are secured by collateral in which the related borrower owns a fee interest and separate collateral in which the related borrower owns a leasehold interest.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

III. TRANSACTION OVERVIEW

OFFERED CERTIFICATES:         Classes A-1, A-2, A-3, A-4, B, C, D and E

PASS-THROUGH STRUCTURE:       Senior/Subordinate, Sequential Pay Pass-Through Certificates

MORTGAGE LOAN SELLERS:        Column Financial, Inc., PNC Bank, National Association, and KeyBank National Association

LEAD MANAGER:                 Credit Suisse First Boston LLC

BOOKRUNNER:                   Credit Suisse First Boston LLC

CO-MANAGERS:                  Merrill Lynch Pierce, Fenner & Smith Incorporated, PNC Capital Markets, Inc., McDonald
                              Investments and WaMu Capital Corp.

RATING AGENCIES:              Standard & Poor's Rating Services and Fitch, Inc.

MASTER SERVICER:              Midland Loan Services, Inc.

SPECIAL SERVICER:             Clarion Partners, LLC

TRUSTEE:                      Wells Fargo Bank Minnesota, N.A.

CUT-OFF DATE:                 December 2003

SETTLEMENT DATE:              On or about December __, 2003

DISTRIBUTION DATE:            The fourth business day following the Determination Date in that month, beginning January 2004

DETERMINATION DATE:           The eleventh calendar day of the month, or, if the eleventh calendar day is not a business day, the next succeeding business day, beginning in January 2004

MINIMUM DENOMINATIONS:        $10,000 for all offered certificates and in additional multiples of $1

SETTLEMENT TERMS:             DTC, Euroclear and Clearstream, same day funds, with accrued interest

ERISA:                        Classes A-1, A-2, A-3, A-4, B, C, D and E are expected to be eligible for the Lead Manager's individual prohibited transaction exemption with respect to ERISA, subject to certain conditions of eligibility

TAX TREATMENT:                REMIC

ANALYTICS:                    Cashflows are expected to be available through Bloomberg, the Trepp Group, Intex Solutions and
                              Standard & Poor's Conquest


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

IV.  STRUCTURE DESCRIPTION

[CHART]

- For purposes of distributions to the Class A-1, A-2, A-3, A-4 and A-1-A Certificates, the mortgage loans will consist of two loan groups ("Loan Group No. 1" and "Loan Group No. 2"). Generally, principal and interest distributions relating to Loan Group No. 1 will be allocated to the Class A-1, A-2, A-3, and A-4 Certificates. Generally, principal and interest distributions relating to Loan Group No. 2 will be allocated to the Class A-1-A Certificates. Please see the Preliminary Prospectus Supplement for more detailed information.

- All Principal remaining after the Class A-1, A-2, A-3, A-4 and A-1-A Certificates have been retired will be allocated sequentially starting with the Class B Certificates.

- The Class A-X and Class A-SP Certificates will collectively accrue interest on the total principal balance of the Class A-1, A-2, A-3, A-4, A-1-A, B, C, D, E, F, G, H, J, K, L, M, N, O and P Certificates. The Preliminary Prospectus Supplement describes the notional amounts on which the Class A-X and Class A-SP Certificates individually accrue interest.

- The Class A-X, and Class A-SP Certificates will collectively accrue interest at a rate approximately equal to the excess, if any, of the weighted average net coupon for the mortgage pool over the weighted average pass-through rate for the Class A-1, A-2, A-3, A-4, A-1-A, B, C, D, E, F, G, H, J, K, L, M, N, O and P Certificates. The Preliminary Prospectus Supplement describes the pass-through rates at which the Class A-X, and Class A-SP Certificates individually accrue interest.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

V.   YIELD MAINTENANCE PREPAYMENT PREMIUM / STATIC PREPAYMENT PREMIUM ALLOCATION

YIELD MAINTENANCE PREPAYMENT       Yield Maintenance Charges will generally be distributed on each Distribution Date as
PREMIUMS                           follows: A portion (based on the product of the Base Interest Fraction and the Principal
                                   Entitlement Fraction as described below) will be delivered to one or more of the following
                                   Classes: A-1, A-2, A-3, A-4, A-1-A, B, C, D, E, F, G and H (the "Yield Maintenance
                                   Classes"). The entire amount remaining will be distributed to Class A-X and in some cases the Class A-SP.

                                   With respect to each Yield Maintenance Class, the "Base Interest Fraction" is a fraction, not greater than one or less than zero, having:

                                   -  a numerator equal to the excess, if any, of the pass-through rate on such class of certificates over the relevant discount rate, and

                                   -  a denominator equal to the excess, if any, of the mortgage interest rate of the prepaid loan over the relevant discount rate.

                                   With respect to each Yield Maintenance Class, the "Principal Entitlement Fraction" is a
                                   fraction having:

                                   -  a numerator equal to the total principal distributable on such class of certificates attributable to the loan group that includes the prepaid mortgage loan on the subject
                                      Distribution Date, and

                                   -  a denominator equal to the total principal, distributable on all the certificates, public and private, attributable to the loan group that includes the prepaid mortgage loan, on the subject Distribution Date.

STATIC PREPAYMENT PREMIUMS:        Static Prepayment Premiums Charges will generally be distributed on each Distribution Date as follows: A portion (based on the product of the Base Interest Fraction and the
                                   Principal Entitlement Fraction as described above) will be delivered to one or more of the following Classes: A-1, A-2, A-3, A-4, A-1-A, B, C, D, E, F, G and H (the "Static
                                   Prepayment Premiums Classes"). The remainder will be distributed to Class A-X.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

V. YIELD MAINTENANCE PREPAYMENT PREMIUM / STATIC PREPAYMENT PREMIUM ALLOCATION (CONTINUED)

YIELD MAINTENANCE CHARGE EXAMPLE:  The  following  is an  example  of the Yield  Maintenance  Charge  allocation  based on the following assumptions:

                                   -  Class receiving the principal from Loan Group No. 1 is A-1

                                   -  Mortgage rate: 8.00%

                                   -  The Discount Rate at time of prepayment: 5.75%

                                   -  The Class A-1 Pass-Through Rate is equal to 7.00%

METHOD                                          CLASS A-1 CERTIFICATES      CLASS A-X / A-SP DISTRIBUTION
----------------------------------------------------------------------------------------------------------------------
(Class Pass Through Rate - Discount Rate)       (7.00%-5.75%)               (100.00%-Class A-1 Certificate Percentage)
-----------------------------------------       -------------
(Mortgage Rate-Discount Rate)                   (8.00%-5.75%)

Yield Maintenance Charge Allocation             55.56%                      44.44%


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

VI.  ADDITIONAL DEAL FEATURES

PREPAYMENT INTEREST SHORTFALLS:    Any Prepayment Interest Shortfalls that are not offset by the compensating payments by the
                                   Master Servicer to be made in limited circumstances will be allocated pro-rata to each interest-bearing Class of Certificates in proportion to the amount of interest accrued on such Class for such distribution date.

PRINCIPAL & INTEREST ADVANCES:     The Master Servicer will generally be required to advance delinquent scheduled payments of principal and interest on the mortgage loans (excluding any balloon payments, default interest or excess interest) and other required amounts through liquidation, subject to a recoverability standard. The Master Servicer will be required to make advances for those balloon loans that become defaulted after their maturity dates, on the same amortization schedule as if the maturity date had not occurred. In the event that the Master Servicer fails to make a required advance of delinquent scheduled payments of principal and interest, the Trustee will be obligated to make the advance.

OPTIONAL TERMINATION:              On any Distribution Date on which the mortgage pool balance, net of outstanding advances of principal, is less than 1% of the Initial Mortgage Pool Balance, the trust fund may be terminated and the certificates retired at the option, in turn, of: any single holder or group of holders of a majority of the controlling class (as described in the Prospectus
                                   Supplement); and/or the Master Servicer or the Special Servicer.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                   MORTGAGED REAL PROPERTIES BY STATE (1) (2)

[GRAPHIC]

                                                                                      WEIGHTED
                                       NUMBER OF                      PERCENTAGE OF   AVERAGE                       WEIGHTED
                                       MORTGAGED      CUT-OFF DATE     INITIAL NET    MORTGAGE        WEIGHTED       AVERAGE
                                          REAL          PRINCIPAL     MORTGAGE POOL   INTEREST         AVERAGE     CUT-OFF DATE
          STATE                        PROPERTIES      BALANCE (2)       BALANCE        RATE          U/W DSCR    LTV RATIO (2)
          ---------------------------------------------------------------------------------------------------------------------
          California                       29        $   330,053,178      26.17%       5.217%           2.05x          65.5%
             Southern California (1)       23            204,019,894      16.18%       5.827%           1.64           70.3%
             Northern California (1)        6            126,033,284       9.99%       4.231%           2.71           57.7%
          Texas                            27            187,212,863      14.84%       5.301%           1.46           75.8%
          Ohio                              5             98,605,835       7.82%       5.501%           1.69           67.7%
          Wisconsin                         3             81,730,411       6.48%       3.168%           2.35           60.2%
          Florida                          16             75,454,325       5.98%       5.558%           1.66           71.4%
          Arizona                           5             64,798,899       5.14%       6.021%           1.51           71.6%
          Kentucky                          3             51,775,182       4.10%       6.522%           1.58           75.9%
          Virginia                          7             51,119,680       4.05%       4.966%           1.74           68.9%
          New York                          7             41,366,142       3.28%       6.154%           1.91           42.2%
          North Carolina                    7             37,293,128       2.96%       5.459%           1.71           72.6%
          Pennsylvania                      3             37,239,968       2.95%       6.196%           1.60           75.7%
          New Jersey                        4             34,259,956       2.72%       7.246%           1.34           66.5%
          Georgia                           6             31,100,672       2.47%       6.082%           1.59           73.5%
          Maryland                          4             27,310,028       2.17%       6.219%           1.31           76.5%
          Michigan                          3             25,102,459       1.99%       6.072%           1.29           70.6%
          Nebraska                          4              8,594,479       0.68%       5.757%           1.50           76.0%
          Minnesota                         1              7,440,612       0.59%       6.870%           1.95           65.3%
          Colorado                          2              7,417,199       0.59%       5.804%           2.19           52.1%
          South Carolina                    1              7,379,962       0.59%       5.400%           1.38           78.5%
          Illinois                          3              7,157,062       0.57%       5.668%           1.62           75.1%
          Louisiana                         2              6,745,956       0.53%       6.578%           1.27           77.8%
          Nevada                            1              6,653,051       0.53%       4.900%           1.57           78.3%
          New Mexico                        1              5,811,980       0.46%       5.930%           1.36           79.1%
          Massachusetts                     1              5,804,304       0.46%       6.080%           1.37           77.4%
          Kansas                            1              5,531,107       0.44%       6.480%           1.29           79.0%
          Oklahoma                          2              5,068,854       0.40%       5.160%           1.63           75.1%
          Alabama                           1              4,077,258       0.32%       6.140%           1.52           70.9%
          Missouri                          1              2,661,315       0.21%       6.200%           1.30           71.9%
          Rhode Island                      1              2,426,212       0.19%       5.820%           1.38           79.5%
          Connecticut                       2              1,347,130       0.11%       6.040%           1.55           79.3%
          Iowa                              1              1,229,547       0.10%       5.050%           1.58           74.5%
          District of Columbia              1                896,427       0.07%       5.650%           1.66           64.5%
          Indiana                           1                634,310       0.05%       8.120%           1.42           64.7%

                                       -------------------------------------------------------------------------------------
          TOTAL/WEIGHTED AVERAGE:         156        $ 1,261,299,491        100%       5.453%           1.75x          68.9%
                                       =====================================================================================

          (1) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES LESS THAN OR EQUAL TO 93600.
          NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES GREATER THAN 93600.
          (2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

[CHART]

                 MORTGAGED REAL PROPERTIES BY PROPERTY TYPE (1)

                                                                            WEIGHTED
                             NUMBER OF                      PERCENTAGE OF   AVERAGE                      WEIGHTED
                             MORTGAGED      CUT-OFF DATE     INITIAL NET    MORTGAGE        WEIGHTED      AVERAGE
                                REAL          PRINCIPAL     MORTGAGE POOL   INTEREST        AVERAGE     CUT-OFF DATE
PROPERTY TYPE                PROPERTIES      BALANCE (1)       BALANCE        RATE          U/W DSCR    LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------
Retail                           46        $   495,074,889      39.25%       4.903%           2.01x         65.7%
Multifamily                      64            388,648,956      30.81%       5.473%           1.55          71.9%
Office                           25            208,173,700      16.50%       6.004%           1.64          68.7%
Hotel                             4             73,302,399       5.81%       6.848%           1.70          73.1%
Industrial                        9             47,165,824       3.74%       5.818%           1.41          72.3%
Mixed Use                         5             41,808,219       3.31%       6.096%           1.52          69.7%
Self Storage                      3              7,125,502       0.56%       5.997%           1.57          68.2%

                             ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         156        $ 1,261,299,491     100.00%       5.453%           1.75x         68.9%
                             ========================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

               MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE (1)

                                                                                         WEIGHTED
                                           NUMBER OF                     PERCENTAGE OF    AVERAGE                WEIGHTED
                                           MORTGAGED     CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                     PROPERTY                REAL          PRINCIPAL     MORTGAGE POOL   INTEREST   AVERAGE    CUT-OFF DATE
     PROPERTY TYPE   SUB-TYPE             PROPERTIES      BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
     -------------------------------------------------------------------------------------------------------------------------
     RETAIL
                     Anchored                  21       $  408,927,668       32.42%       4.682%      2.11x        64.9%
                     Unanchored                25           86,147,221        6.83%       5.955%      1.53         69.6%

                                          ------------------------------------------------------------------------------------
     TOTAL/WEIGHTED
      AVERAGE:                                 46       $  495,074,889       39.25%       4.903%      2.01x        65.7%
                                          ====================================================================================

     (1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                                                                                         WEIGHTED
                                           NUMBER OF                     PERCENTAGE OF    AVERAGE                WEIGHTED
                                           MORTGAGED     CUT-OFF DATE     INITIAL NET    MORTGAGE   WEIGHTED      AVERAGE
                     PROPERTY                 REAL         PRINCIPAL     MORTGAGE POOL   INTEREST   AVERAGE    CUT-OFF DATE
     PROPERTY TYPE   SUB-TYPE              PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
     -------------------------------------------------------------------------------------------------------------------------
     MULTIFAMILY
                     Conventional              53       $  360,020,863       28.54%       5.463%      1.53x        72.1%
                     Manufactured Housing      11           28,628,093        2.27%       5.596%      1.71         69.4%

                                          ------------------------------------------------------------------------------------
     TOTAL/WEIGHTED
      AVERAGE:                                 64       $  388,648,956       30.81%       5.473%      1.55x        71.9%
                                          ====================================================================================

     (1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

               MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST (1)

                                        NUMBER OF                                         WEIGHTED
                                       UNDERLYING                        PERCENTAGE OF     AVERAGE                  WEIGHTED
                                        MORTGAGED      CUT-OFF DATE       INITIAL NET     MORTGAGE    WEIGHTED      AVERAGE
                                          REAL           PRINCIPAL       MORTGAGE POOL    INTEREST    AVERAGE     CUT-OFF DATE
FEE/LEASEHOLD                          PROPERTIES       BALANCE (1)         BALANCE         RATES     U/W DSCR    LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
Fee                                        150       $  1,095,583,227        86.86%        5.597%       1.65x         69.6%
Leasehold                                    4            105,291,384         8.35%        3.922%       2.90          56.2%
Fee/Leasehold                                2             60,424,880         4.79%        5.522%       1.45          79.6%

                                     --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    156       $  1,261,299,491       100.00%        5.453%       1.75x         68.9%
                                     ============================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

[CHART]

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                                          WEIGHTED
                                       NUMBER OF                         PERCENTAGE OF    AVERAGE                   WEIGHTED
                                      UNDERLYING       CUT-OFF DATE       INITIAL NET     MORTGAGE    WEIGHTED       AVERAGE
        RANGE OF CUT-OFF DATE          MORTGAGE          PRINCIPAL       MORTGAGE POOL    INTEREST     AVERAGE    CUT-OFF DATE
         PRINCIPAL BALANCES              LOANS          BALANCE (1)         BALANCE         RATE      U/W DSCR    LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
     $585,529     -         750,000         4        $      2,537,881         0.20%        6.965%       1.56x         64.6%
      750,001     -       1,000,000        10               9,126,067         0.72%        6.073%       1.61          68.5%
    1,000,001     -       1,250,000         7               8,186,035         0.65%        5.946%       1.52          67.9%
    1,250,001     -       1,500,000        11              15,173,352         1.20%        5.592%       1.58          73.3%
    1,500,001     -       2,000,000        11              19,852,129         1.57%        6.189%       1.46          71.4%
    2,000,001     -       2,500,000        13              30,058,478         2.38%        5.751%       1.47          69.3%
    2,500,001     -       3,000,000        11              29,868,605         2.37%        5.740%       1.57          70.5%
    3,000,001     -       4,000,000        14              51,079,961         4.05%        5.763%       1.46          73.4%
    4,000,001     -       4,500,000         6              25,326,826         2.01%        6.012%       1.49          73.6%
    4,500,001     -       5,000,000         5              23,826,686         1.89%        6.011%       1.76          67.3%
    5,000,001     -       7,500,000        24             145,570,879        11.54%        5.791%       1.55          72.0%
    7,500,001     -      10,000,000         9              82,753,944         6.56%        5.744%       1.45          77.3%
   10,000,001     -      15,000,000         7              91,340,137         7.24%        5.630%       1.59          73.4%
   15,000,001     -      30,000,000        13             280,101,891        22.21%        5.738%       1.50          72.7%
   30,000,001     -      50,000,000         4             155,866,463        12.36%        5.552%       1.80          63.1%
   50,000,001     -     $85,405,532         4             290,630,156        23.04%        4.506%       2.35          61.6%

                                     --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   153        $  1,261,299,491       100.00%        5.453%       1.75x         68.9%
                                     ============================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):          $     85,405,532
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):          $        585,529
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):          $      8,243,788

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

[CHART]

                  UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS (1)

                                                                                          WEIGHTED
                                        NUMBER OF                        PERCENTAGE OF    AVERAGE                   WEIGHTED
                                       UNDERLYING      CUT-OFF DATE       INITIAL NET     MORTGAGE    WEIGHTED      AVERAGE
            RANGE OF                    MORTGAGE         PRINCIPAL       MORTGAGE POOL    INTEREST    AVERAGE     CUT-OFF DATE
           U/W DSCRs                      LOANS         BALANCE (1)         BALANCE         RATE      U/W DSCR    LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
   1.23        -        1.25                5        $     24,854,195         1.97%        5.854%       1.24x         78.6%
   1.26        -        1.35               25             176,354,912        13.98%        6.212%       1.31          73.2%
   1.36        -        1.40               17             117,738,854         9.33%        5.587%       1.38          76.2%
   1.41        -        1.45               15              71,537,723         5.67%        5.786%       1.43          75.0%
   1.46        -        1.50               12              73,474,148         5.83%        5.782%       1.49          74.2%
   1.51        -        1.60               38             235,864,073        18.70%        5.513%       1.54          74.6%
   1.61        -        1.70               19             117,933,553         9.35%        5.549%       1.66          71.8%
   1.71        -        2.00               12             161,874,175        12.83%        5.995%       1.75          68.5%
   2.01        -        3.00                8             201,492,856        15.98%        4.695%       2.24          55.6%
   3.01        -        3.48                2              80,175,000         6.36%        3.364%       3.43          49.3%

                                     --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   153        $  1,261,299,491       100.00%        5.453%       1.75x         68.9%
                                     ============================================================================================

MAXIMUM U/W DSCR:                        3.48x
MINIMUM U/W DSCR:                        1.23x
WTD. AVG. U/W DSCR:                      1.75x

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

[CHART]

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                                          WEIGHTED
                                        NUMBER OF                        PERCENTAGE OF    AVERAGE                   WEIGHTED
                                       UNDERLYING      CUT-OFF DATE       INITIAL NET     MORTGAGE    WEIGHTED      AVERAGE
  RANGE OF CUT-OFF DATE                 MORTGAGE         PRINCIPAL       MORTGAGE POOL    INTEREST     AVERAGE    CUT-OFF DATE
 LOAN-TO-VALUE RATIOS (1)                 LOANS         BALANCE (1)         BALANCE         RATE      U/W DSCR    LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
   37.0%      -     40.0%                   2        $     38,589,997         3.06%        6.104%       2.08x         37.4%
   40.1%      -     50.0%                   4              87,365,974         6.93%        3.590%       3.33          49.2%
   50.1%      -     60.0%                   7              62,601,419         4.96%        5.956%       2.12          58.7%
   60.1%      -     70.0%                  38             351,320,705        27.85%        5.260%       1.81          64.8%
   70.1%      -     72.5%                  21             126,982,048        10.07%        5.524%       1.50          71.6%
   72.6%      -     74.5%                  21             167,250,855        13.26%        6.130%       1.55          73.6%
   74.6%      -     75.5%                  10             107,322,887         8.51%        5.839%       1.46          75.2%
   75.6%      -     77.5%                  11              44,894,253         3.56%        5.313%       1.51          76.6%
   77.6%      -     78.5%                   8              42,737,447         3.39%        5.875%       1.37          78.3%
   78.6%      -     81.6%                  31             232,233,906        18.41%        5.449%       1.43          79.7%

                                     --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   153        $  1,261,299,491       100.00%        5.453%       1.75x         68.9%
                                     ============================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):      81.6%
MINIMUM CUT-OFF DATE LTV RATIO (1):      37.0%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):    68.9%

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                           MORTGAGE INTEREST RATES (1)

                                                                                          WEIGHTED
                                        NUMBER OF                        PERCENTAGE OF    AVERAGE                   WEIGHTED
                                       UNDERLYING      CUT-OFF DATE       INITIAL NET     MORTGAGE    WEIGHTED      AVERAGE
          RANGE OF                      MORTGAGE         PRINCIPAL       MORTGAGE POOL    INTEREST    AVERAGE     CUT-OFF DATE
   MORTGAGE INTEREST RATES                LOANS         BALANCE (1)         BALANCE         RATE      U/W DSCR    LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
   3.108%      -      5.000%               11        $    295,455,686        23.42%        3.906%       2.33x         63.2%
   5.001%      -      5.500%               30             278,921,724        22.11%        5.350%       1.62          72.8%
   5.501%      -      5.750%               25              92,328,755         7.32%        5.630%       1.51          74.0%
   5.751%      -      6.000%               33             211,682,913        16.78%        5.891%       1.46          73.9%
   6.001%      -      7.000%               48             350,706,017        27.81%        6.337%       1.63          66.7%
   7.001%      -      7.500%                4               5,054,940         0.40%        7.171%       1.46          64.9%
   7.501%      -      8.120%                2              27,149,456         2.15%        7.612%       1.32          64.7%

                                     --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   153        $  1,261,299,491       100.00%        5.453%       1.75x         68.9%
                                     ============================================================================================

MAXIMUM MORTGAGE INTEREST RATE:                                 8.120%
MINIMUM MORTGAGE INTEREST RATE:                                 3.108%
WTD. AVG. MORTGAGE INTEREST RATE:                               5.453%

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

             UNDERLYING MORTGAGE LOANS BY AMORTIZATION TYPE (1) (2)

                                                                                          WEIGHTED
                                        NUMBER OF                        PERCENTAGE OF    AVERAGE                   WEIGHTED
                                       UNDERLYING      CUT-OFF DATE       INITIAL NET     MORTGAGE    WEIGHTED      AVERAGE
                                        MORTGAGE         PRINCIPAL       MORTGAGE POOL    INTEREST    AVERAGE     CUT-OFF DATE
LOAN TYPE                                 LOANS         BALANCE (1)         BALANCE         RATE      U/W DSCR    LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
Balloon                                   140        $  1,044,596,619        82.82%        5.512%       1.63x         70.2%
ARD (2)                                     7             115,372,333         9.15%        6.366%       1.57          72.6%
Interest Only                               3              90,775,000         7.20%        3.544%       3.34          50.0%
Fully Amortizing                            3              10,555,538         0.84%        6.119%       1.34          63.0%

                                     --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   153        $  1,261,299,491       100.00%        5.453%       1.75x         68.9%
                                     ============================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.
(2) INCLUDES THE 220 POST STREET LOAN, WHICH IS AN ARD LOAN THAT PROVIDES FOR INTEREST ONLY PAYMENTS UNTIL THE ARD DATE.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                    ORIGINAL TERMS TO STATED MATURITY (1) (2)

                                                                                          WEIGHTED
                                        NUMBER OF                        PERCENTAGE OF    AVERAGE                   WEIGHTED
          RANGE OF                     UNDERLYING      CUT-OFF DATE       INITIAL NET     MORTGAGE    WEIGHTED      AVERAGE
       ORIGINAL TERMS                   MORTGAGE         PRINCIPAL       MORTGAGE POOL    INTEREST    AVERAGE     CUT-OFF DATE
 TO STATED MATURITY (MONTHS) (1)          LOANS         BALANCE (2)         BALANCE         RATE      U/W DSCR    LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------------
     60       -        84                  14        $    265,431,490        21.04%        4.034%       2.41x         61.2%
     85       -       120                 133             872,757,475        69.20%        5.810%       1.57          71.7%
    121       -       240                   6             123,110,526         9.76%        5.984%       1.62          65.7%

                                     --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   153        $  1,261,299,491       100.00%        5.453%       1.75x         68.9%
                                     ============================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      240
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):       60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):    110

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                   REMAINING TERMS TO STATED MATURITY (1) (2)

                                                                                          WEIGHTED
                                        NUMBER OF                        PERCENTAGE OF    AVERAGE                   WEIGHTED
           RANGE OF                    UNDERLYING      CUT-OFF DATE       INITIAL NET     MORTGAGE    WEIGHTED       AVERAGE
        REMAINING TERMS                 MORTGAGE         PRINCIPAL       MORTGAGE POOL    INTEREST    AVERAGE     CUT-OFF DATE
 TO STATED MATURITY (MONTHS) (1)          LOANS         BALANCE (2)         BALANCE        RATES      U/W DSCR    LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------------
    50        -        84                  17        $    304,385,759        24.13%        4.306%       2.35x         58.6%
    85        -       114                  41             176,115,900        13.96%        5.760%       1.47          73.9%
   115        -       120                  89             657,687,305        52.14%        5.803%       1.57          73.0%
   121        -       234                   6             123,110,526         9.76%        5.984%       1.62          65.7%

                                     --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   153        $  1,261,299,491       100.00%        5.453%       1.75x         68.9%
                                     ============================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1) (2):                  234
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1) (2):                   50
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1) (2):                105

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                     ORIGINAL AMORTIZATION TERMS (1) (2) (3)

                                                                                          WEIGHTED
                                        NUMBER OF                        PERCENTAGE OF    AVERAGE                   WEIGHTED
          RANGE OF                     UNDERLYING      CUT-OFF DATE       INITIAL NET     MORTGAGE    WEIGHTED      AVERAGE
    ORIGINAL AMORTIZATION               MORTGAGE         PRINCIPAL       MORTGAGE POOL    INTEREST    AVERAGE     CUT-OFF DATE
      TERMS (MONTHS) (1)                  LOANS         BALANCE (2)         BALANCE         RATE      U/W DSCR    LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------------
          Interest Only                     4        $    112,075,000         8.89%        3.986%       3.02x         53.5%
     180        -        300               46             247,380,581        19.61%        6.420%       1.47          71.7%
     301        -        395              103             901,843,910        71.50%        5.371%       1.67          70.1%

                                     --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   153        $  1,261,299,491       100.00%        5.453%       1.75x         68.9%
                                     ============================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS): (3)           395
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS): (3)           180
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS): (3)         345

(1) THERE ARE 7 MORTGAGE LOANS THAT HAVE INITIAL INTEREST ONLY PERIODS RANGING FROM 6 TO 24 MONTHS.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.
(3)  DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      REMAINING AMORTIZATION TERMS (1) (2)

                                                                                          WEIGHTED
                                        NUMBER OF                        PERCENTAGE OF    AVERAGE                   WEIGHTED
          RANGE OF                     UNDERLYING      CUT-OFF DATE       INITIAL NET     MORTGAGE    WEIGHTED      AVERAGE
   REMAINING AMORTIZATION               MORTGAGE         PRINCIPAL       MORTGAGE POOL    INTEREST    AVERAGE     CUT-OFF DATE
       TERMS (MONTHS)                    LOANS          BALANCE (1)         BALANCE         RATES     U/W DSCR    LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
          Interest Only                    4         $    112,075,000         8.89%        3.986%       3.02x         53.5%
     172        -        250              10               23,606,241         1.87%        6.150%       1.41          66.5%
     251        -        300              38              229,038,613        18.16%        6.446%       1.48          72.1%
     301        -        355              49              300,154,412        23.80%        4.979%       1.72          71.3%
     356        -        360              52              596,425,225        47.29%        5.559%       1.64          69.5%

                                     --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  153         $  1,261,299,491       100.00%        5.453%       1.75x         68.9%
                                     ============================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS): (1) (2)                        360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS): (1) (2)                        172
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS): (1) (2)                      340

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.
(2) DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL THE ARD/MATURITY DATE.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                      YEARS BUILT / YEARS RENOVATED (1) (2)

                                                                                          WEIGHTED
                                       NUMBER OF                         PERCENTAGE OF    AVERAGE                   WEIGHTED
                                       MORTGAGED       CUT-OFF DATE       INITIAL NET     MORTGAGE    WEIGHTED      AVERAGE
          RANGE OF YEARS                  REAL           PRINCIPAL       MORTGAGE POOL    INTEREST    AVERAGE     CUT-OFF DATE
        BUILT/RENOVATED (1)            PROPERTIES       BALANCE (2)         BALANCE         RATE      U/W DSCR    LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------------
    1962       -       1975                10        $     35,223,407         2.79%        5.864%       1.45x         72.7%
    1976       -       1985                24              93,587,770         7.42%        5.901%       1.50          73.2%
    1986       -       1990                16             174,759,745        13.86%        5.752%       1.60          71.2%
    1991       -       1995                11             167,097,388        13.25%        5.315%       1.64          68.7%
    1996       -       1999                20             168,349,488        13.35%        5.734%       1.66          66.2%
    2000       -       2003                75             622,281,692        49.34%        5.241%       1.90          68.3%

                                     --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   156        $  1,261,299,491       100.00%        5.453%       1.75x         68.9%
                                     ============================================================================================

MOST RECENT YEAR BUILT/RENOVATED (1):     2003
OLDEST YEAR BUILT/RENOVATED (1):          1962
WTD. AVG. YEAR BUILT/RENOVATED (1):       1996

(1)  YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT AND YEAR
     RENOVATED.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                     OCCUPANCY RATES AT UNDERWRITING (1) (2)

                                                                                          WEIGHTED
                                       NUMBER OF                         PERCENTAGE OF    AVERAGE                   WEIGHTED
                                       MORTGAGED       CUT-OFF DATE       INITIAL NET     MORTGAGE    WEIGHTED      AVERAGE
             RANGE OF                     REAL           PRINCIPAL       MORTGAGE POOL    INTEREST    AVERAGE     CUT-OFF DATE
    OCCUPANCY RATES AT U/W (1)         PROPERTIES       BALANCE (2)         BALANCE         RATE      U/W DSCR    LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------------
    79%        -        85%                11        $     90,658,203         7.19%        5.983%       1.78x         67.3%
    86%        -        90%                14             153,926,594        12.20%        4.950%       1.55          74.8%
    91%        -        93%                22             163,873,435        12.99%        5.809%       1.45          74.4%
    94%        -        95%                16             154,203,964        12.23%        5.723%       1.61          66.3%
    96%        -        97%                18             202,044,660        16.02%        3.912%       2.57          59.6%
    98%        -       100%                71             423,290,236        33.56%        5.781%       1.60          69.7%

                                     --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   152        $  1,187,997,091        94.19%        5.367%       1.75x         68.7%
                                     ============================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):        100%
MINIMUM OCCUPANCY RATE AT U/W (1):         79%
WTD. AVG. OCCUPANCY RATE AT U/W (1):       94%

(1)  HOTEL PROPERTIES ARE NOT INCLUDED.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                 PREPAYMENT PROVISION AS OF CUT-OFF DATE (1) (2)

                                                                       WEIGHTED     WEIGHTED      WEIGHTED
                                                                       AVERAGE      AVERAGE        AVERAGE       WEIGHTED
                                                       PERCENTAGE OF  REMAINING    REMAINING      REMAINING      AVERAGE
          RANGE OF         NUMBER OF    CUT-OFF DATE      INITIAL      LOCKOUT      LOCKOUT      LOCKOUT PLUS    REMAINING
     REMAINING TERMS TO    MORTGAGE      PRINCIPAL     MORTGAGE POOL   PERIOD    PLUS YM PERIOD  PREMIUM PERIOD  MATURITY
  STATED MATURITY (YEARS)   LOANS       BALANCE (1)       BALANCE      (YEARS)      (YEARS)         (YEARS)     (YEARS) (2)
---------------------------------------------------------------------------------------------------------------------------
     4.00   -    4.99         12      $   250,768,985      19.88%       4.2           4.2              4.2         4.6
     5.00   -    9.49         23          141,045,086      11.18%       6.6           7.1              7.7         8.1
     9.50   -    9.99        110          737,274,893      58.45%       8.9           9.4              9.4         9.7
    10.00   -   19.99          8          132,210,526      10.48%       9.4          11.4             11.4        11.7

                          -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      153      $ 1,261,299,491     100.00%       7.8           8.3              8.4         8.7
                          =================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                            PREPAYMENT OPTION (1) (2)

                                                                       WEIGHTED     WEIGHTED      WEIGHTED
                                                                       AVERAGE      AVERAGE        AVERAGE       WEIGHTED
                                                       PERCENTAGE OF  REMAINING    REMAINING      REMAINING      AVERAGE
                           NUMBER OF    CUT-OFF DATE      INITIAL      LOCKOUT      LOCKOUT      LOCKOUT PLUS    REMAINING
                           MORTGAGE      PRINCIPAL     MORTGAGE POOL   PERIOD    PLUS YM PERIOD  PREMIUM PERIOD  MATURITY
    PREPAYMENT OPTION       LOANS       BALANCE (1)       BALANCE      (YEARS)      (YEARS)         (YEARS)     (YEARS) (2)
---------------------------------------------------------------------------------------------------------------------------
Lockout/Defeasance           138      $ 1,126,470,608      89.31%       8.3           8.3              8.3         8.7
Lockout/Yield Maintenance     14          101,138,886       8.02%       2.9           9.8              9.8        10.1
Lockout/Penalty                1           33,689,997       2.67%       2.9           2.9              5.4         6.0

                          -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      153      $ 1,261,299,491     100.00%       7.8           8.3              8.4         8.7
                          =================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                      MORTGAGE POOL PREPAYMENT PROFILE (1)

                        NUMBER OF
         MONTHS SINCE    MORTGAGE     OUTSTANDING     % OF POOL       YIELD        PREPAYMENT   % OF POOL
 DATE    CUT-OFF DATE     LOANS       BALANCE (MM)     LOCKOUT     MAINTENANCE      PREMIUM        OPEN          TOTAL
------------------------------------------------------------------------------------------------------------------------
DEC-03         0          153         $   1,261.3      100.00%         0.00%          0.00%        0.00%         100.0%
DEC-04        12          153         $   1,245.8      100.00%         0.00%          0.00%        0.00%         100.0%
DEC-05        24          153         $   1,228.4      100.00%         0.00%          0.00%        0.00%         100.0%
DEC-06        36          153         $   1,209.7       93.92%         3.41%          2.68%        0.00%         100.0%
DEC-07        48          153         $   1,189.7       87.58%         8.02%          2.68%        1.72%         100.0%
DEC-08        60          141         $     931.7       86.60%        10.04%          3.37%        0.00%         100.0%
DEC-09        72          140         $     881.7       89.38%        10.37%          0.00%        0.25%         100.0%
DEC-10        84          136         $     842.9       91.28%         8.72%          0.00%        0.00%         100.0%
DEC-11        96          136         $     822.1       91.34%         8.66%          0.00%        0.00%         100.0%
DEC-12       108          135         $     795.8       86.46%         8.59%          0.00%        4.95%         100.0%
DEC-13       120            6         $      93.4       81.86%        18.14%          0.00%        0.00%         100.0%
DEC-14       132            5         $      19.5       22.92%        77.08%          0.00%        0.00%         100.0%
DEC-15       144            5         $      16.6       21.67%        78.33%          0.00%        0.00%         100.0%
DEC-16       156            5         $      13.5       19.81%         0.00%          0.00%       80.19%         100.0%
DEC-17       168            4         $       1.7      100.00%         0.00%          0.00%        0.00%         100.0%
DEC-18       180            2         $       1.1      100.00%         0.00%          0.00%        0.00%         100.0%
DEC-19       192            2         $       1.0      100.00%         0.00%          0.00%        0.00%         100.0%
DEC-20       204            2         $       0.8      100.00%         0.00%          0.00%        0.00%         100.0%
DEC-21       216            1         $       0.2      100.00%         0.00%          0.00%        0.00%         100.0%
DEC-22       228            1         $       0.1      100.00%         0.00%          0.00%        0.00%         100.0%

(1) CALCULATED ASSUMING THAT NO MORTGAGE LOAN PREPAYS, DEFAULTS OR IS REPURCHASED PRIOR TO STATED MATURITY, EXCEPT THAT THE ARD LOANS ARE ASSUMED TO PAY IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES. OTHERWISE CALCULATED BASED ON MATURITY ASSUMPTIONS TO BE SET FORTH IN THE FINAL PROSPECTUS SUPPLEMENT.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                 GROUP NO. 1 MORTGAGED REAL PROPERTIES BY STATE

                                                                             WEIGHTED
                              NUMBER OF                     PERCENTAGE OF     AVERAGE              WEIGHTED
                              MORTGAGED    CUT-OFF DATE        INITIAL       MORTGAGE  WEIGHTED    AVERAGE
                                 REAL        PRINCIPAL     LOAN GROUP NO. 1  INTEREST  AVERAGE   CUT-OFF DATE
STATE                         PROPERTIES    BALANCE (2)         BALANCE        RATE    U/W DSCR  LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------
California                        29      $   330,053,178       35.85%        5.217%     2.05x       65.5%
     Southern California (1)      23          204,019,894       22.16%        5.827%     1.64        70.3%
     Northern California (1)       6          126,033,284       13.69%        4.231%     2.71        57.7%
Ohio                               4           96,649,653       10.50%        5.491%     1.69        67.6%
Wisconsin                          2           79,343,515        8.62%        3.108%     2.38        60.1%
Arizona                            5           64,798,899        7.04%        6.021%     1.51        71.6%
Florida                            6           39,221,187        4.26%        5.298%     1.91        66.6%
New York                           4           38,561,719        4.19%        6.135%     1.94        39.9%
Pennsylvania                       3           37,239,968        4.04%        6.196%     1.60        75.7%
Kentucky                           2           37,003,162        4.02%        6.790%     1.69        74.3%
North Carolina                     6           33,318,060        3.62%        5.458%     1.74        71.8%
New Jersey                         3           32,318,450        3.51%        7.342%     1.32        65.8%
Georgia                            3           25,698,780        2.79%        6.128%     1.57        75.7%
Michigan                           3           25,102,459        2.73%        6.072%     1.29        70.6%
Virginia                           3           13,464,449        1.46%        6.374%     1.45        65.0%
Texas                              7           11,768,810        1.28%        5.952%     1.49        71.2%
Maryland                           3            9,185,148        1.00%        5.881%     1.39        72.5%
Minnesota                          1            7,440,612        0.81%        6.870%     1.95        65.3%
South Carolina                     1            7,379,962        0.80%        5.400%     1.38        78.5%
Illinois                           3            7,157,062        0.78%        5.668%     1.62        75.1%
Massachusetts                      1            5,804,304        0.63%        6.080%     1.37        77.4%
Nebraska                           3            5,663,702        0.62%        6.020%     1.48        74.4%
Kansas                             1            5,531,107        0.60%        6.480%     1.29        79.0%
Missouri                           1            2,661,315        0.29%        6.200%     1.30        71.9%
Colorado                           1            2,517,199        0.27%        5.500%     1.53        76.0%
Louisiana                          1            1,637,883        0.18%        7.010%     1.34        72.0%
Iowa                               1            1,229,547        0.13%        5.050%     1.58        74.5%

                         -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           97      $   920,750,128      100.00%        5.473%     1.84x       66.7%
                         =====================================================================================

(1) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES LESS THAN OR EQUAL TO 93600.
NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES GREATER THAN 93600.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

             GROUP NO. 1 MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                             WEIGHTED
                               NUMBER OF                     PERCENTAGE OF    AVERAGE              WEIGHTED
                               MORTGAGED    CUT-OFF DATE        INITIAL      MORTGAGE  WEIGHTED    AVERAGE
                                 REAL        PRINCIPAL     LOAN GROUP NO. 1  INTEREST  AVERAGE   CUT-OFF DATE
PROPERTY TYPE                 PROPERTIES    BALANCE (1)         BALANCE        RATE    U/W DSCR  LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------
Retail                            46      $   495,074,889       53.77%        4.903%     2.01x       65.7%
Office                            25          208,173,700       22.61%        6.004%     1.64        68.7%
Hotel                              4           73,302,399        7.96%        6.848%     1.70        73.1%
Multifamily                        5           48,099,594        5.22%        5.991%     1.86        49.1%
Industrial                         9           47,165,824        5.12%        5.818%     1.41        72.3%
Mixed Use                          5           41,808,219        4.54%        6.096%     1.52        69.7%
Self Storage                       3            7,125,502        0.77%        5.997%     1.57        68.2%

                         -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           97      $   920,750,128      100.00%        5.473%     1.84x       66.7%
                         =====================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

           GROUP NO. 1 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                    WEIGHTED
                                       NUMBER OF                   PERCENTAGE OF     AVERAGE              WEIGHTED
                                       MORTGAGED   CUT-OFF DATE       INITIAL       MORTGAGE  WEIGHTED    AVERAGE
                         PROPERTY        REAL       PRINCIPAL     LOAN GROUP NO. 1  INTEREST   AVERAGE  CUT-OFF DATE
PROPERTY TYPE            SUB-TYPE      PROPERTIES   BALANCE (1)       BALANCE         RATE    U/W DSCR  LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------
RETAIL
                         Anchored          21      $ 408,927,668      44.41%         4.682%     2.11x       64.9%
                         Unanchored        25         86,147,221       9.36%         5.955%     1.53        69.6%

                                     --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    46      $ 495,074,889      53.77%         4.903%     2.01x       65.7%
                                     ================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                                                                                    WEIGHTED
                                       NUMBER OF                   PERCENTAGE OF     AVERAGE              WEIGHTED
                                       MORTGAGED   CUT-OFF DATE       INITIAL       MORTGAGE  WEIGHTED    AVERAGE
                         PROPERTY        REAL       PRINCIPAL     LOAN GROUP NO. 1  INTEREST   AVERAGE  CUT-OFF DATE
PROPERTY TYPE            SUB-TYPE      PROPERTIES   BALANCE (1)       BALANCE         RATE    U/W DSCR  LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------
MULTIFAMILY
                         Conventional      3       $  45,477,609      4.94%          6.041%     1.88x       47.5%
                         Manufactured
                          Housing          2           2,621,985      0.28%          5.130%     1.55        76.0%

                                     --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    5       $  48,099,594      5.22%          5.991%     1.86x       49.1%
                                     ================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

           GROUP NO. 1 UNDERLYING MORTGAGE LOANS BY AMORTIZATION TYPE

                                                                                     WEIGHTED
                              NUMBER OF                           PERCENTAGE OF      AVERAGE                          WEIGHTED
                              UNDERLYING    CUT-OFF DATE             INITIAL         MORTGAGE       WEIGHTED          AVERAGE
                               MORTGAGE      PRINCIPAL           LOAN GROUP NO. 1    INTEREST       AVERAGE        CUT-OFF DATE
LOAN TYPE                       LOANS        BALANCE (1)             BALANCE           RATE         U/W DSCR       LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
Balloon                          82       $   705,675,582             76.64%          5.566%          1.70x            67.9%
ARD (2)                           7           115,372,333             12.53%          6.366%          1.57             72.6%
Interest Only                     3            90,775,000              9.86%          3.544%          3.34             50.0%
Fully Amortizing                  2             8,927,213              0.97%          6.195%          1.31             61.3%

                              --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          94       $   920,750,128            100.00%          5.473%          1.84x            66.7%
                              ==================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.
(2) INCLUDES THE 220 POST STREET LOAN, WHICH IS AN ARD LOAN THAT PROVIDES FOR INTEREST ONLY PAYMENTS UNTIL THE ARD DATE.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                     GROUP NO. 1 ORIGINAL AMORTIZATION TERMS

                                                                                           WEIGHTED
                                    NUMBER OF                           PERCENTAGE OF      AVERAGE                      WEIGHTED
        RANGE OF                    UNDERLYING     CUT-OFF DATE            INITIAL         MORTGAGE       WEIGHTED       AVERAGE
 ORIGINAL AMORTIZATION               MORTGAGE        PRINCIPAL         LOAN GROUP NO. 1    INTEREST       AVERAGE      CUT-OFF DATE
   TERMS (MONTHS) (1)                 LOANS         BALANCE (2)            BALANCE           RATE         U/W DSCR     LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------------
      Interest Only                      4         $  112,075,000            12.17%          3.986%          3.02x         53.5%
   180      -      300                  32            209,977,676            22.81%          6.490%          1.49          70.8%
   301      -      395                  58            598,697,452            65.02%          5.395%          1.74          67.7%

                               -----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 94         $  920,750,128           100.00%          5.473%          1.84x         66.7%
                               =====================================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS): (3)                395
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS): (3)                180
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS): (3)              342

(1) THERE ARE 3 MORTGAGE LOANS THAT HAVE INITIAL INTEREST ONLY PERIODS RANGING FROM 6 TO 24 MONTHS.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.
(3)  DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                    GROUP NO. 1 REMAINING AMORTIZATION TERMS

                                                                                           WEIGHTED
                                    NUMBER OF                           PERCENTAGE OF       AVERAGE                      WEIGHTED
       RANGE OF                    UNDERLYING      CUT-OFF DATE            INITIAL         MORTGAGE        WEIGHTED       AVERAGE
REMAINING AMORTIZATION              MORTGAGE         PRINCIPAL         LOAN GROUP NO. 1    INTEREST        AVERAGE     CUT-OFF DATE
    TERMS (MONTHS)                    LOANS         BALANCE (1)            BALANCE           RATES         U/W DSCR    LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------
      Interest Only                     4         $  112,075,000            12.17%          3.986%          3.02x         53.5%
   172      -      250                  7             19,737,063             2.14%          6.204%          1.39          65.1%
   251      -      300                 25            190,240,613            20.66%          6.520%          1.50          71.4%
   301      -      355                 25            188,628,718            20.49%          4.583%          1.88          68.3%
   356      -      360                 33            410,068,735            44.54%          5.769%          1.68          67.4%

                              ------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                94         $  920,750,128           100.00%          5.473%          1.84x         66.7%
                              ======================================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS): (1) (2)                 360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS): (1) (2)                 172
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS): (1) (2)               337

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.
(2) DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL THE ARD/MATURITY DATE.

                  GROUP NO. 1 ORIGINAL TERMS TO STATED MATURITY

                                                                                           WEIGHTED
                                    NUMBER OF                           PERCENTAGE OF       AVERAGE                      WEIGHTED
          RANGE OF                 UNDERLYING      CUT-OFF DATE            INITIAL         MORTGAGE       WEIGHTED        AVERAGE
      ORIGINAL TERMS                MORTGAGE         PRINCIPAL        LOAN GROUP NO. 1     INTEREST       AVERAGE      CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)       LOANS         BALANCE (2)            BALANCE           RATE         U/W DSCR     LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------------
    60      -       84                  8         $  196,701,815            21.36%          3.677%          2.72x         56.7%
    85      -      120                 82            603,200,423            65.51%          5.958%          1.60          70.1%
   121      -      180                  4            120,847,891            13.12%          5.977%          1.62          65.7%

                                ----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                94         $  920,750,128           100.00%          5.473%          1.84x         66.7%
                                ====================================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):          180
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):           60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):        111

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                 GROUP NO. 1 REMAINING TERMS TO STATED MATURITY

                                                                                          WEIGHTED
                                    NUMBER OF                           PERCENTAGE OF     AVERAGE                      WEIGHTED
          RANGE OF                 UNDERLYING      CUT-OFF DATE            INITIAL        MORTGAGE       WEIGHTED       AVERAGE
      REMAINING TERMS               MORTGAGE         PRINCIPAL        LOAN GROUP NO. 1    INTEREST       AVERAGE     CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)      LOANS          BALANCE (2)            BALANCE          RATES        U/W DSCR    LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------------------
    54      -       84                  9         $  230,391,811            25.02%          4.035%         2.62x         53.8%
    85      -      114                 24            121,931,379            13.24%          5.768%         1.49          72.7%
   115      -      120                 57            447,579,047            48.61%          5.997%         1.59          71.9%
   121      -      175                  4            120,847,891            13.12%          5.977%         1.62          65.7%

                                --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                94         $  920,750,128           100.00%          5.473%         1.84x         66.7%
                                ==================================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1) (2):           175
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1) (2):            54
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1) (2):         105

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                   GROUP NO. 1 CUT-OFF DATE PRINCIPAL BALANCES

                                                                                            WEIGHTED
                                            NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
                                           UNDERLYING   CUT-OFF DATE        INITIAL         MORTGAGE     WEIGHTED       AVERAGE
           RANGE OF CUT-OFF DATE            MORTGAGE      PRINCIPAL     LOAN GROUP NO. 1    INTEREST      AVERAGE     CUT-OFF DATE
             PRINCIPAL BALANCES              LOANS       BALANCE (1)        BALANCE           RATE       U/W DSCR    LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------------
     $585,529      -           750,000         1       $     585,529          0.06%          7.290%        1.47x         53.2%
      750,001      -         1,000,000         3           2,903,113          0.32%          6.018%        1.64          61.4%
    1,000,001      -         1,250,000         5           5,924,020          0.64%          5.832%        1.50          68.6%
    1,250,001      -         1,500,000         6           8,147,180          0.88%          5.525%        1.57          71.0%
    1,500,001      -         2,000,000         8          14,326,115          1.56%          6.338%        1.43          69.9%
    2,000,001      -         2,500,000         7          16,154,865          1.75%          5.947%        1.48          64.2%
    2,500,001      -         3,000,000         7          18,782,384          2.04%          5.841%        1.55          71.2%
    3,000,001      -         4,000,000        10          35,774,321          3.89%          5.815%        1.45          72.1%
    4,000,001      -         4,500,000         5          21,249,568          2.31%          5.988%        1.48          74.2%
    4,500,001      -         5,000,000         1           4,887,170          0.53%          6.370%        1.58          69.8%
    5,000,001      -         7,500,000        17         103,604,756         11.25%          5.834%        1.60          69.3%
    7,500,001      -        10,000,000         4          38,639,506          4.20%          5.762%        1.51          78.4%
   10,000,001      -        15,000,000         5          62,043,269          6.74%          5.865%        1.68          71.1%
   15,000,001      -        30,000,000         8         176,231,711         19.14%          6.097%        1.49          70.7%
   30,000,001      -        50,000,000         3         120,866,463         13.13%          5.793%        1.88          60.5%
   50,000,001      -       $85,405,532         4         290,630,156         31.56%          4.506%        2.35          61.6%

                                        ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       94       $ 920,750,128        100.00%          5.473%        1.84x         66.7%
                                        ==========================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):            $  85,405,532
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):            $     585,529
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):            $   9,795,214

                       GROUP NO. 1 MORTGAGE INTEREST RATES

                                                                                            WEIGHTED
                                            NUMBER OF                    PERCENTAGE OF       AVERAGE                    WEIGHTED
                                           UNDERLYING   CUT-OFF DATE        INITIAL         MORTGAGE     WEIGHTED       AVERAGE
               RANGE OF                     MORTGAGE      PRINCIPAL     LOAN GROUP NO. 1    INTEREST     AVERAGE     CUT-OFF DATE
        MORTGAGE INTEREST RATES               LOANS      BALANCE (1)        BALANCE           RATE       U/W DSCR    LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------------
  3.108%           -            5.000%          5      $  175,294,821        19.04%          3.390%        2.85x         55.3%
  5.001%           -            5.500%         20         232,043,458        25.20%          5.351%        1.64          72.4%
  5.501%           -            5.750%         11          43,228,133         4.69%          5.651%        1.50          72.0%
  5.751%           -            6.000%         18         135,625,089        14.73%          5.904%        1.49          73.3%
  6.001%           -            7.000%         36         304,175,555        33.04%          6.342%        1.67          65.3%
  7.001%           -            7.500%          3           3,867,926         0.42%          7.193%        1.43          68.3%
  7.501%           -            7.600%          1          26,515,146         2.88%          7.600%        1.32          64.7%

                                        ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        94      $  920,750,128       100.00%          5.473%        1.84x         66.7%
                                        ==========================================================================================

MAXIMUM MORTGAGE INTEREST RATE:                                 7.600%
MINIMUM MORTGAGE INTEREST RATE:                                 3.108%
WTD. AVG. MORTGAGE INTEREST RATE:                               5.473%

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

              GROUP NO. 1 UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                            WEIGHTED
                                            NUMBER OF                    PERCENTAGE OF       AVERAGE                    WEIGHTED
                                           UNDERLYING   CUT-OFF DATE        INITIAL         MORTGAGE     WEIGHTED       AVERAGE
              RANGE OF                      MORTGAGE      PRINCIPAL     LOAN GROUP NO. 1    INTEREST     AVERAGE     CUT-OFF DATE
              U/W DSCRs                      LOANS       BALANCE (1)        BALANCE           RATE       U/W DSCR    LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------------
   1.23           -           1.25              2      $    9,599,608         1.04%          5.536%        1.24x         77.5%
   1.26           -           1.35             18          99,139,208        10.77%          6.526%        1.30          69.7%
   1.36           -           1.40             10          65,022,407         7.06%          5.845%        1.38          74.1%
   1.41           -           1.45              9          52,378,992         5.69%          5.857%        1.43          74.5%
   1.46           -           1.50              8          45,236,602         4.91%          5.942%        1.48          73.3%
   1.51           -           1.60             20         150,552,019        16.35%          5.770%        1.54          74.8%
   1.61           -           1.70             12          87,512,810         9.50%          5.557%        1.67          70.5%
   1.71           -           2.00              7         155,432,531        16.88%          6.010%        1.75          68.6%
   2.01           -           3.00              6         175,700,952        19.08%          4.695%        2.25          54.8%
   3.01           -           3.48              2          80,175,000         8.71%          3.364%        3.43          49.3%

                                        ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        94      $  920,750,128       100.00%          5.473%        1.84x         66.7%
                                        ==========================================================================================

MAXIMUM U/W DSCR:                            3.48x
MINIMUM U/W DSCR:                            1.23x
WTD. AVG. U/W DSCR:                          1.84x

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                  GROUP NO. 1 CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                                            WEIGHTED
                                            NUMBER OF                   PERCENTAGE OF        AVERAGE                    WEIGHTED
                                           UNDERLYING   CUT-OFF DATE       INITIAL          MORTGAGE     WEIGHTED       AVERAGE
      RANGE OF CUT-OFF DATE                 MORTGAGE      PRINCIPAL     LOAN GROUP NO. 1    INTEREST     AVERAGE     CUT-OFF DATE
      LOAN-TO-VALUE RATIOS (1)               LOANS       BALANCE (1)       BALANCE            RATE       U/W DSCR    LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------------
  37.0%         -             40.0%             1      $   33,689,997         3.66%          6.125%        2.02x         37.0%
  40.1%         -             50.0%             4          87,365,974         9.49%          3.590%        3.33          49.2%
  50.1%         -             60.0%             5          60,518,712         6.57%          5.936%        2.14          58.8%
  60.1%         -             70.0%            30         319,518,054        34.70%          5.294%        1.80          64.8%
  70.1%         -             72.5%            15          70,766,658         7.69%          5.824%        1.52          71.5%
  72.6%         -             74.5%            13         138,424,307        15.03%          6.199%        1.56          73.7%
  74.6%         -             75.5%             8          83,604,371         9.08%          5.933%        1.45          75.1%
  75.6%         -             77.5%             6          20,411,070         2.22%          5.831%        1.44          76.9%
  77.6%         -             78.5%             4          15,019,238         1.63%          5.671%        1.39          78.1%
  78.6%         -             81.6%             8          91,431,747         9.93%          5.450%        1.48          79.8%

                                      --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        94      $  920,750,128       100.00%          5.473%        1.84x         66.7%
                                      ============================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):          81.6%
MINIMUM CUT-OFF DATE LTV RATIO (1):          37.0%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):        66.7%

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

           GROUP NO. 1 MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                NUMBER OF                                             WEIGHTED
                                UNDERLYING                          PERCENTAGE OF      AVERAGE                    WEIGHTED
                                MORTGAGED       CUT-OFF DATE           INITIAL        MORTGAGE      WEIGHTED       AVERAGE
                                  REAL            PRINCIPAL        LOAN GROUP NO. 1   INTEREST      AVERAGE     CUT-OFF DATE
FEE/LEASEHOLD                   PROPERTIES       BALANCE (1)           BALANCE          RATES       U/W DSCR    LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
Fee                                 92         $   773,158,744           83.97%        5.702%        1.71x          67.4%
Leasehold                            4             105,291,384           11.44%        3.922%        2.90           56.2%
Fee/Leasehold                        1              42,300,000            4.59%        5.150%        1.53           80.0%

                              -----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             97         $   920,750,128          100.00%        5.473%        1.84x          66.7%
                              ===============================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                     GROUP NO. 1 YEARS BUILT/YEARS RENOVATED

                                                                                      WEIGHTED
                                 NUMBER OF                          PERCENTAGE OF      AVERAGE                   WEIGHTED
                                 MORTGAGED       CUT-OFF DATE          INITIAL         MORTGAGE      WEIGHTED      AVERAGE
       RANGE OF YEARS              REAL           PRINCIPAL        LOAN GROUP NO. 1   INTEREST      AVERAGE     CUT-OFF DATE
     BUILT/RENOVATED (1)        PROPERTIES       BALANCE (2)           BALANCE          RATE        U/W DSCR    LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------------------------
   1962        -        1975         5         $    23,487,185            2.55%         6.143%       1.37x          70.8%
   1976        -        1985        14              47,435,497            5.15%         6.078%       1.49           70.8%
   1986        -        1990        11             126,692,900           13.76%         5.933%       1.66           69.2%
   1991        -        1995         8             110,556,326           12.01%         5.533%       1.68           67.3%
   1996        -        1999        13             120,842,071           13.12%         5.941%       1.77           61.2%
   2000        -        2003        46             491,736,150           53.41%         5.136%       1.99           66.6%

                              -----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             97         $   920,750,128          100.00%         5.473%       1.84x          66.7%
                              ===============================================================================================

MOST RECENT YEAR BUILT/RENOVATED (1):            2003
OLDEST YEAR BUILT/RENOVATED (1):                 1962
WTD. AVG. YEAR BUILT/RENOVATED (1):              1997

(1)  YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT AND YEAR
     RENOVATED.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                   GROUP NO. 1 OCCUPANCY RATES AT UNDERWRITING

                                                                                      WEIGHTED
                                NUMBER OF                           PERCENTAGE OF      AVERAGE                    WEIGHTED
                                MORTGAGED       CUT-OFF DATE           INITIAL        MORTGAGE      WEIGHTED      AVERAGE
         RANGE OF                  REAL           PRINCIPAL        LOAN GROUP NO. 1   INTEREST      AVERAGE     CUT-OFF DATE
 OCCUPANCY RATES AT U/W (1)     PROPERTIES       BALANCE (2)           BALANCE          RATE        U/W DSCR    LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------------------------
  79%         -          85%         8         $    84,005,546           9.12%          6.018%       1.80x          66.8%
  86%         -          90%         8              80,754,374           8.77%          5.081%       1.60           74.8%
  91%         -          93%        13             107,685,581          11.70%          6.016%       1.48           72.4%
  94%         -          95%         4              46,352,523           5.03%          6.038%       1.84           47.2%
  96%         -          97%         6             160,448,745          17.43%          3.441%       2.79           56.5%
  98%         -         100%        54             368,200,960          39.99%          5.817%       1.62           68.8%

                              -----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             93         $   847,447,729          92.04%          5.354%       1.85x          66.1%
                              ===============================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):         100%
MINIMUM OCCUPANCY RATE AT U/W (1):          79%
WTD. AVG. OCCUPANCY RATE AT U/W (1):        95%

(1)  HOTEL PROPERTIES ARE NOT INCLUDED.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                          GROUP NO. 1 PREPAYMENT OPTION

                                                                               WEIGHTED     WEIGHTED      WEIGHTED
                                                                               AVERAGE      AVERAGE        AVERAGE        WEIGHTED
                                                              PERCENTAGE OF   REMAINING    REMAINING      REMAINING        AVERAGE
                                   NUMBER OF   CUT-OFF DATE      INITIAL       LOCKOUT      LOCKOUT     LOCKOUT PLUS      REMAINING
                                   MORTGAGE     PRINCIPAL    LOAN GROUP NO. 1  PERIOD   PLUS YM PERIOD PREMIUM PERIOD     MATURITY
    PREPAYMENT OPTION               LOANS      BALANCE (1)       BALANCE       (YEARS)     (YEARS)         (YEARS)       (YEARS) (2)
------------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance                 84      $   834,752,187      90.66%         8.4         8.4              8.4            8.8
Lockout / Yield Maintenance           9           52,307,944       5.68%         3.0        10.2             10.2           10.5
Lockout / Penalty                     1           33,689,997       3.66%         2.9         2.9              5.4            6.0

                              ------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              94      $   920,750,128     100.00%         7.9         8.3              8.4            8.8
                              ======================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                 GROUP NO. 2 MORTGAGED REAL PROPERTIES BY STATE

                                                                                  WEIGHTED
                             NUMBER OF                         PERCENTAGE OF       AVERAGE                            WEIGHTED
                             MORTGAGED    CUT-OFF DATE            INITIAL         MORTGAGE          WEIGHTED          AVERAGE
                                REAL        PRINCIPAL         LOAN GROUP NO. 2     INTEREST          AVERAGE       CUT-OFF DATE
STATE                        PROPERTIES    BALANCE (1)            BALANCE            RATE           U/W DSCR       LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------------
Texas                           20          175,444,054            51.52%           5.257%            1.46              76.1%
Virginia                         4           37,655,231            11.06%           4.462%            1.84              70.4%
Florida                         10           36,233,139            10.64%           5.839%            1.39              76.6%
Maryland                         1           18,124,880             5.32%           6.390%            1.27              78.5%
Kentucky                         1           14,772,020             4.34%           5.850%            1.32              79.8%
Nevada                           1            6,653,051             1.95%           4.900%            1.57              78.3%
New Mexico                       1            5,811,980             1.71%           5.930%            1.36              79.1%
Georgia                          3            5,401,892             1.59%           5.864%            1.67              63.2%
Louisiana                        1            5,108,073             1.50%           6.440%            1.25              79.7%
Oklahoma                         2            5,068,854             1.49%           5.160%            1.63              75.1%
Colorado                         1            4,900,000             1.44%           5.960%            2.53              39.8%
Alabama                          1            4,077,258             1.20%           6.140%            1.52              70.9%
North Carolina                   1            3,975,067             1.17%           5.460%            1.44              79.5%
Nebraska                         1            2,930,777             0.86%           5.250%            1.54              79.0%
New York                         3            2,804,423             0.82%           6.411%            1.57              73.5%
Rhode Island                     1            2,426,212             0.71%           5.820%            1.38              79.5%
Wisconsin                        1            2,386,896             0.70%           5.150%            1.43              62.8%
Ohio                             1            1,956,183             0.57%           6.030%            1.54              75.2%
New Jersey                       1            1,941,506             0.57%           5.660%            1.57              77.7%
Connecticut                      2            1,347,131             0.40%           6.040%            1.55              79.3%
District of Columbia             1              896,427             0.26%           5.650%            1.66              64.5%
Indiana                          1              634,310             0.19%           8.120%            1.42              64.7%

                            ------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         59        $ 340,549,363           100.00%           5.400%            1.50x             75.1%
                            ======================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

             GROUP NO. 2 MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                  WEIGHTED
                             NUMBER OF                          PERCENTAGE OF     AVERAGE                            WEIGHTED
                             MORTGAGED    CUT-OFF DATE            INITIAL         MORTGAGE          WEIGHTED          AVERAGE
                                REAL        PRINCIPAL         LOAN GROUP NO. 2    INTEREST           AVERAGE       CUT-OFF DATE
PROPERTY TYPE                PROPERTIES    BALANCE (1)            BALANCE           RATE            U/W DSCR       LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------------
Multifamily                     59          340,549,363           100.00%           5.400%            1.50              75.1%

                            ------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         59        $ 340,549,363           100.00%           5.400%            1.50x             75.1%
                            ======================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

           GROUP NO. 2 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                        WEIGHTED
                                     NUMBER OF                         PERCENTAGE OF     AVERAGE                      WEIGHTED
                                     MORTGAGED    CUT-OFF DATE           INITIAL        MORTGAGE       WEIGHTED       AVERAGE
                     PROPERTY          REAL         PRINCIPAL        LOAN GROUP NO. 2   INTEREST       AVERAGE      CUT-OFF DATE
PROPERTY TYPE        SUB-TYPE       PROPERTIES     BALANCE (1)           BALANCE          RATE         U/W DSCR     LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY
                   Conventional        50       $   314,543,255           92.36%         5.380%          1.48x          75.6%
                   Manufactured
                    Housing             9            26,006,108            7.64%         5.643%          1.73           68.7%

                            -----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED
 AVERAGE:                              59       $   340,549,363          100.00%         5.400%          1.50x          75.1%
                            =====================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

           GROUP NO. 2 UNDERLYING MORTGAGE LOANS BY AMORTIZATION TYPE

                                                                                        WEIGHTED
                                    NUMBER OF                         PERCENTAGE OF      AVERAGE                      WEIGHTED
                                   UNDERLYING     CUT-OFF DATE           INITIAL        MORTGAGE       WEIGHTED       AVERAGE
                                    MORTGAGE       PRINCIPAL         LOAN GROUP NO. 2    INTEREST       AVERAGE      CUT-OFF DATE
LOAN TYPE                             LOANS       BALANCE (1)            BALANCE          RATE         U/W DSCR     LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------------
Balloon                                58       $   338,921,037           99.52%         5.398%          1.50x          75.1%
Fully Amortizing                        1             1,628,325            0.48%         5.700%          1.49           72.4%

                            -----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                59       $   340,549,363          100.00%         5.400%          1.50x          75.1%
                            =====================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                     GROUP NO. 2 ORIGINAL AMORTIZATION TERMS

                                                                                         WEIGHTED
                                      NUMBER OF                      PERCENTAGE OF       AVERAGE                       WEIGHTED
       RANGE OF                      UNDERLYING    CUT-OFF DATE         INITIAL          MORTGAGE       WEIGHTED        AVERAGE
 ORIGINAL AMORTIZATION                MORTGAGE       PRINCIPAL      LOAN GROUP NO. 2     INTEREST        AVERAGE     CUT-OFF DATE
   TERMS (MONTHS) (1)                  LOANS        BALANCE (2)         BALANCE            RATE         U/W DSCR     LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------------------------------
  240       -       300                  14           37,402,905          10.98%          6.024%          1.37          76.7%
  301       -       360                  45          303,146,458          89.02%          5.323%          1.52          74.9%

                              -----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  59       $  340,549,363         100.00%          5.400%          1.50x         75.1%
                              =====================================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS):                  360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS):                  240
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS):                352

(1) THERE ARE 4 MORTGAGE LOANS THAT HAVE INITIAL INTEREST ONLY PERIODS RANGING FROM 6 TO 24 MONTHS.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                    GROUP NO. 2 REMAINING AMORTIZATION TERMS

                                                                                         WEIGHTED
                                      NUMBER OF                      PERCENTAGE OF       AVERAGE                       WEIGHTED
        RANGE OF                     UNDERLYING    CUT-OFF DATE         INITIAL          MORTGAGE       WEIGHTED        AVERAGE
 REMAINING AMORTIZATION               MORTGAGE       PRINCIPAL      LOAN GROUP NO. 2     INTEREST       AVERAGE      CUT-OFF DATE
      TERMS (MONTHS)                   LOANS        BALANCE (1)         BALANCE           RATES         U/W DSCR     LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------------
  234       -       250                   3            3,869,178           1.14%          5.874%          1.49           73.8%
  251       -       300                  13           38,798,000          11.39%          6.084%          1.38           75.7%
  301       -       355                  24          111,525,695          32.75%          5.650%          1.46           76.4%
  356       -       360                  19          186,356,491          54.72%          5.098%          1.55           74.2%

                                  -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  59       $  340,549,363         100.00%          5.400%          1.50x          75.1%
                                  =================================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (1):                       360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (1):                       234
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (1):                     347

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                  GROUP NO. 2 ORIGINAL TERMS TO STATED MATURITY

                                                                                         WEIGHTED
                                      NUMBER OF                      PERCENTAGE OF       AVERAGE                       WEIGHTED
           RANGE OF                  UNDERLYING    CUT-OFF DATE         INITIAL          MORTGAGE       WEIGHTED        AVERAGE
        ORIGINAL TERMS                MORTGAGE       PRINCIPAL      LOAN GROUP NO. 2     INTEREST       AVERAGE      CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)         LOANS       BALANCE (2)         BALANCE            RATE         U/W DSCR     LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------------------------------
     60       -        84                 6       $   68,729,675          20.18%          5.055%          1.51x         74.2%
     85       -       120                51          269,557,052          79.15%          5.479%          1.50          75.4%
    121       -       240                 2            2,262,635           0.66%          6.378%          1.47          70.2%

                                  ------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  59       $  340,549,363         100.00%          5.400%          1.50x         75.1%
                                  =================================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):                  240
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):                   60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):                109

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                 GROUP NO. 2 REMAINING TERMS TO STATED MATURITY

                                                                                         WEIGHTED
                                      NUMBER OF                      PERCENTAGE OF       AVERAGE                       WEIGHTED
            RANGE OF                 UNDERLYING    CUT-OFF DATE         INITIAL          MORTGAGE       WEIGHTED        AVERAGE
        REMAINING TERMS               MORTGAGE       PRINCIPAL      LOAN GROUP NO. 2     INTEREST       AVERAGE      CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)        LOANS        BALANCE (2)         BALANCE           RATES         U/W DSCR     LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------------------------------
     50       -        84                 8       $   73,993,948          21.73%          5.148%          1.52x         73.7%
     85       -       114                17           54,184,522          15.91%          5.741%          1.44          76.4%
    115       -       120                32          210,108,258          61.70%          5.390%          1.51          75.3%
    121       -       234                 2            2,262,635           0.66%          6.378%          1.47          70.2%

                                  -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  59       $  340,549,363         100.00%          5.400%          1.50x         75.1%
                                  =================================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1) (2):             234
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1) (2):              50
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1) (2):           103

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                   GROUP NO. 2 CUT-OFF DATE PRINCIPAL BALANCES

                                                                                           WEIGHTED
                                      NUMBER OF                         PERCENTAGE OF      AVERAGE                      WEIGHTED
                                     UNDERLYING       CUT-OFF DATE          INITIAL        MORTGAGE      WEIGHTED        AVERAGE
     RANGE OF CUT-OFF DATE            MORTGAGE          PRINCIPAL      LOAN GROUP NO. 2    INTEREST       AVERAGE     CUT-OFF DATE
      PRINCIPAL BALANCES               LOANS           BALANCE (1)          BALANCE          RATE        U/W DSCR     LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------------
      $596,741  -       750,000           3         $      1,952,352         0.57%           6.868%         1.59x         68.0%
       750,001  -     1,000,000           7                6,222,954         1.83%           6.099%         1.60          71.8%
     1,000,001  -     1,250,000           2                2,262,014         0.66%           6.245%         1.57          66.2%
     1,250,001  -     1,500,000           5                7,026,171         2.06%           5.669%         1.60          76.0%
     1,500,001  -     2,000,000           3                5,526,014         1.62%           5.803%         1.54          75.3%
     2,000,001  -     2,500,000           6               13,903,613         4.08%           5.524%         1.45          75.2%
     2,500,001  -     3,000,000           4               11,086,220         3.26%           5.568%         1.60          69.3%
     3,000,001  -     4,000,000           4               15,305,640         4.49%           5.642%         1.49          76.5%
     4,000,001  -     4,500,000           1                4,077,258         1.20%           6.140%         1.52          70.9%
     4,500,001  -     5,000,000           4               18,939,516         5.56%           5.919%         1.80          66.7%
     5,000,001  -     7,500,000           7               41,966,123        12.32%           5.686%         1.42          78.4%
     7,500,001  -    10,000,000           5               44,114,438        12.95%           5.728%         1.40          76.4%
    10,000,001  -    15,000,000           2               29,296,868         8.60%           5.131%         1.41          78.1%
    15,000,001  -    30,000,000           5              103,870,180        30.50%           5.128%         1.52          75.9%
    30,000,001  -   $35,000,000           1               35,000,000        10.28%           4.720%         1.52          72.2%

                                     ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  59         $    340,549,363       100.00%           5.400%         1.50x         75.1%
                                     ==============================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):         $     35,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):         $        596,741
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):         $      5,772,023

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                       GROUP NO. 2 MORTGAGE INTEREST RATES

                                                                                           WEIGHTED
                                      NUMBER OF                         PERCENTAGE OF       AVERAGE                     WEIGHTED
                                     UNDERLYING       CUT-OFF DATE         INITIAL         MORTGAGE      WEIGHTED        AVERAGE
       RANGE OF                       MORTGAGE          PRINCIPAL      LOAN GROUP NO. 2    INTEREST       AVERAGE     CUT-OFF DATE
MORTGAGE INTEREST RATES                LOANS           BALANCE (1)          BALANCE          RATE        U/W DSCR     LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------------
  4.400%  -   5.000%                      6         $    120,160,865        35.28%           4.658%          1.56x        74.7%
  5.001%  -   5.500%                     10               46,878,266        13.77%           5.348%          1.56         75.0%
  5.501%  -   5.750%                     14               49,100,622        14.42%           5.611%          1.53         75.8%
  5.751%  -   6.000%                     15               76,057,824        22.33%           5.867%          1.42         75.1%
  6.001%  -   7.000%                     12               46,530,463        13.66%           6.300%          1.38         76.0%
  7.001%  -   7.500%                      1                1,187,014         0.35%           7.100%          1.56         54.0%
  7.501%  -   8.120%                      1                  634,310         0.19%           8.120%          1.42         64.7%

                                     ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  59         $    340,549,363       100.00%           5.400%          1.50x        75.1%
                                     ==============================================================================================

MAXIMUM MORTGAGE INTEREST RATE:                                8.120%
MINIMUM MORTGAGE INTEREST RATE:                                4.400%
WTD. AVG. MORTGAGE INTEREST RATE:                              5.400%

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

              GROUP NO. 2 UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                           WEIGHTED
                                      NUMBER OF                         PERCENTAGE OF       AVERAGE                     WEIGHTED
                                     UNDERLYING       CUT-OFF DATE         INITIAL         MORTGAGE      WEIGHTED        AVERAGE
     RANGE OF                         MORTGAGE          PRINCIPAL      LOAN GROUP NO. 2    INTEREST       AVERAGE     CUT-OFF DATE
     U/W DSCRs                         LOANS           BALANCE (1)         BALANCE           RATE        U/W DSCR     LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------------
  1.23  -  1.25                           3         $     15,254,588         4.48%           6.055%         1.24x         79.3%
  1.26  -  1.35                           7               77,215,705        22.67%           5.808%         1.32          77.6%
  1.36  -  1.40                           7               52,716,447        15.48%           5.270%         1.39          78.8%
  1.41  -  1.45                           6               19,158,731         5.63%           5.591%         1.43          76.3%
  1.46  -  1.50                           4               28,237,547         8.29%           5.525%         1.50          75.5%
  1.51  -  1.60                          18               85,312,055        25.05%           5.057%         1.53          74.0%
  1.61  -  1.70                           7               30,420,743         8.93%           5.525%         1.64          75.6%
  1.71  -  2.00                           5                6,441,644         1.89%           5.654%         1.86          66.0%
  2.01  -  2.53                           2               25,791,904         7.57%           4.696%         2.15          61.2%

                                     ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  59         $    340,549,363       100.00%           5.400%         1.50x         75.1%
                                     ==============================================================================================

MAXIMUM U/W DSCR:                      2.53x
MINIMUM U/W DSCR:                      1.23x
WTD. AVG. U/W DSCR:                    1.50x

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                  GROUP NO. 2 CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                                           WEIGHTED
                                      NUMBER OF                         PERCENTAGE OF       AVERAGE                     WEIGHTED
                                     UNDERLYING       CUT-OFF DATE         INITIAL         MORTGAGE      WEIGHTED        AVERAGE
     RANGE OF CUT-OFF DATE            MORTGAGE          PRINCIPAL      LOAN GROUP NO. 2    INTEREST       AVERAGE     CUT-OFF DATE
    LOAN-TO-VALUE RATIOS (1)           LOANS           BALANCE (1)          BALANCE          RATE        U/W DSCR     LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------------
  39.8%  -  50.0%                         1         $      4,900,000         1.44%           5.960%          2.53x        39.8%
  50.1%  -  60.0%                         2                2,082,707         0.61%           6.519%          1.65         56.5%
  60.1%  -  70.0%                         8               31,802,651         9.34%           4.923%          1.89         65.3%
  70.1%  -  72.5%                         6               56,215,390        16.51%           5.146%          1.48         71.8%
  72.6%  -  74.5%                         8               28,826,548         8.46%           5.798%          1.52         73.3%
  74.6%  -  75.5%                         2               23,718,516         6.96%           5.507%          1.50         75.3%
  75.6%  -  77.5%                         5               24,483,183         7.19%           4.880%          1.56         76.4%
  77.6%  -  78.5%                         4               27,718,209         8.14%           5.986%          1.36         78.4%
  78.6%  -  79.9%                        23              140,802,159        41.35%           5.448%          1.39         79.6%

                                     ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  59         $    340,549,363       100.00%           5.400%          1.50x        75.1%
                                     ==============================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):    79.9%
MINIMUM CUT-OFF DATE LTV RATIO (1):    39.8%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):  75.1%

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

           GROUP NO. 2 MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                           NUMBER OF                                          WEIGHTED
                           UNDERLYING                     PERCENTAGE OF       AVERAGE                              WEIGHTED
                           MORTGAGED     CUT-OFF DATE       INITIAL           MORTGAGE           WEIGHTED          AVERAGE
                             REAL         PRINCIPAL     LOAN GROUP NO. 2      INTEREST           AVERAGE         CUT-OFF DATE
FEE/LEASEHOLD              PROPERTIES    BALANCE (1)        BALANCE             RATES            U/W DSCR       LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
Fee                           58        $ 322,424,483          94.68%          5.344%             1.51x              74.9%
Fee/Leasehold                  1           18,124,880           5.32%          6.390%             1.27               78.5%

                          ---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       59        $ 340,549,363         100.00%          5.400%             1.50x              75.1%
                          ===================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                     GROUP NO. 2 YEARS BUILT/YEARS RENOVATED

                                                                                 WEIGHTED
                           NUMBER OF                        PERCENTAGE OF        AVERAGE                        WEIGHTED
                           MORTGAGED       CUT-OFF DATE        INITIAL           MORTGAGE        WEIGHTED        AVERAGE
     RANGE OF YEARS           REAL          PRINCIPAL      LOAN GROUP NO. 2      INTEREST        AVERAGE      CUT-OFF DATE
  BUILT/RENOVATED (1)      PROPERTIES      BALANCE (2)         BALANCE             RATE          U/W DSCR     LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------
   1962    -    1975            5         $  11,736,223           3.45%           5.306%           1.61x          76.5%
   1976    -    1985           10            46,152,273          13.55%           5.718%           1.51           75.6%
   1986    -    1990            5            48,066,845          14.11%           5.275%           1.43           76.5%
   1991    -    1995            3            56,541,062          16.60%           4.889%           1.56           71.6%
   1996    -    1999            7            47,507,417          13.95%           5.206%           1.38           78.9%
   2000    -    2003           29           130,545,542          38.33%           5.633%           1.53           74.4%

                          -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        59         $ 340,549,363         100.00%           5.400%           1.50x          75.1%
                          =================================================================================================

MOST RECENT YEAR BUILT/RENOVATED (1):      2003
OLDEST YEAR BUILT/RENOVATED (1):           1962
WTD. AVG. YEAR BUILT/RENOVATED (1):        1994

(1)  YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT AND YEAR
     RENOVATED.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                   GROUP NO. 2 OCCUPANCY RATES AT UNDERWRITING

                                                                                     WEIGHTED
                              NUMBER OF                        PERCENTAGE OF          AVERAGE                        WEIGHTED
                              MORTGAGED      CUT-OFF DATE         INITIAL            MORTGAGE        WEIGHTED        AVERAGE
        RANGE OF                 REAL         PRINCIPAL       LOAN GROUP NO. 2       INTEREST        AVERAGE       CUT-OFF DATE
OCCUPANCY RATES AT U/W (1)    PROPERTIES     BALANCE (2)          BALANCE              RATE          U/W DSCR      LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------------------
   82%    -    85%                 3        $    6,652,656          1.95%             5.543%          1.53x            73.5%
   86%    -    90%                 6            73,172,220         21.49%             4.805%          1.49             74.9%
   91%    -    93%                 9            56,187,854         16.50%             5.411%          1.41             78.3%
   94%    -    95%                12           107,851,441         31.67%             5.587%          1.51             74.5%
   96%    -    97%                12            41,595,914         12.21%             5.731%          1.70             71.7%
   98%    -    100%               17            55,089,276         16.18%             5.543%          1.45             76.1%

                             ---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           59        $  340,549,363        100.00%             5.400%          1.50x            75.1%
                             ===================================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):       100%
MINIMUM OCCUPANCY RATE AT U/W (1):        82%
WTD. AVG. OCCUPANCY RATE AT U/W (1):      93%

(1)  HOTEL PROPERTIES ARE NOT INCLUDED.
(2)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.

                          GROUP NO. 2 PREPAYMENT OPTION

                                                                           WEIGHTED       WEIGHTED        WEIGHTED
                                                                            AVERAGE       AVERAGE         AVERAGE       WEIGHTED
                                                           PERCENTAGE OF   REMAINING     REMAINING       REMAINING       AVERAGE
                              NUMBER OF   CUT-OFF DATE        INITIAL       LOCKOUT       LOCKOUT       LOCKOUT PLUS    REMAINING
                              MORTGAGE      PRINCIPAL    LOAN GROUP NO. 2   PERIOD     PLUS YM PERIOD  PREMIUM PERIOD   MATURITY
    PREPAYMENT OPTION           LOANS      BALANCE (1)        BALANCE       (YEARS)       (YEARS)          (YEARS)     (YEARS) (2)
-----------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance             54      $   291,718,421       85.66%        8.1             8.1             8.1           8.4
Lockout / Yield Maintenance       5           48,830,942       14.34%        2.7             9.4             9.4           9.7

                             ------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          59      $   340,549,363      100.00%        7.3             8.2             8.2           8.6
                             ======================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN DECEMBER 2003.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003


                      [THIS PAGE INTENTIONALLY LEFT BLANK]


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003


                      [THIS PAGE INTENTIONALLY LEFT BLANK]


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003


                      [THIS PAGE INTENTIONALLY LEFT BLANK]


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                           SIGNIFICANT MORTGAGE LOANS

                                                        PERCENTAGE
                                             CUT-OFF    OF INITIAL                                                   CUT-OFF
                                               DATE      MORTGAGE                    LOAN        MORTGAGE               DATE
                             PROPERTY       PRINCIPAL      POOL      SF/UNITS/        PER        INTEREST  U/W         LTV
 #   LOAN NAME                 TYPE        BALANCE (1)    BALANCE      ROOMS         SF (1)        RATE    DSCR      RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
 1   Mall at Fairfield
     Commons                  Retail      $  85,405,532     6.77%    1,046,726 (2) $     109 (3)   5.450%  1.75x (3)   66.4% (3)
--------------------------------------------------------------------------------------------------------------------------------
 2   Mayfair Mall and
     Office Complex        Retail/Office  $  79,343,515     6.29%    1,277,483     $     155 (4)   3.108%  2.38x (4)   60.1% (4)
--------------------------------------------------------------------------------------------------------------------------------
 3   Stanford Shopping
     Center                   Retail      $  75,000,000     5.95%    1,387,351 (5) $     119 (6)   3.300%  3.43x (6)   49.3% (6)
--------------------------------------------------------------------------------------------------------------------------------
 4   MeriStar Hotel
     Portfolio                Hotel       $  50,881,109     4.03%          519     $  98,037       6.880%  1.71x       74.1%
--------------------------------------------------------------------------------------------------------------------------------
 5   Paramount Plaza          Office      $  44,876,466     3.56%      911,900     $      49       6.150%  2.11x       59.8%
--------------------------------------------------------------------------------------------------------------------------------
 6   Montalvo Square
     Shopping Center          Retail      $  42,300,000     3.35%      218,507     $     194       5.150%  1.53x       80.0%
--------------------------------------------------------------------------------------------------------------------------------
 7   Jefferson At Montfort Multifamily    $  35,000,000     2.77%          662     $  52,870       4.720%  1.52x       72.2%
--------------------------------------------------------------------------------------------------------------------------------
 8   EastBridge Landing    Multifamily    $  33,689,997     2.67%          209     $ 161,196       6.125%  2.02x       37.0%
--------------------------------------------------------------------------------------------------------------------------------
 9   East Thunderbird
     Square North             Retail      $  28,472,696     2.26%      167,412     $     170       6.200%  1.53x       68.3%
--------------------------------------------------------------------------------------------------------------------------------
10   Janss Court            Mixed Use     $  28,295,760     2.24%      125,709     $     225       5.950%  1.38x       75.5%
--------------------------------------------------------------------------------------------------------------------------------
         TOTAL / WTD. AVG.                $ 503,265,075    39.90%          N/A           N/A       5.007%  2.08x       63.2%
================================================================================================================================

 (1) Assumes a Cut-off Date in December 2003.
 (2) Includes 189,847 SF of ground leased anchor space.
 (3) Calculation based on the Mall at Fairfield Commons Total Loan.
 (4) Calculation based on the Mayfair Mall Total Loan.
 (5) Includes 853,338 SF of ground leased anchor space.
 (6) Calculation based on the Stanford Shopping Center Total Loan.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                            MALL AT FAIRFIELD COMMONS

                                LOAN INFORMATION

   CUT-OFF DATE PRINCIPAL BALANCE (1):

     MALL AT FAIRFIELD COMMONS LOAN                   $85,405,532

     MALL AT FAIRFIELD COMMONS COMPANION LOAN         $28,468,511

     MALL AT FAIRFIELD COMMONS TOTAL LOAN             $113,874,043

   FIRST PAYMENT DATE:                                December 1, 2003

   MORTGAGE INTEREST RATE (2):                        5.450% per annum

   AMORTIZATION:                                      360 months

   MATURITY DATE:                                     November 1, 2014

   MATURITY BALANCE (3):                              $69,414,892

   INTEREST CALCULATION:                              Actual/360

   CALL PROTECTION:                                   Lockout/Defeasance: 129
   (PAYMENTS)                                         Open: 3

   LOAN PER SF (1):                                   $109

   UPFRONT RESERVES:                                  Letter of Credit (4)                   $ 4,000,000

   ONGOING RESERVES:                                  Tax and Insurance Reserve (5)

                                                      Replacement Reserve (6)

                                                      Rollover Reserve (7)

   LOCKBOX:                                           Springing

                              PROPERTY INFORMATION

   SINGLE ASSET/PORTFOLIO:                Single Asset

   PROPERTY TYPE:                         Retail

   PROPERTY SUB-TYPE:                     Anchored

   LOCATION:                              Beavercreek, OH

   YEAR BUILT/ YEAR RENOVATED:            1993/N/A

   SQUARE FEET (8):                       1,046,726

   OCCUPANCY (9):                         99.1%

   OWNERSHIP INTEREST:                    Fee

                                                  OPERATING
                                         % OF     COVENTANTS/
                                        TOTAL     LEASE
   MAJOR TENANTS             NRSF       NRSF(8)   EXPIRATION
   -------------             ----       -------   ----------
   Elder Beerman             150,000     14.3%    10/31/2013
   Lazarus, Inc.             149,412     14.3%    01/31/2015
   Parisian                  130,199     12.4%    01/31/2014

   PROPERTY MANAGEMENT:      Glimcher Properties Limited Partnership

   U/W NET CASH FLOW:        $13,516,797

   U/W DSCR (1):             1.75x

   APPRAISED VALUE:          $171,500,000

   CUT-OFF DATE LTV (1):     66.4%

   MATURITY/ARD LTV(1):      54.0%

(1) The Mall at Fairfield Commons Loan is pari passu with the Mall At Fairfield Commons Companion Loan, which has a cut-off date principal balance of $28,468,511. Unless otherwise stated, calculations presented herein are based on the Mall At Fairfield Commons Total Loan.

(2) The Mall at Fairfield Commons Mortgage Loan and the Mall At Fairfield Commons Companion Loan each have a mortgage interest rate of 5.450%.

(3)  The Mall at Fairfield Commons Total Loan maturity balance is $92,553,190.

(4) The borrower pledged a letter of credit that may be drawn upon by lender in the event that construction is not completed for the portion of the Mall at Fairfield Commons Property leased to Galyan's Trading Company.

(5) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies, provided that the borrower will not be required to make any payments into (i) the tax reserve for the portion of the Mall at Fairfield Commons Property leased to Lazarus, Inc. ("Lazarus") for so long as (A) no event of default exists, (B) the lease with Lazarus requires the tenant to pay taxes directly to the appropriate taxing authority and (C) the borrower furnishes lender with paid tax receipts with respect to the parcel leased to Lazarus in a timely manner and (ii) the insurance reserve for so long as (X) no event of default has occurred and is continuing and
     (Y) the borrower maintains blanket policies and provides lender with evidence of all required coverages.

(6) If the debt service coverage ratio is less than 1.35x, the borrower is required to deposit $14,997.58 per month into a replacement reserve to fund ongoing repairs and replacements, provided that the borrower will not be required to make monthly deposits into the replacement reserve when the Mall at Fairfield Commons Property has achieved debt service coverage ratio of at least 1.35x for at least two consecutive calendar quarters.

(7) If the debt service coverage ratio is less than 1.35x, the borrower is required to deposit $45,243.83 per month into a rollover reserve to fund tenant improvement and leasing commission obligations, provided that the borrower will not be required to make monthly deposits into the rollover reserve when the Mall at Fairfield Commons Property has achieved an debt service coverage ratio of at least 1.35x for at least two consecutive calendar quarters.

(8) Includes space ground leased to Lazarus, Inc. (149,412 square feet) and all ground-leased pad sites (40,435 square feet).

(9) Occupancy is based on the August 31, 2003 rent roll and does not include ground leased square footage.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                            MALL AT FAIRFIELD COMMONS

                             ADDITIONAL INFORMATION

  - The Mall at Fairfield Commons is expected to be shadow rated BBB by S&P and BBB by Fitch.

  - The subject improvements consist of a 1,046,726 SF, comprised of 856,879 SF of mall space, 149,412 SF for Lazarus, Inc., and 40,435 SF of pads. The Lazarus, Inc. and pad space are on ground leases, while improvements are not part of the collateral. The center is anchored by Elder Beerman (150,000 SF), Lazarus (149,412 SF), Sears (127,922 SF), Parisian (130,199
     SF) and J.C. Penney (126,170 SF). A new ground lease tenant, Galyan's Trading Company, has plans to complete an approximately 84,000 SF store, which is expected to be open for business in 2005.

  - The subject's improvements were completed in 1993 and contain a single elongated, irregular shaped, two-story building with 130 tenant spaces. Mall shops include GAP (17,995 SF; lease exp. 10/31/2011), Abercrombie and Fitch (8,238 SF; lease exp. 08/31/2010), Eddie Bauer (5,682 SF; lease exp. 01/31/2004), The Limited (9,069 SF; lease exp. 01/31/2009), Banana Republic (5,804; lease exp. 01/31/2012), Bath and Body Works (6,352 SF; lease exp. 11/30/06) and The Disney Store (3,384 SF; lease exp. 12/31/2005). The property is currently 99.1% occupied. Average in-line sales were $335 PSF for the twelve months ended July 31, 2003. The occupancy costs for the in-line tenants were 13.5%.

  - The Mall at Fairfield Commons is located in Beavercreek, Ohio, a suburb of Dayton, and is part of the Dayton-Springfield MSA.

  - The subject is considered to be the dominant mall in the Dayton-Springfield MSA.

  - The Mall at Fairfield Commons draws people from a radius of approximately 30 miles. The primary trade area is considered to be ten miles with a secondary trade area of an additional twenty miles. The 2002 average household income within a ten, twenty and thirty mile radius of the subject is $56,596, $58,586 and $58,082, respectively. The 2002 population within a ten, twenty, and thirty mile radius is 452,361, 890,821 and 1,201,444, respectively.

  - The Mall Fairfield Commons Property is located within 15 miles of many of the areas top employers, providing a good-sized population base from which to draw. One of the largest employers is Wright-Patterson Air Force Base, which is unique when compared to other bases across the country due to its technological facilities and research. The trade area also includes some of the country's top technical and manufacturing companies including Delphi Automotive, Reynolds & Reynolds, GM, Navistar International and NCR.

  - The sponsor for this loan is Glimcher Properties Limited Partnership ("GPLP") which acts as the operating partnership of Glimcher Realty Trust ("GRT"). GRT is a fully-integrated, self-administered and self-managed Maryland Real Estate Investment Trust and an owner, developer, and manager of retail properties consisting of regional and super regional malls and community shopping centers including single tenant retail properties. GRT is headquartered in Columbus, Ohio. Through its subsidiary partnerships, it currently manages and leases a total of 73 properties containing 25.7 million SF of net rentable area in 22 states. As of November 5, 2003, GRT's total market capitalization was approximately $750 million.

  - The property is managed by affiliates of the borrower, Glimcher Properties Limited.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                            MALL AT FAIRFIELD COMMONS

                             LEASE ROLLOVER SCHEDULE

                                                                                                         CUMULATIVE % OF
                    # OF LEASES  AVERAGE BASE RENT PER                 CUMULATIVE % OF  % OF TOTAL BASE   TOTAL RENTAL
        YEAR          ROLLING              SF           % OF TOTAL SF        SF         RENTAL REVENUES     REVENUES
------------------------------------------------------------------------------------------------------------------------
         MTM              4             $ 30.46               1.4%            1.4%            2.8%             2.8%
------------------------------------------------------------------------------------------------------------------------
        2003              1             $ 23.00               0.4%            1.7%            0.6%             3.4%
------------------------------------------------------------------------------------------------------------------------
        2004             24             $ 33.20               6.8%            8.6%           15.2%            18.6%
------------------------------------------------------------------------------------------------------------------------
        2005             12             $ 30.22               3.4%           12.0%            6.9%            25.5%
------------------------------------------------------------------------------------------------------------------------
        2006              6             $ 35.07               1.3%           13.3%            3.1%            28.6%
------------------------------------------------------------------------------------------------------------------------
        2007              5             $ 34.21               1.3%           14.7%            3.1%            31.7%
------------------------------------------------------------------------------------------------------------------------
        2008             17             $  7.03              33.5%           48.2%           15.8%            47.5%
------------------------------------------------------------------------------------------------------------------------
        2009             12             $ 22.81               6.9%           55.0%           10.5%            58.0%
------------------------------------------------------------------------------------------------------------------------
        2010              3             $ 22.28               2.1%           57.1%            3.1%            61.1%
------------------------------------------------------------------------------------------------------------------------
        2011              5             $ 31.08               2.7%           59.9%            5.7%            66.8%
------------------------------------------------------------------------------------------------------------------------
        2012              7             $ 35.81               2.3%           62.2%            5.6%            72.5%
------------------------------------------------------------------------------------------------------------------------
        2013              9             $  8.57              18.7%           80.9%           10.7%            83.2%
------------------------------------------------------------------------------------------------------------------------
        2014             10             $ 13.37              17.6%           98.5%           15.8%            99.0%
------------------------------------------------------------------------------------------------------------------------
 GREATER THAN 2016        1             $ 26.00               0.6%           99.1%            1.0%           100.0%
------------------------------------------------------------------------------------------------------------------------
       Vacant           N/A                 N/A               0.9%          100.0%            N/A              N/A
------------------------------------------------------------------------------------------------------------------------


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003


                      [THIS PAGE INTENTIONALLY LEFT BLANK]


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                         MAYFAIR MALL AND OFFICE COMPLEX

                                LOAN INFORMATION

   CUT-OFF DATE PRINCIPAL BALANCE (1):

     MAYFAIR MALL LOAN                      $79,343,515

     MAYFAIR MALL COMPANION LOANS           $119,015,273

     MAYFAIR MALL TOTAL LOAN:               $198,358,788

   FIRST PAYMENT DATE:                      August 11, 2003

   MORTGAGE INTEREST RATE (2):              3.108% per annum

   AMORTIZATION:                            360 Months

   MATURITY DATE:                           July 11, 2008

   MATURITY BALANCE (3):                    $71,457,181

   INTEREST CALCULATION:                    Actual/360

   CALL PROTECTION:                         Lockout/Defeasance: 56
   (PAYMENTS)                               Open: 4

   LOAN PER SF (1):                         $155

   UPFRONT RESERVES:                        None

   ONGOING RESERVES:                        Tax and Insurance Reserve(4)

                                            Rollover Reserve (5)

                                            Replacement Reserve (6)

   LOCKBOX:                                 Hard

                              PROPERTY INFORMATION

   SINGLE ASSET/PORTFOLIO:                  Portfolio

   PROPERTY TYPE (7):                       Retail / Office

   PROPERTY SUB-TYPE:                       Anchored / CBD

   LOCATION:                                Wauwatosa, WI

   YEAR BUILT/RENOVATED (7):                1957 / 2003

   SQUARE FOOTAGE (8):                      1,277,483

   OCCUPANCY (7) (9):                       93%

   OWNERSHIP INTEREST:                      Fee

MAJOR TENANT(S):

            (Please refer to "Mayfair Mall Tenant Information" Table)

   PROPERTY MANAGEMENT:                     General Growth Management, Inc.

   U/W NET CASH FLOW:                       $24,443,593

   U/W DSCR (1):                            2.38x

   APPRAISED VALUE:                         $330,000,000

   CUT-OFF DATE LTV (1):                    60.1%

   MATURITY/ARD LTV (1):                    54.1%

(1) The Mayfair Mall Loan is pari passu with the Mayfair Mall Companion Loans, which have a principal balance of $49,589,697 and $69,425,576 as of December 11, 2003. Unless otherwise stated, calculations presented herein are based on the Mayfair Mall Total Loan.

(2) The Mayfair Mall Loan and the Mayfair Mall Companion Loans each have a mortgage interest rate of 3.108% per annum.

(3)  The Mayfair Mall Total Loan maturity balance is $178,642,952.

(4) Upon the occurrence and during the continuance of a Trigger Event, the borrower will be required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies. A "Trigger Event" includes the occurrence of: (i) an event of default under the Mayfair Mall Loan or (ii) the debt service coverage ratio is less than 1.35x for the 12 calendar months immediately preceding the date of determination.

(5) Upon the occurrence and during the continuance of a Trigger Event, the borrower is required to deposit $119,969 per month into a rollover reserve to fund tenant improvement and leasing obligations until the fund equals $1,439,624.

(6) Upon the occurrence and during the continuance of a Trigger Event, the borrower is required to deposit $17,716 per month into a replacement reserve until the fund equals $212,589.

(7)  Refer to the "Portfolio Information" table.

(8)  Exclusive of non-owned anchor.

(9)  Occupancy at U/W is based on the July 14, 2003.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                         MAYFAIR MALL AND OFFICE COMPLEX

                              PORTFOLIO INFORMATION

                                                                                              LATER OF YEAR
                                                           PROPERTY                            BUILT/ YEAR
PROPERTY NAME                          CITY                  TYPE              NRA (1)          RENOVATED        OCCUPANCY (1)
-------------                          ----                  ----              -------          ---------        -------------
Mayfair Mall - Retail                Wauwatosa              Retail              858,165           2003                97%
Mayfair Mall - Office Complex        Wauwatosa              Office              419,318           2003                87%
------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                         1,277,483
------------------------------------------------------------------------------------------------------------------------------

                               TENANT INFORMATION

                                                                                                                    LEASE
                                                                                                 % OF             EXPIRATION
PROPERTY NAME                    TENANT NAME                                   NRSF(1)         NRSF(1)(2)           DATE(1)
-------------                    -----------                                   -------         -----------          -------
MAYFAIR MALL - RETAIL            Boston Store (3)                              210,714             N/A                 N/A
                                 Marshall Field's                              288,596            33.6%             1/31/2007
                                 AMC Theater                                    89,149            10.4%             4/30/2019
                                 Barnes & Noble                                 30,925             3.6%             1/31/2014

MAYFAIR MALL - OFFICE COMPLEX    St Joseph's                                    54,932            13.1%             9/30/2008
                                 Aurora Health Care                             37,447             8.9%            11/30/2011
                                 Firstar Bank Milwaukee NA                      11,512             2.7%            12/31/2005

(1)  Based on a rent roll dated July 14, 2003.

(2)  Percentages are based on the Net Rentable Area for each property.

(3)  Boston Store is a shadow anchor, and is not a part of the collateral.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                         MAYFAIR MALL AND OFFICE COMPLEX

                             ADDITIONAL INFORMATION

  - The Mayfair Mall Loan is expected to be shadow rated A- by S&P and A- by Fitch.

  - The subject property is located eight miles west of downtown Milwaukee in the affluent community of Wauwatosa, Wisconsin. The subject comprises a total of 1,277,483 SF, which is anchored by Boston Store (210,714 SF; not part of the collateral), Marshall Field's, an 18-screen AMC Multiplex Theater and four office buildings. The mall is 97% occupied. The four office buildings, which have a total GLA of 419,318 RSF, are 87% occupied by approximately 122 tenants. The retail space is comprised of 377,745 SF of anchor space and 480,420 SF of in-line space for a total of 858,165 SF. There is 419,318 SF of office space.

  - The 1,068,870 SF mall has just completed the last phase of a $6.1 million renovation and expansion program that increased the size of the mall by 125,000 SF over the last two years. The mall was originally constructed in 1957, enclosed in 1973 and expanded in 1986. The subject was also expanded and renovated in 1999 with the addition of the cinema. The most recent office building was constructed in 1982.

  - The Mayfair Mall, which has exhibited occupancy levels in excess of 93% for the last three years, is the largest regional mall development in the state of Wisconsin. Located at the intersection of Interstates 43, 45, and 94, the subject has excellent visibility and access from all parts of the metropolitan area and the state.

  - Marshall Field's, which occupies a 288,596 SF store at the subject, had 2002 sales of $62.2 million or $216 PSF. This is their only store in Milwaukee. The Boston Store (not part of the collateral), which is owned by Saks, Inc., had sales of $43.0 million in 2002 or $199 PSF. AMC Cinema, which has 18 screens with stadium seating, had 2002 sales of $489,667 per screen. In-line store sales are well above the national medians. In 2002, in-line sales averaged $510 PSF, an increase of 5.8% over the prior year's average. The trailing twelve months ended 4/30/03 indicated average sales of $511 PSF, which equates to an average occupancy cost of approximately 10%.

  - In-line tenant composition includes national and regional retailers including Restoration Hardware, L'Occitane, The Sharper Image, Coldwater Creek, Pottery Barn Kids, Gap Body, J. Crew, The Body Shop, Talbot's, Aveda, Nine West and a two-story Barnes & Noble. Mayfair is home to the only Ann Taylor, Williams-Sonoma, Banana Republic, and Coach stores in the Milwaukee area.

  - There are four Class B office buildings that are occupied by about 122 tenants, of which only St. Joseph's (13.1% of NRA) occupies more than 10% under a lease expiring 9/30/08. The next largest tenant is Aurora Health Care, which occupies 8.9% of aggregate net rentable area under a lease expiring in 11/30/11. No other tenant occupies more than 3% of the aggregate NRA.

  - The North Tower building (built in 1977) contains 119,727 SF and the Bank Tower (built in 1973) building contains 122,336 SF. Both buildings are 12-stories. The Atrium (built in 1982) is a four-story building containing 88,678 SF with a central full-height atrium. There is also a six-story professional building on the east side of the mall that is contained within, and extends above the roofline of the mall building.

  - The sponsor and manager, General Growth Management, Inc. (NYSE: GGP), founded in 1954 by the Bucksbaums, is now the second largest regional mall REIT in the country. It has a total market capitalization of $4.75 billion. Since listing in 1993, the company posted compound annualized FFO growth per share of approximately 15%. The Bucksbaum family retains a 24% interest and remains involved in the daily management of the company.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                         MAYFAIR MALL AND OFFICE COMPLEX

                   LEASE ROLLOVER SCHEDULE FOR RETAIL / OFFICE

                                                                                                                   CUMULATIVE % OF
                      # OF LEASES   AVERAGE BASE RENT PER                   CUMULATIVE % OF    % OF TOTAL BASE       TOTAL RENTAL
        YEAR            ROLLING             SF              % OF TOTAL SF         SF           RENTAL REVENUES        REVENUES
----------------------------------------------------------------------------------------------------------------------------------
         MTM              18             $  12.08                2.3%             2.3%                1.8%               1.8%
----------------------------------------------------------------------------------------------------------------------------------
        2003              15             $  14.78                2.2%             4.5%                2.1%               3.9%
----------------------------------------------------------------------------------------------------------------------------------
        2004              30             $  12.53                4.5%             9.0%                3.6%               7.4%
----------------------------------------------------------------------------------------------------------------------------------
        2005              31             $  16.94                6.2%            15.2%                6.7%              14.1%
----------------------------------------------------------------------------------------------------------------------------------
        2006              26             $  20.72                4.8%            19.9%                6.3%              20.5%
----------------------------------------------------------------------------------------------------------------------------------
        2007              24             $   4.08               25.7%            45.6%                6.7%              27.2%
----------------------------------------------------------------------------------------------------------------------------------
        2008              22             $  20.30                6.9%            52.4%                8.9%              36.1%
----------------------------------------------------------------------------------------------------------------------------------
        2009              25             $  23.90                7.9%            60.4%               12.1%              48.3%
----------------------------------------------------------------------------------------------------------------------------------
        2010               9             $  39.14                1.3%            61.7%                3.4%              51.6%
----------------------------------------------------------------------------------------------------------------------------------
    GREATER THAN
  OR EQUAL TO 2011        70             $  23.85               31.7%            93.4%               48.4%             100.0%
----------------------------------------------------------------------------------------------------------------------------------
       Vacant            N/A                  N/A                6.6%           100.0%                N/A                N/A
----------------------------------------------------------------------------------------------------------------------------------


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC,
Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                            STANFORD SHOPPING CENTER

                                LOAN INFORMATION

   CUT-OFF DATE PRINCIPAL BALANCE (1):

     STANFORD SHOPPING CENTER LOAN            $75,000,000

     STANFORD SHOPPING CENTER

     COMPANION LOANS                          $90,000,000

     STANFORD SHOPPING CENTER

     TOTAL LOAN                               $165,000,000

   FIRST PAYMENT DATE:                        October 11, 2003

   MORTGAGE INTEREST RATE (1):                3.300% per annum

   AMORTIZATION:                              Interest Only

   MATURITY DATE:                             September 11, 2008

   MATURITY BALANCE (2):                      $75,000,000

   INTEREST CALCULATION:                      Actual/360

   CALL PROTECTION:                           Lockout/Defeasance: 53
   (PAYMENTS)                                 Open: 7

   LOAN PER SF (1):                           $119

   UPFRONT RESERVES                           None

   ONGOING RESERVES                           Tax and Insurance Reserve (3)

                                              Replacement Reserve (4)

                                              Rollover Reserve (5)

                                              Ground Lease Reserve (6)

   LOCKBOX:                                   Springing

   MEZZANINE (1):                             $55,000,000

                              PROPERTY INFORMATION

   SINGLE ASSET/PORTFOLIO:                    Single Asset

   PROPERTY TYPE:                             Retail

   PROPERTY SUB-TYPE:                         Anchored

   LOCATION:                                  Palo Alto, CA

   YEAR BUILT/ YEAR RENOVATED:                1956/2002

   SQUARE FEET (7):                           1,387,351

   OCCUPANCY (8):                             96.0%

   OWNERSHIP INTEREST:                        Leasehold

                                                          OPERATING
                                                % OF      COVENANTS/
                                               TOTAL      LEASE
   MAJOR TENANTS                   NRSF       NRSF(7)     EXPIRATION
   -------------                   ----       -------     ----------
   Bloomingdale's (9)              228,986     16.5%      2/24/2029
   Macy's (9)                      225,830     16.3%      2/18/2029
   Nordstrom (9)                   180,000     13.0%      10/31/2010
   Neiman Marcus (9)               120,000     8.65%      6/30/2022

   PROPERTY MANAGEMENT:                       Simon Management Associates, LLC

   U/W NET CASH FLOW:                         $18,932,926

   U/W DSCR (1):                              3.43x

   APPRAISED VALUE:                           $335,000,000

   CUT-OFF DATE LTV (1):                      49.3%

   MATURITY/ARD LTV (1) (2):                  49.3%


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

(1) The Stanford Shopping Center Total Loan has an original balance of $165,000,000. The Stanford Shopping Center Loan is pari passu with two Stanford Shopping Center Companion Loans which each have a principal balance of $45,000,000 as of December 11, 2003. The Stanford Shopping Center Loan and the Stanford Shopping Center Companion Loans each have a mortgage interest rate of 3.300%. Unless otherwise stated, calculations presented herein are based on the Stanford Shopping Center Total Loan. There is also a Member Loan of $55,000,000 that is secured by partnership distributions and is guaranteed by Simon Property Group.

(2)  The Stanford Shopping Center Total Loan maturity balance is $165,000,000.

(3) Upon the occurrence and during the continuance of a Lockbox Event, the borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies; provided that the borrower will not be required to make any payments into the tax and insurance reserve if (x) with respect to
     (a) or (b) above, following a Lockbox Event, Simon Property Group, L.P. delivers to lender a Guaranty of Taxes and Insurance Premiums or (y) solely with respect to (b) above, the borrower maintains blanket policies prepaid 12 months in advance and provides the lender with evidence of all required coverages. A Lockbox Event includes the occurrence of: (i) an event of default under the Stanford Shopping Center Total Loan or (ii) a decline below $11,500,000 in the net operating income for the previous four quarters as of the end of two consecutive calendar quarters. If, after a Lockbox Event, Simon Property Group, L.P.'s credit rating drops below "BBB-," the borrower must deposit and pay to lender an amount equal to the amount that the borrower would have been required to deposit in the reserve account as of such date.

(4) Upon the occurrence and during the continuance of a Lockbox Event, the borrower is required to deposit $8,968 per month into a replacement reserve to fund ongoing repairs and replacements, provided that the borrower will not be required to make any payments into the replacement reserve fund if
     (i) the balance of the reserve equals or exceeds $215,232 or (ii) if, following a Lockbox Event, Simon Property Group, L.P. delivers to lender a guaranty of the replacement reserve. If, after a Lockbox Event, Simon Property Group, L.P.'s credit rating drops below "BBB-," the borrower must deposit and pay to lender an amount equal to the amount that the borrower would have been required to deposit in the reserve account as of such date.

(5) Upon the occurrence and during the continuance of a Lockbox Event, the borrower is required to deposit $33,333 per month into a rollover reserve to fund ongoing TI/LC's, provided that the borrower will not be required to make any payments into the rollover reserve if: (i) the balance of the reserve equals or exceeds $1,000,000 or (ii) if Simon Property Group, L.P. delivers to lender a guaranty of the rollover reserve. If, after a Lockbox Event, Simon Property Group, L.P.'s credit rating drops below "BBB-," the borrower must deposit and pay to lender an amount equal to the amount that the borrower would have been required to deposit in the reserve account as of such date.

(6) Upon the occurrence and during the continuance of a Lockbox Event, the borrower is required to make a one time deposit of $833,334 into a ground lease reserve. If at any time during a Lockbox Event the amount on deposit in the ground lease reserve account falls below the ground lease deposit, the borrower is required to pay the lender the amount necessary to cause the balance of the ground lease reserve account to equal the ground lease deposit.

(7)  Includes 853,338 SF of ground leased anchor space.

(8) Occupancy is based on the June 30, 2003 rent roll and does not include ground leased square footage.

(9)  Ground leased anchor.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                            STANFORD SHOPPING CENTER

                             ADDITIONAL INFORMATION

  - The $75 million Stanford Shopping Center Loan is expected to be shadow rated BBB by S&P and BBB by Fitch. The $165 million whole loan is comprised of the $75 million Stanford Shopping Center Loan and two $45 million Stanford Shopping Center Companion Loans.

  - The subject property is a regional mall located in Palo Alto, CA, that is centrally positioned 33 miles south of San Francisco and 16 miles north of San Jose. The subject has excellent trade area penetration as it is well-positioned between two major freeways: Interstate 280 located four miles to the west and Highway 101 located two miles to the east.

  - The subject was built in 1956 and renovated in 2002, when two multi-tenant buildings were completed, totaling approximately 73,000 SF. There are 20 buildings, for a total of 1,387,351 SF of leasable space, including five ground leased anchors and the Bank of America ground leased outparcel.

  - The five anchor tenants at the subject property include: Neiman Marcus (120,000 SF) with sales of $450 PSF, Nordstrom (180,000 SF) with sales of $426 PSF, Macy's (225,830 SF) with sales of $260 PSF, Bloomingdales (228,986 SF) with sales of $176 PSF and Macy's Mens Store (94,337 SF) with sales of $156 PSF. Andronico's (32,262 SF) with sales of $680 PSF and Crate & Barrel Home (39,173 SF) with sales of $368 PSF are two junior anchors at the mall. All sales figures are for the 2002 calendar year.

  - There are approximately 130 in-line tenants (329,383 SF) at the subject, with average in-line sales of $641 PSF for the trailing 12 periods ending June 30, 2003 resulting in an occupancy cost of 9.5%. In-line tenants include top national retailers such as Pottery Barn, The Coach Store, A/A Armani Exchange, The Gap, Talbots, Ann Taylor, Polo Ralph Lauren, Banana Republic, Williams Sonoma, Brooks Brothers, Tiffany & Co. and Sephora.

  - The Stanford Shopping Center is considered to be the dominant retail destination in the San Francisco Bay Area.

  - Overall occupancy at the subject was 98.5% with in-line occupancy was 95.6% as of June 2003.

  - The market is comprised of residents with an average household income of $122,560, which is nearly double the national average of $64,300 and over
     1.6 times greater than the California average of $75,400.

  - The Sponsor of the loan is Simon Property Group, L.P. (SPG). SPG is a self-administered and self-managed real estate investment trust. SPG, along with its affiliated management company, currently own or have an interest in 258 properties containing an aggregate of 195 million SF in 36 states, as well as eight assets in Europe and Canada. SPG is the largest publicly traded retail real estate company in North America with a total market capitalization of approximately $9 billion as of November 6, 2003.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                            STANFORD SHOPPING CENTER

                   LEASE ROLLOVER SCHEDULE FOR RETAIL / OFFICE

                                                                                                                   CUMULATIVE % OF
                      # OF LEASES   AVERAGE BASE RENT PER                   CUMULATIVE % OF     % OF TOTAL BASE      TOTAL RENTAL
        YEAR            ROLLING             SF              % OF TOTAL SF         SF            RENTAL REVENUES        REVENUES
----------------------------------------------------------------------------------------------------------------------------------
        MTM                 8            $  50.03                2.0%             2.0%                2.4%                2.4%
----------------------------------------------------------------------------------------------------------------------------------
        2003               10            $  37.79                4.3%             6.3%                3.9%                6.3%
----------------------------------------------------------------------------------------------------------------------------------
        2004               16            $  45.77                5.3%            11.6%                5.9%               12.2%
----------------------------------------------------------------------------------------------------------------------------------
        2005               14            $  51.88                6.1%            17.7%                7.6%               19.8%
----------------------------------------------------------------------------------------------------------------------------------
        2006                9            $  59.34                5.1%            22.8%                7.3%               27.1%
----------------------------------------------------------------------------------------------------------------------------------
        2007               25            $  46.16               14.8%            37.6%               16.5%               43.6%
----------------------------------------------------------------------------------------------------------------------------------
        2008               16            $  44.19               10.4%            48.0%               11.1%               54.7%
----------------------------------------------------------------------------------------------------------------------------------
        2009                3            $  34.47                3.5%            51.6%                2.9%               57.6%
----------------------------------------------------------------------------------------------------------------------------------
        2010                5            $  38.31                4.6%            56.2%                4.3%               61.9%
----------------------------------------------------------------------------------------------------------------------------------
    GREATER THAN
  OR EQUAL TO 2011         36            $  40.16               39.4%            95.6%               38.1%              100.0%
----------------------------------------------------------------------------------------------------------------------------------
       Vacant             N/A                 N/A                4.4%           100.0%                N/A                 N/A
----------------------------------------------------------------------------------------------------------------------------------


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                            MERISTAR HOTEL PORTFOLIO

                                LOAN INFORMATION

   CUT-OFF DATE PRINCIPAL BALANCE:           $50,881,109

   FIRST PAYMENT DATE:                       November 11, 2003

   MORTGAGE INTEREST RATE:                   6.880% per annum

   AMORTIZATION:                             300 months

   ARD DATE:                                 October 11, 2013

   MATURITY DATE:                            October 11, 2028

   ARD BALANCE:                              $40,652,182

   INTEREST CALCULATION:                     Actual/360

   CALL PROTECTION:                          Lockout/Defeasance:  116
   (PAYMENTS)                                Open: 4

   LOAN PER UNIT:                            $98,037

   UPFRONT RESERVES:                         Required Repair Reserve        $15,475

   ONGOING RESERVES:                         Tax and Insurance Reserve      Yes

                                             Replacement Reserve Fund       4%

   LOCKBOX:                                  Hard

                              PROPERTY INFORMATION

   SINGLE ASSET/PORTFOLIO:                   Portfolio

   PROPERTY TYPE:                            Hotel

   PROPERTY SUB-TYPE:                        Full Service

   LOCATION:                                 Various

   YEAR BUILT/ YEAR RENOVATED:               Various

   ROOMS:                                    519

   OCCUPANCY :                               N/A

   OWNERSHIP INTEREST:                       Fee

   PROPERTY MANAGEMENT:                      Interstate Management Company, L.L.C.

   U/W NET CASH FLOW:                        $7,303,120

   U/W DSCR:                                 1.71x

   APPRAISED VALUE:                          $68,650,000

   CUT-OFF DATE LTV:                         74.1%

   MATURITY/ARD LTV:                         59.2%

                              PORTFOLIO INFORMATION

                                 YEAR BUILT/                                            ORIGINAL LOAN          APPRAISAL
PROPERTY NAME                  YEAR RENOVATED             LOCATION        ROOMS            BALANCE               VALUE
-------------                  --------------             --------        -----         -------------         ------------
Hilton Seelbach                  1905 / 2000           Louisville, KY      321          $  34,000,000         $ 47,000,000
Sheraton Great Valley            1990 / 2003             Frazer, PA        198          $  17,000,000         $ 21,650,000


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                            MERISTAR HOTEL PORTFOLIO

                             ADDITIONAL INFORMATION

  - The Hilton Seelbach, centrally located in the City of Louisville, KY, is a four star, four diamond hotel.

  - The Sheraton Great Valley is a three diamond hotel located in Frazer, PA (22 miles from Philadelphia).

  - Hilton Seelbach is an 11-story building comprising a total of 320,863 gross SF. The sixth floor is designated as a Hilton Honors floor (typically reserved exclusively for Hilton Honors members). The seventh and eighth floors are concierge levels (require elevator card key access). Each of these floors feature upgraded amenities. In addition to the approximately 32,000 SF of meeting space, the hotel has three restaurants, a fitness center, a concierge lounge, a business center (for concierge level guests) and a gift shop. Food and beverage outlets include the Oakroom (the only five-diamond restaurant in Kentucky), Otto's Cafe, The Corner and the Old Seelbach Bar. Hilton Seelbach has easy access to the downtown area and the Louisville Airport (8 miles away) via the I-65 freeway. It is on the National Register of Historic Places. Recent improvements in the market include a $102 million expansion of the convention center (5.2 miles from the subject). In 1995, 18,500 SF of meeting space was added at a cost of $5.6 million. In 1998, MeriStar purchased the property and made $7 million of further renovations.

  - Hilton Seelbach has consistently outperformed its submarket as the premiere hotel in downtown Louisville. The subject has outperformed its submarket in the last three years, which is evidenced by the property's penetration ratio of 125%. 2002 figures include an occupancy level of 71.4%, ADR of $124.36 and RevPar of $88.73.

  - The Sheraton Great Valley is a 5-story building comprising a total of 152,452 gross SF. There is approximately 7,091 SF of meeting space (including three ballrooms) a lounge, an indoor swimming pool, a restaurant, a fitness center, a business center and a gift shop. Food and beverage outlets, renovated in 2003, include The White Horse Tavern (located in a one story extension of the main structure constructed circa 1760's) and the Chesterfield lounge. The Sheraton Club lounge (on the top floor of the hotel) has complementary wine and hors d'oeuvres in the evening and an upgraded continental breakfast in the morning.

  - The Sheraton Great Valley has easy access to the Great Valley area via the PA Turnpike (10 miles to the west) and the Philadelphia airport (25 miles to the northwest). At the time of purchase in 1998, Meristar spent approximately $4.0 million to add 44 rooms. Over $3 million of renovations are scheduled to be completed in 2003/2004, including improvements to the fitness center, restaurant, concierge lounge, lobby, elevators, guest rooms
     (160), guest baths (134), HVAC's and more.

  - In 2002, the Sheraton Great Valley had an occupancy of 64.6%, ADR of $118.33 and RevPar of $76.61. The subject benefits from close proximity (within five miles) to the area's primary demand generators, including five corporate parks, West Chester University, and QVC Studios. Unemployment in the subject's MSA has been lower than the state and national average for the last six years.

  - The sponsor of the loan is MeriStar Hospitality (NYSE: MHX). MeriStar Hospitality, headquartered in Arlington, Virginia has a portfolio of 100 primarily upscale full-service hotels in 25 states, the District of Columbia and Canada. The hotels operate under such brands as Hilton, Sheraton, Marriott, Embassy Suites, Westin and Doubletree. The company was founded in August 1998 as a result of the merger of CapStar Hotel Company and American General Hospitality.

  - The MeriStar hotels are managed by Interstate Management Company L.L.C., the nation's third largest third party hotel management company. Interstate manages more than 300 hotels in 42 states and Canada. Intersate's stock is traded on the New York Stock Exchange under the symbol IHR.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                                 PARAMOUNT PLAZA

                                LOAN INFORMATION

   CUT-OFF DATE PRINCIPAL BALANCE:     $44,876,466

   FIRST PAYMENT DATE:                 October 11, 2003

   MORTGAGE INTEREST RATE:             6.150% per annum

   AMORTIZATION:                       360 months

   MATURITY DATE:                      September 11, 2013

   MATURITY BALANCE:                   $38,334,447

   INTEREST CALCULATION:               Actual/360

   CALL PROTECTION:                    Lockout/Defeasance: 117
   (PAYMENTS)                          Open: 3

   LOAN PER UNIT:                      $49

   UPFRONT RESERVES:                   Tax and Insurance Reserve (1)       $315,000

                                       Stabilization Reserve (2)         $2,000,000

                                       Rollover Reserve (3)                $250,000

   ONGOING RESERVES:                   Tax and Insurance Reserve (1)

                                       Replacement Reserve               $11,398/mo

                                       Rollover Reserve (3)

                                       DSCR Reserve (4)

   LOCKBOX:                            Modified

                              PROPERTY INFORMATION

   SINGLE ASSET/PORTFOLIO:             Single Asset

   PROPERTY TYPE:                      Office

   PROPERTY SUB-TYPE:                  CBD

   LOCATION:                           Los Angeles, CA

   YEAR BUILT/ YEAR RENOVATED:         1969/1990

   SQUARE FEET:                        911,900

   OCCUPANCY (5):                      84.0%

   OWNERSHIP INTEREST:                 Fee

                                                      % OF
                                                     TOTAL      LEASE
   MAJOR TENANTS                           NRSF       NRSF      EXPIRATION
   -------------                           ----       ----      ----------
   California Department of Social        64,944      7.1%      7/1/2004
      Services                            24,739      2.7%      9/30/2005
                                          ------      ----
                     Total                89,683      9.8%

   Wilshire Business Center               50,887      5.6%      12/31/2006
   Los Angeles Department of              36,698      4.0%      1/1/2008
   Building and Safety

   PROPERTY MANAGEMENT:                Jamison Properties, Inc.

   U/W NET CASH FLOW:                  $6,931,117

   U/W DSCR:                           2.11x

   APPRAISED VALUE:                    $75,000,000

   CUT-OFF DATE LTV:                   59.8%

   MATURITY/ARD LTV:                   51.1%

(1) At closing, the borrower deposited six months of taxes and insurance premiums, which amounts can be replaced with a letter of credit. Upon the occurrence and during the continuation of an event of default under the Paramount Plaza Loan the borrower will be required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(2) At closing, the borrower deposited $2,000,000 in a stabilization reserve. Stabilization reserve funds are available for disbursement to the borrower in amounts greater than $500,000 each from April 11, 2004 through December 11, 2004 if the borrower provides evidence that (i) the Paramount Plaza Property has achieved an occupancy rate of not less than 85.0% and (ii) the Paramount Plaza Property has achieved a debt service coverage ratio of at least 1.30x for the immediately preceding six calendar months. Funds not disbursed by lender by December 11, 2004 will be transferred to the rollover reserve.

(3) On October 11, 2004, the borrower is required to make an initial deposit of $250,000 into a rollover reserve to fund tenant improvement and leasing commission obligations. Beginning November 11, 2004, the borrower is required to deposit $20,000 per month into the rollover reserve, provided that the borrower is not required to make a deposit to the rollover reserve when the balance equals or exceeds $750,000. However, upon the one-time deposit is made into the rollover reserve from funds initially on deposit in the stabilization reserve fund, there will be no limit on the balance in the rollover reserve until the balance thereof equals or exceeds $1,000,000 after which the borrower is not required to make a deposit to the rollover reserve for so long as the balance equals or exceeds $1,000,000.

(4) If the debt service coverage ratio for the prior six month period is less than 1.20x, the borrower is thereafter required to deposit excess cash flow (minus required payments to other reserves) into a debt service reserve. The entire debt service reserve is available for disbursement to the borrower when the Paramount Plaza Property has achieved a debt service coverage ratio of 1.30x for the previous twelve calendar months. In addition, the lender, at its discretion, may utilize debt service reserve funds to satisfy revenue shortfalls which would otherwise cause an event of default under the Paramount Plaza Loan.

(5)  Occupancy is based on the May 1, 2003 rent roll.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                                 PARAMOUNT PLAZA

                             ADDITIONAL INFORMATION

  - The Paramount Plaza loan is expected to be shadow rated BBB+ by S&P and A+ by Fitch.

  - The subject property includes two adjacent class-A 20-story office buildings (total NRA of 911,900 SF) and a nine level parking garage in the mid-Wilshire submarket of Los Angeles, CA.

  - There are approximately 250 tenants in place at the subject, none of which comprises more than 10% of the total NRA.

  - The subject has excellent access to the I-10 freeway (1.5 miles), downtown Los Angeles (3.5 miles), Los Angeles International Airport (13.5 miles) and the Ports of LA and Long Beach. The downtown location provides easy access to West Los Angeles and Santa Monica, and has daily traffic counts of approximately 15,000 cars per day.

  - The seven story parking facility (plus two subterranean levels) is located behind the buildings, with direct access via a walkway from the outdoor plaza.

  - The mid-Wilshire market is densely developed with supporting commercial office, retail and multifamily properties. Average in place rents, ($16.99 PSF for the ground floor and $14.36 PSF for the remainder of the building) are in the lower end of the rental range for the market ($13.80 - $24.00
     PSF).

  - The borrower purchased the property in 1999 when it was more than 50% vacant, and has since leased the building to 83.6% occupancy. The submarket is 90.3% occupied.

  - Column Financial, Inc. has previously lent $98 million to the sponsor of the Paramount Plaza loan in four different transactions. Each such transaction was secured by similar office properties in the mid-Wilshire district of Los Angeles.

  - Since the purchase of the subject in December 1999, the property has been owned and operated by Jamison Properties, Inc. Jamison Properties currently owns and operates over 7 million SF of office space in the mid-Wilshire District (a total of 9 million SF in the portfolio).


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                                 PARAMOUNT PLAZA

                   LEASE ROLLOVER SCHEDULE FOR RETAIL / OFFICE

                                                                                                           CUMULATIVE % OF
              # OF LEASES   AVERAGE BASE RENT PER                   CUMULATIVE % OF    % OF TOTAL BASE       TOTAL RENTAL
 YEAR           ROLLING             SF              % OF TOTAL SF         SF           RENTAL REVENUES         REVENUES
--------------------------------------------------------------------------------------------------------------------------
 MTM               22             $  11.48              2.9%             2.9%                2.8%                 2.8%
--------------------------------------------------------------------------------------------------------------------------
 2003              15             $  12.83              3.1%             6.0%                3.2%                 6.0%
--------------------------------------------------------------------------------------------------------------------------
 2004              45             $  14.44             19.9%            25.9%               23.8%                29.8%
--------------------------------------------------------------------------------------------------------------------------
 2005              51             $  14.50             16.0%            42.0%               19.2%                49.1%
--------------------------------------------------------------------------------------------------------------------------
 2006              30             $  14.58             18.6%            60.6%               22.4%                71.5%
--------------------------------------------------------------------------------------------------------------------------
 2007              11             $  13.89              6.2%            66.7%                7.1%                78.6%
--------------------------------------------------------------------------------------------------------------------------
 2008              10             $  14.09              9.7%            76.4%               11.3%                89.9%
--------------------------------------------------------------------------------------------------------------------------
 2009               2             $  17.47              1.8%            78.2%                2.6%                92.5%
--------------------------------------------------------------------------------------------------------------------------
 2011               4             $  17.14              4.6%            82.8%                6.5%                99.0%
--------------------------------------------------------------------------------------------------------------------------
 2012               1             $  14.40              0.6%            83.4%                0.7%                99.7%
--------------------------------------------------------------------------------------------------------------------------
 2013               1             $  15.00              0.2%            83.7%                0.3%               100.0%
--------------------------------------------------------------------------------------------------------------------------
Vacant            N/A                  N/A             16.3%           100.0%                N/A                  N/A
--------------------------------------------------------------------------------------------------------------------------


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003


                      [THIS PAGE INTENTIONALLY LEFT BLANK]


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                         MONTALVO SQUARE SHOPPING CENTER

                                LOAN INFORMATION

   CUT-OFF DATE PRINCIPAL BALANCE:     $42,300,000

   FIRST PAYMENT DATE:                 August 11, 2003

   MORTGAGE INTEREST RATE:             5.150% per annum

   AMORTIZATION (1):                   360 months

   MATURITY DATE:                      July 11, 2013

   MATURITY BALANCE:                   $35,866,680

   INTEREST CALCULATION:               Actual/360

   CALL PROTECTION:                    Lockout/Defeasance: 116
   (PAYMENTS)                          Open: 4

   LOAN PER UNIT:                      $194

   UPFRONT RESERVES:                   Tax and Insurance Reserve (2)       $223,160

                                       First Generation Rollover           $675,632

                                       Reserve Fund (3)

                                       Rollover Reserve Fund               $150,000

   ONGOING RESERVES:                   Tax and Insurance Reserve (2)

                                       Replacement Reserve (4)

                                       Rollover Reserve Fund (5)

                                       Excess Cash Flow Reserve (6)

   LOCKBOX:                            Springing

                              PROPERTY INFORMATION

   SINGLE ASSET/PORTFOLIO:             Single Asset

   PROPERTY TYPE:                      Retail

   PROPERTY SUB-TYPE:                  Anchored

   LOCATION:                           Ventura, CA

   YEAR BUILT/ YEAR RENOVATED:         2002/N/A

   SQUARE FEET:                        218,507

   OCCUPANCY (7):                      89.0%

   OWNERSHIP INTEREST:                 Fee/Leasehold

                                                    % OF
                                                   TOTAL    LEASE
     MAJOR TENANT(S):                     NRSF      NRSF    EXPIRATION
     ----------------                     ----      ----    ----------
     Ralph's Grocery Company Store        58,000    26.5%   5/31/2022
     L. A. Fitness International          46,300    21.2%   8/30/2017
     Longs Drugs Stores California        23,112    10.6%   6/30/2022

   PROPERTY MANAGEMENT:                Parkstone Mangement Services

   U/W NET CASH FLOW:                  $4,237,727

   U/W DSCR:                           1.53x

   APPRAISED VALUE:                    $52,900,000

   CUT-OFF DATE LTV:                   80.0%

   MATURITY/ARD LTV:                   67.8%

(1)  The loan is interest only for the first twelve payment dates.

(2) At closing, the borrower deposited six months of insurance premiums. If the borrower fails to make monthly insurance payments directly to the provider, the borrower will be required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to pay insurance premiums prior to the expiration of the related policies. The borrower is otherwise, and at all times, required to make monthly payments into the tax and insurance reserve to accumulate funds necessary to pay all taxes prior to their due dates.

(3) At closing, the borrower deposited $675,632 in a first generation rollover reserve to fund tenant improvements and leasing commissions associated with leasing 26,744 SF of untenanted space. If any amounts remain in the first generation rollover reserve after the leasing of this vacant space, the remainder will be deposited in the rollover reserve.

(4) The borrower is required to deposit $2,738 per month into a replacement reserve to fund ongoing repairs and replacements, provided that the borrower is not required to make a deposit to the replacement reserve in any month when the balance of the reserve equals or exceeds $98,568.

(5) In addition to the $150,000 initial deposit, the borrower is required to deposit $10,000 per month into a rollover reserve to fund potential tenant improvements and leasing commission obligations related to currently leased space, provided that the borrower is not required to make a deposit to the rollover reserve in any month when the balance of the reserve equals or exceeds $300,000 plus any amounts transferred from the first generation rollover reserve fund.

(6) If the annualized debt service coverage ratio for the previous month is less than 1.10x, the borrower is thereafter required to deposit excess cash flow into the excess cash flow reserve. Funds in the excess cash flow reserve will be released and the borrower will no longer be required to deposit excess cash flow when the Montalvo Square Shopping Center Property has achieved an annualized debt service coverage ratio of 1.20x for six consecutive calendar months.

(7)  Occupancy is based on the October 1, 2003 rent roll.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                         MONTALVO SQUARE SHOPPING CENTER

                             ADDITIONAL INFORMATION

  - The subject property is a community shopping center with an office component in Ventura, CA, approximately 60 miles northwest of Los Angeles. The subject has excellent access along Victoria Avenue and is located one quarter of a mile north of the Ventura Freeway (SH101). The subject's construction was completed in 2002.

  - The subject has 11 buildings comprising a total of 218,507 SF of leasable space. The layout and design of the subject creates a good synergy among tenants, as well as a strong town center environment.

  - Ralphs (58,000 SF) occupies 26.5% of the NRA and had sales of $465 PSF for the trailing twelve month period ending May 2003. Ralphs is a wholly owned subsidiary of Kroger Company (BBB S&P, Baa3 Moody's, BBB Fitch). Ralphs, Longs Drugs (23,112 SF) and LA Fitness (46,300 SF), comprise 58% of the NRA and have an average remaining lease term of 17 years. There are 29 in-line tenants at the subject. The improvements feature extensive open courtyards, plazas, lush landscaping, fountains and benches. The subject also offers many food facilities including: Quiznos, Panda Express, El Pollo Loco, Sumo Sushi, Rubio's Restaurant, Coffee Bean & Tea Leaf and Fatburger.

  - The Kroger Company, one of the nation's largest grocery retailers, had sales of $51.8 billion in fiscal 2002. At the end of fiscal 2002, Kroger operated (either directly or through its subsidiaries) 2,488 supermarkets and multi-department stores (in 32 states), plus 784 convenience stores, 441 fine jewelry stores, 376 supermarket fuel centers and 41 food-processing plants. Ralphs has approximately 450 locations, primarily in southern California, where it is one of the top grocery retailers. Longs Drugs (NYSE: LDG) is a leading drugstore chain with more than 450 stores in the western US and Hawaii. Established in Southern California in 1984, L.A. Fitness owns and operates sports clubs in California, Arizona, Florida, Pennsylvania, New Jersey and Georgia. By year-end 2002, L.A. Fitness had 95 clubs in operation, with plans to expand into new markets. The L.A. Fitness facility at the subject property is a state of the art, full-service health club, boasting a comprehensive list of amenities.

  - The retail component (186,374 SF) is 96.0% occupied, and the subject is 89.1% leased overall. The office component (32,233 SF) is in a two-story configuration, accessible via two elevators and numerous stairwells. The offices are configured into a multi-tenant layout, whereby each tenant has separate access. An attractive lobby is located on the ground floor.

  - The growing residential community abutting the subject property generates strong demand for the subject. Two vacant parcels, to the rear of the subject property, are a part of a large, planned residential development, that will allow direct access into the subject property. Within a three-mile radius of the subject, there are 86,481 residents in 31,587 households with an average household income of $77,094. The population increased 13.1% from 1990 to 2002, with additional growth of 5.6% projected through 2007.

  - The sponsors and guarantors for the loan, Lindsay Parton, John Miller and Dieter Mees, have a reported combined net worth of $28.9 million and liquidity of $2.2 million.

  - The property manager, Parkstone Management Services (established in 1989), is a full-service real estate firm, whose services include development programming, project management, asset management, entitlement assessment, consultant management, receivership, property management and accounting. The company also provides real estate valuation, management advisory services, and financial management. Parkstone manages 2.5 million SF of retail, office and industrial properties in California, 1.4 million of which is located within Ventura County.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                         MONTALVO SQUARE SHOPPING CENTER

                   LEASE ROLLOVER SCHEDULE FOR RETAIL / OFFICE

                                                                                                                   CUMULATIVE % OF
                      # OF LEASES   AVERAGE BASE RENT PER                   CUMULATIVE % OF     % OF TOTAL BASE      TOTAL RENTAL
        YEAR            ROLLING             SF              % OF TOTAL SF         SF            RENTAL REVENUES        REVENUES
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
        2005               1             $  21.00                1.5%             1.5%              1.7%                  1.7%
----------------------------------------------------------------------------------------------------------------------------------
        2006               3             $  31.00                3.6%             5.1%              5.8%                  7.5%
----------------------------------------------------------------------------------------------------------------------------------
        2007               1             $  30.90                0.6%             5.7%              1.0%                  8.5%
----------------------------------------------------------------------------------------------------------------------------------
        2008               2             $  23.26                4.0%             9.7%              4.8%                 13.3%
----------------------------------------------------------------------------------------------------------------------------------
        2009               1             $  30.90                0.5%            10.2%              0.8%                 14.1%
----------------------------------------------------------------------------------------------------------------------------------
        2012              13             $  30.39               12.9%            23.1%             20.5%                 34.6%
----------------------------------------------------------------------------------------------------------------------------------
        2013               5             $  25.49                6.6%            29.6%              8.8%                 43.4%
----------------------------------------------------------------------------------------------------------------------------------
    GREATER THAN
  OR EQUAL TO 2014         4             $  18.16               59.5%            89.2%             56.6%                100.0%
----------------------------------------------------------------------------------------------------------------------------------
       Vacant            N/A                  N/A               10.8%           100.0%              N/A                   N/A
----------------------------------------------------------------------------------------------------------------------------------


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003


                      [THIS PAGE INTENTIONALLY LEFT BLANK]


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                              JEFFERSON AT MONTFORT

                                LOAN INFORMATION

   CUT-OFF DATE PRINCIPAL BALANCE:        $35,000,000

   FIRST PAYMENT DATE:                    September 11, 2003

   MORTGAGE INTEREST RATE:                4.720% per annum

   AMORTIZATION (1):                      360 months

   MATURITY DATE:                         August 11, 2008

   MATURITY BALANCE:                      $33,322,233

   INTEREST CALCULATION:                  Actual/360

   CALL PROTECTION:                       Lockout/Defeasance: 53
   (PAYMENTS)                             Open: 7

   LOAN PER UNIT:                         $52,870

   UPFRONT RESERVES:                      Engineering Reserve           $186,875

   ONGOING RESERVES:                      Tax and Insurance Reserve     Yes

                                          Replacement Reserve           $11,033/Mo.

   LOCKBOX:                               Springing

   SUBORDINATE DEBT (2):                  $5,000,000

                              PROPERTY INFORMATION

   SINGLE ASSET/PORTFOLIO:                Single Asset

   PROPERTY TYPE:                         Multifamily

   PROPERTY SUB-TYPE:                     Conventional

   LOCATION:                              Dallas, TX

   YEAR BUILT/ YEAR RENOVATED:            1995/N/A

   UNITS:                                 662

   OCCUPANCY (3):                         86.0%

   OWNERSHIP INTEREST:                    Fee

   PROPERTY MANAGEMENT:                   Henry S. Miller Multi-Management, Inc.

   U/W NET CASH FLOW:                     $3,325,612

   U/W DSCR:                              1.52x

   APPRAISED VALUE:                       $48,500,000

   CUT-OFF DATE LTV:                      72.2%

   MATURITY/ARD LTV:                      68.7%

(1) Interest only payments for the first 23 payments to and including July 11, 2005.

(2) The Jefferson at Montfort Total Loan has an original balance of $40,000,000. The property also secures a $5,000,000 subordinate loan (with an annual interest rate of 10.32%), which is not included in the mortgage loan pool.

(3)  Occupancy is based on the June 3, 2003 rent roll.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                              JEFFERSON AT MONTFORT

                             ADDITIONAL INFORMATION

  - Jefferson at Montfort is a 662-unit, class-A multifamily complex located in Dallas, TX, which was constructed in two phases in 1994 and 1995. The subject is comprised of 34 buildings situated on 32.7 acres. The unit mix consists of 416 one-bedroom units with six different floor plans, 231 two-bedroom units with four different floor plans and 15 three-bedroom units. Most units have microwaves, dishwashers, central air and either a fireplace, a patio or a balcony.

  - Project amenities include four swimming pools, a hot tub, an indoor basketball court, sand and water volleyball courts, a clubhouse, a movie theater, laundry facilities, controlled access gates and a fitness center (equipped with a steam bath and sauna). The complex offers 1,206 parking spaces (330 garages, 352 carports and 524 open parking spaces).

  - The subject enjoys very close proximity to the LBJ Freeway, a major, eight-lane freeway that forms an outer loop around the city and provides access to the entire metropolitan area. The subject also benefits from a nearby stop on the Dallas Area Rapid Transit (DART), an extensive system of bus transportation and recently developed light rail line.

  - The population of Dallas County increased by 19.76% from 1990 to 2000 according to the 2000 U.S. Census. Climate, availability of labor and the pro-business environment have added to the expansion of business and industry as evidenced by the fact that 16 of the Fortune 500 companies maintain headquarters in Dallas.

  - The Dallas/Fort Worth market and the Northwest Dallas submarket have held relatively steady throughout 2002 and 2003. Dallas/Fort Worth exhibited occupancy of 90.6% for the first quarter of 2003 versus 91.5% for the same period in 2002. Occupancy for the Northwest Dallas submarket has increased from 90.0% in the first quarter of 2002 to 91.3% for the first quarter of 2003. No new construction is planned in the subject's submarket.

  - The guarantor, The Henry S. Miller Company (HSMCO), has a net worth of $22.5 million and liquidity of $5.4 million. Established in 1914, HSMCO is a group of multiple, interrelated organizations that focus on different aspects of commercial real estate, including brokerage services, development and management. Henry S. Miller Multi-Management, Inc. manages the subject property. They also own or manage approximately 4 million SF of space in 33 properties throughout Texas and one property in Oklahoma.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                               EASTBRIDGE LANDING

                                LOAN INFORMATION

   CUT-OFF DATE PRINCIPAL BALANCE:        $33,689,997

   FIRST PAYMENT DATE:                    April 1, 2000

   MORTGAGE INTEREST RATE:                6.125% per annum

   AMORTIZATION:                          395 months

   MATURITY DATE:                         December 1, 2009

   MATURITY BALANCE:                      $30,832,227

   INTEREST CALCULATION:                  30/360

   CALL PROTECTION:                       Lockout/Prepayment: 110
   (PAYMENTS)                             Open: 7

   LOAN PER UNIT:                         $161,196

   UPFRONT RESERVES:                      None

   ONGOING RESERVES:                      Tax Reserve                    Yes

                                          Replacement Reserve            $3,019/Mo.

   LOCKBOX:                               None

   SUBORDINATE DEBT:                      Yes

                              PROPERTY INFORMATION

   SINGLE ASSET/PORTFOLIO:                Single Asset

   PROPERTY TYPE:                         Multifamily

   PROPERTY SUB-TYPE:                     Conventional

   LOCATION:                              New York, NY

   YEAR BUILT/ YEAR RENOVATED:            1998/N/A

   UNITS:                                 209

   OCCUPANCY (1):                         95.0%

   OWNERSHIP INTEREST:                    Fee

   PROPERTY MANAGEMENT:                   Wolf Management & Leasing LLC

   U/W NET CASH FLOW:                     $4,970,784

   U/W DSCR:                              2.02x

   APPRAISED VALUE:                       $91,000,000

   CUT-OFF DATE LTV:                      37.0%

   MATURITY/ARD LTV:                      33.9%

(1)  Occupancy is based on the April 15, 2003 rent roll.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                               EASTBRIDGE LANDING

                             ADDITIONAL INFORMATION

  - The EastBridge Landing loan is expected to have an A- rating by S&P and A+ by Fitch.

  - EastBridge Landing is a 209-unit, luxury multifamily complex located in New York City on First Avenue between 33rd and 34th Streets. Constructed in 1998, the property contains 59 studio, 58 one-bedroom, 28 two-bedroom, 2 three-bedroom and 2 four-bedroom apartments. Additionally there are 60 units master leased to the Envoy Club. Occupancy at the property has remained steady in the low to mid-90% range since 2001.

  - The building features a 24-hour health club, valet parking, three elevators, a cinema, a business center and a roof deck. Unit amenities include hand-laid oak flooring, granite countertops, ceramic tiles floors and marble vanities. Some units have terraces, washers, dryers and gas-fired fireplaces.

  - The NYU Hospital occupies 19,113 SF on the first two floors for a lease term of 15 years (lease exp. 5/31/2013) followed by two additional 10-year renewal options. NYU uses this space as medical office space for the children's hospital. This space is built out with cube space on the interior and offices along the exterior. NYU Hospital is located directly across the street from the subject.

  - The Envoy Club, offering fully appointed apartments with luxury furnishings for short term leases, master leases 60 units until 3/31/2010. Each unit is equipped with a desk stocked with business accessories, a fax machine, two-line phones, voicemail, caller-ID and internet access. Amenities to the Envoy Club, which are available to tenants, include 24-hour concierge service, a 24-hour fitness center, daily housekeeping, laundry service, dry cleaning service, on-site parking, a cinema, a business center (equipped with work stations and PC's) a conference room and secretarial services.

  - The New York City residential market is the largest in the country with over 3 million housing units. Residential properties in New York take on several forms including single-family townhouses, low-rise walk-up buildings and luxury high-rise towers. The rental market in New York makes up 65% of all housing units, which diverges from the national average where two out of three households are owner-occupied.

  - The borrowing entity is Eastbridge Landing Associates LLC. Federal Street Operating LLC has a 95% ownership interest in the borrowing entity and is 100% owned by the State of Michigan Pension Fund. The remaining 5% interest is held by the guarantors, Trevor Davis, Aby J. Rosen and Michael Fuchs, who are all partners in RFR Holding LLC and collectively have a net worth of $437 million. Wolf Management and Leasing LLC, an affiliate of the borrower, manages the property as well as all of the assets in RFR's portfolio. Wolf currently manages 1,300 multifamily units throughout New York.

  - In connection with a permitted sale of 95% of the ownership interest in the borrower under the EastBridge Landing loan to Federal Street Operating LLC, a wholly owned subsidiary of the Michigan State Pension Fund (the "Subordinate Lender"), for tax purposes, made an equity contribution to the borrower under the EastBridge Landing Loan which included a $46,200,000 subordinate mortgage loan (the "Subordinate Loan"). The Subordinate Loan is secured by the EastBridge Landing property. The Subordinate Loan is fully subordinated to the EastBridge Landing Loan and subject to a subordination and standstill agreement with the lender. The Subordinate Loan is secured by a second lien on the real estate with a coupon of 8%. No default under the Subordinate Loan (including a failure to pay required interest payments), however, shall permit the Subordinate Lender to pursure any enforcement actions under the Subordinate Loan or against the EastBridge Landing Property that will affect the EastBridge Landing loan.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                          EAST THUNDERBIRD SQUARE NORTH

                                LOAN INFORMATION

   CUT-OFF DATE PRINCIPAL BALANCE (1):    $28,472,696

   FIRST PAYMENT DATE:                    December 1, 2003

   MORTGAGE INTEREST RATE:                6.200% per annum

   AMORTIZATION:                          360 months

   MATURITY DATE:                         November 1, 2013

   MATURITY BALANCE:                      $24,313,039

   INTEREST CALCULATION:                  Actual/360

   CALL PROTECTION:                       Lockout/Defeasance: 113
   (PAYMENTS)                             Open: 7

   LOAN PER UNIT:                         $170

   UPFRONT RESERVES:                      None

   ONGOING RESERVES:                      Tax and Insurance Reserve            Yes

                                          Replacement Reserve (2)

                                          Rollover Reserve (3)

   LOCKBOX:                               Springing

                              PROPERTY INFORMATION

   SINGLE ASSET/PORTFOLIO:                Single Asset

   PROPERTY TYPE:                         Retail

   PROPERTY SUB-TYPE:                     Anchored

   LOCATION:                              Scottsdale, AZ

   YEAR BUILT/ YEAR                       2000/N/A
   RENOVATED:

   UNITS:                                 167,412 square feet

   OCCUPANCY (4):                         92.0%

   OWNERSHIP INTEREST:                    Fee

                                                     % OF TOTAL     LEASE
   MAJOR TENANT(S):                         NRSF        NRSF      EXPIRATION
   ----------------                        ------    ----------   ----------
   Ashley Furniture                        35,246      21.1%      11/19/2011
   Spencer's Appliance                     16,130       9.6%       6/29/2013
   World Design                            10,862       6.5%      11/18/2006

   PROPERTY MANAGEMENT:                   The Raskin Companies

   U/W NET CASH FLOW:                     $3,202,894

   U/W DSCR:                              1.53x

   APPRAISED VALUE:                       $41,700,000

   CUT-OFF DATE LTV:                      68.3%

   MATURITY/ARD LTV:                      58.3%

(1)  Based on the cut-off date principal balance.

(2) The borrower is required to deposit $2,093 per month into a replacement reserve to fund ongoing repairs and replacements; provided that the borrower is not required to make a deposit into this reserve in any month in which its balance equals or exceeds $50,224.

(3) The borrower is required to deposit $20,834 per month into a rollover reserve to fund tenant improvement and leasing commitment obligations; provided that the borrower is not required to make a deposit into the rollover reserve in any month when the balance of the reserve equals or exceeds $500,000.

(4)  Occupancy is based on the August 13, 2003 rent roll.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                          EAST THUNDERBIRD SQUARE NORTH

                             ADDITIONAL INFORMATION

  - East Thunderbird Square Shopping Center North is a 167,412 square foot Class-A anchored retail center located in Scottsdale, AZ, a premier suburban community of Phoenix. The subject is situated on 14.99 acres and is phase II of the East Thunderbird Square Shopping Center.

  - Phases I and II combined total 333,500 SF of premier retail space which were developed by the Borrower, Mr. Donald Raskin. Mr. Raskin has owned the ground of Phases I and II since 1957 and continues to own and manage both phases from his onsite office.

  - The subject is situated at the intersection of North Scottsdale Road and Hearn Road where it benefits from seven ingress/egress points. North Scottsdale Road is the main retail corridor for the area and has six traffic lanes with multiple turning lanes in both directions and a center median. The average weekday traffic count at the subject is 62,500 cars.

  - Scottsdale has historically been recognized as an affluent retirement area. Development within the subject's neighborhood area along Scottsdale Road from Thunderbird Road to the 101 Loop is relatively new and is largely the result of the recent completion of the last section of the 101 Loop.

  - Scottsdale is the third largest suburb in the Phoenix MSA behind Mesa and Glendale. The Phoenix MSA traditionally has been one of the fastest growing in the country. From 1990 to 2000 the MSA grew 44.8% from 2.122 million to
     3.072 million and by 2010 is expected to grow to 3.7 million. Scottsdale grew nearly 66% from its 1990 population of 130,069 to 215,779 in 2002 and is projected to grow to 256,550 by 2008. Residential permits for Scottsdale have been very strong over the past several years and are up in 2003. Scottsdale is an affluent community and is home to several of the region's best known golf resorts, including the Phoenician and the Princess, and home to the Phoenix PGA Open Golf Tournament which is the best attended of the PGA events nationwide.

  - The subject is within the North Scottsdale/Paradise Valley retail submarket, which includes 11 million SF of retail space in 100 shopping centers comprising 8.7% of the Metro Phoenix total. As of the end of the second quarter 2003 the submarket's overall occupancy was 92.8%.

  - The Indemnitor, Donald Raskin, has a net worth of $30.9 million with cash and liquid assets of approximately $409,000. Mr. Raskin has been a Phoenix resident since the late 1950's and has been in the real estate business for 35 years. The subject is managed by The Raskin Companies, which is owned by Mr. Raskin. This firm is officed in the subject property and manages the entire East Thunderbird Square complex, including the subject and Phase I. Leasing of the available space for the East Thunderbird Square complex is done through CB/Richard Ellis.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                          EAST THUNDERBIRD SQUARE NORTH

                   LEASE ROLLOVER SCHEDULE FOR RETAIL / OFFICE

                                                                                                           CUMULATIVE % OF
            # OF LEASES    AVERAGE BASE RENT PER                     CUMULATIVE % OF    % OF TOTAL BASE      TOTAL RENTAL
    YEAR      ROLLING               SF              % OF TOTAL SF          SF           RENTAL REVENUES        REVENUES
--------------------------------------------------------------------------------------------------------------------------
    2004         2               $  25.97                2.1%              2.1%               6.5%               6.5%
--------------------------------------------------------------------------------------------------------------------------
    2005         1               $  28.48                0.8%              2.9%               3.2%               9.7%
--------------------------------------------------------------------------------------------------------------------------
    2006        13               $  25.65               29.8%             32.7%              41.9%              51.6%
--------------------------------------------------------------------------------------------------------------------------
    2007         4               $  27.43               10.0%             42.7%              12.9%              64.5%
--------------------------------------------------------------------------------------------------------------------------
    2008         1               $  22.04                5.8%             48.5%               3.2%              67.7%
--------------------------------------------------------------------------------------------------------------------------
    2009         1               $  28.88                0.8%             49.3%               3.2%              71.0%
--------------------------------------------------------------------------------------------------------------------------
    2010         1               $  36.38                5.0%             54.3%               3.2%              74.2%
--------------------------------------------------------------------------------------------------------------------------
    2011         7               $  18.24               27.7%             82.0%              22.6%              96.8%
--------------------------------------------------------------------------------------------------------------------------
    2013         1               $   7.29                9.6%             91.6%               3.2%             100.0%
--------------------------------------------------------------------------------------------------------------------------
   Vacant      N/A                    N/A                8.4%            100.0%               N/A                N/A
--------------------------------------------------------------------------------------------------------------------------


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003


                      [THIS PAGE INTENTIONALLY LEFT BLANK]


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                                   JANSS COURT

                                LOAN INFORMATION

   CUT-OFF DATE PRINCIPAL BALANCE:        $28,295,760

   FIRST PAYMENT DATE:                    April 11, 2003

   MORTGAGE INTEREST RATE:                5.950% per annum

   AMORTIZATION:                          324 months

   MATURITY DATE:                         March 11, 2030

   ARD DATE:                              March 11, 2013

   ARD BALANCE:                           $23,075,662

   INTEREST CALCULATION:                  Actual/360

   CALL PROTECTION:                       Lockout/Defeasance: 113
   (PAYMENTS)                             Open: 7

   LOAN PER SF:                           $225

   UPFRONT RESERVES:                      Engineering Reserve              $11,187

                                          Rollover Reserve                 $225,000

                                          Morgan Stanley Reserve (1)       $53,825

   ONGOING RESERVES:                      Tax and Insurance Reserve        Yes

                                          Replacement Reserve (2)          $2,207

                                          Rollover Reserve                 $9,625

   LOCKBOX:                               Springing

                              PROPERTY INFORMATION

   SINGLE ASSET/PORTFOLIO:                Single Asset

   PROPERTY TYPE:                         Mixed Use

   PROPERTY SUB-TYPE:                     Office/Retail/Multifamily

   LOCATION:                              Santa Monica, CA

   YEAR BUILT/YEAR                        1989/N/A
   RENOVATED:

   SQUARE FOOTAGE:                        125,709

   OCCUPANCY (3):                         91%

   OWNERSHIP INTEREST:                    Fee

                                                       % OF
                                                      TOTAL      LEASE
   MAJOR TENANT(S):                        NRSF        NRSF      EXPIRATION
   ----------------                       ------      -----      ----------
   Plitt Theaters                         21,017      16.7%      10/31/2009
   Morgan Stanley Dean                    16,551      13.2%      1/19/2007
   Witter
   Red Bull                               12,485       9.9%      3/31/2006

   PROPERTY MANAGEMENT:                   Owner-managed

   U/W NET CASH FLOW:                     $2,932,085

   U/W DSCR:                              1.38x

   APPRAISED VALUE:                       $37,500,000

   CUT-OFF DATE LTV:                      75.5%

   MATURITY/ARD LTV:                      61.5%

(1) The Morgan Stanley reserve was established at closing to serve as additional collateral for the Janss Court Loan with respect to any credits that may be applied against the fixed annual rent that Morgan Stanley is required to pay the borrower under their lease.

(2) The borrower is required to deposit $2,207 per month into a replacement reserve to fund ongoing repairs and replacements, provided that the borrower is not required to make a deposit to the replacement reserve in any month when the balance of the reserve equals or exceeds $100,000.

(3)  Occupancy is based on the August 14, 2003 rent roll.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                                   JANSS COURT

                             ADDITIONAL INFORMATION

  - Janss Court is a class-A mixed-use property located on the Third Street Promenade in Santa Monica, California. Constructed in 1989, the property includes 58,282 SF of office space, 34,121 of ground floor retail space and 33 apartment units comprised of 17 one-bedroom and 16 two-bedroom units. The property also offers 260 parking spaces on four below-grade levels.

  - Plitt Theaters occupying 21,017 SF ($21.41/sf; 16.7% NRA; lease exp. 10/31/2009) has reported revenues of $609,000 per screen. Sony Entertainment (A+ S&P, A1 Moody's) is Plitt Theaters' parent company. Broadway Deli is the second largest retail tenant with 8,765 SF ($49.61/sf; 7.0%; lease exp. 5/31/2010) and reported sales per square foot of $880. Morgan Stanley Dean Witter (A+ S&P, Aa3 Moody's, AA- Fitch) is the second largest tenant overall and the largest office tenant with 16,551 SF ($33.08/sf; 13.2% NRA; lease exp. 1/19/2007). Rental revenue at the property is attributed 44% to the office space, 38% to the retail space and 16% to the multifamily space. There are 11 office tenants in place. Average in-place rent for the retail space is $43, which is well below the market rent of $96.

  - Third Street Promenade is one of the premier retail and entertainment locations in Southern California, attracting more than 3.5 million people annually. The area is comprised of three city blocks (closed to vehicular traffic) between Wilshire Boulevard and Broadway and anchored by Santa Monica Place, a 570,000 square foot regional mall. Third Street Promenade also offers four movie theaters, 80 restaurants as well as a variety of shops, boutiques and other entertainment attractions.

  - The property enjoys close proximity to major transportation systems. The Pacific Coast Highway and Santa Monica Freeway are easily accessible from the property. Mass transportation such as the Santa Monica Big Blue Bus and the RTD lines stop immediately adjacent to the subject property.

  - The Guarantors, Joseph Daneshgar and Mehdi Soroudi, each have over 20 years of experience developing properties of all types. They have a combined net worth in excess of $63.3 million dollars, with liquidity of $3.99 million. Maxxam Enterprises, LLC, an affiliate of the borrower, manages the property. Since 1979, Maxxam has owned, operated or developed more than 200 commercial properties.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                                   JANSS COURT

                   LEASE ROLLOVER SCHEDULE FOR RETAIL / OFFICE

                                                                                                           CUMULATIVE % OF
            # OF LEASES    AVERAGE BASE RENT PER                     CUMULATIVE % OF    % OF TOTAL BASE     TOTAL RENTAL
    YEAR      ROLLING               SF              % OF TOTAL SF          SF           RENTAL REVENUES       REVENUES
--------------------------------------------------------------------------------------------------------------------------
    MTM          1               $  34.80                1.6%              1.6%               1.6%               1.6%
--------------------------------------------------------------------------------------------------------------------------
    2005         3               $  32.69               10.4%             12.1%               9.8%              11.4%
--------------------------------------------------------------------------------------------------------------------------
    2006         4               $  37.70               14.6%             26.7%              15.8%              27.2%
--------------------------------------------------------------------------------------------------------------------------
    2007         4               $  33.01               20.1%             46.8%              19.0%              46.2%
--------------------------------------------------------------------------------------------------------------------------
    2008         3               $  35.13                5.3%             52.1%               5.4%              51.6%
--------------------------------------------------------------------------------------------------------------------------
    2009         2               $  24.02               25.5%             77.6%              17.5%              69.2%
--------------------------------------------------------------------------------------------------------------------------
    2010         1               $  48.05                9.5%             87.1%              13.1%              82.2%
--------------------------------------------------------------------------------------------------------------------------
    2013         1               $ 132.00                4.7%             91.8%              17.8%             100.0%
--------------------------------------------------------------------------------------------------------------------------
   Vacant      N/A                    N/A                8.2%            100.0%               N/A                N/A
--------------------------------------------------------------------------------------------------------------------------


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003


                      [THIS PAGE INTENTIONALLY LEFT BLANK]


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

CSFB 2003-C5        COLLATERAL AND STRUCTURAL TERM SHEET       NOVEMBER 10, 2003

                        REAL ESTATE DEBT CAPITAL MARKETS

CONTACT                PHONE             FAX               E-MAIL
-----------------------------------------------------------------------------------
Ken Rivkin             212.538.8737      212.743.4762      ken.rivkin@csfb.com
MANAGING DIRECTOR

Barry Polen            212.325.3295      212.325.9807      barry.polen@csfb.com
DIRECTOR

Chris Anderson         212.325.3295      212.325.9807      chris.anderson@csfb.com
DIRECTOR

Derek Barcelona        212.325.3295      212.325.8105      derek.barcelona@csfb.com
VICE PRESIDENT

Jason Fruchtman        212.325.3295      212.325.8105      jason.fruchtman@csfb.com
ASSOCIATE

Martin Gilligan        212.325.3295      212.743.4616      martin.gilligan@csfb.com
ASSOCIATE

                               STRUCTURED FINANCE

CONTACT                PHONE             FAX               E-MAIL
-----------------------------------------------------------------------------------
Anand Gajjar           212.538.6415      212.743.5530      anand.gajjar@csfb.com
MANAGING DIRECTOR

Jeffrey Altabef        212.325.5584      212.743.5227      jeffrey.altabef@csfb.com
DIRECTOR

Reese Mason            212.325.8661      212.743.5227      reese.mason@csfb.com
VICE PRESIDENT

John Palmer            212.325.0557      212.743.4693      john.palmer@csfb.com
ASSOCIATE


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., McDonald Investments Inc. and WaMu Capital Corp. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. INFORMATION CONTAINED IN THIS MATERIAL IS CURRENT AS OF THE DATE APPEARING ON THIS MATERIAL ONLY. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                                   EXHIBIT B

                             FORM OF TRUSTEE REPORT

[WELLS FARGO LOGO]                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information, please contact
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
                                                       SERIES 2003-C5                                  (301) 815-6600
                                                                                            Reports Available on the World Wide Web
WELLS FARGO BANK MINNESOTA, N.A.                                                                  @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 01/16/2004
COLUMBIA, MD 21045-1951                                                                    RECORD DATE:  12/31/2003

                           DISTRIBUTION DATE STATEMENT

                                TABLE OF CONTENTS

STATEMENT SECTIONS                                                      PAGE(S)
Certificate Distribution Detail                                           2
Certificate Factor Detail                                                 3
Reconciliation Detail                                                     4
Other Required Information                                                5
Cash Reconciliation                                                       6
Ratings Detail                                                            7
Current Mortgage Loan and Property Stratification Tables                8 - 10
Mortgage Loan Detail                                                     11
Principal Prepayment Detail                                              12
Historical Detail                                                        13
Delinquency Loan Detail                                                  14
Specially Serviced Loan Detail                                          15 - 16
Modified Loan Detail                                                      17
Liquidated Loan Detail                                                   18

                                    DEPOSITOR

Credit Suisse First Boston Mortgage
Securities Corp.
Eleven Madison Avenue
New York, NY 10010


Contact:      General Information Number
Phone Number: (212) 325-2000

                                 MASTER SERVICER

Midland Loan Services, Inc.
10851 Mastin Street, Suite 700
Overland Park, KS 66210


Contact:      Brad Hauger
Phone Number: (913) 253-9000

                                SPECIAL SERVICER

Clarion Partners, LLC
335 Madison Avenue, 7th Floor
New York, NY 10017


Contact:      Bruce G. Morrison
Phone Number: (212) 883-2500

This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 18

[WELLS FARGO LOGO]                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information, please contact
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
                                                       SERIES 2003-C5                                  (301) 815-6600
                                                                                            Reports Available on the World Wide Web
WELLS FARGO BANK MINNESOTA, N.A.                                                                  @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 01/16/2004
COLUMBIA, MD 21045-1951                                                                    RECORD DATE:  12/31/2003

                         CERTIFICATE DISTRIBUTION DETAIL

                                                                                          Realized Loss /
               Pass-Through  Original  Beginning    Principal     Interest    Prepayment  Additional Trust      Total      Ending
Class   CUSIP      Rate       Balance   Balance   Distribution  Distribution    Premium     Fund Expenses   Distribution  Balance
----------------------------------------------------------------------------------------------------------------------------------
 A-1             0.000000%       0.00       0.00          0.00          0.00        0.00         0.00               0.00     0.00
 A-2             0.000000%       0.00       0.00          0.00          0.00        0.00         0.00               0.00     0.00
 A-3             0.000000%       0.00       0.00          0.00          0.00        0.00         0.00               0.00     0.00
 A-4             0.000000%       0.00       0.00          0.00          0.00        0.00         0.00               0.00     0.00
  B              0.000000%       0.00       0.00          0.00          0.00        0.00         0.00               0.00     0.00
  C              0.000000%       0.00       0.00          0.00          0.00        0.00         0.00               0.00     0.00
  D              0.000000%       0.00       0.00          0.00          0.00        0.00         0.00               0.00     0.00
  E              0.000000%       0.00       0.00          0.00          0.00        0.00         0.00               0.00     0.00
  F              0.000000%       0.00       0.00          0.00          0.00        0.00         0.00               0.00     0.00
  G              0.000000%       0.00       0.00          0.00          0.00        0.00         0.00               0.00     0.00
  H              0.000000%       0.00       0.00          0.00          0.00        0.00         0.00               0.00     0.00
  J              0.000000%       0.00       0.00          0.00          0.00        0.00         0.00               0.00     0.00
  K              0.000000%       0.00       0.00          0.00          0.00        0.00         0.00               0.00     0.00
  L              0.000000%       0.00       0.00          0.00          0.00        0.00         0.00               0.00     0.00
  M              0.000000%       0.00       0.00          0.00          0.00        0.00         0.00               0.00     0.00
  N              0.000000%       0.00       0.00          0.00          0.00        0.00         0.00               0.00     0.00
  O              0.000000%       0.00       0.00          0.00          0.00        0.00         0.00               0.00     0.00
  P              0.000000%       0.00       0.00          0.00          0.00        0.00         0.00               0.00     0.00
  R              0.000000%       0.00       0.00          0.00          0.00        0.00         0.00               0.00     0.00
 LR              0.000000%       0.00       0.00          0.00          0.00        0.00         0.00               0.00     0.00
  V              0.000000%       0.00       0.00          0.00          0.00        0.00         0.00               0.00     0.00
----------------------------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------------------------

                  Current
Class          Subordination
                   Level
----------------------------
 A-1                   0.00%
 A-2                   0.00%
 A-3                   0.00%
 A-4                   0.00%
  B                    0.00%
  C                    0.00%
  D                    0.00%
  E                    0.00%
  F                    0.00%
  G                    0.00%
  H                    0.00%
  J                    0.00%
  K                    0.00%
  L                    0.00%
  M                    0.00%
  N                    0.00%
  O                    0.00%
  P                    0.00%
  R                    0.00%
 LR                    0.00%
  V                    0.00%
----------------------------
Totals
----------------------------

                             Original  Beginning                                             Ending
               Pass-Through  Notional  Notional    Interest      Prepayment       Total     Notional
Class   CUSIP      Rate       Amount    Amount    Distribution    Premium     Distribution   Amount
-----------------------------------------------------------------------------------------------------
 A-1-A           0.000000%       0.00       0.00          0.00          0.00          0.00      0.00
  A-X            0.000000%       0.00       0.00          0.00          0.00          0.00      0.00
 A-SP            0.000000%       0.00       0.00          0.00          0.00          0.00      0.00
-----------------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 2 of 18

[WELLS FARGO LOGO]                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information, please contact
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
                                                       SERIES 2003-C5                                  (301) 815-6600
                                                                                            Reports Available on the World Wide Web
WELLS FARGO BANK MINNESOTA, N.A.                                                                  @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 01/16/2004
COLUMBIA, MD 21045-1951                                                                    RECORD DATE:  12/31/2003

                            CERTIFICATE FACTOR DETAIL

                                                                                          Realized Loss /
                       Beginning          Principal         Interest         Prepayment   Additional Trust      Ending
Class      CUSIP        Balance         Distribution      Distribution        Premium       Fund Expenses       Balance
----------------------------------------------------------------------------------------------------------------------------
 A-1                      0.00000000        0.00000000        0.00000000      0.00000000          0.00000000     0.00000000
 A-2                      0.00000000        0.00000000        0.00000000      0.00000000          0.00000000     0.00000000
 A-3                      0.00000000        0.00000000        0.00000000      0.00000000          0.00000000     0.00000000
 A-4                      0.00000000        0.00000000        0.00000000      0.00000000          0.00000000     0.00000000
  B                       0.00000000        0.00000000        0.00000000      0.00000000          0.00000000     0.00000000
  C                       0.00000000        0.00000000        0.00000000      0.00000000          0.00000000     0.00000000
  D                       0.00000000        0.00000000        0.00000000      0.00000000          0.00000000     0.00000000
  E                       0.00000000        0.00000000        0.00000000      0.00000000          0.00000000     0.00000000
  F                       0.00000000        0.00000000        0.00000000      0.00000000          0.00000000     0.00000000
  G                       0.00000000        0.00000000        0.00000000      0.00000000          0.00000000     0.00000000
  H                       0.00000000        0.00000000        0.00000000      0.00000000          0.00000000     0.00000000
  J                       0.00000000        0.00000000        0.00000000      0.00000000          0.00000000     0.00000000
  K                       0.00000000        0.00000000        0.00000000      0.00000000          0.00000000     0.00000000
  L                       0.00000000        0.00000000        0.00000000      0.00000000          0.00000000     0.00000000
  M                       0.00000000        0.00000000        0.00000000      0.00000000          0.00000000     0.00000000
  N                       0.00000000        0.00000000        0.00000000      0.00000000          0.00000000     0.00000000
  O                       0.00000000        0.00000000        0.00000000      0.00000000          0.00000000     0.00000000
  P                       0.00000000        0.00000000        0.00000000      0.00000000          0.00000000     0.00000000
  R                       0.00000000        0.00000000        0.00000000      0.00000000          0.00000000     0.00000000
  LR                      0.00000000        0.00000000        0.00000000      0.00000000          0.00000000     0.00000000
  V                       0.00000000        0.00000000        0.00000000      0.00000000          0.00000000     0.00000000

                       Beginning                                             Ending
                        Notional          Interest          Prepayment      Notional
Class      CUSIP         Amount         Distribution         Premium         Amount
-----------------------------------------------------------------------------------------
A-1-A                     0.00000000        0.00000000        0.00000000      0.00000000
 A-X                      0.00000000        0.00000000        0.00000000      0.00000000
 A-SP                     0.00000000        0.00000000        0.00000000      0.00000000

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 18

[WELLS FARGO LOGO]                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information, please contact
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
                                                       SERIES 2003-C5                                  (301) 815-6600
                                                                                            Reports Available on the World Wide Web
WELLS FARGO BANK MINNESOTA, N.A.                                                                  @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 01/16/2004
COLUMBIA, MD 21045-1951                                                                    RECORD DATE:  12/31/2003

                              RECONCILIATION DETAIL

                                 ADVANCE SUMMARY

P & I Advances Outstanding                                                0.00
Servicing Advances Outstanding                                            0.00

Reimbursement for Interest on P & I                                       0.00
Advances paid from general collections

Reimbursement for Interest on Servicing                                   0.00
Advances paid from general collections

                         MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                              0.00
Less Master Servicing Fees on Delinquent Payments                         0.00
Less Reductions to Master Servicing Fees                                  0.00

Plus Master Servicing Fees for Delinquent Payments Received               0.00
Plus Adjustments for Prior Master Servicing Calculation                   0.00
Total Master Servicing Fees Collected                                     0.00

CERTIFICATE INTEREST RECONCILIATION

               Accrued         Uncovered                           Certificate            Unpaid      Optimal Interest  Interest
      Class  Certificate       Prepayment      Indemnification  Deferred Interest        Interest       Distribution    Shortfall
               Interest    Interest Shortfall      Expenses           Amount        Shortfall Amount       Amount         Amount
---------------------------------------------------------------------------------------------------------------------------------
       A-1
       A-2
       A-3
       A-4
      A-1-A
       A-X
      A-SP
        B
        C
        D
        E
        F
        G
        H
        J
        K
        L
        M
        N
        O
        P
---------------------------------------------------------------------------------------------------------------------------------
      Total
---------------------------------------------------------------------------------------------------------------------------------

                             Remaining Unpaid
               Interest        Distributable
      Class  Distribution  Certificate Interest
-----------------------------------------------
       A-1
       A-2
       A-3
       A-4
      A-1-A
       A-X
      A-SP
        B
        C
        D
        E
        F
        G
        H
        J
        K
        L
        M
        N
        O
        P
-----------------------------------------------
      Total
-----------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 4 of 18

[WELLS FARGO LOGO]                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information, please contact
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
                                                       SERIES 2003-C5                                  (301) 815-6600
                                                                                            Reports Available on the World Wide Web
WELLS FARGO BANK MINNESOTA, N.A.                                                                  @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 01/16/2004
COLUMBIA, MD 21045-1951                                                                    RECORD DATE:  12/31/2003

                           OTHER REQUIRED INFORMATION

Available Distribution Amount                             0.00


Aggregate Number of Outstanding Loans                        0
Aggregate Unpaid Principal Balance of Loans               0.00
Aggregate Stated Principal Balance of Loans               0.00


Aggregate Amount of Servicing Fee                         0.00
Aggregate Amount of Special Servicing Fee                 0.00
Aggregate Amount of Trustee Fee                           0.00
Aggregate Amount of Primary Servicing Fee                 0.00
Aggregate Trust Fund Expenses                             0.00



Specially Serviced Loans not Delinquent
     Number of Outstanding Loans                             0
     Aggregate Unpaid Principal Balance                   0.00

Appraisal Reduction Amount

               Appraisal     Cumulative     Most Recent
     Loan      Reduction        ASER         App. Red.
    Number       Amount        Amount          Date
----------------------------------------------------------
















----------------------------------------------------------
   Total
----------------------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 5 of 18

[WELLS FARGO LOGO]                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information, please contact
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
                                                       SERIES 2003-C5                                  (301) 815-6600
                                                                                            Reports Available on the World Wide Web
WELLS FARGO BANK MINNESOTA, N.A.                                                                  @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 01/16/2004
COLUMBIA, MD 21045-1951                                                                    RECORD DATE:  12/31/2003

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED

    INTEREST:
         Interest paid or advanced                                              0.00
         Interest reductions due to Non-Recoverability Determinations           0.00
         Interest Adjustments                                                   0.00
         Deferred Interest                                                      0.00
         Net Prepayment Interest Shortfall                                      0.00
         Net Prepayment Interest Excess                                         0.00
         Extension Interest                                                     0.00
         Interest Reserve Withdrawal                                            0.00
                                                                                    ---------------
               TOTAL INTEREST COLLECTED                                                        0.00

    PRINCIPAL:
         Scheduled Principal                                                    0.00
         Unscheduled Principal                                                  0.00
               Principal Prepayments                                            0.00
               Collection of Principal after Maturity Date                      0.00
               Recoveries from Liquidation and Insurance Proceeds               0.00
               Excess of Prior Principal Amounts paid                           0.00
               Curtailments                                                     0.00
         Negative Amortization                                                  0.00
         Principal Adjustments                                                  0.00
                                                                                    ---------------
               TOTAL PRINCIPAL COLLECTED                                                       0.00

    OTHER:
         Prepayment Penalties/Yield Maintenance                                 0.00
         Repayment Fees                                                         0.00
         Borrower Option Extension Fees                                         0.00
         Equity Payments Received                                               0.00
         Net Swap Counterparty Payments Received                                0.00
                                                                                    ---------------
               TOTAL OTHER COLLECTED                                                           0.00
                                                                                    ---------------
TOTAL FUNDS COLLECTED                                                                          0.00
                                                                                    ===============

TOTAL FUNDS DISTRIBUTED

    FEES:
         Master Servicing Fee                                                   0.00
         Trustee Fee                                                            0.00
         Certificate Administration Fee                                         0.00
         Insurer Fee                                                            0.00
         Miscellaneous Fee                                                      0.00
                                                                                    ---------------
               TOTAL FEES                                                                      0.00

    ADDITIONAL TRUST FUND EXPENSES:
         Reimbursement for Interest on Advances                                 0.00
         ASER Amount                                                            0.00
         Special Servicing Fee                                                  0.00
         Reduction of funds due to Non-Recoverability Determinations            0.00
         Rating Agency Expenses                                                 0.00
         Attorney Fees & Expenses                                               0.00
         Bankruptcy Expense                                                     0.00
         Taxes Imposed on Trust Fund                                            0.00
         Non-Recoverable Advances                                               0.00
         Other Expenses                                                         0.00
                                                                                    ---------------
               TOTAL ADDITIONAL TRUST FUND EXPENSES                                            0.00

    INTEREST RESERVE DEPOSIT                                                                   0.00

    PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
         Interest Distribution                                                  0.00
         Principal Distribution                                                 0.00
         Prepayment Penalties/Yield Maintenance                                 0.00
         Borrower Option Extension Fees                                         0.00
         Equity Payments Paid                                                   0.00
         Net Swap Counterparty Payments Paid                                    0.00
                                                                                    ---------------
               TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                                   0.00
                                                                                    ---------------
TOTAL FUNDS DISTRIBUTED                                                                        0.00
                                                                                    ===============

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 6 of 18

[WELLS FARGO LOGO]                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information, please contact
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
                                                       SERIES 2003-C5                                  (301) 815-6600
                                                                                            Reports Available on the World Wide Web
WELLS FARGO BANK MINNESOTA, N.A.                                                                  @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 01/16/2004
COLUMBIA, MD 21045-1951                                                                    RECORD DATE:  12/31/2003

                                 RATINGS DETAIL

                                  Original Ratings        Current Ratings (1)
                           ------------------------------------------------------
    Class        CUSIP        Fitch   Moody's   S & P   Fitch   Moody's   S & P
---------------------------------------------------------------------------------
     A-1
     A-2
     A-3
     A-4
    A-1-A
     A-X
     A-SP
      B
      C
      D
      E
      F
      G
      H
      J
      K
      L
      M
      N
      O
      P

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
 X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating Services
55 Water Street
New York, New York 10041
(212) 438-2430

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 7 of 18

[WELLS FARGO LOGO]                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information, please contact
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
                                                       SERIES 2003-C5                                  (301) 815-6600
                                                                                            Reports Available on the World Wide Web
WELLS FARGO BANK MINNESOTA, N.A.                                                                  @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 01/16/2004
COLUMBIA, MD 21045-1951                                                                    RECORD DATE:  12/31/2003

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                SCHEDULED BALANCE

                                    % of
    Scheduled   # of    Scheduled    Agg.   WAM            Weighted
     Balance    Loans    Balance     Bal.   (2)    WAC   Avg DSCR (1)
---------------------------------------------------------------------

















---------------------------------------------------------------------
      Totals
---------------------------------------------------------------------

                                    STATE (3)

                                    % of
                # of    Scheduled    Agg.   WAM            Weighted
     State      Props    Balance     Bal.   (2)    WAC   Avg DSCR (1)
---------------------------------------------------------------------

















---------------------------------------------------------------------
      Totals
---------------------------------------------------------------------

See footnotes on last page of this section.

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 8 of 18

[WELLS FARGO LOGO]                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information, please contact
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
                                                       SERIES 2003-C5                                  (301) 815-6600
                                                                                            Reports Available on the World Wide Web
WELLS FARGO BANK MINNESOTA, N.A.                                                                  @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 01/16/2004
COLUMBIA, MD 21045-1951                                                                    RECORD DATE:  12/31/2003

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                         DEBT SERVICE COVERAGE RATIO (1)

                                        % of
    Debt Service    # of    Scheduled    Agg.   WAM            Weighted
   Coverage Ratio   Loans    Balance     Bal.   (2)    WAC   Avg DSCR (1)
-------------------------------------------------------------------------







-------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------

                                PROPERTY TYPE (3)

                                    % of
   Property     # of    Scheduled    Agg.   WAM            Weighted
     Type       Props    Balance     Bal.   (2)    WAC   Avg DSCR (1)
-------------------------------------------------------------------------







-------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------

                                    NOTE RATE

                                        % of
       Note         # of    Scheduled    Agg.   WAM            Weighted
       Rate         Loans    Balance     Bal.   (2)    WAC   Avg DSCR (1)
-------------------------------------------------------------------------







-------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------

                                    SEASONING

                                        % of
                    # of    Scheduled    Agg.   WAM            Weighted
      Seasoning     Loans    Balance     Bal.   (2)    WAC   Avg DSCR (1)
-------------------------------------------------------------------------







-------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                    Page 9 of 18

[WELLS FARGO LOGO]                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information, please contact
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
                                                       SERIES 2003-C5                                  (301) 815-6600
                                                                                            Reports Available on the World Wide Web
WELLS FARGO BANK MINNESOTA, N.A.                                                                  @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 01/16/2004
COLUMBIA, MD 21045-1951                                                                    RECORD DATE:  12/31/2003

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                               % of
Anticipated Remaining    # of     Scheduled    Agg.    WAM             Weighted
      Term (2)           Loans     Balance     Bal.    (2)    WAC    Avg DSCR (1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                               % of
Remaining Amortization   # of     Scheduled    Agg.    WAM             Weighted
        Term             Loans     Balance     Bal.    (2)    WAC    Avg DSCR (1)
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                               % of
Remaining Stated         # of     Scheduled    Agg.    WAM             Weighted
     Term                Loans     Balance     Bal.    (2)    WAC    Avg DSCR (1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                               % of
Age of Most              # of     Scheduled    Agg.    WAM             Weighted
Recent NOI               Loans     Balance     Bal.    (2)    WAC    Avg DSCR (1)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 10 of 18

[WELLS FARGO LOGO]                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information, please contact
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
                                                       SERIES 2003-C5                                  (301) 815-6600
                                                                                            Reports Available on the World Wide Web
WELLS FARGO BANK MINNESOTA, N.A.                                                                  @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 01/16/2004
COLUMBIA, MD 21045-1951                                                                    RECORD DATE:  12/31/2003

                              MORTGAGE LOAN DETAIL

                                                                      Anticipated             Neg.  Beginning    Ending    Paid
 Loan         Property                   Interest  Principal  Gross    Repayment   Maturity  Amort  Scheduled  Scheduled   Thru
Number  ODCR  Type (1)   City    State   Payment    Payment   Coupon      Date       Date     (Y/N)   Balance    Balance   Date
-------------------------------------------------------------------------------------------------------------------------------









-------------------------------------------------------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------------------------------------------------------

        Appraisal  Appraisal   Res.  Mod.
 Loan   Reduction  Reduction  Strat  Code
Number    Date       Amount    (2)   (3)
----------------------------------------









-----------------------------------------
Totals
-----------------------------------------

                             (1) PROPERTY TYPE CODE

MF -  Multi-Family
RT -  Retail
HC -  Health Care
IN -  Industrial
WH -  Warehouse
MH -  Mobile Home Park
OF -  Office
MU -  Mixed Use
LO -  Lodging
SS -  Self Storage
OT -  Other

                          (2) RESOLUTION STRATEGY CODE

1  -  Modification
2  -  Foreclosure
3  -  Bankruptcy
4  -  Extension
5  -  Note Sale
6  -  DPO
7  -  REO
8  -  Resolved
9  -  Pending Return to Master Servicer
10 -  Deed in Lieu Of Foreclosure
11 -  Full Payoff
12 -  Reps and Warranties
13 -  Other or TBD

                              (3) MODIFICATION CODE

1  -  Maturity Date Extension
2  -  Amortization Change
3  -  Principal Write-Off
4  -  Combination

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 11 of 18

[WELLS FARGO LOGO]                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information, please contact
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
                                                       SERIES 2003-C5                                  (301) 815-6600
                                                                                            Reports Available on the World Wide Web
WELLS FARGO BANK MINNESOTA, N.A.                                                                  @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 01/16/2004
COLUMBIA, MD 21045-1951                                                                    RECORD DATE:  12/31/2003

                           PRINCIPAL PREPAYMENT DETAIL

                                          Principal Prepayment Amount                   Prepayment Premium
                  Offering Document   ------------------------------------------------------------------------------------
Loan Number        Cross-Reference    Payoff Amount    Curtailment Amount  Percentage Premium    Yield Maintenance Charge
-------------------------------------------------------------------------------------------------------------------------











-------------------------------------------------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 12 of 18

[WELLS FARGO LOGO]                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information, please contact
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
                                                       SERIES 2003-C5                                  (301) 815-6600
                                                                                            Reports Available on the World Wide Web
WELLS FARGO BANK MINNESOTA, N.A.                                                                  @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 01/16/2004
COLUMBIA, MD 21045-1951                                                                    RECORD DATE:  12/31/2003

                                HISTORICAL DETAIL

                                          Delinquencies
-----------------------------------------------------------------------------------------------------------
Distribution   30-59 Days     60-89 Days     90 Days or More    Foreclosure        REO       Modifications
    Date      #    Balance  #     Balance   #         Balance  #     Balance  #    Balance  #       Balance
-----------------------------------------------------------------------------------------------------------








-----------------------------------------------------------------------------------------------------------

             Prepayments              Rate and Maturities
------------------------------------------------------------
  Curtailments        Payoff       Next Weighted Avg.
 #       Amount    #     Amount    Coupon       Remit    WAM
------------------------------------------------------------








------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 13 of 18

[WELLS FARGO LOGO]                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information, please contact
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
                                                       SERIES 2003-C5                                  (301) 815-6600
                                                                                            Reports Available on the World Wide Web
WELLS FARGO BANK MINNESOTA, N.A.                                                                  @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 01/16/2004
COLUMBIA, MD 21045-1951                                                                    RECORD DATE:  12/31/2003

                             DELINQUENCY LOAN DETAIL

                   Offering       # of                      Current      Outstanding      Status of    Resolution
                   Document      Months    Paid Through      P & I          P & I          Mortgage     Strategy      Servicing
Loan Number     Cross-Referenc   Delinq.       Date        Advances **   Transfer Date     Loan (1)     Code (2)    Transfer Date
----------------------------------------------------------------------------------------------------------------------------------









----------------------------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------------------------

                                Actual        Outstanding
                Foreclosure    Principal       Servicing     Bankruptcy    REO
Loan Number         Date        Balance        Advances         Date      Date
--------------------------------------------------------------------------------









--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                           (1) Status of Mortgage Loan

A  -  Payment Not Received
      But Still in Grace Period
B  -  Late Payment But Less Than 1 Month Delinquent
0  -  Current
1  -  One Month Delinquent
2  -  Two Months Delinquent
3  -  Three or More Months Delinquent
4  -  Assumed Scheduled Payment (Performing Matured Balloon)
7  -  Foreclosure
9  -  REO

                          (2) Resolution Strategy Code

1  -  Modification
2  -  Foreclosure
3  -  Bankruptcy
4  -  Extension
5  -  Note Sale
6  -  DPO
7  -  REO
8  -  Resolved
9  -  Pending Return to Master Servicer
10 -  Deed In Lieu Of Foreclosure
11 -  Full Payoff
12 -  Reps and Warranties
13 -  Other or TBD

** Outstanding P & I Advances include the current period advance.

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 14 of 18

[WELLS FARGO LOGO]                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information, please contact
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
                                                       SERIES 2003-C5                                  (301) 815-6600
                                                                                            Reports Available on the World Wide Web
WELLS FARGO BANK MINNESOTA, N.A.                                                                  @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 01/16/2004
COLUMBIA, MD 21045-1951                                                                    RECORD DATE:  12/31/2003

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

            Offering        Servicing   Resolution                                                   Net
 Loan       Document        Transfer     Strategy     Scheduled    Property            Interest   Operating      DSCR
Number   Cross-Reference      Date       Code (1)      Balance      Type(2)    State     Rate       Income       Date     DSCR
---------------------------------------------------------------------------------------------------------------------------------








                                  Remaining
 Loan       Note     Maturity   Amortization
Number      Date      Date         Term
---------------------------------------------









                          (1) Resolution Strategy Code

1  -  Modification
2  -  Foreclosure
3  -  Bankruptcy
4  -  Extension
5  -  Note Sale
6  -  DPO
7  -  REO
8  -  Resolved
9  -  Pending Return to Master Servicer
10 -  Deed in Lieu Of Foreclosure
11 -  Full Payoff
12 -  Reps and Warranties
13 -  Other or TBD

                             (2) Property Type Code

MF -  Multi-Family
RT -  Retail
HC -  Health Care
IN -  Industrial
WH -  Warehouse
MH -  Mobile Home Park
OF -  Office
MU -  Mixed Use
LO -  Lodging
SS -  Self Storage
OT -  Other

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 15 of 18

[WELLS FARGO LOGO]                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information, please contact
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
                                                       SERIES 2003-C5                                  (301) 815-6600
                                                                                            Reports Available on the World Wide Web
WELLS FARGO BANK MINNESOTA, N.A.                                                                  @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 01/16/2004
COLUMBIA, MD 21045-1951                                                                    RECORD DATE:  12/31/2003

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

             Offering       Resolution      Site
Loan         Document        Strategy    Inspection                  Appraisal   Appraisal      Other REO
Number   Cross-Reference      Code (1)      Date    Phase 1 Date       Date        Value     Property Revenue    Comment
------------------------------------------------------------------------------------------------------------------------------










                          (1) Resolution Strategy Code

1  -  Modification
2  -  Foreclosure
3  -  Bankruptcy
4  -  Extension
5  -  Note Sale
6  -  DPO
7  -  REO
8  -  Resolved
9  -  Pending Return to Master Servicer
10 -  Deed in Lieu Of Foreclosure
11 -  Full Payoff
12 -  Reps and Warranties
13 -  Other or TBD

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 16 of 18

[WELLS FARGO LOGO]                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information, please contact
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
                                                       SERIES 2003-C5                                  (301) 815-6600
                                                                                            Reports Available on the World Wide Web
WELLS FARGO BANK MINNESOTA, N.A.                                                                  @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 01/16/2004
COLUMBIA, MD 21045-1951                                                                    RECORD DATE:  12/31/2003

                              MODIFIED LOAN DETAIL

               Offering
Loan           Document       Pre-Modification
Number     Cross-Reference         Balance         Modification Date     Modification Description
-------------------------------------------------------------------------------------------------








-------------------------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------------------------

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 17 of 18

[WELLS FARGO LOGO]                 CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.   For Additional Information, please contact
                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              CTSLink Customer Service
                                                       SERIES 2003-C5                                  (301) 815-6600
                                                                                            Reports Available on the World Wide Web
WELLS FARGO BANK MINNESOTA, N.A.                                                                  @ www.ctslink.com/cmbs
CORPORATE TRUST SERVICES
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 01/16/2004
COLUMBIA, MD 21045-1951                                                                    RECORD DATE:  12/31/2003

                             LIQUIDATED LOAN DETAIL

          Final Recovery      Offering                                                   Gross Proceeds     Aggregate       Net
Loan      Determination       Document       Appraisal  Appraisal    Actual     Gross       as a % of      Liquidation   Liquidation
Number        Date         Cross-Reference      Date       Value    Balance    Proceeds   Actual Balance    Expenses *    Proceeds
------------------------------------------------------------------------------------------------------------------------------------







------------------------------------------------------------------------------------------------------------------------------------
Current Total
------------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------------------------------------

           Net Proceeds                Repurchased
Loan         as a % of    Realized      by Seller
Number    Actual Balance    Loss          (Y/N)
-----------------------------------------------------







-----------------------------------------------------
Current Total
-----------------------------------------------------
Cumulative Total
-----------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright 2003, Wells Fargo Bank Minnesota, N.A.                   Page 18 of 18

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    EXHIBIT C

                  DECREMENT TABLES FOR THE OFFERED CERTIFICATES

              PERCENT OF CLASS CERTIFICATE BALANCE OUTSTANDING FOR:

                             CLASS A-1 CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--            0% CPR           25% CPR          50% CPR           75% CPR           100% CPR
                                            ------           -------          -------           -------           --------
                                              %                 %                %                 %                 %
Issue Date........................


Weighted average life (in years)

                             CLASS A-2 CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--            0% CPR           25% CPR          50% CPR           75% CPR           100% CPR
                                            ------           -------          -------           -------           --------
                                              %                 %                %                 %                 %
Issue Date........................



Weighted average life (in years)..

                             CLASS A-3 CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--            0% CPR           25% CPR          50% CPR           75% CPR           100% CPR
                                            ------           -------          -------           -------           --------
                                              %                 %                %                 %                 %
Issue Date........................



Weighted average life (in years)..

                             CLASS A-4 CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--            0% CPR           25% CPR          50% CPR           75% CPR           100% CPR
                                            ------           -------          -------           -------           --------
                                              %                 %                %                 %                 %
Issue Date........................



Weighted average life (in years)..

                              CLASS B CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--            0% CPR           25% CPR          50% CPR           75% CPR           100% CPR
                                            ------           -------          -------           -------           --------
                                              %                 %                %                 %                 %
Issue Date



Weighted average life (in years)..

                              CLASS C CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--            0% CPR           25% CPR          50% CPR           75% CPR           100% CPR
                                            ------           -------          -------           -------           --------
                                              %                 %                %                 %                 %
Issue Date........................



Weighted average life (in years)..

                              CLASS D CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--            0% CPR           25% CPR          50% CPR           75% CPR           100% CPR
                                            ------           -------          -------           -------           --------
                                              %                 %                %                 %                 %
Issue Date........................



Weighted average life (in years)..

                              CLASS E CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--            0% CPR           25% CPR          50% CPR           75% CPR           100% CPR
                                            ------           -------          -------           -------           --------
                                              %                 %                %                 %                 %
Issue Date........................



Weighted average life (in years)..

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    EXHIBIT D

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C5, Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E, will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven (7) calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

     As described under "Certain U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled in same-day funds.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream, Luxembourg or Euroclear, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the last coupon distribution date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, member organizations of Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the last coupon distribution date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream, Luxembourg or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     - borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

     - borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

     - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to 30% withholding unless each U.S. withholding agent receives:

     1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

     2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a non-U.S. holder that is an intermediary (I.E., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

               (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury regulations,

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

               (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S.
                       Treasury regulations; or

          (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

               (ii) certifying that the nonqualified intermediary is not acting for its own account,

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury regulations; or

     5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding at a rate of 28% (increasing to 31% after 2010) unless the holder--

     - provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

     - provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     - can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury regulations (E.G., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS

       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE DEPOSITOR COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN
                                     SERIES

     Our name is Credit Suisse First Boston Mortgage Securities Corp. We intend to offer from time to time commercial/multifamily mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Plan of Distribution."

                  THE OFFERED CERTIFICATES:                                           THE TRUST ASSETS:
The offered certificates will be issuable in series.         The assets of each of our trusts will include--
Each series of offered certificates will--

                                                             -    mortgage loans secured by first and junior liens on,
-    have its own series designation;                             or security interests in, various interests in
                                                                  commercial and multifamily real properties;
-    consist of one or more classes with various payment
     characteristics;                                        -    mortgage-backed securities that directly or
                                                                  indirectly evidence interests in, or are directly or
-    evidence beneficial ownership interests in a trust           indirectly secured by, those types of mortgage loans;
     established by us; and                                       or

-    be payable solely out of the related trust assets.      -    some combination of those types of mortgage loans and
                                                                  mortgage-backed securities.

No governmental agency or instrumentality will insure or     Trust assets may also include letters of credit, surety
guarantee payment on the offered certificates. Neither we    bonds, insurance policies, guarantees, credit derivatives,
nor any of our affiliates are responsible for making         reserve funds, guaranteed investment contracts, interest
payments on the offered certificates if collections on the   rate exchange agreements, interest rate cap or floor
related trust assets are insufficient.                       agreements, currency exchange agreements, or other similar instruments and agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. You should carefully consider the risk factors beginning on page 12 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is November 10, 2003.

                                TABLE OF CONTENTS

                                                                                Page
                                                                                ----
IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS................3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE..................................3
SUMMARY OF PROSPECTUS..............................................................4
RISK FACTORS......................................................................12
CAPITALIZED TERMS USED IN THIS PROSPECTUS.........................................29
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP...............................29
USE OF PROCEEDS...................................................................29
DESCRIPTION OF THE TRUST ASSETS...................................................30
YIELD AND MATURITY CONSIDERATIONS.................................................53
DESCRIPTION OF THE CERTIFICATES...................................................59
DESCRIPTION OF THE GOVERNING DOCUMENTS............................................67
DESCRIPTION OF CREDIT SUPPORT.....................................................77
LEGAL ASPECTS OF MORTGAGE LOANS...................................................79
FEDERAL INCOME TAX CONSEQUENCES...................................................90
STATE AND OTHER TAX CONSEQUENCES.................................................124
ERISA CONSIDERATIONS.............................................................124
LEGAL INVESTMENT.................................................................127
PLAN OF DISTRIBUTION.............................................................129
LEGAL MATTERS....................................................................130
FINANCIAL INFORMATION............................................................130
RATING...........................................................................130
GLOSSARY.........................................................................132

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: in the case of the Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and in the case of the Northeast Regional Office, 233 Broadway, New York, New York 10279. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

     In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

WHO WE ARE............................  Credit Suisse First Boston Mortgage Securities Corp. Our
                                        principal offices are located at Eleven Madison Avenue, New
                                        York, New York 10010, telephone number (212) 325-2000. We
                                        are a wholly-owned subsidiary of Credit Suisse First Boston
                                        Management Corporation, which in turn is a wholly-owned
                                        subsidiary of Credit Suisse First Boston, Inc. See "Credit
                                        Suisse First Boston Mortgage Securities Corp."

THE SECURITIES BEING OFFERED..........  The securities that will be offered by this prospectus and the related prospectus supplements consist of
                                        commercial/multifamily mortgage pass-through certificates.
                                        These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be
                                        assigned an investment grade rating by at least one
                                        nationally recognized statistical rating organization.
                                        Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate
                                        relative standing, signify investment grade. See "Rating."

                                        Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and
                                        containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
ISSUED WITH OTHER CERTIFICATES........  We may not publicly offer all the commercial/multifamily mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those
                                        certificates, to place some privately with institutional
                                        investors or to deliver some to the applicable seller as
                                        partial consideration for the related mortgage assets. In
                                        addition, some of those certificates may not satisfy the
                                        rating requirement for offered certificates described under
                                        "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS...............  In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things--

                                        -    the issuance of each series of offered certificates;

                                        -    the creation of and transfer of assets to the related trust; and

                                        -    the servicing and administration of those assets.

                                        The parties to the governing document(s) for a series of
                                        offered certificates will always include us and a trustee.
                                        We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust
                                        assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating
                                        various reports to the holders of those offered
                                        certificates.

                                        If the trust assets for a series of offered certificates
                                        include mortgage loans, the parties to the governing
                                        document(s) will also include--

                                        -    a master servicer that will generally be responsible
                                             for performing customary servicing duties with respect
                                             to those mortgage loans that are not defaulted or
                                             otherwise problematic in any material respect; and

                                        -    a special servicer that will generally be responsible
                                             for servicing and administering those mortgage loans
                                             that are defaulted or otherwise problematic in any
                                             material respect and real estate assets acquired as
                                             part of the related trust with respect to defaulted
                                             mortgage loans.

                                        The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                        If the trust assets for a series of offered certificates
                                        include mortgage-backed securities, the parties to the
                                        governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the
                                        related trustee assumes those duties, however, there will be no manager.

                                        In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and their respective duties. See "Description of the Governing Documents."

CHARACTERISTICS OF THE MORTGAGE
ASSETS................................  The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of
                                        one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other
                                        interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include--

                                        -    rental or cooperatively-owned buildings with multiple
                                             dwelling units;

                                        -    retail properties related to the sale of consumer goods
                                             and other products, or related to providing
                                             entertainment, recreational or personal services, to
                                             the general public;

                                        -    office buildings;

                                        -    hospitality properties;

                                        -    casino properties;

                                        -    health care-related facilities;

                                        -    industrial facilities;

                                        -    warehouse facilities, mini-warehouse facilities and
                                             self-storage facilities;

                                        -    restaurants, taverns and other establishments involved
                                             in the food and beverage industry;

                                        -    manufactured housing communities, mobile home parks and
                                             recreational vehicle parks;

                                        -    recreational and resort properties;

                                        -    arenas and stadiums;

                                        -    churches and other religious facilities;

                                        -    parking lots and garages;

                                        -    mixed use properties;

                                        -    other income-producing properties; and/or

                                        -    unimproved land.

                                        The mortgage loans underlying a series of offered
                                        certificates may have a variety of payment terms. For
                                        example, any of those mortgage loans--

                                        -    may provide for the accrual of interest at a mortgage
                                             interest rate that is fixed over its term, that resets
                                             on one or more specified dates or that otherwise
                                             adjusts from time to time;

                                        -    may provide for the accrual of interest at a mortgage
                                             interest rate that may be converted at the borrower's
                                             election from an adjustable to a fixed interest rate or
                                             from a fixed to an adjustable interest rate;

                                        -    may provide for no accrual of interest;

                                        -    may provide for level payments to stated maturity, for
                                             payments that reset in amount on one or more specified
                                             dates or for payments that otherwise adjust from time
                                             to time to accommodate changes in the mortgage interest
                                             rate or to reflect the occurrence of specified events;

                                        -    may be fully amortizing or, alternatively, may be
                                             partially amortizing or nonamortizing, with a
                                             substantial payment of principal due on its stated
                                             maturity date;

                                        -    may permit the negative amortization or deferral of
                                             accrued interest;

                                        -    may prohibit some or all voluntary prepayments or
                                             require payment of a premium, fee or charge in
                                             connection with those prepayments;

                                        -    may permit defeasance and the release of real property
                                             collateral in connection with that defeasance;

                                        -    may provide for payments of principal, interest or
                                             both, on due dates that occur monthly, bi-monthly,
                                             quarterly, semi-annually, annually or at some other
                                             interval; and/or

                                        -    may have two or more component parts, each having
                                             characteristics that are otherwise described in this
                                             prospectus as being attributable to separate and
                                             distinct mortgage loans.

                                        Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real
                                        properties located in the United States, its territories and possessions. However, some of those mortgage loans may be
                                        secured by liens on real properties located outside the
                                        United States, its territories and possessions, provided
                                        that foreign mortgage loans do not represent more than 10%
                                        of the related mortgage asset pool, by balance.

                                        We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be
                                        originated by our affiliates.

                                        Neither we nor any of our affiliates will guarantee or
                                        insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state
                                        otherwise in the related prospectus supplement, no
                                        governmental agency or instrumentality will guarantee or
                                        insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the
                                        Trust Assets--Mortgage Loans."

                                        The trust assets with respect to any series of offered
                                        certificates may also include mortgage participations,
                                        mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that
                                        evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust
                                        assets with respect to any series of offered certificates
                                        unless--

                                        -    the security has been registered under the Securities
                                             Act of 1933, as amended; or

                                        -    we would be free to publicly resell the security
                                             without registration.

                                        See "Description of the Trust Assets--Mortgage-Backed
                                        Securities."

                                        We will describe the specific characteristics of the
                                        mortgage assets underlying a series of offered certificates in the related prospectus supplement.

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
                                        In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust
                                        will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related
                                        trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or
                                        arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the
                                        shortfall. For 90 days following the date of initial
                                        issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of
                                        the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the
                                        related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS............  If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in
                                        that prospectus supplement, to acquire from the related
                                        trust particular mortgage assets underlying a series of
                                        certificates in exchange for--

                                        -    cash that would be applied to pay down the principal
                                             balances of certificates of that series; and/or

                                        -    other mortgage loans or mortgage-backed securities
                                             that--

                                             1.   conform to the description of mortgage assets in this
                                                  prospectus; and

                                             2.   satisfy the criteria set forth in the related
                                                  prospectus supplement.

                                        In addition, if so specified in the related prospectus
                                        supplement, the related trustee may be authorized or
                                        required, to apply collections on the mortgage assets
                                        underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that--

                                        -    conform to the description of mortgage assets in this
                                             prospectus; and

                                        -    satisfy the criteria set forth in the related
                                             prospectus supplement.

                                        No replacement of mortgage assets or acquisition of new
                                        mortgage assets will be permitted if it would result in a
                                        qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of
                                        affected offered certificates.

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
CHARACTERISTICS OF THE OFFERED
CERTIFICATES..........................  An offered certificate may entitle the holder to receive--

                                        -    a stated principal amount;

                                        -    interest on a principal balance or notional amount, at
                                             a fixed, variable or adjustable pass-through rate;

                                        -    specified, fixed or variable portions of the interest,
                                             principal or other amounts received on the related
                                             mortgage assets;

                                        -    payments of principal, with disproportionate, nominal
                                             or no payments of interest;

                                        -    payments of interest, with disproportionate, nominal or
                                             no payments of principal;

                                        -    payments of interest or principal that commence only as
                                             of a specified date or only after the occurrence of
                                             specified events, such as the payment in full of the
                                             interest and principal outstanding on one or more other
                                             classes of certificates of the same series;

                                        -    payments of principal to be made, from time to time or
                                             for designated periods, at a rate that is--

                                             1.   faster and, in some cases, substantially faster, or

                                             2.   slower and, in some cases, substantially slower,

                                             than the rate at which payments or other collections of
                                             principal are received on the related mortgage assets;

                                        -    payments of principal to be made, subject to available
                                             funds, based on a specified principal payment schedule
                                             or other methodology; or

                                        -    payments of all or part of the prepayment or repayment
                                             premiums, fees and charges, equity participations
                                             payments or other similar items received on the related
                                             mortgage assets.

                                        Any class of offered certificates may be senior or
                                        subordinate to one or more other classes of certificates of the same series, including a non-offered class of
                                        certificates of that series, for purposes of some or all
                                        payments and/or allocations of losses.

                                        A class of offered certificates may have two or more
                                        component parts, each having characteristics that are
                                        otherwise described in this prospectus as being attributable to separate and distinct classes.

                                        We will describe the specific characteristics of each class of offered certificates in the related prospectus
                                        supplement. See "Description of the Certificates."

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
CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY RELATED
PROTECTION FOR THE
OFFERED CERTIFICATES..................  Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets
                                        through the subordination of one or more other classes of
                                        certificates of the same series or by other types of credit support. The other types of credit support may include a
                                        letter of credit, a surety bond, an insurance policy, a
                                        guarantee, a credit derivative or a reserve fund. We will
                                        describe the credit support, if any, for each class of
                                        offered certificates in the related prospectus supplement.

                                        The trust assets with respect to any series of offered
                                        certificates may also include any of the following
                                        agreements--

                                        -    guaranteed investment contracts in accordance with
                                             which moneys held in the funds and accounts established
                                             with respect to those offered certificates will be
                                             invested at a specified rate;

                                        -    interest rate exchange agreements, interest rate cap or
                                             floor agreements, or other agreements and arrangements
                                             designed to reduce the effects of interest rate
                                             fluctuations on the related mortgage assets or on one
                                             or more classes of those offered certificates; or

                                        -    currency exchange agreements or other agreements and
                                             arrangements designed to reduce the effects of currency
                                             exchange rate fluctuations with respect to the related
                                             mortgage assets and one or more classes of those
                                             offered certificates.

                                        We will describe the types of reinvestment, interest rate
                                        and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                        See "Risk Factors," "Description of the Trust Assets" and
                                        "Description of Credit Support."

ADVANCES WITH RESPECT TO THE
MORTGAGE ASSETS.......................  If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master
                                        servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other
                                        specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage
                                        loans to cover--

                                        -    delinquent scheduled payments of principal and/or
                                             interest, other than balloon payments;

                                        -    property protection expenses;

                                        -    other servicing expenses; or

                                        -    any other items specified in the related prospectus
                                             supplement.

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                                        Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related
                                        prospectus supplement. That party may also be entitled to
                                        receive interest on its advances for a specified period. See
                                        "Description of the Certificates--Advances."

                                        If the trust assets for a series of offered certificates
                                        include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing
                                        obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

OPTIONAL TERMINATION..................  We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or
                                        obligated to purchase or sell any of the mortgage assets
                                        underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated
                                        party may be permitted or obligated to purchase or sell--

                                        -    all the mortgage assets in any particular trust,
                                             thereby resulting in a termination of the trust; or

                                        -    that portion of the mortgage assets in any particular
                                             trust as is necessary or sufficient to retire one or
                                             more classes of offered certificates of the related
                                             series.

                                        See "Description of the Certificates--Termination."

CERTAIN FEDERAL INCOME TAX
CONSEQUENCES..........................  Any class of offered certificates will constitute or evidence ownership of--

                                        -    regular interests or residual interests in a real
                                             estate mortgage investment conduit under Sections 860A
                                             through 860G of the Internal Revenue Code of 1986; or

                                        -    interests in a grantor trust under subpart E of Part I
                                             of subchapter J of the Internal Revenue Code of 1986.

                                        See "Federal Income Tax Consequences."

CERTAIN ERISA CONSIDERATIONS..........  If you are a fiduciary of a retirement plan or other employee benefit plan or arrangement, you should review with your legal advisor whether the purchase or holding of
                                        offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under
                                        applicable law. See "ERISA Considerations."

LEGAL INVESTMENT......................  If your investment authority is subject to legal restrictions, you should consult your legal advisor to
                                        determine whether and to what extent the offered
                                        certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market
                                        Enhancement Act of 1984, as amended. See "Legal Investment."

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS.

     The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

     The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     - the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

     - legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

     - investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties; and

     - investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS WILL AFFECT PAYMENTS ON YOUR OFFERED CERTIFICATES. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     - an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

     - a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS DO NOT PROVIDE ABSOLUTE CERTAINTY AS REGARDS THE RATE, TIMING AND AMOUNT OF PAYMENTS ON YOUR OFFERED CERTIFICATES. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     - the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

     - the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may lessen or increase the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF YOUR OFFERED CERTIFICATES; AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY UNPREDICTABLE. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     - vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

     - be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENT. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE ANY PROJECTED RETURN ON YOUR OFFERED CERTIFICATES

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability--

     -    that principal prepayments on the related mortgage loans will be made;

     - of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     - of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

RISKS ASSOCIATED WITH COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS

     MANY OF THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES WILL BE NONRECOURSE. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following--

     - the sufficiency of the net operating income of the applicable real property;

     - the market value of the applicable real property at or prior to maturity; and

     - the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     MANY RISK FACTORS ARE COMMON TO MOST OR ALL MULTIFAMILY AND COMMERCIAL PROPERTIES. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value--

     -    the age, design and construction quality of the property;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    the characteristics of the neighborhood where the property is located;

     -    the proximity and attractiveness of competing properties;

     -    the existence and construction of competing properties;

     -    the adequacy of the property's management and maintenance;

     - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     - local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     -    demographic factors;

     -    customer tastes and preferences;

     -    retroactive changes in building codes; and

     - changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include--

     - an increase in interest rates, real estate taxes and other operating expenses;

     - an increase in the capital expenditures needed to maintain the property or make improvements;

     - a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     -    an increase in vacancy rates;

     -    a decline in rental rates as leases are renewed or replaced; and

     - natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by--

     -    the length of tenant leases;

     -    the creditworthiness of tenants;

     -    the rental rates at which leases are renewed or replaced;

     -    the percentage of total property expenses in relation to revenue;

     - the ratio of fixed operating expenses to those that vary with revenues; and

     - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     THE SUCCESSFUL OPERATION OF A MULTIFAMILY OR COMMERCIAL PROPERTY DEPENDS ON TENANTS. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes--

     - to pay for maintenance and other operating expenses associated with the property;

     - to fund repairs, replacements and capital improvements at the property; and

     - to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include--

     - an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     -    an increase in tenant payment defaults;

     - a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     - an increase in the capital expenditures needed to maintain the property or to make improvements; and

     -    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include--

     -    the business operated by the tenants;

     -    the creditworthiness of the tenants; and

     -    the number of tenants.

     DEPENDENCE ON A SINGLE TENANT OR A SMALL NUMBER OF TENANTS MAKES A PROPERTY RISKIER COLLATERAL. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     TENANT BANKRUPTCY ADVERSELY AFFECTS PROPERTY PERFORMANCE. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to--

     - the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

     - an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

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     THE SUCCESS OF AN INCOME-PRODUCING PROPERTY DEPENDS ON RELETTING VACANT
SPACES. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS NOT. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including---

     -    changes in interest rates;

     -    the availability of refinancing sources;

     -    changes in governmental regulations, licensing or fiscal policy;

     -    changes in zoning or tax laws; and

     -    potential environmental or other legal liabilities.

     PROPERTY MANAGEMENT MAY AFFECT PROPERTY OPERATIONS AND VALUE. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

     -    responding to changes in the local market;

     - planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     -    operating the property and providing building services;

     -    managing operating expenses; and

     - ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     -    maintain or improve occupancy rates, business and cash flow;

     -    reduce operating and repair costs; and

     -    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

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     MAINTAINING A PROPERTY IN GOOD CONDITION MAY BE COSTLY. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     COMPETITION WILL ADVERSELY AFFECT THE PROFITABILITY AND VALUE OF AN INCOME-PRODUCING PROPERTY. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including--

     -    rental rates;

     -    location;

     -    type of business or services and amenities offered; and

     -    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that--

     -    offers lower rents;

     -    has lower operating costs;

     -    offers a more favorable location; or

     -    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY PRESENT SPECIAL RISKS. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     - Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

     - Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

     - Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements;

     - Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

     - Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

     - Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

     - Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline; and

     - Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. For example, a mortgaged real property may not be readily convertible due to restrictive covenants related to the property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates."

     BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including--

     -    the fair market value and condition of the underlying real property;

     -    the level of interest rates;

     -    the borrower's equity in the underlying real property;

     -    the borrower's financial condition;

     -    the operating history of the underlying real property;

     -    changes in zoning and tax laws;

     -    changes in competition in the relevant area;

     -    changes in rental rates in the relevant area;

     -    changes in governmental regulation and fiscal policy;

     -    prevailing general and regional economic conditions;

     -    the state of the fixed income and mortgage markets; and

     - the availability of credit for multifamily rental or commercial properties.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to--

     - any adverse economic developments that occur in the locale, state or region where the properties are located;

     -    changes in the real estate market where the properties are located;

     - changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     - acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN BACKING YOUR CERTIFICATES

     Certain mortgage loans included in one of our trusts may either-

     - prohibit the related borrower from encumbering the related real property with additional secured debt, or

     - require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

     However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing".

JUNIOR MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND WILL CAUSE GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOAN

     To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

THE TYPE OF MORTGAGOR MAY ENTAIL RISK

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR OFFERED CERTIFICATES

     The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates" above and "Description of the Certificates" and "Description of Credit Support" in this prospectus.

THE ENFORCEABILITY OF SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED

     CROSS-COLLATERALIZATION ARRANGEMENTS. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     -    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     - the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     PREPAYMENT PREMIUMS, FEES AND CHARGES. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     DUE-ON-SALE AND DEBT ACCELERATION CLAUSES. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     -    the related real property; or

     -    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if--

     -    the default is deemed to be immaterial;

     -    the exercise of those remedies would be inequitable or unjust; or

     -    the circumstances would render the acceleration unconscionable.

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     ASSIGNMENTS OF LEASES. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     DEFEASANCE. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the owner of the non-conforming property may be required to incur significant costs in order to effect compliance with that Act. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following--

     -    breach of contract involving a tenant, a supplier or other party;

     -    negligence resulting in a personal injury; or

     -    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

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SPECIAL HAZARD LOSSES MAY CAUSE YOU TO SUFFER LOSSES ON YOUR OFFERED
CERTIFICATES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

     -    war;

     -    revolution;

     -    governmental actions;

     -    floods and other water-related causes;

     -    earth movement, including earthquakes, landslides and mudflows;

     -    wet or dry rot;

     -    vermin; and

     -    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

ENVIRONMENTAL RISKS

     We cannot provide any assurance--

     - as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     - that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     - that the results of the environmental testing were accurately evaluated in all cases;

     - that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     - that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     -    tenants at the property, such as gasoline stations or dry cleaners; or

     - conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     - agents or employees of the lender are deemed to have participated in the management of the borrower; or

     - the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     - any condition on the property that causes exposure to lead-based paint; and

     - the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

DELINQUENT MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND ADVERSELY AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES

     The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the risk that the inclusion of delinquent mortgage loans in the trust may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES REGARDING RESIDUAL CERTIFICATES

     INCLUSION OF TAXABLE INCOME IN EXCESS OF CASH RECEIVED. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax

                                       26
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return as ordinary income your pro rata share of the taxable income of that
REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     SOME TAXABLE INCOME OF A RESIDUAL INTEREST CAN NOT BE OFFSET UNDER THE INTERNAL REVENUE CODE OF 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion--

     -    generally will not be reduced by losses from other activities;

     - for a tax-exempt holder, will be treated as unrelated business taxable income; and

     - for a foreign holder, will not qualify for any exemption from withholding tax.

     INDIVIDUALS AND CERTAIN ENTITIES SHOULD NOT INVEST IN REMIC RESIDUAL CERTIFICATES. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

     -    individuals;

     -    estates;

     -    trusts beneficially owned by any individual or estate; and

     - pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     TRANSFER LIMITATIONS. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have any non-United States persons as partners.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

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

     A bankruptcy court also may--

     - grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     -    reduce monthly payments due under a mortgage loan;

     -    change the rate of interest due on a mortgage loan; or

     -    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate--

     - any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986; and

     - any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS, PROVIDE ONLY LIMITED INFORMATION, AND AFFECT PAYMENT AND TRANSFERABILITY OF YOUR OFFERED CERTIFICATES

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     - you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     - you may have only limited access to information regarding your offered certificates;

     - you may suffer delays in the receipt of payments on your offered certificates; and

     - your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration."

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POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

     We were incorporated in Delaware on December 31, 1985. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

     We are a wholly-owned subsidiary of Credit Suisse First Boston Management Corporation, who is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Our principal executive offices are located at Eleven Madison Avenue, New York, New York 10010. Our telephone number is 212-325-2000.

     We do not have, and do not expect to have in the future, any significant assets.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information; Incorporation by Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the proceeds to us from the sale of the particular offered certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

     We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

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

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of--

     -    various types of multifamily and/or commercial mortgage loans;

     - mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     - a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

MORTGAGE LOANS

     GENERAL. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property--

     -    rental or cooperatively-owned buildings with multiple dwelling units;

     - retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     - retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     -    office properties;

     - hospitality properties, such as hotels, motels and other lodging facilities;

     -    casino properties;

     - health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     -    industrial properties;

     - warehouse facilities, mini-warehouse facilities and self-storage facilities;

     - restaurants, taverns and other establishments involved in the food and beverage industry;

     - manufactured housing communities, mobile home parks and recreational vehicle parks;

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

     - recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

     -    arenas and stadiums;

     -    churches and other religious facilities;

     -    parking lots and garages;

     -    mixed use properties;

     -    other income-producing properties; and

     -    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     - a fee interest or estate, which consists of ownership of the property for an indefinite period;

     - an estate for years, which consists of ownership of the property for a specified period of years;

     - a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

     -    shares in a cooperative corporation which owns the property; or

     -    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     - first, to the payment of court costs and fees in connection with the foreclosure;

     -    second, to the payment of real estate taxes; and

     - third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

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     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     -    the period of the delinquency;

     -    any forbearance arrangement then in effect;

     -    the condition of the related real property; and

     - the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     VARIOUS TYPES OF MULTIFAMILY AND COMMERCIAL PROPERTIES MAY SECURE MORTGAGE LOANS UNDERLYING A SERIES OF OFFERED CERTIFICATES. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     MULTIFAMILY RENTAL PROPERTIES. Factors affecting the value and operation of a multifamily rental property include--

     - the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     -    the types of services offered at the property;

     -    the location of the property;

     - the characteristics of the surrounding neighborhood, which may change over time;

     - the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     - the ability of management to provide adequate maintenance and insurance;

     -    the property's reputation;

     - the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     - the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     -    the ability of management to respond to competition;

     - the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     - adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     - state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     - the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     - the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     - the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     -    require written leases;

     -    require good cause for eviction;

     -    require disclosure of fees;

     -    prohibit unreasonable rules;

     -    prohibit retaliatory evictions;

     -    prohibit restrictions on a resident's choice of unit vendors;

     -    limit the bases on which a landlord may increase rent; or

     - prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

     - the related borrower's interest in multiple units in a residential condominium project; and

     -    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     COOPERATIVELY-OWNED APARTMENT BUILDINGS. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's PRO RATA share of the corporation's--

     -    mortgage loan payments;

     -    real property taxes;

     -    maintenance expenses; and

     -    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     -    maintenance payments from the tenant/shareholders; and

     - any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

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     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     RETAIL PROPERTIES. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     -    shopping centers;

     -    factory outlet centers;

     -    malls;

     -    automotive sales and service centers;

     -    consumer oriented businesses;

     -    department stores;

     -    grocery stores;

     -    convenience stores;

     -    specialty shops;

     -    gas stations;

     -    movie theaters;

     -    fitness centers;

     -    bowling alleys;

     -    salons; and

     -    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

     -    to lower rents;

     -    to grant a potential tenant a free rent or reduced rent period;

     -    to improve the condition of the property generally; or

     - to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

     -    competition from other retail properties;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    perceptions regarding the safety of the surrounding area;

     -    demographics of the surrounding area;

     - the strength and stability of the local, regional and national economies;

     -    traffic patterns and access to major thoroughfares;

     -    the visibility of the property;

     -    availability of parking;

     - the particular mixture of the goods and services offered at the property;

     -    customer tastes, preferences and spending patterns; and

     -    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including--

     -    an anchor tenant's failure to renew its lease;

     -    termination of an anchor tenant's lease;

     - the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

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

     - the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     -    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars--

     -    factory outlet centers;

     -    discount shopping centers and clubs;

     -    catalogue retailers;

     -    television shopping networks and programs;

     -    internet web sites; and

     -    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     OFFICE PROPERTIES. Factors affecting the value and operation of an office property include--

     - the number and quality of the tenants, particularly significant tenants, at the property;

     - the physical attributes of the building in relation to competing buildings;

     - the location of the property with respect to the central business district or population centers;

     - demographic trends within the metropolitan area to move away from or towards the central business district;

     - social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     - tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     - local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     -    the quality and philosophy of building management;

     -    access to mass transportation; and

     -    changes in zoning laws.

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     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include--

     -    rental rates;

     - the building's age, condition and design, including floor sizes and layout;

     -    access to public transportation and availability of parking; and

     - amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other basic building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include--

     -    the cost and quality of labor;

     -    tax incentives; and

     -    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     HOSPITALITY PROPERTIES. Hospitality properties may involve different types of hotels and motels, including--

     -    full service hotels;

     -    resort hotels with many amenities;

     -    limited service hotels;

     - hotels and motels associated with national or regional franchise chains;

     - hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     -    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include--

     - the location of the property and its proximity to major population centers or attractions;

     -    the seasonal nature of business at the property;

     -    the level of room rates relative to those charged by competitors;

     -    quality and perception of the franchise affiliation;

     - economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     -    the existence or construction of competing hospitality properties;

     -    nature and quality of the services and facilities;

     -    financial strength and capabilities of the owner and operator;

     - the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     - increases in operating costs, which may not be offset by increased room rates;

     - the property's dependence on business and commercial travelers and tourism; and

     - changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon--

     -    the continued existence and financial strength of the franchisor;

     -    the public perception of the franchise service mark; and

     -    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

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

     CASINO PROPERTIES. Factors affecting the economic performance of a casino property include--

     - location, including proximity to or easy access from major population centers;

     -    appearance;

     - economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     -    the existence or construction of competing casinos;

     -    dependence on tourism; and

     -    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     - providing alternate forms of entertainment, such as performers and sporting events; and

     -    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     HEALTH CARE-RELATED PROPERTIES.  Health-care related properties include--

     -    hospitals;

     -    skilled nursing facilities;

     -    nursing homes;

     -    congregate care facilities; and

     -    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to--

     -    statutory and regulatory changes;

     -    retroactive rate adjustments;

     -    administrative rulings;

     -    policy interpretations;

     -    delays by fiscal intermediaries; and

     -    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including--

     -    federal and state licensing requirements;

     -    facility inspections;

     -    rate setting;

     -    reimbursement policies; and

     - laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     INDUSTRIAL PROPERTIES. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on--

     - location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

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

     - building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     - the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     WAREHOUSE, MINI-WAREHOUSE AND SELF-STORAGE FACILITIES. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-store property depends on--

     -    building design;

     -    location and visibility;

     -    tenant privacy;

     -    efficient access to the property;

     - proximity to potential users, including apartment complexes or commercial users;

     -    services provided at the property, such as security;

     -    age and appearance of the improvements; and

     -    quality of management.

     RESTAURANTS AND TAVERNS. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include--

     - competition from facilities having businesses similar to a particular restaurant or tavern;

     - perceptions by prospective customers of safety, convenience, services and attractiveness;

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

     -    the cost, quality and availability of food and beverage products;

     - negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     -    changes in demographics, consumer habits and traffic patterns;

     -    the ability to provide or contract for capable management; and

     - retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     -    segment;

     -    product;

     -    price;

     -    value;

     -    quality;

     -    service;

     -    convenience;

     -    location; and

     -    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     -    lower operating costs;

     -    more favorable locations;

     -    more effective marketing;

     -    more efficient operations; or

     -    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

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

     Factors affecting the success of a regionally- or nationally-known chain restaurant include--

     - actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2. require renovation, refurbishment, expansion or other expenditures;

     - the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     - the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE PARKS. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

     Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include--

     -    the number of comparable competing properties in the local market;

     -    the age, appearance and reputation of the property;

     -    the quality of management; and

     -    the types of facilities and services it provides.

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

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     -    multifamily rental properties;

     -    cooperatively-owned apartment buildings;

     -    condominium complexes; and

     -    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     RECREATIONAL AND RESORT PROPERTIES. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include--

     -    the location and appearance of the property;

     -    the appeal of the recreational activities offered;

     - the existence or construction of competing properties, whether are not they offer the same activities;

     - the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     -    geographic location and dependence on tourism;

     - changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     - seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     -    sensitivity to weather and climate changes; and

     -    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     ARENAS AND STADIUMS. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors--

     -    the appeal of the particular event;

     -    the cost of admission;

     - perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     - perceptions by prospective patrons of the safety of the surrounding area; and

     - the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     CHURCHES AND OTHER RELIGIOUS FACILITIES. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

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

     PARKING LOTS AND GARAGES. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include--

     -    the number of rentable parking spaces and rates charged;

     - the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     -    the amount of alternative parking spaces in the area;

     -    the availability of mass transit; and

     - the perceptions of the safety, convenience and services of the lot or garage.

     UNIMPROVED LAND. The value of unimproved land is largely a function of its potential use. This may depend on--

     -    its location;

     -    its size;

     -    the surrounding neighborhood; and

     -    local zoning laws.

     DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     -    the successful operation of the property; and

     - its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     - the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

     - the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     -    make the loan payments on the related mortgage loan;

     -    cover operating expenses; and

     -    fund capital improvements at any given time.

     Operating revenues of a nonowner-occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     -    some health care-related facilities;

     -    hotels and motels;

     -    recreational vehicle parks; and

     -    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     -    warehouses;

     -    retail stores;

     -    office buildings; and

     -    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from--

     -    increases in energy costs and labor costs;

     -    increases in interest rates and real estate tax rates; and

     -    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     - the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

     - the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

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

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     - the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

     - the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     - the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     - the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     - the income capitalization method, which takes into account the property's projected net cash flow; or

     -    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     - it is often difficult to find truly comparable properties that have recently been sold;

     - the replacement cost of a property may have little to do with its current market value; and

     - income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS. Each of the mortgage loans included in one of our trusts will have the following features--

     -    an original term to maturity of not more than approximately 40 years;
          and

     - scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

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     A mortgage loan included in one of our trusts may also include terms that--

     - provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     - provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     -    provide for no accrual of interest;

     - provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     - be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     -    permit the negative amortization or deferral of accrued interest;

     - permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     - prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts--

     - the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     - the type or types of property that provide security for repayment of the mortgage loans;

     - the earliest and latest origination date and maturity date of the mortgage loans;

     - the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     - loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     - the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     - if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     - information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     - debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

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     -    the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     -    more general information in the related prospectus supplement; and

     - specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage backed-securities underlying a series of offered certificates may include--

     - mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality; or

     - certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     - will have been registered under the Securities Act of 1933, as amended;

     -    will be exempt from the registration requirements of that Act;

     - will have been held for at least the holding period specified in Rule 144(k) under that Act; or

     - may otherwise be resold by us publicly without registration under that Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts--

     - the initial and outstanding principal amount(s) and type of the securities;

     - the original and remaining term(s) to stated maturity of the securities;

     - the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     -    the payment characteristics of the securities;

     - the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     -    a description of the related credit support, if any;

     -    the type of mortgage loans underlying the securities;

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

     - the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     - the terms and conditions for substituting mortgage loans backing the securities; and

     - the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for--

     - cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     -    other mortgage loans or mortgage-backed securities that--

          1. conform to the description of mortgage assets in this prospectus, and

          2. satisfy the criteria set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

     -    conform to the description of mortgage assets in this prospectus; and

     -    satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

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CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include--

     - the subordination or one or more other classes of certificates of the same series;

     -    a letter of credit;

     -    a surety bond;

     -    an insurance policy;

     -    a guarantee;

     -    a credit derivative; and/or

     -    a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include--

     -    interest rate exchange agreements;

     -    interest rate cap agreements;

     -    interest rate floor agreements;

     -    currency exchange agreements; or

     - other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     -    the price you paid for your offered certificates;

     -    the pass-through rate on your offered certificates; and

     -    the amount and timing of payments on your offered certificates.

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     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following--

     - the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     -    the dates on which any balloon payments are due; and

     - the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     - whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

     - when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

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

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     - be based on the principal balances of some or all of the mortgage assets in the related trust; or

     - equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     - payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

     - payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including--

     -    the availability of mortgage credit;

     - the relative economic vitality of the area in which the related real properties are located;

     -    the quality of management of the related real properties;

     -    the servicing of the mortgage loans;

     -    possible changes in tax laws; and

     -    other opportunities for investment.

In general, those factors that increase--

     - the attractiveness of selling or refinancing a commercial or multifamily property; or

     - the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     -    prepayment lock-out periods; and

     - requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

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

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes--

     -    to convert to a fixed rate loan and thereby lock in that rate; or

     - to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     -    realize its equity in the property;

     -    meet cash flow needs; or

     -    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     - the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

     -    the relative importance of those factors;

     - the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

     -    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     -    scheduled amortization; or

     -    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often

                                       56
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expressed as percentages of SPA. For example, a prepayment assumption of 100% of
SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     - the projected weighted average life of each class of those offered certificates with principal balances; and

     - the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     -    to refinance the loan; or

     -    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     -    the bankruptcy of the borrower; or

     - adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     NEGATIVE AMORTIZATION. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that--

     - limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     - provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

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     -    provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     FORECLOSURES AND PAYMENT PLANS. The weighted average life of and yield on your offered certificates will be affected by--

     - the number of foreclosures with respect to the underlying mortgage loans; and

     - the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following--

     - a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     - the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

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     ADDITIONAL CERTIFICATE AMORTIZATION. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     -    have the same series designation;

     -    were issued under the same Governing Document; and

     -    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     -    have the same class designation; and

     -    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive--

     - a stated principal amount, which will be represented by its principal balance;

     - interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     - payments of principal, with disproportionate, nominal or no payments of interest;

     - payments of interest, with disproportionate, nominal or no payments of principal;

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     -    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     - payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

          than the rate at which payments or other collections of principal are received on the related mortgage assets;

     - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     GENERAL. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify--

     -    the periodic payment date for that series; and

     - the record date as of which certificateholders entitled to payments on any particular payment date will be established.

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     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     - by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

     - by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     PAYMENTS OF INTEREST. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of--

     -    a 360-day year consisting of twelve 30-day months;

     - the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

     - the actual number of days elapsed during each relevant period in a normal calendar year; or

     -    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

     - based on the principal balances of some or all of the related mortgage assets; or

     - equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

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     PAYMENTS OF PRINCIPAL. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     -    payments of principal actually made to the holders of that class; and

     - if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made as described in the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows--

     - by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     -    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

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ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     - delinquent payments of principal and/or interest, other than balloon payments;

     -    property protection expenses;

     -    other servicing expenses; or

     -    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     - subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

     - any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     - periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

     - at any other times and from any other sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     - the payments made on that payment date with respect to the applicable class of offered certificates; and

     -    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     -    that calendar year; or

     - the applicable portion of that calendar year during which the person was a certificateholder.

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

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     - with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment"; or

     - as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following--

     - the final payment or other liquidation of the last mortgage asset in that trust; and

     - the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

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BOOK-ENTRY REGISTRATION

     GENERAL. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG.  DTC is--

     -    a limited-purpose trust company organized under the New York Banking
          Law;

     -    a "banking corporation" within the meaning of the New York Banking
          Law;

     -    a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 32 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance

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accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     HOLDING AND TRANSFERRING BOOK-ENTRY CERTIFICATES. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream, Luxembourg on the same day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

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     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     - governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

     - the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     ISSUANCE OF DEFINITIVE CERTIFICATES. Unless we specify otherwise in the related prospectus supplement, beneficial owners of offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

     - we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     - we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

     Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those

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assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage Securities Corp."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including--

     -    in the case of a mortgage loan--

          1.   the address of the related real property,

          2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

          3.   the remaining term to maturity,

          4. the remaining amortization term if that mortgage loan is a balloon loan, and

          5.   the outstanding principal balance; and

     -    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

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REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things--

     - with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

     -    that the unaffiliated seller had good title to each mortgage loan;

     - with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions and other permitted encumbrances, unless otherwise specified in the related prospectus supplement;

     - that, to the unaffiliated seller's knowledge, there were no delinquent tax or assessment liens against the mortgaged property; and

     - that each mortgage loan was current as to all required debt service payments (unless otherwise specified in the related prospectus supplement).

     The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

     Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

     Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.

     If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely

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affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us.

     The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

     Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

     Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will--

     - have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

     - have a per annum interest rate not less than, and not more than 1% greater than, the per annum interest rate of the removed mortgage loan;

     - have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

     - comply with all the representations and warranties set forth in the Governing Document as of the date of substitution.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that--

     - those procedures are consistent with the terms of the related Governing Document; and

     - they do not impair recovery under any instrument of credit support included in the related trust.

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     Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including--

     - maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     -    ensuring that the related properties are properly insured;

     -    attempting to collect delinquent payments;

     -    supervising foreclosures;

     -    negotiating modifications;

     - responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     - protecting the interests of certificateholders with respect to senior lienholders;

     - conducting inspections of the related real properties on a periodic or other basis;

     - collecting and evaluating financial statements for the related real properties;

     - managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     -    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of--

     - mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     -    mortgage loans as to which there is a material non-monetary default;

     -    mortgage loans as to which the related borrower has--

          1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

          2. become the subject of a decree or order for such a proceeding which has remained in force, undischarged or unstayed for a specified number of days; and

     - real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

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     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

     -    make the initial determination of appropriate action;

     -    evaluate the success of corrective action;

     -    develop additional initiatives;

     -    institute foreclosure proceedings and actually foreclose; or

     - accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     -    performing property inspections; and

     -    collecting and evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     -    continuing to receive payments on the mortgage loan;

     -    making calculations with respect to the mortgage loan; and

     - making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master

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servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     - that mortgage-backed security will be registered in the name of the related trustee or its designee;

     - the related trustee will receive payments on that mortgage-backed security; and

     - subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     - the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

     - a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     - willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

     -    reckless disregard of those obligations and duties.

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     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any claim or legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense--

     - specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     - incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     - incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless--

     - the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     -    either--

          1. that party is specifically required to bear the expense of the action, or

          2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     - into which we or any related master servicer, special servicer or manager may be merged or consolidated;

     - resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party; or

     - succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

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AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons--

     1.   to cure any ambiguity;

     2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or to correct any error;

     3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to maintain a rating or ratings assigned to a series of certificates.

     Further, the Governing Document may also provide that the parties to the Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

     The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

     The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing Document.

     However, no amendment of the Governing Document for any series of offered certificates covered solely by clause 3. of the first paragraph of this "--Amendment" section, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are materially affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     - reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

     - adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

     - modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     - alter the servicing standard set forth in the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related

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Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning minimum capital and surplus.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     - make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

     - be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

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                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following--

     - the subordination of one or more other classes of certificates of the same series;

     - the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     -    the establishment of one or more reserve funds; or

     -    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following--

     -    the nature and amount of coverage under that credit support;

     -    any conditions to payment not otherwise described in this prospectus;

     - any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     -    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on

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subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

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CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     -    the terms of the mortgage;

     - the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

     -    the knowledge of the parties to the mortgage; and

     - in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     - a mortgagor, who is the owner of the encumbered interest in the real property; and

     -    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

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     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     -    the trustor, who is the equivalent of a mortgagor;

     -    the trustee to whom the real property is conveyed; and

     - the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by--

     -    the express provisions of the related instrument;

     -    the law of the state in which the real property is located;

     -    various federal laws; and

     -    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real

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estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     -    without a hearing or the lender's consent; or

     - unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. The two primary methods of foreclosing a mortgage are--

     -    judicial foreclosure, involving court proceedings; and

     - nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

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     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     - all parties having a subordinate interest of record in the real property; and

     - all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF PARTICULAR PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may--

     - alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     - require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     - require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     - limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     -    upheld the reasonableness of the notice provisions; or

     - found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

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     NONJUDICIAL FORECLOSURE/POWER OF SALE. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     - a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and

     - notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     -    record a notice of default and notice of sale; and

     - send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     - the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and

     - the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     RIGHTS OF REDEMPTION. The purposes of a foreclosure action are--

     -    to enable the lender to realize upon its security; and

     - to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

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     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     ANTI-DEFICIENCY LEGISLATION. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     LEASEHOLD CONSIDERATIONS. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease--

     - requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     - permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     - contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     COOPERATIVE SHARES. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement

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between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     - reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     - reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     -    extend or shorten the term to maturity of the loan;

     - permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     - permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

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     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     -    past due rent;

     -    accelerated rent;

     -    damages; or

     - a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

     -    assume the lease and either retain it or assign it to a third party;
          or

     -    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to--

     - the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

     - unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     SUPERLIEN LAWS. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

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     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     - it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

     - assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     OTHER FEDERAL AND STATE LAWS. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     - impose liability for releases of or exposure to asbestos-containing materials; and

     - provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     ADDITIONAL CONSIDERATIONS. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

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     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows--

     - FIRST, to the payment of court costs and fees in connection with the foreclosure;

     -    SECOND, to real estate taxes;

     - THIRD, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     - LAST, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior liens.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks--

     - the borrower may have difficulty servicing and repaying multiple loans;

     - if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     - acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     - if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     - the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

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DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

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FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     - its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     - the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be Cadwalader, Wickersham & Taft LLP, Sidley Austin Brown & Wood llp, or Orrick, Herrington & Sutcliffe (as provided in the related prospectus supplement).

     This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code". It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

     -    banks;

     -    insurance companies; and

     -    foreign investors.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     - given with respect to events that have occurred at the time the advice is rendered; and

     -    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

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     The following discussion addresses securities of two general types--

     - "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Code; and

     - "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     GENERAL. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

     - the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

     - those offered certificates of that series will be considered to evidence ownership of--

          1.   REMIC "regular interests", or

          2.   REMIC "residual interests".

     We refer in this discussion to--

     - certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

     - certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

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     QUALIFICATION AS A REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a DE MINIMIS portion of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The "Startup Day" for the purposes of this discussion is the date of issuance of the REMIC certificates. The REMIC Regulations provide a safe harbor pursuant to which the DE MINIMIS requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a DE MINIMIS amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and "--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

     -    whole mortgage loans, such as the mortgage loans;

     - certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain mortgage backed securities;

     - regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

     - loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:

          1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

          2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either--

     - in exchange for any qualified mortgage within a three-month period thereafter; or

     - in exchange for a "defective obligation" within a two-year period thereafter.

A "defective obligation" includes--

     - a mortgage in default or as to which default is reasonably foreseeable;

     - a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

     -    a mortgage that was fraudulently procured by the mortgagor; and

     - a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

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     Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

     -    one or more classes of regular interests; or

     - a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

     -    a fixed number of basis points;

     -    a fixed percentage of the total interest; or

     - a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

     The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made PRO RATA.

     CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust; and

     - "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

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     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be--

     - "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC; and

     - "permitted assets" under Section 860L(c)(1)(G) of the Code for a financial asset securitization investment trust or "FASIT".

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

     TIERED REMIC STRUCTURES. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

     - whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code;

     - whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

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     -    whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

     TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

     GENERAL. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     ORIGINAL ISSUE DISCOUNT. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

     The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

     -    a single fixed rate;

     -    a qualified floating rate;

     -    an objective rate;

     - a combination of a single fixed rate and one or more qualified floating rates;

     - a combination of a single fixed rate and one qualified inverse floating rate; or

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     -    a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

     - the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

     -    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a DE MINIMIS amount, other than DE MINIMIS original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     -    the total amount of the DE MINIMIS original issue discount, and

     -    a fraction--

          1. the numerator of which is the amount of the principal payment, and

          2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

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     The Treasury regulations also would permit you to elect to accrue DE
MINIMIS original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a DE MINIMIS amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day immediately preceding the following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

     -    the sum of--

          1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over

     - the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is--

     -    the issue price of the certificate; increased by

     - the aggregate amount of original issue discount previously accrued on the certificate; reduced by

     - the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

     - assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     - using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     - taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

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     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     - the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

     - the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations".

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     MARKET DISCOUNT. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     - in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

     - in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a DE MINIMIS amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including DE MINIMIS market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include market discount in income currently with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

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     However, market discount with respect to a REMIC regular certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

     -    on the basis of a constant yield method;

     - in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

     - in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     PREMIUM. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

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     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     -    the purchase price paid for your certificate; and

     - the payments remaining to be made on your certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     REALIZED LOSSES. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     - you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless; and

     -    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES.

     GENERAL. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior

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holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     - other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

     -    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to--

     -    "excess inclusions";

     -    residual interests without "significant value"; and

     -    "noneconomic" residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

     TAXABLE INCOME OF THE REMIC. The taxable income of a REMIC will equal--

     -    the income from the mortgage loans and other assets of the REMIC; plus

     - any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

     -    the following items--

          1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

          2. amortization of any premium on the mortgage loans held by the REMIC,

          3. bad debt losses with respect to the mortgage loans held by the REMIC, and

          4. except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue

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Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the DE MINIMIS rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the DE MINIMIS rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC residual certificate will be equal to--

     -    the amount paid for that REMIC residual certificate; increased by

     - amounts included in the income of the holder of that REMIC residual certificate; and decreased, but not below zero, by

     - distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward

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indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these distributions, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

     -    through distributions;

     -    through the deduction of any net losses of the REMIC; or

     - upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder, see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis if the certificate would have been in the hands of an original holder.

     Regulations have been proposed addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

     If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations, and consequently these rules may govern the treatment of any inducement fee received in connection with the purchase of REMIC residual certificates. Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these proposed regulations.

     EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

     - the daily portions of REMIC taxable income allocable to that certificate; over

     - the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

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     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

     -    the issue price of the certificate; increased by

     - the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

     - any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions--

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     - will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

     - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax--

     - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

     - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

     -    regulated investment companies;

     -    common trust funds; and

     -    certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

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     NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

     - the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

     - the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

     - from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

     - from the prospective transferee, providing certain representations as to its financial condition and providing a representation that it understands that, as the holder of the noneconomic interest, the transferee may incur tax liabilities in excess of cash flows generated by the residual interest and the transferee intends to pay the taxes associated with the residual interest as they become due; and

     - from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future; and

     - from the prospective transferee, stating that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the REMIC residual certificate, is, in fact, not transferred to such permanent establishment or fixed base.

     In addition, the Treasury has issued final regulations, which require that one of the following two tests be satisfied in order to obtain safe harbor protection from possible disregard of a transfer of a REMIC residual certificate:

     - the present value of the anticipated tax liabilities associated with holding the REMIC residual interest were less than or equal to the sum of--

          1. the present value of any consideration given to the transferee to acquire the interest;

          2. the present value of the expected future distributions on the interest; and

          3. the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest corporate rate of tax (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Present values would be computed using a discount rate equal to a short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

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

     -    1.   the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

          2. the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer; and

          3. the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC residual interest will not be paid by the transferee.

Unless otherwise stated in the related prospectus supplement, the Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of the safe harbor, unless the transferor waives the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

     See "--REMICs --Taxation of Owners of REMIC Residual
Certificates--Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that have any non-United States persons as partners.

     MARK-TO-MARKET RULES. Regulations under Section 475 of the Code provide a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

     FOREIGNERS MAY NOT HOLD REMIC RESIDUAL CERTIFICATES. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that have any non-United States persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

     PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

     -    an individual;

     -    an estate or trust; or

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     -    a pass-through entity beneficially owned by one or more individuals, estates or trusts, then--

     - an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

     - the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

     - 3% of the excess, if any, of adjusted gross income over a statutory inflation-adjusted amount, or;

     - 80% of the amount of itemized deductions otherwise allowable for such year.

Such limitations will be phased out beginning in 2006 and eliminated in 2009.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     -    an individual,

     -    an estate or trust, or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

     no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     SALES OF REMIC CERTIFICATES. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

     -    the cost of the certificate to that certificateholder; increased by

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     -    income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

     - payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     The Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

     - the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

     - the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Holders that recognize a loss on a sale or exchange of a REMIC regular certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale, the seller of that certificate--

     -    reacquires that same REMIC residual certificate;

     -    acquires any other residual interest in a REMIC; or

     - acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     PROHIBITED TRANSACTIONS TAX AND OTHER TAXES. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

     -    the disposition of a non-defaulted mortgage loan,

     - the receipt of income from a source other than a mortgage loan or certain other permitted investments,

     -    the receipt of compensation for services, or

     - the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

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     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     -    the person has sufficient assets to do so; and

     - the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

     - the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

     - the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

     -    events that have occurred up to the time of the transfer;

     -    the prepayment assumption; and

     - any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

     - the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

     - as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

     - the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

     -    the highest marginal federal income tax rate imposed on corporations.

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     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

     - the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

     - a statement under penalties of perjury that the record holder is not a disqualified organization.

     If an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     For these purposes, a "disqualified organization" means--

     -    the United States;

     -    any State or political subdivision thereof;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     -    certain other entities described in Section 860E(e)(6) of the Code.

     For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

     In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

     - the residual interests in the entity are not held by disqualified organizations; and

     - the information necessary for the application of the tax described herein will be made available.

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     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     TERMINATION. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     -    income;

     -    deductions;

     -    gains;

     -    losses; and

     -    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     -    corporations;

     -    trusts;

     -    securities dealers; and

     -    certain other non-individuals,

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will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

     - 30 days after the end of the quarter for which the information was requested; or

     -    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     -    income;

     -    excess inclusions;

     -    investment expenses; and

     -    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

     BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of these payments--

     - fail to furnish to the payor certain information, including their taxpayer identification numbers; or

     -    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     FOREIGN INVESTORS IN REMIC CERTIFICATES. A holder of an offered certificate that is--

     -    a foreign person; and

     - not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.

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     For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     -    owns 10% or more of one or more underlying mortgagors; or

     - if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

     -    foreign persons, or

     - United States persons, if classified as a partnership under the Code, unless all of their beneficial owners are United States persons.

GRANTOR TRUSTS

     CLASSIFICATION OF GRANTOR TRUSTS. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

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     For purposes of the following discussion--

     - A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

     - A grantor trust certificate representing ownership of all or a portion of the difference between--

          1. interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of--

               -    normal administration fees, and

               - interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

          will be referred to as a "grantor trust strip certificate". A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

     GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

     - "loans...secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

     - "obligation[s] (including any participation or certificate of beneficial ownership therein) which... [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code;

     -    "permitted assets" within the meaning of Section 860L(c) of the Code;
          and

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     GRANTOR TRUST STRIP CERTIFICATES. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     - consisting of mortgage loans that are "loans... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;

     - consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

     - the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

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     The grantor trust strip certificates will be--

     - "obligation[s] (including any participation or certificate of beneficial ownership therein) which... [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and

     - in general, "permitted assets" within the meaning of Section 860L(c) of the Code.

     TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES.

     GENERAL. Holders of a particular series of grantor trust fractional interest certificates generally--

     - will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     - will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

     - a class of grantor trust strip certificates is issued as part of the same series; or

     - we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

     -    a master servicer;

     -    a special servicer;

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     -    any sub-servicer; or

     -    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

     -    the treatment of certain stripped bonds as market discount bonds; and

     -    DE MINIMIS market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest".

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

     -    the sum of all payments to be made on that certificate;

     -    other than qualified stated interest, if any; and

     - the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

     - the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

     - the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield

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

under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     - there is no original issue discount or only a DE MINIMIS amount of original issue discount; or

     - the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

     -    0.25% of the stated redemption price; and

     -    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a DE MINIMIS amount will be included in income in the same manner as DE MINIMIS original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

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     IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between--

     -    the stated redemption price of the mortgage loans; and

     -    their issue price.

     For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be DE MINIMIS will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of--

     - the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     - the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

     -    the issue price of the mortgage loan; increased by

     - the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by

     - the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

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     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     MARKET DISCOUNT. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     - in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

     - in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a DE MINIMIS amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be DE MINIMIS and, if so, will be includible in income under DE MINIMIS rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election

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has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

     - be allocated among the payments of stated redemption price on the mortgage loan; and

     - be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in
Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

     -    the price paid for that grantor trust strip certificate by you; and

     - the projected payments remaining to be made thereon at the time of the purchase; plus

     - an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent your basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" above.

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     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

     - the prepayment assumption we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

     - the amount realized on the sale or exchange of a grantor trust certificate; and

     -    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal--

     -    its cost; increased by

     - any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

     -    any and all--

          1.   previously reported losses,

          2.   amortized premium, and

          3.   payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the

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Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Holders that recognize a loss on a sale or exchange of a grantor trust certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     GRANTOR TRUST REPORTING. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

     - the amount of servicing compensation received by a master servicer or special servicer; and

     - all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 30, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in widely held fixed investment trusts similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity that is a United States person and is classified as a trust under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to--

     -    a custodian of a person's account;

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     -    a nominee; and

     -    a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

     BACKUP WITHHOLDING. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     FOREIGN INVESTORS. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     Title I of ERISA and Section 4975 of the Code impose various requirements on--

     -    Plans; and

     -    persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans, are not subject to ERISA requirements. However, these plans may be subject to provisions of other applicable federal and state law that are materially similar to the provisions of ERISA and the Code. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including--

     -    investment prudence and diversification; and

     -    compliance with the investing Plan's governing the documents.

     Section 406 of ERISA and Section 4975 of the Code also prohibit a broad range of transactions involving the assets of a Plan and a Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists.

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     The types of transactions between Plans and Parties in Interest that are prohibited include--

     -    sales, exchanges or leases of property;

     -    loans or other extensions of credit; and

     -    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception occurs when the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons--

     - those with discretionary authority or control over the assets of the entity;

     - those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

     - those who are affiliates of the persons described in the preceding two bullets.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     - has discretionary authority or control over the management or disposition of the assets of that Plan; or

     - provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgages and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     -    deemed to be a fiduciary with respect to the investing Plan; and

     -    subject to the fiduciary responsibility provisions of ERISA.

     In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

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     The Plan Asset Regulations provide that where a Plan purchases a
"guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae, or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Credit Suisse First Boston LLC will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 89-90 to a predecessor in interest to Credit Suisse First Boston LLC. Subject to the satisfaction of the conditions specified in that exemption, as amended, including by PTE 97-34, PTE 2000-58 and PTE 2002-41, PTE 89-90 generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, various transactions relating to, among other things--

     - the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts; and

     - the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Credit Suisse First Boston LLC or any person affiliated with Credit Suisse First Boston LLC, such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 89-90 or other similar exemption is or may be available with respect to any offered certificates underwritten by Credit Suisse First Boston LLC or other underwriters.

INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Code for transactions involving an insurance company general account. This relief is in addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of certain classes of offered certificates by an insurance company general account.

     Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA and PTCE 95-60.

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

CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should--

     -    consider your general fiduciary obligations under ERISA; and

     -    consult with your legal counsel as to--

          1. the potential applicability of ERISA and the Code to investment, and

          2. the availability of any prohibited transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code.

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of SMMEA. Mortgage related securities are legal investments for entities--

     - that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico; and

     -    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they--

     - were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

     - evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

     Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation. A number of states enacted laws limiting the authority of certain entities, particularly insurance companies, to invest in "mortgage related securities."

     Effective December 31, 1996, the definition of "mortgage related security" was modified to include among the types of loans to which the securities may relate, loans secured by first liens on "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state may enact legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws. However, any limiting legislation cannot affect the validity of a contract to purchase, hold or invest in, or require the sale or disposition of, mortgage related securities, if the contract or purchase predated that legislation.

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

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows--

     - federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities;

     -    federal credit unions may invest in mortgage related securities; and

     - national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. Section 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     The OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus but subject to compliance with general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, "Type IV securities," which are defined in 12 C.F.R. Section 1.2(1) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined in that rule, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. Section 703.140.

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction) and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     There may be other restrictions, by way of statute, rule, regulation, order, guideline, policy statement, agreement or otherwise, on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. Except as to the status of some classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

     - the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     - if applicable, SMMEA has been overridden in a State whose laws govern your investments.

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                              PLAN OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows--

     - by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters which may include one of our affiliate corporations, Credit Suisse First Boston LLC, as specified in the related prospectus supplement;

     -    by placements by us with institutional investors through dealers; and

     -    by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     - the obligations of the underwriters will be subject to various conditions precedent;

     - the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     - in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

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

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     -    Cadwalader, Wickersham & Taft LLP;

     -    Sidley Austin Brown & Wood LLP; or

     -    Orrick, Herrington & Sutcliffe LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     -    whether the price paid for those certificates is fair;

     - whether those certificates are a suitable investment for any particular investor;

     -    the tax attributes of those certificates or of the related trust;

     - the yield to maturity or, if they have principal balances, the average life of those certificates;

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     - the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     - whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     - the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

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     -    if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

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                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMITTEE REPORT" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-scheduled principal balance of a pool of mortgage loans for the life of those loans.

     "DISQUALIFIED ORGANIZATION" means--

     -    the United States;

     -    any State or political subdivision of the United States;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     "ELECTING LARGE PARTNERSHIP" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EUROCLEAR OPERATOR" means Euroclear Bank, Brussels, Belgium office, as operator of the Euroclear System.

     "EUROCLEAR TERMS AND CONDITIONS" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "FANNIE MAE" means the Federal National Mortgage Association.

     "FARMER MAC" means the Federal Agricultural Mortgage Corporation.

     "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Code.

     "FDIC" means the Federal Deposit Insurance Corporation.

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     "FINANCIAL INTERMEDIARY" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "FREDDIE MAC" means the Federal Home Loan Mortgage Corporation.

     "GINNIE MAE" means the Government National Mortgage Association.

     "GOVERNING DOCUMENT" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "IRS" means the Internal Revenue Service.

     "LENDER LIABILITY ACT" means the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

     "NET INCOME FROM FORECLOSURE PROPERTY" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

     "PASS-THROUGH ENTITY" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     - other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "PLAN" means any retirement plan or other employee benefit plan, arrangement or account that is subject to the fiduciary responsibility provisions of the ERISA or Section 4975 of the Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA relating to what constitutes assets of a Plan.

     "PTCE" means a prohibited transaction class exemption issued by the U.S. Department of Labor.

     "PTE" means a prohibited transaction exemption issued by the U.S. Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Code.

     "RELIEF ACT" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

     "SEC" means the Securities and Exchange Commission.

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     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. PERSON" means--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.


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     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CSFB 2003-C5.XLS." The spreadsheet file "CSFB 2003-C5.XLS" is a Microsoft Excel(1), Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Underlying Mortgage Loans" in, and on Exhibits A-1 and A-2 to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

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(1)      Microsoft Excel is a registered trademark of Microsoft Corporation.